UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-K

ANNUAL REPORT PURSUANT TO REGULATION A

For the fiscal year ended:

December 31, 2025

RSE COLLECTION, LLC
(Exact name of issuer as specified in its charter)

Delaware	37-1835270
State of other jurisdiction of incorporation or Organization	(I.R.S. Employer Identification No.)

433 BROADWAY, STE 215, NEW YORK, NY 10013

(Full mailing address of principal executive offices)

(201) 564-0493
(Issuer’s telephone number, including area code)

www.rallyrd.com
(Issuer’s website)

 Series #69BM1 membership interests; Series #55PS1 membership interests; Series #83FB1 membership interests;  Series #93XJ1 membership interests;  Series #91MV1 membership interests;  Series #92LD1 membership interests;  Series #94DV1 membership interests; Series #72MC1 membership interests;  Series #11BM1 membership interests;  Series #63CC1 membership interests;  Series #75RA1 membership interests;  Series #65AG1 membership interests;  Series #61JE1 membership interests;  Series #65FM1 membership interests;  Series #99SS1 membership interests;  Series #94FS1 membership interests;  Series #61MG1 membership interests;  Series #92CC1 membership interests;  Series #MEEB11275 membership interests;  Series #82TAYLOR membership interests; Series #HOLMES membership interests;  Series #HULK180 membership interests;  Series #05JAYZ membership interests;  Series #JUSTINIAN membership interests;  Series #67ICEBOWL membership interests;  Series #DKCOUNTRY membership interests;  Series #FALCON membership interests;  Series #MARIOWRLD membership interests;  Series #82AV1 membership interests;  Series #SUPERBWL1 membership interests;  Series #MEEB7985 membership interests;  Series BONDWATCH membership interests;  Series #MAYC857 membership interests;  Series #PUNK2981 membership interests;  Series #WOW2221 membership interests;  Series #NIKON1 membership interests;  Series #LOTF membership interests; Series #DOOD6778 membership interests;  Series #BAKC7820 membership interests;  Series #NBAJAM membership interests;  Series #SANDBOX1 membership interests;  Series #WOW6586 membership interests;  Series #AZUKI6704 membership interests;  Series #58PELE4 membership interests;  Series #OBAMABALL membership interests;  Series #BART membership interests;  Series #HOMER membership interests;  Series #SI1 membership interests; Series #GOLD1 membership interests;  Series #VERSTAPP1 membership interests;  Series #96TIGER membership interests;  Series #88ZELDA membership interests;  Series #STARWARS3 membership interests;  Series #YEEZY membership interests; Series #MAYC9114 membership interests; Series #VFRNDS1 membership interests;  Series #MBIRD2754 membership interests;  Series #VEEFRND1 membership interests;  Series

#TREASURE membership interests;  Series #KENNERSET membership interests;  Series #LEDZEPP1 membership interests;  Series #VEEVIPER membership interests; Series #BEEPLE1 membership interests; Series #WARHOL1 membership interests; Series #GAMEBOY membership interests; Series #CROESUS membership interests; Series #SACHS1 membership interests; Series #32RUTH membership interests; Series #ELON1 membership interests; Series #105.ETH membership interests; Series #R2D2 membership interests; Series #VADER membership interests; Series #WARHOL2 membership interests; Series #JEKYLL membership interests; Series #BUFFET1 membership interests; Series #DRACULA10 membership interests; Series #PAPPY1 membership interests; Series #1857COIN membership interests; Series #ANDYPELE membership interests; Series #BOBAFETTmembership interests; Series #ELVIS membership interests; Series #GBOYCOLOR membership interests; Series #JETFIRE membership interests; Series #POPEBALL membership interests; Series #RABBIT membership interests; Series #GRATEFUL1 membership interests; Series #BOBAPROTO membership interests; Series #ARSHAM1 membership interests; Series #SCARFACE membership interests; Series #ARSHAM2 membership interests; Series #LEBRON membership interests; Series #94VTTT membership interests; Series #52MANTLE membership interests; Series #71MAYS membership interests; Series #RLEXPEPSI membership interests; Series #TWOCITIES membership interests; Series #FROST membership interests; Series #SMURF membership interests; Series #HONUS membership interests; Series #75ALI membership interests; Series #BIRKINBOR membership interests; Series #SPIDER1 membership interests; Series #BATMAN3 membership interests; Series #ROOSEVELT membership interests; Series #ULYSSES membership interests; Series #56MANTLE membership interests; Series #AGHOWL membership interests; Series #18ZION membership interests; Series #SNOOPY membership interests; Series #APOLLO11 membership interests; Series #YOKO membership interests; Series #HIMALAYA membership interests; Series #55CLEMENTE membership interests; Series #BOND1 membership interests; Series #LOTR membership interests; Series #CATCHER membership interests; Series #SUPER21 membership interests; Series #GMTBLACK1 membership interests; Series #BIRKINTAN membership interests; Series #61JFK membership interests; Series #LINCOLN membership interests; Series #STARWARS1 membership interests; Series #56TEDWILL membership interests; Series #68MAYS membership interests; Series #CAPTAIN3 membership interests; Series #CHURCHILL membership interests; Series #SHKSPR4 membership interests; Series #03JORDAN membership interests; Series #39TEDWILL membership interests; Series #94JETER membership interests; Series #2020TOPPS membership interests; Series #86RICE membership interests; Series #05LATOUR membership interests; Series #16SCREAG membership interests; Series #14DRC membership interests; Series #57MANTLE membership interests; Series #SOBLACK membership interests; Series #GATSBY membership interests; Series #93DAYTONA membership interests; Series #09TROUT membership interests; Series #57STARR membership interests; Series #03KOBE2 membership interests; Series #SPIDER10 membership interests; Series #ALICE membership interests; Series #16PETRUS membership interests; Series #62MANTLE membership interests; Series #BATMAN6 membership interests; Series #79STELLA membership interests; Series #TKAM membership interests; Series #DIMAGGIO2 membership interests; Series #13BEAUX membership interests; Series #ANMLFARM membership interests; Series #00BRADY membership interests; Series #85NES membership interests; Series #04LEBRON membership interests; Series #69KAREEM membership interests; Series #59JFK membership interests; Series #GRAPES membership interests; Series #GOLDENEYE membership interests; Series #03LEBRON2 membership interests; Series #06BRM membership interests; Series #MOONSHOE membership interests; Series #DUNE membership interests; Series #WILDGUN membership interests; Series #03TACHE membership interests; Series #AVENGE57 membership interests; Series #99TMB2 membership interests; Series #13GIANNIS membership interests; Series #70AARON membership interests; Series #ICECLIMB membership interests; Series #01TIGER membership interests; Series #JUNGLEBOX membership interests; Series #09COBB membership interests; Series #96JORDAN2 membership interests; Series #FOSSILBOX membership interests; Series #59FLASH membership interests; Series #POKEBLUE membership interests; Series #DOMINOS membership interests; Series #PICNIC membership interests; Series #98GTA membership interests; Series #09CURRY membership interests; Series #09BEAUX membership interests; Series #KEROUAC membership interests; Series #62BOND membership interests; Series #71TOPPS membership interests; Series #DEATON membership interests; Series #98ZELDA membership interests; Series #03JORDAN2 membership interests; Series #91JORDAN membership interests; Series #MOSASAUR membership interests; Series #03LEBRON3 membership interests; Series #95TOPSUN membership interests; Series #OPEECHEE membership interests; Series #59BOND membership interests; Series #09TROUT2 membership interests; Series #ROCKETBOX membership interests; Series #94JORDAN membership interests; Series #85MJPROMO membership interests; Series #76PAYTON membership interests; Series #11BELAIR membership interests; Series #FANFOUR5 membership interests; Series #18LUKA membership interests; Series #MARADONA membership interests; Series #96KOBE membership interests; Series #POKEYELOW membership interests; Series #VANHALEN membership interests; Series #81MONTANA membership interests; Series #GYMBOX membership interests; Series #87JORDAN membership interests; Series #00MOUTON membership interests; Series #APPLE1 membership interests; Series #POKEMON2 membership interests; Series #GWLOTTO membership interests; Series #NICKLAUS1 membership interests; Series #85LEMIEUX membership interests; Series #SMB3 membership interests; Series #RIVIERA membership interests; Series #HUCKFINN membership interests; Series #56AARON membership interests; Series #WZRDOFOZ membership interests; Series #NEWTON membership interests; Series #POKERED membership interests; Series #WALDEN membership interests; Series #07DURANT membership interests; Series #AC23 membership interests; Series #TORNEK membership interests; Series #60ALI membership interests; Series #DIMAGGIO3 membership interests; Series #09CURRY2 membership interests; Series #80ALI membership interests; Series #58PELE3 membership interests; Series #BATMAN2 membership interests; Series #85ERVING membership interests; Series #FLASH123 membership interests; Series #85GPK membership interests; Series #HGWELLS membership interests; Series #SANTANA membership interests; Series #CONGRESS membership interests; Series #66ORR membership interests; Series #01TIGER2 membership interests; Series #GRIFFEYJR membership interests; Series #87ZELDA membership interests; Series #01HALO membership interests; Series #EINSTEIN2 membership interests; Series #86JORDAN2 membership interests; Series #97KOBE membership interests; Series #XMEN94 membership interests; Series #TOPPSTRIO membership interests; Series #81BIRD membership interests; Series #THEROCK membership interests; Series #09RBLEROY membership interests; Series #METEORITE membership interests; Series #04MESSI2 membership interests; Series #XLXMEN1 membership interests; Series #03LEBRON5 membership interests; Series #SLASH membership interests; Series #89TMNT membership interests; Series #00BRADY2 membership interests; Series #NESWWF membership interests; Series #PUNK9670 membership interests; Series #18ALLEN membership interests; Series #CASTLEII membership interests; Series #BAYC601 membership interests; Series #60MANTLE membership interests; Series #PUNK8103 membership interests; Series #GHOST1 membership interests; Series #KIRBY membership interests; Series #BROSGRIMM membership interests; Series #MARX membership interests; Series #MEEB15511 membership interests; Series #90BATMAN membership interests; Series #09HARDEN membership interests; Series #SIMPSONS1 membership interests; Series #SPIDER129 membership interests; Series #93JETER membership interests; Series #NESDK3 membership interests; Series #CURIO10 membership interests; Series #WILDTHING membership interests; Series #1776 membership interests; Series #MACALLAN1 membership interests; Series #98JORDAN2 membership interests; Series #BAYC9159 membership interests; Series #FANTASY7 membership interests; Series #SURFER4 membership interests; Series #WILT100 membership interests; Series #PENGUIN membership interests; Series #KARUIZAWA membership interests; Series #KOMBAT membership interests; Series #APPLELISA membership interests; Series #98MANNING membership interests; Series #GIJOE membership interests; Series #BEATLES1 membership interests; Series #SQUIG5847 membership interests; Series #PACQUIAO membership interests; Series #83JOBS membership interests; Series #BATMAN181 membership interests;  Series #PUNK5883 membership interests; Series #POPEYE membership interests; Series #SMB2 membership interests; Series #OBIWAN membership interests; Series #HAMILTON1 membership interests; Series #GIANNIS2 membership interests; Series #03SERENA membership interests; Series #86BONDS membership interests; Series #MOBYDICK membership interests; Series #BAYC4612 membership interests; Series #FORTNTIE membership interests; Series #IROBOT membership interests; Series #05RODGERS membership interests; Series #18OSAKA membership interests; Series #LEICAGOLDmembership interests; Series #IOMMI membership interests; Series #MARIO64 membership interests: Series #MARIO64 membership interests; Series #GWTW membership interests; Series #NEWWORLD membership interests; Series #JAWA membership interests; Series #GWLETTER membership interests; Series #MARIOKART membership interests; Series #96KOBE2 membership interests; Series #BAYC8827 membership interests; Series #SHOWCASE4 membership interests; Series #MACALLAN2 membership interests; Series #DOOD6921 membership interests; Series #92TIGER membership interests; Series #HIRST1 membership interests; Series #BRADBURY membership interests; Series #BEATLES2 membership interests; Series #SKYWALKER membership interests; Series #85GPK2 membership interests; Series #GRIFFEY2 membership interests; Series #29HAALAND membership interests; Series #MEGALODON membership interests; Series #KELLER membership interests; Series #GODFATHER membership interests; Series

#MAYC5750 membership interests; Series #SUPREMEPB membership interests; Series #MJTICKET membership interests; Series #COOLCAT membership interests; Series #BLASTOISE membership interests; Series #MACALLAN3 membership interests; Series #SUPERMAN6 membership interests; Series #MOONPASS membership interests; Series #90FANTASY membership interests

(Securities issued pursuant to Regulation A)

TABLE OF CONTENTS

RSE COLLECTION, LLC

SECTIONPAGE

MASTER SERIES TABLE6

ITEM 1. DESCRIPTION OF BUSINESS87

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION95

ITEM 3. DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES47

ITEM 4. SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS112

ITEM 5. RELATED PARTY TRANSACTIONS58

ITEM 6. OTHER SIGNIFICANT INFORMATION133

ITEM 7.  FINANCIAL STATEMENTSF-1

EXHIBIT INDEXIII-1

In this Annual Report on Form 1-K (the “Form 1-K”), references to “we,” “us,” “our,” “RSE Collection,” or the “Company” mean RSE Collection, LLC, a Delaware series limited liability company formed on August 24, 2016. Terms that are capitalized but not defined herein shall have the meanings given to them in the Company’s Offering Statement on Form 1-A as filed with the U.S. Securities and Exchange Commission.

Unless otherwise indicated, information contained in this Form 1-K concerning our industry and the markets in which we operate is based on information from independent industry and research organizations and other third-party sources (including publications, surveys and forecasts), and management estimates. Although we believe the data from these third-party sources is reliable, we have not independently verified any third-party information.

3

FORWARD LOOKING STATEMENT DISCLOSURE

This Form 1-K and any documents incorporated by reference herein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-K are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Form 1-K and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-K, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company’s actual operating, and financial performance may vary in material respects from the performance projected in these forward-looking statements.

For more information regarding the risks and uncertainties that we face, you should refer to the “Risk Factors” detailed in the Post-Qualification Amendment No. 34 to the offering statement on Form 1-A filed by the Company with the Securities and Exchange Commission (the “Commission”) and originally qualified on November 15, 2021 (the “Offering Statement”), as may be amended, and in our subsequent reports and offering statements filed from time to time with the Commission. Any forward-looking statement made by the Company in this Form 1-K or any documents incorporated by reference herein or therein speak only as of the date of this Form 1-K. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

4

Trademarks and Trade Names

From time to time, we own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This Form 1-K may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, and trade names or products in this Form 1-K is not intended to and does not imply a relationship with us or an endorsement or sponsorship by or of us. Solely for convenience, the trademarks, service marks and trade names referred to in this Form 1-K may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

5

MASTER SERIES TABLE

The Company is managed by RSE Collection Manager, LLC (the “Manager”), a single member Delaware limited liability company formed on March 16, 2021, which is owned by Rally Holdings LLC, a Delaware limited liability company that serves as the asset manager for the collection of Collectible Assets (as defined below) owned by the Company and each series (“Rally Holdings” or the “Asset Manager”). The Company’s core business is the identification, acquisition, marketing and management of collectible items (including collectible automobiles, memorabilia and alcohol) and digital assets, collectively referred to as “Collectible Assets” or the “Asset Class,” for the benefit of the investors. All of the series of the Company shall collectively be referred to herein as the “Series” and the assets and liabilities of each Series will be separate in accordance with Delaware law. The interests of all Series shall collectively be referred to herein as the “Interests” and a purchaser of Interests in any Series (an “Investor”) will be entitled to share in the return of that particular Series but will not be entitled to share in the return of any other Series. The offerings of the Interests shall collectively be referred to herein as the “Offerings.” There will be a separate Closing with respect to each Offering (each, a “Closing”). The Series assets referenced below shall be referred to herein, collectively, as the “Underlying Assets.” Any individuals, dealers or auction company that own an Underlying Asset prior to a purchase of an Underlying Asset by the Company in advance of a potential Offering or the Closing of an Offering from which proceeds are used to acquire the Underlying Asset shall be referred to herein as an “Asset Seller.” We intend to distribute all Offerings of the Company principally through the Rally Rd.™ platform and any successor platform used by the Company for the offer and sale of interests (the “Rally Rd.™ Platform” or the “Platform”).

The master series table below, referred to at times as the “Master Series Table,” shows key information related to each Series as of the date hereof. This information will be referenced in the following sections when referring to the Master Series Table.

On December 31, 2024, the Company effectuated a merger (the “Merger”) with RSE Archive, LLC, a Delaware series limited liability company affiliated with the Company (“RSE Archive”), pursuant to which RSE Archive merged with and into the Company. See “Description of the Business – Merger with RSE Archive, LLC” for additional information. Following the Merger, each legacy series of RSE Archive became a Series of the Company.  The Master Series Table presents information concerning all Series of the Company after giving effect to the Merger, including Series originally associated with RSE Archive prior to the Merger, the offerings of which were qualified pursuant to that certain offering statement on Form 1-A filed by RSE Archive and originally qualified on October 11, 2019 (File No. 024-11057) (the “Archive Offering Statement”).

Series	Qualification Date	Offering Circular	Underlying Asset	Status	Opening Date (1)	Closing Date	Offering Price per Interest	Minimum / Maximum Membership Interests (2)	Minimum / Maximum Offering Size	Sourcing Fee (5)
#77LE1 (4)		(Not qualified in an Offering Statement)	1977 Lotus Esprit S1	Closed	11/17/2016	4/13/2017	$38.85	2,000	$77,700 (3)	$3,443
#69BM1	8/10/2017	(Post-Qualification Amendment No. 1 to Offering Statement 1)	1969 Ford Mustang Boss 302	Closed	11/20/2017	2/7/2018	$57.50	2,000	$115,000 (3)	$2,986

6

#85FT1	9/14/2017	(Post-Qualification Amendment No. 1 to Offering Statement 1)	1985 Ferrari Testarossa	Sold - $185,000 Acquisition Offer Accepted on 12/21/2023	11/23/2017	2/15/2018	$82.50	2,000	$165,000 (3)	-$17,859
#88LJ1	9/14/2017	(Post-Qualification Amendment No. 1 to Offering Statement 1)	1988 Lamborghini Jalpa	Sold - $135,000 Acquisition Offer Accepted on 12/21/2023	2/9/2018	4/12/2018	$67.50	2,000	$135,000 (3)	$578
#55PS1	9/14/2017	(Post-Qualification Amendment No. 1 to Offering Statement 1)	1955 Porsche 356 Speedster	Closed	4/2/2018	6/6/2018	$212.50	2,000	$425,000 (3)	-$3,357
#95BL1	5/24/2018	(Post-Qualification Amendment No. 5 to Offering Statement 1)	1995 BMW E36 M3 Lightweight	Sold - $130,000 Acquisition Offer Accepted on 12/21/2023	6/1/2018	7/12/2018	$59.25	2,000	$118,500 (3)	-$444
#89PS1	7/20/2018	(Post-Qualification Amendment No. 6 to Offering Statement 1)	1989 Porsche 911 Speedster	Sold -$245,000 Acquisition Offer Accepted on 07/20/2022	7/23/2018	7/31/2018	$82.50	2,000	$165,000 (3)	$2,021
#90FM1	7/20/2018	(Post-Qualification Amendment No. 6 to Offering Statement 1)	1990 Ford Mustang 7Up Edition	Sold -$27,803 Acquisition Offer Accepted on 12/02/2025	7/24/2018	7/31/2018	$8.25	2,000	$16,500 (3)	$464

7

#83FB1	3/29/2018	(Post-Qualification Amendment No. 7 to Offering Statement 1)	1983 Ferrari 512 BBi	Closed	7/23/2018	9/5/2018	$70.00	5,000	$350,000 (3)	$9,162
#98DV1	9/17/2018	(Pre-Qualification Amendment No. 2 to Offering Statement 1)	1998 Dodge Viper GTS-R	Sold -$197,145 Acquisition Offer Accepted on 12/02/2025	9/27/2018	10/10/2018	$65.00	2,000	$130,000 (3)	$2,314
#06FS1	9/17/2018	(Pre-Qualification Amendment No. 7 to Offering Statement 1)	2006 Ferrari F430 Spider "Manual"	Sold -$227,500 Acquisition Offer Accepted on 05/06/2019	10/12/2018	10/19/2018	$39.80	5,000	$199,000 (3)	$774
#93XJ1	3/29/2018	(Post-Qualification Amendment No. 4 to Offering Statement 1)	1993 Jaguar XJ220	Closed	8/22/2018	11/6/2018	$99.00	5,000	$495,000 (3)	-$7,373
#02AX1	11/16/2018	(Post-Qualification Amendment No. 8 to Offering Statement 1)	2002 Acura NSX-T	Sold -$137,000 Acquisition Offer Accepted on 12/21/2023	11/16/2018	11/30/2018	$54.00	2,000	$108,000 (3)	$1,944
#99LE1	11/16/2018	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1999 Lotus Esprit Sport 350	Sold - $85,000 Acquisition Offer Accepted on 8/22/2024	11/23/2018	12/4/2018	$34.75	2,000	$69,500 (3)	$1,770

8

#91MV1	11/16/2018	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1991 Mitsubishi 3000GT VR4	Closed	11/28/2018	12/7/2018	$19.00	2,000	$38,000 (3)	$600
#92LD1	11/16/2018	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1992 Lancia Delta Integrale Evo "Martini 5"	Closed	12/7/2018	12/26/2018	$55.00	3,000	$165,000 (3)	$2,219
#94DV1	11/16/2018	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1994 Dodge Viper RT/10	Closed	12/11/2018	12/26/2018	$28.75	2,000	$57,500 (3)	$1,841
#00FM1	12/6/2018	(Post-Qualification Amendment No. 10 to Offering Statement 1)	2000 Ford Mustang Cobra R	Sold -$60,000 Acquisition Offer Accepted on 04/16/2019	12/21/2018	1/4/2019	$24.75	2,000	$49,500 (3)	$862
#72MC1	12/6/2018	(Post-Qualification Amendment No. 10 to Offering Statement 1)	1972 Mazda Cosmo Sport Series II	Closed	12/28/2018	1/4/2019	$62.25	2,000	$124,500 (3)	$2,474
#06FG1	12/6/2018	(Post-Qualification Amendment No. 10 to Offering Statement 1)	2006 Ford GT	Sold -$365,000 Acquisition Offer Accepted on 06/09/2021	12/14/2018	1/8/2019	$64.00	5,000	$320,000 (3)	$3,198
#11BM1	12/6/2018	(Post-Qualification Amendment No. 10 to Offering Statement 1)	2011 BMW 1M	Closed	1/8/2019	1/25/2019	$42.00	2,000	$84,000 (3)	$517

9

#80LC1	9/17/2018	(Pre-Qualification Amendment No. 7 to Offering Statement 1)	1980 Lamborghini Countach LP400 S Turbo	Sold - $1,181,250 Acquisition Offer Accepted on 3/13/2024	1/17/2019	2/8/2019	$127.00	5,000	$635,000 (3)	$9,216
#02BZ1	12/6/2018	(Post-Qualification Amendment No. 10 to Offering Statement 1)	2002 BMW Z8	Sold - $205,000 Acquisition Offer Accepted on 12/21/2023	1/6/2019	2/8/2019	$65.00	3,000	$195,000 (3)	$2,620
#88BM1	12/6/2018	(Post-Qualification Amendment No. 10 to Offering Statement 1)	1988 BMW E30 M3	Sold - $141,000 Acquisition Offer Accepted on 12/21/2023	1/11/2019	2/25/2019	$47.00	3,000	$141,000 (3)	$226
#63CC1	3/6/2019	(Pre-Qualification Amendment No. 11 to Offering Statement 1)	1963 Chevrolet Corvette Split Window	Closed	3/8/2019	3/18/2019	$63.00	2,000	$126,000 (3)	$1,553
#76PT1	3/6/2019	(Pre-Qualification Amendment No. 11 to Offering Statement 1)	1976 Porsche 911 Turbo Carrera	Sold -$207,255 Acquisition Offer Accepted on 12/02/2025	3/15/2019	3/22/2019	$63.30	3,000	$189,900 (3)	$1,793
#75RA1	3/6/2019	(Post-Qualification Amendment No. 12 to Offering Statement 1)	1975 Renault Alpine A110 1300	Closed	3/29/2019	4/9/2019	$28.00	3,000	$84,000 (3)	$3,732

10

#65AG1	3/6/2019	(Pre-Qualification Amendment No. 11 to Offering Statement 1)	1965 Alfa Romeo Giulia Sprint Speciale	Closed	4/5/2019	4/16/2019	$89.25	2,000	$178,500 (3)	$1,903
#93FS1	3/6/2019	(Post-Qualification Amendment No. 12 to Offering Statement 1)	1993 Ferrari 348TS Serie Speciale	Sold -$147,500 Acquisition Offer Accepted on 05/17/2022	4/12/2019	4/22/2019	$68.75	2,000	$137,500 (3)	$1,272
#61JE1	3/6/2019	(Post-Qualification Amendment No. 12 to Offering Statement 1)	1961 Jaguar E-Type	Closed	4/19/2019	4/26/2019	$82.00	3,000	$246,000 (3)	$3,858
#90MM1	3/6/2019	(Post-Qualification Amendment No. 12 to Offering Statement 1)	1990 Mazda Miata MX-5	Sold -$33,363 Acquisition Offer Accepted on 12/02/2025	4/17/2019	4/26/2019	$5.32	5,000	$26,600 (3)	$918
#65FM1	3/6/2019	(Pre-Qualification Amendment No. 11 to Offering Statement 1)	1965 Ford Mustang 2+2 Fastback	Closed	5/3/2019	7/18/2019	$41.25	2,000	$82,500 (3)	$1,966
#88PT1	11/16/2018	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1988 Porsche 944 Turbo S	Sold - $62,000 Acquisition Offer Accepted on 12/21/2023	5/10/2019	7/18/2019	$30.00	2,200	$66,000 (3)	-$2,214

11

#94LD1	12/6/2018	(Post-Qualification Amendment No. 10 to Offering Statement 1)	1994 Lamborghini Diablo SE30 Jota	Sold - $975,000 Acquisition Offer Accepted on 9/13/2024	7/12/2019	8/6/2019	$119.50	5,000	$597,500 (3)	$11,251
#99SS1	8/9/2019	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1999 Shelby Series 1	Closed	9/4/2019	9/11/2019	$137.50	1,000	$137,500 (3)	$1,815
#94FS1	8/9/2019	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1994 Ferrari 348 Spider	Closed	9/12/2019	9/17/2019	$72.50	2,000	$145,000 (3)	$669
#61MG1	3/6/2019	(Post-Qualification Amendment No. 11 to Offering Statement 1)	1961 Maserati 3500GT	Closed	9/20/2019	9/30/2019	$68.00	5,000	$340,000 (3)	$4,613
#92CC1	8/9/2019	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1992 Chevrolet Corvette ZR1	Closed	9/27/2019	10/2/2019	$26.25	2,000	$52,500 (3)	$2,875
#89FT1	8/9/2019	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1989 Ferrari Testarossa	Sold -$330,000 Acquisition Offer Accepted on 04/25/2022	10/4/2019	10/11/2019	$45.00	4,000	$180,000 (3)	-$400
#80PN1	10/23/2019	(Post-Qualification Amendment No. 18 to Offering Statement 1)	1980 Porsche 928	Sold - $58,000 Acquisition Offer Accepted on 12/21/2023	11/1/2019	11/6/2019	$9.60	5,000	$48,000 (3)	-$4,030

12

#89FG2	10/23/2019	(Post-Qualification Amendment No. 15 to Offering Statement 1)	1989 Ferrari 328 GTS	Sold -$180,000 Acquisition Offer Accepted on 08/18/2022	11/8/2019	11/14/2019	$75.00	1,700	$127,500 (3)	$1,719
#88LL1	8/9/2019	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1988 Lamborghini LM002	Sold -$353,532 Acquisition Offer Accepted on 12/02/2025	11/18/2019	12/8/2019	$146.00	2,000	$292,000 (3)	$3,115
#03SS1	12/9/2019	(Post-Qualification Amendment No. 19 to Offering Statement 1)	2003 Saleen S7	Sold -$420,000 Acquisition Offer Accepted on 09/27/2020	7/6/2020	9/22/2020	$125.00	3,000	$375,000 (3)	$29,638
#MEEB11275	12/6/2021	(Post-Qualification Amendment No. 1 to Offering Statement 2)	Number 11275 Elephant Meebit NFT	Closed	12/6/2021	1/10/2022	$8.00	20,000	$160,000 (3)	$16,139
#82TAYLOR	12/13/2021	(Post-Qualification Amendment No. 3 to Offering Statement 2)	1982 Topps #434 Lawrence Taylor Rookie Card graded BGS 10	Closed	12/13/2021	1/10/2022	$6.50	2,000	$13,000 (3)	$1,538
#HOLMES	12/13/2021	(Post-Qualification Amendment No. 3 to Offering Statement 2)	1892 1st Edition copies of The Adventures of Sherlock Holmes and the Memoirs of Sherlock Holmes by Arthur Conan Doyle	Closed	12/13/2021	1/10/2022	$10.00	2,500	$25,000 (3)	$3,458

13

#HULK180	12/13/2021	(Post-Qualification Amendment No. 3 to Offering Statement 2)	1974 Incredible Hulk #180 Comic Book published by Marvel graded CGC 9.8	Closed	12/13/2021	1/10/2022	$4.20	10,000	$42,000 (3)	$4,342
#05JAYZ	12/20/2021	(Post-Qualification Amendment No. 4 to Offering Statement 2)	2005 Topps Finest Jay-Z Autographed Card graded PSA 10	Closed	12/20/2021	1/10/2022	$5.00	3,700	$18,500 (3)	$1,459
#JUSTINIAN	12/20/2021	(Post-Qualification Amendment No. 4 to Offering Statement 2)	Coin from the First Reign of Justinian II Depicting the First Numismatic Depiction of Jesus Christ (AD 685-695) graded NGC Ch MS	Closed	12/20/2021	1/10/2022	$9.00	2,000	$18,000 (3)	$1,720
#67ICEBOWL	12/27/2021	(Post-Qualification Amendment No. 5 to Offering Statement 2)	1967 Full Ticket from the Ice Bowl graded PSA 8	Closed	12/27/2021	1/14/2022	$5.00	2,000	$10,000 (3)	$1,262
#DKCOUNTRY	12/27/2021	(Post-Qualification Amendment No. 5 to Offering Statement 2)	1994 SNES Donkey Kong Country Video Game graded Wata 9.4 A+	Closed	12/27/2021	1/14/2022	$6.00	3,000	$18,000 (3)	$3,162
#FALCON	12/27/2021	(Post-Qualification Amendment No. 5 to Offering Statement 2)	1979 Kenner Star Wars Millennium Falcon Spaceship Action Figure graded AFA 80	Closed	12/27/2021	1/14/2022	$5.00	10,000	$50,000 (3)	$5,420

14

#MARIOWRLD	12/13/2021	(Post-Qualification Amendment No. 3 to Offering Statement 2)	1991 SNES Super Mario World Video Game graded Wata 9.4 A	Closed	12/13/2021	1/18/2022	$5.00	33,000	$165,000 (3)	$17,264
#82AV1	11/15/2021	(Post-Qualification Amendment No. 4 to Offering Statement 2)	1982 Aston Martin V8 Vantage 'Oscar India'	Closed	11/16/2021	2/7/2022	$20.00	14,875	$297,500 (3)	$2,530
#SUPERBWL1	2/9/2022	(Post-Qualification Amendment No. 6 to Offering Statement 2)	1967 Super Bowl I Full Ticket graded PSA 5	Closed	2/9/2022	3/2/2022	$6.00	4,000	$24,000 (3)	$3,079
#MEEB7985	2/9/2022	(Post-Qualification Amendment No. 6 to Offering Statement 2)	Number 7985 Pig Meebit NFT with Magenta Overshirt Color	Closed	2/9/2022	3/2/2022	$5.00	7,600	$38,000 (3)	$2,574
#BONDWATCH	12/20/2021	(Post-Qualification Amendment No. 4 to Offering Statement 2)	1999 Omega Seamaster Watch Worn by Pierce Brosnan During the Filming of The World is Not Enough	Closed	12/20/2021	3/22/2022	$4.00	20,000	$80,000 (3)	$3,320
#95FF1	12/27/2021	(Post-Qualification Amendment No. 5 to Offering Statement 2)	1995 Ferrari 355 Spider	Sold -$128,903 Acquisition Offer Accepted on 12/02/2025	12/27/2021	3/22/2022	$10.00	12,000	$120,000 (3)	$3,862
#MAYC857	2/9/2022	(Post-Qualification Amendment No. 6 to Offering Statement 2)	Number 857 Mutant Ape Yacht Club NFT with M1 Irish Boho Hat	Closed	2/9/2022	3/23/2022	$5.00	10,800	$54,000 (3)	$3,893

15

#PUNK2981	2/18/2022	(Post-Qualification Amendment No. 7 to Offering Statement 2)	Number 2981 CryptoPunk NFT with Welding Goggles	Closed	2/18/2022	3/22/2022	$5.00	62,000	$310,000 (3)	$13,975
#WOW2221	2/18/2022	(Post-Qualification Amendment No. 7 to Offering Statement 2)	Number 2221 World of Women NFT with Golden Bib Necklace	Closed	2/18/2022	3/30/2022	$7.00	4,000	$28,000 (3)	$1,193
#NIKON1	2/18/2022	(Post-Qualification Amendment No. 7 to Offering Statement 2)	1949 Nikon One Camera in Condition ‘B/A’	Closed	2/18/2022	4/8/2022	$4.00	7,000	$28,000 (3)	$2,720
#LOTF	3/14/2022	(Post-Qualification Amendment No. 8 to Offering Statement 2)	1954 1st Edition copy Lord of the Flies by William Golding	Closed	3/14/2022	4/8/2022	$7.00	2,000	$14,000 (3)	$1,568
#DOOD6778	3/30/2022	(Post-Qualification Amendment No. 10 to Offering Statement 2)	Number 6778 Doodle NFT with Holographic Mohawk	Closed	3/30/2022	4/8/2022	$5.00	6,000	$30,000 (3)	$340
#BAKC7820	2/18/2022	(Post-Qualification Amendment No. 7 to Offering Statement 2)	Number 7820 Bored Ape Kennel Club NFT with Jetpack	Closed	2/18/2022	4/20/2022	$5.00	6,200	$31,000 (3)	$847
#NBAJAM	3/14/2022	(Post-Qualification Amendment No. 8 to Offering Statement 2)	1994 Sega Genesis NBA Jam Video Game graded Wata 9.8 A++	Closed	3/14/2022	4/20/2022	$5.00	9,400	$47,000 (3)	$3,338

16

#SANDBOX1	3/30/2022	(Post-Qualification Amendment No. 10 to Offering Statement 2)	The Sandbox ESTATE with a bundle of 9 LAND NFTs	Closed	3/30/2022	5/3/2022	$5.00	21,000	$105,000 (3)	$1,175
#WOW6586	3/30/2022	(Post-Qualification Amendment No. 10 to Offering Statement 2)	Number 6586 World of Women NFT with Golden Skin Tone	Closed	3/30/2022	5/3/2022	$5.00	10,400	$52,000 (3)	$711
#AZUKI6704	3/30/2022	(Post-Qualification Amendment No. 10 to Offering Statement 2)	Number 6704 Azuki NFT with Glowing Eyes	Closed	3/30/2022	5/3/2022	$5.00	6,400	$32,000 (3)	$228
#58PELE4	4/4/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	1958 Pele World Cup Debut Ticket Stub graded PSA 1.5	Closed	4/4/2022	5/14/2022	$6.00	8,000	$48,000 (3)	$4,420
#OBAMABALL	3/30/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	2010 Basketball Signed by Barack Obama, Kobe Bryant, LeBron James, Magic Johnson, and Carmelo Anthony	Closed	3/30/2022	5/14/2022	$10.00	10,500	$105,000 (3)	$3,563
#BART	4/4/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	1993 Skybox Simpsons Bart Sketch graded PSA 10	Closed	4/4/2022	5/14/2022	$7.00	3,000	$21,000 (3)	$2,290
#HOMER	4/4/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	1993 Skybox Simpsons Homer Sketch graded PSA 10	Closed	4/4/2022	5/14/2022	$7.00	3,000	$21,000 (3)	$2,290

17

#SI1	4/11/2022	(Post-Qualification Amendment No. 14 to Offering Statement 2)	1954 Sports Illustrated #1 graded CGC 9.8	Closed	4/11/2022	5/14/2022	$2.00	5,000	$10,000 (3)	$1,100
#GOLD1	4/11/2022	(Post-Qualification Amendment No. 14 to Offering Statement 2)	Alaska Gold Nugget weighing 172 grams	Closed	4/11/2022	5/14/2022	$4.00	4,000	$16,000 (3)	$766
#VERSTAPP1	3/14/2022	(Post-Qualification Amendment No. 8 to Offering Statement 2)	2020 Topps Dynasty Formula 1 Triple Patch Autographs #TRAIMV Max Verstappen Card graded BGS 9.5	Closed	3/14/2022	5/24/2022	$8.00	4,000	$32,000 (3)	$1,178
#96TIGER	4/4/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	1996 Sports Illustrated For Kids Tiger Woods Rookie Card graded BGS 10	Closed	4/4/2022	5/24/2022	$5.00	11,000	$55,000 (3)	$4,313
#88ZELDA	4/11/2022	(Post-Qualification Amendment No. 14 to Offering Statement 2)	1988 NES Zelda II: The Adventure of Link Video Game graded WATA 9.8 A+	Closed	4/11/2022	5/24/2022	$5.00	12,000	$60,000 (3)	$4,300
#STARWARS3	3/30/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	1977 Topps Star Wars Series 1-5 Wax Boxes Authenticated by BBCE	Closed	3/30/2022	5/24/2022	$10.00	2,600	$26,000 (3)	$1,840

18

#YEEZY	4/4/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	Complete Collection of Yeezy 350 Sneakers (2015-2020)	Closed	4/4/2022	5/24/2022	$8.00	5,000	$40,000 (3)	$6,276
#MAYC9114	3/30/2022	(Post-Qualification Amendment No. 10 to Offering Statement 2)	Number 9114 Mutant Ape Yacht Club NFT with M2 Stunt Jacket	Closed	3/30/2022	5/27/2022	$5.00	17,500	$87,500 (3)	$1,066
#VFRNDS1	4/4/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	VeeFriends Original Sharing Squirrel Drawing by Gary Vee	Closed	4/4/2022	6/12/2022	$10.00	27,500	$275,000 (3)	$19,642
#MBIRD2754	5/16/2022	(Post-Qualification Amendment No. 18 to Offering Statement 2)	Number 2754 Moonbird NFT with Raincloud Headwear	Closed	5/16/2022	6/16/2022	$5.00	12,000	$60,000 (3)	-$17,964
#VEEFRND1	5/16/2022	(Post-Qualification Amendment No. 19 to Offering Statement 2)	VeeFriends Energetic Electric Eel NFT with Rare Admission Attribute	Closed	5/16/2022	6/16/2022	$5.00	6,720	$33,600 (3)	-$6,841
#TREASURE	2/18/2022	(Post-Qualification Amendment No. 7 to Offering Statement 2)	1883 First Edition copy of Treasure Island By Robert Stevenson	Closed	2/18/2022	6/16/2022	$5.00	4,500	$22,500 (3)	$2,244
#MACWORLD1	12/20/2021	(Post-Qualification Amendment No. 4 to Offering Statement 2)	1984 Steve Jobs and Steve Wozniak Signed Issue of Macworld #1	Sold - $245,000 Acquisition Offer Accepted on 09/07/2024	12/20/2021	6/16/2022	$11.25	20,000	$225,000 (3)	$17,673

19

#KENNERSET	5/16/2022	(Post-Qualification Amendment No. 15 to Offering Statement 2)	1978 Kenner Star Wars Early Bird Set graded AFA 75	Closed	5/16/2022	6/16/2022	$10.00	1,250	$12,500 (3)	$1,024
#LEDZEPP1	4/11/2022	(Post-Qualification Amendment No. 14 to Offering Statement 2)	Led Zeppelin I Album Signed By Jimmy Page, Robert Plant, John Bonham & John Paul Jones authenticated by Beckett	Closed	4/11/2022	6/16/2022	$6.00	8,000	$48,000 (3)	$4,420
#VEEVIPER	5/16/2022	(Post-Qualification Amendment No. 19 to Offering Statement 2)	2022 Gary Vee Original Veecon Exclusive Viper Drawing authenticated by PSA	Closed	5/16/2022	6/17/2022	$5.00	15,000	$75,000 (3)	$2,779
#BEEPLE1	5/16/2022	(Post-Qualification Amendment No. 19 to Offering Statement 2)	Number #163/207 Into the Ether Beeple Everydays 2020 Collection NFT	Closed	5/16/2022	6/28/2022	$5.00	13,600	$68,000 (3)	-$8,896
#WARHOL1	5/16/2022	(Post-Qualification Amendment No. 18 to Offering Statement 2)	1967 Andy Warhol Marilyn Monroe Signed Print Stamp-Numbered 140/250	Closed	5/16/2022	6/28/2022	$10.00	17,000	$170,000 (3)	$3,359
#GAMEBOY	6/21/2022	(Post-Qualification Amendment No. 20 to Offering Statement 2)	1989 Factory Sealed Nintendo Game Boy graded VGA 85	Closed	6/21/2022	7/25/2022	$5.00	4,500	$22,500 (3)	$866

20

#CROESUS	6/21/2022	(Post-Qualification Amendment No. 20 to Offering Statement 2)	561-546 BC First Gold Coin graded NGC CH XF	Closed	6/21/2022	8/1/2022	$8.00	8,000	$64,000 (3)	$4,355
#SACHS1	5/16/2022	(Post-Qualification Amendment No. 15 to Offering Statement 2)	Tom Sachs Rocket Factory "Gamechanger" NFT with USPS Brand	Closed	5/16/2022	8/1/2022	$10.00	2,150	$21,500 (3)	-$4,346
#32RUTH	5/16/2022	(Post-Qualification Amendment No. 15 to Offering Statement 2)	1932 Babe Ruth Called Shot Ticket Stub graded PSA 6	Closed	5/16/2022	8/1/2022	$5.00	19,000	$95,000 (3)	$7,738
#ELON1	7/5/2022	(Post-Qualification Amendment No. 21 to Offering Statement 2)	Elon Musk Signed Dollar Bill authenticated by PSA	Closed	7/5/2022	8/1/2022	$2.00	3,750	$7,500 (3)	$207
#105.ETH	6/21/2022	(Post-Qualification Amendment No. 20 to Offering Statement 2)	the 105.eth ENS Domain	Closed	6/21/2022	8/19/2022	$4.00	10,000	$40,000 (3)	$0
#R2D2	7/5/2022	(Post-Qualification Amendment No. 21 to Offering Statement 2)	1977 Star Wars Dark Blue Dome R2-D2 Action Figure graded CAS 85	Closed	7/5/2022	8/19/2022	$5.00	2,000	$10,000 (3)	$1,056
#VADER	7/5/2022	(Post-Qualification Amendment No. 21 to Offering Statement 2)	1977 Star Wars Unpunched Darth Vader Action Figure graded CAS 85	Closed	7/5/2022	8/19/2022	$5.00	1,500	$7,500 (3)	$287

21

#WARHOL2	7/5/2022	(Post-Qualification Amendment No. 21 to Offering Statement 2)	1969 Oyster Stew Campbell’s Soup II Signed and Stamp-Numbered Andy Warhol Print	Closed	7/5/2022	8/19/2022	$10.00	6,500	$65,000 (3)	$909
#JEKYLL	8/2/2022	(Post-Qualification Amendment No. 22 to Offering Statement 2)	1886 First Edition copy of Strange Case of Dr Jekyll and Mr Hyde by Robert Stevenson	Closed	8/2/2022	8/26/2022	$4.00	5,000	$20,000 (3)	$2,169
#BUFFETT1	6/21/2022	(Post-Qualification Amendment No. 20 to Offering Statement 2)	2000 Annual Berkshire Hathaway Inc. Shareholders Meeting Guide Signed by Warren Buffett	Closed	6/21/2022	8/26/2022	$3.00	5,000	$15,000 (3)	$351
#DRACULA10	5/16/2022	(Post-Qualification Amendment No. 19 to Offering Statement 2)	1973 Tomb of Dracula #10 Comic Book published by Marvel graded CGC 9.8	Closed	5/16/2022	8/26/2022	$10.00	4,000	$40,000 (3)	$3,220
#PAPPY1	8/2/2022	(Post-Qualification Amendment No. 22 to Offering Statement 2)	Collection of 10, 12, 13, 15, 20, and 23 Year Old Pappy Van Winkle Bourbon	Closed	8/2/2022	8/26/2022	$7.00	2,000	$14,000 (3)	-$567
#1857COIN	7/5/2022	(Post-Qualification Amendment No. 21 to Offering Statement 2)	1857-S $20 Coin Salvaged from the SS Central America graded PCGS MS66	Closed	7/5/2022	8/26/2022	$5.00	5,000	$25,000 (3)	$587

22

#94CSI	5/16/2022	(Post-Qualification Amendment No. 18 to Offering Statement 2)	1994 BMW 850CSi	Sold - $120,000 Acquisition Offer Accepted on 3/3/2023	5/16/2022	10/3/2022	$14.25	10,000	$142,500 (3)	$8,814
#ANDYPELE	8/2/2022	(Post-Qualification Amendment No. 22 to Offering Statement 2)	1977 Andy Warhol Pelé Polaroid Portrait Photo	Closed	8/2/2022	10/3/2022	$4.00	6,500	$26,000 (3)	$363
#BOBAFETT	8/22/2022	(Post-Qualification Amendment No. 24 to Offering Statement 2)	1979 Kenner Star Wars Boba Fett Action Figure graded AFA 85	Closed	8/12/2022	10/3/2022	$10.00	2,600	$26,000 (3)	$1,517
#ELVIS	4/11/2022	(Post-Qualification Amendment No. 14 to Offering Statement 2)	1977 Elvis Presley Last Live Performance Full Ticket graded PSA 8	Closed	4/11/2022	10/3/2022	$8.00	5,000	$40,000 (3)	$3,700
#GBOYCOLOR	7/5/2022	(Post-Qualification Amendment No. 21 to Offering Statement 2)	1998 Factory Sealed Nintendo Game Boy Color graded VGA 85	Closed	7/5/2022	10/3/2022	$4.00	1,625	$6,500 (3)	$197
#JETFIRE	8/2/2022	(Post-Qualification Amendment No. 22 to Offering Statement 2)	1985 Transformers Jetfire Fighter Jet graded AFA 85	Closed	8/2/2022	10/3/2022	$5.00	1,700	$8,500 (3)	$736
#POPEBALL	8/2/2022	(Post-Qualification Amendment No. 22 to Offering Statement 2)	2022 Baseball Signed by Pope Francis	Closed	8/2/2022	11/2/2022	$4.00	4,750	$19,000 (3)	$146

23

#RABBIT	8/2/2022	(Post-Qualification Amendment No. 22 to Offering Statement 2)	1901 First Edition copy of The Tale of Peter Rabbit by Beatrix Potter	Closed	8/2/2022	11/2/2022	$4.60	10,000	$46,000 (3)	$4,259
#54AARON	9/19/2022	(Post-Qualification Amendment No. 25 to Offering Statement 2)	1954 Topps #128 Hank Aaron Rookie Card graded PSA NM-MT+ 8.5	Sold - $120,000 Acquisition Offer Accepted on 9/25/2024	9/19/2022	11/2/2022	$10.00	17,000	$170,000 (3)	-$245
#GRATEFUL1	9/19/2022	(Post-Qualification Amendment No. 25 to Offering Statement 2)	1966 Grateful Dead Skeleton & Roses Concert Poster graded CGC 9.6	Closed	9/19/2022	12/13/2022	$10.00	12,500	$125,000 (3)	$11,913
#BOBAPROTO	9/19/2022	(Post-Qualification Amendment No. 25 to Offering Statement 2)	1979 Kenner Star Wars Boba Fett Rocket-Firing L-Slot Prototype Action Figure graded AFA 80	Closed	9/19/2022	12/13/2022	$10.00	15,000	$150,000 (3)	$7,558
#ARSHAM1 (7)	2/27/2023	(Post-Qualification Amendment No. 27 to Offering Statement 2)	1963 Arsham Studio Stone Island Mercedes-Benz Unimog 404	Closed	2/27/2023	5/16/2023	$20.00	6,750	$135,000 (3)	$11,478
#BATMAN	2/18/2022	(Post-Qualification Amendment No. 7 to Offering Statement 2)	1940 Batman #1 Comic Book published by DC Comics graded CGC 8	Sold -$2,000,000 Acquisition Offer Accepted on 1/30/2023	2/18/2022	1/25/2023	$10.00	144,000 / 180,000	$1,440,000 / $1,800,000	$67,900
Number 7387 Doodle NFT with Pink Long Hair				Cancelled (6)
Number 8467 Azuki NFT with Blue Tassel Ear				Cancelled (6)
The Sandbox 3x3 ESTATE with a bundle of 9 LAND NFTs				Cancelled (6)

24

Number 5028 CrypToadz NFT with Swamp Single Bun Head				Cancelled (6)
Number 3079 CrypToadz NFT with 3D Eyes				Cancelled (6)
Decentraland Estate 2X2 Bundle with 4 LAND NFTs				Cancelled (6)
Worldwide Webb Land Large Apartment 8325 NFT				Cancelled (6)
1982 Hasbro G.I. Joe Commando Snake Eyes Action Figure graded AFA 80				Cancelled (6)
1971 Apollo 14 Flown King James Bible carried to the Moon by astronaut Edgar Mitchell				Cancelled (6)
#SCARFACE	8/22/2022	(Post-Qualification Amendment No. 23 to Offering Statement 2)	Al Pacino Screen Worn Tuxedo from Scarface	Closed	8/22/2022	4/25/2024	$10.00	2,000	$20,000 (3)	$917
1860 Abraham Lincoln Signed Telegraph Company Check				Cancelled (6)
1949 1st Edition copy of Nineteen Eighty-Four by George Orwell				Cancelled (6)
#ARSHAM2 (7)	3/20/2024	(Post-Qualification Amendment No. 32 to Offering Statement 2)	1991 Daniel Arsham x RAUGH-Welt BEGRIFF Porsche 964 “RWBA” Slant Nose	Closed	3/20/2024	4/25/2024	$10.00	31,500	$315,000 (3)	$8,150
#LEBRON	5/21/2024	(Post-Qualification Amendment No. 33 to Offering Statement 2)	A collection of ten (10) LeBron James game worn Los Angeles Lakers jerseys	Closed	5/21/2024	7/22/2024	$10.00	50,000	$500,000 (3)	$41,300
#94VTTT	9/27/2024	(Post-Qualification Amendment No. 34 to Offering Statement 2)	1994 Lamborghini Diablo Vicious Traction Twin Turbo	Closed	9/27/2024	10/31/2024	$20.00	29,500	$590,000 (3)	$1,750

25

#52MANTLE (8)	10/11/2019	(Pre-Qualification Amendment No. 2 to Archive Offering Statement)	1952 Topps #311 Mickey Mantle Card	Closed	10/18/2019	10/25/2019	$13.20	10,000 (8)	$132,000 (3)	$3,090
#71MAYS	10/11/2019	(Pre-Qualification Amendment No. 2 to Archive Offering Statement)	1971 Willie Mays Jersey	Closed	10/25/2019	10/31/2019	$28.50	2,000	$57,000 (3)	$1,830
#RLEXPEPSI	10/11/2019	(Pre-Qualification Amendment No. 2 to Archive Offering Statement)	Rolex GMT Master II 126710BLRO	Closed	11/1/2019	11/6/2019	$8.90	2,000	$17,800 (3)	$22
#10COBB	10/11/2019	(Pre-Qualification Amendment No. 2 to Archive Offering Statement)	1910 E98 Ty Cobb Card	Sold - $27,083 Acquisition Offer Accepted on 08/29/2024	11/8/2019	11/14/2019	$39.00	1,000	$39,000 (3)	$1,510
#POTTER	10/11/2019	(Pre-Qualification Amendment No. 2 to Archive Offering Statement)	1997 First Edition Harry Potter	Sold - $132,500 Acquisition Offer Accepted on 02/01/2024	11/15/2019	11/21/2019	$24.00	3,000	$72,000 (3)	-$510
#TWOCITIES	10/11/2019	(Pre-Qualification Amendment No. 2 to Archive Offering Statement)	First Edition A Tale of Two Cities	Closed	11/15/2019	11/21/2019	$72.50	200	$14,500 (3)	$55

26

#FROST	10/11/2019	(Pre-Qualification Amendment No. 2 to Archive Offering Statement)	First Edition A Boy's Will	Closed	11/15/2019	11/21/2019	$67.50	200	$13,500 (3)	$865
#BIRKINBLU	11/1/2019	(Post-Qualification Amendment No. 1 to Archive Offering Statement)	Bleu Saphir Lizard Hermès Birkin	Sold - $68,000 Acquisition Offer Accepted on 4/9/2025	11/22/2019	11/27/2019	$58.00	1,000	$58,000 (3)	$170
#SMURF	11/1/2019	(Post-Qualification Amendment No. 1 to Archive Offering Statement)	Rolex Submariner Date "Smurf" Ref. 116619LB	Closed	11/22/2019	11/27/2019	$17.25	2,000	$34,500 (3)	$2,905
#70RLEX	10/11/2019	(Pre-Qualification Amendment No. 2 to Archive Offering Statement)	1970 Rolex Ref. 5100 Beta 21	Sold - $30,000 Acquisition Offer Accepted on 12/19/2023	11/29/2019	12/6/2019	$20.00	1,000	$20,000 (3)	$50
#EINSTEIN	10/11/2019	(Pre-Qualification Amendment No. 2 to Archive Offering Statement)	First Edition of Philosopher-Scientist	Sold - $15,000 Acquisition Offer Accepted on 02/06/2026	12/6/2019	12/13/2019	$7.25	2,000	$14,500 (3)	$855
#HONUS	11/27/2019	(Post-Qualification Amendment No. 2 to Archive Offering Statement)	1909-1911 T206 Honus Wagner Card	Closed	12/11/2019	12/26/2019	$52.00	10,000	$520,000 (3)	$5,572

27

#75ALI	11/1/2019	(Post-Qualification Amendment No. 1 to Archive Offering Statement)	1975 Muhammad Ali Boots worn in fight against Chuck Wepner	Closed	12/19/2019	12/29/2019	$46.00	1,000	$46,000 (3)	-$10
#71ALI	10/11/2019	(Pre-Qualification Amendment No. 2 to Archive Offering Statement)	1971 “Fight of the Century” Contract	Sold - $40,000 Acquisition Offer Accepted on 02/07/2020	12/16/2019	12/30/2019	$15.50	2,000	$31,000 (3)	$1,090
#APROAK	11/1/2019	(Post-Qualification Amendment No. 1 to Archive Offering Statement)	Audemars Piguet Royal Oak Jumbo A-Series Ref.5402	Sold - $110,000 Acquisition Offer Accepted on 06/25/2021	12/6/2019	1/2/2020	$75.00	1,000	$75,000 (3)	-$63
#88JORDAN	11/1/2019	(Post-Qualification Amendment No. 1 to Archive Offering Statement)	1988 Michael Jordan Nike Air Jordan III Sneakers	Sold - $61,500 Acquisition Offer Accepted on 12/02/2022	1/19/2020	1/27/2020	$11.00	2,000	$22,000 (3)	$230
#BIRKINBOR	12/18/2019	(Post-Qualification Amendment No. 3 to Archive Offering Statement)	2015 Hermès Birkin Bordeaux Shiny Porosus Crocodile with Gold Hardware	Closed	2/13/2020	2/20/2020	$26.25	2,000	$52,500 (3)	$225
#33RUTH	12/18/2019	(Post-Qualification Amendment No. 3 to Archive Offering Statement)	1933 Goudey #144 Babe Ruth Card	Sold - $180,000 Acquisition Offer Accepted on 06/02/2024	2/20/2020	2/26/2020	$38.50	2,000	$77,000 (3)	$603

28

#SPIDER1	12/18/2019	(Post-Qualification Amendment No. 3 to Archive Offering Statement)	1963 Marvel Comics Amazing Spider-Man #1 CGC FN+ 6.5	Closed	2/28/2020	3/4/2020	$22.00	1,000	$22,000 (3)	$230
#BATMAN3	12/18/2019	(Post-Qualification Amendment No. 3 to Archive Offering Statement)	1940 D.C. Comics Batman #3 CGC NM 9.4	Closed	2/28/2020	3/4/2020	$78.00	1,000	$78,000 (3)	$585
#ULYSSES	10/11/2019	(Pre-Qualification Amendment No. 2 to Archive Offering Statement)	1935 First Edition Ulysses	Closed	3/6/2020	3/10/2020	$51.00	500	$25,500 (3)	$695
#ROOSEVELT	10/11/2019	(Pre-Qualification Amendment No. 2 to Archive Offering Statement)	First Edition African Game Trails	Closed	3/6/2020	3/10/2020	$19.50	1,000	$19,500 (3)	$1,008
#56MANTLE	12/18/2019	(Post-Qualification Amendment No. 3 to Archive Offering Statement)	1956 Topps #135 Mickey Mantle Card	Closed	1/3/2020	3/11/2020	$1.00	10,000	$10,000 (3)	-$650
#AGHOWL	10/11/2019	(Pre-Qualification Amendment No. 2 to Archive Offering Statement)	First Edition Howl and Other Poems	Closed	3/6/2020	3/11/2020	$38.00	500	$19,000 (3)	$810

29

#98JORDAN	10/11/2019	(Pre-Qualification Amendment No. 2 to Archive Offering Statement)	1998 Michael Jordan Jersey	Sold - $165,000 Acquisition Offer Accepted on 05/11/2020	3/9/2020	3/22/2020	$64.00	2,000	$128,000 (3)	$4,160
#18ZION	11/1/2019	(Post-Qualification Amendment No. 1 to Archive Offering Statement)	2018 Zion Williamson Adidas James Harden Sneakers	Closed	3/27/2020	4/2/2020	$30.00	500	$15,000 (3)	$200
#SNOOPY	11/27/2019	(Post-Qualification Amendment No. 2 to Archive Offering Statement)	2015 Omega Speedmaster Moonwatch	Closed	4/2/2020	4/7/2020	$12.75	2,000	$25,500 (3)	-$55
#APOLLO11	11/1/2019	(Post-Qualification Amendment No. 1 to Archive Offering Statement)	Apollo 11 Crew-Signed New York Times Cover	Closed	4/8/2020	4/19/2020	$32.00	1,000	$32,000 (3)	$130
#24RUTHBAT	12/18/2019	(Post-Qualification Amendment No. 3 to Archive Offering Statement)	1924 George "Babe" Ruth Professional Model Bat	Sold - $270,000 Acquisition Offer Accepted on 03/21/2022	4/10/2020	5/3/2020	$85.00	3,000	$255,000 (3)	-$513
#YOKO	10/11/2019	(Pre-Qualification Amendment No. 2 to Archive Offering Statement)	First Edition Grapefruit	Closed	4/29/2020	5/11/2020	$80.00	200	$16,000 (3)	$840

30

#86JORDAN	4/30/2020	(Post-Qualification Amendment No. 6 to Archive Offering Statement)	1986 Fleer #57 Michael Jordan Card	Sold - $80,000 Acquisition Offer Accepted on 06/01/2020	5/6/2020	5/13/2020	$40.00	1,000	$40,000 (3)	$600
#HULK1	4/30/2020	(Post-Qualification Amendment No. 6 to Archive Offering Statement)	1962 The Incredible Hulk #1 CGC VF 8.0	Sold - $116,000 Acquisition Offer Accepted on 07/19/2021	5/12/2020	5/24/2020	$44.50	2,000	$89,000 (3)	$143
#RUTHBALL1 (8)	4/30/2020	(Post-Qualification Amendment No. 6 to Archive Offering Statement)	1934-39 Official American League Babe Ruth Single Signed Baseball	Liquidated	5/8/2020	5/24/2020	$14.50	2,000	$29,000 (3)	$510
#HIMALAYA	12/18/2019	(Post-Qualification Amendment No. 3 to Archive Offering Statement)	2014 Hermès 30cm Birkin Blanc Himalaya Matte Niloticus Crocodile with Palladium Hardware	Closed	5/19/2020	5/27/2020	$70.00	2,000	$140,000 (3)	$6,300
#38DIMAGGIO	4/30/2020	(Post-Qualification Amendment No. 6 to Archive Offering Statement)	1938 Goudey #274 Joe DiMaggio NM-MT 8 Baseball Card	Sold - $41,409 Acquisition Offer Accepted on 08/29/2024	5/28/2020	6/4/2020	$22.00	1,000	$22,000 (3)	$680
#55CLEMENTE	4/30/2020	(Post-Qualification Amendment No. 6 to Archive Offering Statement)	1955 Topps #164 Roberto Clemente NM-MT 8 Baseball Card	Closed	5/28/2020	6/4/2020	$38.00	1,000	$38,000 (3)	$520

31

#LOTR	4/30/2020	(Post-Qualification Amendment No. 6 to Archive Offering Statement)	1954-1955 First Edition, First Issue The Lord of the Rings Trilogy	Closed	6/4/2020	6/12/2020	$29.00	1,000	$29,000 (3)	$10
#CATCHER	4/30/2020	(Post-Qualification Amendment No. 6 to Archive Offering Statement)	1951 First Edition, First Issue The Catcher in the Rye	Closed	6/4/2020	6/12/2020	$25.00	500	$12,500 (3)	$25
#BOND1	4/30/2020	(Post-Qualification Amendment No. 6 to Archive Offering Statement)	1953 First Edition, First Issue Casino Royale	Closed	6/4/2020	6/12/2020	$39.00	1,000	$39,000 (3)	$510
#SUPER21	4/30/2020	(Post-Qualification Amendment No. 6 to Archive Offering Statement)	1943 Superman #21 CGC VF/NM 9.0 comic book	Closed	5/7/2020	6/17/2020	$1.00	8,500	$8,500 (3)	$615
#BATMAN1	4/30/2020	(Post-Qualification Amendment No. 6 to Archive Offering Statement)	1940 D.C. Comics Batman #1 CGC FR/GD 1.5	Sold - $103,950 Acquisition Offer Accepted on 10/3/2022	6/11/2020	6/18/2020	$71.00	1,000	$71,000 (3)	$658
#BIRKINTAN	4/30/2020	(Post-Qualification Amendment No. 6 to Archive Offering Statement)	2015 Hermès 30cm Birkin Tangerine Ostrich with Palladium Hardware	Closed	6/17/2020	6/25/2020	$28.00	1,000	$28,000 (3)	$1,520

32

#GMTBLACK1	4/30/2020	(Post-Qualification Amendment No. 6 to Archive Offering Statement)	Rolex 18k Yellow Gold GMT-Master ref. 16758	Closed	6/17/2020	6/25/2020	$28.00	1,000	$28,000 (3)	$1,520
#61JFK	6/8/2020	(Post-Qualification Amendment No. 7 to Archive Offering Statement)	1961 inscribed copy of Inaugural Addresses of the Presidents of the United States	Closed	6/27/2020	7/7/2020	$11.50	2,000	$23,000 (3)	$5,520
#POKEMON1	4/30/2020	(Post-Qualification Amendment No. 6 to Archive Offering Statement)	1999 Pokemon First Edition PSA GEM MT 10 Complete Set	Sold - $260,005 Acquisition Offer Accepted on 06/02/2024	6/23/2020	7/8/2020	$25.00	5,000	$125,000 (3)	$4,213
#50JACKIE	4/30/2020	(Post-Qualification Amendment No. 6 to Archive Offering Statement)	1950 Bowman #22 Jackie Robinson Card	Sold - $13,000 Acquisition Offer Accepted on 10/07/2020	6/10/2020	7/8/2020	$1.00	10,000	$10,000 (3)	$100
#LINCOLN	6/8/2020	(Post-Qualification Amendment No. 7 to Archive Offering Statement)	1864 Signed, Vignetted Portrait of Abraham Lincoln	Closed	7/1/2020	7/9/2020	$20.00	4,000	$80,000 (3)	$13,900
#STARWARS1	6/8/2020	(Post-Qualification Amendment No. 7 to Archive Offering Statement)	1977 Star Wars #1 CGC VF/NM 9.0 comic book	Closed	7/1/2020	7/14/2020	$1.00	12,000	$12,000 (3)	$980

33

#68MAYS	6/8/2020	(Post-Qualification Amendment No. 7 to Archive Offering Statement)	1968 Willie Mays Signed and Game-Used Adirondack M63 Model Bat	Closed	7/17/2020	7/26/2020	$19.50	2,000	$39,000 (3)	$5,510
#56TEDWILL	6/8/2020	(Post-Qualification Amendment No. 7 to Archive Offering Statement)	1956 Ted Williams Game-Worn Red Sox Home Jersey	Closed	7/16/2020	7/26/2020	$45.00	2,000	$90,000 (3)	$7,825
#TMNT1	6/8/2020	(Post-Qualification Amendment No. 7 to Archive Offering Statement)	1984 Teenage Mutant Ninja Turtles #1 CGC VF/NM 9.8 comic book	Sold - $100,000 Acquisition Offer Accepted on 06/07/2021	7/23/2020	7/30/2020	$65.00	1,000	$65,000 (3)	$4,250
#CAPTAIN3	4/30/2020	(Post-Qualification Amendment No. 6 to Archive Offering Statement)	1941 Captain America Comics #3 CGC VG/FN 5.0 comic book	Closed	7/23/2020	7/30/2020	$37.00	1,000	$37,000 (3)	$464
#51MANTLE	6/8/2020	(Post-Qualification Amendment No. 7 to Archive Offering Statement)	1951 Bowman #253 Mickey Mantle Card	Sold - $65,000 Acquisition Offer Accepted on 04/15/2022	7/16/2020	7/30/2020	$17.00	2,000	$34,000 (3)	$3,060
#CHURCHILL	4/30/2020	(Post-Qualification Amendment No. 6 to Archive Offering Statement)	First English Edition copies of Volumes I-VI of The Second World War by Winston Churchill	Closed	7/7/2020	8/6/2020	$1.00	7,500	$7,500 (3)	$25

34

#SHKSPR4	4/30/2020	(Post-Qualification Amendment No. 6 to Archive Offering Statement)	1685 Fourth Folio of William Shakespeare’s Comedies, Histories, and Tragedies	Closed	7/30/2020	8/6/2020	$115.00	1,000	$115,000 (3)	$7,282
#03KOBE	7/20/2020	(Post-Qualification Amendment No. 8 to Archive Offering Statement)	2003-2004 Upper Deck Exquisite Collection Limited Logos #KB Kobe Bryant Signed Game Used Patch Card	Sold - $43,500 Acquisition Offer Accepted on 12/23/2024	8/2/2020	8/16/2020	$8.00	6,250	$50,000 (3)	$4,400
#03LEBRON	7/20/2020	(Post-Qualification Amendment No. 8 to Archive Offering Statement)	2003-2004 Upper Deck Exquisite Collection LeBron James Patches Autographs Card	Sold - $56,000 Acquisition Offer Accepted on 01/31/2022	8/5/2020	8/16/2020	$17.00	2,000	$34,000 (3)	$7,560
#03JORDAN	7/20/2020	(Post-Qualification Amendment No. 8 to Archive Offering Statement)	2003-2004 Upper Deck Exquisite Collection Michael Jordan Patches Autographs Card	Closed	8/6/2020	8/16/2020	$20.50	2,000	$41,000 (3)	$6,490
#39TEDWILL	7/20/2020	(Post-Qualification Amendment No. 8 to Archive Offering Statement)	1939 Gum Inc. Play Ball #92 Ted Williams Rookie Card	Closed	8/13/2020	8/24/2020	$5.00	5,600	$28,000 (3)	-$1,130

35

#94JETER	7/20/2020	(Post-Qualification Amendment No. 8 to Archive Offering Statement)	1994 Derek Jeter Signed and Game-Worn Columbus Clippers Away Jersey	Closed	8/9/2020	8/24/2020	$45.00	1,000	$45,000 (3)	$4,450
#2020TOPPS	7/20/2020	(Post-Qualification Amendment No. 8 to Archive Offering Statement)	Ten (10) Complete Sets of Topps 2020 Limited First Edition Series 1 & 2 Topps Baseball Cards	Closed	8/13/2020	8/25/2020	$10.00	10,000	$100,000 (3)	$100
#FANFOUR1	4/30/2020	(Post-Qualification Amendment No. 6 to Archive Offering Statement)	1961 Fantastic Four #1 CGC VF+ 8.5 comic book	Sold - $126,000 Acquisition Offer Accepted on 06/14/2021	8/23/2020	9/2/2020	$52.50	2,000	$105,000 (3)	$2,563
#85MARIO	6/8/2020	(Post-Qualification Amendment No. 7 to Archive Offering Statement)	1985 Factory-Sealed NES Super Mario Bros. Wata 9.8 A+	Sold - $2,000,000 Acquisition Offer Accepted on 08/09/2021	8/16/2020	9/15/2020	$50.00	3,000	$150,000 (3)	$6,775
#TOS39	7/20/2020	(Post-Qualification Amendment No. 8 to Archive Offering Statement)	1963 Tales of Suspense #39 CGC NM 9.4 comic book	Sold - $240,000 Acquisition Offer Accepted on 01/31/2022	8/27/2020	9/15/2020	$45.00	3,000	$135,000 (3)	$12,038
#DAREDEV1	6/8/2020	(Post-Qualification Amendment No. 7 to Archive Offering Statement)	1964 Daredevil #1 CGC VF/NM 9.0 comic book	Sold - $22,080 Acquisition Offer Accepted on 07/26/2021	7/28/2020	9/15/2020	$1.00	11,500	$11,500 (3)	$985

36

#05LATOUR	7/20/2020	(Post-Qualification Amendment No. 8 to Archive Offering Statement)	One case of twelve (12) 75cl bottles of 2005 Château Latour	Closed	9/3/2020	9/15/2020	$9.80	1,000	$9,800 (3)	$1,161
#16SCREAG	7/20/2020	(Post-Qualification Amendment No. 8 to Archive Offering Statement)	Four cases of three (3) 75cl bottles of 2016 Screaming Eagle	Closed	9/3/2020	9/15/2020	$39.00	1,000	$39,000 (3)	$5,566
#14DRC	7/20/2020	(Post-Qualification Amendment No. 8 to Archive Offering Statement)	One case of twelve (12) 75cl bottles of 2014 Domaine de la Romanée-Conti	Closed	9/3/2020	9/15/2020	$54.00	1,000	$54,000 (3)	$6,380
#86RICE	7/20/2020	(Post-Qualification Amendment No. 8 to Archive Offering Statement)	1986 Topps #161 Jerry Rice Rookie Card	Closed	7/28/2020	9/15/2020	$1.00	23,000	$23,000 (3)	$1,670
#57MANTLE	7/20/2020	(Post-Qualification Amendment No. 8 to Archive Offering Statement)	1957 Topps #95 Mickey Mantle Card	Closed	9/6/2020	9/21/2020	$1.00	8,000	$8,000 (3)	-$1,182
#FAUBOURG	4/30/2020	(Post-Qualification Amendment No. 6 to Archive Offering Statement)	2019 Hermès 20cm Sellier Faubourg Brown Multicolor Birkin with Palladium Hardware	Sold - $175,000 Acquisition Offer Accepted on 5/22/2023	9/9/2020	9/21/2020	$75.00	2,000	$150,000 (3)	$31,675

37

#SOBLACK	4/30/2020	(Post-Qualification Amendment No. 6 to Archive Offering Statement)	2010 Hermès 30cm Black Calf Box Leather “So Black” Birkin with PVD Hardware	Closed	9/10/2020	10/1/2020	$56.00	1,000	$56,000 (3)	$4,087
#GATSBY	6/8/2020	(Post-Qualification Amendment No. 7 to Archive Offering Statement)	inscribed First Edition, First Issue copy of The Great Gatsby by F. Scott Fitzgerald	Closed	9/14/2020	10/1/2020	$50.00	4,000	$200,000 (3)	$10,800
#93DAYTONA	7/20/2020	(Post-Qualification Amendment No. 8 to Archive Offering Statement)	1993 Rolex Oyster Perpetual Cosmograph Daytona ref. 16528	Closed	9/24/2020	10/1/2020	$21.00	2,000	$42,000 (3)	$3,480
#09TROUT	9/24/2020	(Post-Qualification Amendment No. 10 to Archive Offering Statement)	2009 Bowman Chrome Draft Prospects #DBPP89 Mike Trout (Orange Refractor) Signed Rookie Card	Closed	9/28/2020	10/8/2020	$20.00	11,250	$225,000 (3)	-$4,540
#57STARR	7/20/2020	(Post-Qualification Amendment No. 8 to Archive Offering Statement)	1957 Topps #119 Bart Starr Rookie Card	Closed	9/16/2020	10/8/2020	$1.00	8,000	$8,000 (3)	-$1,182
#AF15	8/21/2020	(Post-Qualification Amendment No. 9 to Archive Offering Statement)	1962 Amazing Fantasy #15 CGC VF 8.0 comic book	Sold - $240,000 Acquisition Offer Accepted on 06/07/2021	10/9/2020	10/19/2020	$25.00	8,000	$200,000 (3)	$6,900

38

#03KOBE2	9/24/2020	(Post-Qualification Amendment No. 10 to Archive Offering Statement and Supplement No. 1 to Post-Qualification Amendment No. 11)	2003-04 Upper Deck Exquisite Collection Patches Autographs #KB Kobe Bryant Card graded BGS MINT 9	Closed	10/6/2020	10/22/2020	$4.00	5,750	$23,000 (3)	$641
#JOBSMAC	8/21/2020	(Post-Qualification Amendment No. 9 to Archive Offering Statement)	1986 Macintosh Plus Computer Signed by Steve Jobs	Sold - $150,000 Acquisition Offer Accepted on 08/29/2024	10/10/2020	10/22/2020	$10.00	5,000	$50,000 (3)	$13,168
#16PETRUS	7/20/2020	(Post-Qualification Amendment No. 8 to Archive Offering Statement and Supplement No. 1 to Post-Qualification Amendment No. 9 to Archive Offering Statement)	Two cases of six (6) 75cl bottles of 2016 Château Petrus	Closed	8/29/2020	11/3/2020	$5.00	9,000	$45,000 (3)	$5,214
#ALICE	7/20/2020	(Post-Qualification Amendment No. 8 to Archive Offering Statement)	1866 First Edition, Second Issue copy of Alice’s Adventures in Wonderland by Lewis Carroll	Closed	9/6/2020	11/3/2020	$1.00	12,000	$12,000 (3)	$1,480

39

#SPIDER10	8/21/2020	(Post-Qualification Amendment No. 9 to Archive Offering Statement)	1963 Marvel Comics Amazing Spider-Man #10 CGC NM/M 9.8 comic book	Closed	9/6/2020	11/3/2020	$5.00	4,200	$21,000 (3)	$1,688
#62MANTLE	9/24/2020	(Post-Qualification Amendment No. 10 to Archive Offering Statement)	1962 Mickey Mantle Professional Model Bat Attributed to the 1962 World Series	Closed	10/19/2020	11/4/2020	$25.00	6,000	$150,000 (3)	$14,775
#BATMAN6	6/8/2020	(Post-Qualification Amendment No. 7 to Archive Offering Statement)	1941 Batman #6 CGC NM 9.4 comic book	Closed	10/21/2020	11/4/2020	$13.50	2,000	$27,000 (3)	$2,330
#CLEMENTE2	9/24/2020	(Post-Qualification Amendment No. 10 to Archive Offering Statement)	1959 Roberto Clemente Signature Model Bat	Sold - $72,500 Acquisition Offer Accepted on 09/15/2024	9/29/2020	11/9/2020	$35.00	2,000	$70,000 (3)	$8,173
#SUPER14	7/20/2020	(Post-Qualification Amendment No. 8 to Archive Offering Statement)	1942 Superman #14 CGC NM 9.4 comic book	Sold - $156,000 Acquisition Offer Accepted on 08/03/2021	11/6/2020	11/16/2020	$25.00	5,200	$130,000 (3)	$7,125
#79STELLA	9/24/2020	(Post-Qualification Amendment No. 10 to Archive Offering Statement)	1979 Rolex Ref. 18038 Coral “Stella Dial” Day-Date	Closed	10/5/2020	11/16/2020	$5.00	13,800	$69,000 (3)	$5,693

40

#TKAM	6/8/2020	(Post-Qualification Amendment No. 7 to Archive Offering Statement)	1960 Inscribed First Edition copy of To Kill a Mockingbird by Harper Lee	Closed	10/26/2020	11/16/2020	$16.00	2,000	$32,000 (3)	$1,980
#DIMAGGIO2	10/28/2020	(Post-Qualification Amendment No. 14 to Archive Offering Statement)	Rolex Oyster Perpetual Datejust presented to Joe DiMaggio	Closed	11/10/2020	11/18/2020	$10.50	2,000	$21,000 (3)	$2,036
#13BEAUX	9/24/2020	(Post-Qualification Amendment No. 10 to Archive Offering Statement)	One case of twelve (12) bottles of 2013 Vosne-Romanée Les Beaux Monts, Domaine Leroy	Closed	11/10/2020	11/23/2020	$5.00	5,100	$25,500 (3)	$2,124
#88MARIO	10/28/2020	(Post-Qualification Amendment No. 14 to Archive Offering Statement)	1988 NES Super Mario Bros. 2 Wata 9.8 A+ Video Game	Sold - $60,000 Acquisition Offer Accepted on 12/29/2020	11/12/2020	11/23/2020	$15.00	2,000	$30,000 (3)	$3,600
#ANMLFARM	8/21/2020	(Post-Qualification Amendment No. 9 to Archive Offering Statement)	First Edition, First printing of Animal Farm by George Orwell	Closed	11/16/2020	11/23/2020	$10.00	1,000	$10,000 (3)	$434
#NASA1	9/24/2020	(Post-Qualification Amendment No. 10 to Archive Offering Statement)	1969 Buzz Aldrin NASA Apollo 11 space-flown control stick	Sold - $349,627 Acquisition Offer Accepted on 04/25/2024	10/25/2020	11/25/2020	$30.00	10,000	$300,000 (3)	$39,763

41

#00BRADY	10/28/2020	(Post-Qualification Amendment No. 14 to Archive Offering Statement and Supplement No. 1 to Post-Qualification Amendment No. 14 to Archive Offering Statement)	2000 Playoff Contenders #144 Tom Brady Autograph Rookie Card graded BGS MINT 9	Closed	11/19/2020	11/30/2020	$12.00	3,750	$45,000 (3)	$8,298
#85NES	10/28/2020	(Post-Qualification Amendment No. 14 to Archive Offering Statement)	1985 NES Duck Hunt Wata 9.2 NS Video Game and a 1985 NES Gyromite Wata 9.0 NS Video Game	Closed	11/17/2020	11/30/2020	$4.00	8,000	$32,000 (3)	$4,321
#JUSTICE1	8/21/2020	(Post-Qualification Amendment No. 9 to Archive Offering Statement)	1960 Justice League of America #1 CGC NM+ 9.6 comic book	Sold - $225,000 Acquisition Offer Accepted on 06/01/2022	11/18/2020	12/7/2020	$43.00	5,000	$215,000 (3)	$20,638
#69KAREEM	10/28/2020	(Post-Qualification Amendment No. 14 to Archive Offering Statement)	1969 Topps Basketball #25 Lew Alcindor Rookie Card graded PSA NM-MT 8	Closed	11/23/2020	12/7/2020	$11.00	2,500	$27,500 (3)	$2,896

42

#59JFK	8/21/2020	(Post-Qualification Amendment No. 9 to Archive Offering Statement)	1959 Inscribed Presentation Copy of Profiles in Courage by John F. Kennedy	Closed	11/25/2020	12/7/2020	$13.00	2,000	$26,000 (3)	$1,538
#04LEBRON	10/28/2020	(Post-Qualification Amendment No. 14 to Archive Offering Statement)	2004-05 Upper Deck Exquisite Collection Extra Exquisite Jerseys Autographs #LJ LeBron James Card graded BGS GEM MINT 9.5	Closed	10/29/2020	12/7/2020	$10.00	5,000	$50,000 (3)	$4,371
#85JORDAN	10/28/2020	(Post-Qualification Amendment No. 14 to Archive Offering Statement)	1985 Michael Jordan Rookie Game Worn Nike Air Jordan I Sneakers	Sold - $275,000 Acquisition Offer Accepted on 03/05/2024	11/8/2020	12/7/2020	$25.00	10,000	$250,000 (3)	$5,025
#GOLDENEYE	10/28/2020	(Post-Qualification Amendment No. 14 to Archive Offering Statement)	1997 N64 GoldenEye 007 Wata 9.6 A++ Video Game	Closed	11/24/2020	12/14/2020	$5.00	5,000	$25,000 (3)	$808
#MOONSHOE	11/25/2020	(Post-Qualification Amendment No. 15 to Archive Offering Statement)	Original pair of Nike "Moon Shoe" sneakers	Closed	11/25/2020	12/14/2020	$10.00	18,000	$180,000 (3)	$26,250
#03LEBRON2	11/25/2020	(Post-Qualification Amendment No. 15 to Archive Offering Statement)	2003-04 Topps Chrome Refractors LeBron James Rookie card graded BGS Pristine 10	Closed	11/30/2020	12/14/2020	$20.00	5,000	$100,000 (3)	$7,523

43

#GRAPES	8/21/2020	(Post-Qualification Amendment No. 9 to Archive Offering Statement)	1939 Inscribed First Edition Presentation copy of The Grapes of Wrath by John Steinbeck	Closed	12/1/2020	12/14/2020	$19.50	2,000	$39,000 (3)	$6,408
#34GEHRIG	10/28/2020	(Post-Qualification Amendment No. 14 to Archive Offering Statement)	1934 Goudey #61 Lou Gehrig Card graded PSA NM-MT 8	Sold - $86,000 Acquisition Offer Accepted on 03/31/2024	12/3/2020	12/14/2020	$7.00	5,000	$35,000 (3)	$3,845
#98KANGA	11/25/2020	(Post-Qualification Amendment No. 15 to Archive Offering Statement)	1998 Pokémon Japanese Promo Kangaskhan-Holo Trophy Card graded PSA GEM MT 10	Sold -$216,000 Acquisition Offer Accepted on 10/03/2025	12/2/2020	12/14/2020	$8.00	21,250	$170,000 (3)	$16,425
#06BRM	9/24/2020	(Post-Qualification Amendment No. 10 to Archive Offering Statement)	One case of twelve (12) bottles of 2006 Barolo Riserva Monfortino, Giacomo Conterno	Closed	12/7/2020	12/14/2020	$10.00	1,850	$18,500 (3)	$1,351
#DUNE	7/20/2020	(Post-Qualification Amendment No. 8 to Archive Offering Statement)	1965 Inscribed First Edition Copy of Frank Herbert’s Dune	Closed	12/10/2020	12/22/2020	$13.25	1,000	$13,250 (3)	$1,418
#86FLEER	11/25/2020	(Post-Qualification Amendment No. 15 to Archive Offering Statement)	1986-87 Fleer Basketball Unopened Wax Box Certified by BBCE	Sold -$121,000 Acquisition Offer Accepted on 09/30/2025	12/7/2020	12/22/2020	$10.00	16,500	$165,000 (3)	$14,666

44

#WILDGUN	10/28/2020	(Post-Qualification Amendment No. 14 to Archive Offering Statement)	1985 NES Wild Gunman Wata 9.2 A+ Video Game	Closed	12/15/2020	12/22/2020	$7.00	4,000	$28,000 (3)	$2,591
#58PELE2	11/25/2020	(Post-Qualification Amendment No. 15 to Archive Offering Statement)	1958 Editora Aquarela Pelé Card graded PSA NM 7	Sold - $62,000 Acquisition Offer Accepted on 02/26/2021	12/16/2020	12/22/2020	$5.00	5,300	$26,500 (3)	$1,930
#18LAMAR	11/25/2020	(Post-Qualification Amendment No. 15 to Archive Offering Statement)	2018 National Treasures Red Lamar Jackson Rookie Card graded BGS NM-MT+ 8.5	Sold - $88,500 Acquisition Offer Accepted on 12/29/2020	12/7/2020	12/29/2020	$8.00	7,750	$62,000 (3)	$5,875
#13GIANNIS	11/25/2020	(Post-Qualification Amendment No. 15 to Archive Offering Statement)	2013 Panini Flawless Giannis Antetokounmpo Rookie card graded BGS GEM MINT 9.5	Closed	12/19/2020	1/13/2021	$5.00	5,000	$25,000 (3)	$4,023
#AVENGERS1	7/20/2020	(Post-Qualification Amendment No. 8 to Archive Offering Statement)	1963 Avengers #1 CGC NM + 9.6 comic book	Sold - $325,000 Acquisition Offer Accepted on 07/09/2021	12/16/2020	1/13/2021	$54.00	5,000	$270,000 (3)	$14,675
#04MESSI	11/25/2020	(Post-Qualification Amendment No. 15 to Archive Offering Statement)	2004-05 Panini Lionel Messi Card graded BGS GEM MINT 9.5	Sold -$120,000 Acquisition Offer Accepted on 09/19/2025	12/21/2020	1/13/2021	$5.00	9,000	$45,000 (3)	$3,403

45

#AVENGE57	8/21/2020	(Post-Qualification Amendment No. 9 to Archive Offering Statement)	1968 Marvel Avengers #57 CGC NM/M 9.8 comic book	Closed	12/2/2020	1/13/2021	$1.00	20,000	$20,000 (3)	$1,698
#03TACHE	10/28/2020	(Post-Qualification Amendment No. 14 to Archive Offering Statement)	Four cases of three (3) bottles of 2003 La Tâche, Domaine de la Romanée-Conti	Closed	11/17/2020	1/13/2021	$5.00	15,600	$78,000 (3)	$5,699
#99TMB2	11/25/2020	(Post-Qualification Amendment No. 15 to Archive Offering Statement)	1999 Pokémon Japanese Promo Tropical Mega Battle No. 2 Trainer Card graded PSA AUTHENTIC	Closed	12/14/2020	1/13/2021	$6.00	10,000	$60,000 (3)	$8,000
#PUNCHOUT	12/21/2020	(Post-Qualification Amendment No. 16 to Archive Offering Statement)	1987 NES Mike Tyson’s PUNCH-OUT!! Wata 9.4 A+ video game	Sold – $100,000 Acquisition Offer Accepted on 05/02/2024	12/22/2020	1/13/2021	$9.00	10,000	$90,000 (3)	$7,825
#BULLSRING	11/25/2020	(Post-Qualification Amendment No. 15 to Archive Offering Statement)	Six Chicago Bulls NBA Championship Rings awarded to Chicago Bulls security guard John Capps	Sold -$320,000 Acquisition Offer Accepted on 12/12/2025	12/19/2020	1/13/2021	$10.00	30,000	$300,000 (3)	$44,008
#70AARON	11/25/2020	(Post-Qualification Amendment No. 15 to Archive Offering Statement)	1970 Topps Hank Aaron card graded PSA GEM MINT 10	Closed	12/23/2020	1/13/2021	$3.00	6,000	$18,000 (3)	$598

46

#96CHARZRD	12/21/2020	(Post-Qualification Amendment No. 16 to Archive Offering Statement)	1996 Pokemon Japanese Base Set No Rarity Symbol Holo Charizard #6 PSA MINT 9	Sold - $75,000 Acquisition Offer Accepted on 03/05/2026	12/27/2020	1/13/2021	$10.00	6,500	$65,000 (3)	$5,304
#01TIGER	12/21/2020	(Post-Qualification Amendment No. 16 to Archive Offering Statement)	2001 SP Authentic #45 Tiger Woods Autographed Rookie Card graded BGS GEM MINT 9.5	Closed	12/30/2020	1/13/2021	$10.00	1,850	$18,500 (3)	$1,615
#ICECLIMB	12/21/2020	(Post-Qualification Amendment No. 16 to Archive Offering Statement)	1985 NES Ice Climber Wata 9.0 A video game	Closed	12/28/2020	1/13/2021	$8.00	10,000	$80,000 (3)	$7,958
#09COBB	11/25/2020	(Post-Qualification Amendment No. 15 to Archive Offering Statement)	1909-11 T206 Sweet Caporal Ty Cobb card graded PSA NM 7	Closed	1/6/2021	1/19/2021	$4.00	8,000	$32,000 (3)	$2,980
#51HOWE	11/25/2020	(Post-Qualification Amendment No. 15 to Archive Offering Statement)	1951 Parkhurst Gordie Howe Card graded PSA NM-MT 8	Sold - $52,000 Acquisition Offer Accepted on 01/28/2022	1/5/2021	1/19/2021	$9.00	5,000	$45,000 (3)	$3,445
#96JORDAN2	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement)	Michael Jordan Playoff Worn and Dual Signed ‘Player Sample’ Air Jordan 11’s	Closed	1/11/2021	1/19/2021	$5.00	10,800	$54,000 (3)	$3,691

47

#JUNGLEBOX	12/21/2020	(Post-Qualification Amendment No. 16 to Archive Offering Statement)	1999 Pokémon Jungle 1st Edition Booster Box	Closed	1/3/2021	1/19/2021	$5.00	6,900	$34,500 (3)	$2,955
#59FLASH	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement)	1959 The Flash #105 comic book graded NM 9.4 by CGC	Closed	1/12/2021	1/25/2021	$6.50	10,000	$65,000 (3)	$5,129
#FOSSILBOX	12/21/2020	(Post-Qualification Amendment No. 16 to Archive Offering Statement)	1999 Pokémon 1st Edition Fossil Set Sealed Booster Box	Closed	1/11/2021	1/25/2021	$5.00	4,200	$21,000 (3)	$1,569
#THOR	10/28/2020	(Post-Qualification Amendment No. 14 to Archive Offering Statement)	1962 Journey Into Mystery #83 CGC NM 9.4	Sold - $261,000 Acquisition Offer Accepted on 07/14/2021	1/7/2021	1/25/2021	$20.00	10,750	$215,000 (3)	$15,638
#POKEBLUE	12/21/2020	(Post-Qualification Amendment No. 16 to Archive Offering Statement)	1998 Game Boy Pokémon Blue video game	Closed	1/20/2021	1/27/2021	$10.00	2,400	$24,000 (3)	$2,660

48

#98GTA	12/21/2020	(Post-Qualification Amendment No. 16 to Archive Offering Statement and Supplement No. 1 to Post-Qualification Amendment No. 17 to Archive Offering Statement)	1998 PlayStation Grand Theft Auto Video Game graded Wata 9.8 A+	Closed	1/14/2021	1/27/2021	$5.00	3,150	$15,750 (3)	$1,172
#PICNIC	8/21/2020	(Post-Qualification Amendment No. 9 to Archive Offering Statement)	Limited Edition Natural Barénia Leather & Osier Picnic Kelly 35cm Bag with palladium hardware	Closed	12/9/2020	1/27/2021	$27.00	2,000	$54,000 (3)	$4,358
#DOMINOS	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement)	1990 Rolex Air-King Dominos Pizza Special Edition Watch	Closed	1/19/2021	1/27/2021	$5.50	2,000	$11,000 (3)	$1,169
#58PELE	11/25/2020	(Post-Qualification Amendment No. 15 to Archive Offering Statement)	1958 Alifabolaget #635 Pelé Rookie Card graded PSA MINT 9	Sold - $1,331,269 Acquisition Offer Accepted on 02/11/2022	1/11/2021	1/28/2021	$10.00	31,500	$315,000 (3)	$20,483

49

#09CURRY	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement)	2009-10 UD Exquisite Stephen Curry #64 Autographed Rookie Card graded GEM MINT 9.5 by BGS	Closed	1/25/2021	2/2/2021	$10.00	2,500	$25,000 (3)	$524
#84JORDAN	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement)	Michael Jordan Photo-Matched 1984 Signing Day Chicago Bulls Official NBA Game Jersey	Sold - $513,985 Acquisition Offer Accepted on 01/11/2024	1/21/2021	2/2/2021	$25.00	15,000	$375,000 (3)	$49,831
#09BEAUX	9/24/2020	(Post-Qualification Amendment No. 10 to Archive Offering Statement)	One case of twelve (12) bottles of 2009 Vosne-Romanée Les Beaux Monts, Domaine Leroy	Closed	1/4/2021	2/2/2021	$5.00	6,800	$34,000 (3)	$3,085
#KEROUAC	9/24/2020	(Post-Qualification Amendment No. 10 to Archive Offering Statement)	1957 inscribed First Edition, Presentation Copy of "On the Road" by Jack Kerouac	Closed	12/13/2020	2/7/2021	$20.00	4,900	$98,000 (3)	$10,583
#96JORDAN	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement)	1996 Michael Jordan Game Worn and Dual Signed ‘Player Sample’ Air Jordan 11 “Concord”	Sold - $92, 135 Acquisition Offer Accepted on 12/28/2022	1/26/2021	2/7/2021	$4.00	12,000	$48,000 (3)	$4,420
#FEDERAL	11/25/2020	(Post-Qualification Amendment No. 15 to Archive Offering Statement)	First Edition copy of The Federalist by Alexander Hamilton, James Madison, and John Jay	Sold - $195,000 Acquisition offer Accepted on 09/07/2024	1/25/2021	2/7/2021	$15.00	10,000	$150,000 (3)	$26,675

50

#62BOND	12/21/2020	(Post-Qualification Amendment No. 16 to Archive Offering Statement)	1962 First Edition Presentation copy of The Spy Who Loved Me by Ian Fleming inscribed to Robert Kennedy	Closed	12/30/2020	2/7/2021	$6.00	15,500	$93,000 (3)	$13,593
#71TOPPS	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement)	1971 Topps Football Series 2 Wax Box Reviewed and Factory Sealed by BBCE	Closed	1/18/2021	2/17/2021	$4.00	17,000	$68,000 (3)	$5,759
#DEATON	12/21/2020	(Post-Qualification Amendment No. 16 to Archive Offering Statement)	Triceratops prorsus skull excavated from the Hell Creek Formation of North Dakota in 1999	Closed	1/25/2021	2/17/2021	$25.00	11,400	$285,000 (3)	$27,283
#98ZELDA	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement)	1998 N64 The Legend of Zelda: Ocarina of Time video game graded 9.6 A+ by Wata	Closed	2/3/2021	2/17/2021	$4.70	5,000	$23,500 (3)	$2,165
#03JORDAN2	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement)	2003-04 UD Exquisite Quad Patch #MJ Michael Jordan Game Used Patch Card graded NM-MT+ 8.5 by BGS	Closed	2/9/2021	2/22/2021	$4.20	10,000	$42,000 (3)	$4,154

51

#WOLVERINE	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement and Supplement No. 1 to Post-Qualification Amendment No. 17 to Archive Offering Statement)	1974 Incredible Hulk #181 comic book graded NM/M 9.8 by CGC	Sold - $57,000 Acquisition Offer Accepted on 07/22/2021	2/7/2021	2/22/2021	$9.50	5,000	$47,500 (3)	$3,925
#91JORDAN	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement)	1991 Michael Jordan Game Worn Chicago Bulls Home Uniform graded A10 by MEARS	Closed	1/31/2021	2/24/2021	$7.00	10,000	$70,000 (3)	$590
#79GRETZKY	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement)	1979 Topps Wayne Gretzky #18 Rookie Card graded GEM-MT 10 by PSA	Sold - $920,000 Acquisition Offer Accepted on 01/31/2024	2/5/2021	2/25/2021	$40.00	20,000	$800,000 (3)	$64,216
#17DUJAC	9/24/2020	(Post-Qualification Amendment No. 10 to Archive Offering Statement)	Two cases of six (6) bottles of 2017 Chambertin, Domaine Dujac	Sold -$35,500 Acquisition Offer Accepted on 05/08/2025	2/15/2021	3/8/2021	$8.00	3,250	$26,000 (3)	$1,408
#FAUBOURG2	9/24/2020	(Post-Qualification Amendment No. 10 to Archive Offering Statement)	2019 Hermès 20cm Sellier Faubourg Blue Multicolor Birkin with Palladium Hardware	Sold - $180,000 Acquisition Offer Accepted on 12/14/2024	12/28/2020	3/8/2021	$15.00	11,000	$165,000 (3)	$11,483

52

#MOSASAUR	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement)	Mosasaur Halisaurus Arambourgi Skeleton	Closed	2/21/2021	3/15/2021	$5.00	6,000	$30,000 (3)	$8,658
#92JORDAN	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement)	1992 Michael Jordan Game Worn and Dual Signed Nike Air Jordan VII's	Sold - $52,000 Acquisition Offer Accepted on 04/24/2023	2/23/2021	3/15/2021	$6.00	7,000	$42,000 (3)	$4,480
#14KOBE	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement)	2014 Kobe Bryant Game Worn and Signed Lakers Jersey	Sold - $95,000 Acquisition Offer Accepted on 01/21/2022	2/14/2021	3/15/2021	$8.00	9,750	$78,000 (3)	$6,250
#03LEBRON3	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement)	2003-04 SP Authentic #148 LeBron James Autographed Rookie Card graded PRISTINE 10 by BGS	Closed	2/12/2021	3/15/2021	$23.00	10,000	$230,000 (3)	$20,924
#95TOPSUN	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	1995 Sealed Topsun Pokémon Booster Box, 1st Edition Box A	Closed	3/2/2021	3/15/2021	$6.00	10,000	$60,000 (3)	$8,300
#09TROUT2	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	2009 Bowman Chrome Mike Trout Xfractor graded BGS 9.5	Closed	2/28/2021	3/16/2021	$5.00	11,200	$56,000 (3)	$4,340

53

#59BOND	12/21/2020	(Post-Qualification Amendment No. 16 to Archive Offering Statement and Supplement No. 1 to Post-Qualification Amendment No. 17 to Archive Offering Statement)	1959 First Edition Dedication copy of Goldfinger by Ian Fleming	Closed	2/24/2021	3/16/2021	$8.00	10,250	$82,000 (3)	$11,381
#OPEECHEE	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement)	1979-80 O-Pee-Chee Wax Box Reviewed and Factory Sealed by BBCE	Closed	2/19/2021	3/16/2021	$30.00	10,000	$300,000 (3)	$41,699
#ROCKETBOX	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	2000 Pokémon Team Rocket 1st Edition Factory Sealed Booster Box	Closed	3/10/2021	3/22/2021	$6.00	4,750	$28,500 (3)	$1,894
#94JORDAN	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement)	1994 Michael Jordan Game Worn, Signed and Photo-Matched Air Jordan Baseball Cleats	Closed	2/16/2021	3/22/2021	$8.50	10,000	$85,000 (3)	$9,295

54

#18LUKA	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	2018 Panini Prizm Signatures Black Label Luka Doncic Rookie card #3 Graded BGS PRISTINE 10	Closed	3/14/2021	4/6/2021	$5.00	5,300	$26,500 (3)	$2,813
#86DK3	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	1986 Donkey Kong 3 Sealed [Hangtab, 2 Code, Mid-Production], NES Nintendo graded Wata 9.2 A+	Sold - $60,000 Acquisition Offer Accepted on 08/30/2021	3/1/2021	4/6/2021	$10.00	4,350	$43,500 (3)	$3,565
#FANFOUR5	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	1962 Marvel Fantastic Four #5 comic book graded CGC NM 9.2	Closed	3/3/2021	4/6/2021	$8.00	10,000	$80,000 (3)	$5,900
#16KOBE	10/28/2020	(Post-Qualification Amendment No. 14 to Archive Offering Statement)	Four Signed Hardwood Panels from the Staples Center Basketball Court used during Kobe Bryant’s Farewell Game	Sold - $800,000 Acquisition Offer Accepted on 01/21/2023	3/5/2021	4/6/2021	$8.00	100,000	$800,000 (3)	$147,929
#11BELAIR	9/24/2020	(Post-Qualification Amendment No. 10 to Archive Offering Statement)	One case of twelve (12) bottles of 2011 Vosne-Romanée Aux Reignots, Domaine du Comte Liger-Belair	Closed	3/10/2021	4/6/2021	$11.00	2,000	$22,000 (3)	$1,541

55

#76PAYTON	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	1976 Topps #148 Walter Payton Rookie Card Graded PSA GEM MT 10	Closed	3/9/2021	4/6/2021	$6.50	10,000	$65,000 (3)	$9,750
#17MAHOMES	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	2017 National Treasures Black #161 Patrick Mahomes II Rookie Patch Autograph Card graded BGS NM-MT 8	Sold - $350,000 Acquisition Offer Accepted on 01/24/2022	2/27/2021	4/6/2021	$12.00	25,000	$300,000 (3)	$79,150
#85MJPROMO	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	1985 Nike Promo Michael Jordan Bulls RC Rookie graded PSA 10	Closed	3/7/2021	4/6/2021	$8.00	3,500	$28,000 (3)	$4,120
#96KOBE	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	1996 Finest Refractors (With Coating) #269 Gold Kobe Bryant Rookie Card Graded BGS GEM MINT 9.5	Closed	3/24/2021	4/9/2021	$11.00	7,000	$77,000 (3)	$7,662
#99CHARZRD	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	1999 Pokémon Charizard #4 First Edition Base Set Hologram Trading Card published by Wizards of the Coast graded PSA GEM MT 10	Sold -$300,000 Acquisition Offer Accepted on 10/23/2025	3/20/2021	4/9/2021	$10.00	35,000	$350,000 (3)	$42,825

56

#68RYAN	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	1968 Topps #177 Nolan Ryan Rookie Card Graded PSA MINT 9	Sold - $55,954 Acquisition Offer Accepted on 08/29/2024	3/17/2021	4/9/2021	$7.00	10,000	$70,000 (3)	$8,102
#MARADONA	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	1979 Panini Calciatori Soccer Diego Maradona Rookie RC #312 graded PSA 9 MINT	Closed	3/16/2021	4/9/2021	$7.00	2,000	$14,000 (3)	$1,428
#POKEYELOW	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	1999 Nintendo Game Boy Pokémon Yellow [Pixel ESRB, Early Production] Graded Wata 9.6 A++	Closed	3/23/2021	4/13/2021	$5.00	11,000	$55,000 (3)	$6,850
#POKELUGIA	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	2000 Neo Genesis 1st Edition Holo Lugia #9 Graded PSA GEM MINT 10	Sold - $115,000 Acquisition Offer Accepted on 01/23/2026	3/15/2021	4/13/2021	$11.00	10,000	$110,000 (3)	$12,475
#XMEN1	12/21/2020	(Post-Qualification Amendment No. 16 to Archive Offering Statement)	1963 X-Men #1 CGC NM 9.4 comic book	Sold - $325,000 Acquisition Offer Accepted on 06/21/2021	3/13/2021	4/15/2021	$20.00	12,000	$240,000 (3)	$20,200
#VANHALEN	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement)	2008 Eddie Van Halen Concert Played and Signed Charvel EVH Art Series One-of-a-Kind Guitar	Closed	2/2/2021	4/15/2021	$12.40	5,000	$62,000 (3)	$5,954

57

#48JACKIE	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement)	1948 Leaf Jackie Robinson #79 Rookie Card graded NM-MT 8 by PSA	Sold - $260,000 Acquisition Offer Accepted on 09/25/2024	1/29/2021	4/15/2021	$20.00	18,750	$375,000 (3)	$27,717
#05MJLJ	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	2005-06 Exquisite Collection Jerseys inserts, Dual Autographs: Michael Jordan and Lebron James graded BGS NM-MT+ 8.5	Sold - $56,650 Acquisition Offer Accepted on 12/18/2024	3/20/2021	7/1/2021	$4.00	20,500	$82,000 (3)	$7,949
#81MONTANA	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	1981 Topps Football #216 Joe Montana Rookie Card Graded PSA GEM MINT 10	Closed	3/29/2021	7/1/2021	$7.00	10,000	$70,000 (3)	$5,175
#00MOUTON	9/24/2020	(Post-Qualification Amendment No. 10 to Archive Offering Statement)	One case of twelve (12) bottles of 2000 Château Mouton-Rothschild	Closed	4/1/2021	7/1/2021	$13.50	2,000	$27,000 (3)	$2,181
#07DURANT	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement)	2007 Topps Chrome Orange Refractor Kevin Durant Rookie Card graded PSA GEM MT 10	Closed	6/4/2021	7/1/2021	$13.00	9,000	$117,000 (3)	-$1,656

58

#56AARON	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement)	1956 Topps #31 Hank Aaron (White Back) graded PSA Mint 9	Closed	4/23/2021	7/1/2021	$5.00	10,000	$50,000 (3)	$7,401
#85LEMIEUX	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement)	1985 O-Pee-Chee Hockey Mario Lemieux Rookie Card #9 graded PSA GEM-MT 10	Closed	4/7/2021	7/1/2021	$5.00	17,500	$87,500 (3)	$7,251
#87JORDAN	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement)	1987 Fleer Michael Jordan Card #59 graded PSA GEM MT 10	Closed	3/30/2021	7/1/2021	$5.00	10,000	$50,000 (3)	$3,188
#AC23	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement)	1940 Action Comics #23 comic book published by D.C. Comics graded CGC 5.5	Closed	5/25/2021	7/1/2021	$7.00	4,000	$28,000 (3)	$2,620
#APPLE1	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement)	1976 Apple-1 Computer with Original Box Signed by Steve Wozniak	Closed	4/2/2021	7/1/2021	$25.00	33,000	$825,000 (3)	$65,355
#GWLOTTO	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement)	1768 George Washington Mountain Road Lottery Ticket with Signature	Closed	4/5/2021	7/1/2021	$14.00	2,500	$35,000 (3)	$7,442

59

#GYMBOX	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	2000 Pokémon Gym Heroes 1st Edition Set Sealed Booster Box	Closed	3/30/2021	7/1/2021	$6.00	3,000	$18,000 (3)	$1,663
#HUCKFINN	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement)	1885 First Edition, Adventures of Huckleberry Finn by Mark Twain	Closed	4/20/2021	7/1/2021	$11.00	2,000	$22,000 (3)	$2,580
#NEOBOX	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	2000 Pokémon Neo Genesis 1st Edition Set Sealed Booster Box	Sold -$33,000 Acquisition Offer Accepted on 05/23/2025	4/14/2021	7/1/2021	$4.50	10,000	$45,000 (3)	$3,167
#NEWTON	11/25/2020	(Post-Qualification Amendment No. 15 to Archive Offering Statement)	1687 First Edition, Continental Issue of Philosophiae Naturalis Principia Mathematica by Sir Isaac Newton	Closed	5/4/2021	7/1/2021	$10.00	30,000	$300,000 (3)	$38,929

60

#NICKLAUS1	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement and Supplement No. 1 to Post-Qualification Amendment No. 18 to Archive Offering Statement)	1973 Panini #375 Jack Nicklaus Rookie Card Graded by PSA GEM MT 10	Closed	4/7/2021	7/1/2021	$10.00	4,000	$40,000 (3)	$4,001
#POKEMON2	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	1999 Pokémon 1st Edition Base Set Sealed Booster Box published by Wizards of the Coast	Closed	4/2/2021	7/1/2021	$10.00	41,500	$415,000 (3)	$32,138
#POKERED	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement)	1998 Game Boy Pokémon Red Video Game graded Wata 9.2 A++	Closed	5/5/2021	7/1/2021	$4.00	10,000	$40,000 (3)	$4,000
#RIVIERA	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement)	1965 Rolex 1601 Datejust retailed by Joyeria Riviera	Closed	4/12/2021	7/1/2021	$5.00	6,000	$30,000 (3)	$5,888
#SMB3	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement)	1990 NES Super Mario Bros. 3 Video Game graded Wata 9.4 A+	Closed	4/11/2021	7/1/2021	$5.00	5,000	$25,000 (3)	$2,150

61

#WALDEN	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement)	1854 First Edition Walden; or, Life in the Woods by Henry David Thoreau	Closed	5/12/2021	7/1/2021	$10.25	2,000	$20,500 (3)	$2,095
#WZRDOFOZ	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	1900 First Edition of The Wonderful Wizard Of OZ	Closed	4/27/2021	7/1/2021	$15.00	6,000	$90,000 (3)	$7,725
#60ALI	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement)	1960 Hemmets Journal #23 Cassius Clay (Muhammad Ali) Rookie Card graded PSA Mint 9	Closed	4/2/2021	7/14/2021	$10.00	23,500	$235,000 (3)	$20,014
#TORNEK	11/25/2020	(Post-Qualification Amendment No. 15 to Archive Offering Statement)	1964 Tornek-Rayville ref. TR-900	Closed	11/26/2020	7/14/2021	$5.00	33,000	$165,000 (3)	$8,513
#DIMAGGIO3	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	1950-51 Joe DiMaggio Game-Worn Road Jersey Graded MEARS A10	Closed	5/24/2021	7/14/2021	$20.00	22,500	$450,000 (3)	$26,525
#POKEMON3	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement)	1999 Pokémon 1st Edition Complete Set graded PSA GEM MT 10	Sold -$911,630 Acquisition Offer Accepted on 10/31/2025	4/25/2021	7/14/2021	$120.00	5,000	$600,000 (3)	$36,900

62

#09CURRY2	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement and Supplement No. 1 to Post-Qualification Amendment No. 18 to Archive Offering Statement)	2009 Playoff National Treasures Stephen Curry Autographed Patch Rookie Card graded BGS GEM MINT 9.5	Closed	3/26/2021	7/28/2021	$25.00	21,000	$525,000 (3)	$62,158
#80ALI	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement)	1980 Muhammad Ali Sparring Gloves Worn in Training for Larry Holmes Bout and Inscribed to Sylvester Stallone	Closed	5/3/2021	7/28/2021	$7.50	10,000	$75,000 (3)	$12,888
#58PELE3	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	1958-59 Tupinamba Ltda. Quigol Pelé #109 Rookie Card graded PSA NM -MT 8	Closed	5/7/2021	7/28/2021	$20.00	11,250	$225,000 (3)	$39,785
#BATMAN2	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement)	1940 Batman #2 comic book published by D.C. Comics graded CGC 9.0	Closed	5/10/2021	7/28/2021	$10.00	8,500	$85,000 (3)	$6,913

63

#85ERVING	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement)	1985 Julius Erving Game Worn and Signed Jersey	Closed	5/17/2021	7/28/2021	$4.50	10,000	$45,000 (3)	$6,044
#LJKOBE	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement)	2002 LeBron James High School Game Worn Sneakers Gifted by Kobe Bryant.	Sold - $215,000 Acquisition Offer Accepted on 11/15/2021	5/17/2021	7/28/2021	$10.00	18,000	$180,000 (3)	$20,073
#99MJRETRO	5/18/2021	(Post-Qualification Amendment No. 20 to Archive Offering Statement)	1999 Upper Deck Retro Inkredible Level 2 Michael Jordan Signed Card graded PSA MINT 9	Sold - $38,000 Acquisition Offer Accepted on 03/31/2024	6/12/2021	7/28/2021	$5.00	10,000	$50,000 (3)	$4,630
#FLASH123	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement)	1961 The Flash #123 comic book published by D.C Comics graded CGC 9.4	Closed	6/18/2021	7/28/2021	$8.00	3,625	$29,000 (3)	$2,610
#85GPK	6/25/2021	(Post-Qualification Amendment No. 21 to Archive Offering Statement)	1985 Topps Garbage Pail Kids Stickers Nasty Nick #1A Card graded PSA GEM MT 10	Closed	6/28/2021	7/28/2021	$12.00	1,000	$12,000 (3)	-$2,765
#IPOD	6/25/2021	(Post-Qualification Amendment No. 21 to Archive Offering Statement)	2001 Apple 1st Generation iPod Classic in its Original Factory Sealed Box	Sold - $29,000 Acquisition Offer Accepted on 8/3/2023	7/2/2021	7/28/2021	$5.00	5,000	$25,000 (3)	$1,539

64

#HGWELLS	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement)	1895 First Edition The Time Machine: An Invention Inscribed by H.G Wells	Closed	6/18/2021	8/2/2021	$6.20	7,500	$46,500 (3)	$4,835
#85JORDAN2	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	1985 Signed Michael Jordan "Shattered Backboard" Jersey	Sold - $437,500 Acquisition Offer Accepted on 04/11/2024	3/21/2021	8/2/2021	$14.00	20,000	$280,000 (3)	$44,500
#SANTANA	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement)	Gibson Les Paul SG Guitar owned and played by Carlos Santana	Closed	6/2/2021	8/9/2021	$5.00	15,000	$75,000 (3)	$15,588
#CONGRESS	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement)	Thomas Heyward Jr’s First edition of the Continental Congress Journal of the Proceeds of the Congress	Closed	6/28/2021	8/9/2021	$24.00	5,000	$120,000 (3)	$18,879
#66ORR	6/25/2021	(Post-Qualification Amendment No. 21 to Archive Offering Statement)	1966 Topps Bobby Orr #35 Rookie Card graded NM-MT 8 by PSA	Closed	7/2/2021	8/9/2021	$5.00	10,000	$50,000 (3)	$5,917
#01TIGER2	6/25/2021	(Post-Qualification Amendment No. 21 to Archive Offering Statement)	2001 Upper Deck Golf Black Label #1 Tiger Woods Rookie Card graded BGS Pristine 10	Closed	7/9/2021	8/9/2021	$8.50	2,000	$17,000 (3)	$429

65

#GRIFFEYJR	6/25/2021	(Post-Qualification Amendment No. 21 to Archive Offering Statement)	1989 Upper Deck Ken Griffey Jr. Rookie Card #1 graded BGS PRISTINE 10	Closed	7/13/2021	8/9/2021	$8.00	2,500	$20,000 (3)	$3,754
#87ZELDA	5/18/2021	(Post-Qualification Amendment No. 20 to Archive Offering Statement)	1987 NES Legend of Zelda Video Game graded Wata 9.4 B+	Closed	7/19/2021	8/9/2021	$11.50	10,000	$115,000 (3)	$12,388
#01HALO	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement and Supplement No. 1 to Post-Qualification Amendment No. 19 to Archive Offering Statement)	2001 Xbox Halo: Combat Evolved (Black Label) Video Game graded Wata 9.4 A+	Closed	7/23/2021	8/9/2021	$6.80	2,500	$17,000 (3)	$1,980
#EINSTEIN2	5/18/2021	(Post-Qualification Amendment No. 20 to Archive Offering Statement)	1948 Albert Einstein Typed and Signed Letter On God	Closed	7/9/2021	8/9/2021	$16.00	5,000	$80,000 (3)	$8,000
#86JORDAN2	6/25/2021	(Post-Qualification Amendment No. 21 to Archive Offering Statement)	1986 Fleer #8 Michael Jordan Sticker Rookie Card graded PSA GEM MT 10	Closed	7/23/2021	8/11/2021	$8.00	10,000	$80,000 (3)	$4,249

66

#97KOBE	6/25/2021	(Post-Qualification Amendment No. 21 to Archive Offering Statement)	1997 Skybox Jambalaya #12 Kobe Bryant Card graded PSA GEM MT 10	Closed	7/30/2021	8/25/2021	$6.50	10,000	$65,000 (3)	$5,237
#XMEN94	6/25/2021	(Post-Qualification Amendment No. 21 to Archive Offering Statement)	1975 X-Men #94 Comic Book published by Marvel graded CGC 9.8	Closed	7/30/2021	8/25/2021	$6.50	10,000	$65,000 (3)	$5,695
#TOPPSTRIO	6/25/2021	(Post-Qualification Amendment No. 21 to Archive Offering Statement)	1980 Topps Scoring Leader Card (Bird / Erving /Johnson) Graded PSA MINT 9	Closed	8/6/2021	8/25/2021	$6.00	5,000	$30,000 (3)	-$5,326
#81BIRD	6/25/2021	(Post-Qualification Amendment No. 21 to Archive Offering Statement)	1981 Topps #4 Larry Bird Card graded PSA GEM MT 10	Closed	8/11/2021	8/25/2021	$6.00	5,000	$30,000 (3)	-$770
#THEROCK	6/25/2021	(Post-Qualification Amendment No. 21 to Archive Offering Statement)	1997 Panini WWF Superstars Stickers #113 Rocky Maivia Card graded PSA GEM MT 10	Closed	8/1/2021	9/1/2021	$12.00	1,000	$12,000 (3)	-$4,159
#04MESSI2	6/25/2021	(Post-Qualification Amendment No. 21 to Archive Offering Statement)	2004 Panini Sports Mega Cracks Campeon #35 Lionel Messi Rookie Card graded PSA GEM MT 10	Closed	8/12/2021	9/1/2021	$7.00	5,000	$35,000 (3)	$1,569

67

#09RBLEROY	9/24/2020	(Post-Qualification Amendment No. 10 to Archive Offering Statement)	One case of twelve (12) bottles of 2009 Richebourg, Domaine Leroy	Closed	8/6/2021	9/1/2021	$25.00	4,300	$107,500 (3)	$8,590
#XLXMEN1	6/25/2021	(Post-Qualification Amendment No. 21 to Archive Offering Statement)	1975 Giant Size X-Men #1 Comic Book published by Marvel graded CGC 9.8	Closed	8/20/2021	9/7/2021	$8.00	8,000	$64,000 (3)	$5,260
#03LEBRON5	6/25/2021	(Post-Qualification Amendment No. 21 to Archive Offering Statement)	2003 Topps Chrome #111 LeBron James Black Refractor Rookie Card graded PSA MINT 9	Closed	8/27/2021	9/13/2021	$10.00	8,500	$85,000 (3)	$9,323
#SLASH	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement)	Exact aged replica of Slash’s original Factory Black 1966 Gibson Doubleneck Guitar built as a prototype for the Slash EDS-1275 Doubleneck	Closed	8/31/2021	9/30/2021	$5.00	13,000	$65,000 (3)	$13,250
#METEORITE	5/18/2021	(Post-Qualification Amendment No. 20 to Archive Offering Statement)	Lunar Meteorite Specimen Feldspathic Lunar Anorthositic Breccia from the Moon	Closed	8/11/2021	9/30/2021	$20.00	17,500	$350,000 (3)	$68,645

68

#89TMNT	9/15/2021	(Post-Qualification Amendment No. 24 to Archive Offering Statement)	1989 NES Teenage Mutant Ninja Turtles Video Game graded Wata 9.4 A	Closed	9/15/2021	10/7/2021	$11.00	2,000	$22,000 (3)	$633
#00BRADY2	5/18/2021	(Post-Qualification Amendment No. 20 to Archive Offering Statement)	2000 SP Authentic #118 Tom Brady Rookie Card graded BGS PRISTINE 10	Closed	8/20/2021	10/7/2021	$10.00	32,500	$325,000 (3)	$5,160
#NESWWF	9/21/2021	(Post-Qualification Amendment No. 25 to Archive Offering Statement)	1989 NES WWF Wrestlemania Video Game graded Wata 9.6 A+	Closed	9/21/2021	10/7/2021	$3.00	6,000	$18,000 (3)	$1,635
#PUNK9670	9/15/2021	(Post-Qualification Amendment No. 24 to Archive Offering Statement)	Number 9670 Female CryptoPunk NFT	Closed	9/16/2021	10/7/2021	$10.00	7,200	$72,000 (3)	$8,040
#18ALLEN	9/21/2021	(Post-Qualification Amendment No. 25 to Archive Offering Statement)	2018 National Treasures #163 Josh Allen Autographed Jersey Rookie Card graded BGS 9.5	Closed	9/22/2021	10/12/2021	$3.00	12,000	$36,000 (3)	$2,040
#CASTLEII	9/27/2021	(Post-Qualification Amendment No. 26 to Archive Offering Statement)	1988 NES Castlevania II: Simon’s Quest Video Game graded Wata 9.6 A+	Closed	9/27/2021	10/12/2021	$9.00	2,000	$18,000 (3)	$1,635

69

#36OWENS	9/21/2021	(Post-Qualification Amendment No. 25 to Archive Offering Statement)	Four Tickets From Jesse Owens' Gold Medal Events in the 1936 Berlin Olympics	Sold - $27,200 Acquisition Offer Accepted on 10/17/2024	9/22/2021	10/12/2021	$10.00	2,500	$25,000 (3)	$2,603
#BAYC601	9/27/2021	(Post-Qualification Amendment No. 26 to Archive Offering Statement)	Number 601 Bored Ape Yacht Club NFT with Sea Captain’s Hat	Closed	9/27/2021	10/12/2021	$10.00	16,500	$165,000 (3)	$17,686
#60MANTLE	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	1960 Signed Mickey Mantle Game-Worn Road Jersey Graded MEARS A10	Closed	8/20/2021	10/20/2021	$20.00	42,500	$850,000 (3)	$34,525
#PUNK8103	9/21/2021	(Post-Qualification Amendment No. 25 to Archive Offering Statement)	Number 8103 Male CryptoPunk NFT	Closed	9/21/2021	10/20/2021	$9.33	60,000	$559,800 (3)	$49,404
#GHOST1	9/27/2021	(Post-Qualification Amendment No. 27 to Archive Offering Statement)	1973 Ghost Rider #1 Comic Book published by Marvel graded CGC 9.8	Closed	9/27/2021	10/20/2021	$7.00	2,000	$14,000 (3)	$1,199
#KIRBY	10/12/2021	(Post-Qualification Amendment No. 28 to Archive Offering Statement)	1992 GameBoy Kirby’s Dream Land Video Game graded Wata 9.8 A++	Closed	10/12/2021	10/26/2021	$6.00	10,000	$60,000 (3)	$8,215

70

#20HERBERT	9/27/2021	(Post-Qualification Amendment No. 27 to Archive Offering Statement)	2020 National Treasures #158 Justin Herbert Autographed Patch Rookie Card graded BGS 9.5	Sold - $86,400 Acquisition Offer Accepted on 7/8/2022	9/27/2021	10/26/2021	$7.00	10,000	$70,000 (3)	$8,090
#HENDERSON	9/27/2021	(Post-Qualification Amendment No. 26 to Archive Offering Statement)	1980 Topps #482 Rickey Henderson Rookie Card graded PSA GEM MINT 10	Sold - $121,001.11 Acquisition Offer Accepted on 02/29/2024	9/27/2021	10/26/2021	$5.00	27,000	$135,000 (3)	-$188
#03RONALDO	9/27/2021	(Post-Qualification Amendment No. 27 to Archive Offering Statement)	2003 Panini #137 Cristiano Ronaldo Rookie Card graded PSA 10	Sold -$105,000 Acquisition Offer Accepted on 08/13/2025	9/27/2021	10/26/2021	$14.00	12,500	$175,000 (3)	$14,556
#BROSGRIMM	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	1837 Third Edition Presentation Copy of Grimms' Fairy Tales by the Brothers Grimm inscribed to contributor and friend Malchen Hassenpflug	Closed	5/19/2021	10/26/2021	$27.00	5,000	$135,000 (3)	$19,304
#HONUS2	10/12/2021	(Post-Qualification Amendment No. 28 to Archive Offering Statement)	1910 Tip-Top Bread Honus Wagner Card graded PSA 5	Sold - $97,001 Acquisition Offer Accepted on 08/29/2024	10/12/2021	10/26/2021	$10.00	10,000	$100,000 (3)	$11,944

71

#MARX	10/12/2021	(Post-Qualification Amendment No. 28 to Archive Offering Statement)	1867 First Edition Das Kapital By Karl Marx	Closed	10/12/2021	11/3/2021	$15.00	8,000	$120,000 (3)	$12,200
#MEEB15511	10/18/2021	(Post-Qualification Amendment No. 31 to Archive Offering Statement)	Number 15511 Pig Meebit	Closed	10/19/2021	11/3/2021	$5.00	15,000	$75,000 (3)	$5,405
#90BATMAN	10/18/2021	(Post-Qualification Amendment No. 31 to Archive Offering Statement)	1990 NES Batman Video Game graded Wata 9.8 A+	Closed	10/19/2021	11/3/2021	$5.90	10,000	$59,000 (3)	$7,225
#09HARDEN	10/18/2021	(Post-Qualification Amendment No. 31 to Archive Offering Statement)	2009 Topps Chrome Refractor #99 James Harden Rookie Card graded PSA GEM MT 10	Closed	10/19/2021	11/3/2021	$13.00	2,000	$26,000 (3)	$1,484
#SIMPSONS1	10/25/2021	(Post-Qualification Amendment No. 32 to Archive Offering Statement)	1991 NES Simpsons: Bart vs. The Space Mutants Video Game graded Wata 9.6 A+	Closed	10/25/2021	11/9/2021	$9.25	2,000	$18,500 (3)	$2,130
#SPIDER129	10/18/2021	(Post-Qualification Amendment No. 31 to Archive Offering Statement)	1974 Amazing Spider-Man #129 Comic Book published by Marvel graded CGC 9.8	Closed	10/19/2021	11/9/2021	$4.00	10,000	$40,000 (3)	$2,454

72

#93JETER	10/25/2021	(Post-Qualification Amendment No. 32 to Archive Offering Statement)	1993 SP Foil #279 Derek Jeter Rookie Card graded BGS 9.5	Closed	10/25/2021	11/9/2021	$16.00	1,000	$16,000 (3)	-$375
#NESDK3	10/18/2021	(Post-Qualification Amendment No. 31 to Archive Offering Statement)	1986 NES Donkey Kong 3 Video Game graded Wata 9.4 A+	Closed	10/19/2021	11/9/2021	$5.00	22,800	$114,000 (3)	$11,320
#BAYC7359	10/12/2021	(Post-Qualification Amendment No. 28 to Archive Offering Statement)	Number 7359 Bored Ape Yacht Club NFT with Space Suit	Sold -$43,955 Acquisition Offer Accepted on 09/18/2025	10/12/2021	11/10/2021	$10.00	19,000	$190,000 (3)	$20,773
#CURIO10	11/1/2021	(Post-Qualification Amendment No. 33 to Archive Offering Statement)	Set of Curio Cards NFTs Numbered One to Ten	Closed	11/1/2021	11/15/2021	$7.50	10,000	$75,000 (3)	$5,868
#WILDTHING	10/25/2021	(Post-Qualification Amendment No. 32 to Archive Offering Statement)	1963 First Edition Inscribed copy of Where The Wild Things Are by Maurice Sendak	Closed	10/25/2021	11/15/2021	$9.00	2,000	$18,000 (3)	$1,573

73

#1776	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement and Supplement No. 2 to Post-Qualification Amendment No. 19 to Archive Offering Statement)	July 16, 1776 Exeter, New Hampshire broadside of the Declaration of Independence	Closed	4/27/2021	11/26/2021	$25.00	80,000	$2,000,000 (3)	$507,945
#MACALLAN1	11/1/2021	(Post-Qualification Amendment No. 33 to Archive Offering Statement)	30 Year Old Macallan Sherry Oak Blue Label Single Malt Scotch Whisky	Closed	11/1/2021	11/30/2021	$13.25	1,000	$13,250 (3)	$104
#98JORDAN2	11/1/2021	(Post-Qualification Amendment No. 33 to Archive Offering Statement)	1998 Upper Deck Michael Jordan Jersey Autograph Card graded BGS GEM MINT 9.5	Closed	11/1/2021	11/30/2021	$20.00	16,500	$330,000 (3)	$34,427
#BAYC9159	11/9/2021	(Post-Qualification Amendment No. 34 to Archive Offering Statement)	Number 9159 Bored Ape Yacht Club NFT with a Leather Jacket	Closed	11/9/2021	12/8/2021	$5.00	39,000	$195,000 (3)	$2,488
#FANTASY7	11/22/2021	(Post-Qualification Amendment No. 37 to Archive Offering Statement)	1997 PlayStation1 Final Fantasy VII	Closed	11/22/2021	12/8/2021	$4.00	10,000	$40,000 (3)	$3,468

74

#SURFER4	11/9/2021	(Post-Qualification Amendment No. 34 to Archive Offering Statement)	1969 Silver Surfer #4 Comic Book published by Marvel graded CGC 9.8	Closed	11/9/2021	12/14/2021	$8.00	10,000	$80,000 (3)	$10,800
#OHTANI1	11/9/2021	(Post-Qualification Amendment No. 34 to Archive Offering Statement)	2018 Bowman Chrome Shohei Ohtani Orange Refractors Pitching Autographed Rookie Card graded BGS 9.5	Sold - $78,400 Acquisition Offer Accepted on 12/07/2024	11/9/2021	12/14/2021	$9.00	10,000	$90,000 (3)	$6,919
#OHTANI2	11/9/2021	(Post-Qualification Amendment No. 34 to Archive Offering Statement)	2018 Bowman Chrome Shohei Ohtani Orange Refractors Batting Autographed Rookie Card graded BGS 9.5	Sold - $97,440 Acquisition Offer Accepted on 12/07/2024	11/9/2021	12/14/2021	$8.00	9,125	$73,000 (3)	$6,123
#WILT100	11/9/2021	(Post-Qualification Amendment No. 34 to Archive Offering Statement)	1962 Ticket Stub from Wilt Chamberlain’s 100-Point Game graded PSA 3	Closed	11/9/2021	12/14/2021	$10.00	11,500	$115,000 (3)	$12,349
#PENGUIN	11/15/2021	(Post-Qualification Amendment No. 35 to Archive Offering Statement)	1941 Detective Comics #58 Comic Book published by D.C. Comics graded CGC 8.0	Closed	11/15/2021	12/14/2021	$6.00	10,000	$60,000 (3)	$6,019
#KARUIZAWA	11/15/2021	(Post-Qualification Amendment No. 35 to Archive Offering Statement)	50 Year Old Karuizawa Aqua of Life Single Malt Whisky	Closed	11/15/2021	12/14/2021	$5.00	13,000	$65,000 (3)	$5,382

75

#KOMBAT	11/22/2021	(Post-Qualification Amendment No. 36 to Archive Offering Statement)	1993 SNES Mortal Combat Video Game graded Wata 9.8 A+	Closed	11/22/2021	12/14/2021	$9.00	10,000	$90,000 (3)	$8,267
#APPLELISA	11/1/2021	(Post-Qualification Amendment No. 33 to Archive Offering Statement)	Fully Functioning 1983 Apple Lisa Computer with Original Twiggy Floppy Drives	Closed	11/1/2021	12/22/2021	$11.00	10,000	$110,000 (3)	$11,488
#98MANNING	11/22/2021	(Post-Qualification Amendment No. 36 to Archive Offering Statement)	1998 SP Authentic #14 Peyton Manning Rookie Card graded BGS 10	Closed	11/22/2021	12/22/2021	$11.00	2,000	$22,000 (3)	$1,642
#GIJOE	11/22/2021	(Post-Qualification Amendment No. 36 to Archive Offering Statement)	1983 Hasbro G.I. Joe: Cobra Commander Action Figure graded AFA 95	Closed	11/22/2021	12/22/2021	$9.00	5,000	$45,000 (3)	$5,755
#BEATLES1	11/22/2021	(Post-Qualification Amendment No. 36 to Archive Offering Statement)	1962 The Beatles Signed “Love Me Do” Single	Closed	11/22/2021	12/22/2021	$4.00	6,000	$24,000 (3)	$1,821
#SQUIG5847	11/22/2021	(Post-Qualification Amendment No. 37 to Archive Offering Statement)	Number 5847 Art Blocks Chromie Squiggle NFT	Closed	11/22/2021	12/22/2021	$11.00	6,000	$66,000 (3)	$8,100

76

#PACQUIAO	11/29/2021	(Post-Qualification Amendment No. 38 to Archive Offering Statement)	1999 World Boxing #143 Manny Pacquiao Rookie Card graded PSA 10	Closed	11/29/2021	12/22/2021	$8.50	2,000	$17,000 (3)	$1,548
#83JOBS	11/29/2021	(Post-Qualification Amendment No. 38 to Archive Offering Statement)	1983 Steve Jobs Leather Jacket Worn in Picture of Jobs Giving the Middle Finger outside the IBM Building	Closed	11/29/2021	12/22/2021	$7.50	10,000	$75,000 (3)	$5,621
#BATMAN181	11/29/2021	(Post-Qualification Amendment No. 38 to Archive Offering Statement)	1966 Batman #181 Comic Book published by D.C. Comics graded CGC 9.6	Closed	11/29/2021	12/22/2021	$10.00	5,000	$50,000 (3)	$7,361
#HOBBIT	11/29/2021	(Post-Qualification Amendment No. 38 to Archive Offering Statement)	1937 First Edition copy of The Hobbit by J. R. R. Tolkien	Sold - $90,000 Acquisition Offer Accepted on 11/07/2024	11/29/2021	12/22/2021	$8.00	10,000	$80,000 (3)	$9,150
#PUNK5883	11/29/2021	(Post-Qualification Amendment No. 38 to Archive Offering Statement)	Number 5883 Male CryptoPunk NFT	Closed	11/29/2021	1/6/2022	$15.00	40,000	$600,000 (3)	$28,900
#POPEYE	12/6/2021	(Post-Qualification Amendment No. 39 to Archive Offering Statement)	1986 NES Popeye Video Game graded Wata 9.4 A+	Closed	12/6/2021	1/6/2022	$10.00	11,000	$110,000 (3)	$17,443

77

#SMB2	11/22/2021	(Post-Qualification Amendment No. 37 to Archive Offering Statement)	1988 NES Super Mario Bros. 2 Video Game graded Wata 9.6 A++	Closed	11/22/2021	1/10/2022	$15.00	20,000	$300,000 (3)	$14,118
#OBIWAN	12/6/2021	(Post-Qualification Amendment No. 39 to Archive Offering Statement)	1978 Kenner Star Wars Ben (Obi-Wan) Kenobi Action Figure graded AFA 85	Closed	12/6/2021	1/10/2022	$6.00	2,000	$12,000 (3)	$749
#HAMILTON1	12/6/2021	(Post-Qualification Amendment No. 39 to Archive Offering Statement)	2020 Topps Dynasty Triple Relic #ILH Lewis Hamilton Autographed Patch Card graded PSA 10	Closed	12/6/2021	1/10/2022	$7.00	5,000	$35,000 (3)	$4,718
#GIANNIS2	5/18/2021	(Post-Qualification Amendment No. 20 to Archive Offering Statement)	2013 Panini National Treasures #130 Giannis Antetokounmpo Signed Jersey Patch Rookie Card graded BGS GEM MINT 9.5	Closed	7/19/2021	1/18/2022	$10.00	41,500	$415,000 (3)	$44,784
#03SERENA	11/15/2021	(Post-Qualification Amendment No. 35 to Archive Offering Statement)	2003 NetPro International Series #2A Serena Williams Autographed Patch Rookie Card graded BGS 8	Closed	11/15/2021	1/28/2022	$10.00	8,500	$85,000 (3)	$7,880

78

#86BONDS	1/3/2022	(Post-Qualification Amendment No. 41 to Archive Offering Statement)	1986 Topps Traded TIffany #11T Barry Bonds Rookie Card graded PSA GEM MT 10	Closed	1/3/2022	1/27/2022	$4.00	2,000	$8,000 (3)	$319
#MOBYDICK	1/3/2022	(Post-Qualification Amendment No. 41 to Archive Offering Statement)	1851 First Edition copy of Moby Dick by Herman Melville	Closed	1/3/2022	1/28/2022	$7.00	10,000	$70,000 (3)	$8,037
#IPADPROTO	1/3/2022	(Post-Qualification Amendment No. 41 to Archive Offering Statement)	2009 Apple Prototype 1st Generation iPad	Sold - $21,997 Acquisition Offer Accepted on 08/22/2024	1/3/2022	1/27/2022	$6.50	2,000	$13,000 (3)	$1,537
#BAYC4612	12/13/2021	(Post-Qualification Amendment No. 40 to Archive Offering Statement)	Number 4612 Bored Ape Yacht Club NFT with Laser Eyes	Closed	12/13/2021	1/31/2022	$7.00	100,000	$700,000 (3)	$27,150
#FORTNITE	1/10/2022	(Post-Qualification Amendment No. 42 to Archive Offering Statement)	2017 PlayStation 4 Fortnite Video Game graded Wata 9.8 A+	Closed	1/10/2022	2/3/2022	$8.00	2,000	$16,000 (3)	$1,464
#IROBOT	1/10/2022	(Post-Qualification Amendment No. 42 to Archive Offering Statement)	1950 First Edition copy of I, Robot by Isaac Asimov	Closed	1/10/2022	2/3/2022	$8.00	1,000	$8,000 (3)	$1,688

79

#05RODGERS	1/10/2022	(Post-Qualification Amendment No. 42 to Archive Offering Statement)	2005 SP Authentic #252 Aaron Rodgers Autographed Jersey Rookie Card graded BGS 9.5	Closed	1/10/2022	2/3/2022	$8.00	7,000	$56,000 (3)	$4,340
#18OSAKA	1/18/2022	(Post-Qualification Amendment No. 43 to Archive Offering Statement)	2018 Sports Illustrated For Kids Naomi Osaka Rookie Card graded PSA 9	Closed	1/18/2022	2/3/2022	$5.00	2,600	$13,000 (3)	$1,723
#LEICAGOLD	1/18/2022	(Post-Qualification Amendment No. 43 to Archive Offering Statement)	1996 Leica M6 Gold ’King of Thailand' Camera in Condition ‘A’	Closed	1/18/2022	2/3/2022	$8.00	4,000	$32,000 (3)	$2,824
#IOMMI	9/27/2021	(Post-Qualification Amendment No. 27 to Archive Offering Statement)	2019 Gibson Tony Iommi 1964 “Monkey SG” Prototype Guitar	Closed	9/27/2021	2/7/2022	$10.00	6,500	$65,000 (3)	$13,250
#MARIO64	1/3/2022	(Post-Qualification Amendment No. 41 to Archive Offering Statement)	1996 Nintendo 64 Super Mario 64 Video Game graded Wata 9.6 A++	Closed	1/3/2022	2/7/2022	$10.00	12,500	$125,000 (3)	$20,090
#GWTW	2/9/2022	(Post-Qualification Amendment No. 45 to Archive Offering Statement)	1936 First Edition Inscribed copy of Gone With the Wind by Margaret Mitchell	Closed	2/9/2022	3/2/2022	$5.00	5,000	$25,000 (3)	$2,400

80

#NEWWORLD	1/24/2022	(Post-Qualification Amendment No. 44 to Archive Offering Statement)	1932 First Edition copy of Brave New World by Aldous Huxley	Closed	1/24/2022	3/2/2022	$7.00	2,000	$14,000 (3)	$2,003
#JAWA	1/24/2022	(Post-Qualification Amendment No. 44 to Archive Offering Statement)	1978 Kenner Star Wars Vinyl Cape Jawa Action Figure graded AFA 80	Closed	1/24/2022	3/2/2022	$3.00	9,000	$27,000 (3)	$535
#GWLETTER	1/18/2022	(Post-Qualification Amendment No. 43 to Archive Offering Statement)	1780 George Washington Handwritten Letter to his Director of Intelligence	Closed	1/18/2022	3/2/2022	$20.00	7,500	$150,000 (3)	$11,743
#MARIOKART	1/24/2022	(Post-Qualification Amendment No. 44 to Archive Offering Statement)	1996 Nintendo 64 Mario Kart 64 Video Game graded Wata 9.4 A+	Closed	1/24/2022	3/2/2022	$15.00	5,000	$75,000 (3)	$6,964
#96KOBE2	1/3/2022	(Post-Qualification Amendment No. 41 to Archive Offering Statement)	1996 Topps Chrome Refractor #138 Kobe Bryant Rookie Card graded PSA GEM MT 10	Closed	1/3/2022	3/3/2022	$10.00	22,500	$225,000 (3)	-$5,777
#BAYC8827	1/18/2022	(Post-Qualification Amendment No. 43 to Archive Offering Statement)	Number 8827 Bored Ape Yacht Club NFT with Trippy Fur	Closed	1/18/2022	3/3/2022	$10.00	82,000	$820,000 (3)	$35,050

81

#SHOWCASE4	1/24/2022	(Post-Qualification Amendment No. 44 to Archive Offering Statement)	1956 Showcase #4 Comic Book published by D.C. Comics graded CGC 7.5	Closed	1/24/2022	3/3/2022	$7.00	11,000	$77,000 (3)	$7,601
#MACALLAN2	2/9/2022	(Post-Qualification Amendment No. 45 to Archive Offering Statement)	40 Year Old Macallan Sherry Oak 2016 Release Single Malt Scotch Whisky	Closed	2/9/2022	3/22/2022	$6.00	5,000	$30,000 (3)	-$340
#DOOD6921	2/9/2022	(Post-Qualification Amendment No. 45 to Archive Offering Statement)	Number 6921 Doodle NFT	Closed	2/9/2022	3/22/2022	$4.00	11,000	$44,000 (3)	$3,460
#92TIGER	2/9/2022	(Post-Qualification Amendment No. 45 to Archive Offering Statement)	1992 Nissan L.A. Open Tiger Woods Debut Ticket graded PSA 6	Closed	2/9/2022	3/22/2022	$7.00	10,000	$70,000 (3)	$4,018
#15COBB	2/14/2022	(Post-Qualification Amendment No. 46 to Archive Offering Statement)	1915 Cracker Jack #30 Ty Cobb Card graded PSA NM 7	Sold - $75,795 Acquisition Offer Accepted on 08/29/2024	2/14/2022	3/22/2022	$11.00	7,000	$77,000 (3)	$5,052
#HIRST1	2/14/2022	(Post-Qualification Amendment No. 46 to Archive Offering Statement)	Damien Hirst The Currency “Who’s really the king” NFT	Closed	2/14/2022	3/22/2022	$4.00	5,000	$20,000 (3)	$1,320

82

#BRADBURY	2/22/2022	(Post-Qualification Amendment No. 47 to Archive Offering Statement)	1953 1st Edition Copy of Fahrenheit 451 by Ray Bradbury	Closed	2/22/2022	3/22/2022	$9.00	2,000	$18,000 (3)	$2,838
#BEATLES2	2/22/2022	(Post-Qualification Amendment No. 47 to Archive Offering Statement)	1963 Beatles Signed Fan Club Card graded PSA Authentic	Closed	2/22/2022	3/22/2022	$10.00	2,500	$25,000 (3)	$1,483
#SKYWALKER	2/14/2022	(Post-Qualification Amendment No. 46 to Archive Offering Statement)	1978 Kenner Star Wars Luke Skywalker Action Figure graded AFA 85	Closed	2/14/2022	3/29/2022	$3.50	5,000	$17,500 (3)	$1,856
#85GPK2	2/28/2022	(Post-Qualification Amendment No. 48 to Archive Offering Statement)	Original 1985 Topps Garbage Pail Kids Series 1 Wax Box	Closed	2/28/2022	3/29/2022	$5.00	5,000	$25,000 (3)	$754
#GRIFFEY2	2/28/2022	(Post-Qualification Amendment No. 48 to Archive Offering Statement)	1989 Bowman Tiffany #220 Ken Griffey Jr. Rookie Card graded PSA GEM MT 10	Closed	2/28/2022	3/29/2022	$7.75	2,000	$15,500 (3)	$543
#19HAALAND	3/7/2022	(Post-Qualification Amendment No. 49 to Archive Offering Statement)	2019 Topps Chrome Bundesliga #72 Erling Haaland Gold Refractor Rookie Card graded PSA 10	Closed	3/7/2022	3/29/2022	$9.00	5,000	$45,000 (3)	$6,693

83

#MEGALODON	10/12/2021	(Post-Qualification Amendment No. 28 to Archive Offering Statement)	Carcharocles Megaladon Jaw: Full Set of Fossilized Teeth in Jaw Reconstruction	Closed	10/12/2021	3/31/2022	$20.00	30,000	$600,000 (3)	$135,930
#KELLER	2/28/2022	(Post-Qualification Amendment No. 48 to Archive Offering Statement)	1892 Book Inscribed by Helen Keller to Frances Cleveland	Closed	2/28/2022	4/8/2022	$5.00	3,000	$15,000 (3)	$2,258
#GODFATHER	3/14/2022	(Post-Qualification Amendment No. 50 to Archive Offering Statement)	1971 Second Draft Screenplay of The Godfather by Mario Puzo and Francis Ford Coppola	Closed	3/14/2022	4/8/2022	$13.00	1,000	$13,000 (3)	$946
#MAYC5750	1/18/2022	(Post-Qualification Amendment No. 43 to Archive Offering Statement)	Number 5750 Mutant Ape Yacht Club NFT with M1 Hawaiian Shirt	Closed	1/18/2022	4/20/2022	$7.00	10,000	$70,000 (3)	$11,649
#SUPREMEPB	3/14/2022	(Post-Qualification Amendment No. 50 to Archive Offering Statement)	2018 Supreme Branded Stern Pinball Machine	Closed	3/14/2022	6/16/2022	$6.00	10,000	$60,000 (3)	$3,248
#MJTICKET	2/9/2022	(Post-Qualification Amendment No. 45 to Archive Offering Statement)	1984 Michael Jordan Debut Ticket graded PSA 5	Closed	2/9/2022	6/16/2022	$8.00	20,000	$160,000 (3)	$16,443

84

#BLASTOISE	12/6/2021	(Post-Qualification Amendment No. 39 to Archive Offering Statement)	Pokémon Blastoise #009/165R Test Print "Gold Border" Foil Card graded CGC 6.5+	Closed	12/6/2021	7/25/2022	$5.00	50,000	$250,000 (3)	$28,713
#MACALLAN3	6/17/2022	(Post-Qualification Amendment No. 51 to Archive Offering Statement)	1938 Macallan Single Malt Scotch Whisky	Closed	6/17/2022	7/25/2022	$5.00	4,100	$20,500 (3)	-$844
#COOLCAT	6/17/2022	(Post-Qualification Amendment No. 51 to Archive Offering Statement)	Three Original Cartoons Drawn by The Catoonist, Now Known as Clon	Closed	6/17/2022	7/25/2022	$5.00	4,000	$20,000 (3)	$700
#SUPERMAN6	6/17/2022	(Post-Qualification Amendment No. 51 to Archive Offering Statement)	1940 Superman #6 Comic Book published by D.C. Comics graded CGC 8.5	Closed	6/17/2022	8/1/2022	$8.00	3,000	$24,000 (3)	$2,032
#MOONPASS	6/17/2022	(Post-Qualification Amendment No. 51 to Archive Offering Statement)	1969 NASA Apollo 11 Mission To The Moon Ticket Pass Graded PSA 8	Closed	6/17/2022	8/19/2022	$5.00	1,300	$6,500 (3)	$388
#90FANTASY	6/17/2022	(Post-Qualification Amendment No. 51 to Archive Offering Statement)	1990 NES Final Fantasy Video Game graded WATA 9.4 A	Closed	6/17/2022	10/3/2022	$5.00	3,000	$15,000 (3)	$1,750
Number 160 Nounders Noun NFT				Cancelled (6)

85

Note: Gray shading represents Series for which no Closing of an Offering has occurred. Orange shading represents sale of such Series’ Underlying Asset.

(1)The opening date of a Series will occur no later than two calendar days following the date of qualification of the Offering of such Series by the Commission.  With respect to a Series, the Offering of such Series is subject to qualification by the Commission.

(2)Interests sold in Series are generally limited to 2,000 “qualified purchasers” with a maximum of 500 “non-accredited investors.”

(3)Represents the actual gross proceeds for closed Offerings.

(4)Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s previous offering circular. All other Interests in Series of the Company were issued under Tier 2 of Regulation A.

(5)For Offerings that are Open or Upcoming, amounts represent the maximum Sourcing Fee payable to the Manager for identifying and managing the acquisition of the Underlying Assets. For Offerings that have closed, amounts represent the actual Sourcing Fee payable to the Manager, which may be less than maximum Sourcing Fee. Negative values in this column reflect the amount by which the estimated aggregate value of the fees and expenses relating to an Offering exceeds the amount of the Total Proceeds of the Offering.

(6)Represents an Offering that was cancelled with any potential Investors issued a full refund for their attempted subscription.

(7)Represents a Series whose Interests we do not intend to allow to trade on the PPEX ATS.  Therefore, there will be no liquidity via the PPEX ATS for Interests in such Series unless the Manager determines to allow secondary trading on the PPEX ATS at a later date.

(8)On August 24, 2022, RSE Archive approved a forward split of the Membership Interests of Series #52MANTLE, at a ratio of 10-for-1. Membership Interest holders of record at the close of business on August 29, 2022 received nine additional Membership Interests for every Membership Interest held on that date. All Membership Interests and Membership Interests per share data provided herein gives effect to this Membership Interest split applied retroactively. As a result of the stock split, the terms of the Series #52MANTLE Offering were proportionally adjusted as of the start of trading on August 30, 2022 such that the total maximum of Series #52MANTLE Interests outstanding was increased to 10,000.

At the time of this filing, all of the Series designated as closed in the Master Series Table have commenced operations, are capitalized and have assets and various Series have liabilities. All assets and liabilities related to the Series described in the Master Series Table are the responsibility of the Series from the time of the Closing of the respective Offerings. All Series highlighted gray in the Master Series Table have not Closed, but we have launched, or are in the process of launching, these and subsequent Offerings for additional Series. Series for which the Underlying Assets have been sold and that have been dissolved, or will subsequently be dissolved are highlighted orange in the Master Series Table.

86

ITEM 1. DESCRIPTION OF BUSINESS

Company History

RSE Collection, LLC (the “Company,” “RSE Collection,” “we,” “us,” or “our”) is a Delaware series limited liability company formed on August 24, 2016. The Company’s core business is the identification, acquisition, management and marketing of certain collectible items (including collectible automobiles, memorabilia and alcohol) and digital assets, collectively referred to as “Collectible Assets” or the “Asset Class,” for the benefit of the investors. The Company is wholly owned and managed by RSE Collection Manager, LLC, a Delaware limited liability company (the “Manager”). The Manager is a single-member Delaware limited liability company wholly owned by Rally Holdings LLC (“Rally Holdings”). Rally Holdings is a single-member Delaware limited liability company wholly owned by RSE Markets, Inc., a Delaware corporation (“RSE Markets”). Rally Holdings is a technology and marketing company that operates the Rally Rd.™ platform (the “Platform”) and manages the Company, through the Manager, and the assets owned by series of the Company in its role as the asset manager of such Series.

The Company issues membership interests (the “Interests”) in a number of separate individual series (each, a “Series”) of the Company (each, an “Offering”). There will be a separate closing with respect to each Offering (each, a “Closing”). Each Series will own a unique Collection Asset (an “Underlying Asset”) and the assets and liabilities of each Series will be separate in accordance with Delaware law. A purchaser of Interests (an “Investor”) in any Series acquires a proportional share of assets, liabilities, profits, and losses as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of an Offering related to that particular Series is a single Underlying Asset (plus any cash reserves for future Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses of our accompanying Notes to the Consolidated Financial Statements) as well as certain liabilities related to expenses pre-paid by Rally Holdings. “Current Period” refers to the time period between January 1, 2025, and December 31, 2025. “Prior Period” refers to the time period between January 1, 2024 and December 31, 2024. The Manager has assembled a network of advisors (the “Advisory Board”) who may advise the Manager on certain business considerations with respect to the Series and aspects of the Platform.

All voting rights, except as specified in the Operating Agreement or required by law, remain with the Manager (e.g. determining the type and quantity of general maintenance and other expenses required for the appropriate upkeep of each Underlying Asset, determining how to best commercialize the applicable Underlying Assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the Operating Agreement.

Merger with RSE Archive, LLC

On December 31, 2024, the Company entered into an Agreement and Plan of Merger, dated as of December 31, 2024 (the “Merger Agreement”), by and among the Company; the Manager; RSE Archive, LLC, a Delaware series limited liability and an affiliate of the Company (“RSE Archive”); and RSE Archive Manager, LLC, a Delaware limited liability company and managing member of RSE Archive.  Pursuant to the Merger Agreement, RSE Archive merged with and into the Company, such that RSE Archive’s separate existence ceased, and each series of RSE Archive became a Series of the Company (the “Merger”).  The business of each such Series was and is continued by the Company without interruption, and information concerning the historical series of RSE Archive is presented in this Annual Report on Form 1-K and will continue to be presented in periodic and current reports of the Company filed pursuant to Regulation A. The members in each Series of the Company and each series of RSE Archive immediately prior to the Merger, and the relative rights, holdings, and obligations of each such member, were unchanged by the Merger.

Following the Merger, the Manager remained the managing member of the Company and is the managing member of each Series of the Company. The Merger was intended as a reorganization of affiliates to consolidate and reduce administrative and regulatory costs associated with the operation of the Company and RSE Archive, and therefore no consideration was paid in connection with the Merger.

Description of the Business

87

The market for the Asset Class is characterized by: (i) a small number of participants who have the financial means to acquire, enjoy and derive financial gains from the highest quality and value Collectible Assets, and (ii) a relatively large number of Asset Class enthusiasts who have equivalent knowledge and passion for the assets, but no current mechanism to benefit financially from or enjoy certain benefits of ownership of the Asset Class in the highest value segment. This dichotomy and the disproportionate access to the upper-end of the market have resulted in the creation of significant latent demand from the enthusiast community to participate more meaningfully in an Asset Class that, to date, they have passively watched deliver returns to a select group of participants.

The Company’s mission is to leverage technology and design, modern business models influenced by the sharing economy, and advancements in the financial regulatory environment to democratize the Asset Class. The Company aims to provide enthusiasts with access to the market by enabling them to create a diversified portfolio of equity Interests in the highest quality Collectible Assets through a seamless investment experience on the Platform.

An owner interested in selling its Underlying Asset will benefit from greater liquidity, significantly lower transaction costs and overhead, and a higher degree of transparency as compared to traditional methods of transacting in the Underlying Asset. Traditional methods of transacting in Collectible Assets may include large fees, as well as meaningful overhead in terms of asset preparation and marketing costs, and time value. The Company thus aims to align the interests of buyers and sellers, while opening up the market to a significantly larger number of participants than was previously possible, thereby driving market appropriate valuations and greater liquidity.

The Company, with the support of the Manager and its affiliates and through the use of the Platform or the Public Private Execution Network Alternative Trading System (the “PPEX ATS”) operated by North Capital Private Securities Corporation (“NCPS”), aims to provide:

(i)Investors with access to the highest quality Collectible Assets for investment, portfolio diversification and secondary market liquidity for their Interests through the PPEX ATS operated by NCPS, although there can be no guarantee that a secondary market will ever develop, through the PPEX ATS or otherwise, or that appropriate registrations to permit such secondary trading will ever be obtained.

(ii)Asset Sellers with greater market transparency and insights, lower transaction costs, a seamless and convenient sale process, portfolio diversification and the ability to build equity positions in assets via the Interests issued to Asset Sellers in Offerings for Series Interests conducted through the Platform, as part of total purchase consideration to Asset Sellers.

(iii) All Platform users with a premium, highly curated, engaging Collectible Asset media experience, potentially including “fantasy collecting” features.

In the future the Company may generate revenues through the usage of the Underlying Assets (“Contractual Revenues”), through channels which may include, but are not limited to, the following categories:

•Asset Leasing: Renting the Underlying Asset to a third party over a defined period of time for the payment of fees, typically on a monthly basis

•Sponsorship & Advertising: Enabling third-party brands to display advertising on or in connection with the Underlying Asset for the payment of fees, typically on a Cost per Impression (CPM), Cost per Click (CPC), or Cost per Action (CPA) basis

•Licensing & Royalties: Granting the right for third parties to display, perform or access the Underlying Asset for a fixed fee or a fee calculated as a percentage of the revenue generated by such activities

•Asset Merchandising: Selling goods or services related to the Underlying Asset

The Company has not taken any steps to generate contractual revenues from the usage of the Underlying Asset of any Series, but the Company may choose to pursue any of the above channels, or any other channels, in the future.

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Our objective is to become the leading marketplace for investing in Collectible Assets and, through the Platform and the PPEX ATS operated by NCPS, to provide Investors with financial returns commensurate with returns in the Asset Class, to enable deeper and more meaningful participation by Asset Class enthusiasts in the hobby, to provide experiential and social benefits comparable to those of a world-class Underlying Asset collector, and to manage the collection in a manner that provides exemplary care to the assets and offers potential returns for Investors.

Competition

Although the Company’s business model is uncommon in the Asset Class, there is potentially significant competition for the Underlying Assets, which the Company securitizes through its Offerings, from many different market participants. While the majority of transactions continue to be peer-to-peer with very limited public information, other market players such as dealers and auction houses will continue to play an increasing role.

Most of our current and potential competitors in the Asset Class, such as dealers and auction houses, have significantly greater financial, marketing and other resources than we do and may be able to devote greater resources to sourcing the Collectible Assets for which the Company competes. In addition, almost all of these competitors, in particular the auction houses, have longer operating histories and greater name recognition than we do and are focused on a more established business model.

There are also competing start-up models to facilitate shared ownership of Collectible Assets developing in the industry, which will result in additional competition for Collectible Assets, some of which have focused on the regulated securities market. There are others who are pursuing similar business models who may decide to enter the Asset Class.

With the continued increase in popularity of the Asset Class, we expect competition for Collectible Assets to intensify in future. Increased competition may lead to increased prices, which will reduce the potential value appreciation that Investors may be able to achieve by owning Interests in the Company’s Offerings and will decrease the number of high-quality assets the Company can securitize through the Platform.

In addition, there are companies that are developing crowd funding models for other alternative asset classes such as racehorses, wine, sports memorabilia or art, who may decide to enter, or increase their activity with respect to, the Asset Class as well.

Customers

We target the broader U.S. Asset Class enthusiast and the U.S. millennial market as our key customer bases. The customers of the Company are the Investors in each Series that has closed an Offering.  As of the date of this filing, the Company has closed the Offerings highlighted in white in the Master Series Table.

Facilities

The Manager operates the Company and manages the collection in a manner that prioritizes the ongoing security of all Underlying Assets. The Manager stores the Underlying Assets, along with other assets, in two professional facilities and in accordance with standards commonly expected when managing Collectible Assets of equivalent value and always as recommended by the Advisory Board.

The Company has leased two spaces in purpose built, secure, temperature-controlled storage facilities in New Jersey and Delaware for the purposes of storing the Underlying Assets in a highly controlled environment other than when some or all of the Underlying Assets used in Membership Experience Programs or are otherwise being utilized for marketing or similar purposes. Each of the facilities used by the Company are monitored by staff approximately 40 hours per week and are under constant video surveillance. Each of the Underlying Assets in the collection are inspected, if required, and exercised appropriately on a regular basis according to the maintenance schedule defined for each Underlying Asset by the Asset Manager.

From time to time various Underlying Assets may be held in third-party facilities. In such cases, the Asset Manager endeavors to ensure that the Underlying Assets are stored with the appropriate care and insurance as would

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be the case if they were held in the facility in which the Company leases space, unless otherwise specified in the description for an Underlying Asset.

Underlying digital assets are stored by the Manager using commercially reasonable measures in a wallet. Specifically, each digital asset will be stored in its own wallet with its own public address, private key, 12-word recovery seed phrase, and “memorable password.” Each wallet’s private key, 12-word recovery seed phrase, and memorable password are separately stored as individual printed copies in a vault in New York with a dedicated alarm system and 24/7 video surveillance, the access codes to which are provided only to a limited number of employees. Presently, a designated employee of the Asset Manager has access to the wallet on a device under their control, accessible via the memorable password. Should this password be forgotten, the wallet can be recovered using the full 12-word recovery seed phrase. We engaged a digital asset custodian to provide third-party custodian storage of our digital assets.

Each of the Underlying Assets in the collection is inspected on a regular basis according to the inspection schedule defined, from time to time, for each Underlying Asset by the Asset Manager in conjunction with members of the Advisory Board.

The Manager and Rally Holdings are located at 433 Broadway, Ste 215, New York, NY 10013. Rally Holdings presently has approximately eleven full-time employees and seven part-time contractors. Neither the Manager nor the Company has any employees.

Government Regulation

Federal and state laws and regulations apply to many key aspects of our business. Any actual or perceived failure to comply with these requirements may result in, among other things, revocation of required licenses or registrations, loss of approved status, regulatory or governmental investigations, administrative enforcement actions, sanctions, civil and criminal liability, private litigation, reputational harm, or constraints on our ability to continue to operate. It is also possible that current or future laws or regulations could be enacted, interpreted or applied in a manner that would prohibit, alter or impair our existing or planned lines of business, or that could require costly, time-consuming, or otherwise burdensome compliance measures. As our business expands, our compliance requirements and costs may increase and we may be subject to increased regulatory scrutiny.

Claims arising out of actual or alleged violations of law could be asserted against the Company or its affiliates by individuals or governmental authorities and could expose the Company, its affiliates, or each Series to significant damages or other penalties, including revocation or suspension of the licenses necessary to conduct business and fines.

Regulation of Automobiles

Regulation of the automobile industry varies from jurisdiction to jurisdiction and state to state. In any jurisdictions or states in which the Company operates, it may be required to obtain licenses and permits to conduct business, including dealer and sales licenses and titles and registrations issued by state and local regulatory authorities, and will be subject to local laws and regulations, including, but not limited to, import and export regulations, emissions standards, laws and regulations involving sales, use, value-added and other indirect taxes.

Regulation of Digital Assets

Regulation of digital assets is under active consideration by the United States through various federal agencies, including the Commission, the Commodity Futures Trading Commission (“CFTC”), the Federal Trade Commission (“FTC”) and the Financial Crimes Enforcement Network (“FinCEN”) of the U.S. Department of the Treasury, as well as in other countries. State government regulations may also apply. We cannot anticipate how and when such regulations may change. As the regulatory and legal environment evolves, we may become subject to new laws and regulation by the Commission and other agencies.

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In recent years, the Commission and U.S. state securities regulators have stated that certain digital assets may be classified as securities under U.S. federal and state securities laws. Although the Commission and the CFTC recently issued interpretive guidance relating to the application of U.S. federal securities laws to certain types of crypto assets and transactions, there has not been broad consensus on this subject, and the relevant analyses are highly fact-specific. A number of enforcement actions and regulatory proceedings have since been initiated against issuers of digital assets and their developers and proponents. Several foreign governments have also issued similar warnings cautioning that digital assets may be deemed to be securities under the laws of their jurisdictions.

Regulation of digital asset exchanges in the future may raise transaction costs, potentially offsetting or eliminating many of the key benefits of digital assets. Lack of international coordination raises the risk of an uneven global regulatory landscape. The development of the market for digital assets globally is in relative limbo currently due to regulatory uncertainty.

Regulation of Collectibles

Regulation of the automobile industry varies from jurisdiction to jurisdiction and state to state. In any jurisdictions or states in which the Company operates, it may be required to obtain licenses and permits to conduct business, including dealer and sales licenses and titles and registrations issued by state and local regulatory authorities, and will be subject to local laws and regulations, including, but not limited to, import and export regulations, emissions standards, laws and regulations involving sales, use, value-added and other indirect taxes.

In the United States, a three-tiered distribution system gives individual states the ability to regulate how alcohol is sold. Alcohol has regulation around who has access to it, who is able to purchase it and how it is owned.  There are regulatory restrictions around licensed entities and how they transact alcohol.  Each state regulates alcohol individually from one another, creating unique and complex regulatory requirements.  Imported alcohol in most international jurisdictions is subject to import and export regulations which may include excise tax, customs declarations and extensive administrative requirements.  As such, imported alcohol is subject to more regulation and to the rules and regulations in the country or state to which it is being sold.

Regulation of Exchanges

A platform facilitating secondary trading of securities may potentially be considered an exchange which would be required to register with the Commission as a national stock exchange or qualify for an exemption from registration, such as being operated by a broker-dealer as an ATS in compliance with Regulation ATS. Section 3(a)(1) of the Exchange Act provides that an “exchange” means “any organization, association, or group of persons, whether incorporated or unincorporated, which constitutes, maintains, or provides a market place or facilities for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange as that term is generally understood, and includes the market place and the market facilities maintained by such exchange.” Rule 3b-16(a) under the Exchange Act further provides that a “market place or facility for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange” means someone who brings together the orders for securities of multiple buyers and sellers and “uses established, non-discretionary methods (whether by providing a trading facility or by setting rules) under which such orders interact with each other, and the buyers and sellers entering such orders agree to the terms of a trade.” Rule 3b-16(b)(1) provides that an entity will not be “a market place or facilities for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange” solely because it routes orders to a registered broker-dealer.

A system that meets the definition of an exchange and is not excluded under Rule 3b-16(b) must register as a national securities exchange or operate pursuant to an appropriate exemption. One frequently used exemption is for a system that operates as an ATS. Rule 3a1-1(a)(2) under the Exchange Act exempts from the definition of “exchange” under Section 3(a)(1) of the Exchange Act an ATS that complies with Regulation ATS. An ATS that operates pursuant to the Rule 3a1-1(a)(2) exemption and complies with Regulation ATS would not be subject to the registration requirement of Section 5 of the Exchange Act.

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We believe the Platform does not operate as a national securities exchange or as an ATS. The Company and the Asset Manager have entered into certain agreements with the Executing Broker; NCPS, a registered broker-dealer; and North Capital Investment Technology, Inc., the parent company of NCPS (“NCIT”), to provide for secondary market trading in Interests to occur on the PPEX ATS, which is an electronic alternative trading system owned and operated by NCPS and registered with the Commission under the Exchange Act. Specifically, we believe that the Platform is not an exchange because (1) it does not bring together orders for securities of multiple buyers and sellers, (2) it does not use any non-discretionary methods under which any orders to purchase or sell a security interact with each other, and (3) it merely routes orders to a broker-dealer for execution. The Platform provides the interface by which users can submit orders to a broker dealer to buy or sell Interests in secondary transactions. In accordance with Rule 3b-16(b)(1), the Platform immediately and automatically routes those orders (i) to the Executing Broker, and (ii) by virtue of the Executing Broker’s status as a member of the PPEX ATS and the Tools License Agreement between the Asset Manager and the Executing Broker, to the PPEX ATS, an ATS registered with the Commission and owned and operated by NCPS, a registered broker-dealer. For clarity, because the Executing Broker is (i) a registered broker-dealer and a member of the PPEX ATS and (ii) licensed to use the Platform to access and transmit order information entered onto the Platform by Investors, such order information is automatically routed from the Platform to both the Executing Broker and the PPEX ATS simultaneously. The PPEX ATS then matches isolated trades between individual buyers and sellers who have confirmed their intent to complete the trade. Matching occurs pursuant to the rules established by the PPEX ATS. The Platform’s role in the secondary trading process is limited to (1) receiving orders from Investors, who enter their order on the Platform using either the Rally website or app, (2) making those orders simultaneously accessible to the Executing Broker and the PPEX ATS pursuant to the Tools License Agreement and the Executing Broker’s status as registered broker-dealer and a member of the PPEX ATS, (3) displaying and confirming information regarding the execution and settlement of secondary market transactions based on information received from NCPS (via the Executing Broker), and (4) providing an interface by which Investors can provide information in order to open brokerage accounts with the Executing Broker and the Custodian and a cash account with Dwolla.

In this way, the Platform is simply the user interface that Investors engage with when placing orders for secondary trading of Interests. The decision whether to engage in secondary market trading is left solely to the individual Investors, and neither the Company, its affiliates, nor any of the third-party service providers involved in the secondary trading process provide Investors any direction or recommendation as to the purchase or sale of any Interests in secondary market transactions. In reliance upon Rule 3b-16(a) and Rule 3b-16(b)(1), the Company believes it is not required to register the Platform as an exchange or comply with Regulation ATS as an ATS. Nevertheless, federal regulation of securities exchanges and ATSs involves a set of complex statutes and regulations that are subject to change and evolving and differing interpretation. It is possible that contrasting understandings of current or future rules could result in the Commission determining that the Platform is functioning as a securities exchange or ATS or is part of an unregistered exchange mechanism, in which case we would then be required to register the Platform as a securities exchange or qualify and register as an ATS, either of which could cause us to limit, modify, or discontinue the Platform.

All secondary transactions in Series Interests for which the Platform serves as the user interface are effectuated on the PPEX ATS. See “Description of the Business – Liquidity Platform” in the Post-Qualification Amendment No. 34 (filed on September 4, 2024) to the offering statement on Form 1-A filed by the Company with the Commission and originally qualified on November 15, 2021 for more information.

Privacy and Protection of Investor Data

Aspects of our operations or business are subject to privacy and data protection regulation in the United States and elsewhere. Accordingly, we publish our privacy policies and terms of service, which describe our practices concerning the use, transmission, and disclosure of information. As our business continues to expand in the United States and beyond, and as laws and regulations continue to be passed and their interpretations continue to evolve in numerous jurisdictions, additional laws and regulations may become relevant to us. Regulatory authorities around the world are considering numerous legislative and regulatory proposals concerning privacy and data protection. In addition, the interpretation and application of these privacy and data protection laws in the United States and elsewhere are often uncertain and in a state of flux.

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Growing public concern about privacy and the use of personal information may subject us to increased regulatory scrutiny. The FTC has, over the last few years, begun investigating companies that have used personally identifiable information in a deceptive or unfair manner or in violation of a posted privacy policy. If we are accused of violating the terms of our privacy policy or implementing unfair privacy practices, we may be forced to expend significant financial and managerial resources to defend against an FTC action. On May 25, 2018, the European Union implemented the General Data Protection Regulation (the “GDPR”), a new privacy regulation that imposes new regulatory scrutiny on our business with customers in the European Economic Area, with possible financial consequences for noncompliance. If we are accused of violating the data protection and privacy rights of European Union citizens, we may be forced to expend significant financial and managerial resources to defend against a GDPR enforcement action by a European Union data protection authority or a European Union citizen.

Privacy and cybersecurity are also areas of increasing state legislative focus and we are, or may in the future become, subject to various state laws and regulations regarding privacy and cybersecurity, such as the California Consumer Privacy Act (the “CCPA”), which became effective in 2020. Similar to the GDPR, the CCPA imposes new regulatory scrutiny on our processing of the personal data of our customers in California, with possible financial consequences for noncompliance. Other states where we do business have implemented, or are considering implementing, comprehensive privacy and cybersecurity laws and regulations sharing similarities with the CCPA. In addition, laws in all 50 U.S. states generally require businesses to provide notice under certain circumstances to individuals whose personal information has been disclosed as a result of a data breach. Certain state laws and regulations may be more stringent, broader in scope or offer greater individual rights, with respect to personal information than federal or other state laws and regulations, and such laws and regulations may differ from each other, which may complicate compliance efforts and increase compliance costs. Aspects of the CCPA and other federal and state laws and regulations relating to privacy and cybersecurity, as well as their enforcement, remain unclear, and we may be required to modify our practices in an effort to comply with them. If we are accused of violating the CCPA or other such laws and regulations, we may be forced to expend significant financial and managerial resources to defend against an enforcement action or, in the event of a data breach, a lawsuit by customers located in certain jurisdictions. Complying with these and other existing, emerging and changing privacy requirements could cause the Company to incur substantial costs or require it to change its business practices and policies. Non-compliance could result in monetary penalties or significant legal liability.

Consumer Protection Regulation

The Consumer Financial Protection Bureau and other federal and state regulatory agencies, including the FTC, broadly regulate financial products, enforce consumer protection laws applicable to credit, deposit and payments, and other similar products, and prohibit unfair and deceptive practices. Such agencies have broad consumer protection mandates, and they promulgate, interpret, and enforce laws, rules and regulations, including with respect to unfair, deceptive and abusive acts and practices that may impact or apply to our business. For example, under federal and state financial privacy laws and regulations, we must provide notice to Investors of our policies on sharing non-public information with third parties, among other requirements. In addition, under the Electronic Fund Transfer Act, we may be required to disclose the terms of our electronic fund transfer services to consumers prior to their use of the service, among other requirements.

Investment Company Act of 1940 Considerations

We intend to conduct our operations so that we do not fall within, or are excluded from, the definition of an “investment company” under the Investment Company Act of 1940 (the “Investment Company Act”). Under Section 3(a)(1)(A) of the Investment Company Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities. We believe that we will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting, or trading in securities. We anticipate that the Underlying Assets for each Series will not be securities.

Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading

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in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of the company’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” We intend to monitor our holdings and conduct operations so that on an unconsolidated basis we will comply with the 40% test with respect to each Series.

If we become obligated to register the Company as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•limitations on capital structure;

•restrictions on specified investments;

•prohibitions on transactions with affiliates; and

•compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

If we were required to register the Company as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business, all of which would have a material adverse effect on us.

Legal Proceedings

None of the Company, any Series, the Manager, the Asset Manager or any director or executive officers of RSE Markets is, as of the date of this filing, subject to any material legal proceedings.

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ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following information should be read in conjunction with our consolidated financial statements and related notes.

Overview

The Company’s core business is the identification, acquisition, marketing and management of certain collectible items (including collectible automobiles, memorabilia and alcohol) and digital assets, collectively referred to as the “Collectible Assets” or the “Asset Class”, for the benefit of the investors. The Company’s mission is to leverage technology and design, modern business models influenced by the sharing economy, and advancements in the financial regulatory environment to democratize the Asset Class. The Company aims to provide enthusiasts with access to the market by enabling them to create a diversified portfolio of equity Interests in the highest quality Collectible Assets through a seamless investment experience on the Platform. With respect to secondary market transactions in Interests, the Platform serves as the user interface by which Investors submit orders to buy or sell Interests on the PPEX ATS, which is owned and operated by North Capital Private Securities Corporation. The Platform then immediately and automatically routes those orders (i) to Dalmore Group, LLC (when acting in connection with secondary market transactions of interests, the “Executing Broker”), and (ii) by virtue of the Executing Broker's status as a member of the PPEX ATS and the Tools License Agreement between the Asset Manager and the Executing Broker, to the PPEX ATS. The Platform does not connect Investors to any venue for secondary market transactions other than the PPEX ATS, which is owned and operated by NCPS. For a full description of the Platform’s limited role in secondary trading, see the “Description of the Business – Liquidity Platform” section in Post-Qualification Amendment No. 34 (filed on September 4, 2024) to the offering statement on Form 1-A filed by the Company with the Commission and originally qualified on November 15, 2021.

We believe that collectors and dealers interested in selling their Collectible Assets will benefit from greater liquidity, significantly lower transaction costs and overhead, and a higher degree of transparency as compared to traditional methods of transacting Collectible Assets. Auction and consignment models may include upwards of ~ 20% of asset value in transaction costs, as well as meaningful overhead in terms of asset preparation, shipping and marketing costs, and time value. The Company thus aims to align the interests of buyers and sellers, while opening up the market to a significantly larger number of participants than was previously possible.

Trends Affecting Our Business

Our results of operations are affected by a variety of factors, including conditions in the financial markets and the economic and political environments, particularly in the United States. Global economic conditions, including political environments, financial market performance, interest rates, credit spreads or other conditions beyond our control are unpredictable and could negatively affect the value of the Underlying Assets, our ability to acquire and manage Collectible Assets, and the success of our current and future Offerings. In addition to the aforementioned macroeconomic trends, we believe the following factors will influence our future performance:

•We have a limited operating history upon which to base an evaluation of our business and prospects. We have devoted a significant portion of our efforts to acquiring and positioning assets while maintaining our business and principal operations, which commenced in 2016. Our limited operating history may hinder our ability to successfully meet our objectives and makes it difficult for potential investors to evaluate our business or prospective operations. No revenue models have been developed at the Company or Series level and we do not expect either the Company or any of its Series to generate any revenues for some time. We will update the appropriate disclosure at such time as revenue models have been developed. From time to time, Rally or a Series may receive income from other sources such as an NFT airdrop event or NFT conference, that are recognized as investment income. During the Current Period, no free cash flow distributions were made and no management fee was distributed. See Note E – Free Cash Flow Distributions and Management Fees of our accompanying Notes to the Consolidated Financial Statements for the table that presents free cash flow distributions by Series for the Current Period and Prior Period.

•We are in large part reliant on the Asset Manager and its employees to grow and support our business. The successful operation of the Company (and therefore, the success of the Interests) is in part dependent on the

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ability of the Asset Manager to source, acquire and manage the Underlying Assets and for the Asset Manager to maintain the Platform. As the Asset Manager has been in existence since only October 2020 and is a startup company, it has a limited operating history. The Company succeeded by merger to the business of RSE Archive on December 31, 2024. Further, the Asset Manager is also the Asset Manager for certain Series of RSE Innovation, LLC, and it may become the Asset Manager of other series limited liability companies with similar business models in the collectible automobiles, memorabilia, alcohol and other Underlying Asset classes, such as domain names, in the future. In addition, the Asset Manager may in the future enter into joint venture agreements with third parties, and such entities may have similar business models. While the Asset Manager thus has some similar management experience, its experience is limited, and it has limited experience selecting or managing assets in the Asset Class. Furthermore, there are a number of key factors that will potentially impact our operating results going forward including the ability of the Asset Manager to:

ocontinue to source high quality Collectible Assets at reasonable prices to securitize through the Platform;

omarket the Platform and the Offerings in individual Series of the Company and attract Investors to the Platform to acquire the Interests issued by Series of the Company;

ofind and retain operating partners to support the regulatory and technology infrastructure necessary to operate the Platform;

ocontinue to develop the Platform and provide the information and technology infrastructure to support the issuance of Interests in Series of the Company; and

ofind operating partners to manage the collection of Underlying Assets at a decreasing marginal cost per asset.

•The collectibles market is currently undergoing a transitional phase, characterized by a blend of stabilization and continued growth, suggesting a moderation from the pandemic era bubble. Forecasted to expand to $594.2 billion by 2034 by Market Decipher, the sector is witnessing diversification with over 100 categories seeing significant investment. Notable trends include the rise of digital platforms and NFTs, reshaping traditional collectibles like trading cards, as evidenced by Fanatics' acquisition of Major League Baseball Topps. Meanwhile, the sports collectibles market demonstrates robust health, with significant sales despite a decrease in high-value auction transactions. This evolving landscape underscores a strategic shift towards a market that values both digital innovation and traditional collectibles, with an overall trajectory pointing towards sustainable growth and diversification. In the art sector, global art sales in 2025 continued with modest growth of approximately 4%, although activity remained below peak levels and demand shifted toward lower-priced and more accessible works. Movie memorabilia, like the ’Darth Vader’s Screen-Matched Hero Dueling Lightsaber’, continues to fetch high prices at auction, indicating a vibrant market for cinematic history. The collector car market, as measured by the Hagerty Market Rating, has settled around 65, marking a period of stabilization after a 16-month decline and is still higher than any point in the four years leading up to the Market Rating’s most recent surge. As of 2025, the classic car market showed signs of a slight increase after a prolonged period of softening, albeit with some notable shifts and trends and some periods of slow retreat. Despite economic uncertainties and challenges, enthusiasts and investors have maintained a strong interest in vintage automobiles, driving both demand and prices in various segments of the market. Classic car market staples such as Ferraris, Porsches, and Classic Mercedes have demonstrated their continued prowess in the market. Notably displayed by Ferrari in the list of top sales of the year in which they captured the top 4 spots.

•While the overall collectibles market is experiencing stabilization and long-term growth, individual asset performance can still vary significantly within this broader trend. Market dynamics often differ by category, with some thriving while others face value corrections Declines in the market values of certain Collection Assets have caused and may continue to cause significant impairment losses on those Collection Assets. During the Current Period, we recorded $650,141 in impairment losses stemming from declines in asset values (as described in Note B – Summary of Significant Accounting Policies – Capital Assets of our accompanying Notes to the Consolidated Financial Statements).

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•With the continued increase in popularity of the Asset Class, we expect competition for Collectible Assets to intensify in the future. Although our business model is uncommon in the Asset Class, there is potentially significant competition for the Underlying Assets, which the Company securitizes through its Offerings, from many different market participants. While the majority of transactions continue to be peer-to-peer with very limited public information, other market players such as dealers and auction houses continue to play a prominent role. There are also competing start-up models to facilitate shared ownership of Collectible Assets developing in the industry, which will result in additional competition for Collectible Assets.

•We may be negatively impacted by volatility in the political and economic environment, and a period of sustained inflation across the markets in which we operate could result in higher operating costs. Trade, monetary and fiscal policies, and political and economic conditions have and may continue to substantially change in the future, and credit markets have and may continue to experience periods of constriction and variability. These conditions have impacted and may continue to impact our business. Further, ongoing inflation has impacted and may continue to negatively impact our business and increase our costs. Sustained inflation across the markets in which we operate has tended to, and could continue to negatively affect any attempts to mitigate the increases to our costs. In addition, the effects of inflation or of new and existing tariffs implemented by the U.S. or other countries on consumers’ budgets could result in the reduction of potential Investors’ spending and investing habits. If RSE Markets, the Asset Manager, the Manager or we are unable to take actions to effectively mitigate the effect of the resulting higher costs, their and/or our financial position could be negatively impacted.

•Our business model relies on the availability of the exemption from registration provided by Tier 2 of Regulation A. Under our business model, we must receive qualification under Tier 2 of Regulation A from the Commission with respect to each Offering of Series Interests.  The qualification process has been and may continue to be subject to unanticipated delays, especially if our filings with the Commission are reviewed in full by the staff of the Commission.

At the time of this filing all of the Series designated as closed in the Master Series Table have commenced operations, are capitalized and have assets and various Series have liabilities. All assets and liabilities related to the Series described in the Master Series Table are the responsibility of the Series from the time of the Closing of the respective Offerings.

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Investments in Underlying Assets

We provide investment opportunities in Collectible Assets to Investors through the Platform. Collectible Assets are financed through various methods including loans from affiliates of the Manager or other third parties when we purchase an Underlying Asset prior to the Closing of an Offering, and through purchase option agreements or consignment agreements negotiated with third parties or affiliates when we finance the purchase of an Underlying Asset with the proceeds of an Offering. Additional information can be found below and in the Master Series Table. We typically acquire Underlying Assets through the following methods.

•Upfront purchase – the Company or a Series acquires an Underlying Asset from an Asset Seller prior to the launch of the Offering related to the Series.

•Purchase agreement – the Company or a Series enters into an agreement with an Asset Seller to acquire an Underlying Asset, which may expire prior to the Closing of the Offering for the related Series, in which case the Company is obligated to acquire the Underlying Asset prior to the Closing.

•Purchase option agreement – the Company or a Series enters into a purchase option agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset.

•Consignment agreement – the Company or a Series enters into a consignment agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset and under which the Company takes possession of the Underlying Asset during a consignment period.

We received multiple loans or payments from various parties to support the financing of the acquisition of the Underlying Assets for which the details are listed in the tables below. Such payments or loans have been or will be repaid from the proceeds of successful Series’ initial Offering. Upon completion of the Offering of each of the Series of Interests, each of the Series shall acquire their respective Underlying Assets for the aggregate consideration consisting of cash and Interests as the Manager may determine in its reasonable discretion in accordance with the disclosures set forth in these Series’ Offering documents. In various instances, as noted in the tables below, the Asset Seller is issued Interests in a particular Series as part of the total purchase consideration to the Asset Seller. In addition, there are instances where the Company finances an acquisition through the proceeds of the Offering, as in the case of a purchase option, and therefore requires no additional financing or only financing to make an initial down payment, as the case may be.

The Company incurred the “Acquisition Expenses,” which include transportation of the Collectible Assets to the Manager’s storage facility, pre-purchase inspection, pre-Offering refurbishment, and other costs detailed in the Manager’s allocation policy, listed in the tables below, the majority of which are capitalized into the purchase prices of the various Underlying Assets. Acquisition Expenses such as interest expense on a loan to finance an acquisition or marketing expenses related to the promotional materials created for an Underlying Asset are not capitalized. The Acquisition Expenses are generally initially funded by the Manager or its affiliates but will be reimbursed with the proceeds from an Offering related to such Series to the extent described in the applicable Offering documents. In the event that certain Acquisition Expenses are anticipated prior to the Closing of an Offering but are incurred only after the Closing, for example transportation fees related to transportation from the Asset Seller to the Company’s storage facility, additional cash from the proceeds of the Offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the Closing of the Offering.

In addition to acquiring Underlying Assets, from time to time the Company receives take-over offers for certain Underlying Assets. Per the terms of the Company’s Amended and Restated Limited Liability Company Agreement (the “Operating Agreement”), the Company, together with the Manager and the Manager’s Advisory Board evaluates the offers and determines if it is in the interest of the Investors to sell the Underlying Asset. In evaluating the offers, the Manager also considers the preference of Investors in the related Series as expressed by the nonbinding voting results of a poll of such Investors on the question whether to sell the Underlying Asset. In certain instances, the Company may decide to sell an Underlying Asset that is on the books of the Company but not yet transferred to a particular Series, because no Offering has yet occurred. In these instances, the anticipated Offering related to such Underlying Assets will be cancelled.

During the Current Period, there were no agreements signed to acquire Underlying Assets.

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Series - Series Name	Agreement Type - Date of Agreement	Closing Date (1)	Purchase Price (2)	Financed via - Officer Loan / 3rd Party Loan	Financed via – the Manager	Financed via - Offering Proceeds	Interests Issued to Asset Seller	Percent Owned by Asset Seller	Acquisition Expenses

Total for Current Period	New Agreements: 0	--	$0	$0	$0	$0	$0	-	$0
Total for Prior Period	New Agreements: 3	--	$1,317,500	$403,639	$346,361	$508,500	$59,000	-	$69,400

Note: New Agreements represent only those agreements signed in the Current Period or Prior Period, as applicable.

Note: Purchase Price, Financings and Acquisition Expenses represent only the incremental amounts for the Current Period i.e., if an Underlying Asset was purchased in a previous period, but had a Closing in the Current period, it would not contribute to the totals for the Current Period.

(1)If exact Offering dates (specified as Month Day, Year) are not shown, then expected Offering dates are presented.

(2)Values are based on current negotiations of the terms of the respective purchase option agreements or purchase agreements and may be subject to change.

At the end of the Current Period, no Offerings of Series Interests were ongoing.

Series	Qualification Date	Underlying Asset	Offering Price per Interest	Membership Interests	Offering Size	Sourcing Fee	Opening Date	Closing Date

Total for Current Period		0 Series	-	-	-	$0	-	-
Total for Prior Period		0 Series	-	-	-	$0	-	-

No Offerings closed during the Current Period.

Series / Series Name	Qualification Date	Underlying Asset	Purchase Price	Opening Date	Closing Date	Date Underlying Asset Acquired	Offering Price per Interest	Membership Interests	Offering Size	Sale Price	Dividend Amount Per Interest

Total for Current Period		0 Series	$0	-	-	-	-	-	$0	-	-
Total for Prior Period		4 Series	$1,335,000	-	-	-	-	-	$1,425,000	-	-

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Operating Results for the Current Period and the Prior Period

Changes in operating results are impacted significantly by any increase or decrease in the number of Underlying Assets that the Company, in coordination with the Asset Manager, operates and manages. During the Current Period and the Prior Period, the Company engaged in acquiring Underlying Assets, entering into Purchase and Purchase Option Agreements, launching Offerings, Closing Offerings, and selling Underlying Assets. Additional information can be found below in the Asset Acquisitions, Purchase Options and Asset Sales subsection, the trend information and the investments in Underlying Assets sections above, or above in the Master Series Table.

Revenues

Revenues may be generated at the Company or the Series level. No revenue models have been demonstrated at the Company or Series level and we do not expect either the Company or any of its Series to generate any revenues for some time, if at all. We will update the appropriate disclosure at such time as revenue models have been demonstrated. From time to time, Rally or a Series may receive income from other sources, such as an NFT airdrop event or NFT conference, that are out of the control or direction of the Company. During the Current Period, no free cash flow distributions were made and no management fee was distributed. See Note E – Free Cash Flow Distributions and Management Fees of our accompanying Notes to the Consolidated Financial Statements for the table that presents free cash flow distributions by Series for the Current Period and Prior Period

Operating Expenses

The Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses of our accompanying Notes to the Consolidated Financial Statements) incurred prior to the Closing of an Offering related to any of the Underlying Assets are being paid by the Manager and recognized by the Company as capital contributions and will not be reimbursed by the Series. Each Series of the Company will be responsible for its own Operating Expenses beginning on the Closing date of the Offering for such Series Interests. However, the Manager has agreed to pay and not be reimbursed for certain limited expenses, such as post-closing Operating Expenses incurred and recorded by Series’ of the Company through the Current Period and Prior Period. These are accounted for as capital contributions by each respective Series.

Consolidated Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses of our accompanying Notes to the Consolidated Financial Statements) for the Company and all of the Series that are presented as expenses and losses in the Consolidated Statements of Operations summarized by category for the Current Period and the Prior Period as follows:

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Total Operating Expenses
	Current Period	Prior Period	Difference	Change	Explanation
Storage	$ 87,835	$ 115,492	($27,658)	(24%)	Decrease in number of assets in Current Period
Transportation	2,131	12,345	(10,214)	(83%)	Less vehicle transport in Current Period
Insurance	55,703	107,377	(51,674)	(48%)	Decrease in insurance rate in Current Period
Maintenance	20,000	5,595	14,405	257%	Increase in maintenance rate in Current Period
Bookkeeping and Accounting fees	97,564	99,064	(1,500)	(2%)	Decrease in number of asset in Current Period
Marketing Expense	-	3,300	(3,300)	(100%)	No marketing activity in Current Period
Interest Expense	-	2,756	(2,756)	(100%)	No activity that resulted in interest expense in Current Period
Banking Fees	-	258	(258)	(100%)	No banking fees in Current Period
Loss on Sale	26,600	145,226	(118,626)	(82%)	Decrease in sales below carrying value
Loss on Impairment	650,141	2,154,113	(1,503,972)	(70%)	Decrease in number of assets needing impairment
Consolidated	$ 939,974	$ 2,645,526	($1,705,552)	(64%)

Consolidated gains and other investment income as presented in the Consolidated Statements of Operations for the Current Period and Prior Period are as follows:

Consolidated Gains and Other Investment Income
	Current Period	Prior Period	Difference	Change	Explanation
Gain on Sale	$ 838,178	$ 2,512,123	($1,673,945)	(67%)	Lower return on asset sales in Current Period
Investment Income/(Loss)	-	-	-	N/A
Consolidated Gains and Other Investment Income	$ 838,178	$ 2,512,123	($1,673,945)	(67%)

See Consolidated Statements of Operations for details of each Series’ expenses, losses, gains and investment income for the Current Period and Prior Period.

Consolidated Expenses, Losses, Gains and Investment Income before Income Taxes
	Current Period	Prior Period
Total Series Expenses	$ (67,936)	$ 491,135
RSE Collection & Series #77LE1	(33,860)	(624,537)
Consolidated	$ (101,796)	$ (133,403)

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Asset Acquisitions and Asset Sales

The table below summarizes agreements related to asset acquisitions or asset disposals that were signed during the Current Period and Prior Period and presents the value of Underlying Assets represented by those agreements

	# of Assets Disposed	Total Value of Assets Disposed ($)	# of Assets Acquired	Total Value Assets Acquired ($)	# of Purchase Option Agreements	Total Value of Purchase Option Agreements ($)	# of Purchase Agreements	Total Value of Purchase Agreements ($)	Grand Total #
2025	(17)	$(2,410,507)	-	$ -	-	$ -	-	$ -	(17)
2024	(36)	$(5,729,547)	1	$ 300,000	1	$ 567,500	1	$ 450,000	(33)

Note: Table represents agreements signed within the respective periods and value of Underlying Assets represented by the agreements.

See Note A – Description of Organization and Business Operations – Asset Dispositions of our accompanying Notes to the Consolidated Financial Statements for the table shows each Underlying Asset that was sold during the Current Period and the Prior Period. Net Gain / (Loss) on Sale of the Current Period and the Prior Period are as below:

Net Gain / (Loss) on Sale
Current Period	$ 811,578
Prior Period	$ 2,366,897

See Note F – Income Tax of our accompanying Notes to the Consolidated Financial Statements for provision for income taxes for each Series that sold their Underlying Asset during the Current Period and the Prior Period. Total provision for income taxes for the Current Period and Prior Period are as follows:

Consolidated Provision for Income Taxes
Current Period	$ 141,712
Prior Period	$ 516,834

See “Note C – Related Party Transactions” of our accompanying Notes to Consolidated Financial Statements for additional information on asset acquisitions.

Liquidity and Capital Resources

Historically, the Company and each Series finance their business activities through capital contributions from the Manager or its affiliates. Until such time as any Series has the capacity to generate income, cash flows from operations, or excess proceeds from Offerings, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future Offerings for individual Series may be used to create reserves for future Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses of our accompanying Notes to the Consolidated Financial Statements) for individual Series once the Offerings are closed at the sole discretion of the Manager.

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During the Current Period, the Company obtained liquidity for purposes of acquiring certain Underlying Assets through secured and unsecured loans from affiliates. See “Related Party Transactions” below for additional information.

The Company has experienced recurring net losses and negative operating cash flows since inception, and neither the Company nor any of the Series has generated revenues or profits in the Current Period or Prior Period, except in connection with the sale of certain Underlying Assets for gains and certain Series that generated investment income (see Asset Disposition section in Note A – Description of Organization and Business Operations – Asset Dispositions of our accompanying Notes to the Consolidated Financial Statements).

On a total consolidated basis, the Company generated the following: Income / (Loss), Net Working Capital, and Retained Earnings / (Accumulated Deficits). Additionally, each listed Series for which an Underlying Asset was owned as of the end of the Current Period and the end of the Prior Period has incurred net losses since their respective dates of acquisition and have an accumulated deficit at the end of the Current Period and at the end of the Prior Period, except for certain Series that have net income in the Current Period generated from receiving investment income.

Period	Income / (Loss)	Net Working Capital	Retained Earnings / (Accumulated Deficit)
Current Period	($243,509)	$350,513	($10,296,618)
Prior Period	($650,237)	$423,117	($9,960,818)

All of the liabilities on the balance sheet as of the end of the Current Period are obligations to third-parties or the Manager. All of these liabilities, other than ones for which the Manager does not seek reimbursement, will be covered through the proceeds of future Offerings for the various Series of Interests. The Company and the Series finance their business activities through capital contributions from the Manager or its affiliates and from members to the individual Series. Until such time as any Series has the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future Offerings may be used to create reserves for future Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses) for individual Series once the Offerings are closed, listed in the table above, at the sole discretion of the Manager. There can be no assurance that the Manager or RSE Markets, Inc. will continue or have the ability to fund operations or provide financial support to the Company and each listed Series. If the Company and each listed Series does not continue to obtain financing from the Manager or RSE Markets, Inc. they will be unable to pay their obligations as they come due, including the obligation of each listed Series. As a result, these conditions raise substantial doubt about the Company's and each listed Series' ability to continue as a going concern for the twelve months following the date of this filing.

Cash and Cash Equivalent Balances

As of the end of each of the Current Period and the Prior Period, the Company and the Series for which Closings had occurred, had total cash or cash equivalents balances as set forth below (see Consolidated Balance Sheets for details of each Series’ cash or cash equivalent balances for the Current and Prior Period).

Cash and Cash Equivalent Balance
	Current Period	Prior Period
Total Series Cash and Cash Equivalent Balance	$ 222,772	$ 248,633
RSE Collection & Series #77LE1	12,592	2,780
Total Cash and Cash Equivalent Balance	$ 235,364	$ 251,413

Note: Series #77LE1 Interests were issued under Rule 506(c) and, therefore, Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above

Note: Only includes Series for which an Offering has closed. RSE Collection cash balance represents loans or capital contributions to be used for future payment of Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses of our accompanying Notes to the Consolidated Financial Statements).

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From time to time, the Asset Manager, affiliates of the Manager or third parties may make non-interest-bearing payments or loans to the Company to acquire an Underlying Asset prior to the Closing of an Offering for the respective Series. In such cases, the respective Series would repay any such non-interest-bearing payments or loans used to acquire its respective Underlying Asset with proceeds generated from the Closing of the Offering for Interests of such Series. No Series will have any obligation to repay a loan incurred by the Company to purchase an Underlying Asset for another Series.

See “Note A – Description of Organization and Business Operations – Liquidity and Capital Resources” of our accompanying Notes to the Consolidated Financial Statements for additional information.

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Recent Developments

The following sets forth updated information with respect to events that have occurred subsequent to the Current Period.

Event	Description
Offerings Opened	0
Offerings Closed	0
Underlying Assets Purchased	0 Purchase Agreements signed 0 Purchase Option Agreements signed 0 Upfront Purchase Agreements signed
Underlying Assets Sold	3
Acquisition Expenses	$0

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ITEM 3. DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

The following individuals constitute the Board of Directors, executive management, and significant employees of RSE Markets, the sole member of the Asset Manager:

Name(1)	Age	Position	Term of Office (Beginning)
Christopher J. Bruno	45	President, Director, CEO	05/2016
Robert A. Petrozzo	43	Chief Product Officer	06/2016
Maximilian F. Niederste-Ostholt	46	Chief Financial Officer	08/2016
Gustave Macheras	36	Director	02/2024
Yan Zhao	40	Director	11/2024

(1)Each of the directors of RSE Markets was elected as a director pursuant to a voting agreement among RSE Markets and certain stockholders of RSE Markets.

Background of Officers and Directors of RSE Markets

The following is a brief summary of the background of each director and executive officer of RSE Markets:

Christopher J. Bruno, Founder, Chief Executive Officer, President and Director

Chris is a serial entrepreneur who has developed several online platform businesses. In 2013, Chris co-founded Network of One, a data-driven content investment platform focused on the YouTube market where he worked until 2016.  Prior to Network of One, Chris co-founded Healthguru, a leading health information video platform on the web (acquired by Propel Media, Inc., OTC BB: PROM) where he worked from 2005 to 2013.

Chris began his career working in venture capital at Village Ventures where he invested in early-stage companies across the online media, telecommunications, software, medical devices, consumer products and e-commerce industries. Chris worked at Village Ventures from 2002 to 2005.

From 2004 to 2005, Chris also worked as an analyst directly for the management team of Everyday Health (NYSE: EVDY) during its growth phase.

Chris graduated magna cum laude with Honors from Williams College with a degree in Economics and received his Master of Business Administration, beta gamma sigma, from the NYU Stern School of Business with a specialization in Finance and Entrepreneurship.

Robert A. Petrozzo, Chief Product Officer

Rob is a designer and creative thinker who has led the development of multiple award-winning technology platforms in both the software and hardware arenas.  For the past decade, he has specialized in the product design space having created authoring components, architected the front-end of distribution platforms, and designed interactive content platforms for both consumers and enterprises. Immediately prior to joining the Asset Manager, he led the UX and UI effort at computer vision and robotics startup KeyMe, building interactive products from the ground up and deploying both mobile and kiosk-based software nationwide. Rob worked at KeyMe from 2014 to 2016.

His previous roles include internal software design for Ares Management (2013 to 2014), and Creative Director at ScrollMotion (2010 to 2013), where he led a team of content creators and product developers to release a

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fully integrated authoring tool and over 300 custom enterprise apps for Fortune 50 and 100 clientele across 12 countries including Hearst, Roche, J&J, Genentech, and the NFL.

Rob received his degree in User-Centered Design with a peripheral curriculum in User Psychology from the Philadelphia University.

Maximilian F. Niederste-Ostholt, Chief Financial Officer

Max has spent nine years in the finance industry, working in the investment banking divisions of Lehman Brothers from 2007 to 2008 and Barclays from 2008 to 2016.  At both firms he was a member of the healthcare investment banking group, most recently as Director focused on M&A and financing transactions in the Healthcare IT and Health Insurance spaces. Max has supported the execution of over $100 billion of financing and M&A transactions across various sectors of the healthcare space including buy-side and sell-side M&A assignments and financings across high grade and high yield debt, equities, and convertible financings.  Work performed on these transactions, included amongst other aspects, valuation, contract negotiations, capital raising support and general transaction execution activities.

Prior to his career in investment banking, Max worked in management consulting at A.T. Kearney from 2002 to 2005, where he focused on engagements in the automotive, IT and healthcare spaces. During this time, he worked on asset sourcing, logistics and process optimization projects.

Max graduated from Williams College with a Bachelor of Arts in Computer Science and Economics and received a Master of Business Administration, beta gamma sigma, from NYU’s Stern School of Business.

Gustave Macheras, Director

Gustave is an entrepreneur and investor with over 10 years of experience in venture capital, private equity, real estate and M&A. He has operated businesses across the automotive and healthcare industries and supported several start-ups as an advisor.

His previous roles include Healthcare Investment Banking Associate at Credit Suisse (2016 to 2018) and Healthcare M&A Senior Associate at Edgemont Partners (2018 to 2019), and Chief Operating Officer at Moonloot Ventures from 2019 to present.

Gustave has a Bachelor of Science in Engineering Sciences from Yale University and a Master of Business Administration from Columbia Business School.

Yan Zhao, Director

Yan is an entrepreneur and operator with nearly 20 years of experience in finance and alternative assets. Yan is a co-founder of Stone Ridge Holdings Group (“Stone Ridge”) and currently serves as President of Stone Ridge and head of Stone Ridge Asset Management’s investment committee. Previous leadership roles at Stone Ridge include president of NYDIG (the company’s institutional bitcoin company), CEO of Flourish (a platform for RIA focused products, which was sold to MassMutual), and head of Stone Ridge’s reinsurance franchise.

Prior to Stone Ridge, Yan worked at the Boston Consulting Group and Morgan Stanley.

Yan received a bachelor’s degree in economics and a Master of Business Administration from Harvard University.

Advisory Board

Responsibilities of the Advisory Board

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The Advisory Board supports the Company, the Asset Manager, the Manager and RSE Markets and consists of members of our expert network and additional advisors to the Manager. The Advisory Board may review the Company’s relationship with, and the performance of, the Manager, and generally approves the terms of any material or related-party transactions. In addition, the Advisory Board assists with, and makes recommendations with respect to, the following:

(1)Approving, permitting deviations from, making changes to, and annually reviewing the asset acquisition policy;

(2)Evaluating all asset acquisitions;

(3)Evaluating any third party offers for asset acquisitions and approving asset dispositions that are in the best interest of the Company and the Interest Holders;

(4)Providing guidance with respect to the appropriate levels of annual collection level insurance costs and maintenance costs specific to each individual asset;

(5)Reviewing material conflicts of interest that arise, or are reasonably likely to arise with the Managing Member, on the one hand, and the Company, a Series or the Interest Holders, on the other hand, or the Company or a Series, on the one hand, and another Series, on the other hand;

(6)Approving any material transaction between the Company or a Series, on the one hand, and the Manager or any of its affiliates, another Series or an Interest Holder, on the other hand, other than for the purchase of Interests;

(7)Reviewing the total fees, expenses, assets, revenues, and availability of funds for distributions to Interest Holders at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the assets, and that funds available for distributions to Interest Holders are in accordance with our policies; and

(8)Approving any service providers appointed by the Manager or the Asset Manager in respect of the Underlying Assets.

The resolution of any conflict of interest approved by the Advisory Board shall be conclusively deemed fair and reasonable to the Company and the Members and not a breach of any duty at law, in equity or otherwise.  The members of the Advisory Board are not managers or officers of the Company, the Manager or the Asset Manager, or any Series and do not have fiduciary or other duties to the Interest Holders of any Series.

Compensation of the Advisory Board

The Asset Manager will compensate members of the Advisory Board or their nominees (as so directed by an Advisory Board member) for their service. As such, their costs will not be borne by any given Series of Interests, although members of the Advisory Board may be reimbursed by a Series for out-of-pocket expenses incurred by such Advisory Board member in connection with a Series of Interests (e.g. travel related to evaluation of an asset).

Members of the Advisory Board

We plan to continue to build the Advisory Board over time and are in advanced discussions with various experts in the Asset Class. We have already established an informal network of expert advisors who support the Company in asset acquisitions, valuations and negotiations. To date, four individuals have formally joined the Manager’s Advisory Board:

Dan Gallagher

Dan has extensive public and private sector experience in regulatory matters, financial markets, and corporate legal affairs and governance.

Dan is currently the Chief Legal and Corporate Affairs Officer of Robinhood Markets, Inc. and is a member of the advisory boards of both the Institute for Law and Economics at the University of Pennsylvania and the Center for Corporate Governance, at the Raj & Kamla Gupta Governance Institute, LeBow College of Business, Drexel University.

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Dan initially began his career in private practice, advising clients on broker-dealer regulatory issues and representing clients in SEC and SRO enforcement proceedings. Dan then served on the SEC staff in several capacities, including as counsel to both Commissioner Paul Atkins and Chairman Christopher Cox, and from 2008 to 2010 as deputy director and co-acting director of the Division of Trading and Markets. While serving as deputy director and co-acting director, he was on the front lines of the agency’s response to the financial crisis, including representing the SEC in the Lehman Brothers liquidation.

Dan served as an SEC commissioner from 2011 to 2015. While serving as commissioner, he advocated for a comprehensive review of equity market structure, championed corporate governance reform and pushed to improve the SEC’s fixed income market expertise.

Prior to joining Robinhood in 2020, Dan was a partner of and deputy chair of the securities department at the international law firm WilmerHale.

Dan earned his Juris Doctor, magna cum laude, from the Catholic University of America, where he was a member of the law review and graduated from Georgetown University with a Bachelor of Arts in English.

Arun Sundararajan

Arun is a Professor and the Robert L. and Dale Atkins Rosen Faculty Fellow at New York University’s (NYU) Stern School of Business, and an affiliated faculty member at many of NYU’s interdisciplinary research centers, including the Center for Data Science and the Center for Urban Science and Progress. He joined the NYU Stern faculty in 1998.

Arun’s research studies how digital technologies transform business, government and civil society. His current research topics include digital strategy and governance, crowd-based capitalism, the sharing economy, the economics of automation, and the future of work. He has published over 50 scientific papers in peer-reviewed academic journals and conferences, and over 30 op-eds in outlets that include The New York Times, The Financial Times, The Guardian, Wired, Le Monde, Bloomberg View, Fortune, Entrepreneur, The Economic Times, LiveMint, Harvard Business Review, Knowledge@Wharton and Quartz. He has given more than 250 invited talks at industry, government and academic forums internationally. His new book, “The Sharing Economy,” was published by the MIT Press in June 2016.

Arun is a member of the World Economic Forum’s Global Futures Council on Technology, Values and Policy. He interfaces with tech companies at various stages on issues of strategy and regulation, and with non-tech companies trying to understand how to forecast and address changes induced by digital technologies. He has provided expert input about the digital economy as part of Congressional testimony, and to various city, state and federal government agencies.

Arun holds a Ph.D. in Business Administration and an M.S. in Management Science from the University of Rochester, and a B. Tech. in Electrical Engineering from the Indian Institute of Technology, Madras.

Roger Wiegley

Roger has over 30 years of legal and risk management experience.  He is a practicing attorney through his company Roger Wiegley Law Offices, which he started in 2013.  He is also a senior adviser to KPMG (insurance and reinsurance) as well as a consultant to several AXA companies in Europe and the United States, and he is the founder and a director of Global Risk Consulting, Ltd., a UK consulting company.

Roger spent the first 18 years of his career practicing law at Sullivan & Cromwell; Sidley & Austin; and Pillsbury Winthrop Shaw Pittman, focused on clients in the financial sector.  From 1998 to 2001 he was the chief counsel for the commercial bank branches of Credit Suisse First Boston in the Americas and served as Head of Regional Oversight for CSFB in the Asia-Pacific Region. He held various other general counsel and legal positions at various companies including Winterthur Swiss Insurance Company and Westmoreland Coal Company from 2001 to 2007.  From 2008 to 2013, Roger was the Global General Counsel of AXA Liabilities Managers.

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Ken Goldin

Ken is the Founder and President of Goldin Auctions. He has sold over $700 million in the field of sports cards and memorabilia combined. Ken has been a leader in the field of sports collectibles for over 30 years.

Ken founded Goldin Auctions in 2012 and it quickly became an industry leader in sports memorabilia and trading cards. Ken is a regular guest on CNBC, Bloomberg and Fox Business and is a key contributor to these channels related to appraisals and valuations on memorabilia.

Prior to Goldin Auctions, he co-founded the Score Board Inc. in 1986. The company grew into an industry leader in trading cards and memorabilia selling over $100 million per year. The company was a pioneer in bringing sports memorabilia to the public, signing marketing and licensing agreements with many key figures in sports over the past 50 years.

Ken is also known for his many charitable endeavors and is one of the founders and a director of the Museum of Sports in Philadelphia, a non-profit educational museum that is being built in the stadium district.

Compensation of Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by the Company. The executive officers of the Asset Manager manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager.  Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Asset Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of the Manager

The Manager generally receives Sourcing Fees and reimbursement for costs incurred relating to the Offering described herein and other Offerings (e.g., Offering Expenses and Acquisition Expenses). Neither the Manager nor the Asset Manager nor their affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Interests.

The annual compensation of the Manager was as follows for the fiscal years ended December 31, 2025 and 2024.

Year	Name	Capacities in which compensation was received (e.g., Chief Executive Officer, director, etc.)	Cash compensation ($)	Other compensation ($)	Total compensation ($)
2025	RSE Collection Manager, LLC	Manager	$0	$0	$0
2024	RSE Collection Manager, LLC	Manager	$52,117	$0	$52,117

The Manager will receive Sourcing Fees for each subsequent Offering for Series of Interests in the Company that closes as detailed in the “Use of Proceeds” section of the respective Offerings. The  amount of the maximum

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Sourcing Fee is determined by the Manager in its sole discretion and generally is calculated by reference to the difference between the Manager's estimate of the fair market value of the Underlying Asset at or prior to the time of an Offering (which estimate is based on the Manager's experience with assets in the same or a similar asset class, the value of comparable assets and other factors) and the purchase price that the Manager negotiated for the acquisition of the Underlying Asset. Any amount paid to the Manager as the Sourcing Fee in connection with an Offering is not capitalized as a cost of the related Underlying Asset but is instead recorded as a cost of the Offering.

In the event that the gross proceeds actually received by a Series from its Offering is less than the total maximum, or if the aggregate amount of all of the acquisition costs and offering expenses associated with the Offering (other than the Sourcing Fee) exceeds the amount that had been estimated at the time of commencement of the Offering, then the amount of the Sourcing Fee actually paid to the Manager would be reduced by such shortfall in proceeds or excess in costs and expenses.  In the event that no proceeds from an Offering of a Series remain after the application of proceeds to such acquisition costs and offering expenses associated with the Offering, then the Manager would not receive any Sourcing Fee from such Offering. Additional details on Sourcing Fees received by the Manager can be found in the Master Series Table.

In addition, should a Series’ revenue exceed its ongoing Operating Expenses and various other potential financial obligations of the Series, the Asset Manager may receive a Management Fee as described in “Description of the Business –Management Fee.”  To date, no Management Fees have been paid by any Series.

A more complete description of Management of the Company is included in “Description of the Business” and “Management.”

111

ITEM 4. SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The Company is managed by the Manager. At the Closing of each Offering, the Manager or an affiliate will own at least one (1) Interest acquired on the same terms as the other Investors. The address of the Manager is 433 Broadway, Ste 215, New York, NY 10013.

As of the end of the Current Period, the securities of the Company are beneficially owned as follows:

Series	Closing Date	Total Interests Offered	Interest Owned by Manager (1) (2)	Total Offering Value
#91MV1	12/7/18	2,000	22 / 1%	$38,000
#94DV1	12/26/18	2,000	103 / 5%	$57,500
#72MC1	1/4/19	2,000	20 / 1%	$124,500
#63CC1	3/18/19	2,000	20 / 1%	$126,000
#65AG1	4/16/19	2,000	21 / 1%	$178,500
#65FM1	7/18/19	2,000	20 / 1%	$82,500
#94FS1	9/17/19	2,000	32 / 2%	$145,000
#92CC1	10/2/19	2,000	83 / 4%	$52,500
#82TAYLOR	1/10/22	2,000	20 / 1%	$13,000
#JUSTINIAN	1/10/22	2,000	20 / 1%	$18,000
#HULK180	1/10/22	10,000	100 / 1%	$42,000
#05JAYZ	1/10/22	3,700	37 / 1%	$18,500
#HOLMES	1/10/22	2,500	25 / 1%	$25,000
#MEEB11275	1/10/22	20,000	200 / 1%	$160,000
#FALCON	1/14/22	10,000	100 / 1%	$50,000
#DKCOUNTRY	1/14/22	3,000	30 / 1%	$18,000
#67ICEBOWL	1/14/22	2,000	20 / 1%	$10,000
#MARIOWRLD	1/18/22	33,000	335 / 1%	$165,000
#82AV1	2/7/22	14,875	149 / 1%	$297,500
#MEEB7985	3/2/22	7,600	76 / 1%	$38,000
#SUPERBWL1	3/2/22	4,000	40 / 1%	$24,000
#BONDWATCH	3/22/22	20,000	200 / 1%	$80,000
#PUNK2981	3/22/22	62,000	620 / 1%	$310,000
#MAYC857	3/23/22	10,800	108 / 1%	$54,000
#WOW2221	3/30/22	4,000	40 / 1%	$28,000
#DOOD6778	4/8/22	6,000	60 / 1%	$30,000
#LOTF	4/8/22	2,000	20 / 1%	$14,000
#NIKON1	4/8/22	7,000	70 / 1%	$28,000
#BAKC7820	4/20/22	6,200	60 / 1%	$31,000
#NBAJAM	4/20/22	9,400	94 / 1%	$47,000
#AZUKI6704	5/3/22	6,400	64 / 1%	$32,000
#SANDBOX1	5/3/22	21,000	210 / 1%	$105,000

112

#WOW6586	5/3/22	10,400	105 / 1%	$52,000
#GOLD1	5/14/22	4,000	40 / 1%	$16,000
#BART	5/14/22	3,000	30 / 1%	$21,000
#OBAMABALL	5/14/22	10,500	105 / 1%	$105,000
#SI1	5/14/22	5,000	50 / 1%	$10,000
#58PELE4	5/14/22	8,000	80 / 1%	$48,000
#HOMER	5/14/22	3,000	30 / 1%	$21,000
#96TIGER	5/24/22	11,000	110 / 1%	$55,000
#YEEZY	5/24/22	5,000	50 / 1%	$40,000
#88ZELDA	5/24/22	12,000	120 / 1%	$60,000
#STARWARS3	5/24/22	2,600	26 / 1%	$26,000
#VERSTAPP1	5/24/22	4,000	40 / 1%	$32,000
#MAYC9114	5/27/22	17,500	176 / 1%	$87,500
#VFRNDS1	6/12/22	27,500	275 / 1%	$275,000
#KENNERSET	6/16/22	1,250	13 / 1%	$12,500
#VEEFRND1	6/16/22	6,720	68 / 1%	$33,600
#MBIRD2754	6/16/22	12,000	120 / 1%	$60,000
#LEDZEPP1	6/16/22	8,000	80 / 1%	$48,000
#TREASURE	6/16/22	4,500	45 / 1%	$22,500
#BEEPLE1	6/28/22	13,600	136 / 1%	$68,000
#WARHOL1	6/28/22	17,000	170 / 1%	$170,000
#GAMEBOY	7/25/22	4,500	45 / 1%	$22,500
#SACHS1	8/1/22	2,150	21 / 1%	$21,500
#ELON1	8/1/22	3,750	38 / 1%	$7,500
#32RUTH	8/1/22	19,000	190 / 1%	$95,000
#CROESUS	8/1/22	8,000	80 / 1%	$64,000
#WARHOL2	8/19/22	6,500	65 / 1%	$65,000
#105.ETH	8/19/22	10,000	100 / 1%	$40,000
#VADER	8/19/22	1,500	15 / 1%	$7,500
#R2D2	8/19/22	2,000	20 / 1%	$10,000
#DRACULA10	8/26/22	4,000	40 / 1%	$40,000
#BUFFETT1	8/26/22	5,000	50 / 1%	$15,000
#1857COIN	8/26/22	5,000	50 / 1%	$25,000
#PAPPY1	8/26/22	2,000	20 / 1%	$14,000
#JEKYLL	8/26/22	5,000	50 / 1%	$20,000
#ANDYPELE	10/3/22	6,500	65 / 1%	$26,000
#JETFIRE	10/3/22	1,700	17 / 1%	$8,500
#GBOYCOLOR	10/3/22	1,625	17 / 1%	$6,500

113

#ELVIS	10/3/22	5,000	51 / 1%	$40,000
#BOBAFETT	10/3/22	2,600	26 / 1%	$26,000
#RABBIT	11/2/22	10,000	100 / 1%	$46,000
#POPEBALL	11/2/22	4,750	48 / 1%	$19,000
#BOBAPROTO	12/13/22	15,000	150 / 1%	$150,000
#GRATEFUL1	12/13/22	12,500	125 / 1%	$125,000
#ARSHAM1	5/16/23	6,750	3,028 / 45%	$135,000
#ARSHAM2	4/25/24	31,500	5,535 / 18%	$315,000
#SCARFACE	4/25/24	2,000	20 / 1%	$20,000
#LEBRON	7/22/24	50,000	500 / 1%	$500,000
#94VTTT	10/31/24	29,500	29 / 0%	$590,000
#71MAYS	10/31/19	2,000	21 / 1%	$57,000
#RLEXPEPSI	11/6/19	2,000	218 / 11%	$17,800
#FROST	11/21/19	200	3 / 2%	$13,500
#TWOCITIES	11/21/19	200	2 / 1%	$14,500
#EINSTEIN	12/13/19	2,000	20 / 1%	$14,500
#BIRKINBOR	2/20/20	2,000	122 / 6%	$52,500
#SPIDER1	3/4/20	1,000	10 / 1%	$22,000
#BATMAN3	3/4/20	1,000	10 / 1%	$78,000
#ROOSEVELT	3/10/20	1,000	10 / 1%	$19,500
#ULYSSES	3/10/20	500	5 / 1%	$25,500
#56MANTLE	3/11/20	10,000	103 / 1%	$10,000
#AGHOWL	3/11/20	500	5 / 1%	$19,000
#18ZION	4/2/20	500	5 / 1%	$15,000
#SNOOPY	4/7/20	2,000	52 / 3%	$25,500
#APOLLO11	4/19/20	1,000	11 / 1%	$32,000
#YOKO	5/11/20	200	2 / 1%	$16,000
#HIMALAYA	5/27/20	2,000	40 / 2%	$140,000
#LOTR	6/12/20	1,000	10 / 1%	$29,000
#BOND1	6/12/20	1,000	10 / 1%	$39,000
#CATCHER	6/12/20	500	5 / 1%	$12,500
#SUPER21	6/17/20	8,500	87 / 1%	$8,500
#BIRKINTAN	6/25/20	1,000	10 / 1%	$28,000
#GMTBLACK1	6/25/20	1,000	10 / 1%	$28,000
#61JFK	7/7/20	2,000	20 / 1%	$23,000
#LINCOLN	7/9/20	4,000	126 / 3%	$80,000
#STARWARS1	7/14/20	12,000	120 / 1%	$12,000
#56TEDWILL	7/26/20	2,000	70 / 4%	$90,000

114

#68MAYS	7/26/20	2,000	21 / 1%	$39,000
#CAPTAIN3	7/30/20	1,000	11 / 1%	$37,000
#CHURCHILL	8/6/20	7,500	75 / 1%	$7,500
#SHKSPR4	8/6/20	1,000	10 / 1%	$115,000
#03JORDAN	8/16/20	2,000	21 / 1%	$41,000
#39TEDWILL	8/24/20	5,600	56 / 1%	$28,000
#94JETER	8/24/20	1,000	10 / 1%	$45,000
#2020TOPPS	8/25/20	10,000	100 / 1%	$100,000
#86RICE	9/15/20	23,000	232 / 1%	$23,000
#05LATOUR	9/15/20	1,000	11 / 1%	$9,800
#16SCREAG	9/15/20	1,000	10 / 1%	$39,000
#14DRC	9/15/20	1,000	10 / 1%	$54,000
#57MANTLE	9/21/20	8,000	89 / 1%	$8,000
#SOBLACK	10/1/20	1,000	66 / 7%	$56,000
#93DAYTONA	10/1/20	2,000	20 / 1%	$42,000
#09TROUT	10/8/20	11,250	113 / 1%	$225,000
#57STARR	10/8/20	8,000	80 / 1%	$8,000
#03KOBE2	10/22/20	5,750	75 / 1%	$23,000
#16PETRUS	11/3/20	9,000	340 / 4%	$45,000
#ALICE	11/3/20	12,000	122 / 1%	$12,000
#SPIDER10	11/3/20	4,200	42 / 1%	$21,000
#62MANTLE	11/4/20	6,000	60 / 1%	$150,000
#BATMAN6	11/4/20	2,000	22 / 1%	$27,000
#79STELLA	11/16/20	13,800	368 / 3%	$69,000
#TKAM	11/16/20	2,000	20 / 1%	$32,000
#DIMAGGIO2	11/18/20	2,000	33 / 2%	$21,000
#13BEAUX	11/23/20	5,100	51 / 1%	$25,500
#ANMLFARM	11/23/20	1,000	10 / 1%	$10,000
#85NES	11/30/20	8,000	681 / 9%	$32,000
#00BRADY	11/30/20	3,750	68 / 2%	$45,000
#04LEBRON	12/7/20	5,000	291 / 6%	$50,000
#69KAREEM	12/7/20	2,500	25 / 1%	$27,500
#59JFK	12/7/20	2,000	20 / 1%	$26,000
#GRAPES	12/14/20	2,000	170 / 9%	$39,000
#03LEBRON2	12/14/20	5,000	152 / 3%	$100,000
#06BRM	12/14/20	1,850	97 / 5%	$18,500
#GOLDENEYE	12/14/20	5,000	50 / 1%	$25,000
#WILDGUN	12/22/20	4,000	340 / 9%	$28,000

115

#DUNE	12/22/20	1,000	10 / 1%	$13,250
#99TMB2	1/13/21	10,000	580 / 6%	$60,000
#AVENGE57	1/13/21	20,000	551 / 3%	$20,000
#03TACHE	1/13/21	15,600	452 / 3%	$78,000
#ICECLIMB	1/13/21	10,000	340 / 3%	$80,000
#96CHARZRD	1/13/21	6,500	201 / 3%	$65,000
#70AARON	1/13/21	6,000	120 / 2%	$18,000
#13GIANNIS	1/13/21	5,000	100 / 2%	$25,000
#01TIGER	1/13/21	1,850	71 / 4%	$18,500
#96JORDAN2	1/19/21	10,800	341 / 3%	$54,000
#JUNGLEBOX	1/19/21	6,900	184 / 3%	$34,500
#09COBB	1/19/21	8,000	162 / 2%	$32,000
#59FLASH	1/25/21	10,000	202 / 2%	$65,000
#FOSSILBOX	1/25/21	4,200	85 / 2%	$21,000
#POKEBLUE	1/27/21	2,400	100 / 4%	$24,000
#PICNIC	1/27/21	2,000	90 / 5%	$54,000
#98GTA	1/27/21	3,150	64 / 2%	$15,750
#DOMINOS	1/27/21	2,000	42 / 2%	$11,000
#09BEAUX	2/2/21	6,800	151 / 2%	$34,000
#09CURRY	2/2/21	2,500	52 / 2%	$25,000
#62BOND	2/7/21	15,500	310 / 2%	$93,000
#KEROUAC	2/7/21	4,900	98 / 2%	$98,000
#71TOPPS	2/17/21	17,000	340 / 2%	$68,000
#98ZELDA	2/17/21	5,000	101 / 2%	$23,500
#DEATON	2/17/21	11,400	93 / 1%	$285,000
#03JORDAN2	2/22/21	10,000	205 / 2%	$42,000
#95TOPSUN	3/15/21	10,000	200 / 2%	$60,000
#MOSASAUR	3/15/21	6,000	120 / 2%	$30,000
#59BOND	3/16/21	10,250	283 / 3%	$82,000
#09TROUT2	3/16/21	11,200	229 / 2%	$56,000
#94JORDAN	3/22/21	10,000	200 / 2%	$85,000
#ROCKETBOX	3/22/21	4,750	95 / 2%	$28,500
#76PAYTON	4/6/21	10,000	350 / 4%	$65,000
#FANFOUR5	4/6/21	10,000	200 / 2%	$80,000
#18LUKA	4/6/21	5,300	106 / 2%	$26,500
#85MJPROMO	4/6/21	3,500	71 / 2%	$28,000
#11BELAIR	4/6/21	2,000	40 / 2%	$22,000
#96KOBE	4/9/21	7,000	140 / 2%	$77,000

116

#MARADONA	4/9/21	2,000	40 / 2%	$14,000
#POKEYELOW	4/13/21	11,000	475 / 4%	$55,000
#POKELUGIA	4/13/21	10,000	200 / 2%	$110,000
#VANHALEN	4/15/21	5,000	321 / 6%	$62,000
#85LEMIEUX	7/1/21	17,500	351 / 2%	$87,500
#POKERED	7/1/21	10,000	211 / 2%	$40,000
#56AARON	7/1/21	10,000	206 / 2%	$50,000
#81MONTANA	7/1/21	10,000	200 / 2%	$70,000
#87JORDAN	7/1/21	10,000	200 / 2%	$50,000
#WZRDOFOZ	7/1/21	6,000	130 / 2%	$90,000
#RIVIERA	7/1/21	6,000	120 / 2%	$30,000
#SMB3	7/1/21	5,000	100 / 2%	$25,000
#07DURANT	7/1/21	9,000	90 / 1%	$117,000
#NICKLAUS1	7/1/21	4,000	80 / 2%	$40,000
#GYMBOX	7/1/21	3,000	60 / 2%	$18,000
#GWLOTTO	7/1/21	2,500	50 / 2%	$35,000
#WALDEN	7/1/21	2,000	41 / 2%	$20,500
#00MOUTON	7/1/21	2,000	40 / 2%	$27,000
#AC23	7/1/21	4,000	40 / 1%	$28,000
#HUCKFINN	7/1/21	2,000	40 / 2%	$22,000
#60ALI	7/14/21	23,500	756 / 3%	$235,000
#BATMAN2	7/28/21	8,500	170 / 2%	$85,000
#FLASH123	7/28/21	3,625	50 / 1%	$29,000
#85GPK	7/28/21	1,000	10 / 1%	$12,000
#HGWELLS	8/2/21	7,500	75 / 1%	$46,500
#SANTANA	8/9/21	15,000	161 / 1%	$75,000
#66ORR	8/9/21	10,000	112 / 1%	$50,000
#87ZELDA	8/9/21	10,000	100 / 1%	$115,000
#EINSTEIN2	8/9/21	5,000	51 / 1%	$80,000
#CONGRESS	8/9/21	5,000	50 / 1%	$120,000
#01TIGER2	8/9/21	2,000	47 / 2%	$17,000
#01HALO	8/9/21	2,500	28 / 1%	$17,000
#GRIFFEYJR	8/9/21	2,500	25 / 1%	$20,000
#86JORDAN2	8/11/21	10,000	100 / 1%	$80,000
#XMEN94	8/25/21	10,000	110 / 1%	$65,000
#97KOBE	8/25/21	10,000	105 / 1%	$65,000
#TOPPSTRIO	8/25/21	5,000	50 / 1%	$30,000
#81BIRD	8/25/21	5,000	50 / 1%	$30,000

117

#04MESSI2	9/1/21	5,000	50 / 1%	$35,000
#09RBLEROY	9/1/21	4,300	43 / 1%	$107,500
#THEROCK	9/1/21	1,000	10 / 1%	$12,000
#XLXMEN1	9/7/21	8,000	80 / 1%	$64,000
#03LEBRON5	9/13/21	8,500	85 / 1%	$85,000
#METEORITE	9/30/21	17,500	175 / 1%	$350,000
#SLASH	9/30/21	13,000	130 / 1%	$65,000
#00BRADY2	10/7/21	32,500	325 / 1%	$325,000
#PUNK9670	10/7/21	7,200	72 / 1%	$72,000
#NESWWF	10/7/21	6,000	60 / 1%	$18,000
#89TMNT	10/7/21	2,000	20 / 1%	$22,000
#BAYC601	10/12/21	16,500	165 / 1%	$165,000
#18ALLEN	10/12/21	12,000	120 / 1%	$36,000
#CASTLEII	10/12/21	2,000	23 / 1%	$18,000
#PUNK8103	10/20/21	60,000	600 / 1%	$559,800
#GHOST1	10/20/21	2,000	20 / 1%	$14,000
#KIRBY	10/26/21	10,000	100 / 1%	$60,000
#MEEB15511	11/3/21	15,000	150 / 1%	$75,000
#90BATMAN	11/3/21	10,000	100 / 1%	$59,000
#MARX	11/3/21	8,000	80 / 1%	$120,000
#09HARDEN	11/3/21	2,000	20 / 1%	$26,000
#NESDK3	11/9/21	22,800	228 / 1%	$114,000
#SPIDER129	11/9/21	10,000	100 / 1%	$40,000
#SIMPSONS1	11/9/21	2,000	20 / 1%	$18,500
#93JETER	11/9/21	1,000	10 / 1%	$16,000
#CURIO10	11/15/21	10,000	100 / 1%	$75,000
#WILDTHING	11/15/21	2,000	20 / 1%	$18,000
#98JORDAN2	11/30/21	16,500	165 / 1%	$330,000
#MACALLAN1	11/30/21	1,000	10 / 1%	$13,250
#BAYC9159	12/8/21	39,000	390 / 1%	$195,000
#FANTASY7	12/8/21	10,000	100 / 1%	$40,000
#KARUIZAWA	12/14/21	13,000	130 / 1%	$65,000
#WILT100	12/14/21	11,500	115 / 1%	$115,000
#SURFER4	12/14/21	10,000	100 / 1%	$80,000
#PENGUIN	12/14/21	10,000	100 / 1%	$60,000
#KOMBAT	12/14/21	10,000	100 / 1%	$90,000
#APPLELISA	12/22/21	10,000	100 / 1%	$110,000
#83JOBS	12/22/21	10,000	100 / 1%	$75,000

118

#BEATLES1	12/22/21	6,000	60 / 1%	$24,000
#SQUIG5847	12/22/21	6,000	60 / 1%	$66,000
#GIJOE	12/22/21	5,000	50 / 1%	$45,000
#BATMAN181	12/22/21	5,000	50 / 1%	$50,000
#98MANNING	12/22/21	2,000	20 / 1%	$22,000
#PACQUIAO	12/22/21	2,000	20 / 1%	$17,000
#PUNK5883	1/6/22	40,000	400 / 1%	$600,000
#POPEYE	1/6/22	11,000	110 / 1%	$110,000
#SMB2	1/10/22	20,000	200 / 1%	$300,000
#HAMILTON1	1/10/22	5,000	50 / 1%	$35,000
#OBIWAN	1/10/22	2,000	20 / 1%	$12,000
#86BONDS	1/27/22	2,000	20 / 1%	$8,000
#MOBYDICK	1/28/22	10,000	100 / 1%	$70,000
#03SERENA	1/28/22	8,500	85 / 1%	$85,000
#BAYC4612	1/31/22	100,000	1,004 / 1%	$700,000
#05RODGERS	2/3/22	7,000	70 / 1%	$56,000
#LEICAGOLD	2/3/22	4,000	40 / 1%	$32,000
#18OSAKA	2/3/22	2,600	26 / 1%	$13,000
#FORTNITE	2/3/22	2,000	20 / 1%	$16,000
#IROBOT	2/3/22	1,000	10 / 1%	$8,000
#MARIO64	2/7/22	12,500	125 / 1%	$125,000
#IOMMI	2/7/22	6,500	65 / 1%	$65,000
#JAWA	3/2/22	9,000	90 / 1%	$27,000
#GWLETTER	3/2/22	7,500	75 / 1%	$150,000
#GWTW	3/2/22	5,000	50 / 1%	$25,000
#MARIOKART	3/2/22	5,000	50 / 1%	$75,000
#NEWWORLD	3/2/22	2,000	20 / 1%	$14,000
#BAYC8827	3/3/22	82,000	820 / 1%	$820,000
#96KOBE2	3/3/22	22,500	225 / 1%	$225,000
#SHOWCASE4	3/3/22	11,000	110 / 1%	$77,000
#DOOD6921	3/22/22	11,000	128 / 1%	$44,000
#92TIGER	3/22/22	10,000	100 / 1%	$70,000
#MACALLAN2	3/22/22	5,000	50 / 1%	$30,000
#HIRST1	3/22/22	5,000	50 / 1%	$20,000
#BEATLES2	3/22/22	2,500	25 / 1%	$25,000
#BRADBURY	3/22/22	2,000	20 / 1%	$18,000
#SKYWALKER	3/29/22	5,000	50 / 1%	$17,500
#85GPK2	3/29/22	5,000	50 / 1%	$25,000

119

#19HAALAND	3/29/22	5,000	50 / 1%	$45,000
#GRIFFEY2	3/29/22	2,000	20 / 1%	$15,500
#KELLER	4/8/22	3,000	30 / 1%	$15,000
#GODFATHER	4/8/22	1,000	10 / 1%	$13,000
#MAYC5750	4/20/22	10,000	101 / 1%	$70,000
#MJTICKET	6/16/22	20,000	200 / 1%	$160,000
#SUPREMEPB	6/16/22	10,000	100 / 1%	$60,000
#MACALLAN3	7/25/22	4,100	41 / 1%	$20,500
#COOLCAT	7/25/22	4,000	40 / 1%	$20,000
#SUPERMAN6	8/1/22	3,000	30 / 1%	$24,000
#MOONPASS	8/19/22	1,300	13 / 1%	$6,500
#90FANTASY	10/3/22	3,000	30 / 1%	$15,000

Note: Table does not include any Offerings or anticipated Offerings for which the Underlying Asset has been sold.

(1)All ownership is direct unless otherwise indicated.  Upon the designation of the Series, the Asset Manager became the initial member holding 100% of the Interest in the Series.  Upon the Closing of the Offering, the Manager must own at least one (1) Interest, which may then be transferred to the Asset Manager.  None of the officers or directors of RSE Markets owns any Interests of any of the Series.

(2)RSE Collection Manager, LLC is the Manager of each of the Series.  The Manager’s address is 433 Broadway, Ste 215, New York, NY 10013.  The Manager’s sole member is Rally Holdings, and Rally Holdings is wholly owned by RSE Markets.  Christopher Bruno, Chief Executive Officer, President and Manager of Rally Holdings, may be deemed the beneficial owner of the Interests owned by the Manager within the meaning of Section 13(d) under the Exchange Act.  The address of Mr. Bruno is the same as that of the Manager.

(3)Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D. All other Interests in Series of the Company were issued under Tier 2 of Regulation A.

Without conceding that the Interests in any Series of the Company constitute “voting securities” under Rule 405 of the Securities Act (based on the limited voting rights provided under the Company’s Operating Agreement), in accordance with the SEC Staff’s request, we agree to provide a table disclosing the information called for under Item 12 of Form 1-A with respect to each person that holds in excess of 10% of the voting Interests of a Series of the Company.  The following table sets forth information with respect to the number of voting Interests of each of our Series beneficially owned by all persons who own more than ten percent of any Series as of December 31, 2025:

Title of Class	Beneficial Owner	Number of Interests Owned	Percent of Class
#00BRADY2	Stone Ridge Asset Management (1)	8,108	25%
#01HALO	Stone Ridge Asset Management (1)	623	25%
#01TIGER2	Stone Ridge Asset Management (1)	499	25%
#03JORDAN	Joshua Seaborn (8)	303	11%
#03JORDAN	Mark Pepitone (10)	200	15%
#03JORDAN2	Craig Weiner (19)	1,313	13%
#03LEBRON3	Jose Vela (12)	1,202	12%
#03LEBRON5	Stone Ridge Asset Management (1)	2,120	25%
#03LEBRON5	Jose Vela (12)	1,461	17%
#03SERENA	Stone Ridge Asset Management (1)	2,124	25%
#03TACHE	Matt Osborne (92)	1,780	11%

120

#04MESSI2	Stone Ridge Asset Management (1)	1,247	25%
#05JAYZ	Stone Ridge Asset Management (1)	924	25%
#05LATOUR	John Linskey (23)	100	10%
#05LATOUR	Phil Moine (24)	100	10%
#05LATOUR	Timothy Mihelich (25)	100	10%
#05RODGERS	Stone Ridge Asset Management (1)	1,400	20%
#07DURANT	Stone Ridge Asset Management (1)	2,245	25%
#09BEAUX	John Cochran (26)	1,046	15%
#09CURRY2	Stone Ridge Asset Management (1)	7,545	36%
#09HARDEN	Stone Ridge Asset Management (1)	499	25%
#09HARDEN	Philip Myerson (16)	227	11%
#09RBLEROY	Stone Ridge Asset Management (1)	1,072	25%
#09TROUT	Harper Boone (27)	1,295	12%
#11BELAIR	Jack Smith (28)	235	12%
#11BM1	Roger Wiegley (2)	655	33%
#11BM1	Stone Ridge Asset Management (1)	200	10%
#16SCREAG	Josh Bradbury (29)	123	12%
#1776	Rick Heitzmann (30)	41,009	51%
#1857COIN	Eric Smith (3)	682	14%
#18ALLEN	Stone Ridge Asset Management (1)	2,994	25%
#18LUKA	Jason Thomas (31)	798	15%
#18OSAKA	Stone Ridge Asset Management (1)	390	15%
#18ZION	Philip Myerson (16)	60	12%
#19HAALAND	Stone Ridge Asset Management (1)	500	10%
#2020TOPPS	The Topps Company, Inc. (32)	5,000	50%
#55CLEMENTE	Jason Temerowski (62)	275	28%
#55CLEMENTE	Chris Passaretti (100)	120	12%
#55PS1	Roger Wiegley (2)	240	12%
#55PS1	Stone Ridge Asset Management (1)	240	12%
#56AARON	Stone Ridge Asset Management (1)	2,495	25%
#56AARON	Rick Dahl (34)	1,481	15%
#56TEDWILL	Jack Smith (28)	440	26%
#57MANTLE	Nathan Harden (33)	810	10%
#57STARR	Mark Stannard (36)	2,416	30%
#58PELE3	Stone Ridge Asset Management (1)	5,835	52%
#58PELE4	Michael Zaccaro (76)	935	12%
#59BOND	Jack Smith (28)	1,025	10%
#59BOND	Jesse Jacobs (37)	1,025	10%

121

#59FLASH	Jeffrey Tingelstad (84)	2,046	20%
#59FLASH	Mike Kushion (39)	2,500	25%
#60ALI	Stone Ridge Asset Management (1)	5,863	25%
#60ALI	Jack Smith (28)	2,350	10%
#60ALI	Jose Vela (12)	2,350	10%
#60MANTLE	Goldin Auctions (40)	21,250	50%
#60MANTLE	Stone Ridge Asset Management (1)	11,028	26%
#61JE1	Stone Ridge Asset Management (1)	301	10%
#61MG1	Stone Ridge Asset Management (1)	790	16%
#62BOND	Jack Smith (28)	1,550	10%
#62MANTLE	Mike Kushion (39)	600	10%
#62MANTLE	Craig Osika (41)	600	10%
#63CC1	Julien Williams (4)	200	10%
#66ORR	Stone Ridge Asset Management (1)	2,495	25%
#67ICEBOWL	Stone Ridge Asset Management (1)	499	25%
#68MAYS	William Ammons (42)	654	33%
#69BM1	Stone Ridge Asset Management (1)	217	11%
#69KAREEM	Justin Caldbeck (43)	414	17%
#70AARON	Craig Weiner (19)	835	14%
#70AARON	James McClane (44)	798	13%
#71MAYS	Brandon Eatros (35)	208	10%
#71TOPPS	Eric Roberts (45)	5,435	32%
#71TOPPS	Jack Smith (28)	1,700	10%
#72MC1	Don Rose (5)	643	32%
#72MC1	Alexander Wiley (93)	209	10%
#75ALI	Stone Ridge Asset Management (1)	358	36%
#75ALI	Daniel Pencak (94)	112	11%
#75RA1	Mitch Stephens (46)	731	24%
#77LE1	Maarten De Jong (6)	200	10%
#77LE1	Stone Ridge Asset Management (1)	201	10%
#80ALI	Stone Ridge Asset Management (1)	4,026	40%
#81BIRD	Stone Ridge Asset Management (1)	1,247	25%
#81BIRD	Shawn Nigg (15)	776	16%
#82AV1	Stone Ridge Asset Management (1)	3,717	25%
#82TAYLOR	Stone Ridge Asset Management (1)	499	25%
#83FB1	Jack Smith (28)	686	14%
#83JOBS	Stone Ridge Asset Management (1)	2,499	25%
#85ERVING	Stone Ridge Asset Management (1)	6,241	62%

122

#85GPK	Stone Ridge Asset Management (1)	249	25%
#85GPK2	Stone Ridge Asset Management (1)	500	10%
#85GPK2	David Arons (95)	691	14%
#85LEMIEUX	Ryan Lubert (96)	2,636	15%
#85NES	Andy Galica (47)	1,546	19%
#86BONDS	Stone Ridge Asset Management (1)	400	20%
#86JORDAN2	Stone Ridge Asset Management (1)	2,495	25%
#87ZELDA	Stone Ridge Asset Management (1)	2,495	25%
#89TMNT	Stone Ridge Asset Management (1)	499	25%
#90BATMAN	Stone Ridge Asset Management (1)	2,499	25%
#91JORDAN	Stone Ridge Asset Management (1)	1,221	12%
#91MV1	Jack Smith (28)	259	13%
#92CC1	Jonathan Hardie (7)	215	11%
#92LD1	Roger Wiegley (2)	1,267	42%
#92LD1	Stone Ridge Asset Management (1)	322	11%
#92TIGER	Stone Ridge Asset Management (1)	1,500	15%
#93JETER	Stone Ridge Asset Management (1)	249	25%
#94DV1	Roger Wiegley (2)	291	15%
#94JETER	Jack Smith (28)	217	22%
#94JETER	Philip Myerson (16)	123	12%
#94JORDAN	Elliot Tebele (48)	2,339	23%
#94VTTT	Stone Ridge Asset Management (1)	17,740	60%
#94VTTT	John Temerian (49)	2,950	10%
#95TOPSUN	Andy Galica (47)	1,332	13%
#96JORDAN2	Elliot Tebele (48)	4,546	42%
#96KOBE	Jose Vela (12)	852	12%
#96KOBE2	Stone Ridge Asset Management (1)	4,500	20%
#97KOBE	Stone Ridge Asset Management (1)	2,495	25%
#98GTA	Victor Calderon (50)	470	15%
#98JORDAN2	Stone Ridge Asset Management (1)	4,123	25%
#98JORDAN2	Dan Burke (51)	2,730	17%
#98MANNING	Stone Ridge Asset Management (1)	499	25%
#98ZELDA	Andy Galica (47)	501	10%
#99SS1	Robert Wall (9)	276	28%
#AC23	Stone Ridge Asset Management (1)	998	25%
#AGHOWL	Philip Myerson (16)	82	16%
#AGHOWL	Ketan Patel (52)	50	10%
#ANDYPELE	Philip Murphy (88)	787	12%

123

#ANMLFARM	Mark Bell (53)	184	18%
#APOLLO11	Jack Smith (28)	125	13%
#APPLE1	Stone Ridge Asset Management (1)	8,911	27%
#APPLE1	Jack Smith (28)	3,551	11%
#APPLELISA	Stone Ridge Asset Management (1)	1,589	16%
#ARSHAM1	The Manager (22)	3,028	45%
#ARSHAM2	The Manager (22)	5,535	18%
#ARSHAM2	Jack Smith (28)	3,150	10%
#AZUKI6704	Hwang Pollock (54)	1,507	24%
#BATMAN181	Stone Ridge Asset Management (1)	1,249	25%
#BATMAN2	Stone Ridge Asset Management (1)	2,120	25%
#BATMAN3	Kyle Hart (55)	156	16%
#BATMAN3	Jeffrey Tingelstad (84)	146	15%
#BATMAN6	James McClane (44)	211	11%
#BATMAN6	Adam Biffle (97)	200	10%
#BAYC4612	Sam Gellman (20)	20,552	21%
#BAYC8827	Sam Gellman (20)	20,414	25%
#BEATLES1	Stone Ridge Asset Management (1)	1,499	25%
#BEATLES1	Kyle Hart (55)	700	12%
#BEATLES2	Stone Ridge Asset Management (1)	250	10%
#BIRKINTAN	Jack Smith (28)	184	18%
#BLASTOISE	Stone Ridge Asset Management (1)	22,233	44%
#BOBAFETT	Keith Rebholz (98)	302	12%
#BOBAPROTO	Dennis Karjanis (11)	8,007	53%
#BOND1	Rick Heitzmann (30)	213	21%
#BOND1	Jack Smith (28)	100	10%
#BONDWATCH	Stone Ridge Asset Management (1)	4,000	20%
#BRADBURY	Stone Ridge Asset Management (1)	300	15%
#BROSGRIMM	Stone Ridge Asset Management (1)	2,534	51%
#BUFFETT1	Daniel Reisbacher (99)	578	12%
#BULLSRING	Matt Suster (56)	8,986	30%
#CAPTAIN3	Mike Kushion (39)	251	25%
#CASTLEII	Stone Ridge Asset Management (1)	499	25%
#CASTLEII	Andy Galica (47)	496	25%
#CATCHER	Steve Sivak (58)	80	16%
#CHURCHILL	Joel Derrough (57)	862	15%
#CONGRESS	Stone Ridge Asset Management (1)	1,247	25%
#DIMAGGIO3	Goldin Auctions (40)	11,250	50%

124

#DIMAGGIO3	Stone Ridge Asset Management (1)	6,064	27%
#DIMAGGIO3	Jack Smith (28)	2,299	10%
#DKCOUNTRY	Stone Ridge Asset Management (1)	749	25%
#DOMINOS	Peter Frye (59)	269	13%
#DOMINOS	Richard Aguilera (60)	201	10%
#DRACULA10	Jose Vela (12)	409	11%
#DRACULA10	Karminder Singh (13)	400	10%
#DUNE	Sean Buish (61)	259	26%
#EINSTEIN2	Stone Ridge Asset Management (1)	1,247	25%
#EINSTEIN2	Jack Smith (28)	500	10%
#ELON1	Richie Campbell (101)	383	10%
#FALCON	Stone Ridge Asset Management (1)	2,499	25%
#FALCON	Justin Caldbeck (43)	2,065	21%
#FANFOUR5	Jeffrey Tingelstad (84)	1,145	11%
#FANFOUR5	Daniel Hansberger (102)	1,125	11%
#FANFOUR5	Mike Kushion (39)	1,000	10%
#FANTASY7	Stone Ridge Asset Management (1)	2,499	25%
#FLASH123	Stone Ridge Asset Management (1)	904	25%
#FLASH123	Mike Kushion (39)	554	15%
#FORTNITE	Stone Ridge Asset Management (1)	400	20%
#FORTNITE	Nuno Cruz (103)	251	13%
#FOSSILBOX	Paris Davis (104)	447	11%
#FROST	Jason Temerowski (62)	52	26%
#GHOST1	Stone Ridge Asset Management (1)	499	25%
#GHOST1	Stavros Merjos (38)	274	14%
#GIANNIS2	Stone Ridge Asset Management (1)	16,647	40%
#GIJOE	Stone Ridge Asset Management (1)	1,249	25%
#GODFATHER	Rick Heitzmann (30)	109	11%
#GODFATHER	Stone Ridge Asset Management (1)	100	10%
#GRATEFUL1	Glen Trosch (14)	4,498	36%
#GRIFFEY2	Stone Ridge Asset Management (1)	200	10%
#GRIFFEYJR	Stone Ridge Asset Management (1)	623	25%
#GWLETTER	Stone Ridge Asset Management (1)	1,125	15%
#GWLOTTO	Rick Heitzmann (30)	387	15%
#GWLOTTO	Jack Smith (28)	280	11%
#GWLOTTO	Joe Colangelo (63)	250	10%
#GWTW	Stone Ridge Asset Management (1)	750	15%
#GYMBOX	Aram Isaakian (105)	729	24%

125

#HAMILTON1	Stone Ridge Asset Management (1)	1,249	25%
#HAMILTON1	Christopher Blas (106)	887	18%
#HAMILTON1	Michael Inouye (64)	590	12%
#HGWELLS	Stone Ridge Asset Management (1)	1,871	25%
#HIMALAYA	George Tsai (65)	373	19%
#HIMALAYA	Jack Smith (28)	311	16%
#HOLMES	Stone Ridge Asset Management (1)	624	25%
#HOMER	Steve Kelley (107)	342	11%
#HONUS	Goldin Auctions (40)	5,289	53%
#HUCKFINN	Philip Myerson (16)	220	11%
#HULK180	Stone Ridge Asset Management (1)	2,499	25%
#HULK180	Steve Kelley (107)	1,429	14%
#ICECLIMB	Justin Caldbeck (43)	1,475	15%
#ICECLIMB	Adam Biffle (97)	1,257	13%
#ICECLIMB	Jack Smith (28)	1,101	11%
#IOMMI	Mark Taylor (66)	1,300	20%
#IROBOT	Stone Ridge Asset Management (1)	200	20%
#IROBOT	Chris Art (108)	133	13%
#JAWA	Stone Ridge Asset Management (1)	1,800	20%
#JETFIRE	Shawn Nigg (15)	605	36%
#JUNGLEBOX	Paris Davis (104)	705	10%
#JUSTINIAN	Stone Ridge Asset Management (1)	499	25%
#KARUIZAWA	Stone Ridge Asset Management (1)	3,248	25%
#KARUIZAWA	Kyle Hart (55)	1,394	11%
#KELLER	Stone Ridge Asset Management (1)	450	15%
#KIRBY	Stone Ridge Asset Management (1)	2,499	25%
#KOMBAT	Stone Ridge Asset Management (1)	2,499	25%
#LEBRON	Jack Smith (28)	19,050	38%
#LEBRON	Justin Caldbeck (43)	8,000	16%
#LEDZEPP1	Nicholas Wymore (109)	1,070	13%
#LEICAGOLD	Stone Ridge Asset Management (1)	600	15%
#LINCOLN	Jack Smith (28)	1,008	25%
#LOTF	Stone Ridge Asset Management (1)	200	10%
#MACALLAN1	Stone Ridge Asset Management (1)	249	25%
#MACALLAN2	Stone Ridge Asset Management (1)	750	15%
#MARIO64	Stone Ridge Asset Management (1)	2,500	20%
#MARIOKART	Stone Ridge Asset Management (1)	1,000	20%
#MARIOWRLD	Stone Ridge Asset Management (1)	8,246	25%

126

#MARX	Stone Ridge Asset Management (1)	1,999	25%
#MEGALODON	Stone Ridge Asset Management (1)	20,316	68%
#METEORITE	Alan Ginsberg (68)	4,375	25%
#METEORITE	Stone Ridge Asset Management (1)	4,366	25%
#MJTICKET	Stone Ridge Asset Management (1)	3,000	15%
#MOBYDICK	Stone Ridge Asset Management (1)	2,000	20%
#MOONSHOE	Jack Smith (28)	2,119	12%
#MOONSHOE	David Sung (69)	1,800	10%
#MOSASAUR	Yinan Wang (70)	788	13%
#NBAJAM	Stone Ridge Asset Management (1)	940	10%
#NESDK3	Stone Ridge Asset Management (1)	5,697	25%
#NESWWF	Stone Ridge Asset Management (1)	1,497	25%
#NESWWF	James Ballas (71)	994	17%
#NEWTON	Stone Ridge Asset Management (1)	8,100	27%
#NEWTON	Christopher Nguyen (72)	3,000	10%
#NEWWORLD	Stone Ridge Asset Management (1)	300	15%
#NICKLAUS1	Jack Smith (28)	400	10%
#NIKON1	Stone Ridge Asset Management (1)	700	10%
#OBAMABALL	Philip Myerson (16)	1,421	14%
#OBAMABALL	Stone Ridge Asset Management (1)	1,050	10%
#OBIWAN	Stone Ridge Asset Management (1)	499	25%
#PACQUIAO	Stone Ridge Asset Management (1)	499	25%
#PENGUIN	Stone Ridge Asset Management (1)	2,499	25%
#PICNIC	Jack Smith (28)	200	10%
#POKEBLUE	Hyun Hong (73)	447	19%
#POKELUGIA	Jack Smith (28)	1,000	10%
#POKEMON2	Nostalgia Capital Fund I LP (67)	4,281	10%
#POKERED	Stone Ridge Asset Management (1)	2,495	25%
#POPEBALL	Michael Heyen (17)	2,114	45%
#POPEBALL	Nancy St. Yves (18)	475	10%
#POPEYE	Eric Naierman (74)	3,305	30%
#POPEYE	Stone Ridge Asset Management (1)	2,748	25%
#PUNK2981	Sam Gellman (20)	17,841	29%
#PUNK8103	Michael Hanley (75)	20,149	34%
#RABBIT	Scott Olsen (21)	1,000	10%
#RLEXPEPSI	The Manager (22)	218	11%
#SACHS1	Nick Principe (77)	215	10%
#SANTANA	Stone Ridge Asset Management (1)	3,742	25%

127

#SANTANA	John Superson (78)	3,000	20%
#SCARFACE	Yinan Wang (70)	200	10%
#SCARFACE	Matthew McLaughlin (79)	200	10%
#SHKSPR4	Shawn Nigg (15)	243	24%
#SHKSPR4	Robert Slama (80)	100	10%
#SHOWCASE4	Mike Kushion (39)	3,117	28%
#SHOWCASE4	Stone Ridge Asset Management (1)	2,200	20%
#SIMPSONS1	Stone Ridge Asset Management (1)	499	25%
#SIMPSONS1	James Ballas (71)	321	16%
#SKYWALKER	Stone Ridge Asset Management (1)	750	15%
#SLASH	Mark Taylor (66)	2,600	20%
#SLASH	David Holets (81)	1,971	15%
#SMB2	Stone Ridge Asset Management (1)	4,998	25%
#SMURF	Stone Ridge Asset Management (1)	560	28%
#SNOOPY	Tanay Modi (82)	217	11%
#SNOOPY	Mike Kushion (39)	221	11%
#SOBLACK	Philip Murphy (88)	103	10%
#SPIDER10	Ethan Robertson (89)	543	13%
#SPIDER129	Stone Ridge Asset Management (1)	2,499	25%
#SPIDER129	Shawn Edwards (83)	1,160	12%
#SUPERBWL1	Stone Ridge Asset Management (1)	600	15%
#SUPREMEPB	Jeffrey Tingelstad (84)	1,712	17%
#SUPREMEPB	Stone Ridge Asset Management (1)	1,000	10%
#SURFER4	Stone Ridge Asset Management (1)	2,499	25%
#THEROCK	Stone Ridge Asset Management (1)	249	25%
#TKAM	Matthew Giampetroni (110)	205	10%
#TOPPSTRIO	Stone Ridge Asset Management (1)	1,247	25%
#TORNEK	Stone Ridge Asset Management (1)	10,627	32%
#TORNEK	Jack Smith (28)	3,300	10%
#TWOCITIES	Shawn Nigg (15)	35	18%
#ULYSSES	Chuck Bryan (111)	59	12%
#ULYSSES	Tod O’Donnell (112)	55	11%
#VANHALEN	Stephen Gurgovits (85)	1,410	28%
#VEEVIPER	Stone Ridge Asset Management (1)	1,649	11%
#VERSTAPP1	Stone Ridge Asset Management (1)	400	10%
#VFRNDS1	Gary Vaynerchuk (86)	6,875	25%
#WALDEN	Stone Ridge Asset Management (1)	499	25%
#WALDEN	Kevin Harper (87)	554	28%

128

#WARHOL1	Philip Murphy (88)	2,451	14%
#WARHOL2	Shawn Nigg (15)	1,443	22%
#WILDGUN	Andy Galica (47)	756	19%
#WILDGUN	Adam Biffle (97)	558	14%
#WILDTHING	Stone Ridge Asset Management (1)	499	25%
#WILT100	Stone Ridge Asset Management (1)	2,873	25%
#WZRDOFOZ	Stone Ridge Asset Management (1)	1,497	25%
#WZRDOFOZ	Mike Kushion (39)	669	11%
#XLXMEN1	Stone Ridge Asset Management (1)	1,996	25%
#XMEN94	Stone Ridge Asset Management (1)	2,495	25%
#XMEN94	Ethan Robertson (89)	1,515	15%
#YOKO	Zachary Caraviello (90)	53	27%
#YOKO	Michael Harris (91)	38	19%

(1)Stone Ridge Asset Management's address is 510 Madison Ave, New York, NY 10022

(2)Roger Wiegley’s address is 633 Central Road, Rye Beach, NH 03871

(3)Eric Smith's address is 125 Carlye Dr, Cranberry Twp, PA 16066

(4)Julien Williams's address is 2333 Port Lerwick Pl, Newport Beach, CA 92660

(5)Don Rose's address is 37 Warren St, Salem, MA 01970

(6)Maarten De Jong's address is 476 Broadway, New York, NY 10013

(7)Jonathan Hardie’s address is 4855 Forsyth St, Vero Beach, FL 32966

(8) Joshua Seaborn’s address is 1259 Steader's Pass, Zeeland, MI 49464

(9) Robert Wall's address is 158 Center Church Rd, Grove City, PA 16127

(10) Mark Pepitone’s address is 250 S Ocean Blvd, Delray Beach, FL 33483

(11) Dennis Karjanis's address is 168 Laurel Hill Rd, Branford, CT 06405

(12) Jose Vela’s address is 1242 E Business Highway, Mission, TX 78572

(13) Karminder Singh's address is 3276 Cranbrook Place, Dublin, CA 94568

(14) Glen Trosch's address is 200 Cross Keys Rd, Baltimore, MD 21210

(15) Shawn Nigg’s address is 704 N 10th Ave, Winterset, IA 50273

(16) Philip Myerson’s address is 46 Bayview Ave, Portsmouth, RI 02871

(17) Michael Heyen’s address is 4473 Hackberry Ct, Midland, TX 79707

(18) Nancy St. Yves’ address is 226 Standish Rd, Sagamore Beach, MA 02562

(19) Craig Weiner’s address is 114 Morgan St, Stamford, CT 06905

(20) Sam Gellman’s address is 117 N Monarch St, Aspen, CO 81611

(21) Scott Olsen’s address is 2485 N Cherry Ave, Tucson, AZ 85719

(22)The Manager’s address is 46 Howard Street, Suite 215, New York, NY 10013

(23)John Linskey’s address is 234 Warrenton Dr, Houston, TX 77024

(24)Phil Moine’s address is 123 E 54th St, New York, NY 10022

(25)Timothy Mihelich’s address is E Red Arrow Hwy, Van Buren, MI 49079

(26)John Cochran’s address is 1879 Gaineswood Pl, Tuscaloosa, AL 35406

(27)Harper Boone’s address is 2710 Paddock Pl, The Villages, FL 32162

(28)Jack Smith’s address is 1887 Whitney Mesa Dr, Henderson, NV 89014

(29)Josh Bradbury’s address is 998 Meadowlark Dr, Laguna Beach, CA 92651

(30)Rick Heitzmann’s address is 88 MacDougal St, New York, NY 10012

(31)Jason Thomas’s address is 6600 Fannin Farm Way, Arlington, TX 76001

(32)The Topps Company, Inc.’s address is 1 Whitehall St, New York, NY 10004

(33)Nathan Harden’s address is 316 W Strong St, Tolono, IL 61880

(34)Rick Dahl’s address is 1055 W Royal Oak Dr, Vernon Hills, IL 60061

(35)Brandon Eatros’ address is 3615 Buchanan St, San Francisco, CA 94123

(36)Mark Stannard’s address is 5230 Keats Ave N, Lake Elmo, MN 55042

(37)Jesse Jacobs’s address is 434 S Rossmore Ave, Los Angeles, CA 90020

(38)Stavros Merjos’s address is 479 N Rodeo Dr, Beverly Hills, CA 90210

(39)Mike Kushion’s address is 71 Rolling Green Ln, Elma, NY 14059

(40)Goldin Auctions’ address is 18101 Collins Ave, Sunny Isles Beach, FL 33160

(41)Craig Osika’s address is 97 Center Ave, Chatham, NJ 07928

(42)William Ammons’ address is 814 Barrington Pl Dr, Brentwood, TN 37027

(43)Justin Caldbeck’s address is 50 Verbalee Ln, Hillsborough, CA 94010

129

(44)James McClane’s address is 355 Skyline Lakes Dr, Ringwood, NJ 07456

(45)Eric Roberts’ address is 245 Park Lane, Atherton, CA 94027

(46)Mitch Stephens’ address is 52 1600 S, Farmington, UT 84025

(47)Andy Galica’s address is 14302 W Becker Ln, Surprise, AZ 85379

(48)Elliot Tebele’s address is 30 Sullivan St, New York, NY 10012

(49)John Temerian’s address is Marquis Residences, 1100 Biscayne Blvd, Miami, FL 33130

(50)Victor Calderon’s address is 8105 N Oconto Ave, Niles, IL 60714

(51)Dan Burke’s address is 6764 Kelseys Oak Ct, Cincinnati, OH 45248

(52)Ketan Patel’s address is 2959 Northlake Cir, Tyler, TX 75703

(53)Mark Bell’s address is 4703 S Tipaway Dr, Spokane Valley, WA 99206

(54)Hwang Pollock’s address is 17103 Hickok Dr, Round Rock, TX 78681

(55)Kyle Hart’s address is 5990 Forbes Ct, Bel Aire, KS 67220

(56)Matt Suster’s address is 10275 Science Center Dr, San Diego, CA 92121

(57)Joel Derrough’s address is 7260 TX-34, Quinlan, TX 75474

(58)Steve Sivak’s address is 1791 Prospector Ave, Park City, UT 84060

(59)Peter Frye’s address is 17 Union St, Branford, CT 06405

(60)Richard Aguilera’s address is 21940 Briarwood Dr, Fairview Park, OH 44126

(61)Sean Buish’s address is 15 Poplar Pine Ct, Conroe, TX 77385

(62)Jason Temerowski’s address is 70 Bluff Ave, Norwalk, CT 06853

(63)Joe Colangelo’s address is 310 Prospect Ave, Cranford, NJ 07016

(64)Michael Inouye’s address is 1601 Kapiolani Blvd #920, Honolulu, HI 96814

(65)George Tsai’s address is 130 Serena Way, Santa Clara, CA 95051

(66)Mark Taylor’s address is 209 10th Ave S., Nashville, TN 37203

(67)Nostalgia Capital Fund I LP’s address is 394 Washington Rd, Woodbury, CT 06798

(68)Alan Ginsberg’s address is 215 E 68th St, New York, NY 10065

(69)David Sung’s address is 2906 E Minnezona Ave., Phoenix, AZ 85016

(70)Yinan Wang’s address is 1101 S Arlington Ridge Rd, Arlington, VA 22202

(71)James Ballas’ address is 2108 New Dawn Rd, Tallahassee, FL 32311

(72)Christopher Nguyen’s address is 575 Los Altos Avenue, Los Altos, CA 94022

(73)Hyun Hong’s address is 1735 Marco Polo Way, Burlingame, CA 94010

(74)Eric Naierman’s address is 3131 N 52nd Ave, Hollywood, FL 33021

(75)Michael Hanley’s address is 162 Glenneyre Cir, St. Augustine, FL 32092

(76)Michael Zaccaro’s address is 25 Butterfield Road, Newtown, CT 06470

(77)Nick Principe’s address is 45700 Trenton Dr, Macomb, MI 48044

(78)John Superson’s address is 440 South Lasalle, Chicago, IL 60605

(79)Matthew McLaughlin’s address is 9 Southgate Ave, Annapolis, MD 21401

(80)Robert Slama’s address is 2509 Tahoe Dr., Lakeland, FL 33805

(81)David Holets’ address is 1231 Winter Hawk Ct, Greenwood, IN 46143

(82)Tanay Modi’s address is 426 W 58th St, New York, NY 10019

(83)Shawn Edwards’ address is 3501 Woodmont Park Ln, Louisville, KY 40245

(84)Jeffrey Tingelstad’s address is 700 West Fir Street, Sequim, WA 98382

(85)Stephen Gurgovits’ address is 814 Chapel Hill Ct, Gibsonia, PA 15044

(86)Gary Vaynerchuk’s address is 200 East 94th Street, New York, NY 10128

(87)Kevin Harper’s address is 3446 E Joseph Way, Gilbert, AZ 85295

(88)Philip Murphy’s address is 9216 Brookstone Pl, Zionsville, IN 46077

(89)Ethan Robertson’s address is 2058 Emory St, San Jose, CA 95128

(90)Zachary Caraviello’s address is 24 Seminole Dr, Pepperell, MA 01463

(91)Michael Harris’ address is 13 Prospect St, Pepperell, MA 01463

(92)Matt Osborne’s address is 1330 Willow Ave, Hoboken, NJ 07030

(93)Alexander Wiley’s address is 12416 Charing Cross Rd, Carmel, IN 46033

(94)Daniel Pencak’s address is 2850 Avenida Cereza, Carlsbad, CA 92009

(95)David Arons’ address is 4149 Plantation Ln, Frisco, TX 75035

(96)Ryan Lubert’s address is 5739 University Blvd SE, Albuquerque, NM 87106

(97)Adam Biffle’s address is 21929 N 76th Ln, Peoria, AZ 85383

(98)Keith Rebholz’s address is 706 Hankin St, Silver Spring, MD 20910

(99)Daniel Reisbacher’s address is 28408 N 44th Pl, Cave Creek, AZ 85331

(100)Chris Passaretti’s address is 3110 Wesley Ave, Ocean City, NJ 08226

(101)Richie Campbell’s address is 48 Bretonian Dr, Brick Township, NJ 08723

(102)Daniel Hansberger’s address is 9819 Rollison Park Dr, Spring, TX 77379

(103)Nuno Cruz’s address is 153 Skillman Ave, Brooklyn, NY 11211

(104)Paris Davis’s address is 856 Washington Ave, Kings County, NY 11238

(105)Aram Isaakian’s address is 7858 Babcock Ave, North Hollywood, CA 91605

(106)Christopher Blas’ address is 48 W 68th St, New York, NY 10023

(107)Steve Kelley’s address is 5838 Devoro Rd., Fitchburg, WI 53711

(108)Chris Art’s address is 834 N Wood St, Chicago, IL 60622

(109)Nicholas Wymore’s address is 3112 Silver Dawn Ct, League City, TX 77573

(110)Matthew Giampetroni’s address is 210 Lafayette St, New York, NY 10012

(111)Chuck Bryan’s address is 250 Singing Sumac Wy, San Marcos, TX 78666

(112)Tod O’Donnell’s address is 442 Sheltered Cove Ct, Fort Mill, SC 29708

130

ITEM 5. RELATED PARTY TRANSACTIONS

The information set forth under the heading “Interest of Management and Others in Certain Transactions” in the Company’s Post-Qualification Amendment No. 34 to Offering Statement 2, filed with the Commission on September 4, 2024, is incorporated herein by reference, except to the extent modified or superseded by the disclosure below.

Series Members

The managing member of the Company is the Manager. The Company will admit additional members to each of its Series through the Offerings of Interests in each Series. By purchasing an Interest in a Series of Interests, the Investor is admitted as a member of the Series and will be bound by the Operating Agreement. Under the Operating Agreement, each Investor grants a power of attorney to the Manager. The Operating Agreement provides the Manager with the ability to appoint officers and Advisory Board members.

Officer and Affiliate Loans

From time to time, affiliates of the Manager and their individual officers may make interest-bearing loans to the Company to facilitate the purchase of Underlying Assets prior to the Closing of a Series’ Offering. It is anticipated that each of the loans and related interest will be paid by the Company through proceeds of the Offering associated with a Series. Because the Series will repay the Company and other parties, such as the Manager, the BOR and the Custodian and their respective affiliates, from the proceeds of a closed Offering, it is anticipated that no Series will bear the economic effects of any loan made to purchase another Underlying Asset. There were no such loans from affiliates of the Manager during the Current Period and the Prior Period.

From time to time the Asset Manager, affiliates of the Manager or third parties may make non-interest-bearing loans to the Company to acquire an Underlying Asset prior to the Closing of an Offering for the respective Series. In such cases, the respective Series would repay any such non-interest-bearing loans used to acquire its respective Underlying Asset with proceeds generated from the Closing of the Offering for Interests of such Series. No Series will have any obligation to repay a loan incurred by the Company to purchase an Underlying Asset for another Series.

The table below indicates the timing of the loan made to the Company by officers and affiliates of the Manager and the associated accrued interest and principal payments made at the timing of the respective Series associated with the Underlying Assets originally acquired by the respective loans. For any future Series for which the Company receives a loan to finance the acquisition of the Underlying Asset, the Company intends to repay any such outstanding related-party loans plus accrued interest upon completion of the applicable related offerings.

Related Party Transactions: Officer and Affiliate Loans
Loan	Series	Principal	Accrued Interest	Status	Loan Date	Annual Interest Rate	Offering Closed Date
Loan 1	#ARSHAM2	$ 278,639	$ 238	Repaid from proceeds	4/19/2024	4.45%	4/25/2024
Loan 2	#LEBRON	125,000	1,374	Repaid from proceeds	4/26/2024	4.45%	7/22/2024
Amounts repaid as of 12/31/2024		$ (403,639)	$ (1,612)
Balance as of 12/31/2024		$ -	$ -

As of the end of the Current Period and Prior Period, amounts outstanding due to Manager and affiliates are shown as below:

Period	Due to the Manager and its Affiliates	Due from the Manager and its Affiliates
Current Period	$ 150,636	$ 415
Prior Period	$ 152,636	$ 19,415

131

The following table sets forth affiliated entities owning greater than ten percent of any Series as of December 31, 2025:

Title of Class	Beneficial Owner	Number of Interests Owned	Percent of Class
#ARSHAM1	The Manager	3,028	45%
#ARSHAM2	The Manager	5,535	18%
#RLEXPEPSI	The Manager	218	11%

132

ITEM 6. OTHER SIGNIFICANT INFORMATION

None.

133

ITEM 7.  FINANCIAL STATEMENTS FOR THE FISCAL YEARS ENDED DECEMBER 31, 2025 AND 2024

CONTENTS

PAGE

RSE COLLECTION, LLC AND VARIOUS SERIES:

Years Ended December 31, 2025 and 2024 Audited Consolidated Financial Statements

Report of Independent Registered Public Accounting FirmF-1

Consolidated Balance SheetsF-4

Consolidated Statements of OperationsF-144

Consolidated Statements of Members’ Equity / (Deficit) F-284

Consolidated Statements of Cash Flows F-319

Notes to Consolidated Financial Statements F-459

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Members of

RSE Collection, LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of RSE Collection, LLC (the “Company”) on a consolidated basis and for each listed Series as of December 31, 2025 and 2024, and the related statements of operations, members’ equity, and cash flows for the Company on a consolidated basis and for each listed Series for each of the years then ended and the related notes (collectively referred to as the “financial statements”).  In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company on a consolidated basis and for each listed Series as of December 31, 2025 and 2024, and the results of their operations and their cash flows for the Company on a consolidated basis and for each listed Series for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company and each listed Series will continue as a going concern.  As discussed in Note A to the financial statements, the Company and each listed Series have experienced recurring losses, and negative cash flows from operations, and their lack of liquidity raise substantial doubt about their ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on the Company’s financial statements based on our audits.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks.  Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.  Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Valuation of Underlying Collectible Assets

As described in Note B6 to the financial statements, underlying collectible assets of the Company and each listed Series are reported at carrying amount, which includes cost-basis purchase price, any capitalized acquisition expenses, and any adjustments for impairment charge. The purchase price for the assets held by the Company and each listed Series is predicated on the asset’s authenticity, which is supported by authenticity documentation that the Company obtains upon purchase. There is judgment involved in the authentication for these assets that the Company obtains based on the source of the authentication. In addition, the underlying collectible assets are evaluated for impairment annually or whenever events or changes in circumstances indicate that the carrying amount for an underlying collectible asset may not be recoverable. Recoverability of these assets is measured by a comparison of the carrying amount of the underlying collectible asset to the expected fair value of the underlying collectible asset, which involves judgment from management relative to evaluating actual comparable market transactions for similar assets, estimating potential earnings of the asset, or the expected amount recoverable on a sale of the asset. As of December 31, 2025, there were three hundred and sixty collectible assets held by the Company and each listed Series with a total carrying value of $23,814,548, and a total impairment charge of $650,141 was recognized during the year ended December 31, 2025 relating to fifty-six underlying collectible assets.

We identified the valuation of the underlying collectible assets as a critical audit matter due to the significant judgment by management related to authenticity or in estimating the expected fair value for underlying collectible assets. For certain assets management relied on judgment for the nature of the authentication documentation obtained as well as the judgment of authenticators on the purchase of assets, which will determine the carrying value and also creates a certain level of subjectivity as whether the carrying value of the asset is appropriate. In addition, the impairment evaluation for the assets is sensitive to significant assumptions utilized by management such as including comparable market transactions for similar assets, estimating potential earnings, and estimating expected amount recoverable on the sale of an asset.  This in turn led to a high degree of auditor judgement, subjectivity, and effort in performing procedures for evaluating management’s significant assumptions relating to the carrying value reported for each underlying collectible asset.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the financial statements. These procedures included gaining an understanding of the controls in place relating to obtaining authenticity on the purchase of assets and the subsequent evaluation for impairment. Our procedures also included, among others, evaluating evidence for insurance coverage in place during the audit period that protects against counterfeits, testing and evaluating management’s analysis of authentication on an asset as of the reporting date, physically observing the assets owned, examining the authenticity documentation maintained, evaluating the reputation of authenticators, evaluating management’s process for developing the estimated fair value of each underlying collectible asset, obtaining evidence supporting comparable market transactions for similar assets, performing inquiries of management, and considering how current economic conditions and industry trends could impact the carrying value of each underlying collectible asset.  When assessing the assumptions relating to the fair value of underlying collectible assets, we evaluated whether the assumptions used were reasonable and considered whether they were consistent with evidence obtained in other areas of the audit.

We have served as the Company’s auditor since 2017.

EISNERAMPER LLP

New York, New York

May 6, 2026

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #69BM1	Series #55PS1
Assets
Current Assets
Cash and Cash Equivalents	$ 3,718	$ 2,214
Pre-paid Insurance	25	26
Other Receivable	-	-
Due From the Manager or its Affiliates	-	-
Total Current Assets	3,743	2,240
Other Assets
Collection Assets - Deposit	-	-
Collection Assets - Owned	106,266	408,386
Other Assets	-	-
TOTAL ASSETS	$ 110,009	$ 410,626

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -
Accounts Payable	825	825
Income Taxes Payable	-	-
Insurance Payable	-	-
Due to the Manager or its Affiliates	-	-
Total Liabilities	825	825
Members' Equity
Membership Contributions	111,236	422,131
Capital Contribution	22,160	54,887
Distribution to RSE Collection or its affiliates	(821)	(14,889)
Distribution to Series	-	-
Accumulated Surplus / (Deficit)	(23,391)	(52,329)
Members' Equity / (Deficit)	109,184	409,801
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 110,009	$ 410,626

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #90FM1	Series #83FB1	Series #98DV1	Series #93XJ1
Assets
Current Assets
Cash and Cash Equivalents	$ -	$ 2,485	$ -	$ 1,200
Pre-paid Insurance	-	25	-	25
Other Receivable	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-
Total Current Assets	-	2,510	-	1,225
Other Assets
Collection Assets - Deposit	-	-	-	-
Collection Assets - Owned	-	332,806	-	488,586
Other Assets	-	-	-	-
TOTAL ASSETS	$ -	$ 335,316	$ -	$ 489,811

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -
Accounts Payable	-	825	825	825
Income Taxes Payable	-	-	-	-
Insurance Payable	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Total Liabilities	-	825	825	825
Members' Equity
Membership Contributions	-	335,691	-	487,801
Capital Contribution	-	25,824	-	29,698
Distribution to RSE Collection or its affiliates	-	(400)	-	(5,103)
Distribution to Series	-	-	-	-
Accumulated Surplus / (Deficit)	-	(26,623)	(825)	(23,409)
Members' Equity / (Deficit)	-	334,491	(825)	488,986
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ -	$ 335,316	$ -	$ 489,811

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #91MV1	Series #92LD1	Series #94DV1	Series #72MC1	Series #11BM1
Assets
Current Assets
Cash and Cash Equivalents	$ 984	$ 173	$ 1,984	$ 4,989	$ 2,000
Pre-paid Insurance	25	25	25	25	25
Other Receivable	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	1,010	198	2,010	5,015	2,026
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	35,437	158,042	52,787	74,000	79,786
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 36,446	$ 158,240	$ 54,796	$ 79,015	$ 81,811

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -
Accounts Payable	825	825	825	825	825
Income Taxes Payable	-	-	-	-	-
Insurance Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	825	825	825	825	825
Members' Equity
Membership Contributions	36,621	160,430	54,771	120,551	82,286
Capital Contribution	18,074	17,964	18,248	23,919	17,606
Distribution to RSE Collection or its affiliates	(200)	-	-	-	(500)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(18,874)	(20,979)	(19,047)	(66,280)	(18,406)
Members' Equity / (Deficit)	35,621	157,415	53,971	78,190	80,986
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 36,446	$ 158,240	$ 54,796	$ 79,015	$ 81,811

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #63CC1	Series #76PT1	Series #75RA1	Series #65AG1
Assets
Current Assets
Cash and Cash Equivalents	$ 1,999	$ -	$ 2,649	$ 3,700
Pre-paid Insurance	25	-	25	25
Other Receivable	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-
Total Current Assets	2,024	-	2,674	3,725
Other Assets
Collection Assets - Deposit	-	-	-	-
Collection Assets - Owned	120,286	-	75,903	170,286
Other Assets	-	-	-	-
TOTAL ASSETS	$ 122,310	$ -	$ 78,577	$ 174,011

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -
Accounts Payable	825	-	825	825
Income Taxes Payable	-	-	-	-
Insurance Payable	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Total Liabilities	825	-	825	825
Members' Equity
Membership Contributions	122,586	-	79,052	173,986
Capital Contribution	17,960	-	18,343	19,961
Distribution to RSE Collection or its affiliates	(300)	-	(500)	-
Distribution to Series	-	-	-	-
Accumulated Surplus / (Deficit)	(18,761)	-	(19,142)	(20,761)
Members' Equity / (Deficit)	121,485	-	77,752	173,186
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 122,310	$ -	$ 78,577	$ 174,011

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #90MM1	Series #61JE1	Series #65FM1
Assets
Current Assets
Cash and Cash Equivalents	$ -	$ 2,898	$ 2,300
Pre-paid Insurance	-	25	25
Other Receivable	-	-	-
Due From the Manager or its Affiliates	-	-	-
Total Current Assets	-	2,923	2,325
Other Assets
Collection Assets - Deposit	-	-	-
Collection Assets - Owned	-	235,388	75,997
Other Assets	-	-	-
TOTAL ASSETS	$ -	$ 238,311	$ 78,322

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -
Accounts Payable	-	825	825
Income Taxes Payable	-	-	-
Insurance Payable	-	-	-
Due to the Manager or its Affiliates	-	-	-
Total Liabilities	-	825	825
Members' Equity
Membership Contributions	-	238,636	79,297
Capital Contribution	-	18,088	16,722
Distribution to RSE Collection or its affiliates	-	(350)	(1,000)
Distribution to Series	-	-	-
Accumulated Surplus / (Deficit)	-	(18,887)	(17,522)
Members' Equity / (Deficit)	-	237,486	77,497
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ -	$ 238,311	$ 78,322

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #99SS1	Series #94FS1	Series #61MG1	Series #92CC1
Assets
Current Assets
Cash and Cash Equivalents	$ 3,064	$ 2,962	$ 4,197	$ 2,412
Pre-paid Insurance	25	25	25	25
Other Receivable	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-
Total Current Assets	3,089	2,987	4,222	2,437
Other Assets
Collection Assets - Deposit	-	-	-	-
Collection Assets - Owned	129,227	138,482	325,590	46,188
Other Assets	-	-	-	-
TOTAL ASSETS	$ 132,316	$ 141,469	$ 329,813	$ 48,625

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -
Accounts Payable	825	825	825	825
Income Taxes Payable	-	-	-	-
Insurance Payable	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Total Liabilities	825	825	825	825
Members' Equity
Membership Contributions	133,279	141,794	330,287	48,600
Capital Contribution	15,958	15,270	26,798	14,481
Distribution to RSE Collection or its affiliates	(988)	(350)	(500)	-
Distribution to Series	-	-	-	-
Accumulated Surplus / (Deficit)	(16,757)	(16,070)	(27,598)	(15,281)
Members' Equity / (Deficit)	131,491	140,644	328,988	47,800
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 132,316	$ 141,469	$ 329,813	$ 48,625

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #88LL1	Series #MEEB11275	Series #82TAYLOR	Series #HOLMES	Series #HULK180
Assets
Current Assets
Cash and Cash Equivalents	$ -	$ 500	$ 400	$ 400	$ 300
Pre-paid Insurance	-	-	25	25	25
Other Receivable	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	-	500	425	425	325
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	-	3,363	7,500	16,750	22,076
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ -	$ 3,863	$ 7,925	$ 17,175	$ 22,401

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -
Accounts Payable	-	-	3	3	3
Income Taxes Payable	-	-	-	-	-
Insurance Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	-	-	3	3	3
Members' Equity
Membership Contributions	-	141,061	10,832	20,792	36,738
Capital Contribution	-	2,085	1,896	1,749	1,798
Distribution to RSE Collection or its affiliates	-	(952)	(232)	(292)	(292)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	-	(138,330)	(4,573)	(5,076)	(15,845)
Members' Equity / (Deficit)	-	3,863	7,923	17,173	22,399
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ -	$ 3,863	$ 7,925	$ 17,175	$ 22,401

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #05JAYZ	Series #JUSTINIAN	Series #67ICEBOWL	Series #DKCOUNTRY	Series #FALCON	Series #MARIOWRLD
Assets
Current Assets
Cash and Cash Equivalents	$ 300	$ 243	$ 354	$ 300	$ 308	$ 377
Pre-paid Insurance	25	25	25	25	25	25
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	325	268	379	325	333	403
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	6,475	15,000	7,546	13,566	26,000	125,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 6,800	$ 15,268	$ 7,925	$ 13,891	$ 26,333	$ 125,403

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -	$ -
Accounts Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	363	-	-	400	-
Total Liabilities	3	366	3	3	403	3
Members' Equity
Membership Contributions	16,356	15,600	8,138	14,158	43,580	144,848
Capital Contribution	2,266	2,014	1,892	1,954	2,562	4,451
Distribution to RSE Collection or its affiliates	(238)	-	(238)	(292)	(281)	(281)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(11,586)	(2,711)	(1,869)	(1,931)	(19,930)	(23,619)
Members' Equity / (Deficit)	6,798	14,902	7,923	13,889	25,931	125,400
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 6,800	$ 15,268	$ 7,925	$ 13,891	$ 26,333	$ 125,403

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #82AV1	Series #SUPERBWL1	Series #MEEB7985	Series #BONDWATCH	Series #95FF1	Series #MAYC857
Assets
Current Assets
Cash and Cash Equivalents	$ 3,400	$ 365	$ 500	$ 300	$ -	$ -
Pre-paid Insurance	25	25	-	25	-	-
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	3,425	390	500	325	-	-
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	286,364	19,535	8,635	74,668	-	19,006
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 289,789	$ 19,925	$ 9,135	$ 74,993	$ -	$ 19,006

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -	$ -
Accounts Payable	825	3	-	3	-	-
Income Taxes Payable	-	-	-	-	-	20
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	400	-	400	-	-
Total Liabilities	825	403	-	403	-	20
Members' Equity
Membership Contributions	289,764	20,181	34,546	75,280	-	49,067
Capital Contribution	11,379	2,293	2,247	2,610	-	4,000
Distribution to RSE Collection or its affiliates	-	(281)	(1,165)	(313)	-	(2,346)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(12,179)	(2,670)	(26,492)	(2,988)	-	(31,735)
Members' Equity / (Deficit)	288,964	19,523	9,135	74,591	-	18,986
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 289,789	$ 19,925	$ 9,135	$ 74,993	$-	$ 19,006

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #PUNK2981	Series #WOW2221	Series #NIKON1	Series #LOTF	Series #DOOD6778	Series #BAKC7820
Assets
Current Assets
Cash and Cash Equivalents	$ 600	$ -	$ 300	$ 400	$ 501	$ 557
Pre-paid Insurance	-	-	25	25	-	-
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	415	-	-	-	-
Total Current Assets	600	415	325	425	501	557
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	95,252	6,726	23,920	8,913	6,647	4,885
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 95,852	$ 7,141	$ 24,245	$ 9,339	$ 7,148	$ 5,442

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -	$ -
Accounts Payable	-	-	3	3	-	-
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	-	-	3	3	-	-
Members' Equity
Membership Contributions	290,600	26,027	24,500	11,792	28,860	29,343
Capital Contribution	1,069	2,357	2,033	1,616	2,362	6,613
Distribution to RSE Collection or its affiliates	(3)	(1,252)	(281)	(292)	(1,302)	(1,434)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(195,814)	(19,991)	(2,010)	(3,780)	(22,772)	(29,080)
Members' Equity / (Deficit)	95,852	7,141	24,242	9,336	7,148	5,442
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 95,852	$ 7,141	$ 24,245	$ 9,339	$ 7,148	$ 5,442

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #NBAJAM	Series #SANDBOX1	Series #WOW6586	Series #AZUKI6704	Series #58PELE4	Series #OBAMABALL
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 500	$ -	$ 500	$ 320	$ 320
Pre-paid Insurance	25	-	-	-	25	25
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	425	500	-	500	346	346
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	8,930	11,550	12,140	30,452	42,082	77,700
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 9,355	$ 12,050	$ 12,140	$ 30,952	$ 42,427	$ 78,046

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -	$ -
Accounts Payable	3	-	-	-	3	3
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	333	-
Total Liabilities	3	-	-	-	336	3
Members' Equity
Membership Contributions	42,692	101,987	50,269	30,952	42,600	99,600
Capital Contribution	2,808	3,659	1,980	1,033	1,894	3,453
Distribution to RSE Collection or its affiliates	(292)	(2,626)	(1,222)	-	(198)	(198)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(35,855)	(90,970)	(38,888)	(1,033)	(2,205)	(24,812)
Members' Equity / (Deficit)	9,353	12,050	12,140	30,952	42,091	78,043
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 9,355	$ 12,050	$ 12,140	$ 30,952	$ 42,427	$ 78,046

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #BART	Series #HOMER	Series #SI1	Series #GOLD1	Series #VERSTAPP1	Series #96TIGER
Assets
Current Assets
Cash and Cash Equivalents	$ 320	$ 320	$ 402	$ 381	$ 402	$ 326
Pre-paid Insurance	25	25	25	25	25	25
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	346	346	427	406	427	352
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	13,769	17,482	7,700	13,769	29,402	26,840
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 14,115	$ 17,827	$ 8,127	$ 14,175	$ 29,829	$ 27,192

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -	$ -
Accounts Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	3	3	3	3	3	3
Members' Equity
Membership Contributions	18,000	18,000	8,300	14,574	30,002	49,637
Capital Contribution	1,953	1,953	1,602	1,732	2,152	2,440
Distribution to RSE Collection or its affiliates	(198)	(198)	(198)	(424)	(198)	(124)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(5,643)	(1,931)	(1,579)	(1,710)	(2,129)	(24,765)
Members' Equity / (Deficit)	14,112	17,825	8,125	14,173	29,826	27,189
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 14,115	$ 17,827	$ 8,127	$ 14,175	$ 29,829	$ 27,192

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #88ZELDA	Series #STARWARS3	Series #YEEZY	Series #MAYC9114	Series #VFRNDS1	Series #MBIRD2754
Assets
Current Assets
Cash and Cash Equivalents	$ 402	$ 402	$ -	$ -	$ 66	$ 500
Pre-paid Insurance	25	25	25	-	25	-
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	427	427	25	-	91	500
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	54,000	20,000	33,614	18,266	250,000	6,340
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 54,427	$ 20,427	$ 33,639	$ 18,266	$ 250,091	$ 6,840

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -	$ -
Accounts Payable	3	3	3	-	3	-
Income Taxes Payable	-	-	-	135	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	667	400	-	-	-	-
Total Liabilities	669	403	3	135	3	-
Members' Equity
Membership Contributions	54,600	23,400	32,824	84,902	250,545	58,900
Capital Contribution	2,417	1,909	3,299	13,887	1,934	15,788
Distribution to RSE Collection or its affiliates	(198)	(198)	(424)	(1,483)	-	-
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,060)	(5,086)	(2,062)	(79,174)	(2,391)	(67,849)
Members' Equity / (Deficit)	53,758	20,025	33,637	18,132	250,089	6,840
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 54,427	$ 20,427	$ 33,639	$ 18,266	$ 250,091	$ 6,840

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #VEEFRND1	Series #TREASURE	Series #KENNERSET	Series #LEDZEPP1	Series #VEEVIPER
Assets
Current Assets
Cash and Cash Equivalents	$ 500	$ 300	$ 323	$ 402	$ 400
Pre-paid Insurance	-	25	25	25	25
Other Receivable	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	500	325	348	427	425
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	6,720	18,998	6,625	42,000	70,000
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 7,220	$ 19,324	$ 6,973	$ 42,427	$ 70,425

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -
Accounts Payable	-	3	3	3	3
Income Taxes Payable	-	-	-	-	-
Insurance Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	-	3	3	3	3
Members' Equity
Membership Contributions	32,764	19,531	10,851	42,600	70,909
Capital Contribution	10,733	1,573	1,682	2,176	1,754
Distribution to RSE Collection or its affiliates	(2,892)	(232)	(198)	(198)	(509)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(33,386)	(1,550)	(5,365)	(2,153)	(1,732)
Members' Equity / (Deficit)	7,220	19,321	6,971	42,425	70,423
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 7,220	$ 19,324	$ 6,973	$ 42,427	$ 70,425

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #BEEPLE1	Series #WARHOL1	Series #GAMEBOY	Series #CROESUS	Series #SACHS1	Series #32RUTH
Assets
Current Assets
Cash and Cash Equivalents	$ 500	$ 2,800	$ 400	$ 429	$ 500	$ 327
Pre-paid Insurance	-	25	25	25	25	25
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	500	2,826	425	454	525	353
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	23,139	124,950	5,499	57,729	3,547	85,074
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 23,639	$ 127,776	$ 5,924	$ 58,183	$ 4,072	$ 85,427

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -	$ -
Accounts Payable	-	3	3	3	-	3
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	500	204	545	400
Total Liabilities	-	3	503	206	545	403
Members' Equity
Membership Contributions	66,810	163,666	20,909	58,505	20,785	85,600
Capital Contribution	12,869	1,926	2,034	2,275	7,382	2,869
Distribution to RSE Collection or its affiliates	(2,981)	(747)	(509)	(477)	(1,602)	(198)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(53,060)	(37,072)	(17,012)	(2,327)	(23,038)	(3,246)
Members' Equity / (Deficit)	23,639	127,773	5,422	57,976	3,527	85,025
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 23,639	$ 127,776	$ 5,924	$ 58,183	$ 4,072	$ 85,427

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #ELON1	Series #105.ETH	Series #R2D2	Series #VADER	Series #WARHOL2	Series #JEKYLL
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 500	$ 300	$ 334	$ 2,178	$ 400
Pre-paid Insurance	25	-	25	25	25	25
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	425	500	325	360	2,203	425
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	6,000	21,537	7,806	6,066	46,200	16,498
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 6,425	$ 22,037	$ 8,131	$ 6,425	$ 48,403	$ 16,924

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -	$ -
Accounts Payable	3	-	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	400	400	1,500	-
Total Liabilities	3	-	403	403	1,503	3
Members' Equity
Membership Contributions	6,718	39,100	8,344	6,638	62,941	17,131
Capital Contribution	1,679	4,591	1,564	1,537	1,839	1,511
Distribution to RSE Collection or its affiliates	(318)	(2,359)	(238)	(238)	-	(232)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,656)	(19,294)	(1,941)	(1,914)	(17,879)	(1,488)
Members' Equity / (Deficit)	6,423	22,037	7,729	6,023	46,901	16,921
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 6,425	$ 22,037	$ 8,131	$ 6,425	$ 48,403	$ 16,924

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #BUFFETT1	Series #DRACULA10	Series #PAPPY1	Series #1857COIN	Series #ANDYPELE
Assets
Current Assets
Cash and Cash Equivalents	$ 367	$ 308	$ 771	$ 400	$ 235
Pre-paid Insurance	25	25	25	25	25
Other Receivable	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	393	333	796	425	260
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	13,033	20,400	11,856	22,900	24,165
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 13,425	$ 20,733	$ 12,652	$ 23,325	$ 24,425

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -
Accounts Payable	3	3	-	3	3
Income Taxes Payable	-	-	-	-	-
Insurance Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	3	3	-	3	3
Members' Equity
Membership Contributions	13,999	35,880	13,360	23,663	24,877
Capital Contribution	1,475	1,605	2,232	1,773	1,325
Distribution to RSE Collection or its affiliates	(599)	(480)	(1,300)	(363)	(477)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,452)	(16,274)	(1,640)	(1,750)	(1,302)
Members' Equity / (Deficit)	13,423	20,731	12,652	23,323	24,423
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 13,425	$ 20,733	$ 12,652	$ 23,325	$ 24,425

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #BOBAFETT	Series #ELVIS	Series #GBOYCOLOR	Series #JETFIRE	Series #POPEBALL	Series #RABBIT
Assets
Current Assets
Cash and Cash Equivalents	$ 355	$ 320	$ 331	$ 300	$ 300	$ 300
Pre-paid Insurance	25	25	25	25	25	25
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	380	346	356	325	325	325
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	23,005	34,882	3,250	6,561	17,387	40,248
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 23,385	$ 35,227	$ 3,606	$ 6,886	$ 17,712	$ 40,574

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -	$ -
Accounts Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	500	-	75	-	1,000
Total Liabilities	3	503	3	78	3	1,003
Members' Equity
Membership Contributions	23,723	35,400	5,738	7,179	18,164	40,781
Capital Contribution	1,721	2,182	1,492	1,501	1,686	1,500
Distribution to RSE Collection or its affiliates	(363)	(198)	(238)	(318)	(477)	(232)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,698)	(2,659)	(3,388)	(1,553)	(1,663)	(2,477)
Members' Equity / (Deficit)	23,383	34,725	3,604	6,809	17,710	39,571
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 23,385	$ 35,227	$ 3,606	$ 6,886	$ 17,712	$ 40,574

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #GRATEFUL1	Series #BOBAPROTO	Series #ARSHAM1	Series #SCARFACE
Assets
Current Assets
Cash and Cash Equivalents	$ 362	$ 332	$ -	$ 330
Pre-paid Insurance	25	25	25	25
Other Receivable	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-
Total Current Assets	387	357	25	355
Other Assets
Collection Assets - Deposit	-	-	-	-
Collection Assets - Owned	110,038	138,867	120,560	17,571
Other Assets	-	-	-	-
TOTAL ASSETS	$ 110,425	$ 139,224	$ 120,585	$ 17,925

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -
Accounts Payable	3	3	825	3
Income Taxes Payable	-	-	-	-
Insurance Payable	-	-	-	-
Due to the Manager or its Affiliates	-	49	-	-
Total Liabilities	3	52	825	3
Members' Equity
Membership Contributions	110,900	139,817	121,160	18,383
Capital Contribution	2,880	3,173	9,102	964
Distribution to RSE Collection or its affiliates	(500)	(667)	-	(483)
Distribution to Series	-	-	-	-
Accumulated Surplus / (Deficit)	(2,857)	(3,150)	(10,502)	(941)
Members' Equity / (Deficit)	110,423	139,173	119,760	17,923
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 110,425	$ 139,224	$ 120,585	$ 17,925

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #ARSHAM2	Series #LEBRON	Series #94VTTT	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI
Assets
Current Assets
Cash and Cash Equivalents	$ 2,850	$ -	$ 12,900	$ 1,450	$ 1,600	$ 300
Pre-paid Insurance	25	25	25	25	25	25
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	2,875	25	12,925	1,475	1,625	325
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	300,850	450,460	569,935	125,000	52,500	16,800
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 303,725	$ 450,485	$ 582,861	$ 126,475	$ 54,125	$ 17,125

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -	$ -
Accounts Payable	825	3	485	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	500	545
Total Liabilities	825	3	485	3	503	548
Members' Equity
Membership Contributions	303,700	453,700	582,350	126,600	54,100	17,100
Capital Contribution	3,274	603	672	9,837	6,365	4,370
Distribution to RSE Collection or its affiliates	-	(3,300)	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(4,074)	(520)	(647)	(9,965)	(6,843)	(4,892)
Members' Equity / (Deficit)	302,900	450,483	582,375	126,473	53,623	16,577
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 303,725	$ 450,485	$ 582,861	$ 126,475	$ 54,125	$ 17,125

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #TWOCITIES	Series #FROST	Series #BIRKINBLU	Series #SMURF
Assets
Current Assets
Cash and Cash Equivalents	$ 1,495	$ 1,695	$ -	$ 1,250
Pre-paid Insurance	25	25	-	25
Other Receivable	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-
Total Current Assets	1,520	1,720	-	1,275
Other Assets
Collection Assets - Deposit	-	-	-	-
Collection Assets - Owned	12,100	10,100	-	29,500
Other Assets	-	-	-	-
TOTAL ASSETS	$ 13,620	$ 11,820	$ -	$ 30,775

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -
Accounts Payable	3	3	-	3
Income Taxes Payable	-	-	-	-
Insurance Payable	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Total Liabilities	3	3	-	3
Members' Equity
Membership Contributions	13,800	12,000	-	30,750
Capital Contribution	4,083	4,056	-	5,026
Distribution to RSE Collection or its affiliates	(205)	(205)	-	-
Distribution to Series	-	-	-	-
Accumulated Surplus / (Deficit)	(4,060)	(4,033)	-	(5,003)
Members' Equity / (Deficit)	13,618	11,818	-	30,773
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 13,620	$ 11,820	$ -	$ 30,775

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #EINSTEIN	Series #HONUS	Series #75ALI	Series #BIRKINBOR
Assets
Current Assets
Cash and Cash Equivalents	$ 1,750	$ 5,300	$ 938	$ 1,203
Pre-paid Insurance	25	25	25	25
Other Receivable	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-
Total Current Assets	1,775	5,325	963	1,228
Other Assets
Collection Assets - Deposit	-	-	-	-
Collection Assets - Owned	11,100	500,028	44,065	41,280
Other Assets	-	-	-	-
TOTAL ASSETS	$ 12,875	$ 505,353	$ 45,028	$ 42,508

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -
Accounts Payable	3	173	3	3
Income Taxes Payable	-	-	-	-
Insurance Payable	-	-	-	-
Due to the Manager or its Affiliates	-	-	1,000	-
Total Liabilities	3	172	1,003	3
Members' Equity
Membership Contributions	13,000	505,328	45,040	51,250
Capital Contribution	4,062	27,236	5,977	6,294
Distribution to RSE Collection or its affiliates	(150)	-	-	(47)
Distribution to Series	-	-	-	-
Accumulated Surplus / (Deficit)	(4,039)	(27,383)	(6,991)	(14,991)
Members' Equity / (Deficit)	12,873	505,181	44,026	42,506
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 12,875	$ 505,353	$ 45,028	$ 42,508

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #SPIDER1	Series #BATMAN3	Series #ULYSSES	Series #ROOSEVELT	Series #56MANTLE	Series #AGHOWL
Assets
Current Assets
Cash and Cash Equivalents	$ 1,003	$ 1,003	$ 1,950	$ 400	$ 1,050	$ 1,703
Pre-paid Insurance	25	25	25	25	25	25
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	1,028	1,028	1,975	425	1,075	1,728
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	20,000	75,000	17,920	17,200	9,000	15,600
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 21,028	$ 76,028	$ 19,895	$ 17,625	$ 10,075	$ 17,328

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -	$ -
Accounts Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	400	500	-	-	-	-
Total Liabilities	402	503	3	3	3	3
Members' Equity
Membership Contributions	21,050	76,050	24,050	17,797	9,400	17,500
Capital Contribution	3,816	4,625	3,769	3,729	4,749	3,714
Distribution to RSE Collection or its affiliates	(47)	(47)	-	(197)	-	(197)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(4,193)	(5,102)	(7,926)	(3,706)	(4,076)	(3,691)
Members' Equity / (Deficit)	20,626	75,526	19,893	17,623	10,073	17,326
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 21,028	$ 76,028	$ 19,895	$ 17,625	$ 10,075	$ 17,328

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #18ZION	Series #SNOOPY	Series #APOLLO11	Series #YOKO	Series #HIMALAYA
Assets
Current Assets
Cash and Cash Equivalents	$ 605	$ 800	$ 1,050	$ 1,750	$ 1,203
Pre-paid Insurance	25	25	25	25	25
Other Receivable	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	630	825	1,075	1,775	1,228
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	3,750	24,000	30,000	12,600	130,000
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 4,380	$ 24,825	$ 31,075	$ 14,375	$ 131,228

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -
Accounts Payable	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-
Insurance Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	500	-	400
Total Liabilities	3	3	503	3	403
Members' Equity
Membership Contributions	14,150	24,745	31,050	14,500	131,250
Capital Contribution	4,078	4,069	4,708	3,478	9,615
Distribution to RSE Collection or its affiliates	-	-	-	(150)	(47)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(13,851)	(3,991)	(5,186)	(3,455)	(9,992)
Members' Equity / (Deficit)	4,378	24,823	30,573	14,373	130,826
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 4,380	$ 24,825	$ 31,075	$ 14,375	$ 131,228

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #55CLEMENTE	Series #LOTR	Series #CATCHER	Series #BOND1	Series #SUPER21	Series #BIRKINTAN
Assets
Current Assets
Cash and Cash Equivalents	$ 594	$ 563	$ 213	$ 463	$ 277	$ 456
Pre-paid Insurance	25	25	25	25	25	25
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	620	589	239	489	302	481
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	36,006	27,600	11,600	28,665	7,023	25,244
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 36,625	$ 28,189	$ 11,839	$ 29,154	$ 7,325	$ 25,725

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -	$ -
Accounts Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	477	-	400	-	-
Total Liabilities	3	479	2	402	3	2
Members' Equity
Membership Contributions	36,600	28,200	11,850	37,600	7,300	25,700
Capital Contribution	4,796	3,533	3,392	3,619	3,325	4,480
Distribution to RSE Collection or its affiliates	-	(37)	(37)	(37)	-	-
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(4,773)	(3,987)	(3,369)	(12,432)	(3,302)	(4,457)
Members' Equity / (Deficit)	36,623	27,709	11,836	28,751	7,323	25,723
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 36,625	$ 28,189	$ 11,839	$ 29,154	$ 7,325	$ 25,725

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #GMTBLACK1	Series #61JFK	Series #LINCOLN	Series #STARWARS1	Series #68MAYS
Assets
Current Assets
Cash and Cash Equivalents	$ 604	$ 334	$ 209	$ 269	$ 437
Pre-paid Insurance	25	25	25	25	25
Other Receivable	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	629	360	235	294	463
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	25,030	16,350	64,925	10,000	32,083
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 25,660	$ 16,710	$ 65,160	$ 10,294	$ 32,546

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -
Accounts Payable	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-
Insurance Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	3	3	3	2	2
Members' Equity
Membership Contributions	25,700	16,750	64,700	10,400	32,600
Capital Contribution	3,915	3,318	5,065	3,509	4,318
Distribution to RSE Collection or its affiliates	(66)	(66)	(66)	(131)	(80)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,892)	(3,296)	(4,543)	(3,486)	(4,295)
Members' Equity / (Deficit)	25,657	16,707	65,157	10,291	32,543
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 25,660	$ 16,710	$ 65,160	$ 10,294	$ 32,546

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #56TEDWILL	Series #CAPTAIN3	Series #CHURCHILL	Series #SHKSPR4	Series #03KOBE	Series #03JORDAN
Assets
Current Assets
Cash and Cash Equivalents	$ 520	$ 77	$ 220	$ 400	$ -	$ 436
Pre-paid Insurance	25	25	25	25	-	25
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	546	102	246	425	-	462
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	80,000	35,523	6,600	105,100	-	33,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 80,546	$ 35,625	$ 6,846	$ 105,525	$ -	$ 33,462

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -	$ -
Accounts Payable	3	3	3	3	-	3
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	3	3	3	3	-	3
Members' Equity
Membership Contributions	80,600	35,666	6,900	105,705	-	33,600
Capital Contribution	6,051	3,388	3,828	4,639	-	4,280
Distribution to RSE Collection or its affiliates	(80)	(66)	(80)	(205)	-	(80)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(6,028)	(3,365)	(3,805)	(4,616)	-	(4,341)
Members' Equity / (Deficit)	80,543	35,623	6,843	105,523	-	33,459
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 80,546	$ 35,625	$ 6,846	$ 105,525	$ -	$ 33,462

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #39TEDWILL	Series #94JETER	Series #2020TOPPS	Series #05LATOUR	Series #16SCREAG	Series #14DRC
Assets
Current Assets
Cash and Cash Equivalents	$ 600	$ 460	$ 150	$ 430	$ 430	$ 430
Pre-paid Insurance	25	25	25	25	25	25
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	625	486	175	456	456	456
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	27,750	39,000	98,000	7,442	31,944	45,980
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 28,375	$ 39,486	$ 98,175	$ 7,897	$ 32,400	$ 46,436

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -	$ -
Accounts Payable	3	3	3	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	3	3	2	-	-	-
Members' Equity
Membership Contributions	27,220	39,600	98,150	8,042	32,544	46,580
Capital Contribution	5,182	4,467	6,445	2,777	3,241	3,506
Distribution to RSE Collection or its affiliates	-	(140)	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(4,029)	(4,444)	(6,422)	(2,921)	(3,385)	(3,651)
Members' Equity / (Deficit)	28,373	39,483	98,173	7,897	32,400	46,436
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 28,375	$ 39,486	$ 98,175	$ 7,897	$ 32,400	$ 46,436

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #86RICE	Series #57MANTLE	Series #SOBLACK	Series #GATSBY	Series #93DAYTONA
Assets
Current Assets
Cash and Cash Equivalents	$ 460	$ 400	$ 520	$ 520	$ 600
Pre-paid Insurance	25	25	25	25	25
Other Receivable	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	486	425	546	546	625
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	20,000	8,000	50,253	185,100	37,000
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 20,486	$ 8,425	$ 50,799	$ 185,646	$ 37,625

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -
Accounts Payable	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-
Insurance Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	500	-	-
Total Liabilities	3	3	503	3	3
Members' Equity
Membership Contributions	20,600	7,420	50,853	185,700	37,600
Capital Contribution	3,755	4,512	5,439	5,151	3,819
Distribution to RSE Collection or its affiliates	(140)	(202)	(80)	(80)	-
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,733)	(3,307)	(5,916)	(5,128)	(3,796)
Members' Equity / (Deficit)	20,483	8,423	50,297	185,643	37,623
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 20,486	$ 8,425	$ 50,799	$ 185,646	$ 37,625

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #09TROUT	Series #57STARR	Series #03KOBE2	Series #16PETRUS	Series #ALICE
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 400	$ 316	$ 430	$ 520
Pre-paid Insurance	25	25	25	25	25
Other Receivable	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	425	425	342	456	546
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	73,200	8,000	15,000	38,236	9,300
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 73,625	$ 8,425	$ 15,342	$ 38,692	$ 9,846

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -
Accounts Payable	3	3	3	-	3
Income Taxes Payable	-	-	-	-	-
Insurance Payable	-	-	-	-	-
Due to the Manager or its Affiliates	500	-	-	-	-
Total Liabilities	503	3	2	-	3
Members' Equity
Membership Contributions	221,063	7,420	21,629	38,836	9,900
Capital Contribution	15,238	4,377	3,568	3,200	2,900
Distribution to RSE Collection or its affiliates	(202)	(202)	(229)	(170)	(80)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(162,976)	(3,172)	(9,628)	(3,174)	(2,877)
Members' Equity / (Deficit)	73,123	8,423	15,339	38,692	9,843
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 73,625	$ 8,425	$ 15,342	$ 38,692	$ 9,846

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #SPIDER10	Series #62MANTLE	Series #BATMAN6	Series #79STELLA	Series #TKAM
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 460	$ 320	$ 572	$ 534
Pre-paid Insurance	25	25	25	25	25
Other Receivable	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	425	486	346	598	560
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	18,000	132,000	20,400	61,528	28,600
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 18,425	$ 132,486	$ 20,746	$ 62,125	$ 29,160

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -
Accounts Payable	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-
Insurance Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	545	-	-	-
Total Liabilities	3	548	3	3	3
Members' Equity
Membership Contributions	18,602	132,600	23,900	62,100	29,200
Capital Contribution	2,923	7,656	2,972	4,873	2,976
Distribution to RSE Collection or its affiliates	(202)	(140)	(80)	-	(66)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,900)	(8,179)	(6,049)	(4,850)	(2,953)
Members' Equity / (Deficit)	18,423	131,938	20,743	62,123	29,157
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 18,425	$ 132,486	$ 20,746	$ 62,125	$ 29,160

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #DIMAGGIO2	Series #13BEAUX	Series #ANMLFARM	Series #00BRADY
Assets
Current Assets
Cash and Cash Equivalents	$ 321	$ 400	$ 100	$ 339
Pre-paid Insurance	25	25	25	25
Other Receivable	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-
Total Current Assets	346	425	125	365
Other Assets
Collection Assets - Deposit	-	-	-	-
Collection Assets - Owned	15,100	21,877	8,800	35,184
Other Assets	-	-	-	-
TOTAL ASSETS	$ 15,446	$ 22,302	$ 8,925	$ 35,548

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -
Accounts Payable	3	-	3	3
Income Taxes Payable	-	-	-	-
Insurance Payable	-	-	-	-
Due to the Manager or its Affiliates	545	-	-	-
Total Liabilities	548	-	2	2
Members' Equity
Membership Contributions	18,254	22,621	8,966	35,752
Capital Contribution	2,950	2,791	2,840	3,897
Distribution to RSE Collection or its affiliates	(229)	(344)	(66)	(229)
Distribution to Series	-	-	-	-
Accumulated Surplus / (Deficit)	(6,077)	(2,765)	(2,817)	(3,874)
Members' Equity / (Deficit)	14,898	22,302	8,923	35,546
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 15,446	$ 22,302	$ 8,925	$ 35,548

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #85NES	Series #69KAREEM	Series #59JFK	Series #04LEBRON	Series #GOLDENEYE
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 256	$ 400	$ 316	$ 326
Pre-paid Insurance	25	25	25	25	25
Other Receivable	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	425	281	425	342	351
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	26,000	23,261	23,100	44,000	22,874
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 26,425	$ 23,542	$ 23,525	$ 44,342	$ 23,225

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -
Accounts Payable	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-
Insurance Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	3	3	3	2	3
Members' Equity
Membership Contributions	26,859	23,829	23,702	44,629	23,442
Capital Contribution	3,622	3,463	2,856	4,165	3,450
Distribution to RSE Collection or its affiliates	(459)	(229)	(202)	(229)	(242)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,599)	(3,524)	(2,833)	(4,226)	(3,427)
Members' Equity / (Deficit)	26,423	23,539	23,523	44,339	23,223
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 26,425	$ 23,542	$ 23,525	$ 44,342	$ 23,225

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #MOONSHOE	Series #03LEBRON2	Series #GRAPES	Series #98KANGA	Series #06BRM
Assets
Current Assets
Cash and Cash Equivalents	$ 420	$ 236	$ 400	$ -	$ 400
Pre-paid Insurance	25	25	25	-	25
Other Receivable	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	446	262	425	-	425
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	150,000	50,400	31,100	-	15,720
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 150,446	$ 50,662	$ 31,525	$ -	$ 16,145

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -
Accounts Payable	3	3	3	-	-
Income Taxes Payable	-	-	-	-	-
Insurance Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	3	3	3	-	-
Members' Equity
Membership Contributions	150,600	90,728	31,702	-	16,464
Capital Contribution	7,086	5,626	2,866	-	2,615
Distribution to RSE Collection or its affiliates	(180)	(180)	(202)	-	(344)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(7,063)	(45,514)	(2,843)	-	(2,589)
Members' Equity / (Deficit)	150,443	50,659	31,523	-	16,145
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 150,446	$ 50,662	$ 31,525	$ -	$ 16,145

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #DUNE	Series #86FLEER	Series #WILDGUN	Series #13GIANNIS	Series #04MESSI	Series #AVENGE57
Assets
Current Assets
Cash and Cash Equivalents	$ 460	$ -	$ 400	$ 236	$ -	$ 400
Pre-paid Insurance	25	13	25	25	-	25
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	486	13	425	262	-	425
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	10,600	-	24,000	19,727	-	17,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 11,086	$ 13	$ 24,425	$ 19,989	$ -	$ 17,425

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -	$ -
Accounts Payable	3	1	3	3	-	3
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	333	-	-	-	-	-
Total Liabilities	336	1	3	3	-	3
Members' Equity
Membership Contributions	11,200	-	24,629	20,228	-	17,602
Capital Contribution	3,417	7,096	3,436	3,216	-	2,678
Distribution to RSE Collection or its affiliates	(140)	(242)	(229)	(180)	-	(202)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,727)	(6,843)	(3,413)	(3,277)	-	(2,655)
Members' Equity / (Deficit)	10,750	12	24,423	19,987	-	17,423
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 11,086	$ 13	$ 24,425	$ 19,989	$ -	$ 17,425

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #03TACHE	Series #99TMB2	Series #BULLSRING	Series #70AARON	Series #96CHARZRD
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 340	$ 900	$ 340	$ 348
Pre-paid Insurance	25	25	-	25	25
Other Receivable	-	-	320,000	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	425	366	320,900	366	374
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	70,192	50,380	-	16,202	29,700
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 70,617	$ 50,746	$ 320,900	$ 16,568	$ 30,074

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -
Accounts Payable	-	3	3	3	3
Income Taxes Payable	-	-	12,421	-	-
Insurance Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	400	-	-	400
Total Liabilities	-	402	12,423	3	403
Members' Equity
Membership Contributions	70,936	50,900	250,742	16,722	58,546
Capital Contribution	3,447	4,421	11,429	3,158	4,417
Distribution to RSE Collection or its affiliates	(344)	(180)	(242)	(180)	(152)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,421)	(4,798)	46,548	(3,136)	(33,141)
Members' Equity / (Deficit)	70,617	50,343	308,477	16,565	29,671
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 70,617	$ 50,746	$ 320,900	$ 16,568	$ 30,074

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #01TIGER	Series #ICECLIMB	Series #09COBB	Series #96JORDAN2	Series #JUNGLEBOX	Series #59FLASH
Assets
Current Assets
Cash and Cash Equivalents	$ 366	$ 400	$ 367	$ 216	$ 418	$ 367
Pre-paid Insurance	25	25	25	25	25	25
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	391	425	393	242	444	393
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	15,682	70,000	27,681	48,648	30,130	58,033
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 16,074	$ 70,425	$ 28,074	$ 48,890	$ 30,574	$ 58,425

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -	$ -
Accounts Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	500	-	-
Total Liabilities	3	3	3	503	3	2
Members' Equity
Membership Contributions	16,200	70,642	28,200	49,269	30,700	58,721
Capital Contribution	3,156	4,773	3,533	4,384	3,493	2,834
Distribution to RSE Collection or its affiliates	(152)	(242)	(152)	(321)	(152)	(321)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,133)	(4,750)	(3,510)	(4,945)	(3,470)	(2,811)
Members' Equity / (Deficit)	16,071	70,423	28,071	48,387	30,571	58,423
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 16,074	$ 70,425	$ 28,074	$ 48,890	$ 30,574	$ 58,425

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #FOSSILBOX	Series #POKEBLUE	Series #98GTA	Series #PICNIC	Series #DOMINOS	Series #09CURRY
Assets
Current Assets
Cash and Cash Equivalents	$ 355	$ 422	$ 355	$ 400	$ 300	$ 216
Pre-paid Insurance	25	25	25	25	25	25
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	380	447	380	425	325	242
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	18,045	20,027	13,245	34,103	8,600	17,500
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 18,425	$ 20,474	$ 13,625	$ 34,528	$ 8,925	$ 17,742

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -	$ -
Accounts Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	400	500	545	-
Total Liabilities	3	3	403	503	548	3
Members' Equity
Membership Contributions	18,721	20,600	13,921	48,602	9,221	23,726
Capital Contribution	3,100	3,144	3,261	4,488	2,423	3,205
Distribution to RSE Collection or its affiliates	(321)	(152)	(321)	(202)	(321)	(321)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,077)	(3,121)	(3,638)	(18,862)	(2,946)	(8,872)
Members' Equity / (Deficit)	18,423	20,471	13,223	34,026	8,377	17,739
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 18,425	$ 20,474	$ 13,625	$ 34,528	$ 8,925	$ 17,742

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #09BEAUX	Series #KEROUAC	Series #62BOND	Series #71TOPPS
Assets
Current Assets
Cash and Cash Equivalents	$ 426	$ 400	$ 711	$ 500
Pre-paid Insurance	25	25	25	25
Other Receivable	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-
Total Current Assets	451	425	736	525
Other Assets
Collection Assets - Deposit	-	-	-	-
Collection Assets - Owned	29,475	85,100	76,917	50,951
Other Assets	-	-	-	-
TOTAL ASSETS	$ 29,926	$ 85,525	$ 77,653	$ 51,476

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -
Accounts Payable	-	3	3	3
Income Taxes Payable	-	-	-	-
Insurance Payable	-	-	-	-
Due to the Manager or its Affiliates	-	-	400	-
Total Liabilities	-	3	403	3
Members' Equity
Membership Contributions	30,075	85,702	77,780	61,051
Capital Contribution	2,680	2,964	2,887	4,369
Distribution to RSE Collection or its affiliates	(174)	(202)	(152)	-
Distribution to Series	-	-	-	-
Accumulated Surplus / (Deficit)	(2,655)	(2,941)	(3,264)	(13,946)
Members' Equity / (Deficit)	29,926	85,523	77,251	51,474
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 29,926	$ 85,525	$ 77,653	$ 51,476

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #DEATON	Series #98ZELDA	Series #03JORDAN2	Series #91JORDAN	Series #17DUJAC
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 494	$ 300	$ 275	$ -
Pre-paid Insurance	25	25	25	25	-
Other Receivable	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	425	520	325	300	-
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	250,000	9,063	36,306	67,506	-
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 250,425	$ 9,582	$ 36,631	$ 67,806	$ -

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -
Accounts Payable	-	3	3	3	-
Income Taxes Payable	-	-	-	-	-
Insurance Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	667	-	-	-
Total Liabilities	-	669	3	3	-
Members' Equity
Membership Contributions	252,730	20,600	36,926	68,185	-
Capital Contribution	30,319	3,143	3,649	4,695	-
Distribution to RSE Collection or its affiliates	(2,330)	-	(321)	(321)	-
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(30,293)	(14,830)	(3,626)	(4,756)	-
Members' Equity / (Deficit)	250,425	8,913	36,629	67,803	-
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 250,425	$ 9,582	$ 36,631	$ 67,806	$ -

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #FAUBOURG2	Series #MOSASAUR	Series #03LEBRON3	Series #95TOPSUN	Series #09TROUT2
Assets
Current Assets
Cash and Cash Equivalents	$ -	$ 400	$ 416	$ 468	$ 453
Pre-paid Insurance	-	25	25	25	25
Other Receivable	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	-	425	442	493	478
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	-	17,813	204,551	19,500	12,400
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ -	$ 18,238	$ 204,993	$ 19,993	$ 12,878

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -
Accounts Payable	-	3,000	3	3	3
Income Taxes Payable	-	-	-	-	-
Insurance Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	-	3,000	3	3	3
Members' Equity
Membership Contributions	-	20,543	205,051	50,600	50,600
Capital Contribution	-	6,915	8,906	3,859	3,887
Distribution to RSE Collection or its affiliates	-	(2,330)	-	(132)	(132)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	-	(9,889)	(8,967)	(34,336)	(41,479)
Members' Equity / (Deficit)	-	15,238	204,990	19,991	12,876
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ -	$ 18,238	$ 204,993	$ 19,993	$ 12,878

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #59BOND	Series #OPEECHEE	Series #ROCKETBOX	Series #94JORDAN	Series #18LUKA	Series #FANFOUR5
Assets
Current Assets
Cash and Cash Equivalents	$ 348	$ 500	$ 325	$ 307	$ 304	$ 378
Pre-paid Insurance	25	25	25	25	25	25
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	374	525	350	333	329	404
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	68,684	150,042	25,175	73,506	18,550	72,200
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 69,058	$ 150,567	$ 25,525	$ 73,838	$ 18,879	$ 72,604

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -	$ -
Accounts Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	400	400	-	500	-	-
Total Liabilities	403	403	3	503	3	3
Members' Equity
Membership Contributions	69,184	253,051	25,821	74,217	22,922	72,700
Capital Contribution	2,714	10,112	3,098	4,692	2,947	2,628
Distribution to RSE Collection or its affiliates	(152)	-	(321)	(321)	(132)	(122)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,091)	(112,998)	(3,075)	(5,253)	(6,860)	(2,605)
Members' Equity / (Deficit)	68,655	150,165	25,523	73,336	18,877	72,602
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 69,058	$ 150,567	$ 25,525	$ 73,838	$ 18,879	$ 72,604

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #11BELAIR	Series #76PAYTON	Series #85MJPROMO	Series #96KOBE	Series #99CHARZRD
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 464	$ 284	$ 295	$ -
Pre-paid Insurance	25	25	25	25	-
Other Receivable	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	425	489	309	320	-
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	18,995	53,504	22,600	17,500	-
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 19,420	$ 53,993	$ 22,910	$ 17,820	$ -

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -
Accounts Payable	-	3	3	3	-
Income Taxes Payable	-	-	-	-	-
Insurance Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	500	-	-
Total Liabilities	-	3	503	3	-
Members' Equity
Membership Contributions	19,739	54,100	23,100	67,990	-
Capital Contribution	2,257	3,931	2,956	4,221	-
Distribution to RSE Collection or its affiliates	(344)	(132)	(132)	(122)	-
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,232)	(3,908)	(3,517)	(54,272)	-
Members' Equity / (Deficit)	19,420	53,991	22,407	17,818	-
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 19,420	$ 53,993	$ 22,910	$ 17,820	$ -

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #MARADONA	Series #POKEYELOW	Series #POKELUGIA	Series #VANHALEN
Assets
Current Assets
Cash and Cash Equivalents	$ 329	$ 468	$ 468	$ 300
Pre-paid Insurance	25	25	25	25
Other Receivable	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-
Total Current Assets	354	493	493	325
Other Assets
Collection Assets - Deposit	-	-	-	-
Collection Assets - Owned	11,282	14,850	76,100	54,306
Other Assets	-	-	-	-
TOTAL ASSETS	$ 11,636	$ 15,343	$ 76,593	$ 54,631

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -
Accounts Payable	3	3	3	3
Income Taxes Payable	-	-	-	-
Insurance Payable	-	-	-	-
Due to the Manager or its Affiliates	333	-	400	500
Total Liabilities	336	3	403	503
Members' Equity
Membership Contributions	11,932	47,100	95,600	54,926
Capital Contribution	2,598	3,530	5,041	2,647
Distribution to RSE Collection or its affiliates	(321)	(132)	(132)	(321)
Distribution to Series	-	-	-	-
Accumulated Surplus / (Deficit)	(2,909)	(35,157)	(24,318)	(3,124)
Members' Equity / (Deficit)	11,301	15,341	76,191	54,129
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 11,636	$ 15,343	$ 76,593	$ 54,631

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #05MJLJ	Series #81MONTANA	Series #00MOUTON	Series #07DURANT	Series #56AARON	Series #85LEMIEUX
Assets
Current Assets
Cash and Cash Equivalents	$ -	$ 378	$ 426	$ 303	$ 377	$ 319
Pre-paid Insurance	-	25	25	25	25	25
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	-	404	451	328	403	344
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	-	63,100	23,449	20,250	41,099	46,800
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ -	$ 63,504	$ 23,900	$ 20,578	$ 41,502	$ 47,144

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -	$ -
Accounts Payable	-	3	-	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	-	3	-	3	3	3
Members' Equity
Membership Contributions	-	63,600	24,049	114,953	41,599	78,717
Capital Contribution	-	4,126	1,980	6,762	3,146	4,204
Distribution to RSE Collection or its affiliates	-	(122)	(174)	(197)	(123)	(181)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	-	(4,104)	(1,955)	(100,941)	(3,123)	(35,599)
Members' Equity / (Deficit)	-	63,501	23,900	20,575	41,500	47,141
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ -	$ 63,504	$ 23,900	$ 20,578	$ 41,502	$ 47,144

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #87JORDAN	Series #AC23	Series #APPLE1	Series #GWLOTTO	Series #GYMBOX	Series #HUCKFINN
Assets
Current Assets
Cash and Cash Equivalents	$ 300	$ 420	$ 300	$ 377	$ 386	$ 478
Pre-paid Insurance	25	25	25	25	25	25
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	325	446	325	403	412	504
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	26,000	24,000	742,908	26,209	15,157	11,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 26,325	$ 24,446	$ 743,233	$ 26,611	$ 15,569	$ 11,504

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -	$ -
Accounts Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	600	-	-	-	-
Total Liabilities	3	603	3	3	3	3
Members' Equity
Membership Contributions	45,812	24,600	745,208	26,709	15,657	18,700
Capital Contribution	3,241	2,180	21,347	2,071	2,379	2,029
Distribution to RSE Collection or its affiliates	(265)	(180)	(2,000)	(123)	(114)	(122)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(22,465)	(2,757)	(21,325)	(2,048)	(2,356)	(9,106)
Members' Equity / (Deficit)	26,323	23,843	743,230	26,609	15,566	11,501
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 26,325	$ 24,446	$ 743,233	$ 26,611	$ 15,569	$ 11,504

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #NEOBOX	Series #NEWTON	Series #NICKLAUS1	Series #POKEMON2	Series #POKERED	Series #RIVIERA
Assets
Current Assets
Cash and Cash Equivalents	$ -	$ 400	$ 478	$ 486	$ 477	$ 386
Pre-paid Insurance	-	25	25	25	25	25
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	-	425	504	512	503	412
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	-	255,100	34,499	237,500	34,500	22,812
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ -	$ 255,525	$ 35,003	$ 238,012	$ 35,003	$ 23,224

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -	$ -
Accounts Payable	-	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	500	-	-	-	-
Total Liabilities	-	503	3	3	3	3
Members' Equity
Membership Contributions	-	255,821	35,099	375,600	35,100	23,312
Capital Contribution	-	3,282	2,960	13,238	3,245	2,303
Distribution to RSE Collection or its affiliates	-	(321)	(122)	(114)	(123)	(114)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	-	(3,759)	(2,938)	(150,715)	(3,222)	(2,280)
Members' Equity / (Deficit)	-	255,023	35,000	238,009	35,000	23,221
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ -	$ 255,525	$ 35,003	$ 238,012	$ 35,003	$ 23,224

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #SMB3	Series #WALDEN	Series #WZRDOFOZ	Series #60ALI	Series #TORNEK	Series #DIMAGGIO3
Assets
Current Assets
Cash and Cash Equivalents	$ 477	$ 486	$ 468	$ 452	$ 600	$ 486
Pre-paid Insurance	25	25	25	25	25	25
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	503	512	493	477	625	512
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	16,000	17,100	80,100	70,500	153,000	415,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 16,503	$ 17,612	$ 80,593	$ 70,977	$ 153,625	$ 415,512

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -	$ -
Accounts Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	545
Total Liabilities	3	3	3	3	3	548
Members' Equity
Membership Contributions	22,100	17,700	80,700	210,873	153,600	415,600
Capital Contribution	2,819	2,024	2,404	7,813	6,132	14,994
Distribution to RSE Collection or its affiliates	(123)	(114)	(132)	(123)	-	(114)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(8,296)	(2,001)	(2,381)	(147,590)	(6,109)	(15,517)
Members' Equity / (Deficit)	16,500	17,609	80,591	70,974	153,623	414,964
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 16,503	$ 17,612	$ 80,593	$ 70,977	$ 153,625	$ 415,512

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #POKEMON3	Series #58PELE3	Series #09CURRY2	Series #85ERVING	Series #80ALI	Series #BATMAN2
Assets
Current Assets
Cash and Cash Equivalents	$ -	$ 378	$ 300	$ 300	$ 377	$ 420
Pre-paid Insurance	-	25	25	25	25	25
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	-	404	325	325	403	446
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	-	180,778	294,000	37,499	60,299	76,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ -	$ 181,181	$ 294,325	$ 37,825	$ 60,702	$ 76,446

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -	$ -
Accounts Payable	-	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	667	333	-	-	500
Total Liabilities	-	669	336	3	3	503
Members' Equity
Membership Contributions	-	181,278	453,655	38,006	60,799	76,600
Capital Contribution	-	7,240	15,272	2,848	3,799	2,506
Distribution to RSE Collection or its affiliates	-	(122)	(205)	(206)	(123)	(180)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	-	(7,884)	(174,732)	(2,826)	(3,776)	(2,983)
Members' Equity / (Deficit)	-	180,512	293,990	37,822	60,700	75,943
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ -	$ 181,181	$ 294,325	$ 37,825	$ 60,702	$ 76,446

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #FLASH123	Series #85GPK	Series #HGWELLS
Assets
Current Assets
Cash and Cash Equivalents	$ 420	$ 312	$ 486
Pre-paid Insurance	25	25	25
Other Receivable	-	-	-
Due From the Manager or its Affiliates	-	-	-
Total Current Assets	446	337	512
Other Assets
Collection Assets - Deposit	-	-	-
Collection Assets - Owned	19,800	7,000	40,100
Other Assets	-	-	-
TOTAL ASSETS	$ 20,246	$ 7,337	$ 40,612

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -
Accounts Payable	3	3	3
Income Taxes Payable	-	-	-
Insurance Payable	-	-	-
Due to the Manager or its Affiliates	-	-	-
Total Liabilities	3	3	3
Members' Equity
Membership Contributions	25,600	11,380	40,700
Capital Contribution	2,018	5,273	2,053
Distribution to RSE Collection or its affiliates	(180)	(201)	(114)
Distribution to Series	-	-	-
Accumulated Surplus / (Deficit)	(7,195)	(9,117)	(2,030)
Members' Equity / (Deficit)	20,243	7,335	40,609
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 20,246	$ 7,337	$ 40,612

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #66ORR	Series #CONGRESS	Series #GRIFFEYJR	Series #01HALO	Series #87ZELDA	Series #EINSTEIN2
Assets
Current Assets
Cash and Cash Equivalents	$ 456	$ 400	$ 419	$ 415	$ 357	$ 420
Pre-paid Insurance	25	25	25	25	25	25
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	482	425	444	440	383	446
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	42,306	98,300	10,200	6,750	100,063	70,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 42,787	$ 98,725	$ 10,644	$ 7,190	$ 100,446	$ 70,446

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -	$ -
Accounts Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	667	-
Total Liabilities	3	3	3	3	669	3
Members' Equity
Membership Contributions	43,083	99,021	15,546	14,350	100,600	70,600
Capital Contribution	4,473	2,378	2,745	2,330	5,583	2,198
Distribution to RSE Collection or its affiliates	(321)	(321)	(181)	(123)	(180)	(180)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(4,451)	(2,355)	(7,468)	(9,370)	(6,227)	(2,176)
Members' Equity / (Deficit)	42,785	98,723	10,641	7,187	99,776	70,443
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 42,787	$ 98,725	$ 10,644	$ 7,190	$ 100,446	$ 70,446

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #SANTANA	Series #01TIGER2	Series #86JORDAN2	Series #TOPPSTRIO	Series #81BIRD	Series #97KOBE
Assets
Current Assets
Cash and Cash Equivalents	$ 446	$ 318	$ 549	$ 300	$ 346	$ 410
Pre-paid Insurance	25	25	25	25	25	25
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	472	344	574	325	372	435
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	57,500	6,783	60,000	26,211	29,470	58,056
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 57,972	$ 7,127	$ 60,574	$ 26,536	$ 29,841	$ 58,491

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -	$ -
Accounts Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	500	-	-	400	-	-
Total Liabilities	503	3	3	403	3	3
Members' Equity
Membership Contributions	58,100	15,901	74,352	29,200	29,200	58,613
Capital Contribution	2,194	2,384	3,798	9,373	3,747	3,355
Distribution to RSE Collection or its affiliates	(154)	(201)	(147)	(265)	(154)	(147)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,671)	(10,960)	(17,431)	(12,173)	(2,954)	(3,332)
Members' Equity / (Deficit)	57,469	7,124	60,572	26,134	29,839	58,489
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 57,972	$ 7,127	$ 60,574	$ 26,536	$ 29,841	$ 58,491

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #XMEN94	Series #09RBLEROY	Series #04MESSI2	Series #THEROCK	Series #XLXMEN1	Series #03LEBRON5
Assets
Current Assets
Cash and Cash Equivalents	$ 359	$ 400	$ 400	$ 396	$ 359	$ 477
Pre-paid Insurance	25	25	25	25	25	25
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	384	425	425	421	384	503
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	57,649	96,285	27,500	5,009	34,500	24,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 58,033	$ 96,710	$ 27,925	$ 5,430	$ 34,884	$ 24,503

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -	$ -
Accounts Payable	3	-	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	863	-	-	-	1,045	-
Total Liabilities	866	-	3	3	1,048	3
Members' Equity
Membership Contributions	58,155	97,029	32,581	11,380	57,600	74,190
Capital Contribution	2,224	2,755	3,035	6,518	2,081	4,609
Distribution to RSE Collection or its affiliates	(147)	(344)	(201)	(201)	(147)	(123)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,064)	(2,730)	(7,492)	(12,269)	(25,697)	(54,176)
Members' Equity / (Deficit)	57,168	96,710	27,923	5,428	33,836	24,500
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 58,033	$ 96,710	$ 27,925	$ 5,430	$ 34,884	$ 24,503

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #METEORITE	Series #SLASH	Series #00BRADY2	Series #89TMNT	Series #NESWWF	Series #PUNK9670
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 600	$ 660	$ 305	$ 373	$ 596
Pre-paid Insurance	25	25	25	25	25	-
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	425	625	685	331	398	596
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	272,500	50,000	97,500	5,100	15,027	62,103
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 272,925	$ 50,625	$ 98,185	$ 5,431	$ 15,425	$ 62,700

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -	$ -
Accounts Payable	3,000	-	3	3	3	-
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	400	500	-	-
Total Liabilities	3,000	-	403	503	3	-
Members' Equity
Membership Contributions	275,230	50,600	314,153	20,647	15,685	62,700
Capital Contribution	6,745	1,976	9,665	2,406	2,189	3,256
Distribution to RSE Collection or its affiliates	(2,330)	-	(154)	(247)	(285)	(2,017)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(9,719)	(1,951)	(225,882)	(17,878)	(2,166)	(1,240)
Members' Equity / (Deficit)	269,925	50,625	97,783	4,928	15,423	62,700
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 272,925	$ 50,625	$ 98,185	$ 5,431	$ 15,425	$ 62,700

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #18ALLEN	Series #CASTLEII	Series #BAYC601	Series #60MANTLE	Series #PUNK8103
Assets
Current Assets
Cash and Cash Equivalents	$ 431	$ 373	$ -	$ 486	$ 600
Pre-paid Insurance	25	25	-	25	-
Other Receivable	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	457	398	-	512	600
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	32,522	8,100	90,442	800,000	174,000
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 32,978	$ 8,498	$ 90,442	$ 800,512	$ 174,600

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -
Accounts Payable	3	3	-	3	-
Income Taxes Payable	-	-	-	-	-
Insurance Payable	-	-	-	-	-
Due to the Manager or its Affiliates	400	667	-	-	-
Total Liabilities	403	669	-	3	-
Members' Equity
Membership Contributions	33,100	15,685	144,426	800,600	500,600
Capital Contribution	2,739	2,182	19,808	25,458	4,578
Distribution to RSE Collection or its affiliates	(147)	(285)	(3,366)	(114)	(3,373)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,116)	(9,753)	(70,426)	(25,435)	(327,205)
Members' Equity / (Deficit)	32,576	7,829	90,443	800,509	174,600
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 32,978	$ 8,498	$ 90,442	$ 800,512	$ 174,600

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #GHOST1	Series #BROSGRIMM	Series #KIRBY	Series #03RONALDO
Assets
Current Assets
Cash and Cash Equivalents	$ 380	$ 500	$ 373	$ -
Pre-paid Insurance	25	25	25	-
Other Receivable	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-
Total Current Assets	406	525	398	-
Other Assets
Collection Assets - Deposit	-	-	-	-
Collection Assets - Owned	11,657	112,833	50,027	-
Other Assets	-	-	-	-
TOTAL ASSETS	$ 12,063	$ 113,358	$ 50,425	$ -

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -
Accounts Payable	3	3	3	-
Income Taxes Payable	-	-	-	-
Insurance Payable	-	-	-	-
Due to the Manager or its Affiliates	-	1,000	-	-
Total Liabilities	3	1,003	3	-
Members' Equity
Membership Contributions	12,161	113,333	50,685	-
Capital Contribution	1,829	2,352	2,967	-
Distribution to RSE Collection or its affiliates	(124)	-	(285)	-
Distribution to Series	-	-	-	-
Accumulated Surplus / (Deficit)	(1,806)	(3,329)	(2,945)	-
Members' Equity / (Deficit)	12,060	112,356	50,423	-
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 12,063	$ 113,358	$ 50,425	$ -

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #MARX	Series #09HARDEN	Series #MEEB15511	Series #90BATMAN	Series #93JETER	Series #SIMPSONS1
Assets
Current Assets
Cash and Cash Equivalents	$ 486	$ 353	$ 500	$ 373	$ 427	$ 373
Pre-paid Insurance	25	25	-	25	25	25
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	512	378	500	398	453	398
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	54,066	3,000	8,635	10,000	10,200	10,800
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 54,578	$ 3,378	$ 9,135	$ 10,398	$ 10,653	$ 11,198

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -	$ -
Accounts Payable	3	3	-	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	3	3	-	3	3	3
Members' Equity
Membership Contributions	105,700	23,756	68,282	50,685	15,340	15,685
Capital Contribution	2,254	2,358	4,460	2,957	3,095	2,116
Distribution to RSE Collection or its affiliates	(114)	(147)	(3,269)	(285)	(123)	(285)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(53,265)	(22,591)	(60,338)	(42,961)	(7,662)	(6,321)
Members' Equity / (Deficit)	54,576	3,376	9,135	10,396	10,650	11,196
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 54,578	$ 3,378	$ 9,135	$ 10,398	$ 10,653	$ 11,198

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #SPIDER129	Series #NESDK3	Series #BAYC7359	Series #CURIO10	Series #WILDTHING	Series #1776
Assets
Current Assets
Cash and Cash Equivalents	$ 356	$ 314	$ -	$ 500	$ 400	$ 400
Pre-paid Insurance	25	25	-	-	25	25
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	382	339	-	500	425	425
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	31,200	100,086	-	11,110	10,400	1,451,500
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 31,582	$ 100,425	$ -	$ 11,610	$ 10,825	$ 1,451,925

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -	$ -
Accounts Payable	3	3	-	-	3	3
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	500
Total Liabilities	3	3	-	-	3	503
Members' Equity
Membership Contributions	36,646	100,685	-	67,819	15,747	1,457,055
Capital Contribution	1,891	4,952	-	4,060	1,823	9,893
Distribution to RSE Collection or its affiliates	(124)	(285)	-	(2,882)	(247)	(5,155)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(6,834)	(4,929)	-	(57,388)	(6,500)	(10,371)
Members' Equity / (Deficit)	31,579	100,423	-	11,610	10,823	1,451,423
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 31,582	$ 100,425	$-	$ 11,610	$ 10,825	$ 1,451,925

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #98JORDAN2	Series #MACALLAN1	Series #BAYC9159	Series #FANTASY7	Series #SURFER4
Assets
Current Assets
Cash and Cash Equivalents	$ 776	$ 60	$ -	$ 352	$ 300
Pre-paid Insurance	25	25	-	25	25
Other Receivable	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	801	86	-	377	325
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	288,908	11,914	91,891	15,500	42,000
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 289,710	$ 12,000	$ 91,891	$ 15,877	$ 42,325

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -
Accounts Payable	3	-	-	3	3
Income Taxes Payable	-	-	-	-	-
Insurance Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	667	-
Total Liabilities	3	-	-	669	3
Members' Equity
Membership Contributions	289,798	12,514	189,100	35,632	67,800
Capital Contribution	10,033	1,653	26,701	3,436	1,952
Distribution to RSE Collection or its affiliates	(114)	-	(2,722)	(232)	(292)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(10,011)	(2,167)	(121,188)	(23,628)	(27,137)
Members' Equity / (Deficit)	289,707	12,000	91,891	15,208	42,323
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 289,710	$ 12,000	$ 91,891	$ 15,877	$ 42,325

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #OHTANI2	Series #WILT100	Series #PENGUIN	Series #KARUIZAWA	Series #KOMBAT	Series #APPLELISA
Assets
Current Assets
Cash and Cash Equivalents	$ -	$ 400	$ 300	$ 60	$ 300	$ 300
Pre-paid Insurance	-	25	25	25	25	25
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	-	425	325	86	325	325
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	-	100,000	52,289	52,000	25,000	96,049
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ -	$ 100,425	$ 52,614	$ 52,086	$ 25,325	$ 96,374

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -	$ -
Accounts Payable	-	3	3	-	3	3
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	600	-	400	-
Total Liabilities	-	3	603	-	403	3
Members' Equity
Membership Contributions	-	100,638	52,881	58,468	80,158	96,587
Capital Contribution	-	4,142	1,901	2,160	3,527	3,277
Distribution to RSE Collection or its affiliates	-	(238)	(292)	-	(292)	(238)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	-	(4,119)	(2,478)	(8,543)	(58,470)	(3,254)
Members' Equity / (Deficit)	-	100,423	52,012	52,086	24,923	96,372
TOTAL LIABILITIES AND MEMBERS' EQUITY	$-	$ 100,425	$ 52,614	$ 52,086	$ 25,325	$ 96,374

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #98MANNING	Series #GIJOE	Series #BEATLES1	Series #SQUIG5847	Series #PACQUIAO	Series #83JOBS
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 338	$ 253	$ 500	$ 400	$ 500
Pre-paid Insurance	25	25	25	-	25	25
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	425	363	278	500	425	525
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	7,500	37,726	20,906	37,715	4,200	67,566
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 7,925	$ 38,089	$ 21,184	$ 38,215	$ 4,625	$ 68,092

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -	$ -
Accounts Payable	3	3	3	-	3	3
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	500	-	-	545
Total Liabilities	3	3	503	-	3	548
Members' Equity
Membership Contributions	19,638	38,295	21,439	56,740	14,782	68,066
Capital Contribution	2,150	2,559	2,248	2,341	2,027	4,762
Distribution to RSE Collection or its affiliates	(238)	(232)	(233)	(1,198)	(232)	-
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(13,627)	(2,536)	(2,772)	(19,668)	(11,954)	(5,285)
Members' Equity / (Deficit)	7,923	38,086	20,681	38,215	4,623	67,544
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 7,925	$ 38,089	$ 21,184	$ 38,215	$ 4,625	$ 68,092

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #BATMAN181	Series #POPEYE	Series #PUNK5883	Series #HAMILTON1	Series #OBIWAN
Assets
Current Assets
Cash and Cash Equivalents	$ 350	$ 323	$ 600	$ 400	$ 324
Pre-paid Insurance	25	25	-	25	25
Other Receivable	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	375	349	600	425	349
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	41,051	90,077	90,643	25,000	6,000
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 41,426	$ 90,425	$ 91,243	$ 25,425	$ 6,349

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -
Accounts Payable	3	3	-	3	3
Income Taxes Payable	-	-	-	-	-
Insurance Payable	-	-	-	-	-
Due to the Manager or its Affiliates	500	-	-	400	400
Total Liabilities	503	3	-	403	403
Members' Equity
Membership Contributions	41,639	90,632	560,600	29,432	10,631
Capital Contribution	1,815	3,736	4,416	2,544	1,914
Distribution to RSE Collection or its affiliates	(238)	(232)	(3,286)	(232)	(232)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,293)	(3,713)	(470,487)	(6,721)	(6,366)
Members' Equity / (Deficit)	40,924	90,423	91,243	25,023	5,947
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 41,426	$ 90,425	$ 91,243	$ 25,425	$ 6,349

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #SMB2	Series #GIANNIS2	Series #86BONDS	Series #MOBYDICK	Series #03SERENA
Assets
Current Assets
Cash and Cash Equivalents	$ 266	$ 2,130	$ 365	$ 400	$ 400
Pre-paid Insurance	25	25	25	25	25
Other Receivable	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	291	2,155	390	425	425
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	280,134	360,670	6,535	60,100	40,375
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 280,425	$ 362,825	$ 6,925	$ 60,525	$ 40,800

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -
Accounts Payable	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-
Insurance Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	400	-	-
Total Liabilities	3	3	403	3	3
Members' Equity
Membership Contributions	280,632	362,953	7,101	60,738	75,632
Capital Contribution	9,018	9,075	1,806	1,882	3,293
Distribution to RSE Collection or its affiliates	(232)	(154)	(201)	(238)	(232)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(8,995)	(9,052)	(2,183)	(1,859)	(37,895)
Members' Equity / (Deficit)	280,423	362,822	6,523	60,523	40,798
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 280,425	$ 362,825	$ 6,925	$ 60,525	$ 40,800

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #BAYC4612	Series #18OSAKA	Series #05RODGERS	Series #IROBOT	Series #LEICAGOLD	Series #FORTNITE
Assets
Current Assets
Cash and Cash Equivalents	$ -	$ 300	$ 476	$ 369	$ 72	$ 300
Pre-paid Insurance	-	25	25	25	25	25
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	-	325	502	394	97	325
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	95,207	5,200	50,000	5,131	28,051	10,800
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 95,207	$ 5,525	$ 50,502	$ 5,525	$ 28,148	$ 11,125

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -	$ -
Accounts Payable	-	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	1,000	400	-
Total Liabilities	-	3	3	1,003	403	3
Members' Equity
Membership Contributions	660,600	10,647	50,600	5,732	28,356	13,876
Capital Contribution	20,244	1,856	2,654	1,675	2,973	2,151
Distribution to RSE Collection or its affiliates	(3,806)	(247)	(124)	(232)	(233)	(233)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(581,830)	(6,733)	(2,631)	(2,652)	(3,350)	(4,671)
Members' Equity / (Deficit)	95,207	5,523	50,499	4,523	27,745	11,123
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 95,207	$ 5,525	$ 50,502	$ 5,525	$ 28,148	$ 11,125

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #IOMMI	Series #MARIO64	Series #GWTW	Series #NEWWORLD	Series #JAWA	Series #GWLETTER
Assets
Current Assets
Cash and Cash Equivalents	$ 600	$ 346	$ 380	$ 369	$ 338	$ 400
Pre-paid Insurance	25	25	25	25	25	25
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	625	372	405	394	363	425
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	50,000	102,143	21,323	6,500	18,000	135,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 50,625	$ 102,515	$ 21,728	$ 6,894	$ 18,363	$ 135,425

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -	$ -
Accounts Payable	-	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	500	-	-	-
Total Liabilities	-	3	503	3	3	3
Members' Equity
Membership Contributions	50,600	102,723	21,850	11,357	25,695	135,632
Capital Contribution	1,756	3,911	1,688	1,661	2,154	2,047
Distribution to RSE Collection or its affiliates	-	(233)	(147)	(232)	(232)	(232)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,731)	(3,888)	(2,165)	(5,895)	(9,257)	(2,024)
Members' Equity / (Deficit)	50,625	102,512	21,226	6,891	18,360	135,423
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 50,625	$ 102,515	$ 21,728	$ 6,894	$ 18,363	$ 135,425

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #MARIOKART	Series #96KOBE2	Series #SHOWCASE4	Series #BAYC8827	Series #BRADBURY
Assets
Current Assets
Cash and Cash Equivalents	$ 300	$ 346	$ 703	$ -	$ 369
Pre-paid Insurance	25	25	25	-	25
Other Receivable	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	325	372	728	-	394
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	27,500	168,000	67,036	139,643	13,881
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 27,825	$ 168,372	$ 67,764	$ 139,643	$ 14,275

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -
Accounts Payable	3	3	3	-	3
Income Taxes Payable	-	-	-	9	-
Insurance Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	3	3	3	9	3
Members' Equity
Membership Contributions	66,724	221,063	68,051	770,600	14,482
Capital Contribution	3,212	12,304	1,833	17,207	1,655
Distribution to RSE Collection or its affiliates	(281)	(154)	(313)	(2,753)	(232)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(41,833)	(64,844)	(1,810)	(645,420)	(1,632)
Members' Equity / (Deficit)	27,823	168,369	67,761	139,634	14,273
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 27,825	$ 168,372	$ 67,764	$ 139,643	$ 14,275

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #MACALLAN2	Series #BEATLES2	Series #92TIGER	Series #DOOD6921	Series #HIRST1	Series #GRIFFEY2
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 300	$ 374	$ 600	$ 500	$ 322
Pre-paid Insurance	25	25	25	-	25	25
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	425	325	400	600	525	348
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	28,600	18,125	64,026	10,159	14,798	9,600
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 29,025	$ 18,450	$ 64,425	$ 10,759	$ 15,323	$ 9,948

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -	$ -
Accounts Payable	-	3	3	-	3	3
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	477	-
Total Liabilities	-	3	3	-	479	3
Members' Equity
Membership Contributions	29,200	22,767	64,757	39,600	17,980	14,302
Capital Contribution	2,132	2,042	2,787	1,083	3,017	1,893
Distribution to RSE Collection or its affiliates	(540)	(357)	(357)	(10)	(1,467)	(201)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,767)	(6,004)	(2,764)	(29,914)	(4,686)	(6,049)
Members' Equity / (Deficit)	29,025	18,448	64,423	10,759	14,844	9,945
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 29,025	$ 18,450	$ 64,425	$ 10,759	$ 15,323	$ 9,948

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #SKYWALKER	Series #85GPK2	Series #19HAALAND	Series #MEGALODON	Series #KELLER	Series #GODFATHER
Assets
Current Assets
Cash and Cash Equivalents	$ 300	$ 300	$ 381	$ 400	$ 300	$ 400
Pre-paid Insurance	25	25	25	25	25	25
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	325	325	407	425	325	425
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	14,388	22,839	16,250	450,000	11,560	10,600
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 14,713	$ 23,164	$ 16,657	$ 450,425	$ 11,885	$ 11,025

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -	$ -
Accounts Payable	3	3	3	3,000	3	3
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	400	-	-	-	500	333
Total Liabilities	403	3	3	3,000	503	336
Members' Equity
Membership Contributions	14,969	23,496	37,357	453,570	12,092	11,424
Capital Contribution	1,876	2,017	2,236	7,461	1,622	1,806
Distribution to RSE Collection or its affiliates	(281)	(357)	(424)	(3,170)	(232)	(424)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,253)	(1,994)	(22,515)	(10,436)	(2,099)	(2,116)
Members' Equity / (Deficit)	14,311	23,161	16,654	447,425	11,383	10,690
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 14,713	$ 23,164	$ 16,657	$ 450,425	$ 11,885	$ 11,025

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #MAYC5750	Series #SUPREMEPB	Series #MJTICKET	Series #COOLCAT	Series #BLASTOISE	Series #MACALLAN3
Assets
Current Assets
Cash and Cash Equivalents	$ -	$ 300	$ 351	$ 515	$ 376	$ 400
Pre-paid Insurance	-	25	25	25	25	25
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	-	325	376	540	402	425
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	19,174	54,995	29,012	18,085	216,412	18,794
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 19,174	$ 55,320	$ 29,389	$ 18,625	$ 216,813	$ 19,219

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -	$ -	$ -
Accounts Payable	-	3	3	3	3	-
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	545	-	-	-	-
Total Liabilities	-	548	3	3	3	-
Members' Equity
Membership Contributions	57,126	55,652	140,757	18,600	216,912	19,795
Capital Contribution	6,334	2,364	3,794	1,504	4,867	2,593
Distribution to RSE Collection or its affiliates	(3,632)	(357)	(357)	-	(124)	(1,446)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(40,654)	(2,887)	(114,808)	(1,481)	(4,845)	(1,723)
Members' Equity / (Deficit)	19,174	54,772	29,386	18,623	216,811	19,219
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 19,174	$ 55,320	$ 29,389	$ 18,625	$ 216,813	$ 19,219

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2025

	Series #SUPERMAN6	Series #MOONPASS	Series #90FANTASY	Consolidated
Assets
Current Assets
Cash and Cash Equivalents	$ 308	$ 369	$ 402	$ 235,364
Pre-paid Insurance	25	48	25	8,511
Other Receivable	-	-	-	320,000
Due From the Manager or its Affiliates	-	-	-	415
Total Current Assets	333	417	427	564,291
Other Assets
Collection Assets - Deposit	-	-	-	-
Collection Assets - Owned	20,442	4,531	3,600	23,814,548
Other Assets	-	-	-	-
TOTAL ASSETS	$ 20,775	$ 4,948	$ 4,027	$ 24,378,839

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities	$ -	$ -	$ -	$ -
Accounts Payable	3	3	3	43,201
Income Taxes Payable	-	-	-	19,941
Insurance Payable	-	-	-	-
Due to the Manager or its Affiliates	600	400	667	150,636
Total Liabilities	603	403	669	213,778
Members' Equity
Membership Contributions	21,230	5,547	12,600	29,782,875
Capital Contribution	1,550	1,494	1,603	4,717,753
Distribution to RSE Collection or its affiliates	(480)	(647)	(198)	(38,950)
Distribution to Series	-	-	-	-
Accumulated Surplus / (Deficit)	(2,127)	(1,848)	(10,646)	(10,296,618)
Members' Equity / (Deficit)	20,173	4,546	3,358	24,165,060
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 20,775	$ 4,948	$ 4,027	$ 24,378,839

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #69BM1	Series #55PS1
Assets
Current Assets
Cash and Cash Equivalents	$ 3,718	$ 2,214
Pre-paid Insurance	-	-
Other Receivable	-	-
Due From the Manager or its Affiliates	-	-
Total Current Assets	3,718	2,214
Other Assets
Collection Assets - Deposit	-	-
Collection Assets - Owned	106,266	408,386
Other Assets	-	-
TOTAL ASSETS	$ 109,984	$ 410,600

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 750	$ 1,617
Income Taxes Payable	-	-
Insurance Payable	3	2
Due to the Manager or its Affiliates	-	-
Total Liabilities	753	1,619
Members' Equity
Membership Contributions	111,236	422,131
Capital Contribution	19,982	51,842
Distribution to RSE Collection or its affiliates	(821)	(14,889)
Distribution to Series	-	-
Accumulated Surplus / (Deficit)	(21,166)	(50,104)
Members' Equity / (Deficit)	109,231	408,981
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 109,984	$ 410,600

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #90FM1	Series #83FB1	Series #98DV1	Series #93XJ1
Assets
Current Assets
Cash and Cash Equivalents	$ 485	$ 2,485	$ 2,500	$ 1,200
Pre-paid Insurance	-	-	-	-
Other Receivable	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-
Total Current Assets	485	2,485	2,500	1,200
Other Assets
Collection Assets - Deposit	-	-	-	-
Collection Assets - Owned	14,786	332,806	122,544	488,586
Other Assets	-	-	-	-
TOTAL ASSETS	$ 15,271	$ 335,291	$ 125,044	$ 489,786

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 750	$ 750	$ 750	$ 750
Income Taxes Payable	-	-	-	-
Insurance Payable	3	3	3	3
Due to the Manager or its Affiliates	-	-	-	-
Total Liabilities	753	753	753	753
Members' Equity
Membership Contributions	15,446	335,691	125,757	487,801
Capital Contribution	16,681	23,645	17,388	27,520
Distribution to RSE Collection or its affiliates	(175)	(400)	(713)	(5,103)
Distribution to Series	-	-	-	-
Accumulated Surplus / (Deficit)	(17,434)	(24,398)	(18,141)	(21,184)
Members' Equity / (Deficit)	14,518	334,538	124,291	489,033
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 15,271	$ 335,291	$ 125,044	$ 489,786

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #91MV1	Series #92LD1	Series #94DV1	Series #72MC1	Series #11BM1
Assets
Current Assets
Cash and Cash Equivalents	$ 984	$ 173	$ 1,984	$ 4,989	$ 2,000
Pre-paid Insurance	-	-	-	-	-
Other Receivable	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	984	173	1,984	4,989	2,000
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	35,437	158,042	52,787	99,000	79,786
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 36,421	$ 158,215	$ 54,771	$ 103,989	$ 81,786

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 750	$ 450	$ 750	$ 1,917	$ 750
Income Taxes Payable	-	-	-	-	-
Insurance Payable	3	3	3	3	3
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	753	453	753	1,920	753
Members' Equity
Membership Contributions	36,621	160,430	54,771	120,551	82,286
Capital Contribution	15,896	16,536	16,069	20,574	15,428
Distribution to RSE Collection or its affiliates	(200)	-	-	-	(500)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(16,649)	(19,204)	(16,822)	(39,055)	(16,181)
Members' Equity / (Deficit)	35,668	157,762	54,018	102,070	81,033
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 36,421	$ 158,215	$ 54,771	$ 103,989	$ 81,786

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #63CC1	Series #76PT1	Series #75RA1	Series #65AG1
Assets
Current Assets
Cash and Cash Equivalents	$ 1,999	$ 1,999	$ 2,649	$ 3,700
Pre-paid Insurance	-	-	-	-
Other Receivable	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-
Total Current Assets	1,999	1,999	2,649	3,700
Other Assets
Collection Assets - Deposit	-	-	-	-
Collection Assets - Owned	120,286	182,802	75,903	170,286
Other Assets	-	-	-	-
TOTAL ASSETS	$ 122,285	$ 184,801	$ 78,552	$ 173,986

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 750	$ 750	$ 750	$ 1,917
Income Taxes Payable	-	-	-	-
Insurance Payable	3	3	3	3
Due to the Manager or its Affiliates	-	-	-	-
Total Liabilities	753	753	753	1,920
Members' Equity
Membership Contributions	122,586	185,301	79,052	173,986
Capital Contribution	15,782	16,163	16,165	16,616
Distribution to RSE Collection or its affiliates	(300)	(500)	(500)	-
Distribution to Series	-	-	-	-
Accumulated Surplus / (Deficit)	(16,536)	(16,915)	(16,917)	(18,536)
Members' Equity / (Deficit)	121,532	184,048	77,799	172,066
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 122,285	$ 184,801	$ 78,552	$ 173,986

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #90MM1	Series #61JE1	Series #65FM1
Assets
Current Assets
Cash and Cash Equivalents	$ 1,799	$ 2,898	$ 2,300
Pre-paid Insurance	-	-	-
Other Receivable	-	-	-
Due From the Manager or its Affiliates	-	-	-
Total Current Assets	1,799	2,898	2,300
Other Assets
Collection Assets - Deposit	-	-	-
Collection Assets - Owned	23,187	235,388	75,997
Other Assets	-	-	-
TOTAL ASSETS	$ 24,986	$ 238,286	$ 78,297

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 750	$ 750	$ 750
Income Taxes Payable	-	-	-
Insurance Payable	3	3	3
Due to the Manager or its Affiliates	-	-	-
Total Liabilities	753	753	753
Members' Equity
Membership Contributions	24,986	238,636	79,297
Capital Contribution	12,557	15,909	14,544
Distribution to RSE Collection or its affiliates	-	(350)	(1,000)
Distribution to Series	-	-	-
Accumulated Surplus / (Deficit)	(13,310)	(16,662)	(15,297)
Members' Equity / (Deficit)	24,233	237,533	77,544
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 24,986	$ 238,286	$ 78,297

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #99SS1	Series #94FS1	Series #61MG1	Series #92CC1
Assets
Current Assets
Cash and Cash Equivalents	$ 3,064	$ 2,962	$ 4,197	$ 2,412
Pre-paid Insurance	-	-	-	-
Other Receivable	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-
Total Current Assets	3,064	2,962	4,197	2,412
Other Assets
Collection Assets - Deposit	-	-	-	-
Collection Assets - Owned	129,227	138,482	325,590	46,188
Other Assets	-	-	-	-
TOTAL ASSETS	$ 132,291	$ 141,444	$ 329,787	$ 48,600

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 750	$ 750	$ 750	$ 750
Income Taxes Payable	-	-	-	-
Insurance Payable	3	3	3	3
Due to the Manager or its Affiliates	-	-	-	-
Total Liabilities	753	753	753	753
Members' Equity
Membership Contributions	133,279	141,794	330,287	48,600
Capital Contribution	13,779	13,092	24,620	12,303
Distribution to RSE Collection or its affiliates	(988)	(350)	(500)	-
Distribution to Series	-	-	-	-
Accumulated Surplus / (Deficit)	(14,532)	(13,845)	(25,373)	(13,056)
Members' Equity / (Deficit)	131,538	140,691	329,034	47,847
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 132,291	$ 141,444	$ 329,787	$ 48,600

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #88LL1	Series #MEEB11275	Series #82TAYLOR	Series #HOLMES	Series #HULK180
Assets
Current Assets
Cash and Cash Equivalents	$ 5,204	$ 500	$ 400	$ 400	$ 300
Pre-paid Insurance	-	-	11	11	11
Other Receivable	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	5,204	500	411	411	311
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	277,811	3,363	7,500	16,750	24,500
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 283,015	$ 3,863	$ 7,911	$ 17,161	$ 24,811

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 750	$ -	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-
Insurance Payable	3	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	753	-	5	5	5
Members' Equity
Membership Contributions	283,775	141,061	10,832	20,792	36,738
Capital Contribution	17,401	1,814	1,433	1,285	1,334
Distribution to RSE Collection or its affiliates	(475)	(952)	(232)	(292)	(292)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(18,439)	(138,059)	(4,127)	(4,630)	(12,975)
Members' Equity / (Deficit)	282,262	3,863	7,906	17,156	24,806
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 283,015	$ 3,863	$ 7,911	$ 17,161	$ 24,811

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #05JAYZ	Series #JUSTINIAN	Series #67ICEBOWL	Series #DKCOUNTRY	Series #FALCON	Series #MARIOWRLD
Assets
Current Assets
Cash and Cash Equivalents	$ 300	$ 243	$ 354	$ 300	$ 308	$ 377
Pre-paid Insurance	11	11	11	11	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	311	254	365	311	319	388
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	6,475	15,000	7,546	13,566	26,000	125,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 6,786	$ 15,254	$ 7,911	$ 13,877	$ 26,319	$ 125,388

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	363	-	-	400	-
Total Liabilities	5	369	5	5	405	5
Members' Equity
Membership Contributions	16,356	15,600	8,138	14,158	43,580	144,848
Capital Contribution	1,803	1,550	1,429	1,491	2,098	3,988
Distribution to RSE Collection or its affiliates	(238)	-	(238)	(292)	(281)	(281)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(11,140)	(2,265)	(1,423)	(1,485)	(19,484)	(23,173)
Members' Equity / (Deficit)	6,781	14,885	7,906	13,871	25,913	125,383
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 6,786	$ 15,254	$ 7,911	$ 13,877	$ 26,319	$ 125,388

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #82AV1	Series #SUPERBWL1	Series #MEEB7985	Series #BONDWATCH	Series #95FF1	Series #MAYC857
Assets
Current Assets
Cash and Cash Equivalents	$ 3,400	$ 365	$ 500	$ 300	$ 4,532	$ -
Pre-paid Insurance	-	11	-	-	-	-
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	3,400	376	500	300	4,532	-
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	286,364	19,535	8,635	74,668	108,488	19,216
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 289,764	$ 19,911	$ 9,135	$ 74,968	$ 113,021	$ 19,216
LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 750	$ 5	$ -	$ 5	$ 750	$ -
Income Taxes Payable	-	-	-	-	-	20
Insurance Payable	3	-	-	3	3	-
Due to the Manager or its Affiliates	-	400	-	400	-	-
Total Liabilities	753	405	-	408	753	20
Members' Equity
Membership Contributions	289,764	20,181	34,546	75,280	114,038	49,067
Capital Contribution	9,201	1,830	1,976	2,147	7,098	3,729
Distribution to RSE Collection or its affiliates	-	(281)	(1,165)	(313)	(550)	(2,346)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(9,954)	(2,224)	(26,221)	(2,555)	(8,318)	(31,253)
Members' Equity / (Deficit)	289,011	19,506	9,135	74,559	112,268	19,196
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 289,764	$ 19,911	$ 9,135	$ 74,968	$ 113,021	$ 19,216

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #PUNK2981	Series #WOW2221	Series #NIKON1	Series #LOTF	Series #DOOD6778	Series #BAKC7820
Assets
Current Assets
Cash and Cash Equivalents	$ 600	$ -	$ 300	$ 400	$ 501	$ 557
Pre-paid Insurance	-	-	11	11	-	-
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	415	-	-	-	-
Total Current Assets	600	415	311	411	501	557
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	95,252	6,726	23,920	11,100	6,647	9,731
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 95,852	$ 7,141	$ 24,231	$ 11,511	$ 7,148	$ 10,288
LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ -	$ -	$ 5	$ 5	$ -	$ -
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	-	-	5	5	-	-
Members' Equity
Membership Contributions	290,600	26,027	24,500	11,792	28,860	29,343
Capital Contribution	797	2,086	1,570	1,152	2,091	6,341
Distribution to RSE Collection or its affiliates	(3)	(1,252)	(281)	(292)	(1,302)	(1,434)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(195,542)	(19,719)	(1,564)	(1,147)	(22,501)	(23,962)
Members' Equity / (Deficit)	95,852	7,141	24,225	11,506	7,148	10,288
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 95,852	$ 7,141	$ 24,231	$ 11,511	$ 7,148	$ 10,288

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #NBAJAM	Series #SANDBOX1	Series #WOW6586	Series #AZUKI6704	Series #58PELE4	Series #OBAMABALL
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 500	$ -	$ 500	$ 320	$ 320
Pre-paid Insurance	11	-	-	-	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	411	500	-	500	331	331
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	8,930	21,000	12,140	30,452	42,082	77,700
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 9,341	$ 21,500	$ 12,140	$ 30,952	$ 42,413	$ 78,031

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ -	$ -	$ -	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	333	-
Total Liabilities	5	-	-	-	339	5
Members' Equity
Membership Contributions	42,692	101,987	50,269	30,952	42,600	99,600
Capital Contribution	2,344	3,388	1,709	762	1,431	2,990
Distribution to RSE Collection or its affiliates	(292)	(2,626)	(1,222)	-	(198)	(198)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(35,409)	(81,249)	(38,617)	(762)	(1,758)	(24,366)
Members' Equity / (Deficit)	9,336	21,500	12,140	30,952	42,074	78,026
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 9,341	$ 21,500	$ 12,140	$ 30,952	$ 42,413	$ 78,031

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #BART	Series #HOMER	Series #SI1	Series #GOLD1	Series #VERSTAPP1	Series #96TIGER
Assets
Current Assets
Cash and Cash Equivalents	$ 320	$ 320	$ 402	$ 381	$ 402	$ 326
Pre-paid Insurance	11	11	11	11	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	331	331	413	392	413	337
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	13,769	17,482	7,700	13,769	29,402	26,840
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 14,100	$ 17,813	$ 8,113	$ 14,161	$ 29,814	$ 27,177

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	5	5	5	5	5	5
Members' Equity
Membership Contributions	18,000	18,000	8,300	14,574	30,002	49,637
Capital Contribution	1,490	1,490	1,139	1,269	1,688	1,977
Distribution to RSE Collection or its affiliates	(198)	(198)	(198)	(424)	(198)	(124)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(5,197)	(1,484)	(1,133)	(1,264)	(1,683)	(24,319)
Members' Equity / (Deficit)	14,095	17,807	8,107	14,156	29,809	27,172
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 14,100	$ 17,813	$ 8,113	$ 14,161	$ 29,814	$ 27,177

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #88ZELDA	Series #STARWARS3	Series #YEEZY	Series #MAYC9114	Series #VFRNDS1	Series #MBIRD2754
Assets
Current Assets
Cash and Cash Equivalents	$ 402	$ 402	$ -	$ -	$ 66	$ 500
Pre-paid Insurance	11	11	11	-	11	-
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	413	413	11	-	77	500
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	54,000	22,800	33,614	40,873	250,000	7,877
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 54,413	$ 23,213	$ 33,625	$ 40,873	$ 250,077	$ 8,377

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ -	$ 5	$ -
Income Taxes Payable	-	-	-	135	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	667	400	-	-	-	-
Total Liabilities	672	405	5	135	5	-
Members' Equity
Membership Contributions	54,600	23,400	32,824	84,902	250,545	58,900
Capital Contribution	1,953	1,446	2,835	13,616	1,471	15,517
Distribution to RSE Collection or its affiliates	(198)	(198)	(424)	(1,483)	-	-
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,614)	(1,840)	(1,616)	(56,296)	(1,945)	(66,040)
Members' Equity / (Deficit)	53,741	22,807	33,620	40,739	250,071	8,377
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 54,413	$ 23,213	$ 33,625	$ 40,873	$ 250,077	$ 8,377

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #VEEFRND1	Series #TREASURE	Series #KENNERSET	Series #LEDZEPP1	Series #VEEVIPER
Assets
Current Assets
Cash and Cash Equivalents	$ 500	$ 300	$ 323	$ 402	$ 400
Pre-paid Insurance	-	11	11	11	11
Other Receivable	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	500	311	334	413	411
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	7,504	18,998	6,625	42,000	70,000
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 8,004	$ 19,309	$ 6,959	$ 42,413	$ 70,411

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ -	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-
Insurance Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	-	5	5	5	5
Members' Equity
Membership Contributions	32,764	19,531	10,851	42,600	70,909
Capital Contribution	10,462	1,109	1,219	1,712	1,291
Distribution to RSE Collection or its affiliates	(2,892)	(232)	(198)	(198)	(509)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(32,331)	(1,104)	(4,918)	(1,707)	(1,285)
Members' Equity / (Deficit)	8,004	19,304	6,953	42,407	70,406
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 8,004	$ 19,309	$ 6,959	$ 42,413	$ 70,411

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #BEEPLE1	Series #WARHOL1	Series #GAMEBOY	Series #CROESUS	Series #SACHS1	Series #32RUTH
Assets
Current Assets
Cash and Cash Equivalents	$ 500	$ 2,800	$ 400	$ 429	$ 500	$ 327
Pre-paid Insurance	-	11	11	-	-	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	500	2,811	411	429	500	338
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	23,139	124,950	6,750	57,729	3,547	85,074
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 23,639	$ 127,761	$ 7,161	$ 58,157	$ 4,047	$ 85,413

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ -	$ 5	$ 5	$ 5	$ -	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	3	3	-
Due to the Manager or its Affiliates	-	-	500	204	545	400
Total Liabilities	-	5	505	212	548	405
Members' Equity
Membership Contributions	66,810	163,666	20,909	58,505	20,785	85,600
Capital Contribution	12,598	1,463	1,571	1,812	6,929	2,406
Distribution to RSE Collection or its affiliates	(2,981)	(747)	(509)	(477)	(1,602)	(198)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(52,788)	(36,626)	(15,315)	(1,895)	(22,613)	(2,800)
Members' Equity / (Deficit)	23,639	127,756	6,656	57,945	3,499	85,007
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 23,639	$ 127,761	$ 7,161	$ 58,157	$ 4,047	$ 85,413

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #ELON1	Series #105.ETH	Series #R2D2	Series #VADER	Series #WARHOL2	Series #JEKYLL
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 500	$ 300	$ 334	$ 2,178	$ 400
Pre-paid Insurance	11	-	11	11	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	411	500	311	345	2,189	411
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	6,000	39,873	7,806	6,066	62,263	16,498
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 6,411	$ 40,373	$ 8,117	$ 6,411	$ 64,452	$ 16,909

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ -	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	400	400	1,500	-
Total Liabilities	5	-	405	405	1,505	5
Members' Equity
Membership Contributions	6,718	39,100	8,344	6,638	62,941	17,131
Capital Contribution	1,215	4,319	1,101	1,074	1,375	1,047
Distribution to RSE Collection or its affiliates	(318)	(2,359)	(238)	(238)	-	(232)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,210)	(697)	(1,495)	(1,468)	(1,370)	(1,042)
Members' Equity / (Deficit)	6,406	40,373	7,711	6,006	62,946	16,904
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 6,411	$ 40,373	$ 8,117	$ 6,411	$ 64,452	$ 16,909

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #BUFFETT1	Series #DRACULA10	Series #PAPPY1	Series #1857COIN	Series #ANDYPELE
Assets
Current Assets
Cash and Cash Equivalents	$ 367	$ 308	$ 771	$ 400	$ 235
Pre-paid Insurance	11	11	-	-	-
Other Receivable	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	379	319	771	400	235
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	13,033	33,600	11,856	22,900	24,165
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 13,411	$ 33,919	$ 12,627	$ 23,300	$ 24,400

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ -	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-
Insurance Payable	-	-	3	3	3
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	5	5	3	8	8
Members' Equity
Membership Contributions	13,999	35,880	13,360	23,663	24,877
Capital Contribution	1,011	1,142	1,633	1,310	862
Distribution to RSE Collection or its affiliates	(599)	(480)	(1,300)	(363)	(477)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,006)	(2,628)	(1,069)	(1,318)	(870)
Members' Equity / (Deficit)	13,406	33,914	12,624	23,292	24,392
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 13,411	$ 33,919	$ 12,627	$ 23,300	$ 24,400

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #BOBAFETT	Series #ELVIS	Series #GBOYCOLOR	Series #JETFIRE	Series #POPEBALL	Series #RABBIT
Assets
Current Assets
Cash and Cash Equivalents	$ 355	$ 320	$ 331	$ 300	$ 300	$ 300
Pre-paid Insurance	11	11	11	11	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	366	331	342	311	311	311
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	23,005	34,882	3,250	6,561	17,387	40,248
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 23,371	$ 35,213	$ 3,592	$ 6,872	$ 17,698	$ 40,559

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	500	-	75	-	1,000
Total Liabilities	5	505	5	80	5	1,005
Members' Equity
Membership Contributions	23,723	35,400	5,738	7,179	18,164	40,781
Capital Contribution	1,257	1,718	1,028	1,037	1,223	1,037
Distribution to RSE Collection or its affiliates	(363)	(198)	(238)	(318)	(477)	(232)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,252)	(2,213)	(2,942)	(1,107)	(1,217)	(2,031)
Members' Equity / (Deficit)	23,365	34,707	3,587	6,792	17,693	39,554
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 23,371	$ 35,213	$ 3,592	$ 6,872	$ 17,698	$ 40,559

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #GRATEFUL1	Series #BOBAPROTO	Series #ARSHAM1	Series #SCARFACE
Assets
Current Assets
Cash and Cash Equivalents	$ 362	$ 332	$ -	$ 330
Pre-paid Insurance	11	11	-	11
Other Receivable	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-
Total Current Assets	373	343	-	341
Other Assets
Collection Assets - Deposit	-	-	-	-
Collection Assets - Owned	110,038	138,867	120,560	17,571
Other Assets	-	-	-	-
TOTAL ASSETS	$ 110,411	$ 139,210	$ 120,560	$ 17,911

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 750	$ 5
Income Taxes Payable	-	-	-	-
Insurance Payable	-	-	3	-
Due to the Manager or its Affiliates	-	49	-	-
Total Liabilities	5	54	753	5
Members' Equity
Membership Contributions	110,900	139,817	121,160	18,383
Capital Contribution	2,417	2,709	6,924	501
Distribution to RSE Collection or its affiliates	(500)	(667)	-	(483)
Distribution to Series	-	-	-	-
Accumulated Surplus / (Deficit)	(2,411)	(2,704)	(8,277)	(495)
Members' Equity / (Deficit)	110,406	139,156	119,807	17,906
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 110,411	$ 139,210	$ 120,560	$ 17,911

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #ARSHAM2	Series #LEBRON	Series #94VTTT	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI
Assets
Current Assets
Cash and Cash Equivalents	$ 2,850	$ 400	$ 14,850	$ 1,450	$ 1,600	$ 300
Pre-paid Insurance	-	-	-	11	11	-
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	2,850	400	14,850	1,461	1,611	300
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	300,850	450,000	567,500	125,000	52,500	16,800
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 303,700	$ 450,400	$ 582,350	$ 126,461	$ 54,111	$ 17,100

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 750	$ -	$ -	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	3	-	1	-	-	3
Due to the Manager or its Affiliates	-	-	-	-	500	545
Total Liabilities	753	-	1	5	505	554
Members' Equity
Membership Contributions	303,700	453,700	582,350	126,600	54,100	17,100
Capital Contribution	1,246	117	71	9,374	5,902	3,906
Distribution to RSE Collection or its affiliates	-	(3,300)	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,999)	(117)	(72)	(9,518)	(6,396)	(4,460)
Members' Equity / (Deficit)	302,947	450,400	582,349	126,456	53,606	16,546
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 303,700	$ 450,400	$ 582,350	$ 126,461	$ 54,111	$ 17,100

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #TWOCITIES	Series #FROST	Series #BIRKINBLU	Series #SMURF
Assets
Current Assets
Cash and Cash Equivalents	$ 1,495	$ 1,695	$ 1,250	$ 1,250
Pre-paid Insurance	11	11	11	-
Other Receivable	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-
Total Current Assets	1,506	1,706	1,261	1,250
Other Assets
Collection Assets - Deposit	-	-	-	-
Collection Assets - Owned	12,100	10,100	55,500	29,500
Other Assets	-	-	-	-
TOTAL ASSETS	$ 13,606	$ 11,806	$ 56,761	$ 30,750

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-
Insurance Payable	-	-	-	3
Due to the Manager or its Affiliates	-	-	-	-
Total Liabilities	5	5	5	8
Members' Equity
Membership Contributions	13,800	12,000	56,750	30,750
Capital Contribution	3,620	3,593	6,045	4,562
Distribution to RSE Collection or its affiliates	(205)	(205)	-	-
Distribution to Series	-	-	-	-
Accumulated Surplus / (Deficit)	(3,614)	(3,587)	(6,039)	(4,571)
Members' Equity / (Deficit)	13,601	11,801	56,756	30,742
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 13,606	$ 11,806	$ 56,761	$ 30,750

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #EINSTEIN	Series #HONUS	Series #75ALI	Series #BIRKINBOR
Assets
Current Assets
Cash and Cash Equivalents	$ 1,750	$ 5,300	$ 938	$ 1,203
Pre-paid Insurance	11	11	11	11
Other Receivable	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-
Total Current Assets	1,761	5,311	949	1,214
Other Assets
Collection Assets - Deposit	-	-	-	-
Collection Assets - Owned	11,100	500,028	44,065	50,000
Other Assets	-	-	-	-
TOTAL ASSETS	$ 12,861	$ 505,339	$ 45,014	$ 51,214

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 175	$ 5	$ 5
Income Taxes Payable	-	-	-	-
Insurance Payable	-	-	-	-
Due to the Manager or its Affiliates	-	-	1,000	-
Total Liabilities	5	175	1,005	5
Members' Equity
Membership Contributions	13,000	505,328	45,040	51,250
Capital Contribution	3,599	26,772	5,514	5,831
Distribution to RSE Collection or its affiliates	(150)	-	-	(47)
Distribution to Series	-	-	-	-
Accumulated Surplus / (Deficit)	(3,593)	(26,937)	(6,545)	(5,825)
Members' Equity / (Deficit)	12,856	505,164	44,008	51,208
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 12,861	$ 505,339	$ 45,014	$ 51,214

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #SPIDER1	Series #BATMAN3	Series #ULYSSES	Series #ROOSEVELT	Series #56MANTLE	Series #AGHOWL
Assets
Current Assets
Cash and Cash Equivalents	$ 1,003	$ 1,003	$ 1,950	$ 400	$ 1,050	$ 1,703
Pre-paid Insurance	11	11	11	11	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	1,014	1,014	1,961	411	1,061	1,714
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	20,000	75,000	17,920	17,200	9,000	15,600
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 21,014	$ 76,014	$ 19,881	$ 17,611	$ 10,061	$ 17,314

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	400	500	-	-	-	-
Total Liabilities	405	505	5	5	5	5
Members' Equity
Membership Contributions	21,050	76,050	24,050	17,797	9,400	17,500
Capital Contribution	3,352	4,161	3,305	3,266	4,286	3,250
Distribution to RSE Collection or its affiliates	(47)	(47)	-	(197)	-	(197)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,747)	(4,656)	(7,480)	(3,260)	(3,630)	(3,245)
Members' Equity / (Deficit)	20,608	75,508	19,876	17,606	10,056	17,308
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 21,014	$ 76,014	$ 19,881	$ 17,611	$ 10,061	$ 17,314

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #18ZION	Series #SNOOPY	Series #APOLLO11	Series #YOKO	Series #HIMALAYA
Assets
Current Assets
Cash and Cash Equivalents	$ 605	$ 800	$ 1,050	$ 1,750	$ 1,203
Pre-paid Insurance	11	-	11	11	11
Other Receivable	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	616	800	1,061	1,761	1,214
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	3,750	24,000	30,000	12,600	130,000
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 4,366	$ 24,800	$ 31,061	$ 14,361	$ 131,214

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-
Insurance Payable	-	3	-	-	-
Due to the Manager or its Affiliates	-	-	500	-	400
Total Liabilities	5	8	505	5	405
Members' Equity
Membership Contributions	14,150	24,745	31,050	14,500	131,250
Capital Contribution	3,615	3,605	4,245	3,015	9,152
Distribution to RSE Collection or its affiliates	-	-	-	(150)	(47)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(13,404)	(3,559)	(4,739)	(3,009)	(9,546)
Members' Equity / (Deficit)	4,361	24,792	30,556	14,356	130,808
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 4,366	$ 24,800	$ 31,061	$ 14,361	$ 131,214

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #55CLEMENTE	Series #LOTR	Series #CATCHER	Series #BOND1	Series #SUPER21	Series #BIRKINTAN
Assets
Current Assets
Cash and Cash Equivalents	$ 594	$ 563	$ 213	$ 463	$ 277	$ 456
Pre-paid Insurance	11	11	11	11	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	605	574	224	474	288	467
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	36,006	27,600	11,600	28,665	7,023	25,244
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 36,611	$ 28,174	$ 11,824	$ 29,139	$ 7,311	$ 25,711

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	477	-	400	-	-
Total Liabilities	5	482	5	405	5	5
Members' Equity
Membership Contributions	36,600	28,200	11,850	37,600	7,300	25,700
Capital Contribution	4,332	3,070	2,929	3,156	2,861	4,016
Distribution to RSE Collection or its affiliates	-	(37)	(37)	(37)	-	-
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(4,327)	(3,541)	(2,923)	(11,985)	(2,856)	(4,011)
Members' Equity / (Deficit)	36,606	27,692	11,819	28,734	7,306	25,706
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 36,611	$ 28,174	$ 11,824	$ 29,139	$ 7,311	$ 25,711

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #GMTBLACK1	Series #61JFK	Series #LINCOLN	Series #STARWARS1	Series #68MAYS
Assets
Current Assets
Cash and Cash Equivalents	$ 604	$ 334	$ 209	$ 269	$ 437
Pre-paid Insurance	-	11	11	11	11
Other Receivable	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	604	345	220	280	448
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	25,030	16,350	64,925	10,000	32,083
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 25,634	$ 16,695	$ 65,145	$ 10,280	$ 32,531

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-
Insurance Payable	3	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	8	5	5	5	5
Members' Equity
Membership Contributions	25,700	16,750	64,700	10,400	32,600
Capital Contribution	3,452	2,855	4,602	3,045	3,854
Distribution to RSE Collection or its affiliates	(66)	(66)	(66)	(131)	(80)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,460)	(2,849)	(4,096)	(3,040)	(3,849)
Members' Equity / (Deficit)	25,626	16,690	65,140	10,274	32,526
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 25,634	$ 16,695	$ 65,145	$ 10,280	$ 32,531

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #56TEDWILL	Series #CAPTAIN3	Series #CHURCHILL	Series #SHKSPR4	Series #03KOBE	Series #03JORDAN
Assets
Current Assets
Cash and Cash Equivalents	$ 520	$ 77	$ 220	$ 400	$ 377	$ 436
Pre-paid Insurance	11	11	11	11	11	11
Other Receivable	-	-	-	-	43,500	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	531	88	231	411	43,888	447
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	80,000	35,523	6,600	105,100	-	33,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 80,531	$ 35,611	$ 6,831	$ 105,511	$ 43,888	$ 33,447

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	50	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	5	5	5	5	55	5
Members' Equity
Membership Contributions	80,600	35,666	6,900	105,705	44,600	33,600
Capital Contribution	5,587	2,925	3,365	4,176	4,185	3,816
Distribution to RSE Collection or its affiliates	(80)	(66)	(80)	(205)	(140)	(80)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(5,582)	(2,919)	(3,359)	(4,170)	(4,813)	(3,895)
Members' Equity / (Deficit)	80,526	35,606	6,826	105,506	43,832	33,442
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 80,531	$ 35,611	$ 6,831	$ 105,511	$ 43,888	$ 33,447

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #39TEDWILL	Series #94JETER	Series #2020TOPPS	Series #05LATOUR	Series #16SCREAG	Series #14DRC
Assets
Current Assets
Cash and Cash Equivalents	$ 600	$ 460	$ 150	$ 430	$ 430	$ 430
Pre-paid Insurance	11	11	11	-	-	-
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	611	471	161	430	430	430
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	27,750	39,000	98,000	7,442	31,944	45,980
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 28,361	$ 39,471	$ 98,161	$ 7,872	$ 32,374	$ 46,410

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ -	$ -	$ -
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	3	3	3
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	5	5	5	3	3	3
Members' Equity
Membership Contributions	27,220	39,600	98,150	8,042	32,544	46,580
Capital Contribution	4,718	4,003	5,982	2,299	2,763	3,029
Distribution to RSE Collection or its affiliates	-	(140)	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,583)	(3,998)	(5,976)	(2,472)	(2,935)	(3,201)
Members' Equity / (Deficit)	28,356	39,466	98,156	7,869	32,371	46,407
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 28,361	$ 39,471	$ 98,161	$ 7,872	$ 32,374	$ 46,410

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #86RICE	Series #57MANTLE	Series #SOBLACK	Series #GATSBY	Series #93DAYTONA
Assets
Current Assets
Cash and Cash Equivalents	$ 460	$ 400	$ 520	$ 520	$ 600
Pre-paid Insurance	11	11	11	11	-
Other Receivable	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	471	411	531	531	600
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	20,000	8,000	50,253	185,100	37,000
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 20,471	$ 8,411	$ 50,785	$ 185,631	$ 37,600

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-
Insurance Payable	-	-	-	-	3
Due to the Manager or its Affiliates	-	-	500	-	-
Total Liabilities	5	5	505	5	8
Members' Equity
Membership Contributions	20,600	7,420	50,853	185,700	37,600
Capital Contribution	3,292	4,048	4,976	4,687	3,356
Distribution to RSE Collection or its affiliates	(140)	(202)	(80)	(80)	-
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,286)	(2,860)	(5,470)	(4,682)	(3,364)
Members' Equity / (Deficit)	20,466	8,406	50,279	185,626	37,592
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 20,471	$ 8,411	$ 50,785	$ 185,631	$ 37,600

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #09TROUT	Series #57STARR	Series #03KOBE2	Series #16PETRUS	Series #ALICE
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 400	$ 316	$ 430	$ 520
Pre-paid Insurance	11	11	11	-	11
Other Receivable	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	411	411	327	430	531
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	73,200	8,000	15,000	38,236	9,300
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 73,611	$ 8,411	$ 15,327	$ 38,666	$ 9,831

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ -	$ 5
Income Taxes Payable	-	-	-	-	-
Insurance Payable	-	-	-	3	-
Due to the Manager or its Affiliates	500	-	-	-	-
Total Liabilities	505	5	5	3	5
Members' Equity
Membership Contributions	221,063	7,420	21,629	38,836	9,900
Capital Contribution	14,775	3,914	3,104	2,722	2,437
Distribution to RSE Collection or its affiliates	(202)	(202)	(229)	(170)	(80)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(162,530)	(2,726)	(9,182)	(2,725)	(2,431)
Members' Equity / (Deficit)	73,106	8,406	15,322	38,663	9,826
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 73,611	$ 8,411	$ 15,327	$ 38,666	$ 9,831

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #SPIDER10	Series #62MANTLE	Series #BATMAN6	Series #79STELLA	Series #TKAM
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 460	$ 320	$ 572	$ 534
Pre-paid Insurance	11	11	11	-	11
Other Receivable	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	411	471	331	572	545
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	18,000	132,000	20,400	61,528	28,600
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 18,411	$ 132,471	$ 20,731	$ 62,100	$ 29,145

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-
Insurance Payable	-	-	-	3	-
Due to the Manager or its Affiliates	-	545	-	-	-
Total Liabilities	5	551	5	8	5
Members' Equity
Membership Contributions	18,602	132,600	23,900	62,100	29,200
Capital Contribution	2,460	7,193	2,508	4,410	2,513
Distribution to RSE Collection or its affiliates	(202)	(140)	(80)	-	(66)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,454)	(7,733)	(5,603)	(4,418)	(2,507)
Members' Equity / (Deficit)	18,406	131,920	20,726	62,092	29,140
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 18,411	$ 132,471	$ 20,731	$ 62,100	$ 29,145

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #DIMAGGIO2	Series #13BEAUX	Series #ANMLFARM	Series #00BRADY
Assets
Current Assets
Cash and Cash Equivalents	$ 321	$ 400	$ 100	$ 339
Pre-paid Insurance	-	-	11	11
Other Receivable	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-
Total Current Assets	321	400	111	350
Other Assets
Collection Assets - Deposit	-	-	-	-
Collection Assets - Owned	17,704	21,877	8,800	35,184
Other Assets	-	-	-	-
TOTAL ASSETS	$ 18,025	$ 22,277	$ 8,911	$ 35,534

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ -	$ 5	$ 5
Income Taxes Payable	-	-	-	-
Insurance Payable	3	3	-	-
Due to the Manager or its Affiliates	545	-	-	-
Total Liabilities	554	3	5	5
Members' Equity
Membership Contributions	18,254	22,621	8,966	35,752
Capital Contribution	2,487	2,313	2,377	3,433
Distribution to RSE Collection or its affiliates	(229)	(344)	(66)	(229)
Distribution to Series	-	-	-	-
Accumulated Surplus / (Deficit)	(3,041)	(2,316)	(2,371)	(3,428)
Members' Equity / (Deficit)	17,471	22,274	8,906	35,529
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 18,025	$ 22,277	$ 8,911	$ 35,534

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #85NES	Series #69KAREEM	Series #59JFK	Series #04LEBRON	Series #GOLDENEYE
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 256	$ 400	$ 316	$ 326
Pre-paid Insurance	11	11	11	11	11
Other Receivable	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	411	267	411	327	337
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	26,000	23,261	23,100	44,000	22,874
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 26,411	$ 23,527	$ 23,511	$ 44,327	$ 23,211

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-
Insurance Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	5	5	5	5	5
Members' Equity
Membership Contributions	26,859	23,829	23,702	44,629	23,442
Capital Contribution	3,159	3,000	2,393	3,702	2,987
Distribution to RSE Collection or its affiliates	(459)	(229)	(202)	(229)	(242)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,153)	(3,078)	(2,387)	(3,780)	(2,981)
Members' Equity / (Deficit)	26,406	23,522	23,506	44,322	23,206
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 26,411	$ 23,527	$ 23,511	$ 44,327	$ 23,211

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #MOONSHOE	Series #03LEBRON2	Series #GRAPES	Series #98KANGA	Series #06BRM
Assets
Current Assets
Cash and Cash Equivalents	$ 420	$ 236	$ 400	$ 420	$ 400
Pre-paid Insurance	11	11	11	11	-
Other Receivable	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	431	247	411	431	400
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	150,000	50,400	31,100	150,000	15,720
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 150,431	$ 50,647	$ 31,511	$ 150,431	$ 16,120

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5	$ -
Income Taxes Payable	-	-	-	-	-
Insurance Payable	-	-	-	-	3
Due to the Manager or its Affiliates	-	-	-	667	-
Total Liabilities	5	5	5	672	3
Members' Equity
Membership Contributions	150,600	90,728	31,702	150,600	16,464
Capital Contribution	6,622	5,162	2,402	7,282	2,137
Distribution to RSE Collection or its affiliates	(180)	(180)	(202)	(180)	(344)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(6,617)	(45,068)	(2,397)	(7,943)	(2,140)
Members' Equity / (Deficit)	150,426	50,642	31,506	149,759	16,117
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 150,431	$ 50,647	$ 31,511	$ 150,431	$ 16,120

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #DUNE	Series #86FLEER	Series #WILDGUN	Series #13GIANNIS	Series #04MESSI	Series #AVENGE57
Assets
Current Assets
Cash and Cash Equivalents	$ 460	$ 721	$ 400	$ 236	$ 805	$ 400
Pre-paid Insurance	11	11	11	11	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	471	732	411	247	816	411
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	10,600	146,400	24,000	19,727	39,600	17,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 11,071	$ 147,132	$ 24,411	$ 19,975	$ 40,416	$ 17,411

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	333	-	-	-	-	-
Total Liabilities	339	5	5	5	5	5
Members' Equity
Membership Contributions	11,200	147,447	24,629	20,228	40,647	17,602
Capital Contribution	2,954	6,823	2,972	2,753	3,555	2,214
Distribution to RSE Collection or its affiliates	(140)	(242)	(229)	(180)	(242)	(202)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,281)	(6,902)	(2,967)	(2,831)	(3,549)	(2,209)
Members' Equity / (Deficit)	10,733	147,127	24,406	19,970	40,411	17,406
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 11,071	$ 147,132	$ 24,411	$ 19,975	$ 40,416	$ 17,411

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #03TACHE	Series #99TMB2	Series #BULLSRING	Series #70AARON	Series #96CHARZRD
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 340	$ 900	$ 340	$ 348
Pre-paid Insurance	-	11	11	11	11
Other Receivable	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	400	351	911	351	359
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	70,192	50,380	249,600	16,202	29,700
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 70,592	$ 50,731	$ 250,511	$ 16,553	$ 30,059

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ -	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-
Insurance Payable	3	-	-	-	-
Due to the Manager or its Affiliates	-	400	-	-	400
Total Liabilities	3	405	5	5	405
Members' Equity
Membership Contributions	70,936	50,900	250,742	16,722	58,546
Capital Contribution	2,969	3,957	11,005	2,695	3,954
Distribution to RSE Collection or its affiliates	(344)	(180)	(242)	(180)	(152)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,972)	(4,352)	(11,000)	(2,689)	(32,695)
Members' Equity / (Deficit)	70,589	50,326	250,506	16,548	29,654
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 70,592	$ 50,731	$ 250,511	$ 16,553	$ 30,059

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #01TIGER	Series #ICECLIMB	Series #09COBB	Series #96JORDAN2	Series #JUNGLEBOX	Series #59FLASH
Assets
Current Assets
Cash and Cash Equivalents	$ 366	$ 400	$ 367	$ 216	$ 418	$ 367
Pre-paid Insurance	11	11	11	11	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	377	411	378	227	429	379
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	15,682	70,000	27,681	48,648	30,130	58,033
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 16,059	$ 70,411	$ 28,059	$ 48,875	$ 30,559	$ 58,411

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	500	-	-
Total Liabilities	5	5	5	505	5	5
Members' Equity
Membership Contributions	16,200	70,642	28,200	49,269	30,700	58,721
Capital Contribution	2,692	4,309	3,070	3,921	3,030	2,371
Distribution to RSE Collection or its affiliates	(152)	(242)	(152)	(321)	(152)	(321)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,687)	(4,304)	(3,064)	(4,499)	(3,024)	(2,365)
Members' Equity / (Deficit)	16,054	70,406	28,054	48,370	30,554	58,406
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 16,059	$ 70,411	$ 28,059	$ 48,875	$ 30,559	$ 58,411

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #FOSSILBOX	Series #POKEBLUE	Series #98GTA	Series #PICNIC	Series #DOMINOS	Series #09CURRY
Assets
Current Assets
Cash and Cash Equivalents	$ 355	$ 422	$ 355	$ 400	$ 300	$ 216
Pre-paid Insurance	11	11	11	11	-	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	366	433	366	411	300	227
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	18,045	20,027	13,245	38,523	8,600	21,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 18,411	$ 20,459	$ 13,611	$ 38,934	$ 8,900	$ 21,227

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	3	-
Due to the Manager or its Affiliates	-	-	400	500	545	-
Total Liabilities	5	5	405	505	554	5
Members' Equity
Membership Contributions	18,721	20,600	13,921	48,602	9,221	23,726
Capital Contribution	2,637	2,681	2,798	4,024	1,960	2,741
Distribution to RSE Collection or its affiliates	(321)	(152)	(321)	(202)	(321)	(321)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,631)	(2,675)	(3,192)	(13,996)	(2,513)	(4,925)
Members' Equity / (Deficit)	18,406	20,454	13,206	38,428	8,346	21,222
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 18,411	$ 20,459	$ 13,611	$ 38,934	$ 8,900	$ 21,227

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #09BEAUX	Series #KEROUAC	Series #62BOND	Series #71TOPPS
Assets
Current Assets
Cash and Cash Equivalents	$ 426	$ 400	$ 711	$ 500
Pre-paid Insurance	-	11	11	11
Other Receivable	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-
Total Current Assets	426	411	722	511
Other Assets
Collection Assets - Deposit	-	-	-	-
Collection Assets - Owned	29,475	85,100	76,917	50,951
Other Assets	-	-	-	-
TOTAL ASSETS	$ 29,901	$ 85,511	$ 77,639	$ 51,462

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ -	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-
Insurance Payable	3	-	-	-
Due to the Manager or its Affiliates	-	-	400	-
Total Liabilities	3	5	405	5
Members' Equity
Membership Contributions	30,075	85,702	77,780	61,051
Capital Contribution	2,202	2,501	2,424	3,905
Distribution to RSE Collection or its affiliates	(174)	(202)	(152)	-
Distribution to Series	-	-	-	-
Accumulated Surplus / (Deficit)	(2,205)	(2,495)	(2,818)	(13,500)
Members' Equity / (Deficit)	29,898	85,506	77,233	51,457
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 29,901	$ 85,511	$ 77,639	$ 51,462

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #DEATON	Series #98ZELDA	Series #03JORDAN2	Series #91JORDAN	Series #17DUJAC
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 494	$ 300	$ 275	$ 426
Pre-paid Insurance	11	11	11	11	-
Other Receivable	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	411	505	311	286	426
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	250,000	11,000	36,306	67,506	23,232
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 250,411	$ 11,505	$ 36,617	$ 67,792	$ 23,658

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 750	$ 5	$ 5	$ 5	$ -
Income Taxes Payable	-	-	-	-	-
Insurance Payable	-	-	-	-	3
Due to the Manager or its Affiliates	-	667	-	0	-
Total Liabilities	750	672	5	5	3
Members' Equity
Membership Contributions	252,730	20,600	36,926	68,185	23,832
Capital Contribution	29,865	2,680	3,186	4,231	1,962
Distribution to RSE Collection or its affiliates	(2,330)	-	(321)	(321)	(174)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(30,604)	(12,447)	(3,180)	(4,309)	(1,965)
Members' Equity / (Deficit)	249,661	10,833	36,611	67,786	23,655
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 250,411	$ 11,505	$ 36,617	$ 67,792	$ 23,658

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #FAUBOURG2	Series #MOSASAUR	Series #03LEBRON3	Series #95TOPSUN	Series #09TROUT2
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 400	$ 416	$ 468	$ 453
Pre-paid Insurance	11	11	11	11	11
Other Receivable	180,000	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	180,411	411	427	479	464
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	-	17,813	204,551	50,000	50,015
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 180,411	$ 18,224	$ 204,978	$ 50,479	$ 50,479

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 2,750	$ 5	$ 5	$ 5
Income Taxes Payable	4,868	-	-	-	-
Insurance Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	4,874	2,750	5	5	5
Members' Equity
Membership Contributions	150,629	20,543	205,051	50,600	50,600
Capital Contribution	6,825	6,461	8,443	3,396	3,424
Distribution to RSE Collection or its affiliates	(229)	(2,330)	-	(132)	(132)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	18,313	(9,200)	(8,521)	(3,390)	(3,418)
Members' Equity / (Deficit)	175,537	15,474	204,973	50,473	50,473
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 180,411	$ 18,224	$ 204,978	$ 50,479	$ 50,479

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #59BOND	Series #OPEECHEE	Series #ROCKETBOX	Series #94JORDAN	Series #18LUKA	Series #FANFOUR5
Assets
Current Assets
Cash and Cash Equivalents	$ 348	$ 500	$ 325	$ 307	$ 304	$ 378
Pre-paid Insurance	11	11	11	11	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	359	511	336	318	315	389
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	68,684	210,551	25,175	73,506	22,402	72,200
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 69,043	$ 211,062	$ 25,511	$ 73,824	$ 22,717	$ 72,590

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	400	400	-	500	-	-
Total Liabilities	405	405	5	505	5	5
Members' Equity
Membership Contributions	69,184	253,051	25,821	74,217	22,922	72,700
Capital Contribution	2,250	9,649	2,635	4,229	2,484	2,164
Distribution to RSE Collection or its affiliates	(152)	-	(321)	(321)	(132)	(122)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,645)	(52,043)	(2,629)	(4,807)	(2,562)	(2,159)
Members' Equity / (Deficit)	68,638	210,657	25,506	73,319	22,712	72,584
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 69,043	$ 211,062	$ 25,511	$ 73,824	$ 22,717	$ 72,590

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #11BELAIR	Series #76PAYTON	Series #85MJPROMO	Series #96KOBE	Series #99CHARZRD
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 464	$ 284	$ 295	$ 249
Pre-paid Insurance	-	11	11	11	11
Other Receivable	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	400	475	295	306	260
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	18,995	53,504	22,600	21,700	300,200
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 19,395	$ 53,979	$ 22,895	$ 22,006	$ 300,460

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ -	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-
Insurance Payable	3	-	-	-	-
Due to the Manager or its Affiliates	-	-	500	-	667
Total Liabilities	3	5	505	5	672
Members' Equity
Membership Contributions	19,739	54,100	23,100	67,990	301,050
Capital Contribution	1,780	3,467	2,493	3,757	11,023
Distribution to RSE Collection or its affiliates	(344)	(132)	(132)	(122)	(122)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,783)	(3,462)	(3,071)	(49,626)	(12,164)
Members' Equity / (Deficit)	19,392	53,973	22,390	22,000	299,788
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 19,395	$ 53,979	$ 22,895	$ 22,006	$ 300,460

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #MARADONA	Series #POKEYELOW	Series #POKELUGIA	Series #VANHALEN
Assets
Current Assets
Cash and Cash Equivalents	$ 329	$ 468	$ 468	$ 300
Pre-paid Insurance	11	11	11	11
Other Receivable	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-
Total Current Assets	340	479	479	311
Other Assets
Collection Assets - Deposit	-	-	-	-
Collection Assets - Owned	11,282	25,200	76,100	54,306
Other Assets	-	-	-	-
TOTAL ASSETS	$ 11,622	$ 25,679	$ 76,579	$ 54,617

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-
Insurance Payable	-	-	-	-
Due to the Manager or its Affiliates	333	-	400	500
Total Liabilities	339	5	405	505
Members' Equity
Membership Contributions	11,932	47,100	95,600	54,926
Capital Contribution	2,135	3,066	4,578	2,183
Distribution to RSE Collection or its affiliates	(321)	(132)	(132)	(321)
Distribution to Series	-	-	-	-
Accumulated Surplus / (Deficit)	(2,463)	(24,361)	(23,872)	(2,678)
Members' Equity / (Deficit)	11,283	25,673	76,173	54,111
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 11,622	$ 25,679	$ 76,579	$ 54,617

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #05MJLJ	Series #81MONTANA	Series #00MOUTON	Series #07DURANT	Series #56AARON	Series #85LEMIEUX
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 378	$ 426	$ 303	$ 377	$ 319
Pre-paid Insurance	11	11	-	11	11	11
Other Receivable	56,650	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	57,061	390	426	314	389	330
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	-	63,100	23,449	28,800	41,099	46,800
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 57,061	$ 63,490	$ 23,875	$ 29,114	$ 41,488	$ 47,130

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ -	$ 5	$ 5	$ 5
Income Taxes Payable	50	-	-	-	-	-
Insurance Payable	-	-	3	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	55	5	3	5	5	5
Members' Equity
Membership Contributions	72,616	63,600	24,049	114,953	41,599	78,717
Capital Contribution	3,633	3,663	1,503	6,298	2,682	3,741
Distribution to RSE Collection or its affiliates	(216)	(122)	(174)	(197)	(123)	(181)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(19,027)	(3,657)	(1,506)	(91,945)	(2,677)	(35,153)
Members' Equity / (Deficit)	57,006	63,484	23,872	29,108	41,482	47,124
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 57,061	$ 63,490	$ 23,875	$ 29,114	$ 41,488	$ 47,130

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #87JORDAN	Series #AC23	Series #APPLE1	Series #GWLOTTO	Series #GYMBOX	Series #HUCKFINN
Assets
Current Assets
Cash and Cash Equivalents	$ 300	$ 420	$ 300	$ 377	$ 386	$ 478
Pre-paid Insurance	11	11	11	11	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	311	431	311	389	397	490
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	26,000	24,000	742,908	26,209	15,157	11,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 26,311	$ 24,431	$ 743,219	$ 26,597	$ 15,554	$ 11,490

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	600	-	-	-	-
Total Liabilities	5	605	5	5	5	5
Members' Equity
Membership Contributions	45,812	24,600	745,208	26,709	15,657	18,700
Capital Contribution	2,778	1,716	20,884	1,607	1,915	1,565
Distribution to RSE Collection or its affiliates	(265)	(180)	(2,000)	(123)	(114)	(122)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(22,019)	(2,311)	(20,878)	(1,602)	(1,910)	(8,660)
Members' Equity / (Deficit)	26,306	23,826	743,213	26,592	15,549	11,484
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 26,311	$ 24,431	$ 743,219	$ 26,597	$ 15,554	$ 11,490

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #NEOBOX	Series #NEWTON	Series #NICKLAUS1	Series #POKEMON2	Series #POKERED	Series #RIVIERA
Assets
Current Assets
Cash and Cash Equivalents	$ 378	$ 400	$ 478	$ 486	$ 477	$ 386
Pre-paid Insurance	11	11	11	11	11	-
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	390	411	489	497	489	386
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	34,000	255,100	34,499	237,500	34,500	22,812
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 34,390	$ 255,511	$ 34,988	$ 237,997	$ 34,989	$ 23,199

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	3
Due to the Manager or its Affiliates	-	500	-	-	-	-
Total Liabilities	5	505	5	5	5	8
Members' Equity
Membership Contributions	40,883	255,821	35,099	375,600	35,100	23,312
Capital Contribution	2,682	2,819	2,497	12,775	2,782	1,840
Distribution to RSE Collection or its affiliates	(122)	(321)	(122)	(114)	(123)	(114)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(9,060)	(3,313)	(2,491)	(150,269)	(2,776)	(1,848)
Members' Equity / (Deficit)	34,384	255,006	34,983	237,992	34,983	23,190
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 34,390	$ 255,511	$ 34,988	$ 237,997	$ 34,989	$ 23,199

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #SMB3	Series #WALDEN	Series #WZRDOFOZ	Series #60ALI	Series #TORNEK	Series #DIMAGGIO3
Assets
Current Assets
Cash and Cash Equivalents	$ 477	$ 486	$ 468	$ 452	$ 600	$ 486
Pre-paid Insurance	11	11	11	11	-	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	489	497	479	463	600	497
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	21,500	17,100	80,100	210,299	153,000	415,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 21,989	$ 17,597	$ 80,579	$ 210,762	$ 153,600	$ 415,497

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	3	-
Due to the Manager or its Affiliates	-	-	-	-	-	545
Total Liabilities	5	5	5	5	8	551
Members' Equity
Membership Contributions	22,100	17,700	80,700	210,873	153,600	415,600
Capital Contribution	2,355	1,560	1,940	7,350	5,669	14,531
Distribution to RSE Collection or its affiliates	(123)	(114)	(132)	(123)	-	(114)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,350)	(1,555)	(1,935)	(7,344)	(5,677)	(15,071)
Members' Equity / (Deficit)	21,983	17,592	80,573	210,756	153,592	414,947
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 21,989	$ 17,597	$ 80,579	$ 210,762	$ 153,600	$ 415,497

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #POKEMON3	Series #58PELE3	Series #09CURRY2	Series #85ERVING	Series #80ALI	Series #BATMAN2
Assets
Current Assets
Cash and Cash Equivalents	$ 486	$ 378	$ 300	$ 300	$ 377	$ 420
Pre-paid Insurance	11	11	11	11	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	497	389	311	311	389	431
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	552,000	180,778	294,000	37,499	60,299	76,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 552,497	$ 181,167	$ 294,311	$ 37,810	$ 60,688	$ 76,431

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	667	667	333	-	-	500
Total Liabilities	672	672	339	5	5	505
Members' Equity
Membership Contributions	552,600	181,278	453,655	38,006	60,799	76,600
Capital Contribution	13,020	6,777	14,809	2,385	3,336	2,043
Distribution to RSE Collection or its affiliates	(114)	(122)	(205)	(206)	(123)	(180)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(13,681)	(7,438)	(174,286)	(2,380)	(3,330)	(2,537)
Members' Equity / (Deficit)	551,825	180,495	293,972	37,805	60,682	75,926
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 552,497	$ 181,167	$ 294,311	$ 37,810	$ 60,688	$ 76,431

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #FLASH123	Series #85GPK	Series #HGWELLS
Assets
Current Assets
Cash and Cash Equivalents	$ 420	$ 312	$ 486
Pre-paid Insurance	11	11	11
Other Receivable	-	-	-
Due From the Manager or its Affiliates	-	-	-
Total Current Assets	431	323	497
Other Assets
Collection Assets - Deposit	-	-	-
Collection Assets - Owned	19,800	11,000	40,100
Other Assets	-	-	-
TOTAL ASSETS	$ 20,231	$ 11,323	$ 40,597

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-
Insurance Payable	-	-	-
Due to the Manager or its Affiliates	-	-	-
Total Liabilities	5	5	5
Members' Equity
Membership Contributions	25,600	11,380	40,700
Capital Contribution	1,555	4,809	1,590
Distribution to RSE Collection or its affiliates	(180)	(201)	(114)
Distribution to Series	-	-	-
Accumulated Surplus / (Deficit)	(6,749)	(4,671)	(1,584)
Members' Equity / (Deficit)	20,226	11,317	40,592
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 20,231	$ 11,323	$ 40,597

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #66ORR	Series #CONGRESS	Series #GRIFFEYJR	Series #01HALO	Series #87ZELDA	Series #EINSTEIN2
Assets
Current Assets
Cash and Cash Equivalents	$ 456	$ 400	$ 419	$ 415	$ 357	$ 420
Pre-paid Insurance	11	11	11	11	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	467	411	430	426	368	431
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	42,306	98,300	10,200	6,750	100,063	70,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 42,773	$ 98,711	$ 10,630	$ 7,176	$ 100,431	$ 70,431

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	667	-
Total Liabilities	5	5	5	5	672	5
Members' Equity
Membership Contributions	43,083	99,021	15,546	14,350	100,600	70,600
Capital Contribution	4,010	1,915	2,282	1,866	5,120	1,735
Distribution to RSE Collection or its affiliates	(321)	(321)	(181)	(123)	(180)	(180)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(4,004)	(1,909)	(7,022)	(8,924)	(5,781)	(1,729)
Members' Equity / (Deficit)	42,768	98,706	10,624	7,170	99,759	70,426
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 42,773	$ 98,711	$ 10,630	$ 7,176	$ 100,431	$ 70,431

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #SANTANA	Series #01TIGER2	Series #86JORDAN2	Series #TOPPSTRIO	Series #81BIRD	Series #97KOBE
Assets
Current Assets
Cash and Cash Equivalents	$ 446	$ 318	$ 549	$ 300	$ 346	$ 410
Pre-paid Insurance	11	11	11	11	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	457	329	560	311	357	421
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	57,500	6,783	60,000	26,211	29,470	58,056
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 57,957	$ 7,112	$ 60,560	$ 26,522	$ 29,827	$ 58,477

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	500	-	-	400	-	-
Total Liabilities	505	5	5	405	5	5
Members' Equity
Membership Contributions	58,100	15,901	74,352	29,200	29,200	58,613
Capital Contribution	1,730	1,920	3,335	8,909	3,283	2,892
Distribution to RSE Collection or its affiliates	(154)	(201)	(147)	(265)	(154)	(147)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,225)	(10,514)	(16,985)	(11,727)	(2,508)	(2,886)
Members' Equity / (Deficit)	57,452	7,107	60,554	26,117	29,822	58,471
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 57,957	$ 7,112	$ 60,560	$ 26,522	$ 29,827	$ 58,477

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #XMEN94	Series #09RBLEROY	Series #04MESSI2	Series #THEROCK	Series #XLXMEN1	Series #03LEBRON5
Assets
Current Assets
Cash and Cash Equivalents	$ 359	$ 400	$ 400	$ 396	$ 359	$ 477
Pre-paid Insurance	11	-	11	11	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	370	400	411	407	370	489
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	57,649	96,285	27,500	5,009	34,500	33,150
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 58,019	$ 96,685	$ 27,911	$ 5,416	$ 34,870	$ 33,639

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ -	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	3	-	-	-	-
Due to the Manager or its Affiliates	863	-	-	-	1,045	-
Total Liabilities	869	3	5	5	1,051	5
Members' Equity
Membership Contributions	58,155	97,029	32,581	11,380	57,600	74,190
Capital Contribution	1,760	2,277	2,572	6,054	1,617	4,145
Distribution to RSE Collection or its affiliates	(147)	(344)	(201)	(201)	(147)	(123)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,618)	(2,280)	(7,046)	(11,823)	(25,251)	(44,580)
Members' Equity / (Deficit)	57,150	96,682	27,906	5,411	33,819	33,633
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 58,019	$ 96,685	$ 27,911	$ 5,416	$ 34,870	$ 33,639

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #METEORITE	Series #SLASH	Series #00BRADY2	Series #89TMNT	Series #NESWWF	Series #PUNK9670
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 600	$ 660	$ 305	$ 373	$ 596
Pre-paid Insurance	11	11	11	11	11	-
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	411	611	671	316	384	596
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	272,500	50,000	113,750	6,000	15,027	62,103
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 272,911	$ 50,611	$ 114,421	$ 6,316	$ 15,411	$ 62,700

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2,750	$ -	$ 5	$ 5	$ 5	$ -
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	400	500	-	-
Total Liabilities	2,750	-	405	505	5	-
Members' Equity
Membership Contributions	275,230	50,600	314,153	20,647	15,685	62,700
Capital Contribution	6,291	1,523	9,202	1,942	1,725	2,985
Distribution to RSE Collection or its affiliates	(2,330)	-	(154)	(247)	(285)	(2,017)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(9,030)	(1,512)	(209,186)	(16,531)	(1,720)	(968)
Members' Equity / (Deficit)	270,161	50,611	114,015	5,811	15,406	62,700
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 272,911	$ 50,611	$ 114,421	$ 6,316	$ 15,411	$ 62,700

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #18ALLEN	Series #CASTLEII	Series #BAYC601	Series #60MANTLE	Series #PUNK8103
Assets
Current Assets
Cash and Cash Equivalents	$ 431	$ 373	$ -	$ 486	$ 600
Pre-paid Insurance	11	11	-	11	-
Other Receivable	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	442	384	-	497	600
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	32,522	15,027	90,670	800,000	174,000
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 32,964	$ 15,411	$ 90,670	$ 800,497	$ 174,600

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ -	$ 5	$ -
Income Taxes Payable	-	-	-	-	-
Insurance Payable	-	-	-	-	-
Due to the Manager or its Affiliates	400	667	-	-	-
Total Liabilities	405	672	-	5	-
Members' Equity
Membership Contributions	33,100	15,685	144,426	800,600	500,600
Capital Contribution	2,276	1,718	19,537	24,995	4,306
Distribution to RSE Collection or its affiliates	(147)	(285)	(3,366)	(114)	(3,373)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,670)	(2,380)	(69,927)	(24,989)	(326,934)
Members' Equity / (Deficit)	32,559	14,739	90,670	800,492	174,600
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 32,964	$ 15,411	$ 90,670	$ 800,497	$ 174,600

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #GHOST1	Series #BROSGRIMM	Series #KIRBY	Series #03RONALDO
Assets
Current Assets
Cash and Cash Equivalents	$ 380	$ 500	$ 373	$ 652
Pre-paid Insurance	11	11	11	11
Other Receivable	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-
Total Current Assets	391	511	384	663
Other Assets
Collection Assets - Deposit	-	-	-	-
Collection Assets - Owned	11,657	112,833	50,027	86,400
Other Assets	-	-	-	-
TOTAL ASSETS	$ 12,048	$ 113,344	$ 50,411	$ 87,063

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-
Insurance Payable	-	-	-	-
Due to the Manager or its Affiliates	-	1,000	-	-
Total Liabilities	5	1,005	5	5
Members' Equity
Membership Contributions	12,161	113,333	50,685	157,381
Capital Contribution	1,365	1,889	2,504	5,053
Distribution to RSE Collection or its affiliates	(124)	-	(285)	(124)
Distribution to Series	-	-	-	-
Accumulated Surplus / (Deficit)	(1,360)	(2,883)	(2,498)	(75,253)
Members' Equity / (Deficit)	12,043	112,339	50,406	87,057
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 12,048	$ 113,344	$ 50,411	$ 87,063

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #MARX	Series #09HARDEN	Series #MEEB15511	Series #90BATMAN	Series #93JETER	Series #SIMPSONS1
Assets
Current Assets
Cash and Cash Equivalents	$ 486	$ 353	$ 500	$ 373	$ 427	$ 373
Pre-paid Insurance	11	11	-	11	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	497	364	500	384	439	384
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	105,100	6,000	8,635	12,500	11,954	10,800
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 105,597	$ 6,364	$ 9,135	$ 12,884	$ 12,393	$ 11,184

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ -	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	5	5	-	5	5	5
Members' Equity
Membership Contributions	105,700	23,756	68,282	50,685	15,340	15,685
Capital Contribution	1,791	1,895	4,189	2,494	2,631	1,653
Distribution to RSE Collection or its affiliates	(114)	(147)	(3,269)	(285)	(123)	(285)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,786)	(19,145)	(60,067)	(40,015)	(5,462)	(5,875)
Members' Equity / (Deficit)	105,592	6,359	9,135	12,878	12,387	11,178
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 105,597	$ 6,364	$ 9,135	$ 12,884	$ 12,393	$ 11,184

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #SPIDER129	Series #NESDK3	Series #BAYC7359	Series #CURIO10	Series #WILDTHING	Series #1776
Assets
Current Assets
Cash and Cash Equivalents	$ 356	$ 314	$ -	$ 500	$ 400	$ 400
Pre-paid Insurance	11	11	-	-	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	367	325	-	500	411	411
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	31,200	100,086	85,521	11,110	10,400	1,451,500
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 31,567	$ 100,411	$ 85,521	$ 11,610	$ 10,811	$ 1,451,911

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ -	$ -	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	500
Total Liabilities	5	5	-	-	5	505
Members' Equity
Membership Contributions	36,646	100,685	165,902	67,819	15,747	1,457,055
Capital Contribution	1,428	4,488	17,719	3,789	1,359	9,430
Distribution to RSE Collection or its affiliates	(124)	(285)	(2,647)	(2,882)	(247)	(5,155)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(6,388)	(4,483)	(95,452)	(57,117)	(6,054)	(9,925)
Members' Equity / (Deficit)	31,562	100,406	85,521	11,610	10,806	1,451,406
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 31,567	$ 100,411	$ 85,521	$ 11,610	$ 10,811	$ 1,451,911

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #98JORDAN2	Series #MACALLAN1	Series #BAYC9159	Series #FANTASY7	Series #SURFER4
Assets
Current Assets
Cash and Cash Equivalents	$ 776	$ 60	$ -	$ 352	$ 300
Pre-paid Insurance	11	-	-	11	11
Other Receivable	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	787	60	-	363	311
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	288,908	11,914	92,033	15,500	51,600
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 289,695	$ 11,974	$ 92,033	$ 15,863	$ 51,911

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ -	$ -	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-
Insurance Payable	-	3	-	-	-
Due to the Manager or its Affiliates	-	-	-	667	-
Total Liabilities	5	3	-	672	5
Members' Equity
Membership Contributions	289,798	12,514	189,100	35,632	67,800
Capital Contribution	9,570	1,175	26,430	2,972	1,488
Distribution to RSE Collection or its affiliates	(114)	-	(2,722)	(232)	(292)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(9,565)	(1,718)	(120,774)	(23,182)	(17,091)
Members' Equity / (Deficit)	289,690	11,971	92,033	15,191	51,906
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 289,695	$ 11,974	$ 92,033	$ 15,863	$ 51,911

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #OHTANI2	Series #WILT100	Series #PENGUIN	Series #KARUIZAWA	Series #KOMBAT	Series #APPLELISA
Assets
Current Assets
Cash and Cash Equivalents	$ 376	$ 400	$ 300	$ 60	$ 300	$ 300
Pre-paid Insurance	12	11	11	-	11	11
Other Receivable	97,440	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	97,828	411	311	60	311	311
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	-	100,000	52,289	52,000	25,000	96,049
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 97,828	$ 100,411	$ 52,600	$ 52,060	$ 25,311	$ 96,360

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ -	$ 5	$ 5
Income Taxes Payable	6,232	-	-	-	-	-
Insurance Payable	-	-	-	3	-	-
Due to the Manager or its Affiliates	-	-	600	-	400	-
Total Liabilities	6,237	5	605	3	405	5
Members' Equity
Membership Contributions	65,600	100,638	52,881	58,468	80,158	96,587
Capital Contribution	2,801	3,678	1,438	1,683	3,064	2,814
Distribution to RSE Collection or its affiliates	(124)	(238)	(292)	-	(292)	(238)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	23,313	(3,673)	(2,032)	(8,093)	(58,024)	(2,808)
Members' Equity / (Deficit)	91,591	100,406	51,995	52,057	24,906	96,354
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 97,828	$ 100,411	$ 52,600	$ 52,060	$ 25,311	$ 96,360

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #98MANNING	Series #GIJOE	Series #BEATLES1	Series #SQUIG5847	Series #PACQUIAO	Series #83JOBS
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 338	$ 253	$ 500	$ 400	$ 500
Pre-paid Insurance	11	11	11	-	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	411	349	264	500	411	511
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	19,000	37,726	20,906	37,715	6,300	67,566
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 19,411	$ 38,074	$ 21,170	$ 38,215	$ 6,711	$ 68,077

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ -	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	500	-	-	545
Total Liabilities	5	5	505	-	5	551
Members' Equity
Membership Contributions	19,638	38,295	21,439	56,740	14,782	68,066
Capital Contribution	1,687	2,096	1,785	2,070	1,563	4,213
Distribution to RSE Collection or its affiliates	(238)	(232)	(233)	(1,198)	(232)	-
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,681)	(2,090)	(2,326)	(19,397)	(9,408)	(4,753)
Members' Equity / (Deficit)	19,406	38,069	20,664	38,215	6,706	67,526
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 19,411	$ 38,074	$ 21,170	$ 38,215	$ 6,711	$ 68,077

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #BATMAN181	Series #POPEYE	Series #PUNK5883	Series #HAMILTON1	Series #OBIWAN
Assets
Current Assets
Cash and Cash Equivalents	$ 350	$ 323	$ 600	$ 400	$ 324
Pre-paid Insurance	11	11	-	11	11
Other Receivable	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	361	334	600	411	335
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	41,051	90,077	90,643	25,000	7,000
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 41,412	$ 90,411	$ 91,243	$ 25,411	$ 7,335

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ -	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-
Insurance Payable	-	-	-	-	-
Due to the Manager or its Affiliates	500	-	-	400	400
Total Liabilities	505	5	-	405	405
Members' Equity
Membership Contributions	41,639	90,632	560,600	29,432	10,631
Capital Contribution	1,352	3,273	4,145	2,081	1,450
Distribution to RSE Collection or its affiliates	(238)	(232)	(3,286)	(232)	(232)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,846)	(3,267)	(470,216)	(6,275)	(4,920)
Members' Equity / (Deficit)	40,907	90,406	91,243	25,006	6,929
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 41,412	$ 90,411	$ 91,243	$ 25,411	$ 7,335

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #SMB2	Series #GIANNIS2	Series #86BONDS	Series #MOBYDICK	Series #03SERENA
Assets
Current Assets
Cash and Cash Equivalents	$ 266	$ 2,130	$ 365	$ 400	$ 400
Pre-paid Insurance	11	11	11	11	11
Other Receivable	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	277	2,141	376	411	411
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	280,134	360,670	6,535	60,100	51,000
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 280,411	$ 362,810	$ 6,911	$ 60,511	$ 51,411

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-
Insurance Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	400	-	-
Total Liabilities	5	5	405	5	5
Members' Equity
Membership Contributions	280,632	362,953	7,101	60,738	75,632
Capital Contribution	8,554	8,611	1,343	1,419	2,829
Distribution to RSE Collection or its affiliates	(232)	(154)	(201)	(238)	(232)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(8,549)	(8,606)	(1,737)	(1,413)	(26,824)
Members' Equity / (Deficit)	280,406	362,805	6,506	60,506	51,406
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 280,411	$ 362,810	$ 6,911	$ 60,511	$ 51,411

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #BAYC4612	Series #18OSAKA	Series #05RODGERS	Series #IROBOT	Series #LEICAGOLD	Series #FORTNITE
Assets
Current Assets
Cash and Cash Equivalents	$ -	$ 300	$ 476	$ 369	$ 72	$ 300
Pre-paid Insurance	-	11	11	11	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	-	311	487	380	83	311
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	95,374	10,100	50,000	5,131	28,051	13,343
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 95,374	$ 10,411	$ 50,487	$ 5,511	$ 28,134	$ 13,654

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ -	$ 5	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	1,000	400	-
Total Liabilities	-	5	5	1,005	405	5
Members' Equity
Membership Contributions	660,600	10,647	50,600	5,732	28,356	13,876
Capital Contribution	19,972	1,393	2,190	1,212	2,509	1,688
Distribution to RSE Collection or its affiliates	(3,806)	(247)	(124)	(232)	(233)	(233)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(581,392)	(1,387)	(2,185)	(2,206)	(2,904)	(1,682)
Members' Equity / (Deficit)	95,374	10,406	50,482	4,506	27,728	13,649
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 95,374	$ 10,411	$ 50,487	$ 5,511	$ 28,134	$ 13,654

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #IOMMI	Series #MARIO64	Series #GWTW	Series #NEWWORLD	Series #JAWA	Series #GWLETTER
Assets
Current Assets
Cash and Cash Equivalents	$ 600	$ 346	$ 380	$ 369	$ 338	$ 400
Pre-paid Insurance	11	11	11	11	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	611	357	391	380	349	411
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	50,000	102,143	21,323	9,221	18,000	135,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 50,611	$ 102,501	$ 21,714	$ 9,600	$ 18,349	$ 135,411

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ -	$ 5	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	500	-	-	-
Total Liabilities	-	5	505	5	5	5
Members' Equity
Membership Contributions	50,600	102,723	21,850	11,357	25,695	135,632
Capital Contribution	1,303	3,448	1,225	1,198	1,691	1,584
Distribution to RSE Collection or its affiliates	-	(233)	(147)	(232)	(232)	(232)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,292)	(3,442)	(1,719)	(2,728)	(8,811)	(1,578)
Members' Equity / (Deficit)	50,611	102,495	21,209	9,595	18,343	135,406
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 50,611	$ 102,501	$ 21,714	$ 9,600	$ 18,349	$ 135,411

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #MARIOKART	Series #96KOBE2	Series #SHOWCASE4	Series #BAYC8827	Series #BRADBURY
Assets
Current Assets
Cash and Cash Equivalents	$ 300	$ 346	$ 703	$ -	$ 369
Pre-paid Insurance	11	11	11	-	11
Other Receivable	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	311	357	714	-	380
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	33,750	168,000	67,036	139,834	13,881
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 34,061	$ 168,357	$ 67,750	$ 139,834	$ 14,261

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ -	$ 5
Income Taxes Payable	-	-	-	9	-
Insurance Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	5	5	5	9	5
Members' Equity
Membership Contributions	66,724	221,063	68,051	770,600	14,482
Capital Contribution	2,749	11,841	1,370	16,935	1,192
Distribution to RSE Collection or its affiliates	(281)	(154)	(313)	(2,753)	(232)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(35,136)	(64,398)	(1,364)	(644,958)	(1,186)
Members' Equity / (Deficit)	34,056	168,352	67,744	139,825	14,256
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 34,061	$ 168,357	$ 67,750	$ 139,834	$ 14,261

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #MACALLAN2	Series #BEATLES2	Series #92TIGER	Series #DOOD6921	Series #HIRST1	Series #GRIFFEY2
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 300	$ 374	$ 600	$ 500	$ 322
Pre-paid Insurance	-	11	11	-	-	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	400	311	385	600	500	333
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	28,600	22,110	64,026	10,159	14,798	9,600
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 29,000	$ 22,421	$ 64,411	$ 10,759	$ 15,298	$ 9,933

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ -	$ 5	$ 5	$ -	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	3	-	-	-	3	-
Due to the Manager or its Affiliates	-	-	-	-	477	-
Total Liabilities	3	5	5	-	485	5
Members' Equity
Membership Contributions	29,200	22,767	64,757	39,600	17,980	14,302
Capital Contribution	1,654	1,579	2,324	812	2,554	1,430
Distribution to RSE Collection or its affiliates	(540)	(357)	(357)	(10)	(1,467)	(201)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,317)	(1,573)	(2,318)	(29,643)	(4,254)	(5,603)
Members' Equity / (Deficit)	28,997	22,415	64,406	10,759	14,813	9,928
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 29,000	$ 22,421	$ 64,411	$ 10,759	$ 15,298	$ 9,933

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #SKYWALKER	Series #85GPK2	Series #19HAALAND	Series #MEGALODON	Series #KELLER	Series #GODFATHER
Assets
Current Assets
Cash and Cash Equivalents	$ 300	$ 300	$ 381	$ 400	$ 300	$ 400
Pre-paid Insurance	11	11	11	11	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	311	311	392	411	311	411
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	14,388	22,839	28,800	450,000	11,560	10,600
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 14,699	$ 23,150	$ 29,192	$ 450,411	$ 11,871	$ 11,011

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 2,750	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	400	-	-	-	500	333
Total Liabilities	405	5	5	2,750	505	339
Members' Equity
Membership Contributions	14,969	23,496	37,357	453,570	12,092	11,424
Capital Contribution	1,413	1,554	1,773	7,008	1,159	1,342
Distribution to RSE Collection or its affiliates	(281)	(357)	(424)	(3,170)	(232)	(424)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,807)	(1,548)	(9,519)	(9,747)	(1,653)	(1,670)
Members' Equity / (Deficit)	14,294	23,144	29,187	447,661	11,366	10,672
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 14,699	$ 23,150	$ 29,192	$ 450,411	$ 11,871	$ 11,011

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #MAYC5750	Series #SUPREMEPB	Series #MJTICKET	Series #COOLCAT	Series #BLASTOISE	Series #MACALLAN3
Assets
Current Assets
Cash and Cash Equivalents	$ -	$ 300	$ 351	$ 515	$ 376	$ 400
Pre-paid Insurance	-	11	11	11	11	-
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	-	311	362	526	387	400
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	19,280	54,995	29,012	18,085	216,412	18,794
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 19,280	$ 55,306	$ 29,374	$ 18,611	$ 216,799	$ 19,194

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ -	$ 5	$ 5	$ 5	$ 5	$ -
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	3
Due to the Manager or its Affiliates	-	545	-	-	-	-
Total Liabilities	-	551	5	5	5	3
Members' Equity
Membership Contributions	57,126	55,652	140,757	18,600	216,912	19,795
Capital Contribution	6,063	1,901	3,331	1,040	4,404	1,994
Distribution to RSE Collection or its affiliates	(3,632)	(357)	(357)	-	(124)	(1,446)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(40,277)	(2,441)	(114,362)	(1,035)	(4,398)	(1,152)
Members' Equity / (Deficit)	19,280	54,755	29,369	18,606	216,793	19,191
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 19,280	$ 55,306	$ 29,374	$ 18,611	$ 216,799	$ 19,194

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #SUPERMAN6	Series #MOONPASS	Series #90FANTASY	Consolidated
Assets
Current Assets
Cash and Cash Equivalents	$ 308	$ 369	$ 402	$ 251,413
Pre-paid Insurance	11	34	11	3,226
Other Receivable	-	-	-	377,590
Due From the Manager or its Affiliates	-	-	-	19,415
Total Current Assets	319	403	413	651,644
Other Assets
Collection Assets - Deposit	-	-	-	-
Collection Assets - Owned	20,442	4,531	5,300	26,872,300
Other Assets	-	-	-	-
TOTAL ASSETS	$ 20,761	$ 4,934	$ 5,713	$ 27,523,944

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 56,935
Income Taxes Payable	-	-	-	18,771
Insurance Payable	-	-	-	185
Due to the Manager or its Affiliates	600	400	667	152,636
Total Liabilities	605	405	672	228,527
Members' Equity
Membership Contributions	21,230	5,547	12,600	32,502,716
Capital Contribution	1,086	1,031	1,139	4,773,228
Distribution to RSE Collection or its affiliates	(480)	(647)	(198)	(19,709)
Distribution to Series	-	-	-	-
Accumulated Surplus / (Deficit)	(1,681)	(1,402)	(8,500)	(9,960,818)
Members' Equity / (Deficit)	20,156	4,529	5,041	27,295,417
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 20,761	$ 4,934	$ 5,713	$ 27,523,944

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #69BM1	Series #55PS1
Expenses, gains, losses, interest and other investing income
Storage	$ (1,800)	$ (1,800)
Transportation	-	-
Insurance	(154)	(154)
Maintenance	-	-
Bookkeeping and Accounting Fees	(271)	(271)
Marketing Expense	-	-
Banking Fees	-	-
Interest expense	-	-
Transaction Fee	-	-
Gain on Sale	-	-
Loss on Sale	-	-
Loss on Sale of Digital Assets	-	-
Loss on Impairment	-	-
Investment Income/(Loss)	-	-
Income / (Loss) Before Income Taxes	(2,225)	(2,225)
Provision for Income Taxes	-	-
Net Income / (Loss)	$ (2,225)	$ (2,225)

Basic and Diluted (Loss) per Membership Interest	$ (1.11)	$ (1.11)
Weighted Average Membership Interests	2,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #90FM1	Series #83FB1	Series #98DV1	Series #93XJ1
Expenses, gains, losses, interest and other investing income
Storage	$ (1,800)	$ (1,800)	$ (1,800)	$ (1,800)
Transportation	-	-	-	-
Insurance	(154)	(154)	(154)	(154)
Maintenance	(553)	-	(4,145)	-
Bookkeeping and Accounting Fees	(250)	(271)	(250)	(271)
Marketing Expense	-	-	-	-
Banking Fees	-	-	-	-
Interest expense	-	-	-	-
Transaction Fee	-	-	-	-
Gain on Sale	13,016	-	74,601	-
Loss on Sale	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-
Loss on Impairment	-	-	-	-
Investment Income/(Loss)	-	-	-	-
Income / (Loss) Before Income Taxes	10,261	(2,225)	68,253	(2,225)
Provision for Income Taxes	(479)	-	(10,562)	-
Net Income / (Loss)	$ 9,782	$ (2,225)	$ 57,690	$ (2,225)

Basic and Diluted (Loss) per Membership Interest	$ 4.89	$ (0.44)	$ 28.85	$ (0.44)
Weighted Average Membership Interests	2,000	5,000	2,000	5,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #91MV1	Series #92LD1	Series #94DV1	Series #72MC1	Series #11BM1
Expenses, gains, losses, interest and other investing income
Storage	$ (1,800)	$ (1,800)	$ (1,800)	$ (1,800)	$ (1,800)
Transportation	-	-	-	-	-
Insurance	(154)	(154)	(154)	(154)	(154)
Maintenance	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Interest expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	-	-	-	(25,000)	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(2,225)	(2,225)	(2,225)	(27,225)	(2,225)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (2,225)	$ (2,225)	$ (2,225)	$ (27,225)	$ (2,225)

Basic and Diluted (Loss) per Membership Interest	$ (1.11)	$ (0.74)	$ (1.11)	$ (13.61)	$ (1.11)
Weighted Average Membership Interests	2,000	3,000	2,000	2,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #63CC1	Series #76PT1	Series #75RA1	Series #65AG1
Expenses, gains, losses, interest and other investing income
Storage	$ (1,800)	$ (1,800)	$ (1,800)	$ (1,800)
Transportation	-	-	-	-
Insurance	(154)	(154)	(154)	(154)
Maintenance	-	(3,255)	-	-
Bookkeeping and Accounting Fees	(271)	(250)	(271)	(271)
Marketing Expense	-	-	-	-
Banking Fees	-	-	-	-
Interest expense	-	-	-	-
Transaction Fee	-	-	-	-
Gain on Sale	-	24,453	-	-
Loss on Sale	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-
Loss on Impairment	-	-	-	-
Investment Income/(Loss)	-	-	-	-
Income / (Loss) Before Income Taxes	(2,225)	18,995	(2,225)	(2,225)
Provision for Income Taxes	-	(475)	-	-
Net Income / (Loss)	$ (2,225)	$ 18,519	$ (2,225)	$ (2,225)

Basic and Diluted (Loss) per Membership Interest	$ (1.11)	$ 6.17	$ (0.74)	$ (1.11)
Weighted Average Membership Interests	2,000	3,000	3,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #90MM1	Series #61JE1	Series #65FM1
Expenses, gains, losses, interest and other investing income
Storage	$ (1,800)	$ (1,800)	$ (1,800)
Transportation	-	-	-
Insurance	(154)	(154)	(154)
Maintenance	(1,363)	-	-
Bookkeeping and Accounting Fees	(250)	(271)	(271)
Marketing Expense	-	-	-
Banking Fees	-	-	-
Interest expense	-	-	-
Transaction Fee	-	-	-
Gain on Sale	10,176	-	-
Loss on Sale	-	-	-
Loss on Sale of Digital Assets	-	-	-
Loss on Impairment	-	-	-
Investment Income/(Loss)	-	-	-
Income / (Loss) Before Income Taxes	6,609	(2,225)	(2,225)
Provision for Income Taxes	(325)	-	-
Net Income / (Loss)	$ 6,284	$ (2,225)	$ (2,225)

Basic and Diluted (Loss) per Membership Interest	$ 1.26	$ (0.74)	$ (1.11)
Weighted Average Membership Interests	5,000	3,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #99SS1	Series #94FS1	Series #61MG1	Series #92CC1
Expenses, gains, losses, interest and other investing income
Storage	$ (1,800)	$ (1,800)	$ (1,800)	$ (1,800)
Transportation	-	-	-	-
Insurance	(154)	(154)	(154)	(154)
Maintenance	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-
Banking Fees	-	-	-	-
Interest expense	-	-	-	-
Transaction Fee	-	-	-	-
Gain on Sale	-	-	-	-
Loss on Sale	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-
Loss on Impairment	-	-	-	-
Investment Income/(Loss)	-	-	-	-
Income / (Loss) Before Income Taxes	(2,225)	(2,225)	(2,225)	(2,225)
Provision for Income Taxes	-	-	-	-
Net Income / (Loss)	$ (2,225)	$ (2,225)	$ (2,225)	$ (2,225)

Basic and Diluted (Loss) per Membership Interest	$ (2.22)	$ (1.11)	$ (0.44)	$ (1.11)
Weighted Average Membership Interests	1,000	2,000	5,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #88LL1	Series #MEEB11275	Series #82TAYLOR	Series #HOLMES	Series #HULK180
Expenses, gains, losses, interest and other investing income
Storage	$ (1,800)	$ -	$ (7)	$ (7)	$ (7)
Transportation	-	-	-	-	-
Insurance	(154)	-	(168)	(168)	(168)
Maintenance	(6,782)	-	-	-	-
Bookkeeping and Accounting Fees	(250)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Interest expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	75,721	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	-	-	-	-	(2,424)
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	66,736	(271)	(446)	(446)	(2,870)
Provision for Income Taxes	(10,181)	-	-	-	-
Net Income / (Loss)	$ 56,555	$ (271)	$ (446)	$ (446)	$ (2,870)

Basic and Diluted (Loss) per Membership Interest	$ 28.28	$ (0.01)	$ (0.22)	$ (0.18)	$ (0.29)
Weighted Average Membership Interests	2,000	20,000	2,000	2,500	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #05JAYZ	Series #JUSTINIAN	Series #67ICEBOWL	Series #DKCOUNTRY	Series #FALCON	Series #MARIOWRLD
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ (7)	$ (7)	$ (7)	$ (7)	$ (7)
Transportation	-	-	-	-	-	-
Insurance	(168)	(168)	(168)	(168)	(168)	(168)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(446)	(446)	(446)	(446)	(446)	(446)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (446)	$ (446)	$ (446)	$ (446)	$ (446)	$ (446)

Basic and Diluted (Loss) per Membership Interest	$ (0.12)	$ (0.22)	$ (0.22)	$ (0.15)	$ (0.04)	$ (0.01)
Weighted Average Membership Interests	3,700	2,000	2,000	3,000	10,000	33,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #82AV1	Series #SUPERBWL1	Series #MEEB7985	Series #BONDWATCH	Series #95FF1	Series #MAYC857
Expenses, gains, losses, interest and other investing income
Storage	$ (1,800)	$ (7)	$ -	$ (7)	$ (1,800)	$ -
Transportation	-	-	-	-	-	-
Insurance	(154)	(168)	-	(154)	(154)	-
Maintenance	-	-	-	-	(3,903)	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(249)	(271)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	20,414	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	(211)
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(2,225)	(446)	(271)	(432)	14,309	(482)
Provision for Income Taxes	-	-	-	-	(1,297)	-
Net Income / (Loss)	$ (2,225)	$ (446)	$ (271)	$ (432)	$ 13,012	$ (482)

Basic and Diluted (Loss) per Membership Interest	$ (0.15)	$ (0.11)	$ (0.04)	$ (0.02)	$ 1.08	$ (0.04)
Weighted Average Membership Interests	14,875	4,000	7,600	20,000	12,000	10,800

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #PUNK2981	Series #WOW2221	Series #NIKON1	Series #LOTF	Series #DOOD6778	Series #BAKC7820
Expenses, gains, losses, interest and other investing income
Storage	$ -	$ -	$ (7)	$ (7)	$ -	$ -
Transportation	-	-	-	-	-	-
Insurance	-	-	(168)	(168)	-	-
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	(1)	-	(2,187)	-	(4,846)
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(271)	(272)	(446)	(2,633)	(271)	(5,117)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (271)	$ (272)	$ (446)	$ (2,633)	$ (271)	$ (5,117)

Basic and Diluted (Loss) per Membership Interest	$ (0.00)	$ (0.07)	$ (0.06)	$ (1.32)	$ (0.05)	$ (0.83)
Weighted Average Membership Interests	62,000	4,000	7,000	2,000	6,000	6,200

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #NBAJAM	Series #SANDBOX1	Series #WOW6586	Series #AZUKI6704	Series #58PELE4	Series #OBAMABALL
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ -	$ -	$ -	$ (7)	$ (7)
Transportation	-	-	-	-	-	-
Insurance	(168)	-	-	-	(168)	(168)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	(9,450)	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(446)	(9,721)	(271)	(271)	(446)	(446)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (446)	$ (9,721)	$ (271)	$ (271)	$ (446)	$ (446)

Basic and Diluted (Loss) per Membership Interest	$ (0.05)	$ (0.46)	$ (0.03)	$ (0.04)	$ (0.06)	$ (0.04)
Weighted Average Membership Interests	9,400	21,000	10,400	6,400	8,000	10,500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #BART	Series #HOMER	Series #SI1	Series #GOLD1	Series #VERSTAPP1	Series #96TIGER
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ (7)	$ (7)	$ (7)	$ (7)	$ (7)
Transportation	-	-	-	-	-	-
Insurance	(168)	(168)	(168)	(168)	(168)	(168)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(446)	(446)	(446)	(446)	(446)	(446)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (446)	$ (446)	$ (446)	$ (446)	$ (446)	$ (446)

Basic and Diluted (Loss) per Membership Interest	$ (0.15)	$ (0.15)	$ (0.09)	$ (0.11)	$ (0.11)	$ (0.04)
Weighted Average Membership Interests	3,000	3,000	5,000	4,000	4,000	11,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #88ZELDA	Series #STARWARS3	Series #YEEZY	Series #MAYC9114	Series #VFRNDS1	Series #MBIRD2754
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ (7)	$ (7)	$ -	$ (7)	$ -
Transportation	-	-	-	-	-	-
Insurance	(168)	(168)	(168)	-	(168)	-
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	(2,800)	-	(22,607)	-	(1,537)
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(446)	(3,246)	(446)	(22,878)	(446)	(1,809)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (446)	$ (3,246)	$ (446)	$ (22,878)	$ (446)	$ (1,809)

Basic and Diluted (Loss) per Membership Interest	$ (0.04)	$ (1.25)	$ (0.09)	$ (1.31)	$ (0.02)	$ (0.15)
Weighted Average Membership Interests	12,000	2,600	5,000	17,500	27,500	12,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #VEEFRND1	Series #TREASURE	Series #KENNERSET	Series #LEDZEPP1	Series #VEEVIPER
Expenses, gains, losses, interest and other investing income
Storage	$ -	$ (7)	$ (7)	$ (7)	$ (7)
Transportation	-	-	-	-	-
Insurance	-	(168)	(168)	(168)	(168)
Maintenance	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Interest expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	(784)	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,055)	(446)	(446)	(446)	(446)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (1,055)	$ (446)	$ (446)	$ (446)	$ (446)

Basic and Diluted (Loss) per Membership Interest	$ (0.16)	$ (0.10)	$ (0.36)	$ (0.06)	$ (0.03)
Weighted Average Membership Interests	6,720	4,500	1,250	8,000	15,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #BEEPLE1	Series #WARHOL1	Series #GAMEBOY	Series #CROESUS	Series #SACHS1	Series #32RUTH
Expenses, gains, losses, interest and other investing income
Storage	$ -	$ (7)	$ (7)	$ (7)	$ -	$ (7)
Transportation	-	-	-	-	-	-
Insurance	-	(168)	(168)	(154)	(154)	(168)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	(1,251)	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(271)	(446)	(1,697)	(432)	(425)	(446)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (271)	$ (446)	$ (1,697)	$ (432)	$ (425)	$ (446)

Basic and Diluted (Loss) per Membership Interest	$ (0.02)	$ (0.03)	$ (0.38)	$ (0.05)	$ (0.20)	$ (0.02)
Weighted Average Membership Interests	13,600	17,000	4,500	8,000	2,150	19,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #ELON1	Series #105.ETH	Series #R2D2	Series #VADER	Series #WARHOL2	Series #JEKYLL
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ -	$ (7)	$ (7)	$ (7)	$ (7)
Transportation	-	-	-	-	-	-
Insurance	(168)	-	(168)	(168)	(168)	(168)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	(18,336)	-	-	(16,063)	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(446)	(18,607)	(446)	(446)	(16,509)	(446)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (446)	$ (18,607)	$ (446)	$ (446)	$ (16,509)	$ (446)

Basic and Diluted (Loss) per Membership Interest	$ (0.12)	$ (1.86)	$ (0.22)	$ (0.30)	$ (2.54)	$ (0.09)
Weighted Average Membership Interests	3,750	10,000	2,000	1,500	6,500	5,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #BUFFETT1	Series #DRACULA10	Series #PAPPY1	Series #1857COIN	Series #ANDYPELE
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ (7)	$ (146)	$ (7)	$ (7)
Transportation	-	-	-	-	-
Insurance	(168)	(168)	(154)	(154)	(154)
Maintenance	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Interest expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	-	(13,200)	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(446)	(13,646)	(571)	(432)	(432)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (446)	$ (13,646)	$ (571)	$ (432)	$ (432)

Basic and Diluted (Loss) per Membership Interest	$ (0.09)	$ (3.41)	$ (0.29)	$ (0.09)	$ (0.07)
Weighted Average Membership Interests	5,000	4,000	2,000	5,000	6,500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #BOBAFETT	Series #ELVIS	Series #GBOYCOLOR	Series #JETFIRE	Series #POPEBALL	Series #RABBIT
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ (7)	$ (7)	$ (7)	$ (7)	$ (7)
Transportation	-	-	-	-	-	-
Insurance	(168)	(168)	(168)	(168)	(168)	(168)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(446)	(446)	(446)	(446)	(446)	(446)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (446)	$ (446)	$ (446)	$ (446)	$ (446)	$ (446)

Basic and Diluted (Loss) per Membership Interest	$ (0.17)	$ (0.09)	$ (0.27)	$ (0.26)	$ (0.09)	$ (0.04)
Weighted Average Membership Interests	2,600	5,000	1,625	1,700	4,750	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #GRATEFUL1	Series #BOBAPROTO	Series #ARSHAM1	Series #SCARFACE
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ (7)	$ (1,800)	$ (7)
Transportation	-	-	-	-
Insurance	(168)	(168)	(154)	(168)
Maintenance	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-
Banking Fees	-	-	-	-
Interest expense	-	-	-	-
Transaction Fee	-	-	-	-
Gain on Sale	-	-	-	-
Loss on Sale	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-
Loss on Impairment	-	-	-	-
Investment Income/(Loss)	-	-	-	-
Income / (Loss) Before Income Taxes	(446)	(446)	(2,225)	(445)
Provision for Income Taxes	-	-	-	-
Net Income / (Loss)	$ (446)	$ (446)	$ (2,225)	$ (445)

Basic and Diluted (Loss) per Membership Interest	$ (0.04)	$ (0.03)	$ (0.33)	$ (0.22)
Weighted Average Membership Interests	12,500	15,000	6,750	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #ARSHAM2	Series #LEBRON	Series #94VTTT	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI
Expenses, gains, losses, interest and other investing income
Storage	$ (1,650)	$ (5)	$ (150)	$ (7)	$ (7)	$ (7)
Transportation	-	-	-	-	-	-
Insurance	(154)	(127)	(154)	(168)	(168)	(154)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(2,075)	(403)	(575)	(446)	(446)	(432)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (2,075)	$ (403)	$ (575)	$ (446)	$ (446)	$ (432)

Basic and Diluted (Loss) per Membership Interest	$ (0.07)	$ (0.01)	$ (0.02)	$ (0.04)	$ (0.22)	$ (0.22)
Weighted Average Membership Interests	31,500	50,000	29,500	10,000	2,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #TWOCITIES	Series #FROST	Series #BIRKINBLU	Series #SMURF
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ (7)	$ (3)	$ (7)
Transportation	-	-	-	-
Insurance	(168)	(168)	(55)	(154)
Maintenance	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(73)	(271)
Marketing Expense	-	-	-	-
Banking Fees	-	-	-	-
Interest expense	-	-	-	-
Transaction Fee	-	-	-	-
Gain on Sale	-	-	12,500	-
Loss on Sale	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-
Loss on Impairment	-	-	-	-
Investment Income/(Loss)	-	-	-	-
Income / (Loss) Before Income Taxes	(446)	(446)	12,369	(432)
Provision for Income Taxes	-	-	(1,934)	-
Net Income / (Loss)	$ (446)	$ (446)	$ 10,436	$ (432)

Basic and Diluted (Loss) per Membership Interest	$ (2.23)	$ (2.23)	$ 10.44	$ (0.22)
Weighted Average Membership Interests	200	200	1,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #EINSTEIN	Series #HONUS	Series #75ALI	Series #BIRKINBOR
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ (7)	$ (7)	$ (7)
Transportation	-	-	-	-
Insurance	(168)	(168)	(168)	(168)
Maintenance	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-
Banking Fees	-	-	-	-
Interest expense	-	-	-	-
Transaction Fee	-	-	-	-
Gain on Sale	-	-	-	-
Loss on Sale	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-
Loss on Impairment	-	-	-	(8,720)
Investment Income/(Loss)	-	-	-	-
Income / (Loss) Before Income Taxes	(446)	(446)	(446)	(9,166)
Provision for Income Taxes	-	-	-	-
Net Income / (Loss)	$ (446)	$ (446)	$ (446)	$ (9,166)

Basic and Diluted (Loss) per Membership Interest	$ (0.22)	$ (0.04)	$ (0.45)	$ (4.58)
Weighted Average Membership Interests	2,000	10,000	1,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #SPIDER1	Series #BATMAN3	Series #ULYSSES	Series #ROOSEVELT	Series #56MANTLE	Series #AGHOWL
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ (7)	$ (7)	$ (7)	$ (7)	$ (7)
Transportation	-	-	-	-	-	-
Insurance	(168)	(168)	(168)	(168)	(168)	(168)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(446)	(446)	(446)	(446)	(446)	(446)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (446)	$ (446)	$ (446)	$ (446)	$ (446)	$ (446)

Basic and Diluted (Loss) per Membership Interest	$ (0.45)	$ (0.45)	$ (0.89)	$ (0.45)	$ (0.04)	$ (0.89)
Weighted Average Membership Interests	1,000	1,000	500	1,000	10,000	500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #18ZION	Series #SNOOPY	Series #APOLLO11	Series #YOKO	Series #HIMALAYA
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ (7)	$ (7)	$ (7)	$ (7)
Transportation	-	-	-	-	-
Insurance	(168)	(154)	(168)	(168)	(168)
Maintenance	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Interest expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(446)	(432)	(446)	(446)	(446)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (446)	$ (432)	$ (446)	$ (446)	$ (446)

Basic and Diluted (Loss) per Membership Interest	$ (0.89)	$ (0.22)	$ (0.45)	$ (2.23)	$ (0.22)
Weighted Average Membership Interests	500	2,000	1,000	200	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #55CLEMENTE	Series #LOTR	Series #CATCHER	Series #BOND1	Series #SUPER21	Series #BIRKINTAN
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ (7)	$ (7)	$ (7)	$ (7)	$ (7)
Transportation	-	-	-	-	-	-
Insurance	(168)	(168)	(168)	(168)	(168)	(168)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(446)	(446)	(446)	(446)	(446)	(446)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (446)	$ (446)	$ (446)	$ (446)	$ (446)	$ (446)

Basic and Diluted (Loss) per Membership Interest	$ (0.45)	$ (0.45)	$ (0.89)	$ (0.45)	$ (0.05)	$ (0.45)
Weighted Average Membership Interests	1,000	1,000	500	1,000	8,500	1,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #GMTBLACK1	Series #61JFK	Series #LINCOLN	Series #STARWARS1	Series #68MAYS
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ (7)	$ (7)	$ (7)	$ (7)
Transportation	-	-	-	-	-
Insurance	(154)	(168)	(168)	(168)	(168)
Maintenance	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Interest expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(432)	(446)	(446)	(446)	(446)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (432)	$ (446)	$ (446)	$ (446)	$ (446)

Basic and Diluted (Loss) per Membership Interest	$ (0.43)	$ (0.22)	$ (0.11)	$ (0.04)	$ (0.22)
Weighted Average Membership Interests	1,000	2,000	4,000	12,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #56TEDWILL	Series #CAPTAIN3	Series #CHURCHILL	Series #SHKSPR4	Series #03KOBE	Series #03JORDAN
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ (7)	$ (7)	$ (7)	$ -	$ (7)
Transportation	-	-	-	-	-	-
Insurance	(168)	(168)	(168)	(168)	-	(168)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	-	(271)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(446)	(446)	(446)	(446)	-	(446)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (446)	$ (446)	$ (446)	$ (446)	$ -	$ (446)

Basic and Diluted (Loss) per Membership Interest	$ (0.22)	$ (0.45)	$ (0.06)	$ (0.45)	$ -	$ (0.22)
Weighted Average Membership Interests	2,000	1,000	7,500	1,000	-	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #39TEDWILL	Series #94JETER	Series #2020TOPPS	Series #05LATOUR	Series #16SCREAG	Series #14DRC
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ (7)	$ (7)	$ (24)	$ (24)	$ (24)
Transportation	-	-	-	-	-	-
Insurance	(168)	(168)	(168)	(154)	(154)	(154)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(446)	(446)	(446)	(449)	(449)	(449)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (446)	$ (446)	$ (446)	$ (449)	$ (449)	$ (449)

Basic and Diluted (Loss) per Membership Interest	$ (0.08)	$ (0.45)	$ (0.04)	$ (0.45)	$ (0.45)	$ (0.45)
Weighted Average Membership Interests	5,600	1,000	10,000	1,000	1,000	1,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #86RICE	Series #57MANTLE	Series #SOBLACK	Series #GATSBY	Series #93DAYTONA
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ (7)	$ (7)	$ (7)	$ (7)
Transportation	-	-	-	-	-
Insurance	(168)	(168)	(168)	(168)	(154)
Maintenance	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Interest expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(446)	(446)	(446)	(446)	(432)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (446)	$ (446)	$ (446)	$ (446)	$ (432)

Basic and Diluted (Loss) per Membership Interest	$ (0.02)	$ (0.06)	$ (0.45)	$ (0.11)	$ (0.22)
Weighted Average Membership Interests	23,000	8,000	1,000	4,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #09TROUT	Series #57STARR	Series #03KOBE2	Series #16PETRUS	Series #ALICE
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ (7)	$ (7)	$ (24)	$ (7)
Transportation	-	-	-	-	-
Insurance	(168)	(168)	(168)	(154)	(168)
Maintenance	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Interest expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(446)	(446)	(446)	(449)	(446)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (446)	$ (446)	$ (446)	$ (449)	$ (446)

Basic and Diluted (Loss) per Membership Interest	$ (0.04)	$ (0.06)	$ (0.08)	$ (0.05)	$ (0.04)
Weighted Average Membership Interests	11,250	8,000	5,750	9,000	12,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #SPIDER10	Series #62MANTLE	Series #BATMAN6	Series #79STELLA	Series #TKAM
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ (7)	$ (7)	$ (7)	$ (7)
Transportation	-	-	-	-	-
Insurance	(168)	(168)	(168)	(154)	(168)
Maintenance	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Interest expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(446)	(446)	(446)	(432)	(446)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (446)	$ (446)	$ (446)	$ (432)	$ (446)

Basic and Diluted (Loss) per Membership Interest	$ (0.11)	$ (0.07)	$ (0.22)	$ (0.03)	$ (0.22)
Weighted Average Membership Interests	4,200	6,000	2,000	13,800	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #DIMAGGIO2	Series #13BEAUX	Series #ANMLFARM	Series #00BRADY
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ (24)	$ (7)	$ (7)
Transportation	-	-	-	-
Insurance	(154)	(154)	(168)	(168)
Maintenance	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-
Banking Fees	-	-	-	-
Interest expense	-	-	-	-
Transaction Fee	-	-	-	-
Gain on Sale	-	-	-	-
Loss on Sale	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-
Loss on Impairment	(2,604)	-	-	-
Investment Income/(Loss)	-	-	-	-
Income / (Loss) Before Income Taxes	(3,036)	(449)	(446)	(446)
Provision for Income Taxes	-	-	-	-
Net Income / (Loss)	$ (3,036)	$ (449)	$ (446)	$ (446)

Basic and Diluted (Loss) per Membership Interest	$ (1.52)	$ (0.09)	$ (0.45)	$ (0.12)
Weighted Average Membership Interests	2,000	5,100	1,000	3,750

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #85NES	Series #69KAREEM	Series #59JFK	Series #04LEBRON	Series #GOLDENEYE
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ (7)	$ (7)	$ (7)	$ (7)
Transportation	-	-	-	-	-
Insurance	(168)	(168)	(168)	(168)	(168)
Maintenance	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Interest expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(446)	(446)	(446)	(446)	(446)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (446)	$ (446)	$ (446)	$ (446)	$ (446)

Basic and Diluted (Loss) per Membership Interest	$ (0.06)	$ (0.18)	$ (0.22)	$ (0.09)	$ (0.09)
Weighted Average Membership Interests	8,000	2,500	2,000	5,000	5,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #MOONSHOE	Series #03LEBRON2	Series #GRAPES	Series #98KANGA	Series #06BRM
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ (7)	$ (7)	$ (6)	$ (24)
Transportation	-	-	-	-	-
Insurance	(168)	(168)	(168)	(139)	(154)
Maintenance	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(204)	(271)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Interest expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	66,000	-
Loss on Sale	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(446)	(446)	(446)	65,650	(449)
Provision for Income Taxes	-	-	-	(12,154)	-
Net Income / (Loss)	$ (446)	$ (446)	$ (446)	$ 53,496	$ (449)

Basic and Diluted (Loss) per Membership Interest	$ (0.02)	$ (0.09)	$ (0.22)	$ 2.52	$ (0.24)
Weighted Average Membership Interests	18,000	5,000	2,000	21,250	1,850

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #DUNE	Series #86FLEER	Series #WILDGUN	Series #13GIANNIS	Series #04MESSI	Series #AVENGE57
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ (6)	$ (7)	$ (7)	$ (6)	$ (7)
Transportation	-	-	-	-	-	-
Insurance	(168)	(125)	(168)	(168)	(125)	(168)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(202)	(271)	(271)	(194)	(271)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	80,400	-
Loss on Sale	-	(25,400)	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(446)	(25,733)	(446)	(446)	80,076	(446)
Provision for Income Taxes	-	(50)	-	-	(16,089)	-
Net Income / (Loss)	$ (446)	$ (25,783)	$ (446)	$ (446)	$ 63,986	$ (446)

Basic and Diluted (Loss) per Membership Interest	$ (0.45)	$ (1.56)	$ (0.11)	$ (0.09)	$ 7.11	$ (0.02)
Weighted Average Membership Interests	1,000	16,500	4,000	5,000	9,000	20,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #03TACHE	Series #99TMB2	Series #BULLSRING	Series #70AARON	Series #96CHARZRD
Expenses, gains, losses, interest and other investing income
Storage	$ (24)	$ (7)	$ (7)	$ (7)	$ (7)
Transportation	-	-	-	-	-
Insurance	(154)	(168)	(168)	(168)	(168)
Maintenance	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(257)	(271)	(271)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Interest expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	70,400	-	-
Loss on Sale	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(449)	(446)	69,968	(446)	(446)
Provision for Income Taxes	-	-	(12,421)	-	-
Net Income / (Loss)	$ (449)	$ (446)	$ 57,547	$ (446)	$ (446)

Basic and Diluted (Loss) per Membership Interest	$ (0.03)	$ (0.04)	$ 1.92	$ (0.07)	$ (0.07)
Weighted Average Membership Interests	15,600	10,000	30,000	6,000	6,500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #01TIGER	Series #ICECLIMB	Series #09COBB	Series #96JORDAN2	Series #JUNGLEBOX	Series #59FLASH
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ (7)	$ (7)	$ (7)	$ (7)	$ (7)
Transportation	-	-	-	-	-	-
Insurance	(168)	(168)	(168)	(168)	(168)	(168)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(446)	(446)	(446)	(446)	(446)	(446)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (446)	$ (446)	$ (446)	$ (446)	$ (446)	$ (446)

Basic and Diluted (Loss) per Membership Interest	$ (0.24)	$ (0.04)	$ (0.06)	$ (0.04)	$ (0.06)	$ (0.04)
Weighted Average Membership Interests	1,850	10,000	8,000	10,800	6,900	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #FOSSILBOX	Series #POKEBLUE	Series #98GTA	Series #PICNIC	Series #DOMINOS	Series #09CURRY
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ (7)	$ (7)	$ (7)	$ (7)	$ (7)
Transportation	-	-	-	-	-	-
Insurance	(168)	(168)	(168)	(168)	(154)	(168)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	(4,420)	-	(3,500)
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(446)	(446)	(446)	(4,866)	(432)	(3,946)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (446)	$ (446)	$ (446)	$ (4,866)	$ (432)	$ (3,946)

Basic and Diluted (Loss) per Membership Interest	$ (0.11)	$ (0.19)	$ (0.14)	$ (2.43)	$ (0.22)	$ (1.58)
Weighted Average Membership Interests	4,200	2,400	3,150	2,000	2,000	2,500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #09BEAUX	Series #KEROUAC	Series #62BOND	Series #71TOPPS
Expenses, gains, losses, interest and other investing income
Storage	$ (24)	$ (7)	$ (7)	$ (7)
Transportation	-	-	-	-
Insurance	(154)	(168)	(168)	(168)
Maintenance	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-
Banking Fees	-	-	-	-
Interest expense	-	-	-	-
Transaction Fee	-	-	-	-
Gain on Sale	-	-	-	-
Loss on Sale	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-
Loss on Impairment	-	-	-	-
Investment Income/(Loss)	-	-	-	-
Income / (Loss) Before Income Taxes	(449)	(446)	(446)	(446)
Provision for Income Taxes	-	-	-	-
Net Income / (Loss)	$ (449)	$ (446)	$ (446)	$ (446)

Basic and Diluted (Loss) per Membership Interest	$ (0.07)	$ (0.09)	$ (0.03)	$ (0.03)
Weighted Average Membership Interests	6,800	4,900	15,500	17,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #DEATON	Series #98ZELDA	Series #03JORDAN2	Series #91JORDAN	Series #17DUJAC
Expenses, gains, losses, interest and other investing income
Storage	$ -	$ (7)	$ (7)	$ (7)	$ (10)
Transportation	-	-	-	-	-
Insurance	(168)	(168)	(168)	(168)	(55)
Maintenance	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(95)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Interest expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	12,268
Loss on Sale	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	-	(1,938)	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(439)	(2,384)	(446)	(446)	12,108
Provision for Income Taxes	-	-	-	-	(2,172)
Net Income / (Loss)	$ (439)	$ (2,384)	$ (446)	$ (446)	$ 9,936

Basic and Diluted (Loss) per Membership Interest	$ (0.04)	$ (0.48)	$ (0.04)	$ (0.04)	$ 3.06
Weighted Average Membership Interests	11,400	5,000	10,000	10,000	3,250

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #FAUBOURG2	Series #MOSASAUR	Series #03LEBRON3	Series #95TOPSUN	Series #09TROUT2
Expenses, gains, losses, interest and other investing income
Storage	$ -	$ (2,000)	$ (7)	$ (7)	$ (7)
Transportation	-	-	-	-	-
Insurance	-	(168)	(168)	(168)	(168)
Maintenance	-	-	-	-	-
Bookkeeping and Accounting Fees	-	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Interest expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	-	-	-	(30,500)	(37,615)
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	-	(2,439)	(446)	(30,946)	(38,061)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ -	$ (2,439)	$ (446)	$ (30,946)	$ (38,061)

Basic and Diluted (Loss) per Membership Interest	$ -	$ (0.41)	$ (0.04)	$ (3.09)	$ (3.40)
Weighted Average Membership Interests	-	6,000	10,000	10,000	11,200

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #59BOND	Series #OPEECHEE	Series #ROCKETBOX	Series #94JORDAN	Series #18LUKA	Series #FANFOUR5
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ (7)	$ (7)	$ (7)	$ (7)	$ (7)
Transportation	-	-	-	-	-	-
Insurance	(168)	(168)	(168)	(168)	(168)	(168)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	(60,509)	-	-	(3,852)	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(446)	(60,955)	(446)	(446)	(4,298)	(446)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (446)	$ (60,955)	$ (446)	$ (446)	$ (4,298)	$ (446)

Basic and Diluted (Loss) per Membership Interest	$ (0.04)	$ (6.10)	$ (0.09)	$ (0.04)	$ (0.81)	$ (0.04)
Weighted Average Membership Interests	10,250	10,000	4,750	10,000	5,300	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #11BELAIR	Series #76PAYTON	Series #85MJPROMO	Series #96KOBE	Series #99CHARZRD
Expenses, gains, losses, interest and other investing income
Storage	$ (24)	$ (7)	$ (7)	$ (7)	$ (6)
Transportation	-	-	-	-	-
Insurance	(154)	(168)	(168)	(168)	(139)
Maintenance	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(219)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Interest expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	(200)
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	-	-	-	(4,200)	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(449)	(446)	(446)	(4,646)	(565)
Provision for Income Taxes	-	-	-	-	(50)
Net Income / (Loss)	$ (449)	$ (446)	$ (446)	$ (4,646)	$ (615)

Basic and Diluted (Loss) per Membership Interest	$ (0.22)	$ (0.04)	$ (0.13)	$ (0.66)	$ (0.02)
Weighted Average Membership Interests	2,000	10,000	3,500	7,000	35,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #MARADONA	Series #POKEYELOW	Series #POKELUGIA	Series #VANHALEN
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ (7)	$ (7)	$ (7)
Transportation	-	-	-	-
Insurance	(168)	(168)	(168)	(168)
Maintenance	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-
Banking Fees	-	-	-	-
Interest expense	-	-	-	-
Transaction Fee	-	-	-	-
Gain on Sale	-	-	-	-
Loss on Sale	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-
Loss on Impairment	-	(10,350)	-	-
Investment Income/(Loss)	-	-	-	-
Income / (Loss) Before Income Taxes	(446)	(10,796)	(446)	(446)
Provision for Income Taxes	-	-	-	-
Net Income / (Loss)	$ (446)	$ (10,796)	$ (446)	$ (446)

Basic and Diluted (Loss) per Membership Interest	$ (0.22)	$ (0.98)	$ (0.04)	$ (0.09)
Weighted Average Membership Interests	2,000	11,000	10,000	5,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #05MJLJ	Series #81MONTANA	Series #00MOUTON	Series #07DURANT	Series #56AARON	Series #85LEMIEUX
Expenses, gains, losses, interest and other investing income
Storage	$ -	$ (7)	$ (24)	$ (7)	$ (7)	$ (7)
Transportation	-	-	-	-	-	-
Insurance	-	(168)	(154)	(168)	(168)	(168)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	-	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	(8,550)	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	-	(446)	(449)	(8,996)	(446)	(446)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ -	$ (446)	$ (449)	$ (8,996)	$ (446)	$ (446)

Basic and Diluted (Loss) per Membership Interest	$ -	$ (0.04)	$ (0.22)	$ (1.00)	$ (0.04)	$ (0.03)
Weighted Average Membership Interests	-	10,000	2,000	9,000	10,000	17,500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #87JORDAN	Series #AC23	Series #APPLE1	Series #GWLOTTO	Series #GYMBOX	Series #HUCKFINN
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ (7)	$ (7)	$ (7)	$ (7)	$ (7)
Transportation	-	-	-	-	-	-
Insurance	(168)	(168)	(168)	(168)	(168)	(168)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(446)	(446)	(446)	(446)	(446)	(446)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (446)	$ (446)	$ (446)	$ (446)	$ (446)	$ (446)

Basic and Diluted (Loss) per Membership Interest	$ (0.04)	$ (0.11)	$ (0.01)	$ (0.18)	$ (0.15)	$ (0.22)
Weighted Average Membership Interests	10,000	4,000	33,000	2,500	3,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #NEOBOX	Series #NEWTON	Series #NICKLAUS1	Series #POKEMON2	Series #POKERED	Series #RIVIERA
Expenses, gains, losses, interest and other investing income
Storage	$ (3)	$ (7)	$ (7)	$ (7)	$ (7)	$ (7)
Transportation	-	-	-	-	-	-
Insurance	(69)	(168)	(168)	(168)	(168)	(154)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(105)	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	(1,000)	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,177)	(446)	(446)	(446)	(446)	(432)
Provision for Income Taxes	(50)	-	-	-	-	-
Net Income / (Loss)	$ (1,227)	$ (446)	$ (446)	$ (446)	$ (446)	$ (432)

Basic and Diluted (Loss) per Membership Interest	$ (0.12)	$ (0.01)	$ (0.11)	$ (0.01)	$ (0.04)	$ (0.07)
Weighted Average Membership Interests	10,000	30,000	4,000	41,500	10,000	6,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #SMB3	Series #WALDEN	Series #WZRDOFOZ	Series #60ALI	Series #TORNEK	Series #DIMAGGIO3
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ (7)	$ (7)	$ (7)	$ (7)	$ (7)
Transportation	-	-	-	-	-	-
Insurance	(168)	(168)	(168)	(168)	(154)	(168)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	(5,500)	-	-	(139,799)	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(5,946)	(446)	(446)	(140,245)	(432)	(446)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (5,946)	$ (446)	$ (446)	$ (140,245)	$ (432)	$ (446)

Basic and Diluted (Loss) per Membership Interest	$ (1.19)	$ (0.22)	$ (0.07)	$ (5.97)	$ (0.01)	$ (0.02)
Weighted Average Membership Interests	5,000	2,000	6,000	23,500	33,000	22,500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #POKEMON3	Series #58PELE3	Series #09CURRY2	Series #85ERVING	Series #80ALI	Series #BATMAN2
Expenses, gains, losses, interest and other investing income
Storage	$ (6)	$ (7)	$ (7)	$ (7)	$ (7)	$ (7)
Transportation	-	-	-	-	-	-
Insurance	(139)	(168)	(168)	(168)	(168)	(168)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(221)	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	359,630	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	359,264	(446)	(446)	(446)	(446)	(446)
Provision for Income Taxes	(72,611)	-	-	-	-	-
Net Income / (Loss)	$ 286,653	$ (446)	$ (446)	$ (446)	$ (446)	$ (446)

Basic and Diluted (Loss) per Membership Interest	$ 57.33	$ (0.04)	$ (0.02)	$ (0.04)	$ (0.04)	$ (0.05)
Weighted Average Membership Interests	5,000	11,250	21,000	10,000	10,000	8,500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #FLASH123	Series #85GPK	Series #HGWELLS
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ (7)	$ (7)
Transportation	-	-	-
Insurance	(168)	(168)	(168)
Maintenance	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)
Marketing Expense	-	-	-
Banking Fees	-	-	-
Interest expense	-	-	-
Transaction Fee	-	-	-
Gain on Sale	-	-	-
Loss on Sale	-	-	-
Loss on Sale of Digital Assets	-	-	-
Loss on Impairment	-	(4,000)	-
Investment Income/(Loss)	-	-	-
Income / (Loss) Before Income Taxes	(446)	(4,446)	(446)
Provision for Income Taxes	-	-	-
Net Income / (Loss)	$ (446)	$ (4,446)	$ (446)

Basic and Diluted (Loss) per Membership Interest	$ (0.12)	$ (4.45)	$ (0.06)
Weighted Average Membership Interests	3,625	1,000	7,500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #66ORR	Series #CONGRESS	Series #GRIFFEYJR	Series #01HALO	Series #87ZELDA	Series #EINSTEIN2
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ (7)	$ (7)	$ (7)	$ (7)	$ (7)
Transportation	-	-	-	-	-	-
Insurance	(168)	(168)	(168)	(168)	(168)	(168)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(446)	(446)	(446)	(446)	(446)	(446)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (446)	$ (446)	$ (446)	$ (446)	$ (446)	$ (446)

Basic and Diluted (Loss) per Membership Interest	$ (0.04)	$ (0.09)	$ (0.18)	$ (0.18)	$ (0.04)	$ (0.09)
Weighted Average Membership Interests	10,000	5,000	2,500	2,500	10,000	5,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #SANTANA	Series #01TIGER2	Series #86JORDAN2	Series #TOPPSTRIO	Series #81BIRD	Series #97KOBE
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ (7)	$ (7)	$ (7)	$ (7)	$ (7)
Transportation	-	-	-	-	-	-
Insurance	(168)	(168)	(168)	(168)	(168)	(168)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(446)	(446)	(446)	(446)	(446)	(446)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (446)	$ (446)	$ (446)	$ (446)	$ (446)	$ (446)

Basic and Diluted (Loss) per Membership Interest	$ (0.03)	$ (0.22)	$ (0.04)	$ (0.09)	$ (0.09)	$ (0.04)
Weighted Average Membership Interests	15,000	2,000	10,000	5,000	5,000	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #XMEN94	Series #09RBLEROY	Series #04MESSI2	Series #THEROCK	Series #XLXMEN1	Series #03LEBRON5
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ (24)	$ (7)	$ (7)	$ (7)	$ (7)
Transportation	-	-	-	-	-	-
Insurance	(168)	(154)	(168)	(168)	(168)	(168)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	(9,150)
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(446)	(449)	(446)	(446)	(446)	(9,596)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (446)	$ (449)	$ (446)	$ (446)	$ (446)	$ (9,596)

Basic and Diluted (Loss) per Membership Interest	$ (0.04)	$ (0.10)	$ (0.09)	$ (0.45)	$ (0.06)	$ (1.13)
Weighted Average Membership Interests	10,000	4,300	5,000	1,000	8,000	8,500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #METEORITE	Series #SLASH	Series #00BRADY2	Series #89TMNT	Series #NESWWF	Series #PUNK9670
Expenses, gains, losses, interest and other investing income
Storage	$ (2,000)	$ -	$ (7)	$ (7)	$ (7)	$ -
Transportation	-	-	-	-	-	-
Insurance	(168)	(168)	(168)	(168)	(168)	-
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	(16,250)	(900)	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(2,439)	(439)	(16,696)	(1,346)	(446)	(271)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (2,439)	$ (439)	$ (16,696)	$ (1,346)	$ (446)	$ (271)

Basic and Diluted (Loss) per Membership Interest	$ (0.14)	$ (0.03)	$ (0.51)	$ (0.67)	$ (0.07)	$ (0.04)
Weighted Average Membership Interests	17,500	13,000	32,500	2,000	6,000	7,200

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #18ALLEN	Series #CASTLEII	Series #BAYC601	Series #60MANTLE	Series #PUNK8103
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ (7)	$ -	$ (7)	$ -
Transportation	-	-	-	-	-
Insurance	(168)	(168)	-	(168)	-
Maintenance	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Interest expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	-	(6,927)	(228)	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(446)	(7,373)	(499)	(446)	(271)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (446)	$ (7,373)	$ (499)	$ (446)	$ (271)

Basic and Diluted (Loss) per Membership Interest	$ (0.04)	$ (3.69)	$ (0.03)	$ (0.01)	$ (0.00)
Weighted Average Membership Interests	12,000	2,000	16,500	42,500	60,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #GHOST1	Series #BROSGRIMM	Series #KIRBY	Series #03RONALDO
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ (7)	$ (7)	$ (5)
Transportation	-	-	-	-
Insurance	(168)	(168)	(168)	(111)
Maintenance	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(172)
Marketing Expense	-	-	-	-
Banking Fees	-	-	-	-
Interest expense	-	-	-	-
Transaction Fee	-	-	-	-
Gain on Sale	-	-	-	18,600
Loss on Sale	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-
Loss on Impairment	-	-	-	-
Investment Income/(Loss)	-	-	-	-
Income / (Loss) Before Income Taxes	(446)	(446)	(446)	18,312
Provision for Income Taxes	-	-	-	(811)
Net Income / (Loss)	$ (446)	$ (446)	$ (446)	$ 17,500

Basic and Diluted (Loss) per Membership Interest	$ (0.22)	$ (0.09)	$ (0.04)	$ 1.40
Weighted Average Membership Interests	2,000	5,000	10,000	12,500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #MARX	Series #09HARDEN	Series #MEEB15511	Series #90BATMAN	Series #93JETER	Series #SIMPSONS1
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ (7)	$ -	$ (7)	$ (7)	$ (7)
Transportation	-	-	-	-	-	-
Insurance	(168)	(168)	-	(168)	(168)	(168)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	(51,034)	(3,000)	-	(2,500)	(1,754)	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(51,480)	(3,446)	(271)	(2,946)	(2,200)	(446)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (51,480)	$ (3,446)	$ (271)	$ (2,946)	$ (2,200)	$ (446)

Basic and Diluted (Loss) per Membership Interest	$ (6.43)	$ (1.72)	$ (0.02)	$ (0.29)	$ (2.20)	$ (0.22)
Weighted Average Membership Interests	8,000	2,000	15,000	10,000	1,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #SPIDER129	Series #NESDK3	Series #BAYC7359	Series #CURIO10	Series #WILDTHING	Series #1776
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ (7)	$ -	$ -	$ (7)	$ (7)
Transportation	-	-	-	-	-	-
Insurance	(168)	(168)	-	-	(168)	(168)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(193)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	(41,566)	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(446)	(446)	(41,759)	(271)	(446)	(446)
Provision for Income Taxes	-	-	(50)	-	-	-
Net Income / (Loss)	$ (446)	$ (446)	$ (41,809)	$ (271)	$ (446)	$ (446)

Basic and Diluted (Loss) per Membership Interest	$ (0.04)	$ (0.02)	$ (2.20)	$ (0.03)	$ (0.22)	$ (0.01)
Weighted Average Membership Interests	10,000	22,800	19,000	10,000	2,000	80,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #98JORDAN2	Series #MACALLAN1	Series #BAYC9159	Series #FANTASY7	Series #SURFER4
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ (24)	$ -	$ (7)	$ (7)
Transportation	-	-	-	-	-
Insurance	(168)	(154)	-	(168)	(168)
Maintenance	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Interest expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	-	-	(143)	-	(9,600)
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(446)	(449)	(414)	(446)	(10,046)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (446)	$ (449)	$ (414)	$ (446)	$ (10,046)

Basic and Diluted (Loss) per Membership Interest	$ (0.03)	$ (0.45)	$ (0.01)	$ (0.04)	$ (1.00)
Weighted Average Membership Interests	16,500	1,000	39,000	10,000	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #OHTANI2	Series #WILT100	Series #PENGUIN	Series #KARUIZAWA	Series #KOMBAT	Series #APPLELISA
Expenses, gains, losses, interest and other investing income
Storage	$ -	$ (7)	$ (7)	$ (24)	$ (7)	$ (7)
Transportation	-	-	-	-	-	-
Insurance	-	(168)	(168)	(154)	(168)	(168)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	-	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	-	(446)	(446)	(449)	(446)	(446)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ -	$ (446)	$ (446)	$ (449)	$ (446)	$ (446)

Basic and Diluted (Loss) per Membership Interest	$ -	$ (0.04)	$ (0.04)	$ (0.03)	$ (0.04)	$ (0.04)
Weighted Average Membership Interests	-	11,500	10,000	13,000	10,000	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #98MANNING	Series #GIJOE	Series #BEATLES1	Series #SQUIG5847	Series #PACQUIAO	Series #83JOBS
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ (7)	$ (7)	$ -	$ (7)	$ (7)
Transportation	-	-	-	-	-	(86)
Insurance	(168)	(168)	(168)	-	(168)	(168)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	(11,500)	-	-	-	(2,100)	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(11,946)	(446)	(446)	(271)	(2,546)	(532)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (11,946)	$ (446)	$ (446)	$ (271)	$ (2,546)	$ (532)

Basic and Diluted (Loss) per Membership Interest	$ (5.97)	$ (0.09)	$ (0.07)	$ (0.05)	$ (1.27)	$ (0.05)
Weighted Average Membership Interests	2,000	5,000	6,000	6,000	2,000	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #BATMAN181	Series #POPEYE	Series #PUNK5883	Series #HAMILTON1	Series #OBIWAN
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ (7)	$ -	$ (7)	$ (7)
Transportation	-	-	-	-	-
Insurance	(168)	(168)	-	(168)	(168)
Maintenance	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Interest expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	-	-	-	-	(1,000)
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(446)	(446)	(271)	(446)	(1,446)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (446)	$ (446)	$ (271)	$ (446)	$ (1,446)

Basic and Diluted (Loss) per Membership Interest	$ (0.09)	$ (0.04)	$ (0.01)	$ (0.09)	$ (0.72)
Weighted Average Membership Interests	5,000	11,000	40,000	5,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #SMB2	Series #GIANNIS2	Series #86BONDS	Series #MOBYDICK	Series #03SERENA
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ (7)	$ (7)	$ (7)	$ (7)
Transportation	-	-	-	-	-
Insurance	(168)	(168)	(168)	(168)	(168)
Maintenance	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Interest expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	-	-	-	-	(10,625)
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(446)	(446)	(446)	(446)	(11,071)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (446)	$ (446)	$ (446)	$ (446)	$ (11,071)

Basic and Diluted (Loss) per Membership Interest	$ (0.02)	$ (0.01)	$ (0.22)	$ (0.04)	$ (1.30)
Weighted Average Membership Interests	20,000	41,500	2,000	10,000	8,500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #BAYC4612	Series #18OSAKA	Series #05RODGERS	Series #IROBOT	Series #LEICAGOLD	Series #FORTNITE
Expenses, gains, losses, interest and other investing income
Storage	$ -	$ (7)	$ (7)	$ (7)	$ (7)	$ (7)
Transportation	-	-	-	-	-	-
Insurance	-	(168)	(168)	(168)	(168)	(168)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	(167)	(4,900)	-	-	-	(2,543)
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(438)	(5,346)	(446)	(446)	(446)	(2,989)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (438)	$ (5,346)	$ (446)	$ (446)	$ (446)	$ (2,989)

Basic and Diluted (Loss) per Membership Interest	$ (0.00)	$ (2.06)	$ (0.06)	$ (0.45)	$ (0.11)	$ (1.49)
Weighted Average Membership Interests	100,000	2,600	7,000	1,000	4,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #IOMMI	Series #MARIO64	Series #GWTW	Series #NEWWORLD	Series #JAWA	Series #GWLETTER
Expenses, gains, losses, interest and other investing income
Storage	$ -	$ (7)	$ (7)	$ (7)	$ (7)	$ (7)
Transportation	-	-	-	-	-	-
Insurance	(168)	(168)	(168)	(168)	(168)	(168)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	(2,721)	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(439)	(446)	(446)	(3,167)	(446)	(446)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (439)	$ (446)	$ (446)	$ (3,167)	$ (446)	$ (446)

Basic and Diluted (Loss) per Membership Interest	$ (0.07)	$ (0.04)	$ (0.09)	$ (1.58)	$ (0.05)	$ (0.06)
Weighted Average Membership Interests	6,500	12,500	5,000	2,000	9,000	7,500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #MARIOKART	Series #96KOBE2	Series #SHOWCASE4	Series #BAYC8827	Series #BRADBURY
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ (7)	$ (7)	$ -	$ (7)
Transportation	-	-	-	-	-
Insurance	(168)	(168)	(168)	-	(168)
Maintenance	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Interest expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	(6,250)	-	-	(190)	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(6,696)	(446)	(446)	(462)	(446)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (6,696)	$ (446)	$ (446)	$ (462)	$ (446)

Basic and Diluted (Loss) per Membership Interest	$ (1.34)	$ (0.02)	$ (0.04)	$ (0.01)	$ (0.22)
Weighted Average Membership Interests	5,000	22,500	11,000	82,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #MACALLAN2	Series #BEATLES2	Series #92TIGER	Series #DOOD6921	Series #HIRST1	Series #GRIFFEY2
Expenses, gains, losses, interest and other investing income
Storage	$ (24)	$ (7)	$ (7)	$ -	$ (7)	$ (7)
Transportation	-	-	-	-	-	-
Insurance	(154)	(168)	(168)	-	(154)	(168)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	(3,985)	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(449)	(4,431)	(446)	(271)	(432)	(446)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (449)	$ (4,431)	$ (446)	$ (271)	$ (432)	$ (446)

Basic and Diluted (Loss) per Membership Interest	$ (0.09)	$ (1.77)	$ (0.04)	$ (0.02)	$ (0.09)	$ (0.22)
Weighted Average Membership Interests	5,000	2,500	10,000	11,000	5,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #SKYWALKER	Series #85GPK2	Series #19HAALAND	Series #MEGALODON	Series #KELLER	Series #GODFATHER
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ (7)	$ (7)	$ (2,000)	$ (7)	$ (7)
Transportation	-	-	-	-	-	-
Insurance	(168)	(168)	(168)	(168)	(168)	(168)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	(12,550)	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(446)	(446)	(12,996)	(2,439)	(446)	(446)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (446)	$ (446)	$ (12,996)	$ (2,439)	$ (446)	$ (446)

Basic and Diluted (Loss) per Membership Interest	$ (0.09)	$ (0.09)	$ (2.60)	$ (0.08)	$ (0.15)	$ (0.45)
Weighted Average Membership Interests	5,000	5,000	5,000	30,000	3,000	1,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #MAYC5750	Series #SUPREMEPB	Series #MJTICKET	Series #COOLCAT	Series #BLASTOISE	Series #MACALLAN3
Expenses, gains, losses, interest and other investing income
Storage	$ -	$ (7)	$ (7)	$ (7)	$ (7)	$ (146)
Transportation	-	-	-	-	-	-
Insurance	-	(168)	(168)	(168)	(168)	(154)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(271)	(271)	(271)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	(106)	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(377)	(446)	(446)	(446)	(446)	(571)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (377)	$ (446)	$ (446)	$ (446)	$ (446)	$ (571)

Basic and Diluted (Loss) per Membership Interest	$ (0.04)	$ (0.04)	$ (0.02)	$ (0.11)	$ (0.01)	$ (0.14)
Weighted Average Membership Interests	10,000	10,000	20,000	4,000	50,000	4,100

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2025

	Series #SUPERMAN6	Series #MOONPASS	Series #90FANTASY	Consolidated
Expenses, gains, losses, interest and other investing income
Storage	$ (7)	$ (7)	$ (7)	$ (87,835)
Transportation	-	-	-	(2,131)
Insurance	(168)	(168)	(168)	(55,703)
Maintenance	-	-	-	(20,000)
Bookkeeping and Accounting Fees	(271)	(271)	(271)	(97,564)
Marketing Expense	-	-	-	-
Banking Fees	-	-	-	-
Interest expense	-	-	-	-
Transaction Fee	-	-	-	-
Gain on Sale	-	-	-	838,178
Loss on Sale	-	-	-	(26,600)
Loss on Sale of Digital Assets	-	-	-	-
Loss on Impairment	-	-	(1,700)	(650,141)
Investment Income/(Loss)	-	-	-	-
Income / (Loss) Before Income Taxes	(446)	(446)	(2,146)	(101,796)
Provision for Income Taxes	-	-	-	(141,712)
Net Income / (Loss)	$ (446)	$ (446)	$ (2,146)	$ (243,509)

Basic and Diluted (Loss) per Membership Interest	$ (0.15)	$ (0.34)	$ (0.72)
Weighted Average Membership Interests	3,000	1,300	3,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #69BM1	Series #55PS1
Expenses, gains, losses, interest and other investing income
Storage	$ (1,800)	$ (450)
Transportation	-	(1,667)
Insurance	(159)	(214)
Maintenance	-	(794)
Bookkeeping and Accounting Fees	(259)	(259)
Marketing Expense	-	-
Banking Fees	-	-
Interest expense	-	-
Transaction Fee	-	-
Gain on Sale	-	-
Loss on Sale	-	-
Loss on Sale of Digital Assets	-	-
Loss on Impairment	-	-
Investment Income/(Loss)	-	-
Income / (Loss) Before Income Taxes	(2,218)	(3,383)
Provision for Income Taxes	-	-
Net Income / (Loss)	$ (2,218)	$ (3,383)

Basic and Diluted (Loss) per Membership Interest	$ (1.11)	$ (1.69)
Weighted Average Membership Interests	2,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #90FM1	Series #83FB1	Series #98DV1	Series #93XJ1
Expenses, gains, losses, interest and other investing income
Storage	$ (1,800)	$ (1,800)	$ (1,800)	$ (1,800)
Transportation	-	-	-	-
Insurance	(143)	(200)	(162)	(224)
Maintenance	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-
Banking Fees	-	-	-	-
Interest expense	-	-	-	-
Transaction Fee	-	-	-	-
Gain on Sale	-	-	-	-
Loss on Sale	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-
Loss on Impairment	-	-	-	-
Investment Income/(Loss)	-	-	-	-
Income / (Loss) Before Income Taxes	(2,202)	(2,259)	(2,221)	(2,283)
Provision for Income Taxes	-	-	-	-
Net Income / (Loss)	$ (2,202)	$ (2,259)	$ (2,221)	$ (2,283)

Basic and Diluted (Loss) per Membership Interest	$ (1.10)	$ (0.45)	$ (1.11)	$ (0.46)
Weighted Average Membership Interests	2,000	5,000	2,000	5,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #91MV1	Series #92LD1	Series #94DV1	Series #72MC1	Series #11BM1
Expenses, gains, losses, interest and other investing income
Storage	$ (1,800)	$ (450)	$ (1,800)	$ (1,800)	$ (1,800)
Transportation	-	(1,200)	-	(1,167)	-
Insurance	(147)	(167)	(150)	(161)	(155)
Maintenance	-	-	-	(794)	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Interest expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	-	-	-	(16,562)	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(2,205)	(2,076)	(2,209)	(20,742)	(2,213)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (2,205)	$ (2,076)	$ (2,209)	$ (20,742)	$ (2,213)

Basic and Diluted (Loss) per Membership Interest	$ (1.10)	$ (0.69)	$ (1.10)	$ (10.37)	$ (1.11)
Weighted Average Membership Interests	2,000	3,000	2,000	2,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #63CC1	Series #76PT1	Series #75RA1	Series #65AG1
Expenses, gains, losses, interest and other investing income
Storage	$ (1,800)	$ (1,800)	$ (1,800)	$ (1,800)
Transportation	-	-	-	(1,167)
Insurance	(162)	(173)	(154)	(171)
Maintenance	-	-	-	(794)
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-
Banking Fees	-	-	-	-
Interest expense	-	-	-	-
Transaction Fee	-	-	-	-
Gain on Sale	-	-	-	-
Loss on Sale	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-
Loss on Impairment	-	-	-	-
Investment Income/(Loss)	-	-	-	-
Income / (Loss) Before Income Taxes	(2,221)	(2,232)	(2,213)	(4,190)
Provision for Income Taxes	-	-	-	-
Net Income / (Loss)	$ (2,221)	$ (2,232)	$ (2,213)	$ (4,190)

Basic and Diluted (Loss) per Membership Interest	$ (1.11)	$ (0.74)	$ (0.74)	$ (2.10)
Weighted Average Membership Interests	2,000	3,000	3,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #90MM1	Series #61JE1	Series #65FM1
Expenses, gains, losses, interest and other investing income
Storage	$ (1,800)	$ (1,800)	$ (1,800)
Transportation	-	-	-
Insurance	(145)	(183)	(154)
Maintenance	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)
Marketing Expense	-	-	-
Banking Fees	-	-	-
Interest expense	-	-	-
Transaction Fee	-	-	-
Gain on Sale	-	-	-
Loss on Sale	-	-	-
Loss on Sale of Digital Assets	-	-	-
Loss on Impairment	-	-	-
Investment Income/(Loss)	-	-	-
Income / (Loss) Before Income Taxes	(2,203)	(2,242)	(2,213)
Provision for Income Taxes	-	-	-
Net Income / (Loss)	$ (2,203)	$ (2,242)	$ (2,213)

Basic and Diluted (Loss) per Membership Interest	$ (0.44)	$ (0.75)	$ (1.11)
Weighted Average Membership Interests	5,000	3,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #99SS1	Series #94FS1	Series #61MG1	Series #92CC1
Expenses, gains, losses, interest and other investing income
Storage	$ (1,800)	$ (1,800)	$ (1,800)	$ (1,800)
Transportation	-	-	-	-
Insurance	(164)	(165)	(200)	(149)
Maintenance	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-
Banking Fees	-	-	-	-
Interest expense	-	-	-	-
Transaction Fee	-	-	-	-
Gain on Sale	-	-	-	-
Loss on Sale	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-
Loss on Impairment	-	-	-	-
Investment Income/(Loss)	-	-	-	-
Income / (Loss) Before Income Taxes	(2,222)	(2,224)	(2,258)	(2,207)
Provision for Income Taxes	-	-	-	-
Net Income / (Loss)	$ (2,222)	$ (2,224)	$ (2,258)	$ (2,207)

Basic and Diluted (Loss) per Membership Interest	$ (2.22)	$ (1.11)	$ (0.45)	$ (1.10)
Weighted Average Membership Interests	1,000	2,000	5,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #88LL1	Series #MEEB11275	Series #82TAYLOR	Series #HOLMES	Series #HULK180
Expenses, gains, losses, interest and other investing income
Storage	$ (1,800)	$ (39)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-
Insurance	(190)	-	(256)	(247)	(250)
Maintenance	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Interest expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	-	-	(2,700)	(3,350)	(11,646)
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(2,249)	(298)	(3,227)	(3,868)	(12,167)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (2,249)	$ (298)	$ (3,227)	$ (3,868)	$ (12,167)

Basic and Diluted (Loss) per Membership Interest	$ (1.12)	$ (0.01)	$ (1.61)	$ (1.55)	$ (1.22)
Weighted Average Membership Interests	2,000	20,000	2,000	2,500	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #05JAYZ	Series #JUSTINIAN	Series #67ICEBOWL	Series #DKCOUNTRY	Series #FALCON	Series #MARIOWRLD
Expenses, gains, losses, interest and other investing income
Storage	$ (40)	$ (13)	$ (40)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(263)	(262)	(252)	(260)	(297)	(426)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	(5,428)	-	-	-	(16,944)	(19,143)
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(5,989)	(534)	(551)	(531)	(17,513)	(19,841)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (5,989)	$ (534)	$ (551)	$ (531)	$ (17,513)	$ (19,841)

Basic and Diluted (Loss) per Membership Interest	$ (1.62)	$ (0.27)	$ (0.28)	$ (0.18)	$ (1.75)	$ (0.60)
Weighted Average Membership Interests	3,700	2,000	2,000	3,000	10,000	33,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #82AV1	Series #SUPERBWL1	Series #MEEB7985	Series #BONDWATCH	Series #95FF1	Series #MAYC857
Expenses, gains, losses, interest and other investing income
Storage	$ (1,800)	$ (40)	$ (39)	$ (13)	$ (1,800)	$ (39)
Transportation	-	(38)	-	-	-	-
Insurance	(192)	(268)	-	(231)	(160)	-
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	(265)
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(2,251)	(605)	(298)	(503)	(2,218)	(563)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (2,251)	$ (605)	$ (298)	$ (503)	$ (2,218)	$ (563)

Basic and Diluted (Loss) per Membership Interest	$ (0.15)	$ (0.15)	$ (0.04)	$ (0.03)	$ (0.18)	$ (0.05)
Weighted Average Membership Interests	14,875	4,000	7,600	20,000	12,000	10,800

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #PUNK2981	Series #WOW2221	Series #NIKON1	Series #LOTF	Series #DOOD6778	Series #BAKC7820
Expenses, gains, losses, interest and other investing income
Storage	$ (39)	$ (39)	$ (13)	$ (13)	$ (39)	$ (39)
Transportation	-	-	-	-	-	-
Insurance	-	-	(273)	(239)	-	-
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	(18,838)	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(298)	(19,135)	(544)	(511)	(298)	(298)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (298)	$ (19,135)	$ (544)	$ (511)	$ (298)	$ (298)

Basic and Diluted (Loss) per Membership Interest	$ (0.00)	$ (4.78)	$ (0.08)	$ (0.26)	$ (0.05)	$ (0.05)
Weighted Average Membership Interests	62,000	4,000	7,000	2,000	6,000	6,200

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #NBAJAM	Series #SANDBOX1	Series #WOW6586	Series #AZUKI6704	Series #58PELE4	Series #OBAMABALL
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (39)	$ (39)	$ (39)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(313)	-	-	-	(296)	(369)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	(29,570)	(45,786)	(37,749)	-	-	(21,382)
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(30,154)	(46,084)	(38,047)	(298)	(568)	(22,022)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (30,154)	$ (46,084)	$ (38,047)	$ (298)	$ (568)	$ (22,022)

Basic and Diluted (Loss) per Membership Interest	$ (3.21)	$ (2.19)	$ (3.66)	$ (0.05)	$ (0.07)	$ (2.10)
Weighted Average Membership Interests	9,400	21,000	10,400	6,400	8,000	10,500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #BART	Series #HOMER	Series #SI1	Series #GOLD1	Series #VERSTAPP1	Series #96TIGER
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(265)	(265)	(244)	(260)	(280)	(305)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	(3,712)	-	-	-	-	(22,347)
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(4,249)	(537)	(516)	(532)	(552)	(22,924)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (4,249)	$ (537)	$ (516)	$ (532)	$ (552)	$ (22,924)

Basic and Diluted (Loss) per Membership Interest	$ (1.42)	$ (0.18)	$ (0.10)	$ (0.13)	$ (0.14)	$ (2.08)
Weighted Average Membership Interests	3,000	3,000	5,000	4,000	4,000	11,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #88ZELDA	Series #STARWARS3	Series #YEEZY	Series #MAYC9114	Series #VFRNDS1	Series #MBIRD2754
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (39)	$ (13)	$ (39)
Transportation	-	-	-	-	-	-
Insurance	(311)	(272)	(283)	-	(290)	-
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	(12)	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	(44,727)	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(583)	(543)	(555)	(45,036)	(562)	(298)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (583)	$ (543)	$ (555)	$ (45,036)	$ (562)	$ (298)

Basic and Diluted (Loss) per Membership Interest	$ (0.05)	$ (0.21)	$ (0.11)	$ (2.57)	$ (0.02)	$ (0.02)
Weighted Average Membership Interests	12,000	2,600	5,000	17,500	27,500	12,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #VEEFRND1	Series #TREASURE	Series #KENNERSET	Series #LEDZEPP1	Series #VEEVIPER
Expenses, gains, losses, interest and other investing income
Storage	$ (39)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-
Insurance	-	(246)	(256)	(296)	(256)
Maintenance	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Interest expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(298)	(518)	(527)	(568)	(528)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (298)	$ (518)	$ (527)	$ (568)	$ (528)

Basic and Diluted (Loss) per Membership Interest	$ (0.04)	$ (0.12)	$ (0.42)	$ (0.07)	$ (0.04)
Weighted Average Membership Interests	6,720	4,500	1,250	8,000	15,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #BEEPLE1	Series #WARHOL1	Series #GAMEBOY	Series #CROESUS	Series #SACHS1	Series #32RUTH
Expenses, gains, losses, interest and other investing income
Storage	$ (39)	$ (13)	$ (13)	$ (13)	$ (39)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	-	(272)	(268)	(214)	(141)	(351)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	(13,250)	-	(334)	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(298)	(543)	(13,790)	(486)	(772)	(623)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (298)	$ (543)	$ (13,790)	$ (486)	$ (772)	$ (623)

Basic and Diluted (Loss) per Membership Interest	$ (0.02)	$ (0.03)	$ (3.06)	$ (0.06)	$ (0.36)	$ (0.03)
Weighted Average Membership Interests	13,600	17,000	4,500	8,000	2,150	19,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #ELON1	Series #105.ETH	Series #R2D2	Series #VADER	Series #WARHOL2	Series #JEKYLL
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (39)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(250)	-	(253)	(250)	(254)	(246)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(522)	(298)	(524)	(522)	(526)	(518)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (522)	$ (298)	$ (524)	$ (522)	$ (526)	$ (518)

Basic and Diluted (Loss) per Membership Interest	$ (0.14)	$ (0.03)	$ (0.26)	$ (0.35)	$ (0.08)	$ (0.10)
Weighted Average Membership Interests	3,750	10,000	2,000	1,500	6,500	5,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #BUFFETT1	Series #DRACULA10	Series #PAPPY1	Series #1857COIN	Series #ANDYPELE
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (104)	$ (13)	$ (12)
Transportation	-	-	-	-	-
Insurance	(245)	(249)	(148)	(170)	(145)
Maintenance	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Interest expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	-	(1,492)	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(517)	(2,013)	(511)	(441)	(416)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (517)	$ (2,013)	$ (511)	$ (441)	$ (416)

Basic and Diluted (Loss) per Membership Interest	$ (0.10)	$ (0.50)	$ (0.26)	$ (0.09)	$ (0.06)
Weighted Average Membership Interests	5,000	4,000	2,000	5,000	6,500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #BOBAFETT	Series #ELVIS	Series #GBOYCOLOR	Series #JETFIRE	Series #POPEBALL	Series #RABBIT
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(272)	(287)	(249)	(251)	(265)	(250)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(544)	(559)	(521)	(523)	(536)	(522)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (544)	$ (559)	$ (521)	$ (523)	$ (536)	$ (522)

Basic and Diluted (Loss) per Membership Interest	$ (0.21)	$ (0.11)	$ (0.32)	$ (0.31)	$ (0.11)	$ (0.05)
Weighted Average Membership Interests	2,600	5,000	1,625	1,700	4,750	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #GRATEFUL1	Series #BOBAPROTO	Series #ARSHAM1	Series #SCARFACE
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (1,800)	$ (10)
Transportation	-	-	(2,300)	(77)
Insurance	(383)	(419)	(162)	(231)
Maintenance	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(178)
Marketing Expense	-	-	-	-
Banking Fees	-	-	-	-
Interest expense	-	-	-	-
Transaction Fee	-	-	-	-
Gain on Sale	-	-	-	-
Loss on Sale	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-
Loss on Impairment	-	-	-	-
Investment Income/(Loss)	-	-	-	-
Income / (Loss) Before Income Taxes	(654)	(691)	(4,521)	(495)
Provision for Income Taxes	-	-	-	-
Net Income / (Loss)	$ (654)	$ (691)	$ (4,521)	$ (495)

Basic and Diluted (Loss) per Membership Interest	$ (0.05)	$ (0.05)	$ (0.67)	$ (0.25)
Weighted Average Membership Interests	12,500	15,000	6,750	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #ARSHAM2	Series #LEBRON	Series #94VTTT	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI
Expenses, gains, losses, interest and other investing income
Storage	$ (1,200)	$ -	$ -	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	(38)	-	-
Insurance	(141)	-	(27)	(402)	(310)	(162)
Maintenance	(480)	-	-	-	-	-
Bookkeeping and Accounting Fees	(178)	(117)	(45)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,999)	(117)	(72)	(712)	(581)	(434)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (1,999)	$ (117)	$ (72)	$ (712)	$ (581)	$ (434)

Basic and Diluted (Loss) per Membership Interest	$ (0.06)	$ (0.00)	$ (0.00)	$ (0.07)	$ (0.29)	$ (0.22)
Weighted Average Membership Interests	31,500	50,000	29,500	10,000	2,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #TWOCITIES	Series #FROST	Series #BIRKINBLU	Series #SMURF
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-
Insurance	(245)	(245)	(313)	(178)
Maintenance	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-
Banking Fees	-	-	-	-
Interest expense	-	-	-	-
Transaction Fee	-	-	-	-
Gain on Sale	-	-	-	-
Loss on Sale	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-
Loss on Impairment	-	-	-	-
Investment Income/(Loss)	-	-	-	-
Income / (Loss) Before Income Taxes	(517)	(516)	(584)	(450)
Provision for Income Taxes	-	-	-	-
Net Income / (Loss)	$ (517)	$ (516)	$ (584)	$ (450)

Basic and Diluted (Loss) per Membership Interest	$ (2.58)	$ (2.58)	$ (0.58)	$ (0.22)
Weighted Average Membership Interests	200	200	1,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #EINSTEIN	Series #HONUS	Series #75ALI	Series #BIRKINBOR
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (183)	$ (13)	$ (13)
Transportation	-	-	-	-
Insurance	(245)	(878)	(299)	(306)
Maintenance	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-
Banking Fees	-	-	-	-
Interest expense	-	-	-	-
Transaction Fee	-	-	-	-
Gain on Sale	-	-	-	-
Loss on Sale	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-
Loss on Impairment	-	-	-	-
Investment Income/(Loss)	-	-	-	-
Income / (Loss) Before Income Taxes	(517)	(1,320)	(570)	(578)
Provision for Income Taxes	-	-	-	-
Net Income / (Loss)	$ (517)	$ (1,320)	$ (570)	$ (578)

Basic and Diluted (Loss) per Membership Interest	$ (0.26)	$ (0.13)	$ (0.57)	$ (0.29)
Weighted Average Membership Interests	2,000	10,000	1,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #SPIDER1	Series #BATMAN3	Series #ULYSSES	Series #ROOSEVELT	Series #56MANTLE	Series #AGHOWL
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(247)	(257)	(247)	(246)	(254)	(246)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	(4,180)	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(518)	(529)	(4,699)	(518)	(526)	(517)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (518)	$ (529)	$ (4,699)	$ (518)	$ (526)	$ (517)

Basic and Diluted (Loss) per Membership Interest	$ (0.52)	$ (0.53)	$ (9.40)	$ (0.52)	$ (0.05)	$ (1.03)
Weighted Average Membership Interests	1,000	1,000	500	1,000	10,000	500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #18ZION	Series #SNOOPY	Series #APOLLO11	Series #YOKO	Series #HIMALAYA
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-
Insurance	(260)	(171)	(281)	(245)	(408)
Maintenance	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Interest expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	(9,795)	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(10,327)	(443)	(553)	(517)	(680)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (10,327)	$ (443)	$ (553)	$ (517)	$ (680)

Basic and Diluted (Loss) per Membership Interest	$ (20.65)	$ (0.22)	$ (0.55)	$ (2.58)	$ (0.34)
Weighted Average Membership Interests	500	2,000	1,000	200	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #55CLEMENTE	Series #LOTR	Series #CATCHER	Series #BOND1	Series #SUPER21	Series #BIRKINTAN
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(289)	(248)	(245)	(250)	(244)	(275)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	(8,435)	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(560)	(520)	(517)	(8,956)	(516)	(546)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (560)	$ (520)	$ (517)	$ (8,956)	$ (516)	$ (546)

Basic and Diluted (Loss) per Membership Interest	$ (0.56)	$ (0.52)	$ (1.03)	$ (8.96)	$ (0.06)	$ (0.55)
Weighted Average Membership Interests	1,000	1,000	500	1,000	8,500	1,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #GMTBLACK1	Series #61JFK	Series #LINCOLN	Series #STARWARS1	Series #68MAYS
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-
Insurance	(172)	(246)	(255)	(245)	(283)
Maintenance	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Interest expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(444)	(518)	(527)	(516)	(555)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (444)	$ (518)	$ (527)	$ (516)	$ (555)

Basic and Diluted (Loss) per Membership Interest	$ (0.44)	$ (0.26)	$ (0.13)	$ (0.04)	$ (0.28)
Weighted Average Membership Interests	1,000	2,000	4,000	12,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #56TEDWILL	Series #CAPTAIN3	Series #CHURCHILL	Series #SHKSPR4	Series #03KOBE	Series #03JORDAN
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(344)	(250)	(244)	(263)	(299)	(285)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(253)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	(500)	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(616)	(521)	(516)	(534)	(1,065)	(556)
Provision for Income Taxes	-	-	-	-	(50)	-
Net Income / (Loss)	$ (616)	$ (521)	$ (516)	$ (534)	$ (1,115)	$ (556)

Basic and Diluted (Loss) per Membership Interest	$ (0.31)	$ (0.52)	$ (0.07)	$ (0.53)	$ (0.18)	$ (0.28)
Weighted Average Membership Interests	2,000	1,000	7,500	1,000	6,250	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #39TEDWILL	Series #94JETER	Series #2020TOPPS	Series #05LATOUR	Series #16SCREAG	Series #14DRC
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (23)	$ (23)	$ (23)
Transportation	-	-	-	-	-	-
Insurance	(278)	(292)	(367)	(145)	(161)	(170)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(550)	(564)	(639)	(427)	(443)	(452)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (550)	$ (564)	$ (639)	$ (427)	$ (443)	$ (452)

Basic and Diluted (Loss) per Membership Interest	$ (0.10)	$ (0.56)	$ (0.06)	$ (0.43)	$ (0.44)	$ (0.45)
Weighted Average Membership Interests	5,600	1,000	10,000	1,000	1,000	1,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #86RICE	Series #57MANTLE	Series #SOBLACK	Series #GATSBY	Series #93DAYTONA
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-
Insurance	(268)	(253)	(306)	(278)	(188)
Maintenance	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Interest expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(540)	(525)	(578)	(550)	(459)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (540)	$ (525)	$ (578)	$ (550)	$ (459)

Basic and Diluted (Loss) per Membership Interest	$ (0.02)	$ (0.07)	$ (0.58)	$ (0.14)	$ (0.23)
Weighted Average Membership Interests	23,000	8,000	1,000	4,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #09TROUT	Series #57STARR	Series #03KOBE2	Series #16PETRUS	Series #ALICE
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (23)	$ (13)
Transportation	-	-	-	-	-
Insurance	(529)	(253)	(269)	(165)	(245)
Maintenance	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Interest expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	(151,800)	-	(6,000)	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(152,600)	(525)	(6,541)	(447)	(516)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (152,600)	$ (525)	$ (6,541)	$ (447)	$ (516)

Basic and Diluted (Loss) per Membership Interest	$ (13.56)	$ (0.07)	$ (1.14)	$ (0.05)	$ (0.04)
Weighted Average Membership Interests	11,250	8,000	5,750	9,000	12,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #SPIDER10	Series #62MANTLE	Series #BATMAN6	Series #79STELLA	Series #TKAM
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-
Insurance	(246)	(411)	(247)	(219)	(248)
Maintenance	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Interest expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	-	-	(3,100)	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(518)	(682)	(3,619)	(490)	(520)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (518)	$ (682)	$ (3,619)	$ (490)	$ (520)

Basic and Diluted (Loss) per Membership Interest	$ (0.12)	$ (0.11)	$ (1.81)	$ (0.04)	$ (0.26)
Weighted Average Membership Interests	4,200	6,000	2,000	13,800	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #DIMAGGIO2	Series #13BEAUX	Series #ANMLFARM	Series #00BRADY
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (23)	$ (13)	$ (13)
Transportation	-	-	-	-
Insurance	(163)	(155)	(244)	(287)
Maintenance	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-
Banking Fees	-	-	-	-
Interest expense	-	-	-	-
Transaction Fee	-	-	-	-
Gain on Sale	-	-	-	-
Loss on Sale	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-
Loss on Impairment	-	-	-	-
Investment Income/(Loss)	-	-	-	-
Income / (Loss) Before Income Taxes	(435)	(436)	(516)	(559)
Provision for Income Taxes	-	-	-	-
Net Income / (Loss)	$ (435)	$ (436)	$ (516)	$ (559)

Basic and Diluted (Loss) per Membership Interest	$ (0.22)	$ (0.09)	$ (0.52)	$ (0.15)
Weighted Average Membership Interests	2,000	5,100	1,000	3,750

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #85NES	Series #69KAREEM	Series #59JFK	Series #04LEBRON	Series #GOLDENEYE
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-
Insurance	(276)	(272)	(247)	(299)	(272)
Maintenance	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Interest expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(547)	(544)	(519)	(570)	(543)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (547)	$ (544)	$ (519)	$ (570)	$ (543)

Basic and Diluted (Loss) per Membership Interest	$ (0.07)	$ (0.22)	$ (0.26)	$ (0.11)	$ (0.11)
Weighted Average Membership Interests	8,000	2,500	2,000	5,000	5,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #MOONSHOE	Series #03LEBRON2	Series #GRAPES	Series #98KANGA	Series #06BRM
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (23)
Transportation	-	-	-	-	-
Insurance	(243)	(357)	(249)	(433)	(151)
Maintenance	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Interest expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	-	(39,827)	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(514)	(40,456)	(520)	(705)	(432)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (514)	$ (40,456)	$ (520)	$ (705)	$ (432)

Basic and Diluted (Loss) per Membership Interest	$ (0.03)	$ (8.09)	$ (0.26)	$ (0.03)	$ (0.23)
Weighted Average Membership Interests	18,000	5,000	2,000	21,250	1,850

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #DUNE	Series #86FLEER	Series #WILDGUN	Series #13GIANNIS	Series #04MESSI	Series #AVENGE57
Expenses, gains, losses, interest and other investing income
Storage	$ (40)	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(245)	(429)	(273)	(268)	(293)	(246)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(544)	(701)	(545)	(539)	(565)	(518)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (544)	$ (701)	$ (545)	$ (539)	$ (565)	$ (518)

Basic and Diluted (Loss) per Membership Interest	$ (0.54)	$ (0.04)	$ (0.14)	$ (0.11)	$ (0.06)	$ (0.03)
Weighted Average Membership Interests	1,000	16,500	4,000	5,000	9,000	20,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #03TACHE	Series #99TMB2	Series #BULLSRING	Series #70AARON	Series #96CHARZRD
Expenses, gains, losses, interest and other investing income
Storage	$ (23)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-
Insurance	(185)	(307)	(560)	(263)	(316)
Maintenance	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Interest expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	-	-	-	-	(20,469)
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(467)	(578)	(832)	(535)	(21,057)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (467)	$ (578)	$ (832)	$ (535)	$ (21,057)

Basic and Diluted (Loss) per Membership Interest	$ (0.03)	$ (0.06)	$ (0.03)	$ (0.09)	$ (3.24)
Weighted Average Membership Interests	15,600	10,000	30,000	6,000	6,500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #01TIGER	Series #ICECLIMB	Series #09COBB	Series #96JORDAN2	Series #JUNGLEBOX	Series #59FLASH
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (40)	$ (13)	$ (13)	$ (13)
Transportation	-	-	(38)	(215)	-	-
Insurance	(263)	(332)	(278)	(304)	(281)	(254)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(534)	(603)	(615)	(790)	(553)	(526)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (534)	$ (603)	$ (615)	$ (790)	$ (553)	$ (526)

Basic and Diluted (Loss) per Membership Interest	$ (0.29)	$ (0.06)	$ (0.08)	$ (0.07)	$ (0.08)	$ (0.05)
Weighted Average Membership Interests	1,850	10,000	8,000	10,800	6,900	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #FOSSILBOX	Series #POKEBLUE	Series #98GTA	Series #PICNIC	Series #DOMINOS	Series #09CURRY
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(266)	(268)	(260)	(304)	(151)	(272)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	(9,477)	-	(2,106)
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(537)	(540)	(531)	(10,053)	(423)	(2,649)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (537)	$ (540)	$ (531)	$ (10,053)	$ (423)	$ (2,649)

Basic and Diluted (Loss) per Membership Interest	$ (0.13)	$ (0.22)	$ (0.17)	$ (5.03)	$ (0.21)	$ (1.06)
Weighted Average Membership Interests	4,200	2,400	3,150	2,000	2,000	2,500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #09BEAUX	Series #KEROUAC	Series #62BOND	Series #71TOPPS
Expenses, gains, losses, interest and other investing income
Storage	$ (23)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-
Insurance	(159)	(259)	(257)	(319)
Maintenance	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-
Banking Fees	-	-	-	-
Interest expense	-	-	-	-
Transaction Fee	-	-	-	-
Gain on Sale	-	-	-	-
Loss on Sale	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-
Loss on Impairment	-	-	-	-
Investment Income/(Loss)	-	-	-	-
Income / (Loss) Before Income Taxes	(441)	(531)	(529)	(591)
Provision for Income Taxes	-	-	-	-
Net Income / (Loss)	$ (441)	$ (531)	$ (529)	$ (591)

Basic and Diluted (Loss) per Membership Interest	$ (0.06)	$ (0.11)	$ (0.03)	$ (0.03)
Weighted Average Membership Interests	6,800	4,900	15,500	17,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #DEATON	Series #98ZELDA	Series #03JORDAN2	Series #91JORDAN	Series #17DUJAC
Expenses, gains, losses, interest and other investing income
Storage	$ -	$ (13)	$ (13)	$ (13)	$ (23)
Transportation	-	-	-	-	-
Insurance	(370)	(268)	(289)	(328)	(155)
Maintenance	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Interest expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	-	(9,106)	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(628)	(9,645)	(560)	(600)	(437)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (628)	$ (9,645)	$ (560)	$ (600)	$ (437)

Basic and Diluted (Loss) per Membership Interest	$ (0.06)	$ (1.93)	$ (0.06)	$ (0.06)	$ (0.13)
Weighted Average Membership Interests	11,400	5,000	10,000	10,000	3,250

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #FAUBOURG2	Series #MOSASAUR	Series #03LEBRON3	Series #95TOPSUN	Series #09TROUT2
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (2,000)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-
Insurance	(434)	(252)	(502)	(306)	(306)
Maintenance	-	-	-	-	-
Bookkeeping and Accounting Fees	(246)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Interest expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	30,000	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	29,307	(2,510)	(774)	(578)	(578)
Provision for Income Taxes	(4,868)	-	-	-	-
Net Income / (Loss)	$ 24,439	$ (2,510)	$ (774)	$ (578)	$ (578)

Basic and Diluted (Loss) per Membership Interest	$ 2.22	$ (0.42)	$ (0.08)	$ (0.06)	$ (0.05)
Weighted Average Membership Interests	11,000	6,000	10,000	10,000	11,200

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #59BOND	Series #OPEECHEE	Series #ROCKETBOX	Series #94JORDAN	Series #18LUKA	Series #FANFOUR5
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(256)	(563)	(275)	(336)	(271)	(257)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(528)	(835)	(546)	(608)	(543)	(528)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (528)	$ (835)	$ (546)	$ (608)	$ (543)	$ (528)

Basic and Diluted (Loss) per Membership Interest	$ (0.05)	$ (0.08)	$ (0.12)	$ (0.06)	$ (0.10)	$ (0.05)
Weighted Average Membership Interests	10,250	10,000	4,750	10,000	5,300	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #11BELAIR	Series #76PAYTON	Series #85MJPROMO	Series #96KOBE	Series #99CHARZRD
Expenses, gains, losses, interest and other investing income
Storage	$ (23)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-
Insurance	(153)	(311)	(271)	(328)	(624)
Maintenance	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Interest expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	-	-	-	(21,790)	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(435)	(582)	(543)	(22,390)	(896)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (435)	$ (582)	$ (543)	$ (22,390)	$ (896)

Basic and Diluted (Loss) per Membership Interest	$ (0.22)	$ (0.06)	$ (0.16)	$ (3.20)	$ (0.03)
Weighted Average Membership Interests	2,000	10,000	3,500	7,000	35,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #MARADONA	Series #POKEYELOW	Series #POKELUGIA	Series #VANHALEN
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-
Insurance	(257)	(302)	(364)	(253)
Maintenance	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-
Banking Fees	-	-	-	-
Interest expense	-	-	-	-
Transaction Fee	-	-	-	-
Gain on Sale	-	-	-	-
Loss on Sale	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-
Loss on Impairment	-	-	-	-
Investment Income/(Loss)	-	-	-	-
Income / (Loss) Before Income Taxes	(529)	(574)	(635)	(525)
Provision for Income Taxes	-	-	-	-
Net Income / (Loss)	$ (529)	$ (574)	$ (635)	$ (525)

Basic and Diluted (Loss) per Membership Interest	$ (0.26)	$ (0.05)	$ (0.06)	$ (0.10)
Weighted Average Membership Interests	2,000	11,000	10,000	5,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #05MJLJ	Series #81MONTANA	Series #00MOUTON	Series #07DURANT	Series #56AARON	Series #85LEMIEUX
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (23)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(334)	(323)	(156)	(389)	(295)	(342)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(249)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	(15,350)	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	(72,209)	-	(31,417)
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(15,947)	(595)	(437)	(72,870)	(566)	(32,031)
Provision for Income Taxes	(50)	-	-	-	-	-
Net Income / (Loss)	$ (15,997)	$ (595)	$ (437)	$ (72,870)	$ (566)	$ (32,031)

Basic and Diluted (Loss) per Membership Interest	$ (0.78)	$ (0.06)	$ (0.22)	$ (8.10)	$ (0.06)	$ (1.83)
Weighted Average Membership Interests	20,500	10,000	2,000	9,000	10,000	17,500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #87JORDAN	Series #AC23	Series #APPLE1	Series #GWLOTTO	Series #GYMBOX	Series #HUCKFINN
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(300)	(247)	(1,180)	(248)	(262)	(246)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	(19,246)	-	-	-	-	(7,100)
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(19,818)	(519)	(1,451)	(519)	(534)	(7,618)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (19,818)	$ (519)	$ (1,451)	$ (519)	$ (534)	$ (7,618)

Basic and Diluted (Loss) per Membership Interest	$ (1.98)	$ (0.13)	$ (0.04)	$ (0.21)	$ (0.18)	$ (3.81)
Weighted Average Membership Interests	10,000	4,000	33,000	2,500	3,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #NEOBOX	Series #NEWTON	Series #NICKLAUS1	Series #POKEMON2	Series #POKERED	Series #RIVIERA
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(294)	(291)	(287)	(720)	(287)	(169)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	(50,500)	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(565)	(563)	(558)	(51,491)	(558)	(441)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (565)	$ (563)	$ (558)	$ (51,491)	$ (558)	$ (441)

Basic and Diluted (Loss) per Membership Interest	$ (0.06)	$ (0.02)	$ (0.14)	$ (1.24)	$ (0.06)	$ (0.07)
Weighted Average Membership Interests	10,000	30,000	4,000	41,500	10,000	6,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #SMB3	Series #WALDEN	Series #WZRDOFOZ	Series #60ALI	Series #TORNEK	Series #DIMAGGIO3
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	(247)
Insurance	(270)	(246)	(258)	(510)	(335)	(770)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(542)	(518)	(530)	(781)	(607)	(1,289)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (542)	$ (518)	$ (530)	$ (781)	$ (607)	$ (1,289)

Basic and Diluted (Loss) per Membership Interest	$ (0.11)	$ (0.26)	$ (0.09)	$ (0.03)	$ (0.02)	$ (0.06)
Weighted Average Membership Interests	5,000	2,000	6,000	23,500	33,000	22,500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #POKEMON3	Series #58PELE3	Series #09CURRY2	Series #85ERVING	Series #80ALI	Series #BATMAN2
Expenses, gains, losses, interest and other investing income
Storage	$ (40)	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	(70)	(38)	-	(42)	(193)	-
Insurance	(945)	(472)	(816)	(290)	(319)	(257)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	(159,149)	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,314)	(782)	(160,237)	(604)	(783)	(529)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (1,314)	$ (782)	$ (160,237)	$ (604)	$ (783)	$ (529)

Basic and Diluted (Loss) per Membership Interest	$ (0.26)	$ (0.07)	$ (7.63)	$ (0.06)	$ (0.08)	$ (0.06)
Weighted Average Membership Interests	5,000	11,250	21,000	10,000	10,000	8,500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #FLASH123	Series #85GPK	Series #HGWELLS
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)
Transportation	-	-	-
Insurance	(248)	(266)	(250)
Maintenance	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)
Marketing Expense	-	-	-
Banking Fees	-	-	-
Interest expense	-	-	-
Transaction Fee	-	-	-
Gain on Sale	-	-	-
Loss on Sale	-	-	-
Loss on Sale of Digital Assets	-	-	-
Loss on Impairment	-	-	-
Investment Income/(Loss)	-	-	-
Income / (Loss) Before Income Taxes	(519)	(537)	(522)
Provision for Income Taxes	-	-	-
Net Income / (Loss)	$ (519)	$ (537)	$ (522)

Basic and Diluted (Loss) per Membership Interest	$ (0.14)	$ (0.54)	$ (0.07)
Weighted Average Membership Interests	3,625	1,000	7,500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #66ORR	Series #CONGRESS	Series #GRIFFEYJR	Series #01HALO	Series #87ZELDA	Series #EINSTEIN2
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(351)	(262)	(281)	(260)	(370)	(256)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	(4,746)	(7,063)	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(623)	(533)	(5,299)	(7,595)	(642)	(528)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (623)	$ (533)	$ (5,299)	$ (7,595)	$ (642)	$ (528)

Basic and Diluted (Loss) per Membership Interest	$ (0.06)	$ (0.11)	$ (2.12)	$ (3.04)	$ (0.06)	$ (0.11)
Weighted Average Membership Interests	10,000	5,000	2,500	2,500	10,000	5,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #SANTANA	Series #01TIGER2	Series #86JORDAN2	Series #TOPPSTRIO	Series #81BIRD	Series #97KOBE
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(254)	(262)	(336)	(338)	(293)	(316)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	(8,599)	(13,656)	(4,989)	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(525)	(9,133)	(14,263)	(5,599)	(565)	(588)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (525)	$ (9,133)	$ (14,263)	$ (5,599)	$ (565)	$ (588)

Basic and Diluted (Loss) per Membership Interest	$ (0.04)	$ (4.57)	$ (1.43)	$ (1.12)	$ (0.11)	$ (0.06)
Weighted Average Membership Interests	15,000	2,000	10,000	5,000	5,000	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #XMEN94	Series #09RBLEROY	Series #04MESSI2	Series #THEROCK	Series #XLXMEN1	Series #03LEBRON5
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (23)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(254)	(202)	(300)	(266)	(254)	(364)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	(22,594)	(40,440)
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(525)	(484)	(572)	(537)	(23,119)	(41,075)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (525)	$ (484)	$ (572)	$ (537)	$ (23,119)	$ (41,075)

Basic and Diluted (Loss) per Membership Interest	$ (0.05)	$ (0.11)	$ (0.11)	$ (0.54)	$ (2.89)	$ (4.83)
Weighted Average Membership Interests	10,000	4,300	5,000	1,000	8,000	8,500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #METEORITE	Series #SLASH	Series #00BRADY2	Series #89TMNT	Series #NESWWF	Series #PUNK9670
Expenses, gains, losses, interest and other investing income
Storage	$ (2,000)	$-	$(13)	$(13)	$(13)	$(39)
Transportation	-	-	-	-	-	-
Insurance	(381)	(252)	(639)	(268)	(262)	-
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	(78,250)	(8,000)	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(2,640)	(511)	(79,161)	(8,540)	(534)	(298)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$(2,640)	$(511)	$(79,161)	$(8,540)	$(534)	$(298)

Basic and Diluted (Loss) per Membership Interest	$(0.15)	$(0.04)	$(2.44)	$(4.27)	$(0.09)	$(0.04)
Weighted Average Membership Interests	17,500	13,000	32,500	2,000	6,000	7,200

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #18ALLEN	Series #CASTLEII	Series #BAYC601	Series #60MANTLE	Series #PUNK8103
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (39)	$ (13)	$ (39)
Transportation	-	-	-	(254)	-
Insurance	(284)	(262)	-	(1,260)	-
Maintenance	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Interest expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	-	-	(933)	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(556)	(534)	(1,230)	(1,785)	(298)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (556)	$ (534)	$ (1,230)	$ (1,785)	$ (298)

Basic and Diluted (Loss) per Membership Interest	$ (0.05)	$ (0.27)	$ (0.07)	$ (0.04)	$ (0.00)
Weighted Average Membership Interests	12,000	2,000	16,500	42,500	60,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #GHOST1	Series #BROSGRIMM	Series #KIRBY	Series #03RONALDO
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-
Insurance	(245)	(264)	(306)	(441)
Maintenance	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-
Banking Fees	-	-	-	-
Interest expense	-	-	-	-
Transaction Fee	-	-	-	-
Gain on Sale	-	-	-	-
Loss on Sale	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-
Loss on Impairment	-	-	-	(70,206)
Investment Income/(Loss)	-	-	-	-
Income / (Loss) Before Income Taxes	(517)	(536)	(578)	(70,918)
Provision for Income Taxes	-	-	-	-
Net Income / (Loss)	$ (517)	$ (536)	$ (578)	$ (70,918)

Basic and Diluted (Loss) per Membership Interest	$ (0.26)	$ (0.11)	$ (0.06)	$ (5.67)
Weighted Average Membership Interests	2,000	5,000	10,000	12,500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #MARX	Series #09HARDEN	Series #MEEB15511	Series #90BATMAN	Series #93JETER	Series #SIMPSONS1
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (39)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(263)	(272)	-	(306)	(282)	(262)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	(7,686)	-	(13,927)	(3,211)	(4,227)
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(534)	(8,229)	(298)	(14,505)	(3,765)	(4,761)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (534)	$ (8,229)	$ (298)	$ (14,505)	$ (3,765)	$ (4,761)

Basic and Diluted (Loss) per Membership Interest	$ (0.07)	$ (4.11)	$ (0.02)	$ (1.45)	$ (3.77)	$ (2.38)
Weighted Average Membership Interests	8,000	2,000	15,000	10,000	1,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #SPIDER129	Series #NESDK3	Series #BAYC7359	Series #CURIO10	Series #WILDTHING	Series #1776
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (39)	$ (39)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(250)	(370)	-	-	(246)	(519)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	(4,946)	-	(931)	(20,388)	(4,700)	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(5,467)	(642)	(1,229)	(20,686)	(5,217)	(791)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (5,467)	$ (642)	$ (1,229)	$ (20,686)	$ (5,217)	$ (791)

Basic and Diluted (Loss) per Membership Interest	$ (0.55)	$ (0.03)	$ (0.06)	$ (2.07)	$ (2.61)	$ (0.01)
Weighted Average Membership Interests	10,000	22,800	19,000	10,000	2,000	80,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #98JORDAN2	Series #MACALLAN1	Series #BAYC9159	Series #FANTASY7	Series #SURFER4
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (23)	$ (39)	$ (13)	$ (13)
Transportation	-	-	-	-	-
Insurance	(609)	(148)	-	(338)	(256)
Maintenance	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Interest expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	-	-	(5,721)	(19,548)	(15,608)
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(881)	(430)	(6,019)	(20,158)	(16,135)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (881)	$ (430)	$ (6,019)	$ (20,158)	$ (16,135)

Basic and Diluted (Loss) per Membership Interest	$ (0.05)	$ (0.43)	$ (0.15)	$ (2.02)	$ (1.61)
Weighted Average Membership Interests	16,500	1,000	39,000	10,000	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #OHTANI2	Series #WILT100	Series #PENGUIN	Series #KARUIZAWA	Series #KOMBAT	Series #APPLELISA
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (23)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(299)	(370)	(253)	(177)	(343)	(327)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(241)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	32,340	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	(54,566)	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	31,787	(642)	(524)	(459)	(55,181)	(599)
Provision for Income Taxes	(6,232)	-	-	-	-	-
Net Income / (Loss)	$ 25,555	$ (642)	$ (524)	$ (459)	$ (55,181)	$ (599)

Basic and Diluted (Loss) per Membership Interest	$ 2.80	$ (0.06)	$ (0.05)	$ (0.04)	$ (5.52)	$ (0.06)
Weighted Average Membership Interests	9,125	11,500	10,000	13,000	10,000	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #98MANNING	Series #GIJOE	Series #BEATLES1	Series #SQUIG5847	Series #PACQUIAO	Series #83JOBS
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (39)	$ (13)	$ (70)
Transportation	-	-	-	-	-	-
Insurance	(267)	(291)	(269)	-	(261)	(364)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	(18,525)	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(539)	(562)	(540)	(18,822)	(532)	(692)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (539)	$ (562)	$ (540)	$ (18,822)	$ (532)	$ (692)

Basic and Diluted (Loss) per Membership Interest	$ (0.27)	$ (0.11)	$ (0.09)	$ (3.14)	$ (0.27)	$ (0.07)
Weighted Average Membership Interests	2,000	5,000	6,000	6,000	2,000	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #BATMAN181	Series #POPEYE	Series #PUNK5883	Series #HAMILTON1	Series #OBIWAN
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (39)	$ (13)	$ (13)
Transportation	-	-	-	-	-
Insurance	(243)	(357)	-	(279)	(256)
Maintenance	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Interest expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	-	-	-	(3,800)	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(514)	(629)	(298)	(4,351)	(527)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (514)	$ (629)	$ (298)	$ (4,351)	$ (527)

Basic and Diluted (Loss) per Membership Interest	$ (0.10)	$ (0.06)	$ (0.01)	$ (0.87)	$ (0.26)
Weighted Average Membership Interests	5,000	11,000	40,000	5,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #SMB2	Series #GIANNIS2	Series #86BONDS	Series #MOBYDICK	Series #03SERENA
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	(38)
Insurance	(599)	(700)	(251)	(254)	(338)
Maintenance	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Interest expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	-	-	-	-	(24,000)
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(870)	(972)	(523)	(526)	(24,648)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (870)	$ (972)	$ (523)	$ (526)	$ (24,648)

Basic and Diluted (Loss) per Membership Interest	$ (0.04)	$ (0.02)	$ (0.26)	$ (0.05)	$ (2.90)
Weighted Average Membership Interests	20,000	41,500	2,000	10,000	8,500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #BAYC4612	Series #18OSAKA	Series #05RODGERS	Series #IROBOT	Series #LEICAGOLD	Series #FORTNITE
Expenses, gains, losses, interest and other investing income
Storage	$ (39)	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	-	(256)	(306)	(244)	(278)	(260)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	(955)	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,253)	(527)	(578)	(515)	(550)	(531)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (1,253)	$ (527)	$ (578)	$ (515)	$ (550)	$ (531)

Basic and Diluted (Loss) per Membership Interest	$ (0.01)	$ (0.20)	$ (0.08)	$ (0.52)	$ (0.14)	$ (0.27)
Weighted Average Membership Interests	100,000	2,600	7,000	1,000	4,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #IOMMI	Series #MARIO64	Series #GWTW	Series #NEWWORLD	Series #JAWA	Series #GWLETTER
Expenses, gains, losses, interest and other investing income
Storage	$ -	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(252)	(372)	(247)	(245)	(275)	(269)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	(7,126)	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(511)	(644)	(519)	(516)	(7,672)	(540)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (511)	$ (644)	$ (519)	$ (516)	$ (7,672)	$ (540)

Basic and Diluted (Loss) per Membership Interest	$ (0.08)	$ (0.05)	$ (0.10)	$ (0.26)	$ (0.85)	$ (0.07)
Weighted Average Membership Interests	6,500	12,500	5,000	2,000	9,000	7,500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #MARIOKART	Series #96KOBE2	Series #SHOWCASE4	Series #BAYC8827	Series #BRADBURY
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (39)	$ (13)
Transportation	-	-	-	-	-
Insurance	(327)	(548)	(256)	-	(245)
Maintenance	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Interest expense	-	-	-	(675)	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	(32,393)	-	-	(919)	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(32,992)	(820)	(527)	(1,892)	(517)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (32,992)	$ (820)	$ (527)	$ (1,892)	$ (517)

Basic and Diluted (Loss) per Membership Interest	$ (6.60)	$ (0.04)	$ (0.05)	$ (0.02)	$ (0.26)
Weighted Average Membership Interests	5,000	22,500	11,000	82,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #MACALLAN2	Series #BEATLES2	Series #92TIGER	Series #DOOD6921	Series #HIRST1	Series #GRIFFEY2
Expenses, gains, losses, interest and other investing income
Storage	$ (23)	$ (13)	$ (13)	$ (39)	$ (52)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(163)	(271)	(324)	-	(141)	(260)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	(4,179)
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(445)	(542)	(596)	(298)	(451)	(4,711)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (445)	$ (542)	$ (596)	$ (298)	$ (451)	$ (4,711)

Basic and Diluted (Loss) per Membership Interest	$ (0.09)	$ (0.22)	$ (0.06)	$ (0.03)	$ (0.09)	$ (2.36)
Weighted Average Membership Interests	5,000	2,500	10,000	11,000	5,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #SKYWALKER	Series #85GPK2	Series #19HAALAND	Series #MEGALODON	Series #KELLER	Series #GODFATHER
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (2,000)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(261)	(271)	(289)	(472)	(245)	(245)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(533)	(543)	(561)	(2,730)	(517)	(516)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (533)	$ (543)	$ (561)	$ (2,730)	$ (517)	$ (516)

Basic and Diluted (Loss) per Membership Interest	$ (0.11)	$ (0.11)	$ (0.11)	$ (0.09)	$ (0.17)	$ (0.52)
Weighted Average Membership Interests	5,000	5,000	5,000	30,000	3,000	1,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #MAYC5750	Series #SUPREMEPB	Series #MJTICKET	Series #COOLCAT	Series #BLASTOISE	Series #MACALLAN3
Expenses, gains, losses, interest and other investing income
Storage	$ (39)	$ (13)	$ (13)	$ (13)	$ (13)	$ (104)
Transportation	-	-	-	-	-	-
Insurance	-	(310)	(421)	(246)	(517)	(153)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	(962)	-	(111,037)	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,260)	(581)	(111,729)	(518)	(789)	(515)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (1,260)	$ (581)	$ (111,729)	$ (518)	$ (789)	$ (515)

Basic and Diluted (Loss) per Membership Interest	$ (0.13)	$ (0.06)	$ (5.59)	$ (0.13)	$ (0.02)	$ (0.13)
Weighted Average Membership Interests	10,000	10,000	20,000	4,000	50,000	4,100

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #SUPERMAN6	Series #MOONPASS	Series #90FANTASY	Consolidated
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (115,492)
Transportation	-	-	-	(12,345)
Insurance	(247)	(244)	(258)	(107,377)
Maintenance	-	-	-	(5,595)
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(99,064)
Marketing Expense	-	-	-	(3,300)
Banking Fees	-	-	-	(258)
Interest expense	-	-	-	(2,756)
Transaction Fee	-	-	-	-
Gain on Sale	-	-	-	2,512,123
Loss on Sale	-	-	-	(145,226)
Loss on Sale of Digital Assets	-	-	-	-
Loss on Impairment	-	-	(6,700)	(2,154,113)
Investment Income/(Loss)	-	-	-	-
Income / (Loss) Before Income Taxes	(518)	(515)	(7,230)	(133,403)
Provision for Income Taxes	-	-	-	(516,834)
Net Income / (Loss)	$ (518)	$ (515)	$ (7,230)	$ (650,237)

Basic and Diluted (Loss) per Membership Interest	$ (0.17)	$ (0.40)	$ (2.41)
Weighted Average Membership Interests	3,000	1,300	3,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2025 and 2024

	Series #69BM1	Series #55PS1
Balance January 1, 2024	$ 109,752	$ 410,674
Distribution	-	-
Membership Contributions	-	-
Capital Contribution	1,696	1,690
Distribution to RSE Collection or its affiliates	-	-
Distribution to Series	-	-
Net Income/(Loss)	(2,218)	(3,383)
Balance December 31, 2024	109,230	408,981
Distribution	-	-
Membership Contributions	-	-
Capital Contribution	2,178	3,045
Distribution to RSE Collection or its affiliates	-	-
Distribution to Series	-	-
Net Income/(Loss)	(2,225)	(2,225)
Balance December 31, 2025	$ 109,183	$ 409,801

	Series #90FM1	Series #83FB1	Series #98DV1	Series #93XJ1
Balance January 1, 2024	$ 15,024	$ 335,101	$ 124,816	$ 489,619
Distribution	-	-	-	-
Membership Contributions	-	-	-	-
Capital Contribution	1,696	1,696	1,696	1,697
Distribution to RSE Collection or its affiliates	-	-	-	-
Distribution to Series	-	-	-	-
Net Income/(Loss)	(2,202)	(2,259)	(2,221)	(2,283)
Balance December 31, 2024	14,518	334,538	124,291	489,034
Distribution	(27,220)	-	(184,060)	-
Membership Contributions	-	-	-	-
Capital Contribution	2,920	2,179	1,253	2,178
Distribution to RSE Collection or its affiliates	-	-	-	-
Distribution to Series	-	-	-	-
Net Income/(Loss)	9,782	(2,225)	57,690	(2,225)
Balance December 31, 2025	$ -	$ 334,492	$ (825)	$ 488,987

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2025 and 2024

	Series #91MV1	Series #92LD1	Series #94DV1	Series #72MC1	Series #11BM1
Balance January 1, 2024	$ 36,177	$ 158,241	$ 54,531	$ 120,322	$ 81,550
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	1,696	1,597	1,696	2,490	1,697
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	(2,205)	(2,076)	(2,209)	(20,742)	(2,213)
Balance December 31, 2024	35,668	157,763	54,018	102,070	81,034
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	2,178	1,878	2,179	3,345	2,178
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	(2,225)	(2,225)	(2,225)	(27,225)	(2,225)
Balance December 31, 2025	$ 35,621	$ 157,416	$ 53,972	$ 78,190	$ 80,987

	Series #63CC1	Series #76PT1	Series #75RA1	Series #65AG1
Balance January 1, 2024	$ 122,056	$ 184,583	$ 78,315	$ 173,767
Distribution	-	-	-	-
Membership Contributions	-	-	(1)	-
Capital Contribution	1,697	1,697	1,697	2,490
Distribution to RSE Collection or its affiliates	-	-	-	-
Distribution to Series	-	-	-	-
Net Income/(Loss)	(2,221)	(2,232)	(2,213)	(4,190)
Balance December 31, 2024	121,532	184,049	77,799	172,066
Distribution	-	(204,810)	-	-
Membership Contributions	-	-	-	-
Capital Contribution	2,178	2,242	2,178	3,345
Distribution to RSE Collection or its affiliates	-	-	-	-
Distribution to Series	-	-	-	-
Net Income/(Loss)	(2,225)	18,519	(2,225)	(2,225)
Balance December 31, 2025	$ 121,485	$ -	$ 77,752	$ 173,186

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2025 and 2024

	Series #90MM1	Series #61JE1	Series #65FM1
Balance January 1, 2024	$ 24,740	$ 238,079	$ 78,060
Distribution	-	-	-
Membership Contributions	-	-	-
Capital Contribution	1,696	1,696	1,696
Distribution to RSE Collection or its affiliates	-	-	-
Distribution to Series	-	-	-
Net Income/(Loss)	(2,203)	(2,242)	(2,213)
Balance December 31, 2024	24,233	237,533	77,544
Distribution	(33,400)	-	-
Membership Contributions	-	-	-
Capital Contribution	2,883	2,179	2,178
Distribution to RSE Collection or its affiliates	-	-	-
Distribution to Series	-	-	-
Net Income/(Loss)	6,284	(2,225)	(2,225)
Balance December 31, 2025	$ -	$ 237,487	$ 77,497

	Series #99SS1	Series #94FS1	Series #61MG1	Series #92CC1
Balance January 1, 2024	$ 132,064	$ 141,219	$ 329,596	$ 48,358
Distribution	-	-	-	-
Membership Contributions	-	-	-	-
Capital Contribution	1,696	1,696	1,696	1,696
Distribution to RSE Collection or its affiliates	-	-	-	-
Distribution to Series	-	-	-	-
Net Income/(Loss)	(2,222)	(2,224)	(2,258)	(2,207)
Balance December 31, 2024	131,538	140,691	329,034	47,847
Distribution	-	-	-	-
Membership Contributions	-	-	-	-
Capital Contribution	2,179	2,178	2,178	2,178
Distribution to RSE Collection or its affiliates	-	-	-	-
Distribution to Series	-	-	-	-
Net Income/(Loss)	(2,225)	(2,225)	(2,225)	(2,225)
Balance December 31, 2025	$ 131,492	$ 140,644	$ 328,987	$ 47,800

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2025 and 2024

	Series #88LL1	Series #MEEB11275	Series #82TAYLOR	Series #HOLMES	Series #HULK180
Balance January 1, 2024	$ 282,815	$ 4,804	$ 10,622	$ 20,513	$ 36,462
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	1,696	309	511	511	511
Distribution to RSE Collection or its affiliates	-	(953)	-	-	-
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	(2,249)	(298)	(3,227)	(3,868)	(12,167)
Balance December 31, 2024	282,262	3,863	7,905	17,155	24,805
Distribution	(340,340)	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	1,524	271	463	464	464
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	56,555	(271)	(446)	(446)	(2,870)
Balance December 31, 2025	$ -	$ 3,862	$ 7,922	$ 17,173	$ 22,399

	Series #05JAYZ	Series #JUSTINIAN	Series #67ICEBOWL	Series #DKCOUNTRY	Series #FALCON	Series #MARIOWRLD
Balance January 1, 2024	$ 12,231	$ 14,907	$ 7,918	$ 13,891	$ 42,915	$ 144,712
Distribution	-	-	-	-	-	-
Membership Contributions	(1)	-	-	-	-	-
Capital Contribution	539	511	539	511	511	511
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(5,989)	(534)	(551)	(531)	(17,513)	(19,841)
Balance December 31, 2024	6,780	14,885	7,906	13,871	25,913	125,383
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	463	464	463	463	464	463
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(446)	(446)	(446)	(446)	(446)	(446)
Balance December 31, 2025	$ 6,797	$ 14,903	$ 7,923	$ 13,888	$ 25,931	$ 125,399

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2025 and 2024

	Series #82AV1	Series #SUPERBWL1	Series #MEEB7985	Series #BONDWATCH	Series #95FF1	Series #MAYC857
Balance January 1, 2024	$ 289,566	$ 19,534	$ 10,289	$ 74,655	$ 112,790	$ 21,762
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	(1)	-
Capital Contribution	1,696	577	309	407	1,697	343
Distribution to RSE Collection or its affiliates	-	-	(1,165)	-	-	(2,346)
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(2,251)	(605)	(298)	(503)	(2,218)	(563)
Balance December 31, 2024	289,011	19,506	9,136	74,559	112,267	19,197
Distribution	-	-	-	-	(127,320)	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	2,178	463	271	463	2,040	271
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(2,225)	(446)	(271)	(432)	13,012	(482)
Balance December 31, 2025	$ 288,964	$ 19,523	$ 9,135	$ 74,590	$ -	$ 18,986

	Series #PUNK2981	Series #WOW2221	Series #NIKON1	Series #LOTF	Series #DOOD6778	Series #BAKC7820
Balance January 1, 2024	$ 95,844	$ 27,220	$ 24,258	$ 11,505	$ 8,439	$ 11,711
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	(1)	-	-	-
Capital Contribution	308	309	512	511	309	308
Distribution to RSE Collection or its affiliates	(3)	(1,252)	-	-	(1,303)	(1,434)
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(298)	(19,135)	(544)	(511)	(298)	(298)
Balance December 31, 2024	95,851	7,142	24,225	11,505	7,147	10,287
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	272	271	463	464	271	272
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(271)	(272)	(446)	(2,633)	(271)	(5,117)
Balance December 31, 2025	$ 95,852	$ 7,141	$ 24,242	$ 9,337	$ 7,147	$ 5,442

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2025 and 2024

	Series #NBAJAM	Series #SANDBOX1	Series #WOW6586	Series #AZUKI6704	Series #58PELE4	Series #OBAMABALL
Balance January 1, 2024	$ 38,979	$ 69,901	$ 51,100	$ 30,941	$ 42,130	$ 99,536
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	309	309	309	512	512
Distribution to RSE Collection or its affiliates	-	(2,626)	(1,222)	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(30,154)	(46,084)	(38,047)	(298)	(568)	(22,022)
Balance December 31, 2024	9,335	21,500	12,140	30,952	42,075	78,026
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	464	271	271	271	463	463
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(446)	(9,721)	(271)	(271)	(446)	(446)
Balance December 31, 2025	$ 9,353	$ 12,050	$ 12,140	$ 30,952	$ 42,092	$ 78,043

	Series #BART	Series #HOMER	Series #SI1	Series #GOLD1	Series #VERSTAPP1	Series #96TIGER
Balance January 1, 2024	$ 17,833	$ 17,833	$ 8,112	$ 14,176	$ 29,849	$ 49,585
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	511	511	511	511	511
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(4,249)	(537)	(516)	(532)	(552)	(22,924)
Balance December 31, 2024	14,095	17,807	8,107	14,155	29,809	27,172
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	463	463	463	463	464	463
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(446)	(446)	(446)	(446)	(446)	(446)
Balance December 31, 2025	$ 14,112	$ 17,824	$ 8,124	$ 14,172	$ 29,826	$ 27,188

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2025 and 2024

	Series #88ZELDA	Series #STARWARS3	Series #YEEZY	Series #MAYC9114	Series #VFRNDS1	Series #MBIRD2754
Balance January 1, 2024	$ 53,812	$ 22,839	$ 33,663	$ 85,871	$ 250,122	$ 8,366
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	512	511	1,388	511	309
Distribution to RSE Collection or its affiliates	-	-	-	(1,483)	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(583)	(543)	(555)	(45,036)	(562)	(298)
Balance December 31, 2024	53,740	22,808	33,619	40,740	250,071	8,377
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	464	463	464	271	463	271
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(446)	(3,246)	(446)	(22,878)	(446)	(1,809)
Balance December 31, 2025	$ 53,758	$ 20,025	$ 33,637	$ 18,133	$ 250,088	$ 6,840

	Series #VEEFRND1	Series #TREASURE	Series #KENNERSET	Series #LEDZEPP1	Series #VEEVIPER
Balance January 1, 2024	$ 10,884	$ 19,311	$ 6,969	$ 42,464	$ 70,422
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	309	511	511	511	511
Distribution to RSE Collection or its affiliates	(2,892)	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	(298)	(518)	(527)	(568)	(528)
Balance December 31, 2024	8,003	19,304	6,953	42,407	70,405
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	271	464	463	464	463
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	(1,055)	(446)	(446)	(446)	(446)
Balance December 31, 2025	$ 7,220	$ 19,322	$ 6,970	$ 42,425	$ 70,422

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2025 and 2024

	Series #BEEPLE1	Series #WARHOL1	Series #GAMEBOY	Series #CROESUS	Series #SACHS1	Series #32RUTH
Balance January 1, 2024	$ 26,609	$ 127,788	$ 19,934	$ 58,024	$ 5,334	$ 85,118
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	309	511	511	407	540	512
Distribution to RSE Collection or its affiliates	(2,981)	-	-	-	(1,602)	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(298)	(543)	(13,790)	(486)	(772)	(623)
Balance December 31, 2024	23,639	127,756	6,655	57,945	3,499	85,008
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	271	463	463	463	453	463
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(271)	(446)	(1,697)	(432)	(425)	(446)
Balance December 31, 2025	$ 23,639	$ 127,773	$ 5,421	$ 57,976	$ 3,527	$ 85,025

	Series #ELON1	Series #105.ETH	Series #R2D2	Series #VADER	Series #WARHOL2	Series #JEKYLL
Balance January 1, 2024	$ 6,416	$ 42,721	$ 7,724	$ 6,016	$ 62,961	$ 16,910
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	308	512	512	511	511
Distribution to RSE Collection or its affiliates	-	(2,359)	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(522)	(298)	(524)	(522)	(526)	(518)
Balance December 31, 2024	6,405	40,372	7,712	6,006	62,946	16,904
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	464	272	463	463	464	464
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(446)	(18,607)	(446)	(446)	(16,509)	(446)
Balance December 31, 2025	$ 6,423	$ 22,037	$ 7,729	$ 6,023	$ 46,901	$ 16,922

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2025 and 2024

	Series #BUFFETT1	Series #DRACULA10	Series #PAPPY1	Series #1857COIN	Series #ANDYPELE
Balance January 1, 2024	$ 13,411	$ 35,415	$ 12,489	$ 23,326	$ 24,401
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	511	512	645	407	406
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	(517)	(2,013)	(511)	(441)	(416)
Balance December 31, 2024	13,405	33,914	12,623	23,292	24,392
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	464	463	599	463	463
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	(446)	(13,646)	(571)	(432)	(432)
Balance December 31, 2025	$ 13,423	$ 20,731	$ 12,652	$ 23,322	$ 24,422

	Series #BOBAFETT	Series #ELVIS	Series #GBOYCOLOR	Series #JETFIRE	Series #POPEBALL	Series #RABBIT
Balance January 1, 2024	$ 23,398	$ 34,755	$ 3,596	$ 6,803	$ 17,718	$ 39,565
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	511	511	511	512	512
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(544)	(559)	(521)	(523)	(536)	(522)
Balance December 31, 2024	23,365	34,707	3,586	6,791	17,693	39,555
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	464	464	464	464	463	463
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(446)	(446)	(446)	(446)	(446)	(446)
Balance December 31, 2025	$ 23,383	$ 34,725	$ 3,604	$ 6,809	$ 17,710	$ 39,572

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2025 and 2024

	Series #GRATEFUL1	Series #BOBAPROTO	Series #ARSHAM1	Series #SCARFACE
Balance January 1, 2024	$ 110,549	$ 139,335	$ 119,770	$ -
Distribution	-	-	-	-
Membership Contributions	-	-	-	18,383
Capital Contribution	511	511	4,557	501
Distribution to RSE Collection or its affiliates	-	-	-	(483)
Distribution to Series	-	-	-	-
Net Income/(Loss)	(654)	(691)	(4,521)	(495)
Balance December 31, 2024	110,405	139,155	119,806	17,906
Distribution	-	-	-	-
Membership Contributions	-	-	-	-
Capital Contribution	463	464	2,178	463
Distribution to RSE Collection or its affiliates	-	-	-	-
Distribution to Series	-	-	-	-
Net Income/(Loss)	(446)	(446)	(2,225)	(445)
Balance December 31, 2025	$ 110,422	$ 139,173	$ 119,759	$ 17,923

	Series #ARSHAM2	Series #LEBRON	Series #94VTTT	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI
Balance January 1, 2024	$ -	$ -	$ -	$ 126,619	$ 53,675	$ 16,573
Distribution	-	-	-	-	-	-
Membership Contributions	303,700	453,700	582,350	-	-	-
Capital Contribution	1,246	117	71	550	511	407
Distribution to RSE Collection or its affiliates	-	(3,300)	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(1,999)	(117)	(72)	(712)	(581)	(434)
Balance December 31, 2024	302,947	450,400	582,349	126,457	53,605	16,546
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	2,028	486	601	463	463	464
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(2,075)	(403)	(575)	(446)	(446)	(432)
Balance December 31, 2025	$ 302,900	$ 450,483	$ 582,375	$ 126,474	$ 53,622	$ 16,578

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2025 and 2024

	Series #TWOCITIES	Series #FROST	Series #BIRKINBLU	Series #SMURF
Balance January 1, 2024	$ 13,606	$ 11,806	$ 56,829	$ 30,784
Distribution	-	-	-	-
Membership Contributions	-	-	-	-
Capital Contribution	511	512	512	407
Distribution to RSE Collection or its affiliates	-	-	-	-
Distribution to Series	-	-	-	-
Net Income/(Loss)	(517)	(516)	(584)	(450)
Balance December 31, 2024	13,600	11,801	56,756	30,742
Distribution	-	-	(67,192)	-
Membership Contributions	-	-	-	-
Capital Contribution	463	463	-	464
Distribution to RSE Collection or its affiliates	-	-	-	-
Distribution to Series	-	-	-	-
Net Income/(Loss)	(446)	(446)	10,436	(432)
Balance December 31, 2025	$ 13,617	$ 11,818	$-	$ 30,773

	Series #EINSTEIN	Series #HONUS	Series #75ALI	Series #BIRKINBOR
Balance January 1, 2024	$ 12,861	$ 505,972	$ 44,068	$ 51,275
Distribution	-	-	-	-
Membership Contributions	-	-	-	-
Capital Contribution	511	511	512	512
Distribution to RSE Collection or its affiliates	-	-	-	-
Distribution to Series	-	-	-	-
Net Income/(Loss)	(517)	(1,320)	(570)	(578)
Balance December 31, 2024	12,855	505,163	44,010	51,209
Distribution	-	-	-	-
Membership Contributions	-	-	-	-
Capital Contribution	463	464	463	463
Distribution to RSE Collection or its affiliates	-	-	-	-
Distribution to Series	-	-	-	-
Net Income/(Loss)	(446)	(446)	(446)	(9,166)
Balance December 31, 2025	$ 12,872	$ 505,181	$ 44,027	$ 42,506

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2025 and 2024

	Series #SPIDER1	Series #BATMAN3	Series #ULYSSES	Series #ROOSEVELT	Series #56MANTLE	Series #AGHOWL
Balance January 1, 2024	$ 20,616	$ 75,526	$ 24,064	$ 17,612	$ 10,070	$ 17,314
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	511	511	512	511	511
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(518)	(529)	(4,699)	(518)	(526)	(517)
Balance December 31, 2024	20,609	75,508	19,876	17,606	10,055	17,308
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	464	464	464	463	463	464
Distribution to RSE Collection or its affiliates	(1)	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(446)	(446)	(446)	(446)	(446)	(446)
Balance December 31, 2025	$ 20,626	$ 75,526	$ 19,894	$ 17,623	$ 10,072	$ 17,326

	Series #18ZION	Series #SNOOPY	Series #APOLLO11	Series #YOKO	Series #HIMALAYA
Balance January 1, 2024	$ 14,177	$ 24,828	$ 30,597	$ 14,362	$ 130,977
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	511	407	511	512	512
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	(10,327)	(443)	(553)	(517)	(680)
Balance December 31, 2024	4,361	24,793	30,555	14,357	130,809
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	463	464	463	463	463
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	(446)	(432)	(446)	(446)	(446)
Balance December 31, 2025	$ 4,378	$ 24,824	$ 30,572	$ 14,374	$ 130,826

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2025 and 2024

	Series #55CLEMENTE	Series #LOTR	Series #CATCHER	Series #BOND1	Series #SUPER21	Series #BIRKINTAN
Balance January 1, 2024	$ 36,655	$ 27,700	$ 11,824	$ 37,179	$ 7,310	$ 25,741
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	511	512	511	511	511
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(560)	(520)	(517)	(8,956)	(516)	(546)
Balance December 31, 2024	36,605	27,692	11,820	28,734	7,305	25,705
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	464	463	463	463	464	464
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(446)	(446)	(446)	(446)	(446)	(446)
Balance December 31, 2025	$ 36,623	$ 27,709	$ 11,837	$ 28,750	$ 7,323	$ 25,723

	Series #GMTBLACK1	Series #61JFK	Series #LINCOLN	Series #STARWARS1	Series #68MAYS
Balance January 1, 2024	$ 25,663	$ 16,696	$ 65,155	$ 10,279	$ 32,570
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	407	511	511	511	511
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	(444)	(518)	(527)	(516)	(555)
Balance December 31, 2024	25,626	16,690	65,140	10,274	32,526
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	463	463	463	464	464
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	(432)	(446)	(446)	(446)	(446)
Balance December 31, 2025	$ 25,657	$ 16,706	$ 65,156	$ 10,292	$ 32,543

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2025 and 2024

	Series #56TEDWILL	Series #CAPTAIN3	Series #CHURCHILL	Series #SHKSPR4	Series #03KOBE	Series #03JORDAN
Balance January 1, 2024	$ 80,631	$ 35,616	$ 6,830	$ 105,529	$ 44,441	$ 33,487
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	511	511	512	506	511
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(616)	(521)	(516)	(534)	(1,115)	(556)
Balance December 31, 2024	80,526	35,605	6,826	105,506	43,833	33,442
Distribution	-	-	-	-	(44,600)	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	464	463	463	463	768	464
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(446)	(446)	(446)	(446)	-	(446)
Balance December 31, 2025	$ 80,543	$ 35,622	$ 6,842	$ 105,523	$-	$ 33,460

	Series #39TEDWILL	Series #94JETER	Series #2020TOPPS	Series #05LATOUR	Series #16SCREAG	Series #14DRC
Balance January 1, 2024	$ 28,394	$ 39,519	$ 98,283	$ 7,800	$ 32,319	$ 46,363
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	511	512	496	496	496
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(550)	(564)	(639)	(427)	(443)	(452)
Balance December 31, 2024	28,355	39,466	98,156	7,869	32,372	46,408
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	464	464	463	478	478	477
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(446)	(446)	(446)	(449)	(449)	(449)
Balance December 31, 2025	$ 28,373	$ 39,484	$ 98,173	$ 7,898	$ 32,400	$ 46,435

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2025 and 2024

	Series #86RICE	Series #57MANTLE	Series #SOBLACK	Series #GATSBY	Series #93DAYTONA
Balance January 1, 2024	$ 20,495	$ 8,419	$ 50,346	$ 185,664	$ 37,644
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	511	511	512	511	407
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	(540)	(525)	(578)	(550)	(459)
Balance December 31, 2024	20,466	8,405	50,279	185,626	37,592
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	463	464	463	464	463
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	(446)	(446)	(446)	(446)	(432)
Balance December 31, 2025	$ 20,483	$ 8,423	$ 50,296	$ 185,643	$ 37,622

	Series #09TROUT	Series #57STARR	Series #03KOBE2	Series #16PETRUS	Series #ALICE
Balance January 1, 2024	$ 225,196	$ 8,420	$ 21,352	$ 38,615	$ 9,832
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	511	512	511	496	512
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	(152,600)	(525)	(6,541)	(447)	(516)
Balance December 31, 2024	73,106	8,407	15,322	38,664	9,828
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	463	463	464	478	463
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	(446)	(446)	(446)	(449)	(446)
Balance December 31, 2025	$ 73,123	$ 8,424	$ 15,339	$ 38,692	$ 9,844

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2025 and 2024

	Series #SPIDER10	Series #62MANTLE	Series #BATMAN6	Series #79STELLA	Series #TKAM
Balance January 1, 2024	$ 18,413	$ 132,091	$ 23,833	$ 62,175	$ 29,148
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	512	512	511	407	512
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	(518)	(682)	(3,619)	(490)	(520)
Balance December 31, 2024	18,407	131,921	20,726	62,092	29,141
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	463	463	464	463	463
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	(446)	(446)	(446)	(432)	(446)
Balance December 31, 2025	$ 18,424	$ 131,938	$ 20,743	$ 62,122	$ 29,157

	Series #DIMAGGIO2	Series #13BEAUX	Series #ANMLFARM	Series #00BRADY
Balance January 1, 2024	$ 17,499	$ 22,215	$ 8,910	$ 35,576
Distribution	-	-	-	-
Membership Contributions	-	-	-	-
Capital Contribution	407	495	512	511
Distribution to RSE Collection or its affiliates	-	-	-	-
Distribution to Series	-	-	-	-
Net Income/(Loss)	(435)	(436)	(516)	(559)
Balance December 31, 2024	17,471	22,274	8,906	35,528
Distribution	-	-	-	-
Membership Contributions	-	-	-	-
Capital Contribution	463	478	463	464
Distribution to RSE Collection or its affiliates	-	-	-	-
Distribution to Series	-	-	-	-
Net Income/(Loss)	(3,036)	(449)	(446)	(446)
Balance December 31, 2025	$ 14,898	$ 22,302	$ 8,923	$ 35,546

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2025 and 2024

	Series #85NES	Series #69KAREEM	Series #59JFK	Series #04LEBRON	Series #GOLDENEYE
Balance January 1, 2024	$ 26,442	$ 23,554	$ 23,513	$ 44,381	$ 23,238
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	512	511	512	511	512
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	(547)	(544)	(519)	(570)	(543)
Balance December 31, 2024	26,406	23,522	23,506	44,322	23,206
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	463	463	463	463	463
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	(446)	(446)	(446)	(446)	(446)
Balance December 31, 2025	$ 26,423	$ 23,538	$ 23,523	$ 44,338	$ 23,223

	Series #MOONSHOE	Series #03LEBRON2	Series #GRAPES	Series #98KANGA	Series #06BRM
Balance January 1, 2024	$ 149,260	$ 90,587	$ 31,515	$ 149,953	$ 16,054
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	1,680	511	511	511	495
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	(514)	(40,456)	(520)	(705)	(432)
Balance December 31, 2024	150,426	50,642	31,505	149,759	16,116
Distribution	-	-	-	(203,575)	-
Membership Contributions	-	-	-	-	-
Capital Contribution	464	464	464	320	478
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	(446)	(446)	(446)	53,496	(449)
Balance December 31, 2025	$ 150,444	$ 50,660	$ 31,523	$ -	$ 16,145

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2025 and 2024

	Series #DUNE	Series #86FLEER	Series #WILDGUN	Series #13GIANNIS	Series #04MESSI	Series #AVENGE57
Balance January 1, 2024	$ 10,739	$ 147,316	$ 24,439	$ 19,999	$ 40,464	$ 17,412
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	539	511	511	512	511	511
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(544)	(701)	(545)	(539)	(565)	(518)
Balance December 31, 2024	10,734	147,127	24,405	19,971	40,410	17,405
Distribution	-	(121,605)	-	-	(104,669)	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	463	273	464	463	272	464
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(446)	(25,783)	(446)	(446)	63,986	(446)
Balance December 31, 2025	$ 10,751	$ 12	$ 24,423	$ 19,988	$ -	$ 17,423

	Series #03TACHE	Series #99TMB2	Series #BULLSRING	Series #70AARON	Series #96CHARZRD
Balance January 1, 2024	$ 70,561	$ 50,394	$ 250,826	$ 16,572	$ 50,200
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	495	511	511	511	511
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	(467)	(578)	(832)	(535)	(21,057)
Balance December 31, 2024	70,588	50,327	250,505	16,548	29,654
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	478	464	424	463	463
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	(449)	(446)	57,547	(446)	(446)
Balance December 31, 2025	$ 70,617	$ 50,344	$ 308,477	$ 16,564	$ 29,670

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2025 and 2024

	Series #01TIGER	Series #ICECLIMB	Series #09COBB	Series #96JORDAN2	Series #JUNGLEBOX	Series #59FLASH
Balance January 1, 2024	$ 16,077	$ 70,498	$ 28,092	$ 48,434	$ 30,595	$ 58,420
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	511	577	726	511	512
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(534)	(603)	(615)	(790)	(553)	(526)
Balance December 31, 2024	16,053	70,405	28,054	48,370	30,553	58,406
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	464	464	463	463	463	463
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(446)	(446)	(446)	(446)	(446)	(446)
Balance December 31, 2025	$ 16,071	$ 70,423	$ 28,071	$ 48,386	$ 30,570	$ 58,423

	Series #FOSSILBOX	Series #POKEBLUE	Series #98GTA	Series #PICNIC	Series #DOMINOS	Series #09CURRY
Balance January 1, 2024	$ 18,432	$ 20,482	$ 13,226	$ 47,970	$ 8,362	$ 23,360
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	512	512	511	511	408	511
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(537)	(540)	(531)	(10,053)	(423)	(2,649)
Balance December 31, 2024	18,406	20,455	13,205	38,428	8,347	21,222
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	463	463	463	464	463	464
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(446)	(446)	(446)	(4,866)	(432)	(3,946)
Balance December 31, 2025	$ 18,423	$ 20,471	$ 13,222	$ 34,026	$ 8,378	$ 17,739

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2025 and 2024

	Series #09BEAUX	Series #KEROUAC	Series #62BOND	Series #71TOPPS
Balance January 1, 2024	$ 29,844	$ 85,525	$ 77,251	$ 51,536
Distribution	-	-	-	-
Membership Contributions	-	-	-	-
Capital Contribution	495	512	512	511
Distribution to RSE Collection or its affiliates	-	-	-	-
Distribution to Series	-	-	-	-
Net Income/(Loss)	(441)	(531)	(529)	(591)
Balance December 31, 2024	29,897	85,506	77,234	51,456
Distribution	-	-	-	-
Membership Contributions	-	-	-	-
Capital Contribution	478	463	463	464
Distribution to RSE Collection or its affiliates	-	-	-	-
Distribution to Series	-	-	-	-
Net Income/(Loss)	(449)	(446)	(446)	(446)
Balance December 31, 2025	$ 29,926	$ 85,523	$ 77,251	$ 51,474

	Series #DEATON	Series #98ZELDA	Series #03JORDAN2	Series #91JORDAN	Series #17DUJAC
Balance January 1, 2024	$ 249,789	$ 19,968	$ 36,660	$ 67,875	$ 23,597
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	500	511	512	511	495
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	(628)	(9,645)	(560)	(600)	(437)
Balance December 31, 2024	249,661	10,833	36,612	67,786	23,654
Distribution	-	-	-	-	(33,591)
Membership Contributions	-	-	-	-	-
Capital Contribution	1,204	463	463	464	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	(439)	(2,384)	(446)	(446)	9,936
Balance December 31, 2025	$ 250,426	$ 8,912	$ 36,629	$ 67,803	$ -

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2025 and 2024

	Series #FAUBOURG2	Series #MOSASAUR	Series #03LEBRON3	Series #95TOPSUN	Series #09TROUT2
Balance January 1, 2024	$ 150,600	$ 17,483	$ 205,235	$ 50,540	$ 50,540
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	499	500	511	512	511
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	24,439	(2,510)	(774)	(578)	(578)
Balance December 31, 2024	175,538	15,474	204,973	50,474	50,473
Distribution	(175,538)	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	-	2,204	463	463	463
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	-	(2,439)	(446)	(30,946)	(38,061)
Balance December 31, 2025	$-	$ 15,239	$ 204,989	$ 19,991	$ 12,875

	Series #59BOND	Series #OPEECHEE	Series #ROCKETBOX	Series #94JORDAN	Series #18LUKA	Series #FANFOUR5
Balance January 1, 2024	$ 68,654	$ 210,980	$ 25,541	$ 73,416	$ 22,743	$ 72,601
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	511	512	511	511	511
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(528)	(835)	(546)	(608)	(543)	(528)
Balance December 31, 2024	68,638	210,656	25,506	73,319	22,712	72,584
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	464	463	463	463	463	464
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(446)	(60,955)	(446)	(446)	(4,298)	(446)

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2025 and 2024

Balance December 31, 2025	$ 68,655	$ 150,164	$ 25,523	$ 73,336	$ 18,876	$ 72,602

	Series #11BELAIR	Series #76PAYTON	Series #85MJPROMO	Series #96KOBE	Series #99CHARZRD
Balance January 1, 2024	$ 19,331	$ 54,046	$ 22,422	$ 43,879	$ 300,173
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	496	511	512	511	511
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	(435)	(582)	(543)	(22,390)	(896)
Balance December 31, 2024	19,392	53,974	22,390	22,000	299,788
Distribution	-	-	-	-	(299,251)
Membership Contributions	-	-	-	-	-
Capital Contribution	477	464	463	464	77
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	(449)	(446)	(446)	(4,646)	(615)
Balance December 31, 2025	$ 19,420	$ 53,992	$ 22,407	$ 17,818	$ -

	Series #MARADONA	Series #POKEYELOW	Series #POKELUGIA	Series #VANHALEN
Balance January 1, 2024	$11,301	$25,736	$76,297	$54,125
Distribution	-	-	-	-
Membership Contributions	-	-	-	-
Capital Contribution	511	511	511	511
Distribution to RSE Collection or its affiliates	-	-	-	-
Distribution to Series	-	-	-	-
Net Income/(Loss)	(529)	(574)	(635)	(525)
Balance December 31, 2024	11,283	25,673	76,173	54,111
Distribution	-	-	-	-
Membership Contributions	-	-	-	-
Capital Contribution	463	464	463	464
Distribution to RSE Collection or its affiliates	-	-	-	-
Distribution to Series	-	-	-	-
Net Income/(Loss)	(446)	(10,796)	(446)	(446)
Balance December 31, 2025	$11,300	$15,341	$76,190	$54,129

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2025 and 2024

	Series #05MJLJ	Series #81MONTANA	Series #00MOUTON	Series #07DURANT	Series #56AARON	Series #85LEMIEUX
Balance January 1, 2024	$ 72,501	$ 63,568	$ 23,814	$ 101,467	$ 41,538	$ 78,644
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	502	511	496	511	511	511
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(15,997)	(595)	(437)	(72,870)	(566)	(32,031)
Balance December 31, 2024	57,007	63,485	23,872	29,108	41,483	47,124
Distribution	(57,007)	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	-	463	477	464	464	463
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	-	(446)	(449)	(8,996)	(446)	(446)
Balance December 31, 2025	$ -	$ 63,502	$ 23,900	$ 20,576	$ 41,501	$ 47,141

	Series #87JORDAN	Series #AC23	Series #APPLE1	Series #GWLOTTO	Series #GYMBOX	Series #HUCKFINN
Balance January 1, 2024	$ 45,612	$ 23,834	$ 744,153	$ 26,600	$ 15,571	$ 18,592
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	511	511	511	511	511
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(19,818)	(519)	(1,451)	(519)	(534)	(7,618)
Balance December 31, 2024	26,305	23,825	743,213	26,591	15,549	11,485
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	463	464	463	464	464	464
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(446)	(446)	(446)	(446)	(446)	(446)
Balance December 31, 2025	$ 26,322	$ 23,843	$ 743,230	$ 26,609	$ 15,567	$ 11,503

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2025 and 2024

	Series #NEOBOX	Series #NEWTON	Series #NICKLAUS1	Series #POKEMON2	Series #POKERED	Series #RIVIERA
Balance January 1, 2024	$ 34,438	$ 255,058	$ 35,030	$ 288,972	$ 35,030	$ 23,224
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	512	511	512	512	408
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(565)	(563)	(558)	(51,491)	(558)	(441)
Balance December 31, 2024	34,384	255,007	34,983	237,993	34,984	23,191
Distribution	(33,156)	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	-	463	463	463	463	463
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(1,227)	(446)	(446)	(446)	(446)	(432)
Balance December 31, 2025	$-	$ 255,024	$ 35,000	$ 238,010	$ 35,001	$ 23,222

	Series #SMB3	Series #WALDEN	Series #WZRDOFOZ	Series #60ALI	Series #TORNEK	Series #DIMAGGIO3
Balance January 1, 2024	$ 22,014	$ 17,598	$ 80,592	$ 211,027	$ 153,791	$ 415,478
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	511	511	512	407	758
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(542)	(518)	(530)	(781)	(607)	(1,289)
Balance December 31, 2024	21,983	17,592	80,573	210,757	153,592	414,947
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	464	464	464	463	463	463
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(5,946)	(446)	(446)	(140,245)	(432)	(446)
Balance December 31, 2025	$ 16,501	$ 17,610	$ 80,591	$ 70,975	$ 153,622	$ 414,964

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2025 and 2024

	Series #POKEMON3	Series #58PELE3	Series #09CURRY2	Series #85ERVING	Series #80ALI	Series #BATMAN2
Balance January 1, 2024	$ 552,530	$ 180,727	$ 453,698	$ 37,855	$ 60,763	$ 75,943
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	609	550	511	553	704	512
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(1,314)	(782)	(160,237)	(604)	(783)	(529)
Balance December 31, 2024	551,826	180,495	293,972	37,804	60,683	75,927
Distribution	(838,800)	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	322	463	463	463	463	463
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	286,653	(446)	(446)	(446)	(446)	(446)
Balance December 31, 2025	$ -	$ 180,512	$ 293,989	$ 37,821	$ 60,700	$ 75,943

	Series #FLASH123	Series #85GPK	Series #HGWELLS
Balance January 1, 2024	$ 20,234	$ 11,343	$ 40,603
Distribution	-	-	-
Membership Contributions	-	-	-
Capital Contribution	511	511	511
Distribution to RSE Collection or its affiliates	-	-	-
Distribution to Series	-	-	-
Net Income/(Loss)	(519)	(537)	(522)
Balance December 31, 2024	20,225	11,317	40,592
Distribution	-	-	-
Membership Contributions	-	-	-
Capital Contribution	463	464	463
Distribution to RSE Collection or its affiliates	-	-	-
Distribution to Series	-	-	-
Net Income/(Loss)	(446)	(4,446)	(446)
Balance December 31, 2025	$ 20,242	$ 7,335	$ 40,609

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2025 and 2024

	Series #66ORR	Series #CONGRESS	Series #GRIFFEYJR	Series #01HALO	Series #87ZELDA	Series #EINSTEIN2
Balance January 1, 2024	$ 42,879	$ 98,728	$ 15,411	$ 14,253	$ 99,889	$ 70,442
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	511	511	511	512	511
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(623)	(533)	(5,299)	(7,595)	(642)	(528)
Balance December 31, 2024	42,767	98,706	10,624	7,169	99,760	70,426
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	463	463	463	464	463	463
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(446)	(446)	(446)	(446)	(446)	(446)
Balance December 31, 2025	$ 42,784	$ 98,723	$ 10,641	$ 7,187	$ 99,777	$ 70,442

	Series #SANTANA	Series #01TIGER2	Series #86JORDAN2	Series #TOPPSTRIO	Series #81BIRD	Series #97KOBE
Balance January 1, 2024	$ 57,466	$ 15,728	$ 74,306	$ 31,204	$ 29,875	$ 58,548
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	511	512	511	511	512
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(525)	(9,133)	(14,263)	(5,599)	(565)	(588)
Balance December 31, 2024	57,452	7,107	60,555	26,116	29,821	58,472
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	464	464	463	464	464	463
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(446)	(446)	(446)	(446)	(446)	(446)
Balance December 31, 2025	$ 57,469	$ 7,124	$ 60,572	$ 26,134	$ 29,839	$ 58,489

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2025 and 2024

	Series #XMEN94	Series #09RBLEROY	Series #04MESSI2	Series #THEROCK	Series #XLXMEN1	Series #03LEBRON5
Balance January 1, 2024	$ 57,165	$ 96,670	$ 27,966	$ 5,437	$ 56,427	$ 74,197
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	495	512	511	511	511
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(525)	(484)	(572)	(537)	(23,119)	(41,075)
Balance December 31, 2024	57,150	96,681	27,906	5,410	33,819	33,633
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	464	478	463	464	464	464
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(446)	(449)	(446)	(446)	(446)	(9,596)
Balance December 31, 2025	$ 57,168	$ 96,710	$ 27,923	$ 5,428	$ 33,837	$ 24,501

	Series #METEORITE	Series #SLASH	Series #00BRADY2	Series #89TMNT	Series #NESWWF	Series #PUNK9670
Balance January 1, 2024	$ 272,301	$ 50,621	$ 192,666	$ 13,839	$ 15,428	$ 64,705
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	(1)
Capital Contribution	500	500	511	511	511	309
Distribution to RSE Collection or its affiliates	-	-	-	-	-	(2,016)
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(2,640)	(511)	(79,161)	(8,540)	(534)	(298)
Balance December 31, 2024	270,161	50,611	114,016	5,811	15,405	62,699
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	2,204	453	463	464	464	271
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(2,439)	(439)	(16,696)	(1,346)	(446)	(271)
Balance December 31, 2025	$ 269,926	$ 50,625	$ 97,783	$ 4,928	$ 15,423	$ 62,699

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2025 and 2024

	Series #18ALLEN	Series #CASTLEII	Series #BAYC601	Series #60MANTLE	Series #PUNK8103
Balance January 1, 2024	$ 32,603	$ 14,761	$ 93,088	$ 801,512	$ 177,962
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	511	511	2,179	765	309
Distribution to RSE Collection or its affiliates	-	-	(3,366)	-	(3,372)
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	(556)	(534)	(1,230)	(1,785)	(298)
Balance December 31, 2024	32,558	14,739	90,671	800,492	174,601
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	463	464	271	463	272
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	(446)	(7,373)	(499)	(446)	(271)
Balance December 31, 2025	$ 32,575	$ 7,829	$ 90,443	$ 800,509	$ 174,602

	Series #GHOST1	Series #BROSGRIMM	Series #KIRBY	Series #03RONALDO
Balance January 1, 2024	$ 12,048	$ 112,364	$ 50,472	$ 157,466
Distribution	-	-	-	-
Membership Contributions	-	-	-	-
Capital Contribution	511	511	511	511
Distribution to RSE Collection or its affiliates	-	-	-	-
Distribution to Series	-	-	-	-
Net Income/(Loss)	(517)	(536)	(578)	(70,918)
Balance December 31, 2024	12,042	112,339	50,405	87,058
Distribution	-	-	-	(104,558)
Membership Contributions	-	-	-	-
Capital Contribution	464	463	463	-
Distribution to RSE Collection or its affiliates	-	-	-	-
Distribution to Series	-	-	-	-
Net Income/(Loss)	(446)	(446)	(446)	17,500
Balance December 31, 2025	$ 12,060	$ 112,356	$ 50,422	$ -

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2025 and 2024

	Series #MARX	Series #09HARDEN	Series #MEEB15511	Series #90BATMAN	Series #93JETER	Series #SIMPSONS1
Balance January 1, 2024	$ 105,615	$ 14,077	$ 12,392	$ 26,872	$ 15,640	$ 15,428
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	512	309	512	511	511
Distribution to RSE Collection or its affiliates	-	-	(3,269)	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(534)	(8,229)	(298)	(14,505)	(3,765)	(4,761)
Balance December 31, 2024	105,592	6,359	9,135	12,879	12,386	11,178
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	463	463	271	463	464	463
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(51,480)	(3,446)	(271)	(2,946)	(2,200)	(446)
Balance December 31, 2025	$ 54,575	$ 3,376	$ 9,134	$ 10,396	$ 10,650	$ 11,195

	Series #SPIDER129	Series #NESDK3	Series #BAYC7359	Series #CURIO10	Series #WILDTHING	Series #1776
Balance January 1, 2024	$ 36,518	$ 100,536	$ 87,229	$ 34,868	$ 15,512	$ 1,451,685
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	511	2,169	309	511	511
Distribution to RSE Collection or its affiliates	-	-	(2,647)	(2,881)	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(5,467)	(642)	(1,229)	(20,686)	(5,217)	(791)
Balance December 31, 2024	31,562	100,405	85,522	11,610	10,805	1,451,405
Distribution	-	-	(43,712)	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	463	464	-	271	464	463
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(446)	(446)	(41,809)	(271)	(446)	(446)
Balance December 31, 2025	$ 31,579	$ 100,423	$ -	$ 11,610	$ 10,823	$ 1,451,422

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2025 and 2024

	Series #98JORDAN2	Series #MACALLAN1	Series #BAYC9159	Series #FANTASY7	Series #SURFER4
Balance January 1, 2024	$ 290,059	$ 11,906	$ 98,613	$ 34,837	$ 67,531
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	511	495	2,162	511	511
Distribution to RSE Collection or its affiliates	-	-	(2,723)	-	-
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	(881)	(430)	(6,019)	(20,158)	(16,135)
Balance December 31, 2024	289,690	11,971	92,033	15,190	51,906
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	463	478	271	464	464
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	(446)	(449)	(414)	(446)	(10,046)
Balance December 31, 2025	$ 289,706	$ 11,999	$ 91,890	$ 15,208	$ 42,324

	Series #OHTANI2	Series #WILT100	Series #PENGUIN	Series #KARUIZAWA	Series #KOMBAT	Series #APPLELISA
Balance January 1, 2024	$ 65,568	$ 100,537	$ 52,009	$ 52,022	$ 79,575	$ 96,443
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	468	511	512	496	512	512
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	25,555	(642)	(524)	(459)	(55,181)	(599)
Balance December 31, 2024	91,591	100,406	51,996	52,059	24,906	96,356
Distribution	(91,591)	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	-	464	463	477	463	463
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	-	(446)	(446)	(449)	(446)	(446)
Balance December 31, 2025	$ -	$ 100,424	$ 52,013	$ 52,086	$ 24,923	$ 96,373

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2025 and 2024

	Series #98MANNING	Series #GIJOE	Series #BEATLES1	Series #SQUIG5847	Series #PACQUIAO	Series #83JOBS
Balance January 1, 2024	$ 19,434	$ 38,120	$ 20,693	$ 57,926	$ 6,727	$ 67,649
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	512	512	309	511	568
Distribution to RSE Collection or its affiliates	-	-	-	(1,198)	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(539)	(562)	(540)	(18,822)	(532)	(692)
Balance December 31, 2024	19,406	38,070	20,665	38,215	6,705	67,525
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	463	463	463	271	464	549
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(11,946)	(446)	(446)	(271)	(2,546)	(532)
Balance December 31, 2025	$ 7,923	$ 38,086	$ 20,682	$ 38,214	$ 4,623	$ 67,542

	Series #BATMAN181	Series #POPEYE	Series #PUNK5883	Series #HAMILTON1	Series #OBIWAN
Balance January 1, 2024	$ 40,862	$ 90,523	$ 94,518	$ 28,845	$ 6,945
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	559	511	309	512	511
Distribution to RSE Collection or its affiliates	-	-	(3,286)	-	-
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	(514)	(629)	(298)	(4,351)	(527)
Balance December 31, 2024	40,906	90,405	91,244	25,006	6,929
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	463	463	271	463	464
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	(446)	(446)	(271)	(446)	(1,446)
Balance December 31, 2025	$ 40,923	$ 90,422	$ 91,243	$ 25,023	$ 5,947

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2025 and 2024

	Series #SMB2	Series #GIANNIS2	Series #86BONDS	Series #MOBYDICK	Series #03SERENA
Balance January 1, 2024	$ 280,765	$ 363,266	$ 6,517	$ 60,520	$ 75,504
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	511	511	512	512	550
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	(870)	(972)	(523)	(526)	(24,648)
Balance December 31, 2024	280,405	362,805	6,506	60,506	51,406
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	464	464	463	463	464
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	(446)	(446)	(446)	(446)	(11,071)
Balance December 31, 2025	$ 280,423	$ 362,823	$ 6,523	$ 60,523	$ 40,799

	Series #BAYC4612	Series #18OSAKA	Series #05RODGERS	Series #IROBOT	Series #LEICAGOLD	Series #FORTNITE
Balance January 1, 2024	$ 98,249	$ 10,421	$ 50,549	$ 4,510	$ 27,766	$ 13,669
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	2,184	511	511	511	511	512
Distribution to RSE Collection or its affiliates	(3,805)	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(1,253)	(527)	(578)	(515)	(550)	(531)
Balance December 31, 2024	95,375	10,405	50,481	4,505	27,728	13,649
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	272	463	464	463	464	463
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(438)	(5,346)	(446)	(446)	(446)	(2,989)
Balance December 31, 2025	$ 95,209	$ 5,522	$ 50,499	$ 4,522	$ 27,746	$ 11,123

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2025 and 2024

	Series #IOMMI	Series #MARIO64	Series #GWTW	Series #NEWWORLD	Series #JAWA	Series #GWLETTER
Balance January 1, 2024	$ 50,621	$ 102,627	$ 21,216	$ 9,600	$ 25,504	$ 135,435
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	500	511	512	511	511	512
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(511)	(644)	(519)	(516)	(7,672)	(540)
Balance December 31, 2024	50,611	102,494	21,209	9,595	18,343	135,406
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	453	463	463	463	463	463
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(439)	(446)	(446)	(3,167)	(446)	(446)
Balance December 31, 2025	$ 50,625	$ 102,511	$ 21,226	$ 6,891	$ 18,360	$ 135,423

	Series #MARIOKART	Series #96KOBE2	Series #SHOWCASE4	Series #BAYC8827	Series #BRADBURY
Balance January 1, 2024	$ 66,537	$ 168,659	$ 67,760	$ 141,600	$ 14,261
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	511	512	511	2,868	511
Distribution to RSE Collection or its affiliates	-	-	-	(2,752)	-
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	(32,992)	(820)	(527)	(1,892)	(517)
Balance December 31, 2024	34,056	168,352	67,744	139,824	14,255
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	463	463	463	272	463
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income/(Loss)	(6,696)	(446)	(446)	(462)	(446)
Balance December 31, 2025	$ 27,823	$ 168,368	$ 67,761	$ 139,635	$ 14,272

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2025 and 2024

	Series #MACALLAN2	Series #BEATLES2	Series #92TIGER	Series #DOOD6921	Series #HIRST1	Series #GRIFFEY2
Balance January 1, 2024	$ 28,946	$ 22,447	$ 64,490	$ 10,758	$ 16,252	$ 14,127
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	495	511	511	309	478	511
Distribution to RSE Collection or its affiliates	-	-	-	(10)	(1,467)	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(445)	(542)	(596)	(298)	(451)	(4,711)
Balance December 31, 2024	28,996	22,416	64,405	10,759	14,812	9,928
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	478	463	463	271	463	463
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(449)	(4,431)	(446)	(271)	(432)	(446)
Balance December 31, 2025	$ 29,025	$ 18,448	$ 64,422	$ 10,759	$ 14,843	$ 9,945

	Series #SKYWALKER	Series #85GPK2	Series #19HAALAND	Series #MEGALODON	Series #KELLER	Series #GODFATHER
Balance January 1, 2024	$ 14,316	$ 23,176	$ 29,236	$ 449,891	$ 11,371	$ 10,677
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	512	511	511	500	511	511
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(533)	(543)	(561)	(2,730)	(517)	(516)
Balance December 31, 2024	14,295	23,144	29,186	447,661	11,365	10,672
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	463	463	463	2,203	463	464
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(446)	(446)	(12,996)	(2,439)	(446)	(446)
Balance December 31, 2025	$ 14,312	$ 23,161	$ 16,653	$ 447,425	$ 11,382	$ 10,690

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2025 and 2024

	Series #MAYC5750	Series #SUPREMEPB	Series #MJTICKET	Series #COOLCAT	Series #BLASTOISE	Series #MACALLAN3
Balance January 1, 2024	$ 22,657	$ 54,825	$ 140,587	$ 18,612	$ 217,071	$ 19,062
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	1,515	511	511	511	511	645
Distribution to RSE Collection	(3,632)	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(1,260)	(581)	(111,729)	(518)	(789)	(515)
Balance December 31, 2024	19,280	54,755	29,369	18,605	216,793	19,192
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	271	463	463	464	463	599
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(377)	(446)	(446)	(446)	(446)	(571)
Balance December 31, 2025	$ 19,174	$ 54,772	$ 29,386	$ 18,623	$ 216,810	$ 19,220

	Series #SUPERMAN6	Series #MOONPASS	Series #90FANTASY	Consolidated
Balance January 1, 2024	$ 20,186	$ 4,533	$ 11,759	$ 32,494,414
Distribution	-	-	-	(6,741,381)
Membership Contributions	-	-	-	1,358,127
Capital Contribution	488	512	511	918,067
Distribution to RSE Collection	-	-	-	(83,539)
Distribution to Series	-	-	-	-
Net Income/(Loss)	(518)	(515)	(7,230)	(650,237)
Balance December 31, 2024	20,156	4,529	5,040	27,295,451
Distribution	-	-	-	(3,136,080)
Membership Contributions	-	-	-	-
Capital Contribution	464	463	464	268,198
Distribution to RSE Collection or its affiliates	-	-	-	(19,000)
Distribution to Series	-	-	-	-
Net Income/(Loss)	(446)	(446)	(2,146)	(243,509)
Balance December 31, 2025	$ 20,173	$ 4,545	$ 3,357	$ 24,165,060

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2025 and 2024

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #69BM1	Series #55PS1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (2,225)	$ (2,225)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	2,178	3,045
(Gain) / Loss on sale of Asset	-	-
(Gain) / Loss on sale of Digital Assets	-	-
Impairment loss on Collection Assets	-	-
Investment Income / (Loss)	-	-
Prepaid Insurance	(25)	(25)
Other Receivable	-	-
Accounts Payable	75	(792)
Insurance Payable	(3)	(3)
Income Taxes Payable	-	-
Due from the Manager or its Affiliates	-	-
Due to the Manager or its Affiliates	-	-
Net cash (used in) / provided by operating activities	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-
Proceeds from Sale of Collection Asset	-	-
Cash provided by / (used in) investing activities	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-
Distribution to RSE Collection or its affiliates	-	-
Distribution of Sale of Assets to Members	-	-
Other Distribution to Members	-	-
Cash provided by / (used in) financing activities	-	-

Net change in cash	-	-
Cash beginning of year	3,718	2,214
Cash end of year	$ 3,718	$ 2,214

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #90FM1	Series #83FB1	Series #98DV1	Series #93XJ1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ 9,782	$ (2,225)	$ 57,690	$ (2,225)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	2,920	2,178	1,253	2,178
(Gain) / Loss on sale of Asset	(13,016)	-	(74,601)	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-
Investment Income / (Loss)	-	-	-	-
Prepaid Insurance	-	(25)	-	(25)
Other Receivable	-	-	-	-
Accounts Payable	750	75	75	75
Insurance Payable	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Net cash (used in) / provided by operating activities	(1,068)	-	(15,585)	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-
Proceeds from Sale of Collection Asset	27,803	-	197,145	-
Cash provided by / (used in) investing activities	27,803	-	197,145	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-
Distribution of Sale of Assets to Members	(27,220)	-	(184,060)	-
Other Distribution to Members	-	-	-	-
Cash provided by / (used in) financing activities	(27,220)	-	(184,060)	-

Net change in cash	(485)	-	(2,500)	-
Cash beginning of year	485	2,485	2,500	1,200
Cash end of year	$ -	$ 2,485	$ -	$ 1,200

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #91MV1	Series #92LD1	Series #94DV1	Series #72MC1	Series #11BM1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (2,225)	$ (2,225)	$ (2,225)	$ (27,225)	$ (2,225)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	2,178	1,878	2,178	3,345	2,178
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	25,000	-
Investment Income / (Loss)	-	-	-	-	-
Prepaid Insurance	(25)	(25)	(25)	(25)	(25)
Other Receivable	-	-	-	-	-
Accounts Payable	75	375	75	(1,092)	75
Insurance Payable	(3)	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash	-	-	-	-	-
Cash beginning of year	984	173	1,984	4,989	2,000
Cash end of year	$ 984	$ 173	$ 1,984	$ 4,989	$ 2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #63CC1	Series #76PT1	Series #75RA1	Series #65AG1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (2,225)	$ 18,519	$ (2,225)	$ (2,225)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	2,178	2,242	2,178	3,345
(Gain) / Loss on sale of Asset	-	(24,453)	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-
Investment Income / (Loss)	-	-	-	-
Prepaid Insurance	(25)	-	(25)	(25)
Other Receivable	-	-	-	-
Accounts Payable	75	750	75	(1,092)
Insurance Payable	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Net cash (used in) / provided by operating activities	-	(4,444)	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-
Proceeds from Sale of Collection Asset	-	207,255	-	-
Cash provided by / (used in) investing activities	-	207,255	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-
Distribution of Sale of Assets to Members	-	(204,810)	-	-
Other Distribution to Members	-	-	-	-
Cash provided by / (used in) financing activities	-	(204,810)	-	-

Net change in cash	-	(1,999)	-	-
Cash beginning of year	1,999	1,999	2,649	3,700
Cash end of year	$ 1,999	$ -	$ 2,649	$ 3,700

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #90MM1	Series #61JE1	Series #65FM1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ 6,284	$ (2,225)	$ (2,225)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	2,058	2,178	2,178
(Gain) / Loss on sale of Asset	(10,176)	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-
Impairment loss on Collection Assets	-	-	-
Investment Income / (Loss)	-	-	-
Prepaid Insurance	-	(25)	(25)
Other Receivable	-	-	-
Accounts Payable	75	75	75
Insurance Payable	(3)	(3)	(3)
Income Taxes Payable	-	-	-
Due from the Manager or its Affiliates	-	-	-
Due to the Manager or its Affiliates	-	-	-
Net cash (used in) / provided by operating activities	(1,762)	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-
Proceeds from Sale of Collection Asset	33,363	-	-
Cash provided by / (used in) investing activities	33,363	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-
Distribution of Sale of Assets to Members	(33,400)	-	-
Other Distribution to Members	-	-	-
Cash provided by / (used in) financing activities	(33,400)	-	-

Net change in cash	(1,799)	-	-
Cash beginning of year	1,799	2,898	2,300
Cash end of year	$ -	$ 2,898	$ 2,300

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #99SS1	Series #94FS1	Series #61MG1	Series #92CC1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (2,225)	$ (2,225)	$ (2,225)	$ (2,225)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	2,178	2,178	2,178	2,178
(Gain) / Loss on sale of Asset	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-
Investment Income / (Loss)	-	-	-	-
Prepaid Insurance	(25)	(25)	(25)	(25)
Other Receivable	-	-	-	-
Accounts Payable	75	75	75	75
Insurance Payable	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-
Other Distribution to Members	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-

Net change in cash	-	-	-	-
Cash beginning of year	3,064	2,962	4,197	2,412
Cash end of year	$ 3,064	$ 2,962	$ 4,197	$ 2,412

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #88LL1	Series #MEEB11275	Series #82TAYLOR	Series #HOLMES	Series #HULK180
Cash Flows from Operating Activities:
Net (Loss) / Income	$ 56,555	$ (271)	$ (446)	$ (446)	$ (2,870)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,523	271	463	463	463
(Gain) / Loss on sale of Asset	(75,721)	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	2,424
Investment Income / (Loss)	-	-	-	-	-
Prepaid Insurance	-	-	(11)	(11)	(11)
Other Receivable	-	-	-	-	-
Accounts Payable	750	-	(3)	(3)	(3)
Insurance Payable	(3)	-	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	(18,396)	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-
Proceeds from Sale of Collection Asset	353,532	-	-	-	-
Cash provided by / (used in) investing activities	353,532	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution of Sale of Assets to Members	(340,340)	-	-	-	-
Other Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	(340,340)	-	-	-	-

Net change in cash	(5,204)	-	-	-	-
Cash beginning of year	5,204	500	400	400	300
Cash end of year	$ -	$ 500	$ 400	$ 400	$ 300

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #05JAYZ	Series #JUSTINIAN	Series #67ICEBOWL	Series #DKCOUNTRY	Series #FALCON	Series #MARIOWRLD
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (446)	$ (446)	$ (446)	$ (446)	$ (446)	$ (446)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	463	463	463	463	463
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Prepaid Insurance	(11)	(11)	(11)	(11)	(11)	(11)
Other Receivable	-	-	-	-	-	-
Accounts Payable	(3)	(3)	(3)	(3)	(3)	(3)
Insurance Payable	(3)	(3)	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	300	243	354	300	308	377
Cash end of year	$ 300	$ 243	$ 354	$ 300	$ 308	$ 377

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #82AV1	Series #SUPERBWL1	Series #MEEB7985	Series #BONDWATCH	Series #95FF1	Series #MAYC857
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (2,225)	$ (446)	$ (271)	$ (432)	$ 13,012	$ (482)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	2,178	463	271	463	2,040	271
(Gain) / Loss on sale of Asset	-	-	-	-	(20,414)	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	211
Investment Income / (Loss)	-	-	-	-	-	-
Prepaid Insurance	(25)	(11)	-	(25)	-	-
Other Receivable	-	-	-	-	-	-
Accounts Payable	75	(3)	-	(3)	750	-
Insurance Payable	(3)	(3)	-	(3)	(3)	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	(6,115)	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	128,903	-
Cash provided by / (used in) investing activities	-	-	-	-	128,903	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	(127,320)	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	(127,320)	-

Net change in cash	-	-	-	-	(4,532)	-
Cash beginning of year	3,400	365	500	300	4,532	-
Cash end of year	$ 3,400	$ 365	$ 500	$ 300	$ -	$ -

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #PUNK2981	Series #WOW2221	Series #NIKON1	Series #LOTF	Series #DOOD6778	Series #BAKC7820
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (271)	$ (272)	$ (446)	$ (2,633)	$ (271)	$ (5,117)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	271	271	463	463	271	271
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	1	-	2,187	-	4,846
Investment Income / (Loss)	-	-	-	-	-	-
Prepaid Insurance	-	-	(11)	(11)	-	-
Other Receivable	-	-	-	-	-	-
Accounts Payable	-	-	(3)	(3)	-	-
Insurance Payable	-	-	(3)	(3)	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	600	-	300	400	501	557
Cash end of year	$ 600	$ -	$ 300	$ 400	$ 501	$ 557

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #NBAJAM	Series #SANDBOX1	Series #WOW6586	Series #AZUKI6704	Series #58PELE4	Series #OBAMABALL
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (446)	$ (9,721)	$ (271)	$ (271)	$ (446)	$ (446)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	271	271	271	463	463
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	9,450	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Prepaid Insurance	(11)	-	-	-	(11)	(11)
Other Receivable	-	-	-	-	-	-
Accounts Payable	(3)	-	-	-	(3)	(3)
Insurance Payable	(3)	-	-	-	(3)	(3)
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	400	500	-	500	320	320
Cash end of year	$ 400	$ 500	$ -	$ 500	$ 320	$ 320

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #BART	Series #HOMER	Series #SI1	Series #GOLD1	Series #VERSTAPP1	Series #96TIGER
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (446)	$ (446)	$ (446)	$ (446)	$ (446)	$ (446)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	463	463	463	463	463
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Prepaid Insurance	(11)	(11)	(11)	(11)	(11)	(11)
Other Receivable	-	-	-	-	-	-
Accounts Payable	(3)	(3)	(3)	(3)	(3)	(3)
Insurance Payable	(3)	(3)	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	320	320	402	381	402	326
Cash end of year	$ 320	$ 320	$ 402	$ 381	$ 402	$ 326

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #88ZELDA	Series #STARWARS3	Series #YEEZY	Series #MAYC9114	Series #VFRNDS1	Series #MBIRD2754
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (446)	$ (3,246)	$ (446)	$ (22,878)	$ (446)	$ (1,809)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	463	463	271	463	271
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	2,800	-	22,607	-	1,537
Investment Income / (Loss)	-	-	-	-	-	-
Prepaid Insurance	(11)	(11)	(11)	-	(11)	-
Other Receivable	-	-	-	-	-	-
Accounts Payable	(3)	(3)	(3)	-	(3)	-
Insurance Payable	(3)	(3)	(3)	-	(3)	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	402	402	-	-	66	500
Cash end of year	$ 402	$ 402	$ -	$ -	$ 66	$ 500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #VEEFRND1	Series #TREASURE	Series #KENNERSET	Series #LEDZEPP1	Series #VEEVIPER
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,055)	$ (446)	$ (446)	$ (446)	$ (446)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	271	463	463	463	463
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment loss on Collection Assets	784	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-
Prepaid Insurance	-	(11)	(11)	(11)	(11)
Other Receivable	-	-	-	-	-
Accounts Payable	-	(3)	(3)	(3)	(3)
Insurance Payable	-	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash	-	-	-	-	-
Cash beginning of year	500	300	323	402	400
Cash end of year	$ 500	$ 300	$ 323	$ 402	$ 400

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #BEEPLE1	Series #WARHOL1	Series #GAMEBOY	Series #CROESUS	Series #SACHS1	Series #32RUTH
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (271)	$ (446)	$ (1,697)	$ (432)	$ (425)	$ (446)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	271	463	463	463	453	463
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	1,251	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Prepaid Insurance	-	(11)	(11)	(25)	(25)	(11)
Other Receivable	-	-	-	-	-	-
Accounts Payable	-	(3)	(3)	(3)	-	(3)
Insurance Payable	-	(3)	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	500	2,800	400	429	500	327
Cash end of year	$ 500	$ 2,800	$ 400	$ 429	$ 500	$ 327

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #ELON1	Series #105.ETH	Series #R2D2	Series #VADER	Series #WARHOL2	Series #JEKYLL
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (446)	$ (18,607)	$ (446)	$ (446)	$ (16,509)	$ (446)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	271	463	463	463	463
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	18,336	-	-	16,063	-
Investment Income / (Loss)	-	-	-	-	-	-
Prepaid Insurance	(11)	-	(11)	(11)	(11)	(11)
Other Receivable	-	-	-	-	-	-
Accounts Payable	(3)	-	(3)	(3)	(3)	(3)
Insurance Payable	(3)	-	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	400	500	300	334	2,178	400
Cash end of year	$ 400	$ 500	$ 300	$ 334	$ 2,178	$ 400

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #BUFFETT1	Series #DRACULA10	Series #PAPPY1	Series #1857COIN	Series #ANDYPELE
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (446)	$ (13,646)	$ (571)	$ (432)	$ (432)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	463	599	463	463
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment loss on Collection Assets	-	13,200	-	-	-
Investment Income / (Loss)	-	-	-	-	-
Prepaid Insurance	(11)	(11)	(25)	(25)	(25)
Other Receivable	-	-	-	-	-
Accounts Payable	(3)	(3)	-	(3)	(3)
Insurance Payable	(3)	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash	-	-	-	-	-
Cash beginning of year	367	308	771	400	235
Cash end of year	$ 367	$ 308	$ 771	$ 400	$ 235

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #BOBAFETT	Series #ELVIS	Series #GBOYCOLOR	Series #JETFIRE	Series #POPEBALL	Series #RABBIT
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (446)	$ (446)	$ (446)	$ (446)	$ (446)	$ (446)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	463	463	463	463	463
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Prepaid Insurance	(11)	(11)	(11)	(11)	(11)	(11)
Other Receivable	-	-	-	-	-	-
Accounts Payable	(3)	(3)	(3)	(3)	(3)	(3)
Insurance Payable	(3)	(3)	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	355	320	331	300	300	300
Cash end of year	$ 355	$ 320	$ 331	$ 300	$ 300	$ 300

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #GRATEFUL1	Series #BOBAPROTO	Series #ARSHAM1	Series #SCARFACE
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (446)	$ (446)	$ (2,225)	$ (445)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	463	2,178	463
(Gain) / Loss on sale of Asset	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-
Investment Income / (Loss)	-	-	-	-
Prepaid Insurance	(11)	(11)	(25)	(11)
Other Receivable	-	-	-	-
Accounts Payable	(3)	(3)	75	(3)
Insurance Payable	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-
Other Distribution to Members	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-

Net change in cash	-	-	-	-
Cash beginning of year	362	332	-	330
Cash end of year	$ 362	$ 332	$ -	$ 330

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #ARSHAM2	Series #LEBRON	Series #94VTTT	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (2,075)	$ (403)	$ (575)	$ (446)	$ (446)	$ (432)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	2,028	486	601	463	463	463
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Prepaid Insurance	(25)	(25)	(25)	(11)	(11)	(25)
Other Receivable	-	-	-	-	-	-
Accounts Payable	75	3	485	(3)	(3)	(3)
Insurance Payable	(3)	-	(1)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	60	485	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	(460)	(2,435)	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	(460)	(2,435)	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	(400)	(1,950)	-	-	-
Cash beginning of year	2,850	400	14,850	1,450	1,600	300
Cash end of year	$ 2,850	$ -	$ 12,900	$ 1,450	$ 1,600	$ 300

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #TWOCITIES	Series #FROST	Series #BIRKINBLU	Series #SMURF
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (446)	$ (446)	$ 10,436	$ (432)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	463	-	463
(Gain) / Loss on sale of Asset	-	-	(12,500)	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-
Investment Income / (Loss)	-	-	-	-
Prepaid Insurance	(11)	(11)	14	(25)
Other Receivable	-	-	0	-
Accounts Payable	(3)	(3)	(5)	(3)
Insurance Payable	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	(2,059)	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	68,000	-
Cash provided by / (used in) investing activities	-	-	68,000	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-
Distribution of Sale of Assets to Members	-	-	(67,192)	-
Other Distribution to Members	-	-	-	-
Cash provided by / (used in) financing activities	-	-	(67,192)	-

Net change in cash	-	-	(1,250)	-
Cash beginning of year	1,495	1,695	1,250	1,250
Cash end of year	$ 1,495	$ 1,695	$ -	$ 1,250

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #EINSTEIN	Series #HONUS	Series #75ALI	Series #BIRKINBOR
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (446)	$ (446)	$ (446)	$ (9,166)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	463	463	463
(Gain) / Loss on sale of Asset	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-
Impairment loss on Collection Assets	-	-	-	8,720
Investment Income / (Loss)	-	-	-	-
Prepaid Insurance	(11)	(11)	(11)	(11)
Other Receivable	-	-	-	-
Accounts Payable	(3)	(3)	(3)	(3)
Insurance Payable	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-
Other Distribution to Members	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-

Net change in cash	-	-	-	-
Cash beginning of year	1,750	5,300	938	1,203
Cash end of year	$ 1,750	$ 5,300	$ 938	$ 1,203

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #SPIDER1	Series #BATMAN3	Series #ULYSSES	Series #ROOSEVELT	Series #56MANTLE	Series #AGHOWL
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (446)	$ (446)	$ (446)	$ (446)	$ (446)	$ (446)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	463	463	463	463	463
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Prepaid Insurance	(11)	(11)	(11)	(11)	(11)	(11)
Other Receivable	-	-	-	-	-	-
Accounts Payable	(3)	(3)	(3)	(3)	(3)	(3)
Insurance Payable	(3)	(3)	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	1,003	1,003	1,950	400	1,050	1,703
Cash end of year	$ 1,003	$ 1,003	$ 1,950	$ 400	$ 1,050	$ 1,703

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #18ZION	Series #SNOOPY	Series #APOLLO11	Series #YOKO	Series #HIMALAYA
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (446)	$ (432)	$ (446)	$ (446)	$ (446)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	463	463	463	463
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-
Prepaid Insurance	(11)	(25)	(11)	(11)	(11)
Other Receivable	-	-	-	-	-
Accounts Payable	(3)	(3)	(3)	(3)	(3)
Insurance Payable	(3)	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash	-	-	-	-	-
Cash beginning of year	605	800	1,050	1,750	1,203
Cash end of year	$ 605	$ 800	$ 1,050	$ 1,750	$ 1,203

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #55CLEMENTE	Series #LOTR	Series #CATCHER	Series #BOND1	Series #SUPER21	Series #BIRKINTAN
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (446)	$ (446)	$ (446)	$ (446)	$ (446)	$ (446)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	463	463	463	463	463
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Prepaid Insurance	(11)	(11)	(11)	(11)	(11)	(11)
Other Receivable	-	-	-	-	-	-
Accounts Payable	(3)	(3)	(3)	(3)	(3)	(3)
Insurance Payable	(3)	(3)	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	594	563	213	463	277	456
Cash end of year	$ 594	$ 563	$ 213	$ 463	$ 277	$ 456

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #GMTBLACK1	Series #61JFK	Series #LINCOLN	Series #STARWARS1	Series #68MAYS
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (432)	$ (446)	$ (446)	$ (446)	$ (446)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	463	463	463	463
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-
Prepaid Insurance	(25)	(11)	(11)	(11)	(11)
Other Receivable	-	-	-	-	-
Accounts Payable	(3)	(3)	(3)	(3)	(3)
Insurance Payable	(3)	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash	-	-	-	-	-
Cash beginning of year	604	334	209	269	437
Cash end of year	$ 604	$ 334	$ 209	$ 269	$ 437

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #56TEDWILL	Series #CAPTAIN3	Series #CHURCHILL	Series #SHKSPR4	Series #03KOBE	Series #03JORDAN
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (446)	$ (446)	$ (446)	$ (446)	$ -	$ (446)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	463	463	463	768	463
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Prepaid Insurance	(11)	(11)	(11)	(11)	14	(11)
Other Receivable	-	-	-	-	43,500	-
Accounts Payable	(3)	(3)	(3)	(3)	(5)	(3)
Insurance Payable	(3)	(3)	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-	(50)	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	44,223	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	(44,600)	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	(44,600)	-

Net change in cash	-	-	-	-	(377)	-
Cash beginning of year	520	77	220	400	377	436
Cash end of year	$ 520	$ 77	$ 220	$ 400	$ -	$ 436

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #39TEDWILL	Series #94JETER	Series #2020TOPPS	Series #05LATOUR	Series #16SCREAG	Series #14DRC
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (446)	$ (446)	$ (446)	$ (449)	$ (449)	$ (449)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	463	463	478	478	478
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Prepaid Insurance	(11)	(11)	(11)	(25)	(25)	(25)
Other Receivable	-	-	-	-	-	-
Accounts Payable	(3)	(3)	(3)	-	-	-
Insurance Payable	(3)	(3)	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	600	460	150	430	430	430
Cash end of year	$ 600	$ 460	$ 150	$ 430	$ 430	$ 430

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #86RICE	Series #57MANTLE	Series #SOBLACK	Series #GATSBY	Series #93DAYTONA
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (446)	$ (446)	$ (446)	$ (446)	$ (432)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	463	463	463	463
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-
Prepaid Insurance	(11)	(11)	(11)	(11)	(25)
Other Receivable	-	-	-	-	-
Accounts Payable	(3)	(3)	(3)	(3)	(3)
Insurance Payable	(3)	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash	-	-	-	-	-
Cash beginning of year	460	400	520	520	600
Cash end of year	$ 460	$ 400	$ 520	$ 520	$ 600

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #09TROUT	Series #57STARR	Series #03KOBE2	Series #16PETRUS	Series #ALICE
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (446)	$ (446)	$ (446)	$ (449)	$ (446)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	463	463	478	463
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-
Prepaid Insurance	(11)	(11)	(11)	(25)	(11)
Other Receivable	-	-	-	-	-
Accounts Payable	(3)	(3)	(3)	-	(3)
Insurance Payable	(3)	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash	-	-	-	-	-
Cash beginning of year	400	400	316	430	520
Cash end of year	$ 400	$ 400	$ 316	$ 430	$ 520

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #SPIDER10	Series #62MANTLE	Series #BATMAN6	Series #79STELLA	Series #TKAM
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (446)	$ (446)	$ (446)	$ (432)	$ (446)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	463	463	463	463
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-
Prepaid Insurance	(11)	(11)	(11)	(25)	(11)
Other Receivable	-	-	-	-	-
Accounts Payable	(3)	(3)	(3)	(3)	(3)
Insurance Payable	(3)	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash	-	-	-	-	-
Cash beginning of year	400	460	320	572	534
Cash end of year	$ 400	$ 460	$ 320	$ 572	$ 534

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #DIMAGGIO2	Series #13BEAUX	Series #ANMLFARM	Series #00BRADY
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (3,036)	$ (449)	$ (446)	$ (446)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	478	463	463
(Gain) / Loss on sale of Asset	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-
Impairment loss on Collection Assets	2,604	-	-	-
Investment Income / (Loss)	-	-	-	-
Prepaid Insurance	(25)	(25)	(11)	(11)
Other Receivable	-	-	-	-
Accounts Payable	(3)	-	(3)	(3)
Insurance Payable	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-
Other Distribution to Members	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-

Net change in cash	-	-	-	-
Cash beginning of year	321	400	100	339
Cash end of year	$ 321	$ 400	$ 100	$ 339

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #85NES	Series #69KAREEM	Series #59JFK	Series #04LEBRON	Series #GOLDENEYE
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (446)	$ (446)	$ (446)	$ (446)	$ (446)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	463	463	463	463
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-
Prepaid Insurance	(11)	(11)	(11)	(11)	(11)
Other Receivable	-	-	-	-	-
Accounts Payable	(3)	(3)	(3)	(3)	(3)
Insurance Payable	(3)	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash	-	-	-	-	-
Cash beginning of year	400	256	400	316	326
Cash end of year	$ 400	$ 256	$ 400	$ 316	$ 326

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #MOONSHOE	Series #03LEBRON2	Series #GRAPES	Series #98KANGA	Series #06BRM
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (446)	$ (446)	$ (446)	$ 53,496	$ (449)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	463	463	320	478
(Gain) / Loss on sale of Asset	-	-	-	(66,000)	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-
Prepaid Insurance	(11)	(11)	(11)	14	(25)
Other Receivable	-	-	-	-	-
Accounts Payable	(3)	(3)	(3)	(5)	-
Insurance Payable	(3)	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	(667)	-
Net cash (used in) / provided by operating activities	-	-	-	(12,845)	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	216,000	-
Cash provided by / (used in) investing activities	-	-	-	216,000	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	(203,575)	-
Other Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	(203,575)	-

Net change in cash	-	-	-	(420)	-
Cash beginning of year	420	236	400	420	400
Cash end of year	$ 420	$ 236	$ 400	$ -	$ 400

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #DUNE	Series #86FLEER	Series #WILDGUN	Series #13GIANNIS	Series #04MESSI	Series #AVENGE57
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (446)	$ (25,783)	$ (446)	$ (446)	$ 63,986	$ (446)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	273	463	463	273	463
(Gain) / Loss on sale of Asset	-	25,400	-	-	(80,400)	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Prepaid Insurance	(11)	1	(11)	(11)	14	(11)
Other Receivable	-	-	-	-	-	-
Accounts Payable	(3)	(5)	(3)	(3)	(5)	(3)
Insurance Payable	(3)	(3)	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	(116)	-	-	(16,135)	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	121,000	-	-	120,000	-
Cash provided by / (used in) investing activities	-	121,000	-	-	120,000	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	(121,605)	-	-	(104,670)	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	(121,605)	-	-	(104,670)	-

Net change in cash	-	(721)	-	-	(805)	-
Cash beginning of year	460	721	400	236	805	400
Cash end of year	$ 460	$ -	$ 400	$ 236	$ -	$ 400

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #03TACHE	Series #99TMB2	Series #BULLSRING	Series #70AARON	Series #96CHARZRD
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (449)	$ (446)	$ 57,547	$ (446)	$ (446)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	478	463	424	463	463
(Gain) / Loss on sale of Asset	-	-	(70,400)	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-
Prepaid Insurance	(25)	(11)	14	(11)	(11)
Other Receivable	-	-	(320,000)	-	-
Accounts Payable	-	(3)	(3)	(3)	(3)
Insurance Payable	(3)	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	12,421	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	(320,000)	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	320,000	-	-
Cash provided by / (used in) investing activities	-	-	320,000	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash	-	-	-	-	-
Cash beginning of year	400	340	900	340	348
Cash end of year	$ 400	$ 340	$ 900	$ 340	$ 348

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #01TIGER	Series #ICECLIMB	Series #09COBB	Series #96JORDAN2	Series #JUNGLEBOX	Series #59FLASH
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (446)	$ (446)	$ (446)	$ (446)	$ (446)	$ (446)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	463	463	463	463	463
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Prepaid Insurance	(11)	(11)	(11)	(11)	(11)	(11)
Other Receivable	-	-	-	-	-	-
Accounts Payable	(3)	(3)	(3)	(3)	(3)	(3)
Insurance Payable	(3)	(3)	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	366	400	367	216	418	367
Cash end of year	$ 366	$ 400	$ 367	$ 216	$ 418	$ 367

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #FOSSILBOX	Series #POKEBLUE	Series #98GTA	Series #PICNIC	Series #DOMINOS	Series #09CURRY
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (446)	$ (446)	$ (446)	$ (4,866)	$ (432)	$ (3,946)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	463	463	463	463	463
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	4,420	-	3,500
Investment Income / (Loss)	-	-	-	-	-	-
Prepaid Insurance	(11)	(11)	(11)	(11)	(25)	(11)
Other Receivable	-	-	-	-	-	-
Accounts Payable	(3)	(3)	(3)	(3)	(3)	(3)
Insurance Payable	(3)	(3)	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	355	422	355	400	300	216
Cash end of year	$ 355	$ 422	$ 355	$ 400	$ 300	$ 216

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #09BEAUX	Series #KEROUAC	Series #62BOND	Series #71TOPPS
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (449)	$ (446)	$ (446)	$ (446)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	478	463	463	463
(Gain) / Loss on sale of Asset	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-
Investment Income / (Loss)	-	-	-	-
Prepaid Insurance	(25)	(11)	(11)	(11)
Other Receivable	-	-	-	-
Accounts Payable	-	(3)	(3)	(3)
Insurance Payable	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-
Other Distribution to Members	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-

Net change in cash	-	-	-	-
Cash beginning of year	426	400	711	500
Cash end of year	$ 426	$ 400	$ 711	$ 500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #DEATON	Series #98ZELDA	Series #03JORDAN2	Series #91JORDAN	Series #17DUJAC
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (439)	$ (2,384)	$ (446)	$ (446)	$ 9,936
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,203	463	463	463	-
(Gain) / Loss on sale of Asset	-	-	-	-	(12,268)
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment loss on Collection Assets	-	1,938	-	-	-
Investment Income / (Loss)	-	-	-	-	-
Prepaid Insurance	(11)	(11)	(11)	(11)	-
Other Receivable	-	-	-	-	-
Accounts Payable	(750)	(3)	(3)	(3)	-
Insurance Payable	(3)	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	(2,335)
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	35,500
Cash provided by / (used in) investing activities	-	-	-	-	35,500
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	(33,591)
Other Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	(33,591)

Net change in cash	-	-	-	-	(426)
Cash beginning of year	400	494	300	275	426
Cash end of year	$ 400	$ 494	$ 300	$ 275	$ -

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #FAUBOURG2	Series #MOSASAUR	Series #03LEBRON3	Series #95TOPSUN	Series #09TROUT2
Cash Flows from Operating Activities:
Net (Loss) / Income	$ -	$ (2,439)	$ (446)	$ (30,946)	$ (38,061)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	-	2,203	463	463	463
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	30,500	37,615
Investment Income / (Loss)	-	-	-	-	-
Prepaid Insurance	14	(11)	(11)	(11)	(11)
Other Receivable	180,000	-	-	-	-
Accounts Payable	(5)	250	(3)	(3)	(3)
Insurance Payable	(3)	(3)	(3)	(3)	(3)
Income Taxes Payable	(4,868)	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	175,137	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution of Sale of Assets to Members	(175,537)	-	-	-	-
Other Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	(175,537)	-	-	-	-

Net change in cash	(400)	-	-	-	-
Cash beginning of year	400	400	416	468	453
Cash end of year	$ -	$ 400	$ 416	$ 468	$ 453

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #59BOND	Series #OPEECHEE	Series #ROCKETBOX	Series #94JORDAN	Series #18LUKA	Series #FANFOUR5
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (446)	$ (60,955)	$ (446)	$ (446)	$ (4,298)	$ (446)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	463	463	463	463	463
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	60,509	-	-	3,852	-
Investment Income / (Loss)	-	-	-	-	-	-
Prepaid Insurance	(11)	(11)	(11)	(11)	(11)	(11)
Other Receivable	-	-	-	-	-	-
Accounts Payable	(3)	(3)	(3)	(3)	(3)	(3)
Insurance Payable	(3)	(3)	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	348	500	325	307	304	378
Cash end of year	$ 348	$ 500	$ 325	$ 307	$ 304	$ 378

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #11BELAIR	Series #76PAYTON	Series #85MJPROMO	Series #96KOBE	Series #99CHARZRD
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (449)	$ (446)	$ (446)	$ (4,646)	$ (615)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	478	463	463	463	76
(Gain) / Loss on sale of Asset	-	-	-	-	200
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	4,200	-
Investment Income / (Loss)	-	-	-	-	-
Prepaid Insurance	(25)	(11)	(11)	(11)	14
Other Receivable	-	-	-	-	-
Accounts Payable	-	(3)	(3)	(3)	(5)
Insurance Payable	(3)	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	(667)
Net cash (used in) / provided by operating activities	-	-	-	-	(999)
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	300,000
Cash provided by / (used in) investing activities	-	-	-	-	300,000
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	(299,250)
Other Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	(299,250)

Net change in cash	-	-	-	-	(249)
Cash beginning of year	400	464	284	295	249
Cash end of year	$ 400	$ 464	$ 284	$ 295	$ -

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #MARADONA	Series #POKEYELOW	Series #POKELUGIA	Series #VANHALEN
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (446)	$ (10,796)	$ (446)	$ (446)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	463	463	463
(Gain) / Loss on sale of Asset	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-
Impairment loss on Collection Assets	-	10,350	-	-
Investment Income / (Loss)	-	-	-	-
Prepaid Insurance	(11)	(11)	(11)	(11)
Other Receivable	-	-	-	-
Accounts Payable	(3)	(3)	(3)	(3)
Insurance Payable	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-
Other Distribution to Members	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-

Net change in cash	-	-	-	-
Cash beginning of year	329	468	468	300
Cash end of year	$ 329	$ 468	$ 468	$ 300

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #05MJLJ	Series #81MONTANA	Series #00MOUTON	Series #07DURANT	Series #56AARON	Series #85LEMIEUX
Cash Flows from Operating Activities:
Net (Loss) / Income	$ -	$ (446)	$ (449)	$ (8,996)	$ (446)	$ (446)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	-	463	478	463	463	463
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	8,550	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Prepaid Insurance	14	(11)	(25)	(11)	(11)	(11)
Other Receivable	56,650	-	-	-	-	-
Accounts Payable	(5)	(3)	-	(3)	(3)	(3)
Insurance Payable	(3)	(3)	(3)	(3)	(3)	(3)
Income Taxes Payable	(50)	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	56,606	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	(57,006)	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	(57,006)	-	-	-	-	-

Net change in cash	(400)	-	-	-	-	-
Cash beginning of year	400	378	426	303	377	319
Cash end of year	$ -	$ 378	$ 426	$ 303	$ 377	$ 319

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #87JORDAN	Series #AC23	Series #APPLE1	Series #GWLOTTO	Series #GYMBOX	Series #HUCKFINN
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (446)	$ (446)	$ (446)	$ (446)	$ (446)	$ (446)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	463	463	463	463	463
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Prepaid Insurance	(11)	(11)	(11)	(11)	(11)	(11)
Other Receivable	-	-	-	-	-	-
Accounts Payable	(3)	(3)	(3)	(3)	(3)	(3)
Insurance Payable	(3)	(3)	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	300	420	300	377	386	478
Cash end of year	$ 300	$ 420	$ 300	$ 377	$ 386	$ 478

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #NEOBOX	Series #NEWTON	Series #NICKLAUS1	Series #POKEMON2	Series #POKERED	Series #RIVIERA
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,227)	$ (446)	$ (446)	$ (446)	$ (446)	$ (432)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	-	463	463	463	463	463
(Gain) / Loss on sale of Asset	1,000	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Prepaid Insurance	14	(11)	(11)	(11)	(11)	(25)
Other Receivable	-	-	-	-	-	-
Accounts Payable	(5)	(3)	(3)	(3)	(3)	(3)
Insurance Payable	(3)	(3)	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	(222)	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	33,000	-	-	-	-	-
Cash provided by / (used in) investing activities	33,000	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	(33,157)	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	(33,157)	-	-	-	-	-

Net change in cash	(379)	-	-	-	-	-
Cash beginning of year	378	400	478	486	477	386
Cash end of year	$ -	$ 400	$ 478	$ 486	$ 477	$ 386

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #SMB3	Series #WALDEN	Series #WZRDOFOZ	Series #60ALI	Series #TORNEK	Series #DIMAGGIO3
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (5,946)	$ (446)	$ (446)	$ (140,245)	$ (432)	$ (446)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	463	463	463	463	463
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	5,500	-	-	139,799	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Prepaid Insurance	(11)	(11)	(11)	(11)	(25)	(11)
Other Receivable	-	-	-	-	-	-
Accounts Payable	(3)	(3)	(3)	(3)	(3)	(3)
Insurance Payable	(3)	(3)	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	477	486	468	452	600	486
Cash end of year	$ 477	$ 486	$ 468	$ 452	$ 600	$ 486

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #POKEMON3	Series #58PELE3	Series #09CURRY2	Series #85ERVING	Series #80ALI	Series #BATMAN2
Cash Flows from Operating Activities:
Net (Loss) / Income	$ 286,653	$ (446)	$ (446)	$ (446)	$ (446)	$ (446)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	322	463	463	463	463	463
(Gain) / Loss on sale of Asset	(359,630)	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Prepaid Insurance	14	(11)	(11)	(11)	(11)	(11)
Other Receivable	-	-	-	-	-	-
Accounts Payable	(5)	(3)	(3)	(3)	(3)	(3)
Insurance Payable	(3)	(3)	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	(667)	-	-	-	-	-
Net cash (used in) / provided by operating activities	(73,316)	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	911,630	-	-	-	-	-
Cash provided by / (used in) investing activities	911,630	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	(838,800)	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	(838,800)	-	-	-	-	-

Net change in cash	(486)	-	-	-	-	-
Cash beginning of year	486	378	300	300	377	420
Cash end of year	$ -	$ 378	$ 300	$ 300	$ 377	$ 420

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #FLASH123	Series #85GPK	Series #HGWELLS
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (446)	$ (4,446)	$ (446)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	463	463
(Gain) / Loss on sale of Asset	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-
Impairment loss on Collection Assets	-	4,000	-
Investment Income / (Loss)	-	-	-
Prepaid Insurance	(11)	(11)	(11)
Other Receivable	-	-	-
Accounts Payable	(3)	(3)	(3)
Insurance Payable	(3)	(3)	(3)
Income Taxes Payable	-	-	-
Due from the Manager or its Affiliates	-	-	-
Due to the Manager or its Affiliates	-	-	-
Net cash (used in) / provided by operating activities	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-
Proceeds from Sale of Collection Asset	-	-	-
Cash provided by / (used in) investing activities	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-
Distribution of Sale of Assets to Members	-	-	-
Other Distribution to Members	-	-	-
Cash provided by / (used in) financing activities	-	-	-

Net change in cash	-	-	-
Cash beginning of year	420	312	486
Cash end of year	$ 420	$ 312	$ 486

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #66ORR	Series #CONGRESS	Series #GRIFFEYJR	Series #01HALO	Series #87ZELDA	Series #EINSTEIN2
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (446)	$ (446)	$ (446)	$ (446)	$ (446)	$ (446)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	463	463	463	463	463
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Prepaid Insurance	(11)	(11)	(11)	(11)	(11)	(11)
Other Receivable	-	-	-	-	-	-
Accounts Payable	(3)	(3)	(3)	(3)	(3)	(3)
Insurance Payable	(3)	(3)	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	456	400	419	415	357	420
Cash end of year	$ 456	$ 400	$ 419	$ 415	$ 357	$ 420

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #SANTANA	Series #01TIGER2	Series #86JORDAN2	Series #TOPPSTRIO	Series #81BIRD	Series #97KOBE
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (446)	$ (446)	$ (446)	$ (446)	$ (446)	$ (446)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	463	463	463	463	463
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Prepaid Insurance	(11)	(11)	(11)	(11)	(11)	(11)
Other Receivable	-	-	-	-	-	-
Accounts Payable	(3)	(3)	(3)	(3)	(3)	(3)
Insurance Payable	(3)	(3)	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	446	318	549	300	346	410
Cash end of year	$ 446	$ 318	$ 549	$ 300	$ 346	$ 410

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #XMEN94	Series #09RBLEROY	Series #04MESSI2	Series #THEROCK	Series #XLXMEN1	Series #03LEBRON5
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (446)	$ (449)	$ (446)	$ (446)	$ (446)	$ (9,596)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	478	463	463	463	463
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	9,150
Investment Income / (Loss)	-	-	-	-	-	-
Prepaid Insurance	(11)	(25)	(11)	(11)	(11)	(11)
Other Receivable	-	-	-	-	-	-
Accounts Payable	(3)	-	(3)	(3)	(3)	(3)
Insurance Payable	(3)	(3)	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	359	400	400	396	359	477
Cash end of year	$ 359	$ 400	$ 400	$ 396	$ 359	$ 477

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #METEORITE	Series #SLASH	Series #00BRADY2	Series #89TMNT	Series #NESWWF	Series #PUNK9670
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (2,439)	$ (439)	$ (16,696)	$ (1,346)	$ (446)	$ (271)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	2,203	453	463	463	463	271
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	16,250	900	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Prepaid Insurance	(11)	(11)	(11)	(11)	(11)	-
Other Receivable	-	-	-	-	-	-
Accounts Payable	250	-	(3)	(3)	(3)	-
Insurance Payable	(3)	(3)	(3)	(3)	(3)	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	400	600	660	305	373	596
Cash end of year	$ 400	$ 600	$ 660	$ 305	$ 373	$ 596

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #18ALLEN	Series #CASTLEII	Series #BAYC601	Series #60MANTLE	Series #PUNK8103
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (446)	$ (7,373)	$ (499)	$ (446)	$ (271)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	463	271	463	271
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment loss on Collection Assets	-	6,927	228	-	-
Investment Income / (Loss)	-	-	-	-	-
Prepaid Insurance	(11)	(11)	-	(11)	-
Other Receivable	-	-	-	-	-
Accounts Payable	(3)	(3)	-	(3)	-
Insurance Payable	(3)	(3)	-	(3)	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash	-	-	-	-	-
Cash beginning of year	431	373	-	486	600
Cash end of year	$ 431	$ 373	$ -	$ 486	$ 600

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #GHOST1	Series #BROSGRIMM	Series #KIRBY	Series #03RONALDO
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (446)	$ (446)	$ (446)	$ 17,500
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	463	463	-
(Gain) / Loss on sale of Asset	-	-	-	(18,600)
(Gain) / Loss on sale of Digital Assets	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-
Investment Income / (Loss)	-	-	-	-
Prepaid Insurance	(11)	(11)	(11)	14
Other Receivable	-	-	-	-
Accounts Payable	(3)	(3)	(3)	(5)
Insurance Payable	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	(8)
Due to the Manager or its Affiliates	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	(1,102)
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	105,000
Cash provided by / (used in) investing activities	-	-	-	105,000
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	(104,550)
Other Distribution to Members	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	(104,550)

Net change in cash	-	-	-	(652)
Cash beginning of year	380	500	373	652
Cash end of year	$ 380	$ 500	$ 373	$ -

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #MARX	Series #09HARDEN	Series #MEEB15511	Series #90BATMAN	Series #93JETER	Series #SIMPSONS1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (51,480)	$ (3,446)	$ (271)	$ (2,946)	$ (2,200)	$ (446)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	463	271	463	463	463
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	51,034	3,000	-	2,500	1,754	-
Investment Income / (Loss)	-	-	-	-	-	-
Prepaid Insurance	(11)	(11)	-	(11)	(11)	(11)
Other Receivable	-	-	-	-	-	-
Accounts Payable	(3)	(3)	-	(3)	(3)	(3)
Insurance Payable	(3)	(3)	-	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	486	353	500	373	427	373
Cash end of year	$ 486	$ 353	$ 500	$ 373	$ 427	$ 373

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #SPIDER129	Series #NESDK3	Series #BAYC7359	Series #CURIO10	Series #WILDTHING	Series #1776
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (446)	$ (446)	$ (41,809)	$ (271)	$ (446)	$ (446)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	463	-	271	463	463
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	41,566	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Prepaid Insurance	(11)	(11)	-	-	(11)	(11)
Other Receivable	-	-	-	-	-	-
Accounts Payable	(3)	(3)	-	-	(3)	(3)
Insurance Payable	(3)	(3)	-	-	(3)	(3)
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	(243)	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	43,955	-	-	-
Cash provided by / (used in) investing activities	-	-	43,955	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	(43,712)	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	(43,712)	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	356	314	-	500	400	400
Cash end of year	$ 356	$ 314	$ -	$ 500	$ 400	$ 400

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #98JORDAN2	Series #MACALLAN1	Series #BAYC9159	Series #FANTASY7	Series #SURFER4
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (446)	$ (449)	$ (414)	$ (446)	$ (10,046)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	478	271	463	463
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment loss on Collection Assets	-	-	143	-	9,600
Investment Income / (Loss)	-	-	-	-	-
Prepaid Insurance	(11)	(25)	-	(11)	(11)
Other Receivable	-	-	-	-	-
Accounts Payable	(3)	-	-	(3)	(3)
Insurance Payable	(3)	(3)	-	(3)	(3)
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash	-	-	-	-	-
Cash beginning of year	776	60	-	352	300
Cash end of year	$ 776	$ 60	$ -	$ 352	$ 300

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #OHTANI2	Series #WILT100	Series #PENGUIN	Series #KARUIZAWA	Series #KOMBAT	Series #APPLELISA
Cash Flows from Operating Activities:
Net (Loss) / Income	$ -	$ (446)	$ (446)	$ (449)	$ (446)	$ (446)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	-	463	463	478	463	463
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Prepaid Insurance	14	(11)	(11)	(25)	(11)	(11)
Other Receivable	97,440	-	-	-	-	-
Accounts Payable	(5)	(3)	(3)	-	(3)	(3)
Insurance Payable	(2)	(3)	(3)	(3)	(3)	(3)
Income Taxes Payable	(6,232)	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	91,215	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	(91,591)	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	(91,591)	-	-	-	-	-

Net change in cash	(376)	-	-	-	-	-
Cash beginning of year	376	400	300	60	300	300
Cash end of year	$ -	$ 400	$ 300	$ 60	$ 300	$ 300

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #98MANNING	Series #GIJOE	Series #BEATLES1	Series #SQUIG5847	Series #PACQUIAO	Series #83JOBS
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (11,946)	$ (446)	$ (446)	$ (271)	$ (2,546)	$ (532)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	463	463	271	463	550
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	11,500	-	-	-	2,100	-
Investment Income / (Loss)	-	-	-	-	-	-
Prepaid Insurance	(11)	(11)	(11)	-	(11)	(11)
Other Receivable	-	-	-	-	-	-
Accounts Payable	(3)	(3)	(3)	-	(3)	(3)
Insurance Payable	(3)	(3)	(3)	-	(3)	(3)
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	400	338	253	500	400	500
Cash end of year	$ 400	$ 338	$ 253	$ 500	$ 400	$ 500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #BATMAN181	Series #POPEYE	Series #PUNK5883	Series #HAMILTON1	Series #OBIWAN
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (446)	$ (446)	$ (271)	$ (446)	$ (1,446)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	463	271	463	463
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	1,000
Investment Income / (Loss)	-	-	-	-	-
Prepaid Insurance	(11)	(11)	-	(11)	(11)
Other Receivable	-	-	-	-	-
Accounts Payable	(3)	(3)	-	(3)	(3)
Insurance Payable	(3)	(3)	-	(3)	(3)
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash	-	-	-	-	-
Cash beginning of year	350	323	600	400	324
Cash end of year	$ 350	$ 323	$ 600	$ 400	$ 324

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #SMB2	Series #GIANNIS2	Series #86BONDS	Series #MOBYDICK	Series #03SERENA
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (446)	$ (446)	$ (446)	$ (446)	$ (11,071)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	463	463	463	463
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	10,625
Investment Income / (Loss)	-	-	-	-	-
Prepaid Insurance	(11)	(11)	(11)	(11)	(11)
Other Receivable	-	-	-	-	-
Accounts Payable	(3)	(3)	(3)	(3)	(3)
Insurance Payable	(3)	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash	-	-	-	-	-
Cash beginning of year	266	2,130	365	400	400
Cash end of year	$ 266	$ 2,130	$ 365	$ 400	$ 400

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #BAYC4612	Series #18OSAKA	Series #05RODGERS	Series #IROBOT	Series #LEICAGOLD	Series #FORTNITE
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (438)	$ (5,346)	$ (446)	$ (446)	$ (446)	$ (2,989)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	271	463	463	463	463	463
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	167	4,900	-	-	-	2,543
Investment Income / (Loss)	-	-	-	-	-	-
Prepaid Insurance	-	(11)	(11)	(11)	(11)	(11)
Other Receivable	-	-	-	-	-	-
Accounts Payable	-	(3)	(3)	(3)	(3)	(3)
Insurance Payable	-	(3)	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	-	300	476	369	72	300
Cash end of year	$ -	$ 300	$ 476	$ 369	$ 72	$ 300

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #IOMMI	Series #MARIO64	Series #GWTW	Series #NEWWORLD	Series #JAWA	Series #GWLETTER
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (439)	$ (446)	$ (446)	$ (3,167)	$ (446)	$ (446)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	453	463	463	463	463	463
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	2,721	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Prepaid Insurance	(11)	(11)	(11)	(11)	(11)	(11)
Other Receivable	-	-	-	-	-	-
Accounts Payable	-	(3)	(3)	(3)	(3)	(3)
Insurance Payable	(3)	(3)	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	600	346	380	369	338	400
Cash end of year	$ 600	$ 346	$ 380	$ 369	$ 338	$ 400

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #MARIOKART	Series #96KOBE2	Series #SHOWCASE4	Series #BAYC8827	Series #BRADBURY
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (6,696)	$ (446)	$ (446)	$ (462)	$ (446)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	463	463	271	463
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment loss on Collection Assets	6,250	-	-	190	-
Investment Income / (Loss)	-	-	-	-	-
Prepaid Insurance	(11)	(11)	(11)	-	(11)
Other Receivable	-	-	-	-	-
Accounts Payable	(3)	(3)	(3)	-	(3)
Insurance Payable	(3)	(3)	(3)	-	(3)
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash	-	-	-	-	-
Cash beginning of year	300	346	703	-	369
Cash end of year	$ 300	$ 346	$ 703	$ -	$ 369

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #MACALLAN2	Series #BEATLES2	Series #92TIGER	Series #DOOD6921	Series #HIRST1	Series #GRIFFEY2
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (449)	$ (4,431)	$ (446)	$ (271)	$ (432)	$ (446)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	478	463	463	271	463	463
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	3,985	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Prepaid Insurance	(25)	(11)	(11)	-	(25)	(11)
Other Receivable	-	-	-	-	-	-
Accounts Payable	-	(3)	(3)	-	(3)	(3)
Insurance Payable	(3)	(3)	(3)	-	(3)	(3)
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	400	300	374	600	500	322
Cash end of year	$ 400	$ 300	$ 374	$ 600	$ 500	$ 322

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #SKYWALKER	Series #85GPK2	Series #19HAALAND	Series #MEGALODON	Series #KELLER	Series #GODFATHER
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (446)	$ (446)	$ (12,996)	$ (2,439)	$ (446)	$ (446)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	463	463	2,203	463	463
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	12,550	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Prepaid Insurance	(11)	(11)	(11)	(11)	(11)	(11)
Other Receivable	-	-	-	-	-	-
Accounts Payable	(3)	(3)	(3)	250	(3)	(3)
Insurance Payable	(3)	(3)	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	300	300	381	400	300	400
Cash end of year	$ 300	$ 300	$ 381	$ 400	$ 300	$ 400

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #MAYC5750	Series #SUPREMEPB	Series #MJTICKET	Series #COOLCAT	Series #BLASTOISE	Series #MACALLAN3
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (377)	$ (446)	$ (446)	$ (446)	$ (446)	$ (571)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	271	463	463	463	463	599
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	106	-	-	-	-	-
Investment Income / (Loss)	-	-	-	-	-	-
Prepaid Insurance	-	(11)	(11)	(11)	(11)	(25)
Other Receivable	-	-	-	-	-	-
Accounts Payable	-	(3)	(3)	(3)	(3)	-
Insurance Payable	-	(3)	(3)	(3)	(3)	(3)
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	-	300	351	515	376	400
Cash end of year	$ -	$ 300	$ 351	$ 515	$ 376	$ 400

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2025

	Series #SUPERMAN6	Series #MOONPASS	Series #90FANTASY	Consolidated
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (446)	$ (446)	$ (2,146)	$ (243,509)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	463	463	463	268,198
(Gain) / Loss on sale of Asset	-	-	-	(811,578)
(Gain) / Loss on sale of Digital Assets	-	-	-	-
Impairment loss on Collection Assets	-	-	1,700	650,141
Investment Income / (Loss)	-	-	-	-
Prepaid Insurance	(11)	(11)	(11)	(4,453)
Other Receivable	-	-	-	57,590
Accounts Payable	(3)	(3)	(3)	(13,734)
Insurance Payable	(3)	(3)	(3)	(1,017)
Income Taxes Payable	-	-	-	1,171
Due from the Manager or its Affiliates	-	-	-	19,032
Due to the Manager or its Affiliates	-	-	-	(2,000)
Net cash (used in) / provided by operating activities	-	-	-	(80,159)
Cash flow from investing activities:
Investment in Collection Asset	-	-	-	(2,895)
Proceeds from Sale of Collection Asset	-	-	-	3,222,085
Cash provided by / (used in) investing activities	-	-	-	3,219,190
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-
Proceeds on borrowings from manager and affiliates, net of repayments	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	(19,000)
Distribution of Sale of Assets to Members	-	-	-	(3,136,080)
Other Distribution to Members	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	(3,155,080)

Net change in cash	-	-	-	(16,049)
Cash beginning of year	308	369	402	251,413
Cash end of year	$ 308	$ 369	$ 402	$ 235,364

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #69BM1	Series #55PS1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (2,218)	$ (3,383)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,696	1,690
(Gain) / Loss on sale of Asset	-	-
Impairment loss on Collection Assets	-	-
Prepaid Insurance	19	73
Other Receivable	-	-
Accounts Payable	69	1,617
Insurance Payable	3	3
Income Taxes Payable	-	-
Due from the Manager or its Affiliates	-	-
Due to the Manager or its Affiliates	-	-
Net cash (used in) / provided by operating activities	(431)	-
Cash flow from investing activities:
Deposits Collection Asset	-	-
Repayment of investments in Collection Assets upon Offering close	-	-
Investment in Collection Asset	-	-
Proceeds from Sale of Digital Assets	-	-
Proceeds from Sale of Collection Asset	-	-
Cash provided by / (used in) investing activities	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-
Distribution to Series	-	-
Contribution from Series to RSE Collection	-	-
Contribution related to Offering Closings and Asset Sales	-	-
Capital Contribution	-	-
Distribution to RSE Collection or its affiliates	-	-
Distribution of Sale of Assets to Members	-	-
Other Distribution to Members	-	-
Cash provided by / (used in) financing activities	-	-

Net change in cash	(431)	-
Cash beginning of year	4,149	2,214
Cash end of year	$ 3,718	$ 2,214
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #90FM1	Series #83FB1	Series #98DV1	Series #93XJ1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (2,202)	$ (2,259)	$ (2,221)	$ (2,283)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,696	1,696	1,696	1,696
(Gain) / Loss on sale of Asset	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-
Prepaid Insurance	3	60	22	83
Other Receivable	-	-	-	-
Accounts Payable	500	500	500	215
Insurance Payable	3	3	3	3
Income Taxes Payable	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	(285)
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-
Investment in Collection Asset	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-
Distribution to Series	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-
Capital Contribution	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-
Other Distribution to Members	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-

Net change in cash	-	-	-	(285)
Cash beginning of year	485	2,485	2,500	1,485
Cash end of year	$ 485	$ 2,485	$ 2,500	$ 1,200
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #91MV1	Series #92LD1	Series #94DV1	Series #72MC1	Series #11BM1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (2,205)	$ (2,076)	$ (2,209)	$ (20,742)	$ (2,213)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,696	1,596	1,696	2,490	1,696
(Gain) / Loss on sale of Asset	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	16,562	-
Prepaid Insurance	6	26	10	21	14
Other Receivable	-	-	-	-	-
Accounts Payable	500	(1,091)	500	1,667	500
Insurance Payable	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	(1,541)	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash	-	(1,541)	-	-	-
Cash beginning of year	984	1,714	1,984	4,989	2,000
Cash end of year	$ 984	$ 173	$ 1,984	$ 4,989	$ 2,000
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #63CC1	Series #76PT1	Series #75RA1	Series #65AG1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (2,221)	$ (2,232)	$ (2,213)	$ (4,190)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,696	1,696	1,696	2,490
(Gain) / Loss on sale of Asset	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-
Prepaid Insurance	22	32	14	31
Other Receivable	-	-	-	-
Accounts Payable	500	500	500	1,667
Insurance Payable	3	3	3	3
Income Taxes Payable	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-
Investment in Collection Asset	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-
Distribution to Series	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-
Capital Contribution	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-
Other Distribution to Members	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-

Net change in cash	-	-	-	-
Cash beginning of year	1,999	1,999	2,649	3,700
Cash end of year	$ 1,999	$ 1,999	$ 2,649	$ 3,700
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #90MM1	Series #61JE1	Series #65FM1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (2,203)	$ (2,242)	$ (2,213)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,696	1,696	1,696
(Gain) / Loss on sale of Asset	-	-	-
Impairment loss on Collection Assets	-	-	-
Prepaid Insurance	4	43	14
Other Receivable	-	-	-
Accounts Payable	500	500	500
Insurance Payable	3	3	3
Income Taxes Payable	-	-	-
Due from the Manager or its Affiliates	-	-	-
Due to the Manager or its Affiliates	-	-	-
Net cash (used in) / provided by operating activities	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-
Investment in Collection Asset	-	-	-
Proceeds from Sale of Digital Assets	-	-	-
Proceeds from Sale of Collection Asset	-	-	-
Cash provided by / (used in) investing activities	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-
Distribution to Series	-	-	-
Contribution from Series to RSE Collection	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-
Capital Contribution	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-
Distribution of Sale of Assets to Members	-	-	-
Other Distribution to Members	-	-	-
Cash provided by / (used in) financing activities	-	-	-

Net change in cash	-	-	-
Cash beginning of year	1,799	2,898	2,300
Cash end of year	$ 1,799	$ 2,898	$ 2,300
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #99SS1	Series #94FS1	Series #61MG1	Series #92CC1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (2,222)	$ (2,224)	$ (2,258)	$ (2,207)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,696	1,696	1,696	1,696
(Gain) / Loss on sale of Asset	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-
Prepaid Insurance	23	25	59	8
Other Receivable	-	-	-	-
Accounts Payable	500	500	500	500
Insurance Payable	3	3	3	3
Income Taxes Payable	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-
Investment in Collection Asset	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-
Distribution to Series	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-
Capital Contribution	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-
Other Distribution to Members	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-

Net change in cash	-	-	-	-
Cash beginning of year	3,064	2,962	4,197	2,412
Cash end of year	$ 3,064	$ 2,962	$ 4,197	$ 2,412
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #88LL1	Series #MEEB11275	Series #82TAYLOR	Series #HOLMES	Series #HULK180
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (2,249)	$ (298)	$ (3,227)	$ (3,868)	$ (12,167)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,696	309	511	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-
Impairment loss on Collection Assets	-	-	2,700	3,350	11,646
Prepaid Insurance	50	-	11	2	5
Other Receivable	-	-	-	-	-
Accounts Payable	215	(11)	2	2	2
Insurance Payable	3	-	3	3	3
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	(285)	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash	(285)	-	-	-	-
Cash beginning of year	5,489	500	400	400	300
Cash end of year	$ 5,204	$ 500	$ 400	$ 400	$ 300
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	$ 952	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #05JAYZ	Series #JUSTINIAN	Series #67ICEBOWL	Series #DKCOUNTRY	Series #FALCON	Series #MARIOWRLD
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (5,989)	$ (534)	$ (551)	$ (531)	$ (17,513)	$ (19,841)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	539	511	539	511	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	5,428	-	-	-	16,944	19,143
Prepaid Insurance	18	17	8	15	52	181
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	2	2	2
Insurance Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	300	243	354	300	308	377
Cash end of year	$ 300	$ 243	$ 354	$ 300	$ 308	$ 377
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #82AV1	Series #SUPERBWL1	Series #MEEB7985	Series #BONDWATCH	Series #95FF1	Series #MAYC857
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (2,251)	$ (605)	$ (298)	$ (503)	$ (2,218)	$ (563)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,696	577	309	407	1,696	343
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	265
Prepaid Insurance	52	23	-	91	19	-
Other Receivable	-	-	-	-	-	-
Accounts Payable	500	2	(11)	2	32	(11)
Insurance Payable	3	3	-	3	3	-
Income Taxes Payable	-	-	-	-	-	(34)
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	(468)	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	(468)	-
Cash beginning of year	3,400	365	500	300	5,000	-
Cash end of year	$ 3,400	$ 365	$ 500	$ 300	$ 4,532	$ -
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	$ 1,165	-	-	$ 2,346

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #PUNK2981	Series #WOW2221	Series #NIKON1	Series #LOTF	Series #DOOD6778	Series #BAKC7820
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (298)	$ (19,135)	$ (544)	$ (511)	$ (298)	$ (298)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	309	309	511	511	309	309
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	18,838	-	-	-	-
Prepaid Insurance	-	-	28	(6)	-	-
Other Receivable	-	-	-	-	-	-
Accounts Payable	(11)	(11)	2	2	(11)	(11)
Insurance Payable	-	-	3	3	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	600	-	300	400	501	557
Cash end of year	$ 600	$ -	$ 300	$ 400	$ 501	$ 557
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	$ 3	$ 1,252	-	-	$ 1,302	$ 1,434

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #NBAJAM	Series #SANDBOX1	Series #WOW6586	Series #AZUKI6704	Series #58PELE4	Series #OBAMABALL
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (30,154)	$ (46,084)	$ (38,047)	$ (298)	$ (568)	$ (22,022)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	309	309	309	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	29,570	45,786	37,749	-	-	21,382
Prepaid Insurance	68	-	-	-	51	124
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	(11)	(11)	(11)	2	2
Insurance Payable	3	-	-	-	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	400	500	-	500	320	320
Cash end of year	$ 400	$ 500	$ -	$ 500	$ 320	$ 320
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	$ 2,626	$ 1,222	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #BART	Series #HOMER	Series #SI1	Series #GOLD1	Series #VERSTAPP1	Series #96TIGER
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (4,249)	$ (537)	$ (516)	$ (532)	$ (552)	$ (22,924)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	511	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	3,712	-	-	-	-	22,347
Prepaid Insurance	20	20	(1)	15	35	60
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	2	2	2
Insurance Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	320	320	402	381	402	326
Cash end of year	$ 320	$ 320	$ 402	$ 381	$ 402	$ 326
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #88ZELDA	Series #STARWARS3	Series #YEEZY	Series #MAYC9114	Series #VFRNDS1	Series #MBIRD2754
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (583)	$ (543)	$ (555)	$ (45,036)	$ (562)	$ (298)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	1,387	511	309
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	44,727	-	-
Prepaid Insurance	67	27	39	-	46	-
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	(11)	2	(11)
Insurance Payable	3	3	3	-	3	-
Income Taxes Payable	-	-	-	(1,067)	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	402	402	-	-	66	500
Cash end of year	$ 402	$ 402	$ -	$ -	$ 66	$ 500
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	$ 1,483	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #VEEFRND1	Series #TREASURE	Series #KENNERSET	Series #LEDZEPP1	Series #VEEVIPER
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (298)	$ (518)	$ (527)	$ (568)	$ (528)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	309	511	511	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-
Prepaid Insurance	-	2	11	51	11
Other Receivable	-	-	-	-	-
Accounts Payable	(11)	2	2	2	2
Insurance Payable	-	3	3	3	3
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash	-	-	-	-	-
Cash beginning of year	500	300	323	402	400
Cash end of year	$ 500	$ 300	$ 323	$ 402	$ 400
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	$ 2,892	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #BEEPLE1	Series #WARHOL1	Series #GAMEBOY	Series #CROESUS	Series #SACHS1	Series #32RUTH
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (298)	$ (543)	$ (13,790)	$ (486)	$ (772)	$ (623)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	309	511	511	407	540	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	13,250	-	334	-
Prepaid Insurance	-	27	23	73	-	106
Other Receivable	-	-	-	-	-	-
Accounts Payable	(11)	2	2	2	(11)	2
Insurance Payable	-	3	3	3	(90)	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	500	2,800	400	429	500	327
Cash end of year	$ 500	$ 2,800	$ 400	$ 429	$ 500	$ 327
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	$ 2,981	-	-	-	$ 1,602	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #ELON1	Series #105.ETH	Series #R2D2	Series #VADER	Series #WARHOL2	Series #JEKYLL
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (522)	$ (298)	$ (524)	$ (522)	$ (526)	$ (518)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	309	511	511	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Prepaid Insurance	6	-	8	6	9	1
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	(11)	2	2	2	2
Insurance Payable	3	-	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	400	500	300	334	2,178	400
Cash end of year	$ 400	$ 500	$ 300	$ 334	$ 2,178	$ 400
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	$ 2,359	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #BUFFETT1	Series #DRACULA10	Series #PAPPY1	Series #1857COIN	Series #ANDYPELE
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (517)	$ (2,013)	$ (511)	$ (441)	$ (416)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	645	407	406
(Gain) / Loss on sale of Asset	-	-	-	-	-
Impairment loss on Collection Assets	-	1,492	-	-	-
Prepaid Insurance	0	5	8	29	5
Other Receivable	-	-	-	-	-
Accounts Payable	2	2	(145)	2	2
Insurance Payable	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash	-	-	-	-	-
Cash beginning of year	367	308	771	400	235
Cash end of year	$ 367	$ 308	$ 771	$ 400	$ 235
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #BOBAFETT	Series #ELVIS	Series #GBOYCOLOR	Series #JETFIRE	Series #POPEBALL	Series #RABBIT
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (544)	$ (559)	$ (521)	$ (523)	$ (536)	$ (522)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	511	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Prepaid Insurance	27	42	4	6	20	6
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	2	2	2
Insurance Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	355	320	331	300	300	300
Cash end of year	$ 355	$ 320	$ 331	$ 300	$ 300	$ 300
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #GRATEFUL1	Series #BOBAPROTO	Series #ARSHAM1	Series #SCARFACE
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (654)	$ (691)	$ (4,521)	$ (495)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	4,558	501
(Gain) / Loss on sale of Asset	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-
Prepaid Insurance	138	174	22	(14)
Other Receivable	-	-	-	-
Accounts Payable	2	2	(661)	5
Insurance Payable	3	3	3	3
Income Taxes Payable	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	(600)	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-
Investment in Collection Asset	-	-	-	(17,571)
Proceeds from Sale of Digital Assets	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	(17,571)
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	18,383
Repayments on borrowings from manager and affiliates, net of proceedss	-	-	-	-
Distribution to Series	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-
Capital Contribution	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	(483)
Distribution of Sale of Assets to Members	-	-	-	-
Other Distribution to Members	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	17,900

Net change in cash	-	-	(600)	330
Cash beginning of year	362	332	600	-
Cash end of year	$ 362	$ 332	$ -	$ 330
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #ARSHAM2	Series #LEBRON	Series #94VTTT	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,999)	$ (117)	$ (72)	$ (712)	$ (581)	$ (434)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,246	117	71	550	511	407
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Prepaid Insurance	-	-	-	157	65	21
Other Receivable	-	-	-	-	-	-
Accounts Payable	750	-	-	2	2	2
Insurance Payable	3	-	1	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	(300,850)	(450,000)	(508,500)	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	(300,850)	(450,000)	(508,500)	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	303,700	453,700	523,350	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	(3,300)	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	303,700	450,400	523,350	-	-	-

Net change in cash	2,850	400	14,850	-	-	-
Cash beginning of year	-	-	-	1,450	1,600	300
Cash end of year	$ 2,850	$ 400	$ 14,850	$ 1,450	$ 1,600	$ 300
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	$ 59,000	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #TWOCITIES	Series #FROST	Series #BIRKINBLU	Series #SMURF
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (517)	$ (516)	$ (584)	$ (450)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	407
(Gain) / Loss on sale of Asset	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-
Prepaid Insurance	-	-	68	38
Other Receivable	-	-	-	-
Accounts Payable	2	2	2	2
Insurance Payable	3	3	3	3
Income Taxes Payable	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-
Investment in Collection Asset	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-
Distribution to Series	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-
Capital Contribution	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-
Other Distribution to Members	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-

Net change in cash	-	-	-	-
Cash beginning of year	1,495	1,695	1,250	1,250
Cash end of year	$ 1,495	$ 1,695	$ 1,250	$ 1,250
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #EINSTEIN	Series #HONUS	Series #75ALI	Series #BIRKINBOR
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (517)	$ (1,320)	$ (570)	$ (578)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	511
(Gain) / Loss on sale of Asset	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-
Prepaid Insurance	0	634	54	62
Other Receivable	-	-	-	-
Accounts Payable	2	172	2	2
Insurance Payable	3	3	3	3
Income Taxes Payable	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-
Investment in Collection Asset	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-
Distribution to Series	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-
Capital Contribution	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-
Other Distribution to Members	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-

Net change in cash	-	-	-	-
Cash beginning of year	1,750	5,300	938	1,203
Cash end of year	$ 1,750	$ 5,300	$ 938	$ 1,203
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #SPIDER1	Series #BATMAN3	Series #ULYSSES	Series #ROOSEVELT	Series #56MANTLE	Series #AGHOWL
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (518)	$ (529)	$ (4,699)	$ (518)	$ (526)	$ (517)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	511	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	4,180	-	-	-
Prepaid Insurance	2	12	2	1	9	1
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	2	2	2
Insurance Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	1,003	1,003	1,950	400	1,050	1,703
Cash end of year	$ 1,003	$ 1,003	$ 1,950	$ 400	$ 1,050	$ 1,703
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #18ZION	Series #SNOOPY	Series #APOLLO11	Series #YOKO	Series #HIMALAYA
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (10,327)	$ (443)	$ (553)	$ (517)	$ (680)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	407	511	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-
Impairment loss on Collection Assets	9,795	-	-	-	-
Prepaid Insurance	15	31	36	0	163
Other Receivable	-	-	-	-	-
Accounts Payable	2	2	2	2	2
Insurance Payable	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash	-	-	-	-	-
Cash beginning of year	605	800	1,050	1,750	1,203
Cash end of year	$ 605	$ 800	$ 1,050	$ 1,750	$ 1,203
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #55CLEMENTE	Series #LOTR	Series #CATCHER	Series #BOND1	Series #SUPER21	Series #BIRKINTAN
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (560)	$ (520)	$ (517)	$ (8,956)	$ (516)	$ (546)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	511	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	8,435	-	-
Prepaid Insurance	44	3	-	5	(1)	30
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	2	2	2
Insurance Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	594	563	213	463	277	456
Cash end of year	$ 594	$ 563	$ 213	$ 463	$ 277	$ 456
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #GMTBLACK1	Series #61JFK	Series #LINCOLN	Series #STARWARS1	Series #68MAYS
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (444)	$ (518)	$ (527)	$ (516)	$ (555)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	407	511	511	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-
Prepaid Insurance	32	1	10	(0)	39
Other Receivable	-	-	-	-	-
Accounts Payable	2	2	2	2	2
Insurance Payable	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash	-	-	-	-	-
Cash beginning of year	604	334	209	269	437
Cash end of year	$ 604	$ 334	$ 209	$ 269	$ 437
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #56TEDWILL	Series #CAPTAIN3	Series #CHURCHILL	Series #SHKSPR4	Series #03KOBE	Series #03JORDAN
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (616)	$ (521)	$ (516)	$ (534)	$ (1,115)	$ (556)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	511	505	511
(Gain) / Loss on sale of Asset	-	-	-	-	500	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Prepaid Insurance	100	5	(1)	18	54	40
Other Receivable	-	-	-	-	(43,500)	-
Accounts Payable	2	2	2	2	2	2
Insurance Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	50	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	(43,500)	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	43,500	-
Cash provided by / (used in) investing activities	-	-	-	-	43,500	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	520	77	220	400	377	436
Cash end of year	$ 520	$ 77	$ 220	$ 400	$ 377	$ 436
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #39TEDWILL	Series #94JETER	Series #2020TOPPS	Series #05LATOUR	Series #16SCREAG	Series #14DRC
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (550)	$ (564)	$ (639)	$ (427)	$ (443)	$ (452)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	496	496	496
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Prepaid Insurance	33	48	123	5	20	29
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	(76)	(76)	(76)
Insurance Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	600	460	150	430	430	430
Cash end of year	$ 600	$ 460	$ 150	$ 430	$ 430	$ 430
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #86RICE	Series #57MANTLE	Series #SOBLACK	Series #GATSBY	Series #93DAYTONA
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (540)	$ (525)	$ (578)	$ (550)	$ (459)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	511	407
(Gain) / Loss on sale of Asset	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-
Prepaid Insurance	23	8	62	33	47
Other Receivable	-	-	-	-	-
Accounts Payable	2	2	2	2	2
Insurance Payable	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash	-	-	-	-	-
Cash beginning of year	460	400	520	520	600
Cash end of year	$ 460	$ 400	$ 520	$ 520	$ 600
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #09TROUT	Series #57STARR	Series #03KOBE2	Series #16PETRUS	Series #ALICE
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (152,600)	$ (525)	$ (6,541)	$ (447)	$ (516)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	496	511
(Gain) / Loss on sale of Asset	-	-	-	-	-
Impairment loss on Collection Assets	151,800	-	6,000	-	-
Prepaid Insurance	284	8	25	24	(0)
Other Receivable	-	-	-	-	-
Accounts Payable	2	2	2	(76)	2
Insurance Payable	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash	-	-	-	-	-
Cash beginning of year	400	400	316	430	520
Cash end of year	$ 400	$ 400	$ 316	$ 430	$ 520
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #SPIDER10	Series #62MANTLE	Series #BATMAN6	Series #79STELLA	Series #TKAM
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (518)	$ (682)	$ (3,619)	$ (490)	$ (520)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	407	511
(Gain) / Loss on sale of Asset	-	-	-	-	-
Impairment loss on Collection Assets	-	-	3,100	-	-
Prepaid Insurance	1	166	2	78	3
Other Receivable	-	-	-	-	-
Accounts Payable	2	2	2	2	2
Insurance Payable	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash	-	-	-	-	-
Cash beginning of year	400	460	320	572	534
Cash end of year	$ 400	$ 460	$ 320	$ 572	$ 534
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #DIMAGGIO2	Series #13BEAUX	Series #ANMLFARM	Series #00BRADY
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (435)	$ (436)	$ (516)	$ (559)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	407	496	511	511
(Gain) / Loss on sale of Asset	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-
Prepaid Insurance	22	14	(0)	43
Other Receivable	-	-	-	-
Accounts Payable	2	(76)	2	2
Insurance Payable	3	3	3	3
Income Taxes Payable	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-
Investment in Collection Asset	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-
Distribution to Series	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-
Capital Contribution	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-
Other Distribution to Members	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-

Net change in cash	-	-	-	-
Cash beginning of year	321	400	100	339
Cash end of year	$ 321	$ 400	$ 100	$ 339
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #85NES	Series #69KAREEM	Series #59JFK	Series #04LEBRON	Series #GOLDENEYE
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (547)	$ (544)	$ (519)	$ (570)	$ (543)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-
Prepaid Insurance	31	27	2	54	27
Other Receivable	-	-	-	-	-
Accounts Payable	2	2	2	2	2
Insurance Payable	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash	-	-	-	-	-
Cash beginning of year	400	256	400	316	326
Cash end of year	$ 400	$ 256	$ 400	$ 316	$ 326
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #MOONSHOE	Series #03LEBRON2	Series #GRAPES	Series #98KANGA	Series #06BRM
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (514)	$ (40,456)	$ (520)	$ (705)	$ (432)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,680	511	511	511	496
(Gain) / Loss on sale of Asset	-	-	-	-	-
Impairment loss on Collection Assets	-	39,827	-	-	-
Prepaid Insurance	(2)	113	4	189	10
Other Receivable	-	-	-	-	-
Accounts Payable	2	2	2	2	(76)
Insurance Payable	(1,166)	3	3	3	3
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash	-	-	-	-	-
Cash beginning of year	420	236	400	420	400
Cash end of year	$ 420	$ 236	$ 400	$ 420	$ 400
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #DUNE	Series #86FLEER	Series #WILDGUN	Series #13GIANNIS	Series #04MESSI	Series #AVENGE57
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (544)	$ (701)	$ (545)	$ (539)	$ (565)	$ (518)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	539	511	511	511	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Prepaid Insurance	-	184	29	23	48	1
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	2	2	2
Insurance Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	460	721	400	236	805	400
Cash end of year	$ 460	$ 721	$ 400	$ 236	$ 805	$ 400
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #03TACHE	Series #99TMB2	Series #BULLSRING	Series #70AARON	Series #96CHARZRD
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (467)	$ (578)	$ (832)	$ (535)	$ (21,057)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	496	511	511	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	20,469
Prepaid Insurance	45	62	315	19	72
Other Receivable	-	-	-	-	-
Accounts Payable	(76)	2	2	2	2
Insurance Payable	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash	-	-	-	-	-
Cash beginning of year	400	340	900	340	348
Cash end of year	$ 400	$ 340	$ 900	$ 340	$ 348
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #01TIGER	Series #ICECLIMB	Series #09COBB	Series #96JORDAN2	Series #JUNGLEBOX	Series #59FLASH
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (534)	$ (603)	$ (615)	$ (790)	$ (553)	$ (526)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	577	726	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Prepaid Insurance	18	87	33	59	36	9
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	2	2	2
Insurance Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	366	400	367	216	418	367
Cash end of year	$ 366	$ 400	$ 367	$ 216	$ 418	$ 367
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #FOSSILBOX	Series #POKEBLUE	Series #98GTA	Series #PICNIC	Series #DOMINOS	Series #09CURRY
Cash Flows from Operating Activities:
Net (Loss) / Income	$(537)	$(540)	$(531)	$(10,053)	$(423)	$(2,649)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	511	407	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	9,477	-	2,106
Prepaid Insurance	21	23	15	59	11	27
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	2	2	2
Insurance Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	355	422	355	400	300	216
Cash end of year	$355	$422	$355	$400	$300	$216
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #09BEAUX	Series #KEROUAC	Series #62BOND	Series #71TOPPS
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (441)	$ (531)	$ (529)	$ (591)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	496	511	511	511
(Gain) / Loss on sale of Asset	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-
Prepaid Insurance	19	14	13	74
Other Receivable	-	-	-	-
Accounts Payable	(76)	2	2	2
Insurance Payable	3	3	3	3
Income Taxes Payable	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-
Investment in Collection Asset	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-
Distribution to Series	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-
Capital Contribution	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-
Other Distribution to Members	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-

Net change in cash	-	-	-	-
Cash beginning of year	426	400	711	500
Cash end of year	$ 426	$ 400	$ 711	$ 500
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #DEATON	Series #98ZELDA	Series #03JORDAN2	Series #91JORDAN	Series #17DUJAC
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (628)	$ (9,645)	$ (560)	$ (600)	$ (437)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	500	511	511	511	496
(Gain) / Loss on sale of Asset	-	-	-	-	-
Impairment loss on Collection Assets	-	9,106	-	-	-
Prepaid Insurance	125	23	44	83	15
Other Receivable	-	-	-	-	-
Accounts Payable	-	2	2	2	(76)
Insurance Payable	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash	-	-	-	-	-
Cash beginning of year	400	494	300	275	426
Cash end of year	$ 400	$ 494	$ 300	$ 275	$ 426
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #FAUBOURG2	Series #MOSASAUR	Series #03LEBRON3	Series #95TOPSUN	Series #09TROUT2
Cash Flows from Operating Activities:
Net (Loss) / Income	$ 24,439	$ (2,510)	$ (774)	$ (578)	$ (578)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	499	500	511	511	511
(Gain) / Loss on sale of Asset	(30,000)	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-
Prepaid Insurance	189	7	257	62	62
Other Receivable	(180,000)	-	-	-	-
Accounts Payable	2	2,000	2	2	2
Insurance Payable	3	3	3	3	3
Income Taxes Payable	4,868	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	(180,000)	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Collection Asset	180,000	-	-	-	-
Cash provided by / (used in) investing activities	180,000	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash	-	-	-	-	-
Cash beginning of year	400	400	416	468	453
Cash end of year	$ 400	$ 400	$ 416	$ 468	$ 453
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #59BOND	Series #OPEECHEE	Series #ROCKETBOX	Series #94JORDAN	Series #18LUKA	Series #FANFOUR5
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (528)	$ (835)	$ (546)	$ (608)	$ (543)	$ (528)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	511	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Prepaid Insurance	11	318	30	91	26	12
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	2	2	2
Insurance Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	348	500	325	307	304	378
Cash end of year	$ 348	$ 500	$ 325	$ 307	$ 304	$ 378
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #11BELAIR	Series #76PAYTON	Series #85MJPROMO	Series #96KOBE	Series #99CHARZRD
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (435)	$ (582)	$ (543)	$ (22,390)	$ (896)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	496	511	511	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	21,790	-
Prepaid Insurance	12	66	27	83	379
Other Receivable	-	-	-	-	-
Accounts Payable	(76)	2	2	2	2
Insurance Payable	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash	-	-	-	-	-
Cash beginning of year	400	464	284	295	249
Cash end of year	$ 400	$ 464	$ 284	$ 295	$ 249
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #MARADONA	Series #POKEYELOW	Series #POKELUGIA	Series #VANHALEN
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (529)	$ (574)	$ (635)	$ (525)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	511
(Gain) / Loss on sale of Asset	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-
Prepaid Insurance	12	57	119	8
Other Receivable	-	-	-	-
Accounts Payable	2	2	2	2
Insurance Payable	3	3	3	3
Income Taxes Payable	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-
Investment in Collection Asset	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-
Distribution to Series	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-
Capital Contribution	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-
Other Distribution to Members	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-

Net change in cash	-	-	-	-
Cash beginning of year	329	468	468	300
Cash end of year	$ 329	$ 468	$ 468	$ 300
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #05MJLJ	Series #81MONTANA	Series #00MOUTON	Series #07DURANT	Series #56AARON	Series #85LEMIEUX
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (15,997)	$ (595)	$ (437)	$ (72,870)	$ (566)	$ (32,031)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	502	511	496	511	511	511
(Gain) / Loss on sale of Asset	15,350	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	72,209	-	31,417
Prepaid Insurance	90	78	15	144	50	97
Other Receivable	(56,650)	-	-	-	-	-
Accounts Payable	2	2	(76)	2	2	2
Insurance Payable	3	3	3	3	3	3
Income Taxes Payable	50	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	(56,650)	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	56,650	-	-	-	-	-
Cash provided by / (used in) investing activities	56,650	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	400	378	426	303	377	319
Cash end of year	$ 400	$ 378	$ 426	$ 303	$ 377	$ 319
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #87JORDAN	Series #AC23	Series #APPLE1	Series #GWLOTTO	Series #GYMBOX	Series #HUCKFINN
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (19,818)	$ (519)	$ (1,451)	$ (519)	$ (534)	$ (7,618)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	511	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	19,246	-	-	-	-	7,100
Prepaid Insurance	55	3	935	3	17	1
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	2	2	2
Insurance Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	300	420	300	377	386	478
Cash end of year	$ 300	$ 420	$ 300	$ 377	$ 386	$ 478
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #NEOBOX	Series #NEWTON	Series #NICKLAUS1	Series #POKEMON2	Series #POKERED	Series #RIVIERA
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (565)	$ (563)	$ (558)	$ (51,491)	$ (558)	$ (441)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	511	511	407
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	50,500	-	-
Prepaid Insurance	49	47	42	475	42	29
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	2	2	2
Insurance Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	378	400	478	486	477	386
Cash end of year	$ 378	$ 400	$ 478	$ 486	$ 477	$ 386
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #SMB3	Series #WALDEN	Series #WZRDOFOZ	Series #60ALI	Series #TORNEK	Series #DIMAGGIO3
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (542)	$ (518)	$ (530)	$ (781)	$ (607)	$ (1,289)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	511	407	758
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Prepaid Insurance	25	1	13	265	195	526
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	2	2	2
Insurance Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	477	486	468	452	600	486
Cash end of year	$ 477	$ 486	$ 468	$ 452	$ 600	$ 486
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #POKEMON3	Series #58PELE3	Series #09CURRY2	Series #85ERVING	Series #80ALI	Series #BATMAN2
Cash Flows from Operating Activities:
Net (Loss) / Income	$(1,314)	$(782)	$(160,237)	$(604)	$(783)	$(529)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	609	550	511	553	704	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	159,149	-	-	-
Prepaid Insurance	700	227	572	45	74	13
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	2	2	2
Insurance Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	486	378	300	300	377	420
Cash end of year	$486	$378	$300	$300	$377	$420
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #FLASH123	Series #85GPK	Series #HGWELLS
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (519)	$ (537)	$ (522)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511
(Gain) / Loss on sale of Asset	-	-	-
Impairment loss on Collection Assets	-	-	-
Prepaid Insurance	3	21	6
Other Receivable	-	-	-
Accounts Payable	2	2	2
Insurance Payable	3	3	3
Income Taxes Payable	-	-	-
Due from the Manager or its Affiliates	-	-	-
Due to the Manager or its Affiliates	-	-	-
Net cash (used in) / provided by operating activities	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-
Investment in Collection Asset	-	-	-
Proceeds from Sale of Digital Assets	-	-	-
Proceeds from Sale of Collection Asset	-	-	-
Cash provided by / (used in) investing activities	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-
Distribution to Series	-	-	-
Contribution from Series to RSE Collection	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-
Capital Contribution	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-
Distribution of Sale of Assets to Members	-	-	-
Other Distribution to Members	-	-	-
Cash provided by / (used in) financing activities	-	-	-

Net change in cash	-	-	-
Cash beginning of year	420	312	486
Cash end of year	$ 420	$ 312	$ 486
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #66ORR	Series #CONGRESS	Series #GRIFFEYJR	Series #01HALO	Series #87ZELDA	Series #EINSTEIN2
Cash Flows from Operating Activities:
Net (Loss) / Income	$(623)	$(533)	$(5,299)	$(7,595)	$(642)	$(528)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	511	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	4,746	7,063	-	-
Prepaid Insurance	106	17	36	15	125	11
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	2	2	2
Insurance Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	456	400	419	415	357	420
Cash end of year	$456	$400	$419	$415	$357	$420
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #SANTANA	Series #01TIGER2	Series #86JORDAN2	Series #TOPPSTRIO	Series #81BIRD	Series #97KOBE
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (525)	$ (9,133)	$ (14,263)	$ (5,599)	$ (565)	$ (588)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	511	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	8,599	13,656	4,989	-	-
Prepaid Insurance	9	17	91	93	48	71
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	2	2	2
Insurance Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	446	318	549	300	346	410
Cash end of year	$ 446	$ 318	$ 549	$ 300	$ 346	$ 410
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #XMEN94	Series #09RBLEROY	Series #04MESSI2	Series #THEROCK	Series #XLXMEN1	Series #03LEBRON5
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (525)	$ (484)	$ (572)	$ (537)	$ (23,119)	$ (41,075)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	496	511	511	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	22,594	40,440
Prepaid Insurance	9	61	55	21	9	119
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	(76)	2	2	2	2
Insurance Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	359	400	400	396	359	477
Cash end of year	$ 359	$ 400	$ 400	$ 396	$ 359	$ 477
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #METEORITE	Series #SLASH	Series #00BRADY2	Series #89TMNT	Series #NESWWF	Series #PUNK9670
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (2,640)	$ (511)	$ (79,161)	$ (8,540)	$ (534)	$ (298)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	500	500	511	511	511	309
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	78,250	8,000	-	-
Prepaid Insurance	137	8	395	23	17	-
Other Receivable	-	-	-	-	-	-
Accounts Payable	2,000	-	2	2	2	(11)
Insurance Payable	3	3	3	3	3	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	400	600	660	305	373	596
Cash end of year	$ 400	$ 600	$ 660	$ 305	$ 373	$ 596
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	$ 2,017

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #18ALLEN	Series #CASTLEII	Series #BAYC601	Series #60MANTLE	Series #PUNK8103
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (556)	$ (534)	$ (1,230)	$ (1,785)	$ (298)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	2,179	765	309
(Gain) / Loss on sale of Asset	-	-	-	-	-
Impairment loss on Collection Assets	-	-	933	-	-
Prepaid Insurance	39	17	-	1,015	-
Other Receivable	-	-	-	-	-
Accounts Payable	2	2	(11)	2	(11)
Insurance Payable	3	3	-	3	-
Income Taxes Payable	-	-	(1,870)	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash	-	-	-	-	-
Cash beginning of year	431	373	-	486	600
Cash end of year	$ 431	$ 373	$ -	$ 486	$ 600
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	$ 3,366	-	$ 3,373

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #GHOST1	Series #BROSGRIMM	Series #KIRBY	Series #03RONALDO
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (517)	$ (536)	$ (578)	$ (70,918)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	511
(Gain) / Loss on sale of Asset	-	-	-	-
Impairment loss on Collection Assets	-	-	-	70,206
Prepaid Insurance	-	19	62	196
Other Receivable	-	-	-	-
Accounts Payable	2	2	2	2
Insurance Payable	3	3	3	3
Income Taxes Payable	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-
Investment in Collection Asset	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-
Distribution to Series	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-
Capital Contribution	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-
Other Distribution to Members	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-

Net change in cash	-	-	-	-
Cash beginning of year	380	500	373	652
Cash end of year	$ 380	$ 500	$ 373	$ 652
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #MARX	Series #09HARDEN	Series #MEEB15511	Series #90BATMAN	Series #93JETER	Series #SIMPSONS1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (534)	$ (8,229)	$ (298)	$ (14,505)	$ (3,765)	$ (4,761)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	309	511	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	7,686	-	13,927	3,211	4,227
Prepaid Insurance	18	27	-	62	38	17
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	(11)	2	2	2
Insurance Payable	3	3	-	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	486	353	500	373	427	373
Cash end of year	$ 486	$ 353	$ 500	$ 373	$ 427	$ 373
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	$ 3,269	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #SPIDER129	Series #NESDK3	Series #BAYC7359	Series #CURIO10	Series #WILDTHING	Series #1776
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (5,467)	$ (642)	$ (1,229)	$ (20,686)	$ (5,217)	$ (791)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	2,169	309	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	4,946	-	931	20,388	4,700	-
Prepaid Insurance	5	125	-	-	1	275
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	(11)	(11)	2	2
Insurance Payable	3	3	-	-	3	3
Income Taxes Payable	-	-	(1,860)	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	356	314	-	500	400	400
Cash end of year	$ 356	$ 314	$ -	$ 500	$ 400	$ 400
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	$ 2,647	$ 2,882	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #98JORDAN2	Series #MACALLAN1	Series #BAYC9159	Series #FANTASY7	Series #SURFER4
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (881)	$ (430)	$ (6,019)	$ (20,158)	$ (16,135)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	496	2,162	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-
Impairment loss on Collection Assets	-	-	5,721	19,548	15,608
Prepaid Insurance	364	8	-	93	11
Other Receivable	-	-	-	-	-
Accounts Payable	2	(76)	(11)	2	2
Insurance Payable	3	3	-	3	3
Income Taxes Payable	-	-	(1,853)	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash	-	-	-	-	-
Cash beginning of year	776	60	-	352	300
Cash end of year	$ 776	$ 60	$ -	$ 352	$ 300
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	2,722	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #OHTANI2	Series #WILT100	Series #PENGUIN	Series #KARUIZAWA	Series #KOMBAT	Series #APPLELISA
Cash Flows from Operating Activities:
Net (Loss) / Income	$ 25,555	$ (642)	$ (524)	$ (459)	$ (55,181)	$ (599)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	468	511	511	496	511	511
(Gain) / Loss on sale of Asset	(32,340)	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	54,566	-
Prepaid Insurance	81	125	8	37	99	83
Other Receivable	(97,440)	-	-	-	-	-
Accounts Payable	2	2	2	(76)	2	2
Insurance Payable	2	3	3	3	3	3
Income Taxes Payable	6,232	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	(97,440)	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	97,440	-	-	-	-	-
Cash provided by / (used in) investing activities	97,440	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	376	400	300	60	300	300
Cash end of year	$ 376	$ 400	$ 300	$ 60	$ 300	$ 300
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #98MANNING	Series #GIJOE	Series #BEATLES1	Series #SQUIG5847	Series #PACQUIAO	Series #83JOBS
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (539)	$ (562)	$ (540)	$ (18,822)	$ (532)	$ (692)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	309	511	568
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	18,525	-	-
Prepaid Insurance	22	46	24	-	16	119
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	(11)	2	2
Insurance Payable	3	3	3	-	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	400	338	253	500	400	500
Cash end of year	$ 400	$ 338	$ 253	$ 500	$ 400	$ 500
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	$ 1,198	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #BATMAN181	Series #POPEYE	Series #PUNK5883	Series #HAMILTON1	Series #OBIWAN
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (514)	$ (629)	$ (298)	$ (4,351)	$ (527)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	559	511	309	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	3,800	-
Prepaid Insurance	(2)	112	-	35	11
Other Receivable	-	-	-	-	-
Accounts Payable	2	2	(11)	2	2
Insurance Payable	(45)	3	-	3	3
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash	-	-	-	-	-
Cash beginning of year	350	323	600	400	324
Cash end of year	$ 350	$ 323	$ 600	$ 400	$ 324
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	3,286	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #SMB2	Series #GIANNIS2	Series #86BONDS	Series #MOBYDICK	Series #03SERENA
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (870)	$ (972)	$ (523)	$ (526)	$ (24,648)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	511	550
(Gain) / Loss on sale of Asset	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	24,000
Prepaid Insurance	354	456	6	9	93
Other Receivable	-	-	-	-	-
Accounts Payable	2	2	2	2	2
Insurance Payable	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash	-	-	-	-	-
Cash beginning of year	266	2,130	365	400	400
Cash end of year	$ 266	$ 2,130	$ 365	$ 400	$ 400
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #BAYC4612	Series #18OSAKA	Series #05RODGERS	Series #IROBOT	Series #LEICAGOLD	Series #FORTNITE
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,253)	$ (527)	$ (578)	$ (515)	$ (550)	$ (531)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	2,184	511	511	511	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	955	-	-	-	-	-
Prepaid Insurance	-	11	62	(1)	33	15
Other Receivable	-	-	-	-	-	-
Accounts Payable	(11)	2	2	2	2	2
Insurance Payable	-	3	3	3	3	3
Income Taxes Payable	(1,875)	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	-	300	476	369	72	300
Cash end of year	$ -	$ 300	$ 476	$ 369	$ 72	$ 300
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	$ 3,806	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #IOMMI	Series #MARIO64	Series #GWTW	Series #NEWWORLD	Series #JAWA	Series #GWLETTER
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (511)	$ (644)	$ (519)	$ (516)	$ (7,672)	$ (540)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	500	511	511	511	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	7,126	-
Prepaid Insurance	8	128	2	-	30	24
Other Receivable	-	-	-	-	-	-
Accounts Payable	-	2	2	2	2	2
Insurance Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	600	346	380	369	338	400
Cash end of year	$ 600	$ 346	$ 380	$ 369	$ 338	$ 400
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #MARIOKART	Series #96KOBE2	Series #SHOWCASE4	Series #BAYC8827	Series #BRADBURY
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (32,992)	$ (820)	$ (527)	$ (1,892)	$ (517)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	2,868	511
(Gain) / Loss on sale of Asset	-	-	-	-	-
Impairment loss on Collection Assets	32,393	-	-	919	-
Prepaid Insurance	82	303	11	-	1
Other Receivable	-	-	-	-	-
Accounts Payable	2	2	2	(11)	2
Insurance Payable	3	3	3	-	3
Income Taxes Payable	-	-	-	(1,884)	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-

Net change in cash	-	-	-	-	-
Cash beginning of year	300	346	703	-	369
Cash end of year	$ 300	$ 346	$ 703	$ -	$ 369
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	$ 2,753	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #MACALLAN2	Series #BEATLES2	Series #92TIGER	Series #DOOD6921	Series #HIRST1	Series #GRIFFEY2
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (445)	$ (542)	$ (596)	$ (298)	$ (451)	$ (4,711)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	496	511	511	309	478	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	4,179
Prepaid Insurance	23	26	79	-	-	15
Other Receivable	-	-	-	-	-	-
Accounts Payable	(76)	2	2	(11)	(9)	2
Insurance Payable	3	3	3	-	(17)	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	400	300	374	600	500	322
Cash end of year	$ 400	$ 300	$ 374	$ 600	$ 500	$ 322
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	$ 10	$ 1,467	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #SKYWALKER	Series #85GPK2	Series #19HAALAND	Series #MEGALODON	Series #KELLER	Series #GODFATHER
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (533)	$ (543)	$ (561)	$ (2,730)	$ (517)	$ (516)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	500	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Prepaid Insurance	16	26	44	227	-	-
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	2,000	2	2
Insurance Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	300	300	381	400	300	400
Cash end of year	$ 300	$ 300	$ 381	$ 400	$ 300	$ 400
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #MAYC5750	Series #SUPREMEPB	Series #MJTICKET	Series #COOLCAT	Series #BLASTOISE	Series #MACALLAN3
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,260)	$ (581)	$ (111,729)	$ (518)	$ (789)	$ (515)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,515	511	511	511	511	645
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	962	-	111,037	-	-	-
Prepaid Insurance	-	65	176	1	273	12
Other Receivable	-	-	-	-	-	-
Accounts Payable	(11)	2	2	2	2	(145)
Insurance Payable	-	3	3	3	3	3
Income Taxes Payable	(1,206)	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	-	300	351	515	376	400
Cash end of year	$ -	$ 300	$ 351	$ 515	$ 376	$ 400
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	$ 3,632	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #SUPERMAN6	Series #MOONPASS	Series #90FANTASY	Consolidated
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (518)	$ (515)	$ (7,230)	$ (650,237)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	488	511	511	913,546
(Gain) / Loss on sale of Asset	-	-	-	(2,366,897)
Impairment loss on Collection Assets	-	-	6,700	2,154,113
Prepaid Insurance	25	(1)	13	26,346
Other Receivable	-	-	-	(359,390)
Accounts Payable	2	2	2	22,719
Insurance Payable	3	3	3	(4,582)
Income Taxes Payable	-	-	-	(5,797)
Due from the Manager or its Affiliates	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	(630,022)
Net cash (used in) / provided by operating activities	-	-	-	(900,201)
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-
Investment in Collection Asset	-	-	-	(1,259,350)
Proceeds from Sale of Digital Assets	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	7,629,797
Cash provided by / (used in) investing activities	-	-	-	6,370,447
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	1,299,133
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	(45,000)
Distribution to Series	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	4,512
Capital Contribution	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	(3,783)
Distribution of Sale of Assets to Members	-	-	-	(6,741,380)
Other Distribution to Members	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	(5,486,518)

Net change in cash	-	-	-	(16,272)
Cash beginning of year	308	369	402	267,686
Cash end of year	$ 308	$ 369	$ 402	$ 251,413
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	$ 59,000
Other Assets – cryptocurrency, transferred to related entity	-	-	-	$ 84,843
Forgiveness of amounts due to manager and Contributed to the Company/Series				$ 575,513
Receivable from the Manager from sale of asset				$ 19,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

RSE Collection, LLC (the “Company,” “RSE Collection,” “we,” “us,” or “our”) is a Delaware series limited liability company formed on August 24, 2016. The Company’s core business is the identification, acquisition, marketing and management of collectible items (including collectible automobiles, memorabilia and alcohol) and digital assets, collectively referred to as “Collectible Assets” or the “Asset Class,” for the benefit of the investors. The Company is wholly owned and managed by RSE Collection Manager, LLC, a Delaware limited liability company (the “Manager”). The Manager is a single-member Delaware limited liability company wholly owned by Rally Holdings LLC (“Rally Holdings” or the “Asset Manager”). Rally Holdings is a single-member Delaware limited liability company wholly owned by RSE Markets, Inc., a Delaware corporation (“RSE Markets”). RSE Markets was the manager of the Company and served as the asset manager until March 26, 2021, at which point RSE Collection Manager, LLC and Rally Holdings replaced RSE Markets as Manager and Asset Manager, respectively. The Asset Manager is a technology and marketing company that operates the Rally Rd.™ platform (the “Platform”) and manages the Company, through the Manager, and the assets owned by the Company in its role as the Asset Manager of each Series.

The Company issues membership interests (the “Interests”) in a number of separate individual series (each, a “Series”) of the Company (each, an “Offering”). There will be a separate closing with respect to each Offering (each, a “Closing”). Each Series will own a unique Collectible Asset (an “Underlying Asset”) and the assets and liabilities of each Series will be separate in accordance with Delaware law. A purchaser of Interests (an “Investor”) in any Series acquires a proportional share of assets, liabilities, profits, and losses as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of an Offering related to that particular Series is a single Underlying Asset (plus any cash reserves for future Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses) as well as certain liabilities related to expenses pre-paid by the Asset Manager. Any individuals, dealers or auction company which owns an Underlying Asset prior to a purchase of an Underlying Asset by the Company in advance of a potential Offering or the Closing of an Offering from which proceeds are used to acquire the Underlying Asset are referred to as “Asset Sellers.” “Current Period” refers to the time period between January 1, 2025 and December 31, 2025. “Prior Period” refers to the time period between January 1, 2024 and December 31, 2024.

All voting rights, except as specified in the Operating Agreement or required by law, remain with the Manager (e.g., determining the type and quantity of general maintenance and other expenses required for the appropriate upkeep of each Underlying Asset, determining how to best commercialize the applicable Underlying Assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the Operating Agreement.

Merger with RSE Archive, LLC

On December 31, 2024, the Company entered into an Agreement and Plan of Merger, dated as of December 31, 2024 (the “Merger Agreement”), by and among the Company; the Manager; RSE Archive, LLC, a Delaware series limited liability and an affiliate of the Company (“RSE Archive”); and RSE Archive Manager, LLC, a Delaware limited liability company and managing member of RSE Archive.  Pursuant to the Merger Agreement, RSE Archive merged with and into the Company, such that RSE Archive’s separate existence ceased, and each series of RSE Archive became a Series of the Company (the “Merger”).  The business of each such Series was and is continued by the Company without interruption, and information concerning the historical series of RSE Archive is presented in this Annual Report on Form 1-K and will continue to be presented in periodic and current reports of the Company filed pursuant to Regulation A. The members in each Series of the Company and each series of RSE Archive immediately prior to the Merger, and the relative rights, holdings, and obligations of each such member, were unchanged by the Merger.

Following the Merger, the Manager remained the managing member of the Company and is the managing member of each Series of the Company. The Merger was intended as a reorganization of affiliates to consolidate and reduce administrative and regulatory costs associated with the operation of the Company and RSE Archive, and therefore no consideration was paid in connection with the Merger.

The transaction was accounted for as a non-substantive reorganization as the ownership of each Series and the ultimate ownership of RSE Archive did not change. The transaction was accounted for in accordance with ASC 805-50,

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Transactions Between Entities Under Common Control. As a result, all historical financial information of RSE Archive, LLC and of all Series of RSE Archive, LLC has been presented in these financial statements including the consolidated financial information.

OPERATING AGREEMENT

General:

In accordance with the Operating Agreement, each Investor in a Series grants a power of attorney to the Manager. The Manager has the right to appoint officers of the Company and each Series.

Operating Expenses:

After the Closing of an Offering, each Series is responsible for its own Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses). Prior to the Closing, Operating Expenses are borne by the Manager or the Asset Manager and not reimbursed by the economic members of a particular Series. Should post-Closing Operating Expenses exceed revenues or cash reserves, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series and be entitled to reimbursement of such amount from future revenues generated by the Series (the “Operating Expenses Reimbursement Obligation(s)”), on which the Manager or the Asset Manager may impose a rate of interest, and/or (c) cause additional Interests to be issued in order to cover such additional amounts, which Interests may be issued to existing or new Investors, and may include the Manager or its affiliates or the Asset Manager.

Fees:

Sourcing Fee: The Manager expects to receive a fee, as determined by the Manager, at the Closing of each successful Offering for its services of sourcing the Underlying Assets (the “Sourcing Fee”), which may be waived by the Manager in its sole discretion. The  amount of the maximum Sourcing Fee is determined by the Manager in its sole discretion and generally is calculated by reference to the difference between the Manager's estimate of the fair market value of the Underlying Asset at or prior to the time of an Offering (which estimate is based on the Manager's experience with assets in the same or a similar asset class, the value of comparable assets and other factors) and the purchase price that the Manager negotiated for the acquisition of the Underlying Asset. Any amount paid to the Manager as the Sourcing Fee in connection with an Offering is not capitalized as a cost of the related Underlying Asset but is instead recorded as a cost of the Offering.

Brokerage Fee: With respect to Offerings, except in the case of Series #77LE1, the broker of record (the “BOR”) received a fee (the “Brokerage Fee”) of 1.0% of the cash proceeds from the Offering for facilitating the sale of securities for Offerings qualified as of and after March 6, 2019.

Custody Fee: In the case of the offerings for the Series #77LE1, Series #69BM1, Series #85FT1, Series #88LJ1 and Series #55PS1, no custody agreement was yet in place and as such, no Custody Fee was paid. Should a Custody Fee become applicable for the Interests in these Series in future, the Manager will pay and not be reimbursed for such Custody Fee. North Capital Private Securities Corporation (“NCPS”) operates the Public Private Execution Network Alternative Trading System (the “PPEX ATS”) used by the Company. NCPS became the Custodian beginning January 2, 2024. NCPS, as Custodian, will not receive any compensation directly related to the Offering of any particular Series, but will instead receive an account opening fee and annual account maintenance fee with respect to each individual Investor, and will not be an obligation to the Company or any Series.

Free Cash Flow Distributions:

At the discretion of the Manager, a Series may make distributions of Free Cash Flow (as described in Note E – Free Cash Flow Distributions and Management Fees) to both the holders of economic Interests in the form of a dividend and the Manager in the form of a Management Fee (as described in Note E – Free Cash Flow Distributions and Management Fees).

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

In the case that Free Cash Flow (as described in Note E – Free Cash Flow Distributions and Management Fees) is available for distribution and such distributions are made, at the sole discretion of the Manager, the Investors will receive no less than 50% of Free Cash Flow available for distribution and the Manager will receive up to 50% of Free Cash Flow available for distribution in the form of a Management Fee (as described in Note E – Free Cash Flow Distributions and Management Fees) for management of the applicable Underlying Asset. The Management Fee is accounted for as an expense to the relevant Series rather than a distribution from Free Cash Flow.

Success Fee:

Upon the sale of an Underlying Asset associated with a Series whose initial Offering commenced on or after January 1, 2023, if the Capital Proceeds, as defined in the Operating Agreement, are greater than an amount equal to 110% of the Offering Amount of the Series, as defined in the Operating Agreement, then the Asset Manager shall be entitled to be paid by the Series an amount (the “Success Fee”) calculated as follows:

•If the Capital Proceeds are equal to an amount greater than 110% of the Offering Amount of the related Series but less than or equal to 120% of the Offering Amount of such Series, then the Success Fee shall be an amount equal to 10% of the amount by which the Capital Proceeds exceed 110% of the Offering Amount; or

•If the Capital Proceeds are equal to an amount greater than 120% of the Offering Amount of the related Series, then the Success Fee shall be an amount equal to the sum of one percent (1%) of the Offering Amount plus twenty percent (20%) of the amount by which the Capital Proceeds exceed 120% of the Offering Amount.

The Asset Manager may, in its sole discretion, waive any or all of the Success Fee.  All Offerings launched since January 1, 2023 are subject to a Success Fee.

Other:

The Manager is responsible for covering its own expenses. Certain of the Underlying Assets, such as NFTs, are self-insured by the Manager, the Asset Manager and the Series that owns the underlying NFT, and all take the full risk of loss on these Underlying Assets

LIQUIDITY AND CAPITAL RESOURCES

The Company and each listed Series have experienced recurring net losses and negative operating cash flows since inception and neither the Company nor any Series has generated revenues or profits in the Current Period or Prior Period, except for certain Underlying Assets that were sold for gains and certain Series that generate investment income (see Note A – Description of Organization and Business Operations – Asset Dispositions).

On a total consolidated basis, the Company generated the following: Income / (Loss), Net Working Capital, and Retained Earnings / (Accumulated Deficits). Additionally, each listed Series for which an Underlying Asset was owned as of the end of the Current Period and the end of the Prior Period has incurred net losses since their respective dates of acquisition and have an accumulated deficit at the end of the Current Period and at the end of the Prior Period, except for certain Series that have net income in the Current Period generated from receiving investment income.

Period	Income / (Loss)	Net Working Capital	Retained Earnings / (Accumulated Deficit)
Current Period	($243,509)	$350,513	($10,296,618)
Prior Period	($650,237)	$423,117	($9,960,818)

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

All of the liabilities on the balance sheet as of the end of the Current Period are obligations to third-parties or the Manager. All of these liabilities, other than ones for which the Manager does not seek reimbursement, will be covered through the proceeds of future Offerings for the various Series of Interests. Historically, the Company and the Series finance their business activities through capital contributions from the Manager or its affiliates and from members to the individual Series. Until such time as any Series has the capacity to generate income, cash flows from operations, or excess proceeds from Offerings, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future Offerings may be used to create reserves for future Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses) for individual Series once the Offerings are closed at the sole discretion of the Manager. During the Current Period, the Company financed certain activities through officer loans. See Note C – Related Party Transactions for additional information. There can be no assurance that the Manager or RSE Markets, Inc. will continue to fund operations or provide financial support to the Company and each listed Series. If the Company and each listed Series does not continue to obtain financing from the Manager or RSE Markets, Inc. they will be unable to pay their obligations as they come due, including the obligation of each listed Series. As a result, these conditions raise substantial doubt about the Company's and each listed Series' ability to continue as a going concern for the twelve months following the date of this filing.

No revenue models have been demonstrated at the Company or Series level and we do not expect either the Company or any of its Series to generate any revenues for some time. We will update the appropriate disclosure at such time as revenue models have been demonstrated. However, from time to time, the Company or a Series may receive income from other sources such as an NFT airdrop event or NFT conference, that are recognized as investment income. During the Current Period, no free cash flow distributions were made and no management fee was distributed. Each Series will continue to incur Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses) including, but not limited to storage, insurance, transportation and maintenance expenses, marketing expense and professional fees, on an ongoing basis.

Cash on the books of the Company is reserved for funding future pre-Closing Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses) or Acquisition Expenses (as described in Note B – Summary of Significant Accounting Policies – Capital Assets), as the case may be. Cash on the books of each Series is reserved for funding of post-Closing Operating Expenses. During the Current Period, the Manager paid for the Operating Expenses related to the Company and any Series that has closed Offerings and elected not to be reimbursed. When the Manager pays for certain Operating Expenses related to a Series that have closed Offerings and elects not to be reimbursed, these payments are accounted for as capital contributions and are further described in Note B – Summary of Significant Accounting Policies – Operating Expenses.

INITIAL OFFERINGS

All Series for which a closing had occurred as of the date of the financial statements, that had commenced operations, were capitalized and had assets. Additionally, various Series have liabilities. The table outlined in Note B – Summary of Significant Accounting Policies – Members’ Equity outlines all Offerings for which a Closing has occurred during the Current Period and the Prior Period.

ASSET DISPOSITIONS

During the Current Period and Prior Period, the Company received purchase offers for the Underlying Assets listed in the tables below. Per the terms of the Operating Agreement, the Company, together with the Manager and the Manager’s Advisory Board has evaluated the offers in light of the preferences of Investors in the related Series as expressed by the nonbinding voting results of a poll of such Investors on the question whether to sell the Underlying Assets. The Manager has determined that it is in the interest of the Investors to sell the Underlying Asset. In certain instances, the Company may decide to sell an Underlying Asset that is on the books of the Company but for which no Offering has occurred and the Underlying Asset was not transferred to an applicable Series before the sale. In these

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

instances, the anticipated Offering for the Series related to such Underlying Asset is cancelled and no securities are sold.

Underlying Assets sold during the Current Period are as follows:

Series	Underlying Asset	Date of Sale Agreement	Proceeds from Sale	Carrying Value	Gain/(loss) on Sale	Corporate Level Taxes on Sale (See Note F)	Total Initial Offering Price / Per Interest	Total Distributable to Investors / Per Interest
#BIRKINBLU	Bleu Saphir Lizard Hermès Birkin	4/9/2025	$68,000	$55,500	$12,500	$1,934	$58,000 / $58.00	$67,192 / $67.31
#17DUJAC	Two cases of six (6) bottles of 2017 Chambertin, Domaine Dujac	5/8/2025	$35,500	$23,232	$12,268	$2,172	$26,000 / $8.00	$33,591 / $10.38
#NEOBOX	2000 Pokémon Neo Genesis 1st Edition Set Sealed Booster Box	5/23/2025	$33,000	$34,000	$(1,000)	$50	$45,000 / $4.50	$33,157 / $3.33 (1)
#03RONALDO	2003 Panini #137 Cristiano Ronaldo Rookie Card graded PSA 10	8/13/2025	$105,000	$86,400	$18,600	$811	$175,000 / $14.00	$104,550 / $8.38 (1)
#BAYC7359	Number 7359 Bored Ape Yacht Club NFT with Space Suit	9/18/2025	$43,955	$43,955	$0	$50	$190,000 / $10.00	$43,712 / $2.31 (1)
#04MESSI	2004-05 Panini Lionel Messi Card graded BGS GEM MINT 9.5	9/19/2025	$120,000	$39,600	$80,400	$16,089	$45,000 / $5.00	$104,670 / $11.63
#86FLEER	1986-87 Fleer Basketball Unopened Wax Box Certified by BBCE	9/30/2025	$121,000	$146,400	$(25,400)	$50	$165,000 / $10.00	$121,605 / $7.37 (1)
#98KANGA	1998 Pokémon Japanese Promo Kangaskhan-Holo Trophy Card graded PSA GEM MT 10	10/3/2025	$216,000	$150,000	$66,000	$12,154	$170,000 / $8.00	$203,575 / $9.58
#99CHARZRD	1999 Pokémon Charizard #4 First Edition Base Set Hologram Trading Card published by Wizards of the Coast graded PSA GEM MT 10	10/23/2025	$300,000	$300,200	$(200)	$50	$350,000 / $10.00	$299,250 / $8.55 (1)

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Series	Underlying Asset	Date of Sale Agreement	Proceeds from Sale	Carrying Value	Gain/(loss) on Sale	Corporate Level Taxes on Sale (See Note F)	Total Initial Offering Price / Per Interest	Total Distributable to Investors / Per Interest
#POKEMON3	1999 Pokémon 1st Edition Complete Set graded PSA GEM MT 10	10/31/2025	$911,630	$552,000	$359,630	$72,611	$600,000 / $120.00	$838,800 / $167.76
#90FM1	1990 Ford Mustang 7Up Edition	12/2/2025	$27,803	$14,786	$13,016	$479	$16,500 / $8.25	$27,220 / $13.61
#98DV1	1998 Dodge Viper GTS-R	12/2/2025	$197,145	$122,544	$74,601	$10,562	$130,000 / $65.00	$184,060 / $92.03
#76PT1	1976 Porsche 911 Turbo Carrera	12/2/2025	$207,255	$182,802	$24,453	$476	$189,900 / $63.30	$204,810 / $68.27
#90MM1	1990 Mazda Miata MX-5	12/2/2025	$33,363	$23,187	$10,176	$326	$26,600 / $5.32	$33,400 / $6.68
#88LL1	1988 Lamborghini LM002	12/2/2025	$353,532	$277,811	$75,721	$10,181	$292,000 / $146.00	$340,340 / $170.17
#95FF1	1995 Ferrari 355 Spider	12/2/2025	$128,903	$108,488	$20,414	$1,297	$120,000 / $10.00	$127,320 / $10.61
#BULLSRING	Six Chicago Bulls NBA Championship Rings awarded to Chicago Bulls security guard John Capps	12/12/2025	$320,000	$249,600	$70,400	$12,421	$300,000 / $10.00	$308,400 / $10.28
Total			$3,222,085	$2,410,507	$811,578	$141,712		$3,075,652

(1)Per interest loss resulted from impairment losses and tax on gain from the sale of the underlying asset

Underlying Asset sold in the Prior Period:

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Series	Underlying Asset	Date of Sale Agreement	Proceeds from Sale	Carrying Value	Gain/(loss) on Sale	Corporate Level Taxes on Sale (See Note F)	Total Initial Offering Price / Per Interest	Total Distributable to Investors / Per Interest
#84JORDAN	Michael Jordan Photo-Matched 1984 Signing Day Chicago Bulls Official NBA Game Jersey	1/11/2024	$513,985	$317,986	$195,999	$38,821	$375,000 / $25.00	$475,350 / $31.69
#79GRETZKY	1979 Topps Wayne Gretzky #18 Rookie Card graded GEM-MT 10 by PSA	1/31/2024	$920,000	$720,551	$199,449	$36,648	$800,000 / $40.00	$884,400 / $44.22
#POTTER	1997 First Edition Harry Potter	2/1/2024	$132,500	$70,100	$62,400	$12,008	$72,000 / $24.00	$120,960 / $40.32
#HENDERSON	1980 Topps #482 Rickey Henderson Rookie Card graded PSA GEM MINT 10	2/29/2024	$121,001	$121,001	$ -	$50	$135,000 / $5.00	$121,230 / $4.49
#85JORDAN	1985 Michael Jordan Rookie Game Worn Nike Air Jordan I Sneakers	3/5/2024	$275,000	$240,000	$35,000	$5,023	$250,000 / $25.00	$269,900 / $26.99
#80LC1	1980 Lamborghini Countach LP400 S Turbo	3/13/2024	$1,181,250	$612,439	$568,811	$113,060	$635,000 / $127.00	$1,070,150 / $214.03
#99MJRETRO	1999 Upper Deck Retro Inkredible Level 2 Michael Jordan Signed Card graded PSA MINT 9	3/31/2024	$38,000	$38,000	$-	$50	$50,000 / $5.00	$38,200 / $3.83
#34GEHRIG	1934 Goudey #61 Lou Gehrig Card graded PSA NM-MT 8	3/31/2024	$86,000	$29,737	$56,263	$11,281	$35,000 / $7.00	$75,050 / $15.01
#85JORDAN2	1985 Signed Michael Jordan "Shattered Backboard" Jersey	4/11/2024	$437,500	$230,000	$207,500	$41,863	$280,000 / $14.00	$396,000 / $19.80
#NASA1	1969 Buzz Aldrin NASA Apollo 11 space-flown control stick	4/25/2024	$349,627	$254,457	$95,170	$17,619	$300,000 / $30.00	$332,300 / $33.23

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Series	Underlying Asset	Date of Sale Agreement	Proceeds from Sale	Carrying Value	Gain/(loss) on Sale	Corporate Level Taxes on Sale (See Note F)	Total Initial Offering Price / Per Interest	Total Distributable to Investors / Per Interest
#PUNCHOUT	1987 NES Mike Tyson’s PUNCH-OUT!! Wata 9.4 A+ video game	5/2/2024	$95,000	$80,027	$14,973	$2,070	$90,000 / $9.00	$97,300 / $9.73
#POKEMON1	1999 Pokemon First Edition PSA GEM MT 10 Complete Set	6/2/2024	$260,005	$118,000	$142,005	$28,388	$125,000 / $25.00	$232,150 / $46.43
#33RUTH	1933 Goudey #144 Babe Ruth Card	6/2/2024	$180,000	$74,000	$106,000	$20,991	$77,000 / $38.50	$160,000 / $80.00
#99LE1	1999 Lotus Esprit Sport 350	8/22/2024	$85,000	$64,271	$20,729	$995	$69,500 / $34.75	$85,980 / $42.99
#IPADPROTO	2009 Apple Prototype 1st Generation iPad	8/22/2024	$21,997	$10,200	$11,797	$2,279	$13,000 / $6.50	$19,700 / $10.05
#38DIMAGGIO	1938 Goudey #274 Joe DiMaggio NM-MT 8 Baseball Card	8/29/2024	$41,409	$20,006	$21,403	$3,696	$22,000 / $22.00	$37,760 / $37.76
#JOBSMAC	1986 Macintosh Plus Computer Signed by Steve Jobs	8/29/2024	$150,000	$35,000	$115,000	$40,869	$50,000 / $10.00	$127,050 / $25.42
#10COBB	1910 E98 Ty Cobb Card	8/29/2024	$27,083	$27,083	$-	$50	$39,000 / $39.00	$28,570 / $28.57
#68RYAN	1968 Topps #177 Nolan Ryan Rookie Card Graded PSA MINT 9	8/29/2024	$55,954	$55,954	$-	$50	$70,000 / $7.00	$56,200 / $5.62
#HONUS2	1910 Tip-Top Bread Honus Wagner Card graded PSA 5	8/29/2024	$97,001	$85,806	$11,195	$1,729	$100,000 / $10.00	$95,600 / $9.56 (2)
#15COBB	1915 Cracker Jack #30 Ty Cobb Card graded PSA NM 7	8/29/2024	$75,795	$70,000	$5,795	$782	$77,000 / $11.00	$75,390 / $10.77 (2)
#MACWORLD1	1984 Steve Jobs and Steve Wozniak Signed Issue of Macworld #1	9/7/2024	$245,000	$202,121	$42,879	$15,221	$225,000 / $11.25	$230,800 / $11.54
#FEDERAL	First Edition copy of The Federalist by Alexander Hamilton, James Madison, and John Jay	9/7/2024	$195,000	$120,100	$74,900	$26,499	$150,000 / $15.00	$169,300 / $16.93

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Series	Underlying Asset	Date of Sale Agreement	Proceeds from Sale	Carrying Value	Gain/(loss) on Sale	Corporate Level Taxes on Sale (See Note F)	Total Initial Offering Price / Per Interest	Total Distributable to Investors / Per Interest
#94LD1	1994 Lamborghini Diablo SE30 Jota	9/13/2024	$975,000	$572,236	$402,764	$78,392	$597,500 / $119.50	$900,400 / $180.08
#CLEMENTE2	1959 Roberto Clemente Signature Model Bat	9/15/2024	$72,500	$60,000	$12,500	$1,780	$70,000 / $35.00	$71,120 / $35.56
#48JACKIE	1948 Leaf Jackie Robinson #79 Rookie Card graded NM-MT 8 by PSA	9/25/2024	$260,000	$340,000	$(80,000)	$50	$375,000 / $20.00	$259,875 / $13.86
#54AARON	1954 Topps #128 Hank Aaron Rookie Card graded PSA NM-MT+ 8.5	9/25/2024	$120,000	$166,771	$(46,771)	$50	$170,000 / $10.00	$120,190 / $7.07
#03LEBRON4	2003 Exquisite Collection LeBron James Scripted Swatches Rookie Card graded BGS MINT 9	9/25/2024	$42,000	$25,000	$17,000	(1)	(1)	(1)
#08LEBRON	2008 Metal Universe PMG Green Lebron James Card graded BGS MINT 9	9/25/2024	$22,000	$20,000	$2,000	(1)	(1)	(1)
#36OWENS	Four Tickets From Jesse Owens' Gold Medal Events in the 1936 Berlin Olympics	10/17/2024	$27,200	$20,099	$7,101	$1,158	$25,000 / $10.00	$26,325 / $10.53
#HOBBIT	1937 First Edition copy of The Hobbit by J. R. R. Tolkien	11/7/2024	$90,000	$68,850	$21,150	$4,114	$80,000 / $8.00	$86,100 / $8.61
#OHTANI1	2018 Bowman Chrome Shohei Ohtani Orange Refractors Pitching Autographed Rookie Card graded BGS 9.5	12/7/2024	$78,400	$81,006	$(2,606)	$50	$90,000 / $9.00	$78,700 / $7.87

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Series	Underlying Asset	Date of Sale Agreement	Proceeds from Sale	Carrying Value	Gain/(loss) on Sale	Corporate Level Taxes on Sale (See Note F)	Total Initial Offering Price / Per Interest	Total Distributable to Investors / Per Interest
#OHTANI2	2018 Bowman Chrome Shohei Ohtani Orange Refractors Batting Autographed Rookie Card graded BGS 9.5	12/7/2024	$97,440	$65,100	$32,340	$6,232	$73,000 / $8.00	$91,524 / $10.03
#FAUBOURG2	2019 Hermès 20cm Sellier Faubourg Blue Multicolor Birkin with Palladium Hardware	12/14/2024	$180,000	$150,000	$30,000	$4,868	$165,000 / $15.00	$176,660 / $16.09
#05MJLJ	2005-06 Exquisite Collection Jerseys inserts, Dual Autographs: Michael Jordan and Lebron James graded BGS NM-MT+ 8.5	12/18/2024	$56,650	$72,000	$(15,350)	$50	$82,000 / $4.00	$56,990 / $2.78
#03KOBE	2003-2004 Upper Deck Exquisite Collection Limited Logos #KB Kobe Bryant Signed Game Used Patch Card	12/23/2024	$43,500	$44,000	$ (500)	$50	$50,000 / $8.00	$43,813 / $7.01
#35MICKEY	1935 Gum, Inc. Mickey Mouse Wax Pack graded PSA 8		$0	$5,085	$0	(1)	(1)	(1)
Total			$7,648,797	$5,286,986	$2,366,897	$516,834		$7,111,036

(1)At the time of the sale the Underlying Asset was still owned by RSE Collection, LLC and not by any Series

(2)Per interest loss resulted from tax on gain from the sale of the underlying asset

Note: Total Distribution to Interest Holders includes cash on balance sheet of Series and is net of corporate level taxes on gain on sale.

Upon disposition of the Underlying Asset, the Series is dissolved upon payment of their current corporate tax liabilities and any sales tax remittance.

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

The consolidated financial statements include the accounts of the Company and the accounts of Series #77LE1. Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s Offering Statement on Form 1-A, as amended (the “Offering Statement”), and thus separate financial statements for Series #77LE1 are not presented.

Any Offerings that have closed as of the date of the financial statements were conducted in accordance with Tier 2 of Regulation A and qualified under an Offering Statement. Upon the closing of a Series Offering, separate financial statements are presented for each such Series, and each is consolidated in the financial statements of the Company after eliminating inter-company balances and transactions.

2.Use of Estimates:

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near-term due to one or more future confirming events.  Accordingly, the actual results could differ significantly from our estimates.

3.Cash and Cash Equivalents:

The Company considers all short-term investments with an original maturity of three months or less when purchased, or otherwise acquired, to be cash equivalents.

4.Offering Expenses:

Offering expenses (the “Offering Expenses”) related to the Offering for a specific Series consist of underwriting, legal, accounting, escrow, compliance, filing and other expenses incurred through the balance sheet date that are directly related to a proposed Offering and will generally be charged to members' equity upon the completion of the proposed Offering. Expenses that are incurred prior to the Closing of an Offering for such Series that are funded by the Manager and will generally be reimbursed through the proceeds of the Offering related to the Series. However, the Manager has agreed to pay and not be reimbursed for Offering Expenses incurred with respect to the Offerings for all Series that have had a Closing as of the date of the financial statements and potentially other future Offerings.

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

5.Operating Expenses:

Operating Expenses (as described below) related to a particular Underlying Asset include storage, insurance, transportation (other than the initial transportation from the Underlying Asset’s location to the Manager’s storage facility prior to the Offering, which is treated as an Acquisition Expense as described in Note B – Summary of Significant Accounting Policies – Capital Assets), maintenance, bookkeeping and accounting fees and other Underlying Asset specific expenses as detailed in the Manager’s allocation policy, together the “Operating Expenses”. We distinguish between pre-Closing and post-Closing Operating Expenses. Operating Expenses are expensed as incurred.

Except as disclosed with respect to any future Offering, expenses of this nature that are incurred prior to the Closing of an Offering of Series of Interests, are funded by the Manager and are not reimbursed by the Company, the Series or economic members. Expenses in this case are treated as capital contributions from the Manager to the Company or Series and are summarized in the table below. During the Current Period and Prior Period, the Company incurred pre-closing Operating Expenses and individual Series that had closed Offerings incurred post-Closing Operating Expenses as presented in the Consolidated Statements of Operations.

Period	Pre-Closing Operating Expense Capital Contributions	Post-Closing Operating Expense Capital Contributions	Total
Current Period	$49,395	$218,803	$268,198
Prior Period	$650,395	$263,151	$913,546

During the Current Period and Prior Period, the Company incurred pre-Closing Operating Expenses and individual Series that had closed Offerings incurred post-Closing Operating Expenses not including gains/(loss) on sale and investment income as presented in the Consolidated Statements of Operations.

6.Capital Assets:

Underlying Assets are recorded at cost. The cost of the Underlying Assets includes the purchase price, including any deposits for the Underlying Asset funded by the Manager and “Acquisition Expenses,” which include transportation of the Underlying Asset to the Manager’s storage facility, pre-purchase inspection, pre-Offering refurbishment, or other costs as detailed in the Manager’s allocation policy.

The Company treats Underlying Assets as collectible and therefore the Company will not depreciate or amortize the Underlying Assets going forward. The Underlying Assets are considered long-lived assets as well as indefinite lived intangible assets and will be subject to an annual test for impairment. These Underlying Assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the fair value of the asset. An impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. The following impairment charges were recognized during the Current Period and Prior Period.

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment in Current Period
#72MC1	$ 25,000
#SANDBOX1	9,450
#MAYC9114	22,607
#MBIRD2754	1,537
#VEEFRND1	784
#GAMEBOY	1,251
#DRACULA10	13,200
#BIRKINBOR	8,720
#DIMAGGIO2	2,604
#PICNIC	4,420
#09CURRY	3,500
#OPEECHEE	60,509
#96KOBE	4,200
#POKEYELOW	10,350
#SMB3	5,500
#60ALI	139,799
#85GPK	4,000
#03LEBRON5	9,150
#89TMNT	900
#00BRADY2	16,250
#CASTLEII	6,927
#MARX	51,034
#09HARDEN	3,000
#93JETER	1,754
#98MANNING	11,500
#PACQUIAO	2,100
#03SERENA	10,625
#FORTNITE	2,543
#19HAALAND	12,550
#BAYC7359	41,566
#MAYC857	211
#BAYC4612	167
#BAYC601	228
#BAYC8827	190
#BAYC9159	143
#MAYC5750	106
#WOW2221	1
#HULK180	2,424
#LOTF	2,187
#BAKC7820	4,846

(1) Impairment charges for this Series or Underlying Asset were recognized prior to the Series Offering and are included in the Consolidated balances

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment in Current Period (Continued)
#STARWARS3	2,800
#105.ETH	18,336
#WARHOL2	16,063
#98ZELDA	1,938
#95TOPSUN	30,500
#09TROUT2	37,615
#18LUKA	3,852
#07DURANT	8,550
#90BATMAN	2,500
#SURFER4	9,600
#OBIWAN	1,000
#18OSAKA	4,900
#NEWWORLD	2,721
#MARIOKART	6,250
#BEATLES2	3,985
#90FANTASY	1,700
Total	650,141

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment in Prior Period
#HULK180	$ 11,646
#05JAYZ	5,428
#FALCON	16,944
#NBAJAM	29,570
#BART	3,712
#GAMEBOY	13,250
#SACHS1	334
#BOND1	8,435
#09TROUT	151,800
#BATMAN6	3,100
#03LEBRON2	39,827
#HUCKFINN	7,100
#POKEMON2	50,500
#01TIGER2	8,599
#01HALO	7,063
#89TMNT	8,000
#00BRADY2	78,250
#03RONALDO	70,206
#SIMPSONS1	4,227
#SPIDER129	4,946
#93JETER	3,211
#WILDTHING	4,700
#SURFER4	15,608
#KOMBAT	54,566
#SQUIG5847	18,525
#03SERENA	24,000
#JAWA	7,126
#MARIOKART	32,393
#90FANTASY	6,700
#WWLAND1 (1)	100
#DOOD7387 (1)	3,948
#AZUKI8467 (1)	56,919
#SANDBOX2 (1)	83,152
#TOADZ5028 (1)	6,011
#TOADZ3079 (1)	1,043
#DLAND1 (1)	353
#CLNX13296 (1)	13,565
#PHOF-LINC (1)	6,825
#PHOF-1984 (1)	5,994
#72MC1	16,562
#82TAYLOR	2,700
#HOLMES	3,350
#MARIOWRLD	19,143
#WOW2221	18,838

(1) Impairment charges for this Series or Underlying Asset were recognized prior to the Series Offering and are included in the Consolidated balances

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment in Prior Period (Continued)
#SANDBOX1	45,786
#WOW6586	37,749
#OBAMABALL	21,382
#MAYC9114	44,727
#MAYC857	265
#ULYSSES	4,180
#03KOBE2	6,000
#96CHARZRD	20,469
#PICNIC	9,477
#09CURRY	2,106
#98ZELDA	9,106
#96KOBE	21,790
#07DURANT	72,209
#85LEMIEUX	31,417
#87JORDAN	19,246
#GRIFFEYJR	4,746
#86JORDAN2	13,656
#TOPPSTRIO	4,989
#XLXMEN1	22,594
#03LEBRON5	40,440
#90BATMAN	13,927
#09HARDEN	7,686
#CURIO10	20,388
#FANTASY7	19,548
#HAMILTON1	3,800
#GRIFFEY2	4,179
#MJTICKET	111,037
#BAYC4612	955
#BAYC601	933
#BAYC7359	931
#BAYC8827	919
#BAYC9159	5,721
#MAYC5750	962
#10COBB	7,917
#68RYAN	4,219
#NOUN160 (1)	40,387
#03LEBRON4 (1)	227,218
#08LEBRON (1)	130,000
#96TIGER	22,347
#DRACULA10	1,492
#09CURRY2	159,149
#18ZION	9,795
Total	2,154,113

(1) Impairment charges for this Series or Underlying Asset were recognized prior to the Series Offering and are included in the Consolidated balances

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Underlying Assets are initially purchased by the Company, either prior to launching an Offering or through the exercising of a purchase option simultaneous with the Closing of an Offering for a particular Series. At Closing of an Offering for a Series of Interests the Underlying Assets, including capitalized Acquisition Expenses, are then transferred to the Series. Underlying Assets are transferred at cost less any impairment, and the Company receives cash from the Series from the proceeds of the Offering. The Company uses the proceeds of the transfer to pay off any debt or amounts owed under purchase options and Acquisition Expenses. Acquisition Expenses related to a particular Series that are incurred prior to the Closing of an Offering are initially funded by the Manager but will be reimbursed with the proceeds from an Offering related to such Series, to the extent described in the applicable Offering document. The Company does, however, retain additional cash from the proceeds of the Offering on the Series balance sheet to cover Acquisition Expenses that are anticipated prior to the Closing but incurred after the Closing of an Offering. Acquisition Expenses are capitalized into the cost of the Underlying Asset as per the table below. The Series uses the remaining cash to repay any accrued interest on loans or marketing expenses related to the preparation of the marketing materials for a particular Offering, by distributing the applicable amount to the Company, accounted for as “Distribution to RSE Collection” on the balance sheet. Furthermore, the Series distributes the appropriate amounts for Brokerage Fee, the Custody Fee and, if applicable, the Sourcing Fee using cash from the Offering. Should a proposed Offering prove to be unsuccessful, the Company will not reimburse the Manager and these expenses will be accounted for as capital contributions, and the Acquisition Expenses will be expensed.

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company, through non-interest-bearing payments from the Manager or loans from officers of the Manager and third parties, has acquired Underlying Assets since the beginning of the Prior Period. For all Collectible Assets held as of the end of the Current Period and Prior Period, the following table presents all costs capitalized of Underlying Assets during the Current Period and Prior Period.

		Capitalized Costs
Applicable Series		Purchase Price / Down payment	Capitalized Costs	Impairment	Total
#77LE1	(1,3)	$ 69,400	$ 787	$ -	$ 70,187
#69BM1	(1)	102,395	3,871	-	106,266
#55PS1	(1)	405,000	3,386	-	408,386
#83FB1	(1)	330,000	2,806	-	332,806
#93XJ1	(1)	460,000	28,586	-	488,586
#91MV1	(1)	33,950	1,487	-	35,437
#92LD1	(1)	146,181	11,861	-	158,042
#94DV1	(1)	52,500	287	-	52,787
#72MC1	(1)	115,000	562	(41,562)	74,000
#11BM1	(1)	78,500	1,286	-	79,786
#63CC1	(1)	120,000	286	-	120,286
#75RA1	(1)	75,000	903	-	75,903
#65AG1	(1)	170,000	286	-	170,286
#61JE1	(1)	235,000	388	-	235,388
#65FM1	(1)	75,000	997	-	75,997
#99SS1	(1)	126,575	2,652	-	129,227
#94FS1	(1)	135,399	3,083	-	138,482
#61MG1	(1)	325,000	590	-	325,590
#92CC1	(1)	45,000	1,188	-	46,188
#MEEB11275	(1)	140,407	154	(137,198)	3,363
#82TAYLOR	(1)	10,200	-	(2,700)	7,500
#HOLMES	(1)	20,000	100	(3,350)	16,750
#HULK180	(1)	36,000	146	(14,070)	22,076
#05JAYZ	(1)	15,600	218	(9,343)	6,475
#JUSTINIAN	(1)	15,000	-	-	15,000
#67ICEBOWL	(1)	7,500	46	-	7,546
#DKCOUNTRY	(1)	13,200	366	-	13,566
#FALCON	(1)	42,834	110	(16,944)	26,000
#MARIOWRLD	(1)	144,000	143	(19,143)	125,000
#82AV1	(1)	285,000	1,364	-	286,364
#SUPERBWL1	(1)	19,500	35	-	19,535
#MEEB7985	(1)	33,962	84	(25,411)	8,635
#BONDWATCH	(1)	71,388	3,280	-	74,668
#MAYC857	(1)	48,492	5,745	(35,232)	19,006
#PUNK2981	(1)	290,000	-	(194,748)	95,252
#WOW2221	(1)	25,461	3,000	(21,736)	6,726
#NIKON1	(1)	23,438	481	-	23,920
#LOTF	(1)	11,000	100	(2,187)	8,913
#DOOD6778	(1)	28,342	17	(21,712)	6,647
#BAKC7820	(1)	28,743	49	(23,907)	4,885

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

		Capitalized Costs
Applicable Series		Purchase Price / Down payment	Capitalized Costs	Impairment	Total
#NBAJAM	(1)	42,000	-	(33,070)	8,930
#SANDBOX1	(1)	101,424	63	(89,937)	11,550
#WOW6586	(1)	49,742	4,426	(42,028)	12,140
#AZUKI6704	(1)	30,434	18	-	30,452
#58PELE4	(1)	42,000	82	-	42,082
#OBAMABALL	(1)	99,000	82	(21,382)	77,700
#BART	(1)	17,400	81	(3,712)	13,769
#HOMER	(1)	17,400	82	-	17,482
#SI1	(1)	7,700	-	-	7,700
#GOLD1	(1)	13,750	19	-	13,769
#VERSTAPP1	(1)	29,402	-	-	29,402
#96TIGER	(1)	49,037	150	(22,347)	26,840
#88ZELDA	(1)	54,000	-	-	54,000
#STARWARS3	(1)	22,800	-	(2,800)	20,000
#YEEZY	(1)	32,000	1,614	-	33,614
#MAYC9114	(1)	84,357	9,002	(75,093)	18,266
#VFRNDS1	(1)	250,000	-	-	250,000
#MBIRD2754	(1)	76,328	36	(70,025)	6,340
#VEEFRND1	(1)	39,054	51	(32,385)	6,720
#TREASURE	(1)	18,750	248	-	18,998
#KENNERSET	(1)	10,251	79	(3,705)	6,625
#LEDZEPP1	(1)	42,000	-	-	42,000
#VEEVIPER	(1)	70,000	-	-	70,000
#BEEPLE1	(1)	75,161	45	(52,067)	23,139
#WARHOL1	(1)	151,308	8,810	(35,169)	124,950
#GAMEBOY	(1)	20,000	-	(14,501)	5,499
#CROESUS	(1)	57,600	129	-	57,729
#SACHS1	(1)	24,588	43	(21,084)	3,547
#32RUTH	(1)	85,000	74	-	85,074
#ELON1	(1)	6,000	-	-	6,000
#105.ETH	(1)	54,946	1,308	(34,717)	21,537
#R2D2	(1)	7,696	110	-	7,806
#VADER	(1)	6,000	66	-	6,066
#WARHOL2	(1)	59,741	2,522	(16,063)	46,200
#JEKYLL	(1)	16,250	248	-	16,498
#BUFFETT1	(1)	13,000	33	-	13,033
#DRACULA10	(1)	35,000	92	(14,692)	20,400
#PAPPY1	(1)	11,827	29	-	11,856
#1857COIN	(1)	22,900	-	-	22,900
#ANDYPELE	(1)	24,000	165	-	24,165

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

		Capitalized Costs
Applicable Series		Purchase Price / Down payment	Capitalized Costs	Impairment	Total
#BOBAFETT	(1)	22,960	46	-	23,005
#ELVIS	(1)	34,800	82	-	34,882
#GBOYCOLOR	(1)	5,100	69	(1,919)	3,250
#JETFIRE	(1)	6,432	129	-	6,561
#POPEBALL	(1)	17,125	262	-	17,387
#RABBIT	(1)	40,000	248	-	40,248
#GRATEFUL1	(1)	110,000	38	-	110,038
#BOBAPROTO	(1)	138,750	117	-	138,867
#ARSHAM1	(1)	120,000	560	-	120,560
#SCARFACE	(1)	17,500	71	-	17,571
#ARSHAM2	(1)	300,000	850	-	300,850
#LEBRON	(1)	450,000	460	-	450,460
#94VTTT	(1)	567,500	2,435	-	569,935
#52MANTLE	(1)	125,000	-	-	125,000
#71MAYS	(1)	52,500	-	-	52,500
#RLEXPEPSI	(1)	16,800	-	-	16,800
#TWOCITIES	(1)	12,000	100	-	12,100
#FROST	(1)	10,000	100	-	10,100
#SMURF	(1)	29,500	-	-	29,500
#EINSTEIN	(1)	11,000	100	-	11,100
#HONUS	(1)	500,028	-	-	500,028
#75ALI	(1)	44,000	65	-	44,065
#BIRKINBOR	(1)	50,000	-	(8,720)	41,280
#SPIDER1	(1)	20,000	-	-	20,000
#BATMAN3	(1)	75,000	-	-	75,000
#ULYSSES	(1)	22,000	100	(4,180)	17,920
#ROOSEVELT	(1)	17,000	200	-	17,200
#56MANTLE	(1)	9,000	-	-	9,000
#AGHOWL	(1)	15,500	100	-	15,600
#18ZION	(1)	13,500	45	(9,795)	3,750
#SNOOPY	(1)	24,000	-	-	24,000
#APOLLO11	(1)	30,000	-	-	30,000
#YOKO	(1)	12,500	100	-	12,600
#HIMALAYA	(1)	130,000	-	-	130,000
#55CLEMENTE	(1)	36,000	6	-	36,006
#LOTR	(1)	27,500	100	-	27,600
#CATCHER	(1)	11,500	100	-	11,600
#BOND1	(1)	37,000	100	(8,435)	28,665
#SUPER21	(1)	7,000	23	-	7,023
#BIRKINTAN	(1)	25,000	244	-	25,244

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

		Capitalized Costs
Applicable Series		Purchase Price / Down payment	Capitalized Costs	Impairment	Total
#GMTBLACK1	(1)	25,000	30	-	25,030
#61JFK	(1)	16,250	100	-	16,350
#LINCOLN	(1)	64,000	925	-	64,925
#STARWARS1	(1)	10,000	-	-	10,000
#68MAYS	(1)	32,000	83	-	32,083
#56TEDWILL	(1)	80,000	-	-	80,000
#CAPTAIN3	(1)	35,500	23	-	35,523
#CHURCHILL	(1)	6,500	100	-	6,600
#SHKSPR4	(1)	105,000	100	-	105,100
#03JORDAN	(1)	33,000	-	-	33,000
#39TEDWILL	(1)	27,750	-	-	27,750
#94JETER	(1)	39,000	-	-	39,000
#2020TOPPS	(1)	98,000	-	-	98,000
#05LATOUR	(1)	7,442	-	-	7,442
#16SCREAG	(1)	31,944	-	-	31,944
#14DRC	(1)	45,980	-	-	45,980
#86RICE	(1)	20,000	-	-	20,000
#57MANTLE	(1)	8,000	-	-	8,000
#SOBLACK	(1)	50,000	253	-	50,253
#GATSBY	(1)	185,000	100	-	185,100
#93DAYTONA	(1)	37,000	-	-	37,000
#09TROUT	(1)	225,000	-	(151,800)	73,200
#57STARR	(1)	8,000	-	-	8,000
#03KOBE2	(1)	21,000	-	(6,000)	15,000
#16PETRUS	(1)	38,236	-	-	38,236
#ALICE	(1)	9,200	100	-	9,300
#SPIDER10	(1)	18,000	-	-	18,000
#62MANTLE	(1)	132,000	-	-	132,000
#BATMAN6	(1)	23,500	-	(3,100)	20,400
#79STELLA	(1)	61,500	28	-	61,528
#TKAM	(1)	28,500	100	-	28,600
#DIMAGGIO2	(1)	17,625	79	(2,604)	15,100
#13BEAUX	(1)	21,877	-	-	21,877
#ANMLFARM	(1)	8,700	100	-	8,800
#00BRADY	(1)	35,123	61	-	35,184
#85NES	(1)	26,000	-	-	26,000
#69KAREEM	(1)	23,200	61	-	23,261
#59JFK	(1)	23,000	100	-	23,100
#04LEBRON	(1)	44,000	-	-	44,000
#GOLDENEYE	(1)	22,800	74	-	22,874

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

		Capitalized Costs
Applicable Series		Purchase Price / Down payment	Capitalized Costs	Impairment	Total
#MOONSHOE	(1)	150,000	-	-	150,000
#03LEBRON2	(1)	90,100	127	(39,827)	50,400
#GRAPES	(1)	31,000	100	-	31,100
#06BRM	(1)	15,720	-	-	15,720
#DUNE	(1)	10,500	100	-	10,600
#WILDGUN	(1)	24,000	-	-	24,000
#13GIANNIS	(1)	19,600	127	-	19,727
#AVENGE57	(1)	17,000	-	-	17,000
#03TACHE	(1)	70,192	-	-	70,192
#99TMB2	(1)	50,300	80	-	50,380
#70AARON	(1)	16,122	80	-	16,202
#96CHARZRD	(1)	57,877	169	(28,346)	29,700
#01TIGER	(1)	15,600	82	-	15,682
#ICECLIMB	(1)	70,000	-	-	70,000
#09COBB	(1)	27,600	81	-	27,681
#96JORDAN2	(1)	47,880	768	-	48,648
#JUNGLEBOX	(1)	30,100	30	-	30,130
#59FLASH	(1)	58,000	33	-	58,033
#FOSSILBOX	(1)	18,000	45	-	18,045
#POKEBLUE	(1)	20,000	27	-	20,027
#98GTA	(1)	13,200	45	-	13,245
#PICNIC	(1)	48,000	-	(13,897)	34,103
#DOMINOS	(1)	8,468	132	-	8,600
#09CURRY	(1)	22,800	306	(5,606)	17,500
#09BEAUX	(1)	29,475	-	-	29,475
#KEROUAC	(1)	85,000	100	-	85,100
#62BOND	(1)	76,455	462	-	76,917
#71TOPPS	(1)	60,000	551	(9,600)	50,951
#DEATON	(1)	250,000	-	-	250,000
#98ZELDA	(1)	20,000	106	(11,043)	9,063
#03JORDAN2	(1)	36,000	306	-	36,306
#91JORDAN	(1)	67,200	306	-	67,506
#MOSASAUR	(1)	17,813	-	-	17,813
#03LEBRON3	(1)	204,000	551	-	204,551
#95TOPSUN	(1)	50,000	-	(30,500)	19,500
#09TROUT2	(1)	50,000	15	(37,615)	12,400
#59BOND	(1)	68,221	463	-	68,684
#OPEECHEE	(1)	252,000	551	(102,509)	150,042
#ROCKETBOX	(1)	25,100	75	-	25,175
#94JORDAN	(1)	73,200	306	-	73,506

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

		Capitalized Costs
Applicable Series		Purchase Price / Down payment	Capitalized Costs	Impairment	Total
#18LUKA	(1)	22,322	80	(3,852)	18,550
#FANFOUR5	(1)	72,000	200	-	72,200
#11BELAIR	(1)	18,995	-	-	18,995
#76PAYTON	(1)	53,500	4	-	53,504
#85MJPROMO	(1)	22,500	100	-	22,600
#96KOBE	(1)	67,200	290	(49,990)	17,500
#MARADONA	(1)	11,211	71	-	11,282
#POKEYELOW	(1)	46,500	-	(31,650)	14,850
#POKELUGIA	(1)	95,000	-	(18,900)	76,100
#VANHALEN	(1)	54,000	306	-	54,306
#81MONTANA	(1)	63,000	100	-	63,100
#00MOUTON	(1)	23,449	-	-	23,449
#07DURANT	(1)	115,200	908	(95,858)	20,250
#56AARON	(1)	40,800	299	-	41,099
#85LEMIEUX	(1)	78,000	217	(31,417)	46,800
#87JORDAN	(1)	45,100	146	(19,246)	26,000
#AC23	(1)	24,000	-	-	24,000
#APPLE1	(1)	736,863	6,045	-	742,908
#GWLOTTO	(1)	25,713	496	-	26,209
#GYMBOX	(1)	15,000	157	-	15,157
#HUCKFINN	(1)	18,000	100	(7,100)	11,000
#NEWTON	(1)	255,000	100	-	255,100
#NICKLAUS1	(1)	34,499	-	-	34,499
#POKEMON2	(1)	375,000	-	(137,500)	237,500
#POKERED	(1)	34,500	-	-	34,500
#RIVIERA	(1)	22,680	132	-	22,812
#SMB3	(1)	21,500	-	(5,500)	16,000
#WALDEN	(1)	17,000	100	-	17,100
#WZRDOFOZ	(1)	80,000	100	-	80,100
#60ALI	(1)	210,000	299	(139,799)	70,500
#TORNEK	(1)	153,000	-	-	153,000
#DIMAGGIO3	(1)	415,000	-	-	415,000
#58PELE3	(1)	180,000	778	-	180,778
#09CURRY2	(1)	451,200	1,949	(159,149)	294,000
#85ERVING	(1)	37,200	299	-	37,499
#80ALI	(1)	60,000	299	-	60,299
#BATMAN2	(1)	76,000	-	-	76,000
#FLASH123	(1)	25,000	-	(5,200)	19,800
#85GPK	(1)	17,900	88	(10,988)	7,000
#HGWELLS	(1)	40,000	100	-	40,100

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

		Capitalized Costs
Applicable Series		Purchase Price / Down payment	Capitalized Costs	Impairment	Total
#66ORR	(1)	85,200	306	(43,200)	42,306
#CONGRESS	(1)	98,200	100	-	98,300
#GRIFFEYJR	(1)	30,000	-	(19,800)	10,200
#01HALO	(1)	13,750	63	(7,063)	6,750
#87ZELDA	(1)	100,000	63	-	100,063
#EINSTEIN2	(1)	70,000	-	-	70,000
#SANTANA	(1)	57,500	-	-	57,500
#01TIGER2	(1)	15,300	82	(8,599)	6,783
#86JORDAN2	(1)	73,200	456	(13,656)	60,000
#TOPPSTRIO	(1)	75,000	217	(49,006)	26,211
#81BIRD	(1)	39,600	670	(10,800)	29,470
#97KOBE	(1)	57,600	456	-	58,056
#XMEN94	(1)	57,555	94	-	57,649
#09RBLEROY	(1)	96,285	-	-	96,285
#04MESSI2	(1)	45,000	-	(17,500)	27,500
#THEROCK	(1)	17,878	4	(12,873)	5,009
#XLXMEN1	(1)	57,000	94	(22,594)	34,500
#03LEBRON5	(1)	95,000	-	(71,000)	24,000
#METEORITE	(1)	272,500	-	-	272,500
#SLASH	(1)	50,000	-	-	50,000
#00BRADY2	(1)	312,000	1,339	(215,839)	97,500
#89TMNT	(1)	20,000	95	(14,995)	5,100
#NESWWF	(1)	15,000	27	-	15,027
#PUNK9670	(1)	62,100	4	-	62,103
#18ALLEN	(1)	32,500	22	-	32,522
#CASTLEII	(1)	15,000	27	(6,927)	8,100
#BAYC601	(1)	143,818	12,304	(65,680)	90,442
#60MANTLE	(1)	800,000	-	-	800,000
#PUNK8103	(1)	500,000	-	(326,000)	174,000
#GHOST1	(1)	11,561	96	-	11,657
#BROSGRIMM	(1)	112,500	333	-	112,833
#KIRBY	(1)	50,000	27	-	50,027
#MARX	(1)	105,000	100	(51,034)	54,066
#09HARDEN	(1)	22,800	456	(20,256)	3,000
#MEEB15511	(1)	67,735	47	(59,147)	8,635
#90BATMAN	(1)	50,000	27	(40,027)	10,000
#93JETER	(1)	31,100	50	(20,950)	10,200
#SIMPSONS1	(1)	15,000	27	(4,227)	10,800
#SPIDER129	(1)	36,000	146	(4,946)	31,200
#NESDK3	(1)	100,000	86	-	100,086

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

		Capitalized Costs
Applicable Series		Purchase Price / Down payment	Capitalized Costs	Impairment	Total
#CURIO10	(1)	66,694	625	(56,210)	11,110
#WILDTHING	(1)	15,000	100	(4,700)	10,400
#1776	(1)	1,450,000	1,500	-	1,451,500
#98JORDAN2	(1)	288,000	908	-	288,908
#MACALLAN1	(1)	11,914	-	-	11,914
#BAYC9159	(1)	188,500	43,993	(140,603)	91,891
#FANTASY7	(1)	35,000	48	(19,548)	15,500
#SURFER4	(1)	67,000	208	(25,208)	42,000
#WILT100	(1)	100,000	-	-	100,000
#PENGUIN	(1)	52,111	178	-	52,289
#KARUIZAWA	(1)	57,868	-	(5,868)	52,000
#KOMBAT	(1)	79,200	366	(54,566)	25,000
#APPLELISA	(1)	94,949	1,100	-	96,049
#98MANNING	(1)	19,000	-	(11,500)	7,500
#GIJOE	(1)	37,663	63	-	37,726
#BEATLES1	(1)	20,313	593	-	20,906
#SQUIG5847	(1)	56,086	154	(18,525)	37,715
#PACQUIAO	(1)	14,150	-	(9,950)	4,200
#83JOBS	(1)	66,466	1,100	-	67,566
#BATMAN181	(1)	41,001	50	-	41,051
#POPEYE	(1)	90,000	77	-	90,077
#PUNK5883	(1)	560,000	-	(469,357)	90,643
#HAMILTON1	(1)	28,800	-	(3,800)	25,000
#OBIWAN	(1)	9,999	76	(4,075)	6,000
#SMB2	(1)	280,000	134	-	280,134
#GIANNIS2	(1)	360,000	670	-	360,670
#86BONDS	(1)	6,500	35	-	6,535
#MOBYDICK	(1)	60,000	100	-	60,100
#03SERENA	(1)	75,000	-	(34,625)	40,375
#BAYC4612	(1)	660,000	11,774	(576,567)	95,207
#18OSAKA	(1)	10,000	100	(4,900)	5,200
#05RODGERS	(1)	50,000	-	-	50,000
#IROBOT	(1)	5,000	131	-	5,131
#LEICAGOLD	(1)	27,570	481	-	28,051
#FORTNITE	(1)	13,200	143	(2,543)	10,800
#IOMMI	(1)	50,000	-	-	50,000
#MARIO64	(1)	102,000	143	-	102,143
#GWTW	(1)	21,250	73	-	21,323
#NEWWORLD	(1)	10,625	131	(4,256)	6,500
#JAWA	(1)	25,063	63	(7,126)	18,000

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

		Capitalized Costs
Applicable Series		Purchase Price / Down payment	Capitalized Costs	Impairment	Total
#GWLETTER	(1)	135,000	-	-	135,000
#MARIOKART	(1)	66,000	143	(38,643)	27,500
#96KOBE2	(1)	240,000	1,339	(73,339)	168,000
#SHOWCASE4	(1)	67,000	36	-	67,036
#BAYC8827	(1)	770,000	12,478	(642,835)	139,643
#BRADBURY	(1)	13,750	131	-	13,881
#MACALLAN2	(1)	35,402	-	(6,802)	28,600
#BEATLES2	(1)	21,888	222	(3,985)	18,125
#92TIGER	(1)	64,000	26	-	64,026
#DOOD6921	(1)	39,000	-	(28,841)	10,159
#HIRST1	(1)	17,336	144	(2,682)	14,798
#GRIFFEY2	(1)	13,701	78	(4,179)	9,600
#SKYWALKER	(1)	14,278	110	-	14,388
#85GPK2	(1)	22,400	439	-	22,839
#19HAALAND	(1)	36,533	19	(20,302)	16,250
#MEGALODON	(1)	450,000	-	-	450,000
#KELLER	(1)	11,250	310	-	11,560
#GODFATHER	(1)	10,500	100	-	10,600
#MAYC5750	(1)	56,518	10,196	(47,540)	19,174
#SUPREMEPB	(1)	52,500	2,495	-	54,995
#MJTICKET	(1)	140,000	49	(111,037)	29,012
#COOLCAT	(1)	18,000	85	-	18,085
#MACALLAN3	(1)	18,794	-	-	18,794
#BLASTOISE	(1)	216,000	412	-	216,412
#SUPERMAN6	(1)	20,350	92	-	20,442
#MOONPASS	(1)	4,500	31	-	4,531
#90FANTASY	(1)	12,000	-	(8,400)	3,600
#NOUN160	(2)	174,495	16	(162,846)	11,664
#WWLAND1	(2)	13,956	24	(13,050)	930
#DOOD7387	(2)	53,491	45	(47,177)	6,360
#AZUKI8467	(2)	91,835	54	(75,620)	16,269
#SANDBOX2	(2)	106,420	141	(103,523)	3,038
#TOADZ5028	(2)	10,219	75	(9,361)	934
#TOADZ3079	(2)	11,909	93	(11,068)	934
#DLAND1	(2)	160,866	68	(157,810)	3,123
#CLNX13296	(2)	55,009	81	(53,614)	1,476
#GIJOE2	(2)	9,741	46	-	9,786
#APOLLO14	(2)	52,500	135	(33,969)	18,665
#PHOF-LINC	(2)	26,500	325	(6,825)	20,000
#PHOF-1984	(2)	20,500	100	(5,994)	14,606
Total - Current Period		$30,137,023	$252,676	$(6,575,151)	$23,814,548
Total - Prior Period		$32,730,361	$277,039	$(6,135,100)	$26,872,300

(1)Offering for Series Interests closed as of the end of the Current Period and Underlying Asset owned by applicable Series.

(2)At the end of the Current Period owned by the Company and not by any Series. To be owned by the applicable Series as of the Closing of the applicable Offering.

(3)Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

7.Members’ Equity:

Members’ equity for the Company and any Series consists of Membership Contributions, Capital Contributions, Distributions and Retained Earnings / (Accumulated Deficit).

Membership Contributions are made to a Series from a successful Closing of an Offering and are calculated by taking the amount of Interests sold in an Offering, net of Brokerage Fee, Custody Fee and Sourcing Fee as shown in the table below. In the case of a particular Offering, the Brokerage Fee, the Custody Fee and Sourcing Fee (which may be waived by the Manager) related to the Offering are paid from the proceeds of the successfully closed Offering. These expenses will not be incurred by the Company, the applicable Series or the Manager, if an Offering does not close as of the end of the Current Period. The Interests that are issued by each individual Series do not provide the investors with any voting rights in the Series other than those detailed in the Company’s Operating Agreement. All of the control and operating decisions relating to the operations of a Series are held by the Manager in accordance with the terms of the Operating Agreement.

Capital Contributions are made by the Manager to cover Operating Expenses for which the Manager has elected not to be reimbursed. In addition, in the case of a Closing for which a deficiency of offering proceeds over the required cash outlays exists, the Manager will make an additional capital contribution to the Series to cover any such deficiencies.

The table below outlines Membership Interests, Membership Contributions and Uses for closed Offerings:

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Membership Contribution and Uses at Closing as of the end of the Current Period
Applicable Series	Closing Date	Membership Interests Outstanding	Membership Interests (3)	Brokerage Fee	Sourcing Fee	Custody Fee	Total (1)
#77LE1 (2)	4/13/2017	2,000	$ 77,700	$ 1,049	$ 3,443	$ -	$ 73,208
#69BM1	2/7/2018	2,000	115,000	778	2,986	-	111,236
#55PS1	6/6/2018	2,000	425,000	2,869	-	-	422,131
#83FB1	9/5/2018	5,000	350,000	2,522	9,162	2,625	335,691
#93XJ1	11/6/2018	5,000	495,000	3,487	-	3,713	487,801
#91MV1	12/7/2018	2,000	38,000	279	600	500	36,621
#94DV1	12/26/2018	2,000	57,500	388	1,841	500	54,771
#92LD1	12/26/2018	3,000	165,000	1,114	2,219	1,238	160,430
#72MC1	1/4/2019	2,000	124,500	542	2,474	934	120,551
#11BM1	1/25/2019	2,000	84,000	567	517	630	82,286
#63CC1	3/18/2019	2,000	126,000	916	1,553	945	122,586
#75RA1	4/9/2019	3,000	84,000	586	3,732	630	79,052
#65AG1	4/16/2019	2,000	178,500	1,272	1,903	1,339	173,986
#61JE1	4/26/2019	3,000	246,000	1,661	3,858	1,845	238,636
#65FM1	7/18/2019	2,000	82,500	619	1,966	619	79,297
#99SS1	9/11/2019	1,000	137,500	1,375	1,815	1,031	133,279
#94FS1	9/17/2019	2,000	145,000	1,450	669	1,088	141,794
#61MG1	9/30/2019	5,000	340,000	2,550	4,613	2,550	330,287
#92CC1	10/2/2019	2,000	52,500	525	2,875	500	48,600
#MEEB11275	1/10/2022	20,000	160,000	1,600	16,139	1,200	141,061
#82TAYLOR	1/10/2022	2,000	13,000	130	1,538	500	10,832
#HOLMES	1/10/2022	2,500	25,000	250	3,458	500	20,792
#HULK180	1/10/2022	10,000	42,000	420	4,342	500	36,738
#05JAYZ	1/10/2022	3,700	18,500	185	1,459	500	16,356
#JUSTINIAN	1/10/2022	2,000	18,000	180	1,720	500	15,600
#67ICEBOWL	1/14/2022	2,000	10,000	100	1,262	500	8,138
#DKCOUNTRY	1/14/2022	3,000	18,000	180	3,162	500	14,158
#FALCON	1/14/2022	10,000	50,000	500	5,420	500	43,580
#MARIOWRLD	1/18/2022	33,000	165,000	1,650	17,264	1,238	144,848
#82AV1	2/7/2022	14,875	297,500	2,975	2,530	2,231	289,764
#SUPERBWL1	3/2/2022	4,000	24,000	240	3,079	500	20,181
#MEEB7985	3/2/2022	7,600	38,000	380	2,574	500	34,546
#BONDWATCH	3/22/2022	20,000	80,000	800	3,320	600	75,280
#MAYC857	3/23/2022	10,800	54,000	540	3,893	500	49,067
#PUNK2981	3/22/2022	62,000	310,000	3,100	13,975	2,325	290,600
#WOW2221	3/30/2022	4,000	28,000	280	1,193	500	26,027
#NIKON1	4/8/2022	7,000	28,000	280	2,720	500	24,500
#LOTF	4/8/2022	2,000	14,000	140	1,568	500	11,792
#DOOD6778	4/8/2022	6,000	30,000	300	340	500	28,860
#BAKC7820	4/20/2022	6,200	31,000	310	847	500	29,343

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Membership Contribution and Uses at Closing as of the end of the Current Period
Applicable Series	Closing Date	Membership Interests Outstanding	Membership Interests (3)	Brokerage Fee	Sourcing Fee	Custody Fee	Total (1)
#NBAJAM	4/20/2022	9,400	47,000	470	3,338	500	42,692
#SANDBOX1	5/3/2022	21,000	105,000	1,050	1,175	788	101,987
#WOW6586	5/3/2022	10,400	52,000	520	711	500	50,269
#AZUKI6704	5/3/2022	6,400	32,000	320	228	500	30,952
#58PELE4	5/14/2022	8,000	48,000	480	4,420	500	42,600
#OBAMABALL	5/14/2022	10,500	105,000	1,050	3,563	788	99,600
#BART	5/14/2022	3,000	21,000	210	2,290	500	18,000
#HOMER	5/14/2022	3,000	21,000	210	2,290	500	18,000
#SI1	5/14/2022	5,000	10,000	100	1,100	500	8,300
#GOLD1	5/14/2022	4,000	16,000	160	766	500	14,574
#VERSTAPP1	5/24/2022	4,000	32,000	320	1,178	500	30,002
#96TIGER	5/24/2022	11,000	55,000	550	4,313	500	49,637
#88ZELDA	5/24/2022	12,000	60,000	600	4,300	500	54,600
#STARWARS3	5/24/2022	2,600	26,000	260	1,840	500	23,400
#YEEZY	5/24/2022	5,000	40,000	400	6,276	500	32,824
#MAYC9114	5/27/2022	17,500	87,500	875	1,066	656	84,902
#VFRNDS1	6/12/2022	27,500	275,000	2,750	19,642	2,063	250,545
#MBIRD2754	6/16/2022	12,000	60,000	600	-	500	58,900
#VEEFRND1	6/16/2022	6,720	33,600	336	-	500	32,764
#TREASURE	6/16/2022	4,500	22,500	225	2,244	500	19,531
#KENNERSET	6/16/2022	1,250	12,500	125	1,024	500	10,851
#LEDZEPP1	6/16/2022	8,000	48,000	480	4,420	500	42,600
#VEEVIPER	6/17/2022	15,000	75,000	750	2,779	563	70,909
#BEEPLE1	6/28/2022	13,600	68,000	680	-	510	66,810
#WARHOL1	6/28/2022	17,000	170,000	1,700	3,359	1,275	163,666
#GAMEBOY	7/25/2022	4,500	22,500	225	866	500	20,909
#CROESUS	8/1/2022	8,000	64,000	640	4,355	500	58,505
#SACHS1	8/1/2022	2,150	21,500	215	-	500	20,785
#32RUTH	8/1/2022	19,000	95,000	950	7,738	713	85,600
#ELON1	8/1/2022	3,750	7,500	75	207	500	6,718
#105.ETH	8/19/2022	10,000	40,000	400	-	500	39,100
#R2D2	8/19/2022	2,000	10,000	100	1,056	500	8,344
#VADER	8/19/2022	1,500	7,500	75	287	500	6,638
#WARHOL2	8/19/2022	6,500	65,000	650	909	500	62,941
#JEKYLL	8/26/2022	5,000	20,000	200	2,169	500	17,131
#BUFFETT1	8/26/2022	5,000	15,000	150	351	500	13,999
#DRACULA10	8/26/2022	4,000	40,000	400	3,220	500	35,880
#PAPPY1	8/26/2022	2,000	14,000	140	-	500	13,360
#1857COIN	8/26/2022	5,000	25,000	250	587	500	23,663
#ANDYPELE	10/3/2022	6,500	26,000	260	363	500	24,877

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Membership Contribution and Uses at Closing as of the end of the Current Period
Applicable Series	Closing Date	Membership Interests Outstanding	Membership Interests (3)	Brokerage Fee	Sourcing Fee	Custody Fee	Total (1)
#BOBAFETT	10/3/2022	2,600	26,000	260	1,517	500	23,723
#ELVIS	10/3/2022	5,000	40,000	400	3,700	500	35,400
#GBOYCOLOR	10/3/2022	1,625	6,500	65	197	500	5,738
#JETFIRE	10/3/2022	1,700	8,500	85	736	500	7,179
#POPEBALL	11/2/2022	4,750	19,000	190	146	500	18,164
#RABBIT	11/2/2022	10,000	46,000	460	4,259	500	40,781
#GRATEFUL1	12/13/2022	12,500	125,000	1,250	11,913	938	110,900
#BOBAPROTO	12/13/2022	15,000	150,000	1,500	7,558	1,125	139,817
#ARSHAM1	5/16/2023	6,750	135,000	1,350	11,478	1,013	121,160
#SCARFACE	4/25/2024	2,000	20,000	200	917	500	18,383
#ARSHAM2	4/25/2024	31,500	315,000	3,150	8,150	-	303,700
#LEBRON	7/22/2024	50,000	500,000	5,000	41,300	-	453,700
#94VTTT	10/31/2024	29,500	590,000	5,900	1,750	-	582,350
#52MANTLE (4)	10/25/2019	10,000	132,000	1,320	3,090	990	126,600
#71MAYS	10/31/2019	2,000	57,000	570	1,830	500	54,100
#RLEXPEPSI	11/6/2019	2,000	17,800	178	22	500	17,100
#TWOCITIES	11/21/2019	200	14,500	145	55	500	13,800
#FROST	11/21/2019	200	13,500	135	865	500	12,000
#SMURF	11/27/2019	2,000	34,500	345	2,905	500	30,750
#EINSTEIN	12/13/2019	2,000	14,500	145	855	500	13,000
#HONUS	12/26/2019	10,000	520,000	5,200	5,572	3,900	505,328
#75ALI	12/29/2019	1,000	46,000	460	-	500	45,040
#BIRKINBOR	2/20/2020	2,000	52,500	525	225	500	51,250
#SPIDER1	3/4/2020	1,000	22,000	220	230	500	21,050
#BATMAN3	3/4/2020	1,000	78,000	780	585	585	76,050
#ULYSSES	3/10/2020	500	25,500	255	695	500	24,050
#ROOSEVELT	3/10/2020	1,000	19,500	195	1,008	500	17,797
#56MANTLE	3/11/2020	10,000	10,000	100	-	500	9,400
#AGHOWL	3/11/2020	500	19,000	190	810	500	17,500
#18ZION	4/2/2020	500	15,000	150	200	500	14,150
#SNOOPY	4/7/2020	2,000	25,500	255	-	500	24,745
#APOLLO11	4/19/2020	1,000	32,000	320	130	500	31,050
#YOKO	5/11/2020	200	16,000	160	840	500	14,500
#HIMALAYA	5/27/2020	2,000	140,000	1,400	6,300	1,050	131,250
#55CLEMENTE	6/4/2020	1,000	38,000	380	520	500	36,600
#LOTR	6/12/2020	1,000	29,000	290	10	500	28,200
#CATCHER	6/12/2020	500	12,500	125	25	500	11,850
#BOND1	6/12/2020	1,000	39,000	390	510	500	37,600
#SUPER21	6/17/2020	8,500	8,500	85	615	500	7,300
#BIRKINTAN	6/25/2020	1,000	28,000	280	1,520	500	25,700

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Membership Contribution and Uses at Closing as of the end of the Current Period
Applicable Series	Closing Date	Membership Interests Outstanding	Membership Interests (3)	Brokerage Fee	Sourcing Fee	Custody Fee	Total (1)
#GMTBLACK1	6/25/2020	1,000	28,000	280	1,520	500	25,700
#61JFK	7/7/2020	2,000	23,000	230	5,520	500	16,750
#LINCOLN	7/9/2020	4,000	80,000	800	13,900	600	64,700
#STARWARS1	7/14/2020	12,000	12,000	120	980	500	10,400
#68MAYS	7/26/2020	2,000	39,000	390	5,510	500	32,600
#56TEDWILL	7/26/2020	2,000	90,000	900	7,825	675	80,600
#CAPTAIN3	7/30/2020	1,000	37,000	370	464	500	35,666
#CHURCHILL	8/6/2020	7,500	7,500	75	25	500	6,900
#SHKSPR4	8/6/2020	1,000	115,000	1,150	7,282	863	105,705
#03JORDAN	8/16/2020	2,000	41,000	410	6,490	500	33,600
#39TEDWILL	8/24/2020	5,600	28,000	280	-	500	27,220
#94JETER	8/24/2020	1,000	45,000	450	4,450	500	39,600
#2020TOPPS	8/25/2020	10,000	100,000	1,000	100	750	98,150
#05LATOUR	9/15/2020	1,000	9,800	98	1,161	500	8,042
#16SCREAG	9/15/2020	1,000	39,000	390	5,566	500	32,544
#14DRC	9/15/2020	1,000	54,000	540	6,380	500	46,580
#86RICE	9/15/2020	23,000	23,000	230	1,670	500	20,600
#57MANTLE	9/21/2020	8,000	8,000	80	-	500	7,420
#SOBLACK	10/1/2020	1,000	56,000	560	4,087	500	50,853
#GATSBY	10/1/2020	4,000	200,000	2,000	10,800	1,500	185,700
#93DAYTONA	10/1/2020	2,000	42,000	420	3,480	500	37,600
#09TROUT	10/8/2020	11,250	225,000	2,250	-	1,688	221,063
#57STARR	10/8/2020	8,000	8,000	80	-	500	7,420
#03KOBE2	10/22/2020	5,750	23,000	230	641	500	21,629
#16PETRUS	11/3/2020	9,000	45,000	450	5,214	500	38,836
#ALICE	11/3/2020	12,000	12,000	120	1,480	500	9,900
#SPIDER10	11/3/2020	4,200	21,000	210	1,688	500	18,602
#62MANTLE	11/4/2020	6,000	150,000	1,500	14,775	1,125	132,600
#BATMAN6	11/4/2020	2,000	27,000	270	2,330	500	23,900
#79STELLA	11/16/2020	13,800	69,000	690	5,693	518	62,100
#TKAM	11/16/2020	2,000	32,000	320	1,980	500	29,200
#DIMAGGIO2	11/18/2020	2,000	21,000	210	2,036	500	18,254
#13BEAUX	11/23/2020	5,100	25,500	255	2,124	500	22,621
#ANMLFARM	11/23/2020	1,000	10,000	100	434	500	8,966
#00BRADY	11/30/2020	3,750	45,000	450	8,298	500	35,752
#85NES	11/30/2020	8,000	32,000	320	4,321	500	26,859
#69KAREEM	12/7/2020	2,500	27,500	275	2,896	500	23,829
#59JFK	12/7/2020	2,000	26,000	260	1,538	500	23,702
#04LEBRON	12/7/2020	5,000	50,000	500	4,371	500	44,629
#GOLDENEYE	12/14/2020	5,000	25,000	250	808	500	23,442

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Membership Contribution and Uses at Closing as of the end of the Current Period
Applicable Series	Closing Date	Membership Interests Outstanding	Membership Interests (3)	Brokerage Fee	Sourcing Fee	Custody Fee	Total (1)
#MOONSHOE	12/14/2020	18,000	180,000	1,800	26,250	1,350	150,600
#03LEBRON2	12/14/2020	5,000	100,000	1,000	7,523	750	90,728
#GRAPES	12/14/2020	2,000	39,000	390	6,408	500	31,702
#06BRM	12/14/2020	1,850	18,500	185	1,351	500	16,464
#DUNE	12/22/2020	1,000	13,250	133	1,418	500	11,200
#WILDGUN	12/22/2020	4,000	28,000	280	2,591	500	24,629
#13GIANNIS	1/13/2021	5,000	25,000	250	4,023	500	20,228
#AVENGE57	1/13/2021	20,000	20,000	200	1,698	500	17,602
#03TACHE	1/13/2021	15,600	78,000	780	5,699	585	70,936
#99TMB2	1/13/2021	10,000	60,000	600	8,000	500	50,900
#BULLSRING	1/13/2021	30,000	300,000	3,000	44,008	2,250	250,742
#70AARON	1/13/2021	6,000	18,000	180	598	500	16,722
#96CHARZRD	1/13/2021	6,500	65,000	650	5,304	500	58,546
#01TIGER	1/13/2021	1,850	18,500	185	1,615	500	16,200
#ICECLIMB	1/13/2021	10,000	80,000	800	7,958	600	70,642
#09COBB	1/19/2021	8,000	32,000	320	2,980	500	28,200
#96JORDAN2	1/19/2021	10,800	54,000	540	3,691	500	49,269
#JUNGLEBOX	1/19/2021	6,900	34,500	345	2,955	500	30,700
#59FLASH	1/25/2021	10,000	65,000	650	5,129	500	58,721
#FOSSILBOX	1/25/2021	4,200	21,000	210	1,569	500	18,721
#POKEBLUE	1/27/2021	2,400	24,000	240	2,660	500	20,600
#98GTA	1/27/2021	3,150	15,750	158	1,172	500	13,921
#PICNIC	1/27/2021	2,000	54,000	540	4,358	500	48,602
#DOMINOS	1/27/2021	2,000	11,000	110	1,169	500	9,221
#09CURRY	2/2/2021	2,500	25,000	250	524	500	23,726
#09BEAUX	2/2/2021	6,800	34,000	340	3,085	500	30,075
#KEROUAC	2/7/2021	4,900	98,000	980	10,583	735	85,702
#62BOND	2/7/2021	15,500	93,000	930	13,593	698	77,780
#71TOPPS	2/17/2021	17,000	68,000	680	5,759	510	61,051
#DEATON	2/17/2021	11,400	285,000	2,850	27,283	2,138	252,730
#98ZELDA	2/17/2021	5,000	23,500	235	2,165	500	20,600
#03JORDAN2	2/22/2021	10,000	42,000	420	4,154	500	36,926
#91JORDAN	2/24/2021	10,000	70,000	700	590	525	68,185
#MOSASAUR	3/15/2021	6,000	30,000	300	8,658	500	20,543
#03LEBRON3	3/15/2021	10,000	230,000	2,300	20,924	1,725	205,051
#95TOPSUN	3/15/2021	10,000	60,000	600	8,300	500	50,600
#09TROUT2	3/16/2021	11,200	56,000	560	4,340	500	50,600
#59BOND	3/16/2021	10,250	82,000	820	11,381	615	69,184
#OPEECHEE	3/16/2021	10,000	300,000	3,000	41,699	2,250	253,051
#ROCKETBOX	3/22/2021	4,750	28,500	285	1,894	500	25,821

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Membership Contribution and Uses at Closing as of the end of the Current Period
Applicable Series	Closing Date	Membership Interests Outstanding	Membership Interests (3)	Brokerage Fee	Sourcing Fee	Custody Fee	Total (1)
#94JORDAN	3/22/2021	10,000	85,000	850	9,295	638	74,217
#18LUKA	4/6/2021	5,300	26,500	265	2,813	500	22,922
#FANFOUR5	4/6/2021	10,000	80,000	800	5,900	600	72,700
#11BELAIR	4/6/2021	2,000	22,000	220	1,541	500	19,739
#76PAYTON	4/6/2021	10,000	65,000	650	9,750	500	54,100
#85MJPROMO	4/6/2021	3,500	28,000	280	4,120	500	23,100
#96KOBE	4/9/2021	7,000	77,000	770	7,662	578	67,990
#MARADONA	4/9/2021	2,000	14,000	140	1,428	500	11,932
#POKEYELOW	4/13/2021	11,000	55,000	550	6,850	500	47,100
#POKELUGIA	4/13/2021	10,000	110,000	1,100	12,475	825	95,600
#VANHALEN	4/15/2021	5,000	62,000	620	5,954	500	54,926
#81MONTANA	7/1/2021	10,000	70,000	700	5,175	525	63,600
#00MOUTON	7/1/2021	2,000	27,000	270	2,181	500	24,049
#07DURANT	7/1/2021	9,000	117,000	1,170	-	878	114,953
#56AARON	7/1/2021	10,000	50,000	500	7,401	500	41,599
#85LEMIEUX	7/1/2021	17,500	87,500	875	7,251	656	78,717
#87JORDAN	7/1/2021	10,000	50,000	500	3,188	500	45,812
#AC23	7/1/2021	4,000	28,000	280	2,620	500	24,600
#APPLE1	7/1/2021	33,000	825,000	8,250	65,355	6,188	745,208
#GWLOTTO	7/1/2021	2,500	35,000	350	7,442	500	26,709
#GYMBOX	7/1/2021	3,000	18,000	180	1,663	500	15,657
#HUCKFINN	7/1/2021	2,000	22,000	220	2,580	500	18,700
#NEWTON	7/1/2021	30,000	300,000	3,000	38,929	2,250	255,821
#NICKLAUS1	7/1/2021	4,000	40,000	400	4,001	500	35,099
#POKEMON2	7/1/2021	41,500	415,000	4,150	32,138	3,113	375,600
#POKERED	7/1/2021	10,000	40,000	400	4,000	500	35,100
#RIVIERA	7/1/2021	6,000	30,000	300	5,888	500	23,312
#SMB3	7/1/2021	5,000	25,000	250	2,150	500	22,100
#WALDEN	7/1/2021	2,000	20,500	205	2,095	500	17,700
#WZRDOFOZ	7/1/2021	6,000	90,000	900	7,725	675	80,700
#60ALI	7/14/2021	23,500	235,000	2,350	20,014	1,763	210,873
#TORNEK	7/14/2021	33,000	165,000	1,650	8,513	1,238	153,600
#DIMAGGIO3	7/14/2021	22,500	450,000	4,500	26,525	3,375	415,600
#58PELE3	7/28/2021	11,250	225,000	2,250	39,785	1,688	181,278
#09CURRY2	7/28/2021	21,000	525,000	5,250	62,158	3,938	453,655
#85ERVING	7/28/2021	10,000	45,000	450	6,044	500	38,006
#80ALI	7/28/2021	10,000	75,000	750	12,888	563	60,799
#BATMAN2	7/28/2021	8,500	85,000	850	6,913	638	76,600
#FLASH123	7/28/2021	3,625	29,000	290	2,610	500	25,600
#85GPK	7/28/2021	1,000	12,000	120	-	500	11,380

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Membership Contribution and Uses at Closing as of the end of the Current Period
Applicable Series	Closing Date	Membership Interests Outstanding	Membership Interests (3)	Brokerage Fee	Sourcing Fee	Custody Fee	Total (1)
#HGWELLS	8/2/2021	7,500	46,500	465	4,835	500	40,700
#66ORR	8/9/2021	10,000	50,000	500	5,917	500	43,083
#CONGRESS	8/9/2021	5,000	120,000	1,200	18,879	900	99,021
#GRIFFEYJR	8/9/2021	2,500	20,000	200	3,754	500	15,546
#01HALO	8/9/2021	2,500	17,000	170	1,980	500	14,350
#87ZELDA	8/9/2021	10,000	115,000	1,150	12,388	863	100,600
#EINSTEIN2	8/9/2021	5,000	80,000	800	8,000	600	70,600
#SANTANA	8/9/2021	15,000	75,000	750	15,588	563	58,100
#01TIGER2	8/9/2021	2,000	17,000	170	429	500	15,901
#86JORDAN2	8/11/2021	10,000	80,000	800	4,249	600	74,352
#TOPPSTRIO	8/25/2021	5,000	30,000	300	-	500	29,200
#81BIRD	8/25/2021	5,000	30,000	300	-	500	29,200
#97KOBE	8/25/2021	10,000	65,000	650	5,237	500	58,613
#XMEN94	8/25/2021	10,000	65,000	650	5,695	500	58,155
#09RBLEROY	9/1/2021	4,300	107,500	1,075	8,590	806	97,029
#04MESSI2	9/1/2021	5,000	35,000	350	1,569	500	32,581
#THEROCK	9/1/2021	1,000	12,000	120	-	500	11,380
#XLXMEN1	9/7/2021	8,000	64,000	640	5,260	500	57,600
#03LEBRON5	9/13/2021	8,500	85,000	850	9,323	638	74,190
#METEORITE	9/30/2021	17,500	350,000	3,500	68,645	2,625	275,230
#SLASH	9/30/2021	13,000	65,000	650	13,250	500	50,600
#00BRADY2	10/7/2021	32,500	325,000	3,250	5,160	2,438	314,153
#89TMNT	10/7/2021	2,000	22,000	220	633	500	20,647
#NESWWF	10/7/2021	6,000	18,000	180	1,635	500	15,685
#PUNK9670	10/7/2021	7,200	72,000	720	8,040	540	62,700
#18ALLEN	10/12/2021	12,000	36,000	360	2,040	500	33,100
#CASTLEII	10/12/2021	2,000	18,000	180	1,635	500	15,685
#BAYC601	10/12/2021	16,500	165,000	1,650	17,686	1,238	144,426
#60MANTLE	10/20/2021	42,500	850,000	8,500	34,525	6,375	800,600
#PUNK8103	10/20/2021	60,000	559,800	5,598	49,404	4,199	500,600
#GHOST1	10/20/2021	2,000	14,000	140	1,199	500	12,161
#BROSGRIMM	10/26/2021	5,000	135,000	1,350	19,304	1,013	113,333
#KIRBY	10/26/2021	10,000	60,000	600	8,215	500	50,685
#MARX	11/3/2021	8,000	120,000	1,200	12,200	900	105,700
#09HARDEN	11/3/2021	2,000	26,000	260	1,484	500	23,756
#MEEB15511	11/3/2021	15,000	75,000	750	5,405	563	68,282
#90BATMAN	11/3/2021	10,000	59,000	590	7,225	500	50,685
#93JETER	11/9/2021	1,000	16,000	160	-	500	15,340
#SIMPSONS1	11/9/2021	2,000	18,500	185	2,130	500	15,685
#SPIDER129	11/9/2021	10,000	40,000	400	2,454	500	36,646

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Membership Contribution and Uses at Closing as of the end of the Current Period
Applicable Series	Closing Date	Membership Interests Outstanding	Membership Interests (3)	Brokerage Fee	Sourcing Fee	Custody Fee	Total (1)
#NESDK3	11/9/2021	22,800	114,000	1,140	11,320	855	100,685
#CURIO10	11/15/2021	10,000	75,000	750	5,868	563	67,819
#WILDTHING	11/15/2021	2,000	18,000	180	1,573	500	15,747
#1776	11/26/2021	80,000	2,000,000	20,000	507,945	15,000	1,457,055
#98JORDAN2	11/30/2021	16,500	330,000	3,300	34,427	2,475	289,798
#MACALLAN1	11/30/2021	1,000	13,250	133	104	500	12,514
#BAYC9159	12/8/2021	39,000	195,000	1,950	2,488	1,463	189,100
#FANTASY7	12/8/2021	10,000	40,000	400	3,468	500	35,632
#SURFER4	12/14/2021	10,000	80,000	800	10,800	600	67,800
#WILT100	12/14/2021	11,500	115,000	1,150	12,349	863	100,638
#PENGUIN	12/14/2021	10,000	60,000	600	6,019	500	52,881
#KARUIZAWA	12/14/2021	13,000	65,000	650	5,382	500	58,468
#KOMBAT	12/14/2021	10,000	90,000	900	8,267	675	80,158
#APPLELISA	12/22/2021	10,000	110,000	1,100	11,488	825	96,587
#98MANNING	12/22/2021	2,000	22,000	220	1,642	500	19,638
#GIJOE	12/22/2021	5,000	45,000	450	5,755	500	38,295
#BEATLES1	12/22/2021	6,000	24,000	240	1,821	500	21,439
#SQUIG5847	12/22/2021	6,000	66,000	660	8,100	500	56,740
#PACQUIAO	12/22/2021	2,000	17,000	170	1,548	500	14,782
#83JOBS	12/22/2021	10,000	75,000	750	5,621	563	68,066
#BATMAN181	12/22/2021	5,000	50,000	500	7,361	500	41,639
#POPEYE	1/6/2022	11,000	110,000	1,100	17,443	825	90,632
#PUNK5883	1/6/2022	40,000	600,000	6,000	28,900	4,500	560,600
#HAMILTON1	1/10/2022	5,000	35,000	350	4,718	500	29,432
#OBIWAN	1/10/2022	2,000	12,000	120	749	500	10,631
#SMB2	1/10/2022	20,000	300,000	3,000	14,118	2,250	280,632
#GIANNIS2	1/18/2022	41,500	415,000	4,150	44,784	3,113	362,953
#86BONDS	1/27/2022	2,000	8,000	80	319	500	7,101
#MOBYDICK	1/28/2022	10,000	70,000	700	8,037	525	60,738
#03SERENA	1/28/2022	8,500	85,000	850	7,880	638	75,632
#BAYC4612	1/31/2022	100,000	700,000	7,000	27,150	5,250	660,600
#18OSAKA	2/3/2022	2,600	13,000	130	1,723	500	10,647
#05RODGERS	2/3/2022	7,000	56,000	560	4,340	500	50,600
#IROBOT	2/3/2022	1,000	8,000	80	1,688	500	5,732
#LEICAGOLD	2/3/2022	4,000	32,000	320	2,824	500	28,356
#FORTNITE	2/3/2022	2,000	16,000	160	1,464	500	13,876
#IOMMI	2/7/2022	6,500	65,000	650	13,250	500	50,600
#MARIO64	2/7/2022	12,500	125,000	1,250	20,090	938	102,723
#GWTW	3/2/2022	5,000	25,000	250	2,400	500	21,850
#NEWWORLD	3/2/2022	2,000	14,000	140	2,003	500	11,357

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Membership Contribution and Uses at Closing as of the end of the Current Period
Applicable Series	Closing Date	Membership Interests Outstanding	Membership Interests (3)	Brokerage Fee	Sourcing Fee	Custody Fee	Total (1)
#JAWA	3/2/2022	9,000	27,000	270	535	500	25,695
#GWLETTER	3/2/2022	7,500	150,000	1,500	11,743	1,125	135,632
#MARIOKART	3/2/2022	5,000	75,000	750	6,964	563	66,724
#96KOBE2	3/3/2022	22,500	225,000	2,250	-	1,688	221,063
#SHOWCASE4	3/3/2022	11,000	77,000	770	7,601	578	68,051
#BAYC8827	3/3/2022	82,000	820,000	8,200	35,050	6,150	770,600
#BRADBURY	3/22/2022	2,000	18,000	180	2,838	500	14,482
#MACALLAN2	3/22/2022	5,000	30,000	300	-	500	29,200
#BEATLES2	3/22/2022	2,500	25,000	250	1,483	500	22,767
#92TIGER	3/22/2022	10,000	70,000	700	4,018	525	64,757
#DOOD6921	3/22/2022	11,000	44,000	440	3,460	500	39,600
#HIRST1	3/22/2022	5,000	20,000	200	1,320	500	17,980
#GRIFFEY2	3/29/2022	2,000	15,500	155	543	500	14,302
#SKYWALKER	3/29/2022	5,000	17,500	175	1,856	500	14,969
#85GPK2	3/29/2022	5,000	25,000	250	754	500	23,496
#19HAALAND	3/29/2022	5,000	45,000	450	6,693	500	37,357
#MEGALODON	3/31/2022	30,000	600,000	6,000	135,930	4,500	453,570
#KELLER	4/8/2022	3,000	15,000	150	2,258	500	12,092
#GODFATHER	4/8/2022	1,000	13,000	130	946	500	11,424
#MAYC5750	4/20/2022	10,000	70,000	700	11,649	525	57,126
#SUPREMEPB	6/16/2022	10,000	60,000	600	3,248	500	55,652
#MJTICKET	6/16/2022	20,000	160,000	1,600	16,443	1,200	140,757
#COOLCAT	7/25/2022	4,000	20,000	200	700	500	18,600
#MACALLAN3	7/25/2022	4,100	20,500	205	-	500	19,795
#BLASTOISE	7/25/2022	50,000	250,000	2,500	28,713	1,875	216,912
#SUPERMAN6	8/1/2022	3,000	24,000	240	2,030	500	21,230
#MOONPASS	8/19/2022	1,300	6,500	65	388	500	5,547
#90FANTASY	10/3/2022	3,000	15,000	150	1,750	500	12,600
Total		3,097,445	33,194,450	323,255	2,793,512	294,806	29,782,875

(1)Represents Membership Contributions net of Brokerage Fee, Sourcing Fee and Custody Fee at the Closing of the Offering for respective Series.

(2)Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

(3)Includes Membership Interests issued to Asset Seller.

(4)On August 24, 2022, the RSE Archive, LLC approved a forward split of the Membership Interests of Series #52MANTLE at a ratio of 10-for-1. Membership Interest holders of record at the close of business on August 29, 2022 received nine additional Membership Interests for every Membership Interest held on that date. All Membership Interests and Membership Interests per share data provided herein gives effect to this Membership Interest split applied retroactively. As a result of the stock split, the terms of the Series #52MANTLE Interests outstanding was increased to 10,000.

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

8.Income taxes:

Each Series has elected and qualifies to be taxed as a corporation under the Internal Revenue Code of 1986 (the “Code”), and the Company intends that each future Series will elect and qualify to be taxed as a corporation under the Code. Each separate Series intends to be accounted for as described in ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. There were no uncertain tax positions as of the end of the Current Period.

The Company has elected to be taxed as a “disregarded entity” for federal income tax purposes and will not make any election or take any action that could cause it to be separately treated as an association taxable as a corporation under Subchapter C of the Code. Therefore, the Company is a pass-through entity and is not a tax paying entity for federal income tax purposes. Instead, the member is liable for income tax on its respective shares of taxable income.

9.Earnings (loss) / income per membership Interest:

Upon completion of an Offering, each Series intends to comply with the accounting and disclosure requirements of ASC Topic 260, "Earnings per Share." For each Series, earnings (loss) / income per membership interest (“EPMI”) will be computed by dividing net (loss) / income for a particular Series by the weighted average number of outstanding Interests in that particular Series during the period.

10.Crypto Assets:

Cryptocurrencies held are accounted for as indefinite-lived intangible assets in accordance with generally accepted accounting principles. The Company has ownership of and control over our cryptocurrency and we use third-party custodial services to secure it. Cryptocurrencies are recorded at purchase price and are adjusted for subsequent changes in fair value at each balance sheet date. Changes in fair value at each balance sheet date are recognized in net income (loss) as a gain (loss) in the statements of operations. All cryptocurrency balances are presented in Other Assets on the balance sheets.

From time to time, the Company or certain Series that own and hold crypto assets in the form of non-fungible tokens (“NFTs”) may receive additional cryptocurrencies or NFTs from the NFT creator through “airdrops.” Airdrops are one-time occurrences, are at the discretion of NFT creators or other third parties, and are not in the normal course of operations of the Company or any Series. The Company or Series records these additional cryptocurrencies and NFTs received for free as Investment Income on its statement of operations upon receipt, and at an estimated fair value based on comparable cryptocurrencies and NFTs currently being traded in the open market at the time of receipt.

NFTs are subject to an impairment test at each reporting period based on current trading values in the current period. If the current trading value of the NFT is less than the carrying value at the end of the reporting period, impairment is recognized in the amount the carrying value exceeds the current trading value.

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

11. Recent Accounting Pronouncements:

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes: Improvements to Income Tax Disclosures (Topic 740). The new income tax standard will require significant additional disclosures, focused on the disclosure of income taxes paid and the rate reconciliation table. The new guidance should be applied prospectively, with retrospective application permitted, and is effective for fiscal years beginning after December 31, 2024. The Company applied the new guidance prospectively. The Company’s adoption in the Current Period has an impact on disclosures with no impact on our consolidated results of operations, cash flows, nor financial position.

In March 2024, the FASB issued ASU No. 2024-03, Income Statement—Reporting Comprehensive Income (Topic 220): Disaggregation of Income Statement Expenses, which requires additional disclosures of the nature of certain expenses within income statement captions. The standard introduces a tabular disclosure of specified natural expense categories (e.g., inventory purchases, employee compensation, depreciation, amortization) included within relevant line items on the face of the income statement, along with qualitative descriptions of remaining amounts. It also requires disclosure of certain expense, gain, or loss amounts already required under U.S. GAAP and the total amount of selling expenses, including the definition of selling expenses in annual periods. This ASU is effective for annual periods beginning after December 15, 2026, and interim periods beginning after December 15, 2027. The adoption will affect disclosures only and will not impact our consolidated results of operations, cash flows, or financial position.

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE C - RELATED PARTY TRANSACTIONS

Series Members

The managing member of the Company is the Manager. The Company will admit additional members to each of its Series through the Offerings of Interests in each Series. By purchasing an Interest in a Series of Interests, the Investor is admitted as a member of the Series and will be bound by the Operating Agreement. Under the Operating Agreement, each Investor grants a power of attorney to the Manager. The Operating Agreement provides the Manager with the ability to appoint officers and Advisory Board members.

Officer and Affiliate Loans

From time to time, affiliates of the Manager and their individual officers may make interest-bearing loans to the Company to facilitate the purchase of Underlying Assets prior to the Closing of a Series’ Offering.  It is anticipated that each of the loans and related interest will be paid by the Company through proceeds of the Offering associated with a Series. Because the Series will repay the Company and other parties, such as the Manager, the BOR and the Custodian and their respective affiliates, from the proceeds of a closed Offering, it is anticipated that no Series will bear the economic effects of any loan made to purchase another Underlying Asset. There were no such loans from affiliates of the Manager during the Current Period and the Prior Period.

From time to time the Asset Manager, affiliates of the Manager or third parties may make non-interest-bearing loans to the Company to acquire an Underlying Asset prior to the Closing of an Offering for the respective Series. In such cases, the respective Series would repay any such non-interest-bearing loans used to acquire its respective Underlying Asset with proceeds generated from the Closing of the Offering for Interests of such Series. No Series will have any obligation to repay a loan incurred by the Company to purchase an Underlying Asset for another Series.

The table below indicates the timing of the loan made to the Company by officers and affiliates of the Manager and the associated accrued interest and principal payments made at the timing of the respective Series associated with the Underlying Assets originally acquired by the respective loans. For any future Series for which the Company receives a loan to finance the acquisition of the Underlying Asset, the Company intends to repay any such outstanding related-party loans plus accrued interest upon completion of the applicable related offerings.

Related Party Transactions: Officer and Affiliate Loans
Loan	Series	Principal	Accrued Interest	Status	Loan Date	Annual Interest Rate	Offering Closed Date
Loan 1	#ARSHAM2	$ 278,639	$ 238	Repaid from proceeds	4/19/2024	4.45%	4/25/2024
Loan 2	#LEBRON	125,000	1,374	Repaid from proceeds	4/26/2024	4.45%	7/22/2024
Amounts repaid as of 12/31/2024		$ (403,639)	$ (1,612)
Balance as of 12/31/2024		$ -	$ -

As of the end of the Current Period and Prior Period, amounts outstanding due to/from Manager and affiliates are shown as below:

Period	Due to the Manager and its Affiliates	Due from the Manager and its Affiliates
Current Period	$ 150,636	$ 415
Prior Period	$ 152,636	$ 19,415

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE C - RELATED PARTY TRANSACTIONS (CONTINUED)

The following table sets forth affiliated entities owning greater than ten percent of any Series as of December 31, 2025:

Title of Class	Beneficial Owner	Number of Interests Owned	Percent of Class
#ARSHAM1	The Manager	3,028	45%
#ARSHAM2	The Manager	5,535	18%
#RLEXPEPSI	The Manager	218	11%

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE D - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY

Overview of Revenues

No revenue models have been demonstrated at the Company or Series level during the Current Period and we do not expect either the Company or any of its Series to generate any revenues for some time.

Overview of Costs and Expenses

The Company distinguishes costs and expenses between those related to the purchase of a particular Underlying Asset and Operating Expenses related to the management of such an Underlying Asset.

Fees and expenses related to the purchase of an Underlying Asset include, Acquisition Expenses. Other fees are incurred upon the Closing of an Offering and include Offering Expenses, Brokerage Fees, Custody Fees, and Sourcing Fees.

Within Operating Expenses, the Company distinguishes between Operating Expenses incurred prior to the Closing of an Offering and those incurred after the Closing of an Offering. Although these pre- and post- Closing Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses) are similar in nature and are associated with a Series, pre-Closing Operating Expenses are borne by the Manager and are not expected to be reimbursed by the Company or the economic members. Post-Closing Operating Expenses are the responsibility of each Series of Interest and may be financed through (i) revenues generated by the Series or cash reserves at the Series or (ii) contributions made by the Manager, for which the Manager does not seek reimbursement or (iii) loans by the Manager, for which the Manager may charge a rate of interest or (iv) issuance of additional Interest in a Series (at the discretion of the Manager).

If the Operating Expenses of a particular Series exceed the amount of reserves retained by or revenues generated from the applicable Underlying Asset, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to such Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by the applicable Underlying Asset (an “Operating Expenses Reimbursement Obligation”), or (c) cause additional Interests to be issued in the applicable Series in order to cover such additional amounts. In connection with the allocation of Operating Expenses to the various Series, the Manager will periodically (and no less than semiannually) review Series’ ability to pay their Operating Expenses. Based on that review, the Manager will determine the method by which such Operating Expenses will be paid, including whether any Operating Expenses Reimbursement Obligations will be incurred.

Allocation Methodology

Allocation of revenues and expenses and costs will be made amongst the various Series in accordance with the Manager's allocation policy. The Manager's allocation policy requires items that are related to a specific Series to be charged to that specific Series. Items not related to a specific Series will be allocated pro rata based upon the value of the Underlying Assets or the number of Underlying Assets, as stated in the Manager’s allocation policy and as determined by the Manager. The Manager may amend its allocation policy at its sole discretion from time to time.

Allocation Methodology or Description by Category

•Revenue: No revenue models have been demonstrated at the Company or Series level and we do not expect either the Company or any of its Series to generate any revenues for some time.

•Offering Expenses: Offering Expenses, other than those related to the overall business of the Manager (as described in Note B – Summary of Significant Accounting Policies – Offering Expenses) are funded by the Manager and generally reimbursed through the Series proceeds upon the Closing of an Offering. Offering Expenses are charged to a specific Series.

•Acquisition Expenses: Acquisition Expenses (as described in Note B – Summary of Significant Accounting Policies – Capital Assets), are typically funded by the Manager, and reimbursed from the Series proceeds upon the Closing of an Offering. Unless, to the extent that certain Acquisition Expenses are anticipated prior to

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE D - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY (CONTINUED)

the Closing, but incurred after the Closing of an Offering, for example transportation fees, in which case, additional cash from the proceeds of the Offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the Closing of the Offering. Acquisition Expenses incurred are specific to and are capitalized into the cost of the Underlying Asset on the balance sheet of the Company and subsequently transferred to the Series upon Closing of the Offering for the Series Interests.

•Sourcing Fee / Losses: The Sourcing Fee is paid to the Manager from the Series proceeds upon the Closing of an Offering (as described in Note B – Summary of Significant Accounting Policies – Members’ Equity) and is charged to the specific Series. Losses incurred related to closed Offerings, due to shortfalls between proceeds from closed Offerings and costs incurred in relation to these Offerings are charged to the specific Series but are reimbursed by the Manager and accounted for as capital contributions to the Series (as described in Note B – Summary of Significant Accounting Policies – Capital Assets).

•Brokerage Fee: The Brokerage Fee is paid to the BOR from the Series proceeds upon the Closing of an Offering (as described in Note B – Summary of Significant Accounting Policies – Members’ Equity) and is charged to the specific Series.

•Custody Fee: In the case of the offerings for the Series #77LE1, Series #69BM1, Series #85FT1, Series #88LJ1 and Series #55PS1, no custody agreement was yet in place and as such, no Custody Fee was paid. Should a Custody Fee become applicable for the Interests in these Series in the future, the Manager will pay and not be reimbursed for such Custody Fee. NCPS became the Custodian beginning January 2, 2024. North Capital, as Custodian, will not receive any compensation directly related to the Offering of any particular Series, but will instead receive an account opening fee and annual account maintenance fee with respect to each individual Investor, and will not be an obligation to the Company or any Series.

•Operating Expenses: Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses), including storage, insurance, maintenance, marketing costs and other Series related Operating Expenses, are expensed as incurred:

oPre-Closing Operating Expenses are borne by the Manager and accounted for as capital contributions from the Manager to the Company and are not reimbursed.

oPost-Closing Operating Expenses are the responsibility of each individual Series.

oIf not directly charged to the Company or a Series, Operating Expenses are allocated as follows:

▪Insurance: based on the number of Underlying Assets insured

▪Storage: based on the number of Underlying Assets in storage

▪Bookkeeping and accounting Fees: allocated monthly across all closed Series Offerings

▪Transportation: based on the number of Underlying Assets transported

▪Marketing: based on the number of Underlying Assets marketed to potential Investors

oGains and Losses on Sale and Impairments are directly charged to the Company or a Series.

oWe expect each Series to incur Operating Expenses Reimbursement Obligations, or for the Manager or the Asset Manager to pay such Operating Expenses incurred and not seek reimbursement, to the extent such Series does not have sufficient reserves for such expenses

•Investment Income: From time to time, Rally or a Series may receive income from other sources such as an NFT airdrop event or NFT conference, which is recognized as investment income. For Series that received the NFT airdrops, the Company put a vote to the underlying Investors on whether to hold or sell the airdropped asset. For Series that voted to sell, the Series sold the asset and distributed proceeds, net of income taxes to the Investors.

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE E - FREE CASH FLOW DISTRIBUTIONS AND MANAGEMENT FEES

Any available Free Cash Flow (as described below) of a Series of Interests shall be applied in the following order of priority, at the discretion of the Manager:

i)First, to repay any amounts outstanding under Operating Expenses Reimbursement Obligations.

ii)Second, to create such reserves for that Series as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses for that Series.

iii)Thereafter, to make distributions, at least 50% of which (as described below, net of corporate income taxes, if any, applicable to such Series of Interests) shall be distributed as dividends to Investors of a particular Series, and no more than 50% of which shall be distributed to the Asset Manager in payment of the Management Fee for that Series.

“Free Cash Flow” is defined as net income (as determined under GAAP) generated by any Series of Interests plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the relevant Series.

As of the end of the Current Period and Prior Period, no distributions of Free Cash Flow or Management Fees were paid by the Company or in respect of any Series, except for those Series with sale of Underlying Assets that made distributions to their members and for those Series that receive income from other sources, such as an NFT airdrop event or NFT conference, which is recognized as investment income.

Success Fee:

Upon the sale of an Underlying Asset associated with a Series whose initial Offering commenced on or after January 1, 2023, if the Capital Proceeds, as defined in the Operating Agreement, are greater than an amount equal to 110% of the Offering Amount of the Series, as defined in the Operating Agreement, then the Asset Manager shall be entitled to be paid by the Series an amount (the “Success Fee”) calculated as follows:

•If the Capital Proceeds are equal to an amount greater than 110% of the Offering Amount of the related Series but less than or equal to 120% of the Offering Amount of such Series, then the Success Fee shall be an amount equal to 10% of the amount by which the Capital Proceeds exceed 110% of the Offering Amount; or

•If the Capital Proceeds are equal to an amount greater than 120% of the Offering Amount of the related Series, then the Success Fee shall be an amount equal to the sum of one percent (1%) of the Offering Amount plus twenty percent (20%) of the amount by which the Capital Proceeds exceed 120% of the Offering Amount.

The Asset Manager may, in its sole discretion, waive any or all of the Success Fee.  All Offerings launched since January 1, 2023, are subject to a Success Fee.

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX

Each Series has elected and qualifies to be taxed as a corporation under the Internal Revenue Code of 1986. The Company has elected to be treated as a disregarded entity.

No provision for income taxes for the Current Period and Prior Period have been recorded for any individual Series as all individual Series incurred net losses, except as disclosed below for those Series that sold assets and for those Series that may receive income from other sources such as an NFT airdrop event or conference, which is recognized as investment income. Each individual Series records a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets primarily resulting from net operating losses will not be realized. The Series’ net deferred tax assets are fully offset by a valuation allowance (other than for the Series designated in the table below), and therefore, no tax benefit applicable to the loss for each individual Series for the Current Period and the Prior Period have been recognized. For each Series, net operating loss carryforwards incurred since inception, January 1, 2019, do not expire for federal income tax purposes.

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

The Series designated in the tables below have sold their primary operating asset during the Current Period and Prior Period. As a result, the Company has recorded a provision for income taxes as shown below:

Provision for income taxes on Asset Sales in the Current Period
Series	#90FM1	#98DV1	#76PT1	#90MM1	#88LL1	#95FF1	#BIRKINBLU
Income before provision for income taxes, gross	$ 10,261	$ 68,253	$ 18,995	$ 6,609	$ 66,736	$ 14,309	$ 12,369
Federal, state and local statutory rates	21%	21%	21%	21%	21%	21%	26%
Tax at statutory tax rate	$ 2,155	$ 14,333	$ 3,989	$ 1,388	$ 14,014	$ 3,005	$ 3,202
Utilization of NOL	(1,724)	(3,810)	(3,552)	(1,110)	(3,872)	(1,747)	(1,268)
State and local minimum taxes	50	50	50	50	50	50
Other	$ (2)	$ (11)	$ (12)	$ (3)	$ (11)	$ (11)	-
Provision for income taxes	$ 479	$ 10,562	$ 475	$ 325	$ 10,181	$ 1,297	$ 1,934

Provision for income taxes on Asset Sales in the Current Period (continued)
Series	#98KANGA	#04MESSI	#BULLSRING	#17DUJAC	#POKEMON3	#03RONALDO	Total
Income before provision for income taxes, gross	$ 65,650	$ 80,076	$ 69,968	$ 12,108	$ 359,264	$ 18,312	$ 802,909
Federal, state and local statutory rates	21%	21%	21%	21%	21%	21%
Tax at statutory tax rate	$ 13,787	$ 16,816	$ 14,693	$ 2,543	$ 75,445	$ 3,845	$ 169,216
Utilization of NOL	(1,668)	(745)	(2,310)	(413)	(2,873)	(3,076)	(28,169)
State and local minimum taxes	50	50	50	50	50	50	600
Other	$ (15)	$ (32)	$ (12)	$ (8)	$ (11)	$ (8)	$ (133)
Provision for income taxes	$ 12,154	$ 16,089	$ 12,421	$ 2,172	$ 72,611	$ 811	$ 141,514

During the Current Period, Series #86FLEER, #99CHARZRD, #NEOBOX and #BAYC7359 sold their primary operating asset and only have a provision for income taxes for minimum state and local taxes of $50 due to a net loss for the Current Period.

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

During the Prior Period, Series #54AARON, #10COBB, #03KOBE, #68RYAN, #48JACKIE, #05MJLJ, #99MJRETRO, #HENDERSON and #OHTANI1 sold their primary operating asset and only have a provision for income taxes for minimum state and local taxes of $50 due to a net loss for the Prior Period.

Provision for income taxes on Asset Sales in the Prior Period
Series	#99LE1	#80LC1	#94LD1	#MACWORLD1	#POTTER	#33RUTH	#38DIMAGGIO	#POKEMON1	#JOBSMAC
Income before provision for income taxes, gross	$ 19,116	$ 567,425	$ 401,030	$ 42,472	$ 62,353	$ 105,688	$ 21,035	$ 141,664	$ 114,614
Federal, state and local statutory rates	21%	21%	21%	36%	21%	21%	21%	21%	36%
Tax at statutory tax rate	$ 4,014	$ 119,159	$ 84,216	$ 15,438	$ 13,094	$ 22,195	$ 4,417	$ 29,750	$ 41,662
Utilization of valuation allowance	(3,100)	(6,150)	(5,862)	(218)	(1,131)	(1,282)	(773)	(1,432)	(793)
State and local minimum taxes	50	50	50		50	50	50	50
Other	$ 30	$ (0)	$ (12)	$ 0	$ (6)	$ 29	$ 1	$ 21	$ 0
Provision for income taxes	$ 995	$ 113,060	$ 78,392	$ 15,221	$ 12,008	$ 20,991	$ 3,696	$ 28,388	$ 40,869

Provision for income taxes on Asset Sales in the Prior Period (Continued)
Series	#CLEMENTE2	#NASA1	#85JORDAN	#34GEHRIG	#PUNCHOUT	#84JORDAN	#FEDERAL	#79GRETZKY	#FAUBOURG2
Income before provision for income taxes, gross	$ 12,062	$ 94,712	$ 34,598	$ 55,916	$ 14,698	$ 195,582	$ 74,508	$ 198,500	$ 29,307
Federal, state and local statutory rates	21%	21%	21%	21%	21%	21%	36%	21%	21%
Tax at statutory tax rate	$ 2,533	$ 19,890	$ 7,266	$ 11,742	$ 3,087	$ 41,072	$ 27,084	$ 41,685	$ 6,154
Utilization of valuation allowance	(805)	(2,228)	(2,240)	(552)	(1,067)	(2,343)	(584)	(5,034)	(1,286)
State and local minimum taxes	50	50	50	50	50	50		50	50
Other	$ 1	$ (93)	$ (52)	$ 40	$ (0)	$ 41	$ (0)	$ (54)	$ (50)
Provision for income taxes	$ 1,780	$ 17,619	$ 5,023	$ 11,281	$ 2,070	$ 38,821	$ 26,499	$ 36,648	$ 4,868

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Provision for income taxes on Asset Sales in the Prior Period (Continued)
Series	#85JORDAN2	#36OWENS	#HONUS2	#OHTANI2	#HOBBIT	#IPADPROTO	#15COBB	Total
Income before provision for income taxes, gross	$ 207,089	$ 6,658	$ 10,744	$ 31,787	$ 20,683	$ 11,397	$ 5,362	$ 2,478,999
Federal, state and local statutory rates	21%	21%	21%	21%	21%	21%	21%
Tax at statutory tax rate	$ 43,489	$ 1,398	$ 2,256	$ 6,675	$ 4,343	$ 2,393	$ 1,126	$ 556,139
Utilization of valuation allowance	(1,583)	(291)	(573)	(471)	(277)	(186)	(391)	(40,651)
State and local minimum taxes	50	50	50	50	50	50	50	1,100
Other	$ (92)	$ 2	$ (5)	$ (23)	$ (2)	$ 21	$ (3)	$ (205)
Provision for income taxes	$ 41,863	$ 1,158	$ 1,729	$ 6,232	$ 4,114	$ 2,279	$ 782	$ 516,384

Reconciliation of the provision for/ (benefit from) income taxes from continuing operations recorded in the consolidated statements of operations with the amounts computed at the statutory federal tax rates is shown below. The Company has elected to be treated as a disregarded entity; thus, for the Current Period and the Prior Period the only tax effected components of deferred tax assets and deferred tax liabilities related to closed Series.

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Rate Reconciliation in Current Period
Series	Federal Tax Provision / (Benefit) at Statutory Rate	Federal Tax Provision / (Benefit) at Statutory Rate	New York State and local income tax rate, net of federal benefit	New York State and Local Provision	Change in Valuation Allowance	Change in Valuation Allowance	Effective Tax Rate	Provision / (Benefit) for Income Taxes
#77LE1	-21%	$ (467)	0%	$ -	21%	$ 467	0%	$ -
#69BM1	-21%	(467)	0%	-	21%	467	0%	-
#55PS1	-21%	(467)	0%	-	21%	467	0%	-
#93XJ1	-21%	(467)	0%	-	21%	467	0%	-
#83FB1	-21%	(467)	0%	-	21%	467	0%	-
#90FM1	21%	2,155	0%	50	-17%	(1,724)	5%	479
#98DV1	21%	14,333	0%	50	-6%	(3,810)	15%	10,562
#91MV1	-21%	(467)	0%	-	21%	467	0%	-
#94DV1	-21%	(467)	0%	-	21%	467	0%	-
#92LD1	-21%	(467)	0%	-	21%	467	0%	-
#72MC1	-21%	(5,717)	0%	-	21%	5,717	0%	-
#11BM1	-21%	(467)	0%	-	21%	467	0%	-
#63CC1	-21%	(467)	0%	-	21%	467	0%	-
#76PT1	21%	3,989	0%	50	-19%	(3,552)	3%	475
#75RA1	-21%	(467)	0%	-	21%	467	0%	-
#65AG1	-21%	(467)	0%	-	21%	467	0%	-
#90MM1	21%	1,388	1%	50	-17%	(1,110)	5%	325
#61JE1	-21%	(467)	0%	-	21%	467	0%	-
#65FM1	-21%	(467)	0%	-	21%	467	0%	-
#99SS1	-21%	(467)	0%	-	21%	467	0%	-
#94FS1	-21%	(467)	0%	-	21%	467	0%	-
#61MG1	-21%	(467)	0%	-	21%	467	0%	-
#92CC1	-21%	(467)	0%	-	21%	467	0%	-
#88LL1	21%	14,014	0%	50	-6%	(3,872)	15%	10,181
#MEEB11275	-21%	(57)	0%	-	21%	57	0%	-
#82TAYLOR	-21%	(94)	0%	-	21%	94	0%	-
#HOLMES	-21%	(94)	0%	-	21%	94	0%	-
#HULK180	-21%	(603)	0%	-	21%	603	0%	-
#05JAYZ	-21%	(94)	0%	-	21%	94	0%	-
#JUSTINIAN	-21%	(94)	0%	-	21%	94	0%	-
#67ICEBOWL	-21%	(94)	0%	-	21%	94	0%	-

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Rate Reconciliation in Current Period
Series	Federal Tax Provision / (Benefit) at Statutory Rate	Federal Tax Provision / (Benefit) at Statutory Rate	New York State and local income tax rate, net of federal benefit	New York State and Local Provision	Change in Valuation Allowance	Change in Valuation Allowance	Effective Tax Rate	Provision / (Benefit) for Income Taxes
#DKCOUNTRY	-21%	(94)	0%	-	21%	94	0%	-
#FALCON	-21%	(94)	0%	-	21%	94	0%	-
#MARIOWRLD	-21%	(94)	0%	-	21%	94	0%	-
#82AV1	-21%	(467)	0%	-	21%	467	0%	-
#SUPERBWL1	-21%	(94)	0%	-	21%	94	0%	-
#MEEB7985	-21%	(57)	0%	-	21%	57	0%	-
#BONDWATCH	-21%	(91)	0%	-	21%	91	0%	-
#95FF1	21%	3,005	0%	50	-12%	(1,747)	9%	1,297
#MAYC857	-21%	(101)	0%	-	21%	101	0%	-
#PUNK2981	-21%	(57)	0%	-	21%	57	0%	-
#WOW2221	-21%	(57)	0%	-	21%	57	0%	-
#NIKON1	-21%	(94)	0%	-	21%	94	0%	-
#LOTF	-21%	(553)	0%	-	21%	553	0%	-
#DOOD6778	-21%	(57)	0%	-	21%	57	0%	-
#BAKC7820	-21%	(1,075)	0%	-	21%	1,075	0%	-
#NBAJAM	-21%	(94)	0%	-	21%	94	0%	-
#SANDBOX1	-21%	(2,041)	0%	-	21%	2,041	0%	-
#WOW6586	-21%	(57)	0%	-	21%	57	0%	-
#AZUKI6704	-21%	(57)	0%	-	21%	57	0%	-
#58PELE4	-21%	(94)	0%	-	21%	94	0%	-
#OBAMABALL	-21%	(94)	0%	-	21%	94	0%	-
#BART	-21%	(94)	0%	-	21%	94	0%	-
#HOMER	-21%	(94)	0%	-	21%	94	0%	-
#SI1	-21%	(94)	0%	-	21%	94	0%	-
#GOLD1	-21%	(94)	0%	-	21%	94	0%	-
#VERSTAPP1	-21%	(94)	0%	-	21%	94	0%	-
#96TIGER	-21%	(94)	0%	-	21%	94	0%	-
#88ZELDA	-21%	(94)	0%	-	21%	94	0%	-
#STARWARS3	-21%	(682)	0%	-	21%	682	0%	-
#YEEZY	-21%	(94)	0%	-	21%	94	0%	-
#MAYC9114	-21%	(4,804)	0%	-	21%	4,804	0%	-
#VFRNDS1	-21%	(94)	0%	-	21%	94	0%	-
#MBIRD2754	-21%	(380)	0%	-	21%	380	0%	-
#VEEFRND1	-21%	(222)	0%	-	21%	222	0%	-
#TREASURE	-21%	(94)	0%	-	21%	94	0%	-
#KENNERSET	-21%	(94)	0%	-	21%	94	0%	-
#LEDZEPP1	-21%	(94)	0%	-	21%	94	0%	-
#VEEVIPER	-21%	(94)	0%	-	21%	94	0%	-
#BEEPLE1	-21%	(57)	0%	-	21%	57	0%	-
#WARHOL1	-21%	(94)	0%	-	21%	94	0%	-
#GAMEBOY	-21%	(356)	0%	-	21%	356	0%	-

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Rate Reconciliation in Current Period
Series	Federal Tax Provision / (Benefit) at Statutory Rate	Federal Tax Provision / (Benefit) at Statutory Rate	New York State and local income tax rate, net of federal benefit	New York State and Local Provision	Change in Valuation Allowance	Change in Valuation Allowance	Effective Tax Rate	Provision / (Benefit) for Income Taxes
#CROESUS	-21%	(91)	0%	-	21%	91	0%	-
#SACHS1	-21%	(89)	0%	-	21%	89	0%	-
#32RUTH	-21%	(94)	0%	-	21%	94	0%	-
#ELON1	-21%	(94)	0%	-	21%	94	0%	-
#105.ETH	-21%	(3,908)	0%	-	21%	3,908	0%	-
#R2D2	-21%	(94)	0%	-	21%	94	0%	-
#VADER	-21%	(94)	0%	-	21%	94	0%	-
#WARHOL2	-21%	(3,467)	0%	-	21%	3,467	0%	-
#JEKYLL	-21%	(94)	0%	-	21%	94	0%	-
#BUFFETT1	-21%	(94)	0%	-	21%	94	0%	-
#DRACULA10	-21%	(2,866)	0%	-	21%	2,866	0%	-
#PAPPY1	-21%	(120)	0%	-	21%	120	0%	-
#1857COIN	-21%	(91)	0%	-	21%	91	0%	-
#ANDYPELE	-21%	(91)	0%	-	21%	91	0%	-
#BOBAFETT	-21%	(94)	0%	-	21%	94	0%	-
#ELVIS	-21%	(94)	0%	-	21%	94	0%	-
#GBOYCOLOR	-21%	(94)	0%	-	21%	94	0%	-
#JETFIRE	-21%	(94)	0%	-	21%	94	0%	-
#POPEBALL	-21%	(94)	0%	-	21%	94	0%	-
#RABBIT	-21%	(94)	0%	-	21%	94	0%	-
#GRATEFUL1	-21%	(94)	0%	-	21%	94	0%	-
#BOBAPROTO	-21%	(94)	0%	-	21%	94	0%	-
#ARSHAM1	-21%	(467)	0%	-	21%	467	0%	-
#SCARFACE	-21%	(94)	0%	-	21%	94	0%	-
#ARSHAM2	-21%	(436)	0%	-	21%	436	0%	-
#LEBRON	-21%	(85)	0%	-	21%	85	0%	-
#94VTTT	-21%	(121)	0%	-	21%	121	0%	-
#52MANTLE	-21%	(94)	0%	-	21%	94	0%	-
#71MAYS	-21%	(94)	0%	-	21%	94	0%	-
#RLEXPEPSI	-21%	(91)	0%	-	21%	91	0%	-
#TWOCITIES	-21%	(94)	0%	-	21%	94	0%	-
#FROST	-21%	(94)	0%	-	21%	94	0%	-
#BIRKINBLU	21%	2,598	5%	604	-10%	(1,268)	16%	1,934
#SMURF	-21%	(91)	0%	-	21%	91	0%	-
#EINSTEIN	-21%	(94)	0%	-	21%	94	0%	-
#HONUS	-21%	(94)	0%	-	21%	94	0%	-

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Rate Reconciliation in Current Period
Series	Federal Tax Provision / (Benefit) at Statutory Rate	Federal Tax Provision / (Benefit) at Statutory Rate	New York State and local income tax rate, net of federal benefit	New York State and Local Provision	Change in Valuation Allowance	Change in Valuation Allowance	Effective Tax Rate	Provision / (Benefit) for Income Taxes
#75ALI	-21%	(94)	0%	-	21%	94	0%	-
#BIRKINBOR	-21%	(1,925)	0%	-	21%	1,925	0%	-
#SPIDER1	-21%	(94)	0%	-	21%	94	0%	-
#BATMAN3	-21%	(94)	0%	-	21%	94	0%	-
#ULYSSES	-21%	(94)	0%	-	21%	94	0%	-
#ROOSEVELT	-21%	(94)	0%	-	21%	94	0%	-
#56MANTLE	-21%	(94)	0%	-	21%	94	0%	-
#AGHOWL	-21%	(94)	0%	-	21%	94	0%	-
#18ZION	-21%	(94)	0%	-	21%	94	0%	-
#SNOOPY	-21%	(91)	0%	-	21%	91	0%	-
#APOLLO11	-21%	(94)	0%	-	21%	94	0%	-
#YOKO	-21%	(94)	0%	-	21%	94	0%	-
#HIMALAYA	-21%	(94)	0%	-	21%	94	0%	-
#55CLEMENTE	-21%	(94)	0%	-	21%	94	0%	-
#LOTR	-21%	(94)	0%	-	21%	94	0%	-
#CATCHER	-21%	(94)	0%	-	21%	94	0%	-
#BOND1	-21%	(94)	0%	-	21%	94	0%	-
#SUPER21	-21%	(94)	0%	-	21%	94	0%	-
#BIRKINTAN	-21%	(94)	0%	-	21%	94	0%	-
#GMTBLACK1	-21%	(91)	0%	-	21%	91	0%	-
#61JFK	-21%	(94)	0%	-	21%	94	0%	-
#LINCOLN	-21%	(94)	0%	-	21%	94	0%	-
#STARWARS1	-21%	(94)	0%	-	21%	94	0%	-
#68MAYS	-21%	(94)	0%	-	21%	94	0%	-
#56TEDWILL	-21%	(94)	0%	-	21%	94	0%	-
#CAPTAIN3	-21%	(94)	0%	-	21%	94	0%	-
#CHURCHILL	-21%	(94)	0%	-	21%	94	0%	-
#SHKSPR4	-21%	(94)	0%	-	21%	94	0%	-
#03JORDAN	-21%	(94)	0%	-	21%	94	0%	-
#39TEDWILL	-21%	(94)	0%	-	21%	94	0%	-
#94JETER	-21%	(94)	0%	-	21%	94	0%	-
#2020TOPPS	-21%	(94)	0%	-	21%	94	0%	-
#05LATOUR	-21%	(94)	0%	-	21%	94	0%	-
#16SCREAG	-21%	(94)	0%	-	21%	94	0%	-
#14DRC	-21%	(94)	0%	-	21%	94	0%	-
#86RICE	-21%	(94)	0%	-	21%	94	0%	-
#57MANTLE	-21%	(94)	0%	-	21%	94	0%	-

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Rate Reconciliation in Current Period
Series	Federal Tax Provision / (Benefit) at Statutory Rate	Federal Tax Provision / (Benefit) at Statutory Rate	New York State and local income tax rate, net of federal benefit	New York State and Local Provision	Change in Valuation Allowance	Change in Valuation Allowance	Effective Tax Rate	Provision / (Benefit) for Income Taxes
#SOBLACK	-21%	(94)	0%	-	21%	94	0%	-
#GATSBY	-21%	(94)	0%	-	21%	94	0%	-
#93DAYTONA	-21%	(91)	0%	-	21%	91	0%	-
#09TROUT	-21%	(94)	0%	-	21%	94	0%	-
#57STARR	-21%	(94)	0%	-	21%	94	0%	-
#03KOBE2	-21%	(94)	0%	-	21%	94	0%	-
#16PETRUS	-21%	(94)	0%	-	21%	94	0%	-
#ALICE	-21%	(94)	0%	-	21%	94	0%	-
#SPIDER10	-21%	(94)	0%	-	21%	94	0%	-
#62MANTLE	-21%	(94)	0%	-	21%	94	0%	-
#BATMAN6	-21%	(94)	0%	-	21%	94	0%	-
#79STELLA	-21%	(91)	0%	-	21%	91	0%	-
#TKAM	-21%	(94)	0%	-	21%	94	0%	-
#DIMAGGIO2	-21%	(638)	0%	-	21%	638	0%	-
#13BEAUX	-21%	(94)	0%	-	21%	94	0%	-
#ANMLFARM	-21%	(94)	0%	-	21%	94	0%	-
#00BRADY	-21%	(94)	0%	-	21%	94	0%	-
#85NES	-21%	(94)	0%	-	21%	94	0%	-
#69KAREEM	-21%	(94)	0%	-	21%	94	0%	-
#59JFK	-21%	(94)	0%	-	21%	94	0%	-
#04LEBRON	-21%	(94)	0%	-	21%	94	0%	-
#GOLDENEYE	-21%	(94)	0%	-	21%	94	0%	-
#MOONSHOE	-21%	(94)	0%	-	21%	94	0%	-
#03LEBRON2	-21%	(94)	0%	-	21%	94	0%	-
#GRAPES	-21%	(94)	0%	-	21%	94	0%	-
#98KANGA	21%	13,787	0%	50	-3%	(1,668)	19%	12,154
#06BRM	-21%	(94)	0%	-	21%	94	0%	-
#DUNE	-21%	(94)	0%	-	21%	94	0%	-
#86FLEER	21%	(5,404)	0%	50	-21%	5,404	0%	50
#WILDGUN	-21%	(94)	0%	-	21%	94	0%	-
#13GIANNIS	-21%	(94)	0%	-	21%	94	0%	-
#04MESSI	21%	16,816	0%	50	-1%	(745)	20%	16,089
#AVENGE57	-21%	(94)	0%	-	21%	94	0%	-
#03TACHE	-21%	(94)	0%	-	21%	94	0%	-
#99TMB2	-21%	(94)	0%	-	21%	94	0%	-
#BULLSRING	21%	14,693	0%	50	-3%	(2,310)	18%	12,421

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Rate Reconciliation in Current Period
Series	Federal Tax Provision / (Benefit) at Statutory Rate	Federal Tax Provision / (Benefit) at Statutory Rate	New York State and local income tax rate, net of federal benefit	New York State and Local Provision	Change in Valuation Allowance	Change in Valuation Allowance	Effective Tax Rate	Provision / (Benefit) for Income Taxes
#70AARON	-21%	(94)	0%	-	21%	94	0%	-
#96CHARZRD	-21%	(94)	0%	-	21%	94	0%	-
#01TIGER	-21%	(94)	0%	-	21%	94	0%	-
#ICECLIMB	-21%	(94)	0%	-	21%	94	0%	-
#09COBB	-21%	(94)	0%	-	21%	94	0%	-
#96JORDAN2	-21%	(94)	0%	-	21%	94	0%	-
#JUNGLEBOX	-21%	(94)	0%	-	21%	94	0%	-
#59FLASH	-21%	(94)	0%	-	21%	94	0%	-
#FOSSILBOX	-21%	(94)	0%	-	21%	94	0%	-
#POKEBLUE	-21%	(94)	0%	-	21%	94	0%	-
#98GTA	-21%	(94)	0%	-	21%	94	0%	-
#PICNIC	-21%	(1,022)	0%	-	21%	1,022	0%	-
#DOMINOS	-21%	(91)	0%	-	21%	91	0%	-
#09CURRY	-21%	(829)	0%	-	21%	829	0%	-
#09BEAUX	-21%	(94)	0%	-	21%	94	0%	-
#KEROUAC	-21%	(94)	0%	-	21%	94	0%	-
#62BOND	-21%	(94)	0%	-	21%	94	0%	-
#71TOPPS	-21%	(94)	0%	-	21%	94	0%	-
#DEATON	-21%	(92)	0%	-	21%	92	0%	-
#98ZELDA	-21%	(501)	0%	-	21%	501	0%	-
#03JORDAN2	-21%	(94)	0%	-	21%	94	0%	-
#91JORDAN	-21%	(94)	0%	-	21%	94	0%	-
#17DUJAC	21%	2,543	0%	50	-3%	(413)	18%	2,172
#MOSASAUR	-21%	(512)	0%	-	21%	512	0%	-
#03LEBRON3	-21%	(94)	0%	-	21%	94	0%	-
#95TOPSUN	-21%	(6,499)	0%	-	21%	6,499	0%	-
#09TROUT2	-21%	(7,993)	0%	-	21%	7,993	0%	-
#59BOND	-21%	(94)	0%	-	21%	94	0%	-
#OPEECHEE	-21%	(12,801)	0%	-	21%	12,801	0%	-
#ROCKETBOX	-21%	(94)	0%	-	21%	94	0%	-
#94JORDAN	-21%	(94)	0%	-	21%	94	0%	-
#18LUKA	-21%	(903)	0%	-	21%	903	0%	-
#FANFOUR5	-21%	(94)	0%	-	21%	94	0%	-
#11BELAIR	-21%	(94)	0%	-	21%	94	0%	-
#76PAYTON	-21%	(94)	0%	-	21%	94	0%	-
#85MJPROMO	-21%	(94)	0%	-	21%	94	0%	-

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Rate Reconciliation in Current Period
Series	Federal Tax Provision / (Benefit) at Statutory Rate	Federal Tax Provision / (Benefit) at Statutory Rate	New York State and local income tax rate, net of federal benefit	New York State and Local Provision	Change in Valuation Allowance	Change in Valuation Allowance	Effective Tax Rate	Provision / (Benefit) for Income Taxes
#96KOBE	-21%	(976)	0%	-	21%	976	0%	-
#99CHARZRD	-21%	(119)	0%	50	21%	119	0%	50
#MARADONA	-21%	(94)	0%	-	21%	94	0%	-
#POKEYELOW	-21%	(2,267)	0%	-	21%	2,267	0%	-
#POKELUGIA	-21%	(94)	0%	-	21%	94	0%	-
#VANHALEN	-21%	(94)	0%	-	21%	94	0%	-
#81MONTANA	-21%	(94)	0%	-	21%	94	0%	-
#00MOUTON	-21%	(94)	0%	-	21%	94	0%	-
#07DURANT	-21%	(1,889)	0%	-	21%	1,889	0%	-
#56AARON	-21%	(94)	0%	-	21%	94	0%	-
#85LEMIEUX	-21%	(94)	0%	-	21%	94	0%	-
#87JORDAN	-21%	(94)	0%	-	21%	94	0%	-
#AC23	-21%	(94)	0%	-	21%	94	0%	-
#APPLE1	-21%	(94)	0%	-	21%	94	0%	-
#GWLOTTO	-21%	(94)	0%	-	21%	94	0%	-
#GYMBOX	-21%	(94)	0%	-	21%	94	0%	-
#HUCKFINN	-21%	(94)	0%	-	21%	94	0%	-
#NEOBOX	-21%	(247)	0%	50	21%	247	0%	50
#NEWTON	-21%	(94)	0%	-	21%	94	0%	-
#NICKLAUS1	-21%	(94)	0%	-	21%	94	0%	-
#POKEMON2	-21%	(94)	0%	-	21%	94	0%	-
#POKERED	-21%	(94)	0%	-	21%	94	0%	-
#RIVIERA	-21%	(91)	0%	-	21%	91	0%	-
#SMB3	-21%	(1,249)	0%	-	21%	1,249	0%	-
#WALDEN	-21%	(94)	0%	-	21%	94	0%	-
#WZRDOFOZ	-21%	(94)	0%	-	21%	94	0%	-
#60ALI	-21%	(29,452)	0%	-	21%	29,452	0%	-
#TORNEK	-21%	(91)	0%	-	21%	91	0%	-
#DIMAGGIO3	-21%	(94)	0%	-	21%	94	0%	-
#POKEMON3	21%	75,445	0%	50	-1%	(2,873)	20%	72,611
#58PELE3	-21%	(94)	0%	-	21%	94	0%	-
#09CURRY2	-21%	(94)	0%	-	21%	94	0%	-
#85ERVING	-21%	(94)	0%	-	21%	94	0%	-
#80ALI	-21%	(94)	0%	-	21%	94	0%	-
#BATMAN2	-21%	(94)	0%	-	21%	94	0%	-
#FLASH123	-21%	(94)	0%	-	21%	94	0%	-
#85GPK	-21%	(934)	0%	-	21%	934	0%	-

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Rate Reconciliation in Current Period
Series	Federal Tax Provision / (Benefit) at Statutory Rate	Federal Tax Provision / (Benefit) at Statutory Rate	New York State and local income tax rate, net of federal benefit	New York State and Local Provision	Change in Valuation Allowance	Change in Valuation Allowance	Effective Tax Rate	Provision / (Benefit) for Income Taxes
#HGWELLS	-21%	(94)	0%	-	21%	94	0%	-
#66ORR	-21%	(94)	0%	-	21%	94	0%	-
#CONGRESS	-21%	(94)	0%	-	21%	94	0%	-
#GRIFFEYJR	-21%	(94)	0%	-	21%	94	0%	-
#01HALO	-21%	(94)	0%	-	21%	94	0%	-
#87ZELDA	-21%	(94)	0%	-	21%	94	0%	-
#EINSTEIN2	-21%	(94)	0%	-	21%	94	0%	-
#SANTANA	-21%	(94)	0%	-	21%	94	0%	-
#01TIGER2	-21%	(94)	0%	-	21%	94	0%	-
#86JORDAN2	-21%	(94)	0%	-	21%	94	0%	-
#TOPPSTRIO	-21%	(94)	0%	-	21%	94	0%	-
#81BIRD	-21%	(94)	0%	-	21%	94	0%	-
#97KOBE	-21%	(94)	0%	-	21%	94	0%	-
#XMEN94	-21%	(94)	0%	-	21%	94	0%	-
#09RBLEROY	-21%	(94)	0%	-	21%	94	0%	-
#04MESSI2	-21%	(94)	0%	-	21%	94	0%	-
#THEROCK	-21%	(94)	0%	-	21%	94	0%	-
#XLXMEN1	-21%	(94)	0%	-	21%	94	0%	-
#03LEBRON5	-21%	(2,015)	0%	-	21%	2,015	0%	-
#METEORITE	-21%	(512)	0%	-	21%	512	0%	-
#SLASH	-21%	(92)	0%	-	21%	92	0%	-
#00BRADY2	-21%	(3,506)	0%	-	21%	3,506	0%	-
#89TMNT	-21%	(283)	0%	-	21%	283	0%	-
#NESWWF	-21%	(94)	0%	-	21%	94	0%	-
#PUNK9670	-21%	(57)	0%	-	21%	57	0%	-
#18ALLEN	-21%	(94)	0%	-	21%	94	0%	-
#CASTLEII	-21%	(1,548)	0%	-	21%	1,548	0%	-
#BAYC601	-21%	(105)	0%	-	21%	105	0%	-
#60MANTLE	-21%	(94)	0%	-	21%	94	0%	-
#PUNK8103	-21%	(57)	0%	-	21%	57	0%	-
#GHOST1	-21%	(94)	0%	-	21%	94	0%	-
#BROSGRIMM	-21%	(94)	0%	-	21%	94	0%	-
#KIRBY	-21%	(94)	0%	-	21%	94	0%	-
#03RONALDO	21%	3,845	0%	50	-17%	(3,076)	4%	811
#MARX	-21%	(10,811)	0%	-	21%	10,811	0%	-
#09HARDEN	-21%	(724)	0%	-	21%	724	0%	-
#MEEB15511	-21%	(57)	0%	-	21%	57	0%	-
#90BATMAN	-21%	(619)	0%	-	21%	619	0%	-

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Rate Reconciliation in Current Period
Series	Federal Tax Provision / (Benefit) at Statutory Rate	Federal Tax Provision / (Benefit) at Statutory Rate	New York State and local income tax rate, net of federal benefit	New York State and Local Provision	Change in Valuation Allowance	Change in Valuation Allowance	Effective Tax Rate	Provision / (Benefit) for Income Taxes
#93JETER	-21%	(462)	0%	-	21%	462	0%	-
#SIMPSONS1	-21%	(94)	0%	-	21%	94	0%	-
#SPIDER129	-21%	(94)	0%	-	21%	94	0%	-
#NESDK3	-21%	(94)	0%	-	21%	94	0%	-
#BAYC7359	-21%	(8,769)	0%	50	21%	8,769	0%	50
#CURIO10	-21%	(57)	0%	-	21%	57	0%	-
#WILDTHING	-21%	(94)	0%	-	21%	94	0%	-
#1776	-21%	(94)	0%	-	21%	94	0%	-
#98JORDAN2	-21%	(94)	0%	-	21%	94	0%	-
#MACALLAN1	-21%	(94)	0%	-	21%	94	0%	-
#BAYC9159	-21%	(87)	0%	-	21%	87	0%	-
#FANTASY7	-21%	(94)	0%	-	21%	94	0%	-
#SURFER4	-21%	(2,110)	0%	-	21%	2,110	0%	-
#WILT100	-21%	(94)	0%	-	21%	94	0%	-
#PENGUIN	-21%	(94)	0%	-	21%	94	0%	-
#KARUIZAWA	-21%	(94)	0%	-	21%	94	0%	-
#KOMBAT	-21%	(94)	0%	-	21%	94	0%	-
#APPLELISA	-21%	(94)	0%	-	21%	94	0%	-
#98MANNING	-21%	(2,509)	0%	-	21%	2,509	0%	-
#GIJOE	-21%	(94)	0%	-	21%	94	0%	-
#BEATLES1	-21%	(94)	0%	-	21%	94	0%	-
#SQUIG5847	-21%	(57)	0%	-	21%	57	0%	-
#PACQUIAO	-21%	(535)	0%	-	21%	535	0%	-
#83JOBS	-21%	(112)	0%	-	21%	112	0%	-
#BATMAN181	-21%	(94)	0%	-	21%	94	0%	-
#POPEYE	-21%	(94)	0%	-	21%	94	0%	-
#PUNK5883	-21%	(57)	0%	-	21%	57	0%	-
#HAMILTON1	-21%	(94)	0%	-	21%	94	0%	-
#OBIWAN	-21%	(304)	0%	-	21%	304	0%	-
#SMB2	-21%	(94)	0%	-	21%	94	0%	-
#GIANNIS2	-21%	(94)	0%	-	21%	94	0%	-
#86BONDS	-21%	(94)	0%	-	21%	94	0%	-
#MOBYDICK	-21%	(94)	0%	-	21%	94	0%	-
#03SERENA	-21%	(2,325)	0%	-	21%	2,325	0%	-
#BAYC4612	-21%	(92)	0%	-	21%	92	0%	-
#18OSAKA	-21%	(1,123)	0%	-	21%	1,123	0%	-
#05RODGERS	-21%	(94)	0%	-	21%	94	0%	-
#IROBOT	-21%	(94)	0%	-	21%	94	0%	-

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Rate Reconciliation in Current Period
Series	Federal Tax Provision / (Benefit) at Statutory Rate	Federal Tax Provision / (Benefit) at Statutory Rate	New York State and local income tax rate, net of federal benefit	New York State and Local Provision	Change in Valuation Allowance	Change in Valuation Allowance	Effective Tax Rate	Provision / (Benefit) for Income Taxes
#LEICAGOLD	-21%	(94)	0%	-	21%	94	0%	-
#FORTNITE	-21%	(628)	0%	-	21%	628	0%	-
#IOMMI	-21%	(92)	0%	-	21%	92	0%	-
#MARIO64	-21%	(94)	0%	-	21%	94	0%	-
#GWTW	-21%	(94)	0%	-	21%	94	0%	-
#NEWWORLD	-21%	(665)	0%	-	21%	665	0%	-
#JAWA	-21%	(94)	0%	-	21%	94	0%	-
#GWLETTER	-21%	(94)	0%	-	21%	94	0%	-
#MARIOKART	-21%	(1,406)	0%	-	21%	1,406	0%	-
#96KOBE2	-21%	(94)	0%	-	21%	94	0%	-
#SHOWCASE4	-21%	(94)	0%	-	21%	94	0%	-
#BAYC8827	-21%	(97)	0%	-	21%	97	0%	-
#BRADBURY	-21%	(94)	0%	-	21%	94	0%	-
#MACALLAN2	-21%	(94)	0%	-	21%	94	0%	-
#BEATLES2	-21%	(930)	0%	-	21%	930	0%	-
#92TIGER	-21%	(94)	0%	-	21%	94	0%	-
#DOOD6921	-21%	(57)	0%	-	21%	57	0%	-
#HIRST1	-21%	(91)	0%	-	21%	91	0%	-
#GRIFFEY2	-21%	(94)	0%	-	21%	94	0%	-
#SKYWALKER	-21%	(94)	0%	-	21%	94	0%	-
#85GPK2	-21%	(94)	0%	-	21%	94	0%	-
#19HAALAND	-21%	(2,729)	0%	-	21%	2,729	0%	-
#MEGALODON	-21%	(512)	0%	-	21%	512	0%	-
#KELLER	-21%	(94)	0%	-	21%	94	0%	-
#GODFATHER	-21%	(94)	0%	-	21%	94	0%	-
#MAYC5750	-21%	(79)	0%	-	21%	79	0%	-
#SUPREMEPB	-21%	(94)	0%	-	21%	94	0%	-
#MJTICKET	-21%	(94)	0%	-	21%	94	0%	-
#COOLCAT	-21%	(94)	0%	-	21%	94	0%	-
#BLASTOISE	-21%	(94)	0%	-	21%	94	0%	-
#MACALLAN3	-21%	(120)	0%	-	21%	120	0%	-
#SUPERMAN6	-21%	(94)	0%	-	21%	94	0%	-
#MOONPASS	-21%	(94)	0%	-	21%	94	0%	-
#90FANTASY	-21%	(451)	0%	-	21%	451	0%	-
		$ (14,734)		$ 1,404		$ 155,176		$ 141,712

Note: Series #77LE1 has not been broken out as a separate Series but is included in the table above.

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Rate Reconciliation in Prior Period
Series	Federal Tax Provision / (Benefit) at Statutory Rate	Federal Tax Provision / (Benefit) at Statutory Rate	New York State and local income tax rate, net of federal benefit	New York State and Local Provision	Change in Valuation Allowance	Change in Valuation Allowance	Effective Tax Rate	Provision / (Benefit) for Income Taxes
#77LE1	-21%	$ (464)	0%	$ -	21%	$ 464	0%	$ -
#69BM1	-21%	(466)	0%	-	21%	466	0%	-
#55PS1	-21%	(710)	0%	-	21%	710	0%	-
#93XJ1	-21%	(479)	0%	-	21%	479	0%	-
#83FB1	-21%	(474)	0%	-	21%	474	0%	-
#90FM1	-21%	(462)	0%	-	21%	462	0%	-
#98DV1	-21%	(466)	0%	-	21%	466	0%	-
#99LE1	21%	4,014	0%	50	-16%	(3,100)	5%	995
#91MV1	-21%	(463)	0%	-	21%	463	0%	-
#94DV1	-21%	(464)	0%	-	21%	464	0%	-
#92LD1	-21%	(436)	0%	-	21%	436	0%	-
#72MC1	-21%	(4,356)	0%	-	21%	4,356	0%	-
#11BM1	-21%	(465)	0%	-	21%	465	0%	-
#80LC1	21%	119,159	0%	50	-1%	(6,150)	20%	113,060
#63CC1	-21%	(466)	0%	-	21%	466	0%	-
#76PT1	-21%	(469)	0%	-	21%	469	0%	-
#75RA1	-21%	(465)	0%	-	21%	465	0%	-
#65AG1	-21%	(880)	0%	-	21%	880	0%	-
#90MM1	-21%	(463)	0%	-	21%	463	0%	-
#61JE1	-21%	(471)	0%	-	21%	471	0%	-
#65FM1	-21%	(465)	0%	-	21%	465	0%	-
#94LD1	21%	84,216	0%	50	-1%	(5,862)	20%	78,392
#99SS1	-21%	(467)	0%	-	21%	467	0%	-
#94FS1	-21%	(467)	0%	-	21%	467	0%	-
#61MG1	-21%	(474)	0%	-	21%	474	0%	-
#92CC1	-21%	(464)	0%	-	21%	464	0%	-
#88LL1	-21%	(472)	0%	-	21%	472	0%	-
#MEEB11275	-21%	(63)	0%	-	21%	63	0%	-
#82TAYLOR	-21%	(678)	0%	-	21%	678	0%	-
#HOLMES	-21%	(812)	0%	-	21%	812	0%	-
#HULK180	-21%	(2,555)	0%	-	21%	2,555	0%	-
#05JAYZ	-21%	(1,258)	0%	-	21%	1,258	0%	-
#JUSTINIAN	-21%	(112)	0%	-	21%	112	0%	-
#67ICEBOWL	-21%	(116)	0%	-	21%	116	0%	-

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Rate Reconciliation in Prior Period
Series	Federal Tax Provision / (Benefit) at Statutory Rate	Federal Tax Provision / (Benefit) at Statutory Rate	New York State and local income tax rate, net of federal benefit	New York State and Local Provision	Change in Valuation Allowance	Change in Valuation Allowance	Effective Tax Rate	Provision / (Benefit) for Income Taxes
#DKCOUNTRY	-21%	(112)	0%	-	21%	112	0%	-
#FALCON	-21%	(3,678)	0%	-	21%	3,678	0%	-
#MARIOWRLD	-21%	(4,167)	0%	-	21%	4,167	0%	-
#82AV1	-21%	(473)	0%	-	21%	473	0%	-
#SUPERBWL1	-21%	(127)	0%	-	21%	127	0%	-
#MEEB7985	-21%	(62)	0%	-	21%	62	0%	-
#BONDWATCH	-21%	(106)	0%	-	21%	106	0%	-
#95FF1	-21%	(466)	0%	-	21%	466	0%	-
#MAYC857	-21%	(118)	0%	-	21%	118	0%	-
#PUNK2981	-21%	(62)	0%	-	21%	62	0%	-
#WOW2221	-21%	(4,018)	0%	-	21%	4,018	0%	-
#NIKON1	-21%	(114)	0%	-	21%	114	0%	-
#LOTF	-21%	(107)	0%	-	21%	107	0%	-
#DOOD6778	-21%	(62)	0%	-	21%	62	0%	-
#BAKC7820	-21%	(62)	0%	-	21%	62	0%	-
#NBAJAM	-21%	(6,332)	0%	-	21%	6,332	0%	-
#SANDBOX1	-21%	(9,678)	0%	-	21%	9,678	0%	-
#WOW6586	-21%	(7,990)	0%	-	21%	7,990	0%	-
#AZUKI6704	-21%	(62)	0%	-	21%	62	0%	-
#58PELE4	-21%	(119)	0%	-	21%	119	0%	-
#OBAMABALL	-21%	(4,625)	0%	-	21%	4,625	0%	-
#BART	-21%	(892)	0%	-	21%	892	0%	-
#HOMER	-21%	(113)	0%	-	21%	113	0%	-
#SI1	-21%	(108)	0%	-	21%	108	0%	-
#GOLD1	-21%	(112)	0%	-	21%	112	0%	-
#VERSTAPP1	-21%	(116)	0%	-	21%	116	0%	-
#96TIGER	-21%	(4,814)	0%	-	21%	4,814	0%	-
#88ZELDA	-21%	(122)	0%	-	21%	122	0%	-
#STARWARS3	-21%	(114)	0%	-	21%	114	0%	-
#YEEZY	-21%	(117)	0%	-	21%	117	0%	-
#MAYC9114	-21%	(9,458)	0%	-	21%	9,458	0%	-
#VFRNDS1	-21%	(118)	0%	-	21%	118	0%	-
#MBIRD2754	-21%	(62)	0%	-	21%	62	0%	-
#VEEFRND1	-21%	(62)	0%	-	21%	62	0%	-
#TREASURE	-21%	(109)	0%	-	21%	109	0%	-
#MACWORLD1	21%	8,919	15%	6,519	-1%	(218)	36%	15,221
#KENNERSET	-21%	(111)	0%	-	21%	111	0%	-
#LEDZEPP1	-21%	(119)	0%	-	21%	119	0%	-
#VEEVIPER	-21%	(111)	0%	-	21%	111	0%	-
#BEEPLE1	-21%	(62)	0%	-	21%	62	0%	-
#WARHOL1	-21%	(114)	0%	-	21%	114	0%	-
#GAMEBOY	-21%	(2,896)	0%	-	21%	2,896	0%	-

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Rate Reconciliation in Prior Period
Series	Federal Tax Provision / (Benefit) at Statutory Rate	Federal Tax Provision / (Benefit) at Statutory Rate	New York State and local income tax rate, net of federal benefit	New York State and Local Provision	Change in Valuation Allowance	Change in Valuation Allowance	Effective Tax Rate	Provision / (Benefit) for Income Taxes
#CROESUS	-21%	(102)	0%	-	21%	102	0%	-
#SACHS1	-21%	(162)	0%	-	21%	162	0%	-
#32RUTH	-21%	(131)	0%	-	21%	131	0%	-
#ELON1	-21%	(110)	0%	-	21%	110	0%	-
#105.ETH	-21%	(62)	0%	-	21%	62	0%	-
#R2D2	-21%	(110)	0%	-	21%	110	0%	-
#VADER	-21%	(110)	0%	-	21%	110	0%	-
#WARHOL2	-21%	(110)	0%	-	21%	110	0%	-
#JEKYLL	-21%	(109)	0%	-	21%	109	0%	-
#BUFFETT1	-21%	(109)	0%	-	21%	109	0%	-
#DRACULA10	-21%	(423)	0%	-	21%	423	0%	-
#PAPPY1	-21%	(107)	0%	-	21%	107	0%	-
#1857COIN	-21%	(93)	0%	-	21%	93	0%	-
#ANDYPELE	-21%	(87)	0%	-	21%	87	0%	-
#BOBAFETT	-21%	(114)	0%	-	21%	114	0%	-
#ELVIS	-21%	(117)	0%	-	21%	117	0%	-
#GBOYCOLOR	-21%	(109)	0%	-	21%	109	0%	-
#JETFIRE	-21%	(110)	0%	-	21%	110	0%	-
#POPEBALL	-21%	(113)	0%	-	21%	113	0%	-
#RABBIT	-21%	(110)	0%	-	21%	110	0%	-
#54AARON	-21%	(9,962)	0%	50	21%	9,962	0%	50
#GRATEFUL1	-21%	(137)	0%	-	21%	137	0%	-
#BOBAPROTO	-21%	(145)	0%	-	21%	145	0%	-
#ARSHAM1	-21%	(949)	0%	-	21%	949	0%	-
#SCARFACE	-21%	(104)	0%	-	21%	104	0%	-
#ARSHAM2	-21%	(420)	0%	-	21%	420	0%	-
#LEBRON	-21%	(25)	0%	-	21%	25	0%	-
#94VTTT	-21%	(15)	0%	-	21%	15	0%	-
#52MANTLE	-21%	(149)	0%	-	21%	149	0%	-
#71MAYS	-21%	(122)	0%	-	21%	122	0%	-
#RLEXPEPSI	-21%	(91)	0%	-	21%	91	0%	-
#10COBB	-21%	(1,744)	0%	50	21%	1,744	0%	50
#POTTER	21%	13,094	0%	50	-2%	(1,131)	19%	12,008
#TWOCITIES	-21%	(109)	0%	-	21%	109	0%	-
#FROST	-21%	(108)	0%	-	21%	108	0%	-
#BIRKINBLU	-21%	(123)	0%	-	21%	123	0%	-
#SMURF	-21%	(94)	0%	-	21%	94	0%	-
#EINSTEIN	-21%	(108)	0%	-	21%	108	0%	-
#HONUS	-21%	(277)	0%	-	21%	277	0%	-

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Rate Reconciliation in Prior Period
Series	Federal Tax Provision / (Benefit) at Statutory Rate	Federal Tax Provision / (Benefit) at Statutory Rate	New York State and local income tax rate, net of federal benefit	New York State and Local Provision	Change in Valuation Allowance	Change in Valuation Allowance	Effective Tax Rate	Provision / (Benefit) for Income Taxes
#75ALI	-21%	(120)	0%	-	21%	120	0%	-
#BIRKINBOR	-21%	(121)	0%	-	21%	121	0%	-
#33RUTH	21%	22,195	0%	50	-1%	(1,282)	20%	20,991
#SPIDER1	-21%	(109)	0%	-	21%	109	0%	-
#BATMAN3	-21%	(111)	0%	-	21%	111	0%	-
#ULYSSES	-21%	(987)	0%	-	21%	987	0%	-
#ROOSEVELT	-21%	(109)	0%	-	21%	109	0%	-
#56MANTLE	-21%	(110)	0%	-	21%	110	0%	-
#AGHOWL	-21%	(109)	0%	-	21%	109	0%	-
#18ZION	-21%	(2,169)	0%	-	21%	2,169	0%	-
#SNOOPY	-21%	(93)	0%	-	21%	93	0%	-
#APOLLO11	-21%	(116)	0%	-	21%	116	0%	-
#YOKO	-21%	(109)	0%	-	21%	109	0%	-
#HIMALAYA	-21%	(143)	0%	-	21%	143	0%	-
#38DIMAGGIO	21%	4,417	0%	50	-4%	(773)	18%	3,696
#55CLEMENTE	-21%	(118)	0%	-	21%	118	0%	-
#LOTR	-21%	(109)	0%	-	21%	109	0%	-
#CATCHER	-21%	(108)	0%	-	21%	108	0%	-
#BOND1	-21%	(1,881)	0%	-	21%	1,881	0%	-
#SUPER21	-21%	(108)	0%	-	21%	108	0%	-
#BIRKINTAN	-21%	(115)	0%	-	21%	115	0%	-
#GMTBLACK1	-21%	(93)	0%	-	21%	93	0%	-
#61JFK	-21%	(109)	0%	-	21%	109	0%	-
#POKEMON1	21%	29,750	0%	50	-1%	(1,432)	20%	28,388
#LINCOLN	-21%	(111)	0%	-	21%	111	0%	-
#STARWARS1	-21%	(108)	0%	-	21%	108	0%	-
#68MAYS	-21%	(117)	0%	-	21%	117	0%	-
#56TEDWILL	-21%	(129)	0%	-	21%	129	0%	-
#CAPTAIN3	-21%	(109)	0%	-	21%	109	0%	-
#CHURCHILL	-21%	(108)	0%	-	21%	108	0%	-
#SHKSPR4	-21%	(112)	0%	-	21%	112	0%	-
#03KOBE	-21%	(224)	0%	50	21%	224	0%	50
#03JORDAN	-21%	(117)	0%	-	21%	117	0%	-
#39TEDWILL	-21%	(115)	0%	-	21%	115	0%	-
#94JETER	-21%	(118)	0%	-	21%	118	0%	-
#2020TOPPS	-21%	(134)	0%	-	21%	134	0%	-
#05LATOUR	-21%	(90)	0%	-	21%	90	0%	-
#16SCREAG	-21%	(93)	0%	-	21%	93	0%	-
#14DRC	-21%	(95)	0%	-	21%	95	0%	-
#86RICE	-21%	(113)	0%	-	21%	113	0%	-
#57MANTLE	-21%	(110)	0%	-	21%	110	0%	-

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Rate Reconciliation in Prior Period
Series	Federal Tax Provision / (Benefit) at Statutory Rate	Federal Tax Provision / (Benefit) at Statutory Rate	New York State and local income tax rate, net of federal benefit	New York State and Local Provision	Change in Valuation Allowance	Change in Valuation Allowance	Effective Tax Rate	Provision / (Benefit) for Income Taxes
#SOBLACK	-21%	(121)	0%	-	21%	121	0%	-
#GATSBY	-21%	(115)	0%	-	21%	115	0%	-
#93DAYTONA	-21%	(96)	0%	-	21%	96	0%	-
#09TROUT	-21%	(32,046)	0%	-	21%	32,046	0%	-
#57STARR	-21%	(110)	0%	-	21%	110	0%	-
#03KOBE2	-21%	(1,374)	0%	-	21%	1,374	0%	-
#JOBSMAC	21%	24,069	15%	17,593	-1%	(793)	36%	40,869
#16PETRUS	-21%	(94)	0%	-	21%	94	0%	-
#ALICE	-21%	(108)	0%	-	21%	108	0%	-
#SPIDER10	-21%	(109)	0%	-	21%	109	0%	-
#62MANTLE	-21%	(143)	0%	-	21%	143	0%	-
#BATMAN6	-21%	(760)	0%	-	21%	760	0%	-
#CLEMENTE2	21%	2,533	0%	50	-7%	(805)	15%	1,780
#79STELLA	-21%	(103)	0%	-	21%	103	0%	-
#TKAM	-21%	(109)	0%	-	21%	109	0%	-
#DIMAGGIO2	-21%	(91)	0%	-	21%	91	0%	-
#13BEAUX	-21%	(92)	0%	-	21%	92	0%	-
#ANMLFARM	-21%	(108)	0%	-	21%	108	0%	-
#NASA1	21%	19,890	0%	50	-2%	(2,228)	19%	17,619
#00BRADY	-21%	(117)	0%	-	21%	117	0%	-
#85NES	-21%	(115)	0%	-	21%	115	0%	-
#69KAREEM	-21%	(114)	0%	-	21%	114	0%	-
#59JFK	-21%	(109)	0%	-	21%	109	0%	-
#04LEBRON	-21%	(120)	0%	-	21%	120	0%	-
#85JORDAN	21%	7,266	0%	50	-6%	(2,240)	15%	5,023
#GOLDENEYE	-21%	(114)	0%	-	21%	114	0%	-
#MOONSHOE	-21%	(108)	0%	-	21%	108	0%	-
#03LEBRON2	-21%	(8,496)	0%	-	21%	8,496	0%	-
#GRAPES	-21%	(109)	0%	-	21%	109	0%	-
#34GEHRIG	21%	11,742	0%	50	-1%	(552)	20%	11,281
#98KANGA	-21%	(148)	0%	-	21%	148	0%	-
#06BRM	-21%	(91)	0%	-	21%	91	0%	-
#DUNE	-21%	(114)	0%	-	21%	114	0%	-
#86FLEER	-21%	(147)	0%	-	21%	147	0%	-
#WILDGUN	-21%	(114)	0%	-	21%	114	0%	-
#13GIANNIS	-21%	(113)	0%	-	21%	113	0%	-
#04MESSI	-21%	(119)	0%	-	21%	119	0%	-
#AVENGE57	-21%	(109)	0%	-	21%	109	0%	-
#03TACHE	-21%	(98)	0%	-	21%	98	0%	-
#99TMB2	-21%	(121)	0%	-	21%	121	0%	-
#PUNCHOUT	21%	3,087	0%	50	-7%	(1,067)	14%	2,070
#BULLSRING	-21%	(175)	0%	-	21%	175	0%	-

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Rate Reconciliation in Prior Period
Series	Federal Tax Provision / (Benefit) at Statutory Rate	Federal Tax Provision / (Benefit) at Statutory Rate	New York State and local income tax rate, net of federal benefit	New York State and Local Provision	Change in Valuation Allowance	Change in Valuation Allowance	Effective Tax Rate	Provision / (Benefit) for Income Taxes
#70AARON	-21%	(112)	0%	-	21%	112	0%	-
#96CHARZRD	-21%	(4,422)	0%	-	21%	4,422	0%	-
#01TIGER	-21%	(112)	0%	-	21%	112	0%	-
#ICECLIMB	-21%	(127)	0%	-	21%	127	0%	-
#09COBB	-21%	(129)	0%	-	21%	129	0%	-
#96JORDAN2	-21%	(166)	0%	-	21%	166	0%	-
#JUNGLEBOX	-21%	(116)	0%	-	21%	116	0%	-
#59FLASH	-21%	(110)	0%	-	21%	110	0%	-
#FOSSILBOX	-21%	(113)	0%	-	21%	113	0%	-
#POKEBLUE	-21%	(113)	0%	-	21%	113	0%	-
#98GTA	-21%	(112)	0%	-	21%	112	0%	-
#PICNIC	-21%	(2,111)	0%	-	21%	2,111	0%	-
#DOMINOS	-21%	(89)	0%	-	21%	89	0%	-
#09CURRY	-21%	(556)	0%	-	21%	556	0%	-
#84JORDAN	21%	41,072	0%	50	-1%	(2,343)	20%	38,821
#09BEAUX	-21%	(93)	0%	-	21%	93	0%	-
#KEROUAC	-21%	(111)	0%	-	21%	111	0%	-
#FEDERAL	21%	15,647	15%	11,437	-1%	(584)	36%	26,499
#62BOND	-21%	(111)	0%	-	21%	111	0%	-
#71TOPPS	-21%	(124)	0%	-	21%	124	0%	-
#DEATON	-21%	(132)	0%	-	21%	132	0%	-
#98ZELDA	-21%	(2,026)	0%	-	21%	2,026	0%	-
#03JORDAN2	-21%	(118)	0%	-	21%	118	0%	-
#91JORDAN	-21%	(126)	0%	-	21%	126	0%	-
#79GRETZKY	21%	41,685	0%	50	-3%	(5,034)	18%	36,648
#17DUJAC	-21%	(92)	0%	-	21%	92	0%	-
#FAUBOURG2	21%	6,154	0%	50	-4%	(1,286)	17%	4,868
#MOSASAUR	-21%	(527)	0%	-	21%	527	0%	-
#03LEBRON3	-21%	(162)	0%	-	21%	162	0%	-
#95TOPSUN	-21%	(121)	0%	-	21%	121	0%	-
#09TROUT2	-21%	(121)	0%	-	21%	121	0%	-
#59BOND	-21%	(111)	0%	-	21%	111	0%	-
#OPEECHEE	-21%	(175)	0%	-	21%	175	0%	-
#ROCKETBOX	-21%	(115)	0%	-	21%	115	0%	-
#94JORDAN	-21%	(128)	0%	-	21%	128	0%	-
#18LUKA	-21%	(114)	0%	-	21%	114	0%	-
#FANFOUR5	-21%	(111)	0%	-	21%	111	0%	-
#11BELAIR	-21%	(91)	0%	-	21%	91	0%	-
#76PAYTON	-21%	(122)	0%	-	21%	122	0%	-
#85MJPROMO	-21%	(114)	0%	-	21%	114	0%	-

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Rate Reconciliation in Prior Period
Series	Federal Tax Provision / (Benefit) at Statutory Rate	Federal Tax Provision / (Benefit) at Statutory Rate	New York State and local income tax rate, net of federal benefit	New York State and Local Provision	Change in Valuation Allowance	Change in Valuation Allowance	Effective Tax Rate	Provision / (Benefit) for Income Taxes
#96KOBE	-21%	(4,702)	0%	-	21%	4,702	0%	-
#99CHARZRD	-21%	(188)	0%	-	21%	188	0%	-
#68RYAN	-21%	(974)	0%	50	21%	974	0%	50
#MARADONA	-21%	(111)	0%	-	21%	111	0%	-
#POKEYELOW	-21%	(120)	0%	-	21%	120	0%	-
#POKELUGIA	-21%	(133)	0%	-	21%	133	0%	-
#VANHALEN	-21%	(110)	0%	-	21%	110	0%	-
#48JACKIE	-21%	(16,969)	0%	50	21%	16,969	0%	50
#05MJLJ	-21%	(3,349)	0%	50	21%	3,349	0%	50
#81MONTANA	-21%	(125)	0%	-	21%	125	0%	-
#00MOUTON	-21%	(92)	0%	-	21%	92	0%	-
#07DURANT	-21%	(15,303)	0%	-	21%	15,303	0%	-
#56AARON	-21%	(119)	0%	-	21%	119	0%	-
#85LEMIEUX	-21%	(6,727)	0%	-	21%	6,727	0%	-
#87JORDAN	-21%	(4,162)	0%	-	21%	4,162	0%	-
#AC23	-21%	(109)	0%	-	21%	109	0%	-
#APPLE1	-21%	(305)	0%	-	21%	305	0%	-
#GWLOTTO	-21%	(109)	0%	-	21%	109	0%	-
#GYMBOX	-21%	(112)	0%	-	21%	112	0%	-
#HUCKFINN	-21%	(1,600)	0%	-	21%	1,600	0%	-
#NEOBOX	-21%	(119)	0%	-	21%	119	0%	-
#NEWTON	-21%	(118)	0%	-	21%	118	0%	-
#NICKLAUS1	-21%	(117)	0%	-	21%	117	0%	-
#POKEMON2	-21%	(10,813)	0%	-	21%	10,813	0%	-
#POKERED	-21%	(117)	0%	-	21%	117	0%	-
#RIVIERA	-21%	(93)	0%	-	21%	93	0%	-
#SMB3	-21%	(114)	0%	-	21%	114	0%	-
#WALDEN	-21%	(109)	0%	-	21%	109	0%	-
#WZRDOFOZ	-21%	(111)	0%	-	21%	111	0%	-
#60ALI	-21%	(164)	0%	-	21%	164	0%	-
#TORNEK	-21%	(127)	0%	-	21%	127	0%	-
#DIMAGGIO3	-21%	(271)	0%	-	21%	271	0%	-
#POKEMON3	-21%	(276)	0%	-	21%	276	0%	-
#58PELE3	-21%	(164)	0%	-	21%	164	0%	-
#09CURRY2	-21%	(33,650)	0%	-	21%	33,650	0%	-
#85ERVING	-21%	(127)	0%	-	21%	127	0%	-
#80ALI	-21%	(165)	0%	-	21%	165	0%	-
#BATMAN2	-21%	(111)	0%	-	21%	111	0%	-
#FLASH123	-21%	(109)	0%	-	21%	109	0%	-
#99MJRETRO	-21%	(77)	0%	50	21%	77	0%	50
#85GPK	-21%	(113)	0%	-	21%	113	0%	-

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Rate Reconciliation in Prior Period
Series	Federal Tax Provision / (Benefit) at Statutory Rate	Federal Tax Provision / (Benefit) at Statutory Rate	New York State and local income tax rate, net of federal benefit	New York State and Local Provision	Change in Valuation Allowance	Change in Valuation Allowance	Effective Tax Rate	Provision / (Benefit) for Income Taxes
#HGWELLS	-21%	(110)	0%	-	21%	110	0%	-
#85JORDAN2	21%	43,489	0%	50	-1%	(1,583)	20%	41,863
#66ORR	-21%	(131)	0%	-	21%	131	0%	-
#CONGRESS	-21%	(112)	0%	-	21%	112	0%	-
#GRIFFEYJR	-21%	(1,113)	0%	-	21%	1,113	0%	-
#01HALO	-21%	(1,595)	0%	-	21%	1,595	0%	-
#87ZELDA	-21%	(135)	0%	-	21%	135	0%	-
#EINSTEIN2	-21%	(111)	0%	-	21%	111	0%	-
#SANTANA	-21%	(110)	0%	-	21%	110	0%	-
#01TIGER2	-21%	(1,918)	0%	-	21%	1,918	0%	-
#86JORDAN2	-21%	(2,995)	0%	-	21%	2,995	0%	-
#TOPPSTRIO	-21%	(1,176)	0%	-	21%	1,176	0%	-
#81BIRD	-21%	(119)	0%	-	21%	119	0%	-
#97KOBE	-21%	(123)	0%	-	21%	123	0%	-
#XMEN94	-21%	(110)	0%	-	21%	110	0%	-
#09RBLEROY	-21%	(102)	0%	-	21%	102	0%	-
#04MESSI2	-21%	(120)	0%	-	21%	120	0%	-
#THEROCK	-21%	(113)	0%	-	21%	113	0%	-
#XLXMEN1	-21%	(4,855)	0%	-	21%	4,855	0%	-
#03LEBRON5	-21%	(8,626)	0%	-	21%	8,626	0%	-
#METEORITE	-21%	(554)	0%	-	21%	554	0%	-
#SLASH	-21%	(107)	0%	-	21%	107	0%	-
#00BRADY2	-21%	(16,624)	0%	-	21%	16,624	0%	-
#89TMNT	-21%	(1,793)	0%	-	21%	1,793	0%	-
#NESWWF	-21%	(112)	0%	-	21%	112	0%	-
#PUNK9670	-21%	(63)	0%	-	21%	63	0%	-
#18ALLEN	-21%	(117)	0%	-	21%	117	0%	-
#CASTLEII	-21%	(112)	0%	-	21%	112	0%	-
#36OWENS	21%	1,398	1%	50	-4%	(291)	17%	1,158
#BAYC601	-21%	(258)	0%	-	21%	258	0%	-
#60MANTLE	-21%	(375)	0%	-	21%	375	0%	-
#PUNK8103	-21%	(63)	0%	-	21%	63	0%	-
#GHOST1	-21%	(109)	0%	-	21%	109	0%	-
#BROSGRIMM	-21%	(113)	0%	-	21%	113	0%	-
#HENDERSON	-21%	(110)	0%	50	21%	110	0%	50
#KIRBY	-21%	(121)	0%	-	21%	121	0%	-
#03RONALDO	-21%	(14,893)	0%	-	21%	14,893	0%	-
#HONUS2	21%	2,256	0%	50	-5%	(573)	16%	1,729
#MARX	-21%	(112)	0%	-	21%	112	0%	-
#09HARDEN	-21%	(1,728)	0%	-	21%	1,728	0%	-
#MEEB15511	-21%	(63)	0%	-	21%	63	0%	-
#90BATMAN	-21%	(3,046)	0%	-	21%	3,046	0%	-

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Rate Reconciliation in Prior Period
Series	Federal Tax Provision / (Benefit) at Statutory Rate	Federal Tax Provision / (Benefit) at Statutory Rate	New York State and local income tax rate, net of federal benefit	New York State and Local Provision	Change in Valuation Allowance	Change in Valuation Allowance	Effective Tax Rate	Provision / (Benefit) for Income Taxes
#93JETER	-21%	(791)	0%	-	21%	791	0%	-
#SIMPSONS1	-21%	(1,000)	0%	-	21%	1,000	0%	-
#SPIDER129	-21%	(1,148)	0%	-	21%	1,148	0%	-
#NESDK3	-21%	(135)	0%	-	21%	135	0%	-
#BAYC7359	-21%	(258)	0%	-	21%	258	0%	-
#CURIO10	-21%	(4,344)	0%	-	21%	4,344	0%	-
#WILDTHING	-21%	(1,096)	0%	-	21%	1,096	0%	-
#1776	-21%	(166)	0%	-	21%	166	0%	-
#98JORDAN2	-21%	(185)	0%	-	21%	185	0%	-
#MACALLAN1	-21%	(90)	0%	-	21%	90	0%	-
#BAYC9159	-21%	(1,264)	0%	-	21%	1,264	0%	-
#FANTASY7	-21%	(4,233)	0%	-	21%	4,233	0%	-
#SURFER4	-21%	(3,388)	0%	-	21%	3,388	0%	-
#OHTANI1	-21%	(667)	0%	50	21%	667	0%	50
#OHTANI2	21%	6,675	0%	50	-1%	(471)	20%	6,232
#WILT100	-21%	(135)	0%	-	21%	135	0%	-
#PENGUIN	-21%	(110)	0%	-	21%	110	0%	-
#KARUIZAWA	-21%	(96)	0%	-	21%	96	0%	-
#KOMBAT	-21%	(11,588)	0%	-	21%	11,588	0%	-
#APPLELISA	-21%	(126)	0%	-	21%	126	0%	-
#98MANNING	-21%	(113)	0%	-	21%	113	0%	-
#GIJOE	-21%	(118)	0%	-	21%	118	0%	-
#BEATLES1	-21%	(113)	0%	-	21%	113	0%	-
#SQUIG5847	-21%	(3,953)	0%	-	21%	3,953	0%	-
#PACQUIAO	-21%	(112)	0%	-	21%	112	0%	-
#83JOBS	-21%	(145)	0%	-	21%	145	0%	-
#BATMAN181	-21%	(108)	0%	-	21%	108	0%	-
#HOBBIT	21%	4,343	0%	50	-1%	(277)	20%	4,114
#POPEYE	-21%	(132)	0%	-	21%	132	0%	-
#PUNK5883	-21%	(63)	0%	-	21%	63	0%	-
#HAMILTON1	-21%	(914)	0%	-	21%	914	0%	-
#OBIWAN	-21%	(111)	0%	-	21%	111	0%	-
#SMB2	-21%	(183)	0%	-	21%	183	0%	-
#GIANNIS2	-21%	(204)	0%	-	21%	204	0%	-
#86BONDS	-21%	(110)	0%	-	21%	110	0%	-
#IPADPROTO	21%	2,393	0%	50	-2%	(186)	20%	2,279
#MOBYDICK	-21%	(110)	0%	-	21%	110	0%	-
#03SERENA	-21%	(5,176)	0%	-	21%	5,176	0%	-
#BAYC4612	-21%	(263)	0%	-	21%	263	0%	-
#18OSAKA	-21%	(111)	0%	-	21%	111	0%	-
#05RODGERS	-21%	(121)	0%	-	21%	121	0%	-
#IROBOT	-21%	(108)	0%	-	21%	108	0%	-

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Rate Reconciliation in Prior Period
Series	Federal Tax Provision / (Benefit) at Statutory Rate	Federal Tax Provision / (Benefit) at Statutory Rate	New York State and local income tax rate, net of federal benefit	New York State and Local Provision	Change in Valuation Allowance	Change in Valuation Allowance	Effective Tax Rate	Provision / (Benefit) for Income Taxes
#LEICAGOLD	-21%	(115)	0%	-	21%	115	0%	-
#FORTNITE	-21%	(112)	0%	-	21%	112	0%	-
#IOMMI	-21%	(107)	0%	-	21%	107	0%	-
#MARIO64	-21%	(135)	0%	-	21%	135	0%	-
#GWTW	-21%	(109)	0%	-	21%	109	0%	-
#NEWWORLD	-21%	(108)	0%	-	21%	108	0%	-
#JAWA	-21%	(1,611)	0%	-	21%	1,611	0%	-
#GWLETTER	-21%	(113)	0%	-	21%	113	0%	-
#MARIOKART	-21%	(6,928)	0%	-	21%	6,928	0%	-
#96KOBE2	-21%	(172)	0%	-	21%	172	0%	-
#SHOWCASE4	-21%	(111)	0%	-	21%	111	0%	-
#BAYC8827	-21%	(397)	0%	-	21%	397	0%	-
#15COBB	21%	1,126	1%	50	-7%	(391)	15%	782
#BRADBURY	-21%	(109)	0%	-	21%	109	0%	-
#MACALLAN2	-21%	(93)	0%	-	21%	93	0%	-
#BEATLES2	-21%	(114)	0%	-	21%	114	0%	-
#92TIGER	-21%	(125)	0%	-	21%	125	0%	-
#DOOD6921	-21%	(62)	0%	-	21%	62	0%	-
#HIRST1	-21%	(95)	0%	-	21%	95	0%	-
#GRIFFEY2	-21%	(989)	0%	-	21%	989	0%	-
#SKYWALKER	-21%	(112)	0%	-	21%	112	0%	-
#85GPK2	-21%	(114)	0%	-	21%	114	0%	-
#19HAALAND	-21%	(118)	0%	-	21%	118	0%	-
#MEGALODON	-21%	(573)	0%	-	21%	573	0%	-
#KELLER	-21%	(108)	0%	-	21%	108	0%	-
#GODFATHER	-21%	(108)	0%	-	21%	108	0%	-
#MAYC5750	-21%	(265)	0%	-	21%	265	0%	-
#SUPREMEPB	-21%	(122)	0%	-	21%	122	0%	-
#MJTICKET	-21%	(23,463)	0%	-	21%	23,463	0%	-
#COOLCAT	-21%	(109)	0%	-	21%	109	0%	-
#BLASTOISE	-21%	(166)	0%	-	21%	166	0%	-
#MACALLAN3	-21%	(108)	0%	-	21%	108	0%	-
#SUPERMAN6	-21%	(109)	0%	-	21%	109	0%	-
#MOONPASS	-21%	(108)	0%	-	21%	108	0%	-
#90FANTASY	-21%	(1,518)	0%	-	21%	1,518	0%	-
		$ 102,674		$ 37,099		$ 377,265		$ 516,834

Note: Series #77LE1 has not been broken out as a separate Series but is included in the table above.

Tax effected components of deferred tax assets and deferred tax liabilities at the end of the Current Period and the Prior Period, consisting mainly of net operating losses and collectible asset impairment charges, were as follows:

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Deferred Tax Assets (Liabilities)
			Current Period			Prior Period
Series	Federal Loss Carry-forward	Other: Impairments	Valuation Allowance	Net Deferred Tax Asset/(Liability)	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset
#77LE1	$ (5,444)	$ -	$ 5,444	$ -	$ (4,977)	$ 4,977	$ -
#69BM1	(4,912)	-	4,912	-	(4,445)	4,445	-
#55PS1	(10,989)	-	10,989	-	(10,522)	10,522	-
#93XJ1	(4,916)	-	4,916	-	(4,449)	4,449	-
#83FB1	(5,591)	-	5,591	-	(5,124)	5,124	-
#90FM1	-	-	-	-	(3,661)	3,661	-
#98DV1	-	-	-	-	(3,810)	3,810	-
#99LE1	-	-	-	-	914	(914)	-
#91MV1	(3,964)	-	3,964	-	(3,496)	3,496	-
#94DV1	(4,000)	-	4,000	-	(3,533)	3,533	-
#92LD1	(4,500)	-	4,500	-	(4,033)	4,033	-
#72MC1	(8,669)	(5,250)	13,919	-	(8,202)	8,202	-
#11BM1	(3,865)	-	3,865	-	(3,398)	3,398	-
#80LC1	-	-	-	-	113,010	(113,010)	-
#63CC1	(3,940)	-	3,940	-	(3,473)	3,473	-
#76PT1	-	-	-	-	(3,552)	3,552	-
#75RA1	(4,020)	-	4,020	-	(3,553)	3,553	-
#65AG1	(4,360)	-	4,360	-	(3,893)	3,893	-
#90MM1	-	-	-	-	(2,795)	2,795	-
#61JE1	(3,966)	-	3,966	-	(3,499)	3,499	-
#65FM1	(3,680)	-	3,680	-	(3,212)	3,212	-
#94LD1	-	-	-	-	78,354	(78,354)	-
#99SS1	(3,519)	-	3,519	-	(3,052)	3,052	-
#94FS1	(3,375)	-	3,375	-	(2,907)	2,907	-
#61MG1	(5,796)	-	5,796	-	(5,328)	5,328	-
#92CC1	(3,209)	-	3,209	-	(2,742)	2,742	-
#88LL1	-	-	-	-	(3,872)	3,872	-
#MEEB11275	(29,049)	-	29,049	-	(28,992)	28,992	-
#82TAYLOR	(960)	-	960	-	(867)	867	-
#HOLMES	(1,066)	-	1,066	-	(972)	972	-
#HULK180	(2,818)	(509)	3,327	-	(2,725)	2,725	-
#05JAYZ	(2,433)	-	2,433	-	(2,339)	2,339	-
#JUSTINIAN	(569)	-	569	-	(476)	476	-
#67ICEBOWL	(393)	-	393	-	(299)	299	-

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Deferred Tax Assets (Liabilities)
			Current Period			Prior Period
Series	Federal Loss Carry-forward	Other: Impairments	Valuation Allowance	Net Deferred Tax Asset/(Liability)	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset
#DKCOUNTRY	(406)	-	406	-	(312)	312	-
#FALCON	(4,185)	-	4,185	-	(4,092)	4,092	-
#MARIOWRLD	(4,960)	-	4,960	-	(4,866)	4,866	-
#82AV1	(2,558)	-	2,558	-	(2,090)	2,090	-
#SUPERBWL1	(561)	-	561	-	(467)	467	-
#MEEB7985	(5,563)	-	5,563	-	(5,506)	5,506	-
#BONDWATCH	(627)	-	627	-	(537)	537	-
#95FF1	-	-	-	-	(1,747)	1,747	-
#MAYC857	(175)	(44)	219	-	(118)	118	-
#PUNK2981	(41,121)	-	41,121	-	(41,064)	41,064	-
#WOW2221	(4,075)	-	4,076	-	(4,018)	4,018	-
#NIKON1	(422)	-	422	-	(328)	328	-
#LOTF	(335)	(459)	794	-	(241)	241	-
#DOOD6778	(4,782)	-	4,782	-	(4,725)	4,725	-
#BAKC7820	(4,222)	(1,018)	5,240	-	(4,165)	4,165	-
#NBAJAM	(7,529)	-	7,529	-	(7,436)	7,436	-
#SANDBOX1	(17,119)	(1,985)	19,104	-	(17,062)	17,062	-
#WOW6586	(8,047)	-	8,047	-	(7,990)	7,990	-
#AZUKI6704	(217)	-	217	-	(160)	160	-
#58PELE4	(463)	-	463	-	(369)	369	-
#OBAMABALL	(5,210)	-	5,210	-	(5,117)	5,117	-
#BART	(1,185)	-	1,185	-	(1,091)	1,091	-
#HOMER	(405)	-	405	-	(312)	312	-
#SI1	(332)	-	332	-	(238)	238	-
#GOLD1	(359)	-	359	-	(265)	265	-
#VERSTAPP1	(447)	-	447	-	(353)	353	-
#96TIGER	(5,201)	-	5,201	-	(5,107)	5,107	-
#88ZELDA	(643)	-	643	-	(549)	549	-
#STARWARS3	(480)	(588)	1,068	-	(386)	386	-
#YEEZY	(433)	-	433	-	(339)	339	-
#MAYC9114	(9,515)	(4,747)	14,262	-	(9,458)	9,458	-
#VFRNDS1	(502)	-	502	-	(408)	408	-
#MBIRD2754	(13,925)	(323)	14,248	-	(13,868)	13,868	-
#VEEFRND1	(6,846)	(165)	7,011	-	(6,789)	6,789	-
#TREASURE	(326)	-	326	-	(232)	232	-
#MACWORLD1	-	-	-	-	8,701	(8,701)	-
#KENNERSET	(1,127)	-	1,127	-	(1,033)	1,033	-
#LEDZEPP1	(452)	-	452	-	(358)	358	-
#VEEVIPER	(364)	-	364	-	(270)	270	-
#BEEPLE1	(11,143)	-	11,143	-	(11,086)	11,086	-
#WARHOL1	(7,785)	-	7,785	-	(7,691)	7,691	-
#GAMEBOY	(3,310)	(263)	3,573	-	(3,216)	3,216	-

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Deferred Tax Assets (Liabilities)
			Current Period			Prior Period
Series	Federal Loss Carry-forward	Other: Impairments	Valuation Allowance	Net Deferred Tax Asset/(Liability)	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset
#CROESUS	(489)	-	489	-	(398)	398	-
#SACHS1	(4,838)	-	4,838	-	(4,749)	4,749	-
#32RUTH	(682)	-	682	-	(588)	588	-
#ELON1	(348)	-	348	-	(254)	254	-
#105.ETH	(201)	(3,851)	4,052	-	(144)	144	-
#R2D2	(408)	-	408	-	(314)	314	-
#VADER	(402)	-	402	-	(308)	308	-
#WARHOL2	(381)	(3,373)	3,755	-	(288)	288	-
#JEKYLL	(312)	-	312	-	(219)	219	-
#BUFFETT1	(305)	-	305	-	(211)	211	-
#DRACULA10	(646)	(2,772)	3,418	-	(552)	552	-
#PAPPY1	(344)	-	344	-	(224)	224	-
#1857COIN	(368)	-	368	-	(277)	277	-
#ANDYPELE	(273)	-	273	-	(183)	183	-
#BOBAFETT	(357)	-	357	-	(263)	263	-
#ELVIS	(558)	-	558	-	(465)	465	-
#GBOYCOLOR	(711)	-	711	-	(618)	618	-
#JETFIRE	(326)	-	326	-	(232)	232	-
#POPEBALL	(349)	-	349	-	(256)	256	-
#RABBIT	(520)	-	520	-	(427)	427	-
#54AARON	-	-	-	-	(10,683)	10,683	-
#GRATEFUL1	(600)	-	600	-	(506)	506	-
#BOBAPROTO	(661)	-	661	-	(568)	568	-
#ARSHAM1	(2,205)	-	2,205	-	(1,738)	1,738	-
#SCARFACE	(198)	-	198	-	(104)	104	-
#ARSHAM2	(855)	-	855	-	(420)	420	-
#LEBRON	(109)	-	109	-	(25)	25	-
#94VTTT	(136)	-	136	-	(15)	15	-
#52MANTLE	(2,093)	-	2,093	-	(1,999)	1,999	-
#71MAYS	(1,437)	-	1,437	-	(1,343)	1,343	-
#RLEXPEPSI	(1,027)	-	1,027	-	(937)	937	-
#10COBB	-	-	-	-	(2,693)	2,693	-
#POTTER	-	-	-	-	11,964	(11,964)	-
#TWOCITIES	(853)	-	853	-	(759)	759	-
#FROST	(847)	-	847	-	(753)	753	-
#BIRKINBLU	-	-	-	-	(1,268)	1,268	-
#SMURF	(1,051)	-	1,051	-	(960)	960	-
#EINSTEIN	(848)	-	848	-	(755)	755	-
#HONUS	(5,750)	-	5,750	-	(5,657)	5,657	-

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Deferred Tax Assets (Liabilities)
			Current Period			Prior Period
Series	Federal Loss Carry-forward	Other: Impairments	Valuation Allowance	Net Deferred Tax Asset/(Liability)	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset
#75ALI	(1,468)	-	1,468	-	(1,374)	1,374	-
#BIRKINBOR	(1,317)	(1,831)	3,148	-	(1,223)	1,223	-
#33RUTH	-	-	-	-	20,912	(20,912)	-
#SPIDER1	(881)	-	881	-	(787)	787	-
#BATMAN3	(1,071)	-	1,071	-	(978)	978	-
#ULYSSES	(1,664)	-	1,664	-	(1,571)	1,571	-
#ROOSEVELT	(778)	-	778	-	(685)	685	-
#56MANTLE	(856)	-	856	-	(762)	762	-
#AGHOWL	(775)	-	775	-	(681)	681	-
#18ZION	(2,909)	-	2,909	-	(2,815)	2,815	-
#SNOOPY	(838)	-	838	-	(747)	747	-
#APOLLO11	(1,089)	-	1,089	-	(995)	995	-
#YOKO	(726)	-	726	-	(632)	632	-
#HIMALAYA	(2,098)	-	2,098	-	(2,005)	2,005	-
#38DIMAGGIO	-	-	-	-	3,645	(3,645)	-
#55CLEMENTE	(1,002)	-	1,002	-	(909)	909	-
#LOTR	(837)	-	837	-	(744)	744	-
#CATCHER	(708)	-	708	-	(614)	614	-
#BOND1	(2,611)	-	2,611	-	(2,517)	2,517	-
#SUPER21	(693)	-	693	-	(600)	600	-
#BIRKINTAN	(936)	-	936	-	(842)	842	-
#GMTBLACK1	(817)	-	817	-	(727)	727	-
#61JFK	(692)	-	692	-	(598)	598	-
#POKEMON1	-	-	-	-	28,317	(28,317)	-
#LINCOLN	(954)	-	954	-	(860)	860	-
#STARWARS1	(732)	-	732	-	(638)	638	-
#68MAYS	(902)	-	902	-	(808)	808	-
#56TEDWILL	(1,266)	-	1,266	-	(1,172)	1,172	-
#CAPTAIN3	(707)	-	707	-	(613)	613	-
#CHURCHILL	(799)	-	799	-	(705)	705	-
#SHKSPR4	(969)	-	969	-	(876)	876	-
#03KOBE	-	-	-	-	(1,000)	1,000	-
#03JORDAN	(912)	-	912	-	(818)	818	-
#39TEDWILL	(846)	-	846	-	(752)	752	-
#94JETER	(933)	-	933	-	(840)	840	-
#2020TOPPS	(1,349)	-	1,349	-	(1,255)	1,255	-
#05LATOUR	(613)	-	613	-	(519)	519	-
#16SCREAG	(711)	-	711	-	(616)	616	-
#14DRC	(767)	-	767	-	(672)	672	-
#86RICE	(784)	-	784	-	(690)	690	-
#57MANTLE	(694)	-	694	-	(601)	601	-

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Deferred Tax Assets (Liabilities)
			Current Period			Prior Period
Series	Federal Loss Carry-forward	Other: Impairments	Valuation Allowance	Net Deferred Tax Asset/(Liability)	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset
#SOBLACK	(1,242)	-	1,242	-	(1,149)	1,149	-
#GATSBY	(1,077)	-	1,077	-	(983)	983	-
#93DAYTONA	(797)	-	797	-	(706)	706	-
#09TROUT	(34,225)	-	34,225	-	(34,131)	34,131	-
#57STARR	(666)	-	666	-	(572)	572	-
#03KOBE2	(2,022)	-	2,022	-	(1,928)	1,928	-
#JOBSMAC	-	-	-	-	23,275	(23,275)	-
#16PETRUS	(667)	-	667	-	(572)	572	-
#ALICE	(604)	-	604	-	(510)	510	-
#SPIDER10	(609)	-	609	-	(515)	515	-
#62MANTLE	(1,717)	-	1,717	-	(1,624)	1,624	-
#BATMAN6	(1,270)	-	1,270	-	(1,177)	1,177	-
#CLEMENTE2	-	-	-	-	1,728	(1,728)	-
#79STELLA	(1,019)	-	1,019	-	(928)	928	-
#TKAM	(620)	-	620	-	(526)	526	-
#DIMAGGIO2	(729)	(547)	1,276	-	(639)	639	-
#13BEAUX	(581)	-	581	-	(486)	486	-
#ANMLFARM	(592)	-	592	-	(498)	498	-
#NASA1	-	-	-	-	17,662	(17,662)	-
#00BRADY	(814)	-	814	-	(720)	720	-
#85NES	(756)	-	756	-	(662)	662	-
#69KAREEM	(740)	-	740	-	(646)	646	-
#59JFK	(595)	-	595	-	(501)	501	-
#04LEBRON	(888)	-	888	-	(794)	794	-
#85JORDAN	-	-	-	-	5,026	(5,026)	-
#GOLDENEYE	(720)	-	720	-	(626)	626	-
#MOONSHOE	(1,483)	-	1,483	-	(1,389)	1,389	-
#03LEBRON2	(9,558)	-	9,558	-	(9,464)	9,464	-
#GRAPES	(597)	-	597	-	(503)	503	-
#34GEHRIG	-	-	-	-	11,191	(11,191)	-
#98KANGA	-	-	-	-	(1,668)	1,668	-
#06BRM	(544)	-	544	-	(449)	449	-
#DUNE	(783)	-	783	-	(689)	689	-
#86FLEER	-	-	-	-	(1,449)	1,449	-
#WILDGUN	(717)	-	717	-	(623)	623	-
#13GIANNIS	(688)	-	688	-	(594)	594	-
#04MESSI	-	-	-	-	(745)	745	-
#AVENGE57	(558)	-	558	-	(464)	464	-
#03TACHE	(718)	-	718	-	(624)	624	-
#99TMB2	(1,008)	-	1,008	-	(914)	914	-
#PUNCHOUT	-	-	-	-	2,020	(2,020)	-
#BULLSRING	-	-	-	-	(2,310)	2,310	-

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Deferred Tax Assets (Liabilities)
			Current Period			Prior Period
Series	Federal Loss Carry-forward	Other: Impairments	Valuation Allowance	Net Deferred Tax Asset/(Liability)	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset
#70AARON	(658)	-	658	-	(565)	565	-
#96CHARZRD	(6,960)	-	6,960	-	(6,866)	6,866	-
#01TIGER	(658)	-	658	-	(564)	564	-
#ICECLIMB	(997)	-	997	-	(904)	904	-
#09COBB	(737)	-	737	-	(643)	643	-
#96JORDAN2	(1,038)	-	1,038	-	(945)	945	-
#JUNGLEBOX	(729)	-	729	-	(635)	635	-
#59FLASH	(590)	-	590	-	(497)	497	-
#FOSSILBOX	(646)	-	646	-	(553)	553	-
#POKEBLUE	(655)	-	655	-	(562)	562	-
#98GTA	(764)	-	764	-	(670)	670	-
#PICNIC	(3,033)	(928)	3,961	-	(2,939)	2,939	-
#DOMINOS	(619)	-	619	-	(528)	528	-
#09CURRY	(1,128)	(735)	1,863	-	(1,034)	1,034	-
#84JORDAN	-	-	-	-	38,729	(38,729)	-
#09BEAUX	(557)	-	557	-	(463)	463	-
#KEROUAC	(618)	-	618	-	(524)	524	-
#FEDERAL	-	-	-	-	15,062	(15,062)	-
#62BOND	(685)	-	685	-	(592)	592	-
#71TOPPS	(2,929)	-	2,929	-	(2,835)	2,835	-
#DEATON	(6,677)	-	6,677	-	(6,584)	6,584	-
#98ZELDA	(2,707)	(407)	3,114	-	(2,614)	2,614	-
#03JORDAN2	(762)	-	762	-	(668)	668	-
#91JORDAN	(999)	-	999	-	(905)	905	-
#79GRETZKY	-	-	-	-	36,651	(36,651)	-
#17DUJAC	-	-	-	-	(413)	413	-
#FAUBOURG2	-	-	-	-	4,868	(4,868)	-
#MOSASAUR	(2,602)	-	2,602	-	(2,090)	2,090	-
#03LEBRON3	(1,883)	-	1,883	-	(1,789)	1,789	-
#95TOPSUN	(806)	(6,405)	7,211	-	(712)	712	-
#09TROUT2	(812)	(7,899)	8,711	-	(718)	718	-
#59BOND	(649)	-	649	-	(555)	555	-
#OPEECHEE	(11,023)	(12,707)	23,730	-	(10,929)	10,929	-
#ROCKETBOX	(646)	-	646	-	(552)	552	-
#94JORDAN	(1,103)	-	1,103	-	(1,010)	1,010	-
#18LUKA	(632)	(809)	1,441	-	(538)	538	-
#FANFOUR5	(547)	-	547	-	(453)	453	-
#11BELAIR	(469)	-	469	-	(374)	374	-
#76PAYTON	(821)	-	821	-	(727)	727	-
#85MJPROMO	(739)	-	739	-	(645)	645	-

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Deferred Tax Assets (Liabilities)
			Current Period			Prior Period
Series	Federal Loss Carry-forward	Other: Impairments	Valuation Allowance	Net Deferred Tax Asset/(Liability)	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset
#96KOBE	(10,515)	(882)	11,397	-	(10,421)	10,421	-
#99CHARZRD	-	-	-	-	(2,554)	2,554	-
#68RYAN	-	-	-	-	(1,594)	1,594	-
#MARADONA	(611)	-	611	-	(517)	517	-
#POKEYELOW	(5,209)	(2,174)	7,383	-	(5,116)	5,116	-
#POKELUGIA	(5,107)	-	5,107	-	(5,013)	5,013	-
#VANHALEN	(656)	-	656	-	(562)	562	-
#48JACKIE	-	-	-	-	(19,456)	19,456	-
#05MJLJ	-	-	-	-	(3,985)	3,985	-
#81MONTANA	(862)	-	862	-	(768)	768	-
#00MOUTON	(411)	-	411	-	(316)	316	-
#07DURANT	(19,402)	(1,796)	21,198	-	(19,309)	19,309	-
#56AARON	(656)	-	656	-	(562)	562	-
#85LEMIEUX	(7,476)	-	7,476	-	(7,382)	7,382	-
#87JORDAN	(4,718)	-	4,718	-	(4,624)	4,624	-
#AC23	(579)	-	579	-	(485)	485	-
#APPLE1	(4,478)	-	4,478	-	(4,384)	4,384	-
#GWLOTTO	(430)	-	430	-	(336)	336	-
#GYMBOX	(495)	-	495	-	(401)	401	-
#HUCKFINN	(1,912)	-	1,912	-	(1,819)	1,819	-
#NEOBOX	-	-	-	-	(1,903)	1,903	-
#NEWTON	(789)	-	789	-	(696)	696	-
#NICKLAUS1	(617)	-	617	-	(523)	523	-
#POKEMON2	(31,650)	-	31,650	-	(31,556)	31,556	-
#POKERED	(677)	-	677	-	(583)	583	-
#RIVIERA	(479)	-	479	-	(388)	388	-
#SMB3	(587)	(1,155)	1,742	-	(493)	493	-
#WALDEN	(420)	-	420	-	(327)	327	-
#WZRDOFOZ	(500)	-	500	-	(406)	406	-
#60ALI	(1,636)	(29,358)	30,994	-	(1,542)	1,542	-
#TORNEK	(1,283)	-	1,283	-	(1,192)	1,192	-
#DIMAGGIO3	(3,259)	-	3,259	-	(3,165)	3,165	-
#POKEMON3	-	-	-	-	(2,873)	2,873	-
#58PELE3	(1,656)	-	1,656	-	(1,562)	1,562	-
#09CURRY2	(36,694)	-	36,694	-	(36,600)	36,600	-
#85ERVING	(593)	-	593	-	(500)	500	-
#80ALI	(793)	-	793	-	(699)	699	-
#BATMAN2	(626)	-	626	-	(533)	533	-
#FLASH123	(1,511)	-	1,511	-	(1,417)	1,417	-
#99MJRETRO	-	-	-	-	(1,757)	1,757	-
#85GPK	(1,075)	(840)	1,915	-	(981)	981	-

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Deferred Tax Assets (Liabilities)
			Current Period			Prior Period
Series	Federal Loss Carry-forward	Other: Impairments	Valuation Allowance	Net Deferred Tax Asset/(Liability)	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset
#HGWELLS	(426)	-	426	-	(333)	333	-
#85JORDAN2	-	-	-	-	41,905	(41,905)	-
#66ORR	(935)	-	935	-	(841)	841	-
#CONGRESS	(495)	-	495	-	(401)	401	-
#GRIFFEYJR	(1,568)	-	1,568	-	(1,475)	1,475	-
#01HALO	(1,968)	-	1,968	-	(1,874)	1,874	-
#87ZELDA	(1,308)	-	1,308	-	(1,214)	1,214	-
#EINSTEIN2	(457)	-	457	-	(363)	363	-
#SANTANA	(561)	-	561	-	(467)	467	-
#01TIGER2	(2,302)	-	2,302	-	(2,208)	2,208	-
#86JORDAN2	(3,661)	-	3,661	-	(3,567)	3,567	-
#TOPPSTRIO	(2,556)	-	2,556	-	(2,463)	2,463	-
#81BIRD	(620)	-	620	-	(527)	527	-
#97KOBE	(700)	-	700	-	(606)	606	-
#XMEN94	(644)	-	644	-	(550)	550	-
#09RBLEROY	(573)	-	573	-	(479)	479	-
#04MESSI2	(1,573)	-	1,573	-	(1,480)	1,480	-
#THEROCK	(2,576)	-	2,576	-	(2,483)	2,483	-
#XLXMEN1	(5,396)	-	5,396	-	(5,303)	5,303	-
#03LEBRON5	(9,455)	(1,922)	11,377	-	(9,362)	9,362	-
#METEORITE	(2,566)	-	2,566	-	(2,054)	2,054	-
#SLASH	(410)	-	410	-	(318)	318	-
#00BRADY2	(44,023)	(3,413)	47,435	-	(43,929)	43,929	-
#89TMNT	(3,565)	(189)	3,754	-	(3,472)	3,472	-
#NESWWF	(455)	-	455	-	(361)	361	-
#PUNK9670	(260)	-	260	-	(203)	203	-
#18ALLEN	(654)	-	654	-	(561)	561	-
#CASTLEII	(593)	(1,455)	2,048	-	(500)	500	-
#36OWENS	-	-	-	-	1,107	(1,107)	-
#BAYC601	(315)	(48)	363	-	(258)	258	-
#60MANTLE	(5,341)	-	5,341	-	(5,248)	5,248	-
#PUNK8103	(68,713)	-	68,713	-	(68,656)	68,656	-
#GHOST1	(379)	-	379	-	(286)	286	-
#BROSGRIMM	(699)	-	699	-	(605)	605	-
#HENDERSON	-	-	-	-	(3,693)	3,693	-
#KIRBY	(618)	-	618	-	(525)	525	-
#03RONALDO	-	-	-	-	(15,803)	15,803	-
#HONUS2	-	-	-	-	1,683	(1,683)	-
#MARX	(469)	(10,717)	11,186	-	(375)	375	-
#09HARDEN	(4,114)	(630)	4,744	-	(4,020)	4,020	-
#MEEB15511	(12,671)	-	12,671	-	(12,614)	12,614	-
#90BATMAN	(8,497)	(525)	9,022	-	(8,403)	8,403	-

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Deferred Tax Assets (Liabilities)
			Current Period			Prior Period
Series	Federal Loss Carry-forward	Other: Impairments	Valuation Allowance	Net Deferred Tax Asset/(Liability)	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset
#93JETER	(1,241)	(368)	1,609	-	(1,147)	1,147	-
#SIMPSONS1	(1,327)	-	1,327	-	(1,234)	1,234	-
#SPIDER129	(1,435)	-	1,435	-	(1,342)	1,342	-
#NESDK3	(1,035)	-	1,035	-	(941)	941	-
#BAYC7359	-	-	-	-	(258)	258	-
#CURIO10	(12,052)	-	12,052	-	(11,995)	11,995	-
#WILDTHING	(1,365)	-	1,365	-	(1,271)	1,271	-
#1776	(2,178)	-	2,178	-	(2,084)	2,084	-
#98JORDAN2	(2,102)	-	2,102	-	(2,009)	2,009	-
#MACALLAN1	(455)	-	455	-	(361)	361	-
#BAYC9159	(1,321)	(30)	1,351	-	(1,264)	1,264	-
#FANTASY7	(4,962)	-	4,962	-	(4,868)	4,868	-
#SURFER4	(3,683)	(2,016)	5,699	-	(3,589)	3,589	-
#OHTANI1	-	-	-	-	(1,210)	1,210	-
#OHTANI2	-	-	-	-	6,204	(6,204)	-
#WILT100	(865)	-	865	-	(771)	771	-
#PENGUIN	(520)	-	520	-	(427)	427	-
#KARUIZAWA	(1,794)	-	1,794	-	(1,700)	1,700	-
#KOMBAT	(12,279)	-	12,279	-	(12,185)	12,185	-
#APPLELISA	(683)	-	683	-	(590)	590	-
#98MANNING	(447)	(2,415)	2,862	-	(353)	353	-
#GIJOE	(533)	-	533	-	(439)	439	-
#BEATLES1	(582)	-	582	-	(489)	489	-
#SQUIG5847	(4,130)	-	4,130	-	(4,073)	4,073	-
#PACQUIAO	(2,069)	(441)	2,510	-	(1,976)	1,976	-
#83JOBS	(1,110)	-	1,110	-	(998)	998	-
#BATMAN181	(481)	-	481	-	(388)	388	-
#HOBBIT	-	-	-	-	4,067	(4,067)	-
#POPEYE	(780)	-	780	-	(686)	686	-
#PUNK5883	(98,802)	-	98,802	-	(98,745)	98,745	-
#HAMILTON1	(1,411)	-	1,411	-	(1,318)	1,318	-
#OBIWAN	(1,127)	(210)	1,337	-	(1,033)	1,033	-
#SMB2	(1,889)	-	1,889	-	(1,795)	1,795	-
#GIANNIS2	(1,901)	-	1,901	-	(1,807)	1,807	-
#86BONDS	(458)	-	458	-	(365)	365	-
#IPADPROTO	-	-	-	-	2,207	(2,207)	-
#MOBYDICK	(390)	-	390	-	(297)	297	-
#03SERENA	(5,727)	(2,231)	7,958	-	(5,633)	5,633	-
#BAYC4612	(320)	(35)	355	-	(263)	263	-
#18OSAKA	(385)	(1,029)	1,414	-	(291)	291	-
#05RODGERS	(553)	-	553	-	(459)	459	-
#IROBOT	(557)	-	557	-	(463)	463	-

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Deferred Tax Assets (Liabilities)
			Current Period			Prior Period
Series	Federal Loss Carry-forward	Other: Impairments	Valuation Allowance	Net Deferred Tax Asset/(Liability)	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset
#LEICAGOLD	(703)	-	703	-	(610)	610	-
#FORTNITE	(447)	(534)	981	-	(353)	353	-
#IOMMI	(363)	-	363	-	(271)	271	-
#MARIO64	(817)	-	817	-	(723)	723	-
#GWTW	(455)	-	455	-	(361)	361	-
#NEWWORLD	(667)	(571)	1,238	-	(573)	573	-
#JAWA	(1,944)	-	1,944	-	(1,850)	1,850	-
#GWLETTER	(425)	-	425	-	(331)	331	-
#MARIOKART	(7,472)	(1,313)	8,785	-	(7,379)	7,379	-
#96KOBE2	(13,617)	-	13,617	-	(13,524)	13,524	-
#SHOWCASE4	(380)	-	380	-	(286)	286	-
#BAYC8827	(454)	(40)	494	-	(397)	397	-
#15COBB	-	-	-	-	735	(735)	-
#BRADBURY	(343)	-	343	-	(249)	249	-
#MACALLAN2	(371)	-	371	-	(277)	277	-
#BEATLES2	(424)	(837)	1,261	-	(330)	330	-
#92TIGER	(581)	-	581	-	(487)	487	-
#DOOD6921	(6,282)	-	6,282	-	(6,225)	6,225	-
#HIRST1	(984)	-	984	-	(893)	893	-
#GRIFFEY2	(1,270)	-	1,270	-	(1,177)	1,177	-
#SKYWALKER	(473)	-	473	-	(379)	379	-
#85GPK2	(419)	-	419	-	(325)	325	-
#19HAALAND	(2,093)	(2,636)	4,728	-	(1,999)	1,999	-
#MEGALODON	(2,717)	-	2,717	-	(2,204)	2,204	-
#KELLER	(441)	-	441	-	(347)	347	-
#GODFATHER	(444)	-	444	-	(351)	351	-
#MAYC5750	(322)	(22)	344	-	(265)	265	-
#SUPREMEPB	(606)	-	606	-	(513)	513	-
#MJTICKET	(24,110)	-	24,110	-	(24,016)	24,016	-
#COOLCAT	(311)	-	311	-	(217)	217	-
#BLASTOISE	(1,017)	-	1,017	-	(924)	924	-
#MACALLAN3	(362)	-	362	-	(242)	242	-
#SUPERMAN6	(442)	-	442	-	(348)	348	-
#MOONPASS	(388)	-	388	-	(294)	294	-
#90FANTASY	(1,879)	(357)	2,236	-	(1,785)	1,785	-
	$ (1,092,482)	$ (127,801)	$ 1,220,283	$ -	$ (668,293)	$ 668,293	$ -

Note: Series #77LE1 has not been broken out as a separate Series but is included in the table above.

Based on consideration of the available evidence including historical losses a valuation allowance has been recognized to offset deferred tax assets, as management was unable to conclude that realization of deferred tax assets were more likely than not.

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Due to the change in ownership provisions of the Internal Revenue Code (“IRC”) Section 382, the availability of net operating loss carryforwards may be subject to annual limitations against taxable income in future periods, which could substantially limit the eventual utilization of such carryforwards. Based on the provisions of IRC Section 382, the Company believes it is highly unlikely any of the threshold that would trigger an NOL limitation for a Series have occurred. The Company analyzes the ability for a Series to utilize NOL carryforwards at the time of an asset sale and to date, for all Series that have had an asset sale and utilized NOL carryforwards none of these NOL utilizations were subject to an IRC Section 382 limitation. The Company will continue to monitor for all Series any IRC Section 382 limitation in the future.

NOTE G- CONTINGENCIES

Government Regulation

Claims arising out of actual or alleged violations of law could be asserted against the Company or its affiliates by individuals or governmental authorities and could expose the Company, its affiliates or each Series to significant damages or other penalties, including revocation or suspension of the licenses necessary to conduct business and fines.

Restriction on Sale of Series #HONUS

The following restrictions apply to the #HONUS Series, imposed by the Asset Seller, Ken Goldin, who was issued 53% of the Series Interests upon Closing of the Offering.

•Without the Company’s prior written consent (which may be withheld in the Company’s sole discretion), the Asset Seller will not, directly or indirectly, offer, pledge, sell, transfer, hypothecate, mortgage, grant or encumber, sell or grant any option, purchase any option, enter into any arrangement or contract to do any of the foregoing, or otherwise transfer, dispose or encumber the Asset Seller’s Equity Interest.

•Without the Asset Seller’s prior written consent, the Company will not sell the Underlying Asset within 36-months of the Closing.

•The Company will not sell the Underlying Asset for a purchase price of less than $1,900,000.00 without the Asset Seller’s prior written consent.

•For a 10-year period following the Closing, the Company (or our designee(s)) will have the right, exercisable at any time upon written notice to the Asset Seller, to repurchase from the Asset Seller the Asset Seller Equity Interest for a purchase price valuing the Series at no less than $1,900,000.00.  In the event the Company exercises this right, the Asset Seller will execute and deliver or cause to be executed and delivered to us such agreements or instruments as we may reasonably request, in order to facilitate such repurchase.

NOTE H- SEGMENT REPORTING

Operating segments are defined as components of an enterprise (business activity from which it incurs expenses) for which discrete financial information is available and regularly reviewed by the chief operating decision maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company’s CODM is the Chief Executive Officer of RSE Markets, Inc.. The Company views its operations and manages its business as a single segment.

Each Series has the same CODM as the Company who views each individual Series as containing a single segment.

The Company manages business activities on a consolidated level and operates as a single operating segment dedicated to the identification, acquisition, marketing and management of certain assets for the benefit of investors. The accounting policies of the segment are the same as those of the Company and each listed Series as described in Note B – Summary of Significant Accounting Policies. All the Company’s and each listed Series’ long-lived assets are

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE H- SEGMENT REPORTING (CONTINUED)

in the United States, except for the following Series, for which the Underlying Assets are held by a third-party custodian in the United Kingdom.

Series #16PETRUS	Series #14DRC	Series #05LATOUR	Series #16SCREAG	Series #13BEAUX	Series #03TACHE
Series #06BRM	Series #09BEAUX	Series #11BELAIR	Series #00MOUTON	Series #09RBLEROY	Series #MACALLAN1
Series #KARUIZAWA	Series #MACALLAN2	Series #MACALLAN3	Series #PAPPY1

NOTE I- SUBSEQUENT EVENTS

Subsequent Offerings

Management has evaluated subsequent events through the date of this filing. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the financial statements. The Company expects to launch and close additional offerings throughout the remainder of the year and beyond.

Series	Underlying Asset	Date of Sale Agreement	Total Sale Price	Carrying Value	Gain/(Loss) on Sale
#POKELUGIA	2000 Neo Genesis 1st Edition Holo Lugia #9 Graded PSA GEM MINT 10	1/23/2026	$115,000	$76,100	$38,900
#EINSTEIN	First Edition of Philosopher-Scientist	2/6/2026	$15,000	$11,100	$3,900
#96CHARZRD	1996 Pokemon Japanese Base Set No Rarity Symbol Holo Charizard #6 PSA MINT 9	3/5/2026	$75,000	$29,700	$45,300

Asset Dispositions Subsequent to the Current Period

EXHIBIT INDEX

Exhibit 2.1 – Certificate of Formation for RSE Collection, LLC (1)

Exhibit 2.2 – Eighth Amended and Restated Limited Liability Company Agreement of RSE Collection, LLC (15)

Exhibit 2.3 – Certificate of Formation for RSE Collection Manager, LLC (2)

Exhibit 2.4 – Limited Liability Company Agreement of RSE Collection Manager, LLC (3)

Exhibit 3.1 – Standard Form of Series Designation (14)

Exhibit 4.1 – Standard Form of Subscription Agreement (12)

Exhibit 6.1 – Amended and Restated Standard Form of Asset Management Agreement (3)

Exhibit 6.2 – Amended and Restated Broker of Record Agreement (4)

Exhibit 6.3 – Standard Form Bill of Sale (2)

Exhibit 6.4 – Standard Form Purchase Agreement (3)

Exhibit 6.5 – NCPS PPEX ATS Company Agreement (3)

Exhibit 6.6 – Executing Broker Secondary Market Transactions Engagement Letter (3)

Exhibit 6.7 – Executing Broker Tools License Agreement (3)

Exhibit 6.8 – Amended and Restated Transfer Agent Agreement (11)

Exhibit 6.9 – NCIT Software and Services License Agreement (5)

Exhibit 6.10 – Form of Assignment and Assumption Agreement (6)

Exhibit 6.11 – Standard Form #2 Purchase Agreement (7)

Exhibit 6.12 – Standard Form Purchase Option Agreement (9)

Exhibit 6.13 – Standard Form Consignment Agreement (9)

Exhibit 6.14 – Form #2 of Assignment and Assumption Agreement (10)

Exhibit 7.1 – Agreement and Plan of Merger, dated as of December 31, 2024, by and between RSE Collection, LLC, RSE Collection Manager, LLC, RSE Archive, LLC and RSE Archive Manager, LLC (15)

Exhibit 8.1 – Amended and Restated Subscription Escrow Agreement (8)

Exhibit 8.2 – Amended and Restated Custody Agreement (13)

(1)Previously filed as an Exhibit to the Company’s Offering Statement on Form 1-A filed with the Commission on June 30, 2017.

(2)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 25 to its Form 1-A filed with the Commission on March 29, 2021.

(3)Previously filed as an Exhibit to the Company’s Form 1-A filed with the Commission on July 14, 2021.

(4)Previously filed as an Exhibit to the Company’s Pre-Qualification Amendment No. 1 to its Form 1-A filed with the Commission on October 12, 2021.

(5)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 1 to its Form 1-A filed with the Commission on November 17, 2021.

(6)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 2 to its Form 1-A filed with the Commission on November 24, 2021.

(7)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 3 to its Form 1-A filed with the Commission on November 24, 2021.

(8)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 5 to its Form 1-A filed with the Commission on December 8, 2021.

(9)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 7 to its Form 1-A filed with the Commission on February 11, 2022.

(10)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 15 to its Form 1-A filed with the Commission on April 13, 2022.

(11)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 21 to its Form 1-A filed with the Commission on June 22, 2022.

(12)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 29 to its Form 1-A filed with the Commission on May 16, 2023.

(13)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 32 to its Form 1-A filed with the Commission on February 26, 2024.

(14)Previously filed as an Exhibit to the Company’s Annual Report on Form 1-K for the Fiscal Year Ended December 31, 2023 filed with the Commission on April 19, 2024.

III-1

(15)Previously filed as an Exhibit to the Company’s Current Report on Form 1-U filed with the Commission on January 7, 2025.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RSE COLLECTION, LLC

By: RSE Collection Manager, LLC, its managing member

By: Rally Holdings LLC, its sole member

By: RSE Markets, Inc., its sole member

By: /s/ Christopher J. Bruno

Name: Christopher J. Bruno

Title: Chief Executive Officer & President

Date: May 6, 2026

Pursuant to the requirements of Regulation A, this report has been signed below by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Christopher J. Bruno Name: Christopher J. Bruno	President, Chief Executive Officer and Director of RSE Markets, Inc. (Principal Executive Officer)	May 6, 2026

/s/ Maximilian F. Niederste-Ostholt Name: Maximilian F. Niederste-Ostholt	Chief Financial Officer of RSE Markets, Inc. (Principal Financial Officer and Principal Accounting Officer)	May 6, 2026

RSE COLLECTION MANAGER, LLC

By: Rally Holdings LLC, its sole member

By: RSE Markets, Inc., its sole member

By: /s/ Christopher J. Bruno

Name: Christopher J. Bruno

Title: Chief Executive Officer & President

	Managing Member	May 6, 2026